FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 163 AND RULE 433
REGISTRATION STATEMENT NO.: 333-171508-01

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities described may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This free writing prospectus and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED SEPTEMBER 16, 2011
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Free Writing Prospectus supplementing the Prospectus dated September 16, 2011

$1,221,651,000 (Approximate)

GS Mortgage Securities Trust 2011-GC5

as Issuing Entity

GS Mortgage Securities Corporation II

as Depositor

Goldman Sachs Mortgage Company

Citigroup Global Markets Realty Corp.

as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2011-GC5

The Commercial Mortgage Pass-Through Certificates, Series 2011-GC5 will consist of 15 classes of certificates, 4 of which GS Mortgage Securities Corporation II is offering pursuant to this free writing prospectus.  The Series 2011-GC5 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2011-GC5.  The issuing entity’s main assets will be a pool of 74 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount(1)	Initial Pass-Through Rate(2)		Pass-Through Rate Description		Expected Ratings (Fitch/Moody’s/Morningstar)(3)	Rated Final Distribution Date(4)
Class A-1	$90,398,000	[	]%		(5)	AAA(sf) / Aaa(sf) / AAA	August 2044
Class A-2	$476,574,000	[	]%		(5)	AAA(sf) / Aaa(sf) / AAA	August 2044
Class A-3	$86,430,000	[	]%		(5)	AAA(sf) / Aaa(sf) / AAA	August 2044
Class A-4	$568,249,000	[	]%		(5)	AAA(sf) / Aaa(sf) / AAA	August 2044

(Footnotes to table begin on page S-12)

You should carefully consider the risk factors beginning on page S-43 of this free writing prospectus and page 4 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2011-GC5 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in November 2011. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about October 13, 2011.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners
RBS	Wells Fargo Securities
Co-Managers
Free Writing Prospectus dated September [  ], 2011

GS Mortgage Securities Trust 2011-GC5

Commercial Mortgage Pass-Through Certificates, Series 2011-GC5

Alaska
1 property
$13,645,977
0.8% of total
Washington
2 properties
$41,027,550
2.4% of total
Oregon
1 property
$4,971,092
0.3% of total
Nevada
2 properties
$7,666,766
0.4% of total
California
4 properties
$136,622,915
7.8% of total
Arizona
4 properties
$213,230,050
12.2% of total
Colorado
1 property
$8,428,777
0.5% of total
New Mexico
2 properties
$24,461,710
1.4% of total
Texas
15 properties
$221,072,512
12.7% of total
Kansas
1 property
$2,907,600
0.2% of total
Arkansas
1 property
$5,817,647
0.3% of total
Missouri
2 properties
$2,799,900
0.2% of total
Illinois
5 properties
$57,837,367
3.3% of total
Michigan
7 properties
$23,542,395
1.3% of total
Kentucky
2 properties
$57,611,626
3.3% of total
Pennsylvania
18 properties
$57,115,328
3.3% of total
New York
10 properties
$332,226,041
19.0% of total
Maine
1 property
$4,476,625
0.3% of total
Massachusetts
1 property
$94,663,253
5.4% of total
Ohio
8 properties
$24,719,955
1.4% of total
Connecticut
2 properties
$23,150,667
1.3% of total
New Jersey
2 properties
$2,423,100
0.1% of total
Delaware
1 property
$2,046,100
0.1% of total
Maryland
1 property
$18,921,909
1.1% of total
West Virginia
2 properties
$39,621,244
2.3% of total
Virginia
7 properties
$82,667,054
4.7% of total
South Carolina
3 properties
$24,166,071
1.4% of total
North Carolina
3 properties
$31,642,564
1.8% of total
Georgia
5 properties
$51,534,667
3.0% of total
Mississippi
2 properties
$13,466,094
0.8% of total
Tennessee
4 properties
$37,155,491
2.1% of total
Louisiana
1 property
$1,819,614
0.1% of total
Alabama
2 properties
$10,416,648
0.6% of total
Florida
6 properties
$70,898,697
4.1% of total
Mortgaged Properties by Property Type
Industrial 1.6%
Self Storage 0.7%
Manufactured Housing 1.6%
Mixed Use 0.5%
Ground Leased Land 0.4%
Hospitality 13.3%
Retail 53.6%
Multifamily 13.5%
Office 14.7%
>10.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.1 – 1.0% of Initial Pool Balance

CERTIFICATE SUMMARY	S-12	The Performance of a Mortgage Loan
SUMMARY OF FREE WRITING		and Its Related Mortgaged Property
PROSPECTUS	S-13	Depends in Part on Who Controls the
RISK FACTORS	S-43	Borrower and Mortgaged Property	S-56
The Offered Certificates May Not Be A		The Borrower’s Form of Entity May
Suitable Investment for You	S-43	Cause Special Risks	S-56
The Offered Certificates Are Limited		A Bankruptcy Proceeding May Result in
Obligations	S-43	Losses and Delays in Realizing on the
The Volatile Economy, Credit Crisis and		Mortgage Loans	S-57
Downturn in the Real Estate Market		Mortgage Loans Are Nonrecourse and
Have Adversely Affected and May		Are Not Insured or Guaranteed	S-57
Continue To Adversely Affect the		Adverse Environmental Conditions at or
Value of CMBS	S-43	Near Mortgaged Properties May
External Factors May Adversely Affect		Result in Losses	S-58
the Value and Liquidity of Your		Risks Related to Redevelopment and
Investment	S-44	Renovation at Mortgaged Properties	S-58
The Certificates May Have Limited		Risks Relating to Costs of Compliance
Liquidity and the Market Value of the		with Applicable Laws and Regulations	S-59
Certificates May Decline	S-45	Litigation Regarding the Mortgaged
Limited Information Causes Uncertainty	S-46	Properties or Borrowers May Impair
Legal and Regulatory Provisions		Your Distributions	S-59
Affecting Investors Could Adversely		Other Financings or Ability To Incur
Affect the Liquidity of the Offered		Other Financings Entails Risk	S-59
Certificates	S-46	Risks of Anticipated Repayment Date
Your Yield May Be Affected by Defaults,		Loans	S-60
Prepayments and Other Factors	S-47	Borrower May Be Unable To Repay
Other Rating Agencies May Have		Remaining Principal Balance on
Assigned Different Ratings to the		Maturity Date or Anticipated
Certificates, and Ratings of the		Repayment Date	S-60
Certificates Reflect Only the Views of		Risks Relating to Interest on Advances
the Applicable Rating Agencies as of		and Special Servicing Compensation	S-61
the Dates Such Ratings Were Issued;		Increases in Real Estate Taxes May
Ratings May Affect ERISA Eligibility;		Reduce Available Funds	S-61
Ratings May Be Downgraded	S-49	Some Mortgaged Properties May Not
Commercial, Multifamily and		Be Readily Convertible to Alternative
Manufactured Housing Community		Uses	S-61
Lending Is Dependent on Net		Risks Related to Zoning Non-
Operating Income	S-50	Compliance and Use Restrictions	S-62
Underwritten Net Cash Flow Could Be		Risks Relating to Inspections of
Based On Incorrect or Failed		Properties	S-62
Assumptions	S-51	Availability of Earthquake, Flood and
The Mortgage Loans Have Not Been		Other Insurance	S-63
Reunderwritten by Us	S-51	Terrorism Insurance May Not Be
Static Pool Data Would Not Be		Available for All Mortgaged Properties	S-63
Indicative of the Performance of this		Risks Associated with Blanket Insurance
Pool	S-51	Policies or Self-Insurance	S-64
Appraisals May Not Reflect Current or		Risks Relating to a Bankruptcy of an
Future Market Value of Each Property	S-52	Originator, a Sponsor or the
Performance of the Certificates Will Be		Depositor, or a Receivership or
Highly Dependent on the Performance		Conservatorship of Goldman Sachs
of Tenants and Tenant Leases	S-52	Bank USA	S-65
Concentrations Based on Property		Interests and Incentives of the
Type, Geography, Related Borrowers		Originators, the Sponsors and Their
and Other Factors May		Affiliates May Not Be Aligned With
Disproportionately Increase Losses	S-54	Your Interests	S-66
Risks Relating to Enforceability of
Cross-Collateralization	S-55

Interests and Incentives of the		Significant Obligors	S-121
Underwriter Entities May Not Be		Representations and Warranties	S-121
Aligned With Your Interests	S-67	Sale of Mortgage Loans; Mortgage File
Potential Conflicts of Interest of the		Delivery	S-122
Master Servicer and the Special		Cures, Repurchases and Substitutions	S-123
Servicer	S-68	Additional Information	S-125
Potential Conflicts of Interest of the		TRANSACTION PARTIES	S-125
Operating Advisor	S-69	The Sponsors	S-125
Potential Conflicts of Interest of the		The Depositor	S-127
Controlling Class Representative and		The Originators	S-128
Whole Loan Directing Holder	S-69	The Issuing Entity	S-134
Potential Conflicts of Interest in the		The Trustee	S-134
Selection of the Underlying Mortgage		The Certificate Administrator	S-136
Loans	S-69	The Operating Advisor	S-139
Conflicts of Interest May Occur as a		Servicers	S-140
Result of the Rights of Third Parties		Servicing Compensation, Operating
To Terminate the Special Servicer of		Advisor Compensation and Payment
the Whole Loan	S-70	of Expenses	S-146
Other Potential Conflicts of Interest May		Affiliates and Certain Relationships	S-153
Affect Your Investment	S-70	DESCRIPTION OF THE OFFERED
Special Servicer May Be Directed To		CERTIFICATES	S-154
Take Actions by an Entity That Has		General	S-154
No Duty or Liability to Other		Distributions	S-155
Certificateholders	S-71	Subordination	S-167
Your Lack of Control Over the Issuing		Appraisal Reductions	S-167
Entity and Servicing of the Mortgage		Voting Rights	S-170
Loans Can Create Risks	S-71	Delivery, Form, Transfer and
Rights of the Operating Advisor and the		Denomination	S-172
Controlling Class Representative		Certificateholder Communication	S-175
Could Adversely Affect Your		YIELD, PREPAYMENT AND MATURITY
Investment	S-73	CONSIDERATIONS	S-176
The Whole Loan Poses Special Risks	S-73	Yield	S-176
Sponsors May Not Be Able To Make		Weighted Average Life of the Offered
Required Repurchases or		Certificates	S-178
Substitutions of Defective Mortgage		Price/Yield Tables	S-181
Loans	S-74	THE POOLING AND SERVICING
Book-Entry Registration Will Mean You		AGREEMENT	S-183
Will Not Be Recognized as a Holder of		General	S-183
Record	S-74	Servicing of the Whole Loan	S-183
Tax Matters and Changes in Tax Law		Assignment of the Mortgage Loans	S-183
May Adversely Impact the Mortgage		Servicing of the Mortgage Loans	S-184
Loans or Your Investment	S-75	Advances	S-188
DESCRIPTION OF THE MORTGAGE POOL .S-78		Accounts	S-192
General	S-78	Application of Penalty Charges,
Certain Calculations and Definitions	S-79	Modification Fees and Assumption
Statistical Characteristics of the		Fees	S-193
Mortgage Loans	S-84	Withdrawals from the Collection Account	S-194
Environmental Considerations	S-94	Enforcement of “Due-On-Sale” and
Litigation Considerations	S-96	“Due-On-Encumbrance” Clauses	S-195
Redevelopment and Renovation	S-98	Inspections	S-196
Bankruptcy Issues	S-98	Evidence as to Compliance	S-196
Tenant Issues	S-99	Certain Matters Regarding the
Insurance Considerations	S-102	Depositor, the Master Servicer, the
Use Restrictions	S-103	Special Servicer and the Operating
Appraised Value	S-104	Advisor	S-197
Nonrecourse Carve-out Limitations	S-104	Events of Default	S-199
Certain Terms of the Mortgage Loans	S-105	Rights Upon Event of Default	S-200
The Whole Loan	S-114	Waivers of Events of Default	S-201
Shari’ah Compliant Lending Structure	S-120	Termination of the Special Servicer	S-201

Amendment	S-202	LEGAL MATTERS	S-235
Realization Upon Mortgage Loans	S-204	INDEX OF SIGNIFICANT DEFINITIONS	S-236
Controlling Class Representative	S-209
Operating Advisor	S-213	ANNEX A – STATISTICAL
Asset Status Reports	S-218	CHARACTERISTICS OF THE
Rating Agency Confirmations	S-219	MORTGAGE LOANS	A-1
Termination; Retirement of Certificates	S-220	ANNEX B – STRUCTURAL AND
Optional Termination; Optional		COLLATERAL TERM SHEET	B-1
Mortgage Loan Purchase	S-220	ANNEX C – MORTGAGE POOL
Reports to Certificateholders; Available		INFORMATION	C-1
Information	S-221	ANNEX D – FORM OF DISTRIBUTION DATE
FEDERAL INCOME TAX CONSEQUENCES	S-227	STATEMENT	D-1
General	S-227	ANNEX E-1 – SPONSOR
Tax Status of Offered Certificates	S-228	REPRESENTATIONS AND
Taxation of Offered Certificates	S-228	WARRANTIES	E-1-1
Further Information	S-229	ANNEX E-2 – EXCEPTIONS TO SPONSOR
STATE TAX AND LOCAL CONSIDERATIONS	S-230	REPRESENTATIONS AND
ERISA CONSIDERATIONS	S-230	WARRANTIES	E-2-1
LEGAL INVESTMENT	S-232	ANNEX F – SELECTED FINANCIAL
CERTAIN LEGAL ASPECTS OF THE		INFORMATION FOR AMERICAN EAGLE
MORTGAGE LOANS	S-232	OUTFITTERS, INC.	F-1
RATINGS	S-234

ABANDONED PRIVATE OFFERING

This information is being provided pursuant to Rule 155(b) under the Securities Act of 1933, as amended, with respect to the depositor’s abandoned private offering of approximately $1,476,098,883 of commercial mortgage-backed securities (the “Abandoned Offering”).  The Abandoned Offering was abandoned on July 28, 2011, and all offering activity with respect to the Abandoned Offering terminated on that date, when a condition to issuance of the securities offered in the Abandoned Offering, relating to certain required credit ratings, could not be satisfied at closing.  As a result, no securities were sold in the Abandoned Offering.  This free writing prospectus and any prospectus and prospectus supplement related to the securities offered by this free writing prospectus supersedes any and all offering materials used in connection with the Abandoned Offering.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS.  ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS.  THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS.  THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus.  References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.  The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2011-GC5 certificates and the issuing entity in abbreviated form:

•	the Certificate Summary, commencing on page S-12 of this free writing prospectus, which sets forth important statistical information relating to the Series 2011-GC5 certificates; and

•
the Summary of Free Writing Prospectus, commencing on page S-13 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2011-GC5 certificates and a description of the underlying mortgage loans.

Additionally, Risk Factors, commencing on page S-43 of this free writing prospectus, describes the material risks that apply to the Series 2011-GC5 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-236 of this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 109 of the prospectus.

In this free writing prospectus:

•	the terms “depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corporation II.

•
references to “lender” with respect to the mortgage loans generally should be construed to mean the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT OF 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

WITHIN THE UNITED KINGDOM, THIS FREE WRITING PROSPECTUS IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.  NEITHER THE ISSUING ENTITY NOR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF

ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE

WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW) AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY SECURITIES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.  Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this free writing prospectus.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY
Class of Certificates	Initial Certificate Principal or Notional Amount(1)	Approximate Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Fitch/Moody’s/ Morningstar)(3)	Expected Weighted Avg. Life (yrs.)(10)	Expected Principal Window(10)
Offered Certificates
Class A-1	$90,398,000	30.000%(11)	[ ]%	(5)	AAA(sf) / Aaa(sf) / AAA	2.30	11/11 – 03/16
Class A-2	$476,574,000	30.000%(11)	[ ]%	(5)	AAA(sf) / Aaa(sf) / AAA	4.68	03/16 – 08/16
Class A-3	$86,430,000	30.000%(11)	[ ]%	(5)	AAA(sf) / Aaa(sf) / AAA	7.21	08/16 – 03/21
Class A-4	$568,249,000	30.000%(11)	[ ]%	(5)	AAA(sf) / Aaa(sf) / AAA	9.55	03/21 – 06/21
Non-Offered Certificates
Class X-A	$1,402,717,000(6)	N/A	[ ]%	Variable IO(7)	AAA(sf) / Aaa(sf) / AAA	N/A	N/A
Class X-B	$342,498,806(6)	N/A	[ ]%	Variable IO(7)	NR / Aaa(sf) / AAA	N/A	N/A
Class A-S	$181,066,000	19.625%	[ ]%	(5)	AAA(sf) / Aaa(sf) / AAA	9.70	06/21 – 07/21
Class B	$95,987,000	14.125%	[ ]%	(5)	AA-(sf) / Aa3(sf) / AA+	9.74	07/21 – 07/21
Class C	$69,808,000	10.125%	[ ]%	(5)	A-(sf) / A3(sf) / A+	9.74	07/21 – 07/21
Class D	$74,172,000	5.875%	[ ]%	(5)	BBB-(sf) / Baa3(sf) / BBB+	9.74	07/21 – 07/21
Class E	$28,360,000	4.250%	[ ]%	(5)	BB(sf) / Ba3(sf) / BBB	9.74	07/21 – 07/21
Class F	$23,996,000	2.875%	[ ]%	(5)	B(sf) / B2(sf) / BB	9.75	07/21 – 08/21
Class G	$50,175,806	0.000%	[ ]%	(5)	NR / NR / NR	9.83	08/21 – 08/21
Class S(8)	N/A	N/A	N/A	N/A	NR / NR / NR	N/A	N/A
Class R(9)	N/A	N/A	N/A	N/A	NR / NR / NR	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate as of the closing date.

(3)
Ratings shown are those of Fitch, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC.  Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.  Fitch, Inc. and Moody’s Investors Service, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings and was implemented by those rating agencies for ratings of structured finance products as of August 2010.  For additional information about this identifier, prospective investors can go to www.fitchratings.com and www.moodys.com.

(4)	The rated final distribution date for each class of offered certificates is the distribution date in August 2044.

(5)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(6)
The Class X-A and Class X-B certificates will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The initial notional amount of the Class X-A certificates will be $1,402,717,000, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S certificates.  The initial notional amount of the Class X-B certificates will be $342,498,806, which will be equal to the aggregate initial principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates.

(7)
The pass-through rate of the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S certificates as described in this free writing prospectus.  The pass-through rate of the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates as described in this free writing prospectus.

(8)
The Class S certificates will not have a principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on mortgage loans with anticipated repayment dates.

(9)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

(10)
Assuming no prepayments prior to maturity or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(11)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are represented in the aggregate.

The Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class S and Class R certificates are not offered by this free writing prospectus.

SUMMARY OF FREE WRITING PROSPECTUS

The following is only a summary.  Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus.  That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates.  To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus.  See “Index of Significant Definitions” in this free writing prospectus and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

The certificates to be issued are known as the GS Mortgage Securities Trust 2011-GC5, Commercial Mortgage Pass Through Certificates, Series 2011-GC5.  The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants.  You may hold your certificates through:  (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe.  Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.  See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination”, and “—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—General” in the prospectus.  All the offered certificates will be issued in registered form without coupons.  The offered certificates that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.

Transaction Parties and Dates

Issuing Entity
GS Mortgage Securities Trust 2011-GC5, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement.  For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
GS Mortgage Securities Corporation II, a Delaware corporation.  As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity.  The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000.  See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

•	Goldman Sachs Mortgage Company, a New York limited partnership (58.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

•	Citigroup Global Markets Realty Corp., a New York corporation (41.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans (and the whole loan, if applicable) were originated by the entities set forth in the following chart.

Originator	Sponsor	Number of Mortgage Loans	% of Initial Loan Pool Balance
Goldman Sachs Commercial Mortgage Capital, L.P.	Goldman Sachs Mortgage Company	24	46.8%
Goldman Sachs Lending Partners LLC	Goldman Sachs Mortgage Company	2	7.9
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	2	3.9
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	41	37.9
RAIT Partnership, L.P.	Citigroup Global Markets Realty Corp.	5	3.5
		74	100.0%

See “Transaction Parties—The Originators” in this free writing prospectus.

Trustee
Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of Deutsche Bank National Trust Company is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-GS11C5, and its telephone number is (714) 247-6000.  See “Transaction Parties—The Trustee” in this free writing prospectus.

Certificate Administrator
Citibank, N.A., a national banking association.  Citibank, N.A. will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent.  The corporate trust office of Citibank, N.A. responsible for administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Global Transaction Services—GS Mortgage Securities Trust 2011-GC5, Series 2011-GC5 and the office for certificate transfer services is located at 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window.  See “Transaction Parties—The Certificate Administrator” in this free writing prospectus.

Operating Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company.  At any time that none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as reduced or notionally reduced by any realized losses and appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates (a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans.  In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform level basis.  Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

The operating advisor will not be required or permitted to consult on major decisions with respect to the mortgage loan that is part of a whole loan while the holder of the companion loan is permitted to exercise consent rights over those major decisions.

At any time that none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class as reduced by payments of principal) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote.  See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor”, “Description of the Mortgage Pool—The Whole Loan” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association.  The master servicer will initially service all of the mortgage loans either directly or through a subservicer pursuant to the pooling and servicing agreement.  The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.  See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

Special Servicer
Torchlight Loan Services, LLC, a Delaware limited liability company, will be the initial special servicer with respect to all of the mortgage loans pursuant to the pooling and servicing agreement.  Torchlight Loan Services, LLC was appointed to be the special servicer at the request of Torchlight Investors, LLC, on behalf of one or more managed funds or accounts, which is expected to be the initial controlling class representative and, on the closing date, is expected to purchase the Class E, Class F and Class G certificates. The primary servicing office of Torchlight is located at 230 Park Avenue, 12th Floor, New York, New York 10169, and its telephone number is (212) 883-2800.  See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The special servicer may be removed, with or without cause, and a successor special servicer appointed, at any time, as follows:

•
with respect to the pool of mortgage loans (but in the case of the mortgage loan that is part of a split-loan structure, subject to the second bullet below), prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative;

•
with respect to the pool of mortgage loans (but in the case of the mortgage loan that is part of a split-loan structure, subject to the next bullet below), after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace; and

•
in the case of the mortgage loan that is part of a split-loan structure where there is a related B-note outside the issuing entity, for so long as the holder of that related B-note is the directing holder with respect to that split-loan structure, only the holder of that related B-note may, without cause, replace the special servicer for that split-loan structure.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer.  In connection with such a recommendation, the special servicer would be replaced if the holders of more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as reduced or notionally reduced by any realized losses and appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.  No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

Prior to the occurrence and continuance of a Control Termination Event, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Torchlight Investors, LLC, on behalf of one or more managed funds or accounts, is anticipated to be the initial controlling class representative.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the controlling class representative or the whole loan directing holder, as applicable, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  Additionally, the special servicer may be removed without cause by the controlling class representative, or with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Copper Beech Portfolio, the whole loan directing holder (which is currently the holder of a subordinate companion loan secured by that mortgaged property).  The controlling class representative and the holder of the subordinate companion loan may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Whole Loan Directing Holder” in this free writing prospectus.

Whole Loan Directing Holder
In connection with the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Copper Beech Portfolio, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is a senior note evidencing a whole loan for which one subordinate B-note (referred to in this free writing prospectus as the “companion loan”) is outstanding, the holder of the companion loan will be the whole loan directing holder and will have certain servicing approval rights and the right to replace the special servicer, in any event with respect to the whole loan, for as long as:

•
(x) the original principal balance of such companion loan, net of (i) any payments of principal received on such companion loan, (ii) any appraisal reductions allocated to such companion loan and (iii) any realized losses allocated to such companion loan, is not less than (y) 25% of its original principal balance, net of any payments of principal received on such companion loan; and

•	such holder is not the related borrower or an affiliate of the related borrower;

and thereafter, the controlling class representative will have the rights of the whole loan directing holder under the whole loan for so long as no Control Termination Event has occurred and is continuing.  For purposes of the calculation in the first bullet of the prior sentence, the holder of the companion loan is entitled to post collateral to offset any appraisal reduction with respect to the whole loan.

In connection with the mortgage loan identified above, for so long as the holder of a companion loan is the whole loan directing holder, such companion loan holder will be entitled to approve or direct material servicing decisions involving the whole loan, replace the special servicer with respect to the whole loan, cure defaults that affect the related mortgage loan and purchase the related mortgage loan following a material loan default.  Notwithstanding anything to the contrary in this free writing prospectus, the rights of the holder of the companion loan as the whole loan directing holder will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event.

For so long as the holder of a companion loan is the whole loan directing holder, the controlling class representative (prior to the occurrence and continuance of a Consultation Termination Event) will have consultation rights relating to material servicing decisions involving the whole loan, but the operating advisor will not have any such consultation rights under such circumstances.

The controlling class representative and the holder of the companion loan may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Whole Loan Directing Holder” in this free writing prospectus.

See “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

The whole loan directing holder for the whole loan will not be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loans.  See “Risk Factors—Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and the Whole Loan Directing Holder” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Goldman Sachs Lending Partners LLC will be the initial directing holder for the whole loan.

Significant Affiliations
and Relationships
Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction.  GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, Goldman Sachs Commercial Mortgage Capital, L.P., an originator, Goldman Sachs Lending Partners LLC, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates.  In addition, Citibank, N.A., the certificate administrator, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are all affiliated with each other.  In addition, Wells Fargo Bank, National Association, the master servicer, is an affiliate of Wells Fargo Securities, LLC, one of the underwriters.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Significant Obligors
The mortgaged property identified on Annex A to this free writing prospectus as Park Place Mall, securing a mortgage loan representing 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB) with respect to this offering.  In addition, the mortgaged property identified on Annex A to this free writing prospectus as 1551 Broadway, securing a mortgage loan representing 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and American Eagle Outfitters, Inc., which is the guarantor of the lease of the sole tenant at the mortgaged property and the parent of such tenant, are “significant obligors” (as such term is used in Items 1101 and 1112 of Regulation AB) with respect to this offering.  Selected financial information for American Eagle Outfitters, Inc. is set forth in Annex F to this free writing prospectus.  Affiliates of American Eagle Outfitters, Inc. are also tenants at the mortgaged properties identified on Annex A to this free writing prospectus as Park Place Mall, Parkdale Mall & Crossing, Shoppes at Chino Hills, Ashland Town Center and Champlain Centre, representing in the aggregate approximately 0.5% of the aggregate underwritten net operating income (calculated assuming the tenant’s rent as a percentage of the gross rent of the mortgaged property is equal to the tenant’s percent of the underwritten net operating income of the mortgaged property); however, American Eagle Outfitters, Inc. is not the guarantor of the related leases at those mortgaged properties.   See “Description of the Mortgage Pool—Significant Obligors” in this free writing prospectus, “Structural and Collateral Term Sheet—Park Place Mall” and “—1551 Broadway” in Annex B to this free writing prospectus and “Selected Financial Information for American Eagle Outfitters, Inc.” in Annex F to this free writing prospectus.

Cut-off Date	With respect to each mortgage loan, the due date in October 2011 for that mortgage loan.

Closing Date	On or about October 13, 2011.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in November 2011, to the holders of record at the end of the previous month.  The first distribution date will be November 14, 2011.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date
Class A-1	March 2016
Class A-2	August 2016
Class A-3	March 2021
Class A-4	June 2021

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications,

extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in August 2044.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of October 1, 2011, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee.  The master servicer will service the mortgage loans and the companion loan (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

The Mortgage Pool
The issuing entity’s primary assets will be 74 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,745,215,807.  The mortgage loans are secured by first liens on 129 commercial, multifamily and manufactured housing community properties located in 34 states.  See “Risk

Factors—Commercial, Multifamily and Manufactured Housing Community Lending is Dependent on Net Operating Income” in this free writing prospectus.

One (1) of the mortgage loans included in the mortgage pool, identified on Annex A to this free writing prospectus as Copper Beech Portfolio, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is the senior note in a split loan structure for which the same mortgage instrument also secures a B-note that will not be included in the issuing entity.  The B-note is subordinate in right of payment to the related mortgage loan to the extent described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.  The subordinate note is referred to in this free writing prospectus as the “companion loan” and the companion loan, together with the related mortgage loan held by the issuing entity, as the “whole loan”. For convenience of reference, we refer to this mortgage loan as a “split-structure mortgage loan”.  The whole loan will be serviced under the series 2011-GC5 pooling and servicing agreement.

Certain information regarding the split-structure mortgage loan is identified in the following table.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Loan Pool Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance
Copper Beech Portfolio	$119,502,551	6.8%	$9,958,546	$129,461,097

For more information regarding the whole loan, see “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	69	96.5%
1	5	5	3.5%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  See Annex A for information on the number of days before late payment charges are due under each mortgage loan.

Nine (9) of the mortgage loans, representing approximately 18.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their stated maturity dates and, in the case of 1 mortgage loan, representing 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, its anticipated repayment date.  The remaining 64 mortgage loans, representing approximately 79.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan.  Six (6) of these 64 mortgage loans, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period of 24 months following the related origination date.  All of the mortgage loans will have substantial principal payments due on their maturity dates or anticipated repayment dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Two (2) mortgage loans, secured by the mortgaged properties identified as Cole Portfolio and AppleTree Business Park on Annex A to this free writing prospectus, representing approximately 2.7% and 2.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full.  The interest accrued in excess of the original rate, together with any interest (to the extent permitted under applicable law and the related loan documents) on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time this deferred “excess interest” will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.  In addition, from and after the anticipated repayment date, cash flow in excess of that required for debt service, funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Further, in the case of the AppleTree Business Park mortgage loan, the final maturity date will be one year after the anticipated repayment date and the borrower will be required to pay an extension fee in an amount of $50,000 to exercise its anticipated repayment date option, which will be remitted 50% to the master servicer and 50% to the special servicer as additional servicing compensation.  Although these provisions may create an incentive for a borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  The amortization terms for these mortgage loans are significantly longer than the period up to the related mortgage loan’s anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this free writing prospectus.

General characteristics of the mortgage loans as of the cut-off date:
All Mortgage Loans
Initial Pool Balance(1)	$1,745,215,807
Number of Mortgage Loans	74
Number of Mortgaged Properties	129
Average Cut-off Date Mortgage Loan Balance	$23,583,997
Weighted Average Mortgage Loan Rate(2)	5.3833%
Range of Mortgage Loan Rates(2)	4.1875% - 6.9500%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	61.5%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(4)	53.4%
Weighted Average Cut-off Date Remaining Term to Maturity (months)(4)	99
Weighted Average Cut-off Date DSCR(2)(3)	1.71x
Full-Term Amortizing Balloon Mortgage Loans	75.2%
Interest-Only Balloon Mortgage Loans(5)	20.9%
Partial Interest-Only Balloon Mortgage Loans	3.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
The companion loan is not included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR or Mortgage Loan Rate of the related mortgage loan.

(3)
With respect to the mortgage loans identified as Lake Buena Vista Factory Stores Phase I and Lake Buena Vista Factory Stores Phase II on Annex A to this free writing prospectus, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

(4)	Mortgage loans with anticipated repayment dates are considered as if they mature on the related anticipated repayment date.

(5)
Includes the mortgage loan with an anticipated repayment date identified on Annex A to this free writing prospectus as Cole Portfolio and assumes that mortgage loan pays in full on its anticipated repayment date.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

One (1) mortgage loan, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, refinanced a discounted prior financing secured by the related mortgaged property.

Seventy-three (73) mortgage loans, representing approximately 94.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

One (1) mortgage loan, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrues interest assuming 30 days in a month and a 360-day year.

The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan (or whole loan, if applicable) as follows:

•
71 mortgage loans, representing approximately 96.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a 2-year lockout period and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan (or whole loan, if applicable).

•
One (1) of the mortgage loans, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower (a) after a 2-year lockout period and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan and (b) to prepay the mortgage loan during such 2-year lockout period only if the lender withholds its consent to, or if a rating agency confirmation is not obtained with respect to, an assumption requested by the related borrower of the mortgage loan, with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount.

•
One (1) of the mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower (a) after a 2-year lockout period, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan if such substitution of U.S. government securities occurs prior to the related due date in August 2016, (b) to prepay the mortgage loan at any time on and after the related due date in September 2014 and prior to the related due date in September 2015, with the payment of an amount equal to the greater of (i) 2% of the prepaid amount or (ii) a yield maintenance charge plus 1.0% percent of the prepaid amount and (c) to prepay the mortgage loan at any time on and after the related due date in September 2015 and prior to the related due date in August 2016, with the payment of an amount equal to a yield maintenance charge plus 1.0% of the prepaid amount.  If the total cost to defease the mortgage loan would be less than the yield maintenance and prepayment premium costs described in clauses (b) and (c) above, and provided the prepayment occurs after a 2-year lockout period, the borrower is required to defease the mortgage loan.

•
One (1) of the mortgage loans, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the borrower after a lockout period of 30 payments to prepay the mortgage loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs on or prior to the related due date in January 2016.

In addition, certain of the mortgage loans permit partial prepayment in connection with releases of individual mortgaged properties or portions of individual mortgaged properties.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this free writing prospectus.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans		% of Initial Pool Balance
1	1		0.8%
3	31		35.0
4	36	(1)	53.3
5	2		5.7
6	3		3.1
7	1		2.2
Total	74		100.0%

(1)
With respect to the mortgage loan identified as Red Lion Hotel – Seattle, WA on Annex A to this free writing prospectus, the borrower is permitted to prepay the related mortgage loan during such “open period” only if the borrower simultaneously prepays the related mezzanine loan.

The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Retail	59	$933,334,425	53.5%
Office	16	257,384,135	14.7
Multifamily	16	236,337,908	13.5
Hospitality	11	232,458,037	13.3
Manufactured Housing Community	6	28,620,326	1.6
Industrial	15	27,946,000	1.6
Self Storage	3	11,993,668	0.7
Mixed Use(2)	1	9,412,855	0.5
Ground Leased Land	2	7,728,453	0.4
Total	129	$1,745,215,807	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

(2)	The mixed use property includes, multifamily and retail components.

The mortgaged properties are located in 34 states. The following table lists the states that have concentrations of mortgaged properties of 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Geographic Distribution(1)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	10	$332,226,041	19.0%
Texas	15	$221,072,512	12.7%
Arizona	4	$213,230,050	12.2%
California	4	$136,622,915	7.8%
Massachusetts	1	$94,683,253	5.4%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or the companion loan on or prior to the cut-off date and (iii) each mortgage loan with an anticipated repayment date is paid in full on the anticipated repayment date.  The sum of the numerical data in any column in a table may not equal the indicated total due to rounding.  Unless otherwise indicated, all figures presented in this “Summary of Free Writing Prospectus” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.

All information presented in this free writing prospectus with respect to the mortgage loan with a companion loan is calculated without regard to the companion loan unless otherwise indicated.  See “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus for more information regarding the aggregate loan-to-value ratio and debt service coverage ratio for the mortgage loan with a companion loan.

Ten (10) of the mortgage loans, representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by recently constructed mortgaged properties or recently acquired mortgaged properties that have no prior operating history and/or lack historical financial figures and information.  See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain mortgage loans have material lease early termination options.  See “—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus and “Structural and Collateral Term Sheet—Park Place Mall”, “—Parkdale Mall & Crossing”, “—Museum Square”, “—Ashland Town Center”, “—AppleTree Business Park”, “—Lake Buena Vista Factory Stores Phases I & II”, “—Rivercrest Realty Portfolio 2”, “—250 Mercer Street” and “—Lehigh Valley Portfolio – Group 4” in Annex B to this free writing prospectus for information regarding material lease termination options.

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor or loan seller for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender or companion loan holder or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

The Securities

The Offered Certificates	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2011-GC5:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

The Series 2011-GC5 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus:  Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class S and Class R certificates.

Certificate Principal Amounts	Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$90,398,000
Class A-2	$476,574,000
Class A-3	$86,430,000
Class A-4	$568,249,000

See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates

A. Offered Certificates
Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class (in every case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months).  The approximate initial pass-through rate for each class of offered certificates is set forth below.

Class A-1	[	]%(1)
Class A-2	[	]%(1)
Class A-3	[	]%(1)
Class A-4	[	]%(1)

(1)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

B. Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis.  For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include the companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First:  Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates:  To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second:  Class A-1, Class A-2, Class A-3 and Class A-4 certificates to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero;

(B)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above; and

(D)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) through (C) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate principal amounts.

Third:  Class A-1, Class A-2, Class A-3 and Class A-4 certificates:  To reimburse the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth:  Subordinate non-offered certificates:  In the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B. Interest and Principal
Entitlements
A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.  As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C. Servicing and
Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the whole loan, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer.  The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each companion loan, and the master servicing fee rate (which includes any sub-servicing fee and primary servicing fee) ranges from 0.0700% to 0.1516% per annum (although with respect to the companion loan, the master servicing fee rate will be lower than the indicated rate).  The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (or the whole loan, if applicable) that is a specially serviced mortgage loan and the special servicing fee rate, which is equal to 0.25% per annum.  The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement.  In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and payments from the related borrower in connection with a full or discounted payoff of a specially serviced mortgage loan and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced mortgage loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing

Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.  The operating advisor is entitled to a fee from the collection account for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.001975% per annum.

The certificate administrator is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the certificate administrator fee rate of 0.00063% per annum.  The trustee is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee fee rate of 0.00017% per annum.  Each of the master servicing fee, the special servicing fee, the operating advisor fee, the certificate administrator fee and the trustee fee will be calculated on the same interest accrual basis as the related mortgage loan (or the whole loan) and prorated for any partial period.  See “Transaction Parties—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate, the operating advisor fee rate, the trustee fee rate and the certificate administrator fee rate, and is set forth on Annex A to this free writing prospectus for each mortgage loan.  The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the trustee fees and the certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount" in this free writing prospectus.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

E. Excess Interest
On each distribution date, any excess interest collected from time to time in respect of a mortgage loan in the issuing entity with an anticipated repayment date prior to the related determination date will be distributed to the holders of the Class S certificates, which are not offered by this free writing prospectus.  This interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (but not the companion loan) if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate or excess interest on a mortgage loan with an anticipated repayment date) or (c) delinquent monthly debt service payments on the companion loan.  The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges.  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee fee and the operating advisor’s fee.  The master servicer or trustee, as applicable, will be entitled to reimbursement from the collection account for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to all mortgage loans (or the whole loan, if applicable).  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  The master servicer or trustee, as applicable will be entitled to reimbursement from the collection account for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest as described in this free writing prospectus on all advances.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

The master servicer or the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.  If the interest on such advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

Subordination	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates).  Among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.  It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2011-GC5 certificates that are not being offered by this free writing prospectus).  Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class.  However, no such principal losses will be allocated to the Class S, Class R, Class X-A or Class X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-S certificates) and Class X-B certificates (to the extent such losses are allocated to the Class B, Class C, Class D, Class E, Class F or Class G certificates) and, therefore, the amount of interest they accrue.

*	Class X-A and Class X-B certificates are interest-only.

**	Other than the Class X-A and Class X-B certificates

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity.  These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities.  In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus.  Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this free writing prospectus, the applicable sponsor will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect with respect to such mortgage loan, that, in each case, materially and adversely affects the value of such mortgage loan (or any related loan deemed outstanding after a foreclosure) or the interests of the certificateholders in such mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Sale of Defaulted Mortgage Loans
and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and (subject to the controlling class representative’s right of first refusal with respect to defaulted mortgage loans) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the companion loan holder (as a collective whole as if such certificateholders and companion loan holder constituted a single lender).  Pursuant to the intercreditor agreement with respect to the whole loan, the companion loan holder has a right to purchase the related defaulted mortgage loan as described in “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.  Pursuant to each mezzanine intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness” in this free writing prospectus.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Other Investment Considerations

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

•	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

•	the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower or sponsor;

•	the obligation of the special servicer to take actions at the direction of the controlling class representative or the companion loan holder;

•
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

•	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Controlling Class Representative and the Whole Loan Directing Holder,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Whole Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Federal Income
Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity (other than the portion of the issuing entity consisting of excess interest accrued on mortgage loans with anticipated repayment dates). The designations for each REMIC in the issuing entity (each, a “Trust REMIC”) are as follows:

•	The lower-tier REMIC will hold the mortgage loans and certain other assets and will issue certain classes of uncertificated regular interests to the upper-tier REMIC.

•
The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates as classes of regular interests in the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute REMIC “regular interests.”

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class [  ] certificates will be issued with original issue discount, that the Class [  ] certificates will be issued with a de minimis amount of original issue discount and that the Class [  ] certificates will be issued at a premium.

The portion of the issuing entity representing the excess interest accrued on mortgage loans with anticipated repayment dates will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes, and the Class S certificates (which are not offered by this free writing prospectus) will represent undivided beneficial interests in such portion of the issuing entity.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met.  See “ERISA Considerations” in this free writing prospectus.

Ratings	It is a condition to the issuance of each class of offered certificates that the offered certificates be rated as follows by

Fitch, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC:
	Fitch	Moody’s	Morningstar
Class A-1	AAA(sf)	Aaa(sf)	AAA
Class A-2	AAA(sf)	Aaa(sf)	AAA
Class A-3	AAA(sf)	Aaa(sf)	AAA
Class A-4	AAA(sf)	Aaa(sf)	AAA

In general, the ratings address credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates offered hereby on each distribution date and the ultimate payment in full of the certificate balance of each class of certificates offered hereby on a date that is not later than the rated final distribution date with respect to such class of certificates.  Each security rating assigned to the offered certificates should be evaluated independently of any other security rating.  Such ratings on the certificates offered hereby do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.  The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the offered certificates.

A rating agency may downgrade, qualify or withdraw a rating at any time.  A rating agency not requested by the depositor to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Fitch, Inc., Moody’s Investors Service, Inc. or Morningstar Credit Ratings, LLC. The issuance of unsolicited ratings on one or more classes of the offered certificates that are different from the ratings assigned by Fitch, Inc., Moody’s Investors Service, Inc. or Morningstar Credit Ratings, LLC may impact the liquidity and market value of those offered certificates. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC.  Based on preliminary feedback from those rating agencies at that time, the depositor selected those rating agencies to rate the offered certificates, due in part to those agencies’ initial subordination levels for the various classes of the offered certificates.

Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.  In no event will rating agency confirmations from any such other nationally recognized statistical rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of Fitch, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity and market value of the offered certificates.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this free writing prospectus and in the prospectus.

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RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be A Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in decreased occupancy, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

A substantial amount of United States commercial mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  Additionally, the lack of credit liquidity, correspondingly higher mortgage rates and decreases in the value of commercial and multifamily properties have prevented many commercial mortgage borrowers from refinancing their mortgages. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events may affect general economic conditions and financial markets:

•	Wars, revolts, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. These conditions could recur.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire;

•	investors’ perceptions regarding the commercial and multifamily real estate markets, the capital markets or the economy in general; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are mortgage loans or senior notes in whole loans that were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regarding their status under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

•
Member States of the European Economic Area (“EEA”) are in the process of implementing new Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after December 31, 2010 and, in certain circumstances, to securitizations issued prior to that date.  Among other provisions, Article 122a restricts investments by an EEA-regulated credit institution (and in some cases, consolidated group entities) in securitizations that fail to comply with certain requirements concerning retention by the originator, sponsor or original lender of the securitized assets of a portion of the securitization’s credit risk.  Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA-regulated credit institution if that securitization fails to meet the requirements of Article 122a.  None of the originators, the sponsors, the depositor or the issuing entity have taken, or intend to take, any steps to comply with the requirements of Article 122a. The fact that the offered certificates have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution to purchase offered certificates, which in turn may adversely affect the liquidity of those certificates in the secondary market. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  When such regulations are adopted, investments in CMBS by such institutions may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the treatment of CMBS for regulatory capital purposes.

•
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a companion loan holder or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable.  Additionally, mezzanine lenders and holders of the related companion loan in split-structure loans will (or in the case of any mezzanine lender, may) have the option to purchase the related mortgage loan after certain defaults, and the purchase price will (or in the case of a mezzanine lender, may) not include any yield maintenance payments or prepayment charges.  In some cases, the related co-lender agreement for a subordinate companion loan permits prepayment of such subordinate companion loan provided, that, among other things, no collateral securing the related mortgage loan is released.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Yield on the Interest-Only Certificates Will Be Highly Sensitive to Prepayments

The interest-only certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amounts. Because the notional amount of those certificates is based upon the outstanding certificate principal amounts of certain classes of certificates that pay principal, the yield to maturity on the interest-only certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates with principal balances.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the interest-only certificates. Investors in the offered certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Yield Considerations” in the prospectus.

Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

The ratings assigned to the offered certificates by the rating agencies:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•
may reflect assumptions by the rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by the rating agencies, whether upon initial issuance of such class of certificates as a result of a ratings downgrade, could affect the ability of an employee benefit plan or other investor to purchase those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, including Standard & Poor’s Ratings Services, who may also rely on information they received in connection with the Abandoned Offering. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Fitch, Inc., Moody’s Investors Service, Inc. or Morningstar Credit Ratings, LLC.  The issuance of unsolicited ratings by another nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from the ratings assigned by Fitch, Inc., Moody’s Investors Service, Inc. or Morningstar Credit Ratings, LLC may adversely impact the liquidity and market value of those offered certificates.

Furthermore, the Securities and Exchange Commission may determine that one or more of Fitch, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity and market value of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from Fitch, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from each rating agency as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due On Sale’ and ‘Due On Encumbrance’ Provisions” in this free writing prospectus.

See “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus and Annex A to this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The actual net cash flow could be significantly different than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten by Us

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under  “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related whole loan, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or the whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or the whole loan, if applicable) by the related sponsor.  See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the "as stabilized" values, we cannot assure you that those assumptions are or will be accurate or that the "as stabilized" value will be the value of the related mortgaged property at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—Third Party Reports—Appraisal and Loan-to-Value Ratio” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Borrower Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under Title 11 of the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Bankruptcy Issues” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus for information regarding purchase options and rights of first refusal with respect to mortgaged properties securing the top 10 mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations & Expirations” in this free writing prospectus for information on tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Term to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, multifamily and hospitality properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a

Franchise or Hotel Management Company” and “—Multifamily Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Texas, Arizona, California and Massachusetts. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period;

•
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or related whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenant-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant in common ownership structure, each tenant in common owns an undivided share in the property. Absent other arrangements, a tenancy in common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants in common will result in significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy in common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See  “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Bankruptcy Issues” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are nonrecourse in nature, certain mortgage loans contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Nonrecourse Carve-out Limitations” in this free writing prospectus either do not contain nonrecourse carve-outs or contain limitations to nonrecourse carve-outs.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be nonrecourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may fall as a result;

•
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

 For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans —Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loan” in this free writing prospectus.

Risks of Anticipated Repayment Date Loans

Certain mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on these mortgage loans after their respective anticipated repayment dates, the payment of excess interest will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged properties;

•	the fair market value of the related mortgaged properties;

•	the borrower’s equity in the related mortgaged properties;

•	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date, as applicable, that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self-storage facilities, hospitality properties, bowling alleys, restaurants, theater space, medical offices, health clubs, gas stations and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured home communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related Mortgage Loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, 11 mortgaged properties, securing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss in excess of 17%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the

Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

•	premiums for terrorism insurance coverage will likely increase;

•
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

•
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.  See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of the requirement for terrorism insurance for each of the ten (10) largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or  self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole tenant, as further described under See “Description of the Mortgage Pool—Insurance Considerations”.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor, is a direct subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract is entitled to payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by Goldman Sachs Lending Partners LLC, as an originator, to Goldman Sachs Mortgage Company, as a sponsor, and by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by Goldman Sachs Lending Partners LLC to Goldman Sachs Mortgage Company, and by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Lending Partners LLC or Goldman Sachs Mortgage Company, as applicable, and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship.

The legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company's estate under the Bankruptcy Code.  The opinion further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC's statutory power to disaffirm or repudiate contracts, and until such time, the opinion would remain in effect. If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Copper Mill Apartments, Cumberland Apartments, Crestmont Apartments and Heritage Trace Apartments, representing approximately 0.4%, 0.4%, 0.4% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by RAIT in favor of borrowers that are affiliates of RAIT.  Furthermore, the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Prentiss Creek Apartments, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was originated by RAIT as seller financing in connection with the sale of such mortgaged property by an affiliate of RAIT to the current borrower.   This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and will also, in the case of the mortgage loans mentioned in the second preceding sentence, effectively extend credit to the applicable borrowers, and in the case of the mortgage loan mentioned in the immediately preceding sentence, effectively enable the sale of the related mortgaged property by the related originator.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

The originators are the mezzanine lenders under their respective mezzanine loans.  On the closing date Goldman Sachs Lending Partners LLC will be the lender on the companion loan.  The originators may retain the mezzanine loans or the companion loan, as applicable. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans or the companion loan, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans or the companion loan, as applicable, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In addition, Goldman Sachs Lending Partners LLC, an originator and an affiliate of one of the sponsors, will be the initial directing holder of the whole loan in connection with the mortgage loan sold by its affiliate, identified on Annex A to this free writing prospectus as Copper Beech Portfolio, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and, in that capacity, generally entitled to approve or direct material servicing decisions involving the related whole loan, replace the special servicer with respect to the related whole loan, cure defaults that affect the senior interest and purchase the senior interest following a material loan default.

Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this free writing prospectus.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If the Underwriter Entities becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that they take in their capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Goldman, Sachs & Co., one of the underwriters, is the affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Mortgage Company, a sponsor and originator, Goldman Sachs Commercial Mortgage Capital, L.P., an originator, and Goldman Sachs Lending Partners LLC, an originator.  In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citibank, N.A., the certificate administrator.  In addition, Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, National Association, the master servicer.

See “Summary of Free Writing Prospectus—Significant Affiliations and Relationships” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or the companion loan, or has financial interests in or financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  The initial special servicer is an affiliate of Torchlight Investors, LLC, which, on behalf of one or more managed funds or accounts, is anticipated to be the holder of the controlling class and the initial controlling class representative as of the closing date.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2011-GC5 non-offered certificates or the related companion loans.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this free writing prospectus. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer, except that such consultation is not permitted in connection with the split-structure mortgage loan at any time when the holder of the companion loan is the directing holder for such mortgage loan.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and Whole Loan Directing Holder

It is expected that Torchlight Investors, LLC, on behalf of one or more managed funds or accounts, will be the initial controlling class representative.  Torchlight Investors, LLC is an affiliate of the initial special servicer.  It is expected that, with respect to the whole loan, Goldman Sachs Lending Partners LLC, the holder of the companion loan, will be the initial whole loan directing holder.  In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative or the whole loan directing holder, as applicable, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  In connection with the split-structure mortgage loan, at any time when the holder of the companion loan is the directing holder for such mortgage loan, the whole loan directing holder does not have any duties to the holders of any class of certificates.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class representative and the holder of the companion loan may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative and/or the holder of the companion loan may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by the controlling class representative.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The controlling class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Whole Loan

With respect to the whole loan, the holder of the companion loan (which will initially be Goldman Sachs Lending Partners LLC) will be entitled, under certain circumstances, to remove the special servicer under the pooling and servicing agreement for the whole loan and appoint a successor special servicer for the whole loan.  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the majority certificateholder of the controlling class, the holder of the companion loan or other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.  Similarly, the special servicer may, at the direction of the majority of the holders of the companion loan, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.  The controlling class representative will be controlled by the controlling class certificateholders.  Each of the (i) controlling class representative and (ii) in the case of the companion loan, the related companion loan holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative or, in the case of the companion loan, the related companion loan holder, may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Prior to the occurrence and continuance of a Control Termination Event, the controlling class representative will have the right to replace the special servicer (other than with respect to the whole loan for as long as the holder of the companion loan is the directing holder with respect to the whole loan).

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer  (other than with respect to the whole loan for as long as the holder of the companion loan is the directing holder with respect to the whole loan).  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal), vote affirmatively to so replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may recommend the replacement of the special servicer (other than with respect to the whole loan for as long as the holder of the companion loan is the directing holder with respect to the whole loan).  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal), vote affirmatively to so replace.  Notwithstanding the foregoing, in the case of the mortgage loan that is part of a whole loan where there is a related B-note outside the issuing entity, for so long as the holder of that related B-note is the directing holder with respect to that whole loan, only the holder of that related B-note may, without cause, replace the special servicer for that whole loan.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

In addition, the controlling class representative (and, for as long as the holder of the companion loan is the directing holder with respect to the whole loan, such companion loan holder) will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event and the special servicer is under no obligation to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, the special servicer generally will be required to obtain the consent of the controlling class representative (other than in the case of the split-structure mortgage loan if the holder of the companion loan is the directing holder of the whole loan).  After the occurrence and during the continuance of a Control Termination Event, other than in the case of the split-structure mortgage loan if the holder of the related companion loan is the directing holder of the split-structure loan, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

The Whole Loan Poses Special Risks

General

In connection with the servicing of the whole loan related to the split-structure mortgage loan, the holder of the companion loan will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to material servicing actions, including the actions taken by the special servicer with respect to the whole loan, and servicing actions could adversely affect the holders of some or all of the classes of certificates.

Realization on the Split-Structure Mortgage Loan May Be Adversely Affected by the Rights of the Holder of the Companion Loan

•
Any sale of the split-structure mortgage loan by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holder of the companion loan; these constraints on a prospective purchaser’s ability to control a workout or other resolution of the whole loan may adversely affect the ability of the special servicer to sell the related mortgage loan after a loan default.

•	The net proceeds of any such sale that does occur may be substantially less than would have been realized if the loan were in the form of a whole loan and otherwise identical to such mortgage loan.

Potential Conflicts of Interest of the Split-Structure Loan Directing Holder; Rights of the Holder of the Companion Loan Related to the Split-Structure Mortgage Loan Could Adversely Affect Your Investment

•	The companion loan holder may have interests in conflict with those of some or all of the classes of certificates.

•
Although the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the loan documents, it is possible that the companion loan holder may direct the special servicer to take actions that conflict with the interests of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder for the split-structure mortgage loan:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

See “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates“ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Federal Income Tax Consequences” in this free writing prospectus and  “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the Internal Revenue Service (the “IRS”) issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and such guidance). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125%

following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code, for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the upper-tier REMIC and the lower-tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2011-GC5 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 74 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in October 2011 for the Mortgage Loans (collectively, the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $1,745,215,807 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, office, hospitality, multifamily, industrial, manufactured housing community, self storage or other commercial property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

•
24 Mortgage Loans (the “GSCMC Mortgage Loans”), representing approximately 46.8% of the Initial Pool Balance, were originated by Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership (“GSCMC”);

•
2 Mortgage Loans (the “GSLP Mortgage Loans”), representing approximately 7.9% of the Initial Pool Balance, were originated by Goldman Sachs Lending Partners LLC, a Delaware limited liability company (“GSLP”);

•	2 Mortgage Loans, representing approximately 3.9% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

•	41 Mortgage Loans, representing approximately 37.9% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”); and

•	5 Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 3.5% of the Initial Pool Balance, were originated by RAIT Partnership, L.P. (“RAIT”), a Delaware limited partnership.

GSCMC, GSLP, GSMC, CGMRC and RAIT are referred to in this free writing prospectus as the “Originators”.  The GSCMC Mortgage Loans and the GSLP Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GSCMC Mortgage Loans and the GSLP Mortgage Loans on or prior to the Closing Date.  CGMRC has acquired the RAIT Mortgage Loans. GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from GSMC and CGMRC (collectively, the “Sponsors”) on or about October 13, 2011 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

The Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Cole Portfolio, Trinity Square Crossed Portfolio, ARC Portfolio III, All Saints Retail Condo, Park Point Syracuse University, ARCT Wal-Mart & Sam’s Portfolio, Whole Foods Charlottesville, Sierra Forest Apartments, Bingham Station and Foot Locker - Brooklyn, NY, representing approximately 8.0% of the Initial Pool Balance, are secured in whole or in part by recently constructed Mortgaged Properties or recently acquired Mortgaged Properties that have no prior operating history and/or lack historical financial figures and information.  See “Risk Factors—Limited Information Causes Uncertainty” in this free writing prospectus.

Certain Mortgage Loans have material lease early termination options.  See “—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus and “Structural and Collateral Term Sheet—Park Place Mall”, “—Parkdale Mall & Crossing”, “—Museum Square”, “—Ashland Town Center”, “—AppleTree Business Park”, “—Lake Buena Vista Factory Stores Phases I & II”, “—Rivercrest Realty Portfolio 2”, “—250 Mercer Street” and “—Lehigh Valley Portfolio – Group 4” in Annex B to this free writing prospectus for information regarding material lease termination options.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this free writing prospectus with respect to the Mortgage Loans (or Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its anticipated repayment date.  When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.  The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this free writing prospectus with respect to the Mortgage Loan with a Companion Loan is calculated without regard to the Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal or value of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this free writing prospectus.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan, the current annualized debt service payable as of November 2011 on the related Mortgage Loan; provided that with respect to each Mortgage Loan with a partial interest-only period, the annual debt service is calculated based on the debt service due under the Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this free writing prospectus.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property.  The “as-is” value is presented as the Appraised Value in this free writing prospectus, except that with respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as Copper Beech Portfolio – CBTC 29 San Marcos, Rivercrest Realty Portfolio 2 – Ridgeview Plaza and Rivercrest Realty Portfolio 2 – East River Plaza, representing collateral for approximately 2.6% of the Initial Pool Balance by allocated loan amount, for which the Appraised Value reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have been satisfied at the respective Mortgaged Properties.  See Annex A of this free writing prospectus and the related footnotes.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this free writing prospectus, except as set forth below:

•	with respect to the Mortgage Loan with a Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the Companion Loan; and

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balances of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of the applicable Crossed Group.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•
with respect to the Mortgage Loan with a Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Companion Loan unless expressly stated otherwise;

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of the applicable Crossed Group; and

•
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Trinity Square Crossed Portfolio – Trinity Square Retail Center, representing 0.3% of the Initial Pool Balance by allocated loan amount, the DSCR reflects a master lease between the borrower and an affiliate of the borrower for approximately 1,775 square feet at the Mortgaged Property, which represents approximately 6.7% of the total net rentable area.  The DSCR without taking the master lease into account is 1.22x.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity/ARD”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this free writing prospectus, except as set forth below:

•	with respect to the Mortgage Loan with a Companion Loan, the calculation of the LTV Ratio at Maturity does not include the principal balance of the Companion Loan;

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate balloon balances of the applicable Crossed Group divided by the aggregate Appraised Values of the related Mortgaged Properties; and

•
with respect to the Mortgaged Properties that secure the Mortgage Loans identified in Annex A to this free writing prospectus as Hyatt Regency Boston, Ashland Town Center, Courtyard and Residence Inn – Franklin, Hilton Suites Lexington Green, Holiday Inn Express Anchorage, Courtyard and Residence Inn – Southaven, Southpark Office Building, Embassy Suites - Tempe, and Hampton Inn - Colorado Springs South, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgage Loan Name	Maturity Date LTV Ratio (Stabilized)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (As-Is)	“As-Is” Appraised Value
Hyatt Regency Boston	49.5%	$177,000,000	58.0%	$151,000,000
Ashland Town Center	49.3%	$70,000,000	52.3%	$66,000,000
Courtyard and Residence Inn - Franklin	62.3%	$42,900,000	64.1%	$41,700,000
Hilton Suites Lexington Green	56.9%	$25,600,000	69.3%	$21,000,000
Holiday Inn Express Anchorage	46.9%	$22,700,000	53.2%	$20,000,000
Courtyard and Residence Inn – Southaven	56.8%	$20,300,000	61.0%	$18,900,000
Southpark Office Building	50.0%	$26,000,000	52.6%	$24,700,000
Embassy Suites - Tempe	38.3%	$26,500,000	52.0%	$19,500,000
Hampton Inn - Colorado Springs South	58.7%	$12,300,000	60.7%	$11,900,000

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means (i) in the case of multifamily rental and manufactured housing community properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed-use and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within six to twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions as may be described in the footnotes to Annex A to this free writing prospectus.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment or (iii) permits defeasance or permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus.  No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place and leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally six months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,745,215,807
Number of Mortgage Loans	74
Number of Mortgaged Properties	129
Average Cut-off Date Mortgage Loan Balance	$23,583,997
Weighted Average Mortgage Loan Rate(2)	5.3833%
Range of Mortgage Loan Rates(2)	4.1875% - 6.9500%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	61.5%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(4)	53.4%
Weighted Average Cut-off Date Remaining Term to Maturity (months)(4)	99
Weighted Average Cut-off Date DSCR(2)(3)	1.71	x
Full-Term Amortizing Balloon Mortgage Loans	75.2%
Interest-Only Balloon Mortgage Loans(5)	20.9%
Partial Interest-Only Balloon Mortgage Loans	3.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
The Companion Loan is not included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR or Mortgage Loan Rate of the related Mortgage Loan.

(3)
With respect to the Mortgage Loans identified on Annex A to this free writing prospectus as Lake Buena Vista Factory Stores Phase I and Lake Buena Vista Factory Stores Phase II, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.

(4)	Mortgage Loans with anticipated repayment dates are considered as if they mature on the related anticipated repayment date.

(5)
Includes the Mortgage Loan with an anticipated repayment date identified on Annex A to this free writing prospectus as Cole Portfolio and assumes that Mortgage Loan pays in full on its anticipated repayment date.

All of the Mortgage Loans (and the Whole Loan) are expected to have substantial remaining principal balances as of their respective stated maturity dates or anticipated repayment dates.  This includes 58 Mortgage Loans, representing approximately 75.2% of the Initial Pool Balance which pay principal and interest for their entire terms, 6 Mortgage Loans, representing approximately 3.8% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and 10 Mortgage Loans, representing approximately 20.9% of the Initial Pool Balance, that pay interest-only for their entire terms through maturity or anticipated repayment date, as applicable.

The issuing entity will include 17 Mortgage Loans, representing approximately 37.5% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Fifty-nine (59) retail properties, representing collateral for approximately 53.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 31 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Fifty-one (51) of the Mortgaged Properties, representing collateral for approximately 48.8% of the Initial Pool Balance by allocated loan amount, consist of a regional mall or other retail property that is considered by the related sponsor to have at least one “anchor tenant.”  Seven (7) of the Mortgaged Properties, representing collateral for approximately 4.2% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable sponsor to be “unanchored.”  One (1) of the Mortgaged Properties, representing collateral for approximately 0.4% of the Initial Pool Balance by allocated loan amount, is a retail property that is considered by the applicable sponsor to be “shadow anchored.”

Certain of the retail Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Park Place Mall, Parkdale Mall & Crossing, Ashland Town Center, Champlain Centre and Alhambra Renaissance Center, which secure Mortgage Loans representing approximately 21.8% of the Initial Pool Balance, have theaters as part of the Mortgaged Property.  Certain of the Mortgaged Properties, including the Mortgaged Property identified on Annex A to this free writing prospectus as Shoppes at Stonebrook, which secures a Mortgage Loan that represents approximately 0.3% of the Initial Pool Balance, have health clubs as part of the Mortgaged Property.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Office Properties

Sixteen (16) office properties, representing collateral for approximately 14.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 14 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

Multifamily Properties

Sixteen (16) multifamily properties, representing collateral for approximately 13.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 11 of the Mortgage Loans.  The Mortgaged Property or portfolio of mortgaged properties identified as Copper Beech Portfolio and Park Point Syracuse University on Annex A to this free writing prospectus, securing Mortgage Loans representing 6.8% and 0.7%, respectively, of the Initial Pool Balance, are each primarily occupied by student tenants.  A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Hospitality Properties

Eleven (11) hospitality properties, representing collateral for approximately 13.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans.  All of the hospitality properties that secure Mortgage Loans are affiliated with a franchise or hotel management company through a franchise or management agreement.  A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.

The Mortgaged Property identified as Red Lion Hotel – Seattle, WA on Annex A to this free writing prospectus, which secures a Mortgage Loan that represents 1.8% of the Initial Pool Balance, is associated with a hotel brand through a franchise agreement that expires in June 2031, but allows termination of the franchise agreement by the related borrower, subject to an approximately $2,095,000 termination fee, in June 2014, upon 90 days’ written notice.  The franchise agreement also provides for termination options in June 2016, June 2021 and June 2026, in each case upon 180 days’ written notice.

The related borrower is permitted under the related loan documents to terminate the franchise agreement, and we cannot assure you that the franchise agreement will remain in place or that the hotel will continued to be operated under a franchised brand.

In addition, the Mortgaged Properties identified as Courtyard and Residence Inn – Franklin – Courtyard by Marriott and Courtyard and Residence Inn – Franklin – Residence Inn on Annex A to this free writing prospectus, which collectively secure a Mortgage Loan that represents 1.8% of the Initial Pool Balance, are each associated with a hotel brand through a franchise agreement that expires in December 2016.  In each case, we cannot assure you the related franchise agreement will be renewed.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Manufactured Housing Community Properties

Six (6) manufactured housing community properties, representing collateral for approximately 1.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 6 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Industrial Properties

Fifteen (15) industrial properties, representing collateral for approximately 1.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Self Storage Properties

Three (3) self storage properties, representing collateral for approximately 0.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Mixed Use Properties

One (1) mixed use property, representing collateral for approximately 0.5% of the Initial Pool Balance by allocated loan amount, secures one of the Mortgage Loans.  This mixed use property has a retail component and a multifamily component.  To the extent the mixed use property has retail or multifamily components, such mortgaged property is subject to the risks relating to the property types described in “Risk Factors—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Largest Single Mortgage Loan	$198,914,881	11.4%
Largest 5 Mortgage Loans or Group of Cross-Collateralized Mortgage Loans	$687,104,244	39.4%
Largest 10 Mortgage Loans or Group of Cross-Collateralized Mortgage Loans	$932,801,111	53.4%
Largest Related-Borrower Concentration(1)	$53,115,825	3.0%
Next Largest Related-Borrower Concentration(1)	$43,330,000	2.5%

(1)	Excluding single-borrower mortgage loans and cross-collateralized and cross-defaulted mortgage loans.

Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans or groups of cross-collateralized Mortgage Loans represents no more than 2.0% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on the largest ten (10) Mortgage Loans.

The Mortgage Loan secured by the Mortgaged Property identified as Lake Buena Vista Factory Stores Phase I on Annex A to this free writing prospectus and the Mortgage Loan secured by the Mortgaged Property identified as Lake Buena Vista Factory Stores Phase II on Annex A to this free writing prospectus, representing in the aggregate approximately 2.0% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 11.4% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 3.0% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Courtyard and Residence Inn - Franklin	$31,220,954	1.8%
Courtyard and Residence Inn - Southaven	13,466,094	0.8
Hampton Inn – Colorado Springs South	8,428,777	0.5
Total	$53,115,825	3.0%

ARC Portfolio III	$14,780,000	0.8%
ATD	13,800,000	0.8
ARCT Wal-Mart & Sam's Portfolio	11,500,000	0.7
Foot Locker - Brooklyn, NY	3,250,000	0.2
Total	$43,330,000	2.5%

Lehigh Valley Portfolio - Group 4	$23,110,000	1.3%
Lehigh Valley Portfolio - Group 2	17,000,000	1.0
Total	$40,110,000	2.3%

Lake Buena Vista Factory Stores Phase I	$27,940,467	1.6%
Lake Buena Vista Factory Stores Phase II	7,499,862	0.4
Total	$35,440,329	2.0%

Copper Mill Apartments	$7,350,000	0.4%
Cumberland Apartments	6,900,000	0.4
Crestmont Apartments	6,750,000	0.4
Heritage Trace Apartments	5,500,000	0.3
Total	$26,500,000	1.5%

Grand Total	$198,496,154	11.4%

Mortgage loans with related borrowers are identified under “Related Group” and “Crossed Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	10	$332,226,041	19.0%
Texas	15	$221,072,512	12.7%
Arizona	4	$213,230,050	12.2%
California	4	$136,622,915	7.8%
Massachusetts	1	$94,683,253	5.4%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the

United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.

•
For example, Mortgaged Properties located in Alabama, Alaska, Arkansas, California, Florida, Georgia, Louisiana, Mississippi, North Carolina, Oregon, South Carolina, Texas or Washington are more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

•
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Texas, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•
The Mortgage Pool also includes Mortgaged Loans , representing 18.2% of the Initial Pool Balance, that are secured by Mortgaged Properties located in, among other places, Alabama, Florida, Louisiana, Mississippi or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

•
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Other

The Mortgage Loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Merritt 8, representing approximately 0.6% of the Initial Pool Balance, refinanced a discounted payoff of a prior loan secured by the related Mortgaged Property.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Courtyard and Residence Inn-Franklin, representing approximately 1.8% of the Initial Pool Balance, the related borrowers are tenants-in-common.  In addition, in the case of 3 Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as ARC Portfolio III, ATD and Foot Locker – Brooklyn, NY, collectively representing approximately 1.8% of the Initial Pool Balance, the related Mortgage Loan documents allow the related borrower to convert its ownership structure into a tenancy-in-common or a Delaware statutory trust, with related transfers to third parties of tenant-in-common interests or beneficial interests in the Delaware statutory trust, such that legal and/or beneficial title to the related mortgaged property may be owned by such tenants-in-common or by a Delaware statutory trust. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Five (5) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this free writing prospectus as 250 Mercer Street, Harrison Executive Park, All Saints Retail Condo, Merritt 8 and Copper Beech Portfolio – CBTC 3 IUP, representing approximately 1.5%, 1.2%, 0.8%, 0.6% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium.  With respect to all such Mortgage

Loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

A leasehold interest under a ground lease or under a sublease secures a portion of each of the Mortgage Loans identified as White Marlin Mall, Park Point Syracuse University, 848 Brickell Plaza and Whole Foods Charlottesville on Annex A to this free writing prospectus, representing approximately 1.1%, 0.7%, 0.6% and 0.5%, respectively, of the Initial Pool Balance.  In the case of the Mortgage Loan secured by the Mortgaged Property identified as 848 Brickell Plaza on Annex A to this free writing prospectus, the fee owner joined the related mortgage in order to subject its fee interest in the related Mortgaged Property to the lien of the mortgage securing the related Mortgage Loan.  In addition, a leasehold interest in a ground lease of a portion of the Mortgaged Property partially secures the Mortgage Loan identified as Loyal Plaza on Annex A to this free writing prospectus, representing approximately 0.8% of the Initial Pool Balance, with the remainder of the Mortgaged Property held in fee by the related borrower.  For purposes of the free writing prospectus, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.  See “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

Except as noted below each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as White Marlin Mall, representing approximately 1.1% of the Initial Pool Balance, the related ground lease has not been subordinated to the related mortgage.  In addition, the ground lease requires the lender to make any accrued payments under the ground lease owing to the ground lessor prior to the ground lessor being obligated to enter into a new lease.

In the case of the Mortgage Loan secured by the Mortgaged Property identified as Loyal Plaza on Annex A to this free writing prospectus, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is held in fee by the related borrower except that the borrower holds a leasehold interest under a ground lease of an approximately 0.483 acre portion of the related Mortgaged Property, under a ground lease that expires May 31, 2028, which is less than 20 years beyond the maturity date of the related Mortgage Loan.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Park Point Syracuse University, representing approximately 0.7% of the Initial Pool Balance, the related mortgage encumbers the leasehold estate of the related borrower under a ground lease, and also the subleasehold estate of the Syracuse Industrial Development Agency under a ground sublease, with the borrower as sublessor, and the sub-subleasehold estate of the borrower under a ground sub-sublease, with the borrower as sub-sublessee.  Both the ground sublease and the sub-sublease back to the borrower under ground sub-sublease were entered into in order to effectuate a payment-in-lieu of taxes (PILOT) program which provides real estate tax reduction benefits to the Mortgaged Property while such program is in effect.  The ground sublease and ground sub-sublease have terms expiring December 31, 2029 (with the ground sub-sublease term expiring conterminously with the expiration or earlier termination of the ground sublease), and neither the ground sublease nor the ground sub-sublease contain customary leasehold mortgagee protections.  In the event of a foreclosure of the mortgage upon the leasehold estate of the borrower under the primary ground lease securing the Mortgage Loan, there is no assurance that the ground sublease and ground sub-sublease would continue in effect or that the real estate tax benefits of the related PILOT program would continue to be available.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Hyatt Regency Boston, representing approximately 5.4% of the Initial Pool Balance, the related mortgage encumbers the fee interest in the Mortgaged Property, which was acquired pursuant to a deed in which title to the Mortgaged Property automatically reverts to the City of Boston in 2079.  We cannot assure that this will not have an effect on the ability to sell the Mortgaged Property at a foreclosure sale or the borrower’s ability to refinance.  See “Structural and Collateral Term Sheet—Hyatt Regency Boston” in Annex B to this free writing prospectus.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Whole Foods Charlottesville, representing approximately 0.5% of the Initial Pool Balance, the related mortgage encumbers the subleasehold estate of the related borrower under a ground sublease, and does not encumber the fee or master ground leasehold interest.  The ground lessor under the master ground lease has agreed with the related borrower that, as long as the related ground sublessor shall not have terminated the ground sublease, in the event of a termination of the master ground lease the ground sublease shall continue in full force and effect as a direct lease between the ground lessor and the borrower.  The borrower is also party to a subordination, attornment and non-disturbance agreement with the holder of the mortgage upon the ground sublessor’s leasehold interest under the master ground lease, which subordinates the borrower’s ground sublease to such mortgage, but includes a provision whereby in the event of a foreclosure of the sublessor mortgage or deed-in-lieu thereof the ground sublease shall continue in full force and effect as a direct lease between the successor ground sublessor and the borrower provided that no default under the ground sublease exists beyond applicable cure periods (including the applicable extended cure periods afforded to the borrower’s lender under the ground sublease).

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower; and

•
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to the Mortgage Loan that has a corresponding Companion Loan.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Whole Loan LTV	Mortgage Loan DSCR		Whole Loan DSCR
Copper Beech Portfolio	$119,502,551	$9,958,546	$129,461,097	5.45000%	68.3%	74.0%	1.48	x	1.37	x

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Interest Rate on Mezzanine Loan	Maturity Date of Mezzanine Loan
Prentiss Creek Apartments	$34,331,868	2.0%	$5,000,000	4.1100%	May 1, 2021
Red Lion Hotel – Seattle, WA	$31,866,096	1.8%	$10,300,000	11.0000%	July 6, 2016

Each of the mezzanine loans related to the Prentiss Creek Apartments Mortgage Loan and the Red Lion Hotel – Seattle, WA Mortgage Loan are subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral), (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (except for payments prior to a Mortgage Loan default not cured within the cure periods afforded to the related borrower and, separately, to the mezzanine lender under the related intercreditor agreement, and excepting any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or becomes specially serviced or if a monetary default occurs under the related Mortgage Loan or if the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum DSCR, as listed in the following chart.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
Park Place Mall	$198,914,881	70%	1.54	x
1551 Broadway	$180,000,000	65%	1.25	x
1117 Perimeter Center West(1)	$25,046,653	80%	1.10	x
Houston Design Center(2)	$14,911,998	67%	1.45	x
Albuquerque Hilton Garden Inn(3)	$12,516,586	70%	1.60	x
Winterhaven Square	$4,485,768	80%	N/A	(4)

(1)
The debt yield of the Mortgage Loan immediately prior to the closing of the mezzanine loan is required to be at least 9.25% and the aggregate debt yield and DSCR of the Mortgage Loan and the mezzanine loan is required to be at least 8.0% and 1.10x, respectively.

(2)
The borrower may only provide mezzanine financing to the beneficial owners of a successor borrower in connection with a sale of the related Mortgaged Property and assumption of the related Mortgage Loan pursuant to the terms of the related Mortgage Loan documents.

(3)
The related loan documents also permit the issuance of preferred equity in the related borrower, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum DSCR listed in this chart.

(4)
Mezzanine financing is only permitted in connection with a transfer of the Mortgage Loan.  The debt yield of the Mortgage Loan immediately prior to the closing of the mezzanine loan is required to be at least 10% and the aggregate debt yield of the Mortgage Loan and the mezzanine loan is required to be at least 9%.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

In the case of the Mortgage Loan identified on Annex A to this offering circular as Parkdale Mall & Crossing, representing approximately 5.4% of the Initial Pool Balance, the related loan documents permit the issuance of preferred equity in the related borrower, subject to the satisfaction of certain conditions, including (i) the subordination of such preferred equity to all amounts payable to the lender with respect to the related Mortgage Loan and (ii) delivery of a Rating Agency Confirmation.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as All Saints Retail Condo, representing approximately 0.8% of the Initial Pool Balance, an affiliate of the borrower has made a subordinated loan to the borrower in the amount of $7,000,000, secured by an unrecorded subordinate assignment of leases and rents.  The subordinated loan is subject to a subordination and standstill agreement in favor of the mortgage lender.  Payments under the subordinated loan are permitted only from excess cash flow from the related Mortgaged Property after all then-current obligations of the borrower under the Mortgage Loan documents have been satisfied in full.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Cornell 55, representing approximately 0.5%, of the Initial Pool Balance,  the related Mortgage Loan documents permit unsecured subordinate loans to the borrower from any member of the borrower for the sole purpose of working capital; provided that (i) any such subordinate loan provides that it will be automatically discharged or converted to an equity ownership interest in the borrower upon the occurrence of an event of default under the Mortgage Loan or the borrower becoming subject to any proceeding under the federal bankruptcy code, (ii) payments under any such subordinate loan will be made only from excess cash flow from the related Mortgaged Property and only so long as no event of default under the Mortgage Loan has occurred, (iii) the applicable member of the borrower holding such subordinate loan shall waive all rights to declare default and pursue remedies with respect to such subordinate loan while the Mortgage Loan is outstanding, (iv) the holder of such subordinate loan shall not be permitted to petition for or otherwise institute proceedings under the federal bankruptcy code against the borrower, (v) the holder of such subordinate loan shall assign all of its voting rights to the mortgage lender in the event of and in connection with any bankruptcy or insolvency of the borrower, and (vi) the holder of such subordinate loan shall, prior to the making of any such subordinate loan, enter into a subordination and standstill agreement in form and substance acceptable to the mortgage lender in its sole discretion.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 19 months prior to the Cut-off Date.  See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property.  It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Ashland Town Center, representing approximately 2.4% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property recommended (i) the repair of a hydraulic oil leak from a solid waste compactor located on the north side of the main building and (ii) a Phase II subsurface investigation be performed in connection with the historical use of the Mortgaged Property as part of a rail yard with at least four above ground oil tanks, two main rail lines and seven large rail buildings.  The Phase II subsurface investigation identified (i) petroleum impacts to soil and groundwater on the eastern part of the Mortgaged Property, to the east of the JC Penney location and (ii) concentrations of total petroleum hydrocarbons in soil and groundwater that were above the Kentucky Department of Environmental Protection Cleanup Standards for AST’s, Surface Releases and Exempt USTs.  The Phase II subsurface investigation recommended pursuing managed site closure through the Kentucky Department of Environmental Protection, which would include further investigation into the nature and extent of the identified petroleum contamination.  The Phase II subsurface investigation estimated costs associated with the managed site closure to be approximately $30,000 to $40,000 and the borrower has escrowed $40,000 in an environmental reserve to cover the costs of the additional investigation and site closure.  See “Structural and Collateral Term Sheet—Ashland Town Center” in Annex B to this free writing prospectus.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Loyal Plaza, representing approximately 0.8% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property identified certain historical use issues as recognized environmental concerns or historical recognized environmental concerns, including: (a) impacts to soil and groundwater at the property from a former dry cleaning business that operated at the site from 1965 to the 1970’s; (b) an oil water separator and four hydraulic lifts used by a former automotive repair business for which no information on decommissioning is available; and (c) soil and groundwater impacts from a former gas station operating from 1965 to the mid 1980’s. The impacts associated with the former gas station and certain unrelated underground tanks were previously addressed under the supervision of the Pennsylvania Department of Environmental Protection (“PADEP”) and the consultant recommended no further action regarding that issue. There is ongoing remediation of the impacts associated with the former dry cleaning operation being undertaken by a prior owner of the site under PADEP supervision.  The loan documents obligate the borrower, among other things, to undertake or continue to cause the former owner to continue the ongoing remediation and to diligently pursue a release letter from PADEP.  An environmental reserve of $500,000 was established at the loan closing, and the Mortgaged Property is covered by a premises environmental insurance policy in an amount of $2,000,000, which policy contains certain exclusions, limitations and a per claim deductible.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as the Midland Apartment Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Phase I assessments for two of the three apartment complexes contained in the portfolio (Mulberry Lane Apartments and Robin Oaks Apartments) identified as a recognized environmental condition the presence of dioxin-containing soils in the vicinity of the subject properties potentially at levels above the immediate action level established by the Michigan Department of Environmental Quality (“MDEQ”). The dioxin stems from an off-site source and affects several areas within the city of Midland, Michigan (but, according to the relevant Phase I report, not the area where the third apartment complex, Perrine Pointe, is located).  MDEQ has provided guidance to property owners in the affected areas of Midland regarding appropriate “due care” steps to preserve applicable liability exemptions. Both affected properties have “Due Care” plans in place.  The Phase I consultant recommended no further investigation but indicated that landscaped areas and paved surfaces should continue to be managed in accordance with such plans.  The borrower and the borrower’s principal have provided an environmental indemnity to the lender and the loan documents obligate the borrower to continue to implement and abide by the requirements of the individual site due care plans and the due care guidance issued by MDEQ.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Branhaven Plaza, representing approximately 0.7% of the Initial Pool Balance, the related Mortgaged Property lies within a larger area at which groundwater is known or presumed to be impacted by historic waste disposal practices.  Groundwater at this Mortgaged Property is known to be contaminated from wastes migrating from an adjacent former industrial facility at which wastes had been disposed of in a septic system and drains.  Based on sampling investigation results that were submitted to the Connecticut Department of Environmental Protection (“CDEP”), the CDEP issued a letter in 2004 stating that remediation is not required at the Mortgaged Property.  However, recent limited indoor air sampling performed inside the building at the Mortgaged Property in conjunction with this Mortgage Loan identified some constituents in indoor air similar to those in the groundwater.  Although the technical consultants that prepared this recent indoor air impact study concluded that there is no significant risk and therefore mitigation is not warranted based on the concentrations identified compared to certain federal risk guidelines, the lender believes that mitigation may be warranted based on certain state guidelines.  The lender therefore has requested clarification and possibly revision of the indoor air conclusions and are in the process of pursuing this with the borrower.  Should indoor air mitigation be warranted, the estimated cost of mitigation measures is approximately $80,000 to $120,000.  The borrower has indemnified the lender for environmental damages related to any breach of environmental representations or covenants, and the indemnification is guaranteed by a sponsor.  We cannot assure you that the borrower will in fact install indoor air mitigation measures if it is finally concluded that they are warranted, that the sponsor if necessary will pay any indemnified costs that might be incurred, that the environmental insurer will agree to cover any claim that might be submitted, or that no further environmental issues will be found at the Mortgaged Property.

In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Trinity Square Crossed Portfolio – Trinity Square Retail Center, representing approximately 0.3% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property identified the following historical recognized environmental concern: evidence of historical on-site disposal of fill materials (wood, slag, cinders, brick, glass and other materials) was identified at the time the site was slated for redevelopment for its current use.  The developer of the related Mortgaged Property elected to voluntarily enroll the site in the Voluntary Action Program in connection with the redevelopment of the related Mortgaged Property.  In November 2010, the Ohio Environmental Protection Agency (the “Ohio EPA”) issued a letter indicating that site restoration activities had been completed to its satisfaction.  Based on the accompanying covenant not to sue and site use restriction covenant which have been issued by Ohio EPA and the assumption that the borrower would continue to abide by any use restrictions so imposed, the Phase I consultant recommended no further action.  The Mortgaged Property is covered by a pollution legal liability environmental insurance policy in an amount of $5,000,000, which policy contains certain exclusions, limitations and a per claim deductible.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shoppes at Chino Hills, representing approximately 3.5% of the Initial Pool Balance, certain guarantors of the non-recourse carve-outs are currently the subject of an investigation by the SEC concerning their 2009 sale, in a secondary public offering, of stock in STEC, Inc., a public company they co-founded and in which they were officers.  The guarantors have indicated that they are cooperating with the investigation.  The guarantors are also defendants in two lawsuits related to the STEC, Inc. secondary public offering and other matters.  One lawsuit is a putative class action claiming violations by the guarantors of federal securities laws in connection with alleged false statements and omissions by them related to the secondary public offering and other matters, including but not limited to allegations that the guarantors artificially inflated sales figures, manipulated financial reports, misrepresented material aspects of STEC, Inc.’s performance and future prospects, and took advantage of the foregoing alleged misconduct to sell a large number of their shares at a substantially inflated price.  (In re STEC Inc. Securities Litigation, No. SACV 09-1304 JVS (MLGx) (C.D. Cal.)).  On June 17, 2011, the guarantors’ motion to dismiss plaintiffs’ second amended complaint in In re STEC Inc. Securities Litigation was denied.  The other lawsuit is a putative shareholder derivative action claiming the guarantors breached their fiduciary duties and committed other violations related to the secondary public offering and other matters; this lawsuit makes substantially similar allegations against the guarantors as are made in In re STEC Inc. Securities Litigation concerning to the guarantors’ alleged misconduct.  (In re STEC, Inc. Shareholder Derivative Litigation, No. 30-2009-003200001-CU-SL-CXC (Superior Court, Orange County, Cal.)).

In addition, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Lehigh Valley Portfolio - Group 4 and Lehigh Valley Portfolio - Group 2, representing approximately 1.3% and 1.0%, respectively, of the Initial Pool Balance, a plaintiff claiming to be a prospective investor in a portfolio of properties that includes the related Mortgaged Properties named the related borrower, the direct and indirect owners of the related borrower, and others, including a holder of a profit participation in the owner of the related borrower, as defendants in a complaint filed on June 2, 2011 (Phillips Int’l Inv. LLC v. Pektor, et al., Index No. 651526-2101 (N.Y. Sup. Ct. 2011).  In the complaint, the plaintiff asserts various claims against the named defendants, including direct and vicarious liability claims for fraud, breach of fiduciary duty, breach of contract, tortious interference, and unjust enrichment.  The claims are based upon allegations that (i) the plaintiff had a joint venture relationship with the holder of the profit participation in the current owner of the related borrower (which owner holds ownership interests in the portfolio of properties that includes the Mortgaged Properties) and was a prospective investor to acquire the property portfolio on behalf of the joint venture, (ii) the plaintiff incurred due diligence costs of approximately $573,000 and provided strategies and assistance in connection with the initial contract to purchase the property portfolio (which contract was terminated), and (iii) the named defendants, acting together, acquired the property portfolio (including the Mortgaged Properties) that were the subject of the terminated purchase contract, used the plaintiff’s due diligence, induced the plaintiff to terminate the prior contract to acquire the property portfolio, and concealed such conduct from the plaintiff.  The plaintiff alleges that it was harmed by the named defendants’ conduct in an amount of not less than $100,000,000, and seeks damages in that amount and recovery of its due diligence costs.  The originator of the related Mortgage Loans was subpoenaed on or about June 15, 2011 to provide information concerning the related Mortgage Loans and other financing to the named defendants.  The owners of the Mortgaged Properties claim that the lawsuit by the plaintiff is without merit and they will defend against, and seek dismissal of, the complaint.

In addition, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Courtyard and Residence Inn – Franklin, Courtyard and Residence Inn – Southaven and Hampton Inn – Colorado Springs South, collectively representing 3.0% of the Initial Pool Balance, Phillip McNeill Sr., one of the guarantors of the non-recourse carve-outs, was involved in the sale of Equity Inns as a board member.  Certain preferred shareholders brought suit against members of the board of Equity Inns, including Mr. McNeill, alleging breach of fiduciary duty in agreeing to a sale in which the company would be taken private, which they allege resulted in diminishing the value of their preferred shares.  The Tennessee Court of Appeals decided in the defendants’ favor, but the appeal period remains open.  Settlement discussions are ongoing.

In a separate matter, Mr. McNeill was involved in the sale of a retail property in October 2008 in an “as-is” arrangement.  Subsequently, the purchaser of the property brought suit against Mr. McNeill and certain entities alleging concealment of a soil issue relating to the property’s former use as gravel pits.  The plaintiff is seeking a combined $3,150,000 in compensatory, punitive and treble damages.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Trinity Square Crossed Portfolio, representing approximately 0.9% of the Initial Pool Balance, the guarantor of the non-recourse carveouts has disclosed that the guarantor is a defendant in an approximately $11,250,000 civil lawsuit relating to the administration and liquidation of certain properties held by the guarantor and certain family members of the guarantor.  The guarantor also disclosed that it is a defendant in an approximately $24,500 civil damage suit respecting a former audit firm of a company in which the guarantor is a principal.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 848 Brickell Plaza, representing approximately 0.6% of the Initial Pool Balance, a notice of lis pendens was recorded in the real property records with respect to the related Mortgaged Property challenging the reduction of the 2008 assessed valuation of the Mortgaged Property and recovery of back taxes of approximately $30,000 and penalties of approximately $15,000.  The claim for back taxes is ongoing and a deposit of $45,000 was made by the related borrower with the title insurer to avoid an exception for the notice of lis pendens appearing on the lender’s title insurance policy.

We cannot assure you that these above-described litigations would not have an adverse affect on the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgaged Property identified as Red Lion Hotel – Seattle, WA on Annex A to this free writing prospectus, which secures a Mortgage Loan that represents 1.8% of the Initial Pool Balance, a capital improvements program related to renovating and/or updating the lobby, guestroom corridors and guestroom improvements, ballroom and related space upgrades and other work is ongoing, with an aggregate estimated cost of approximately $3,370,000.  There is no required reserve for the work under the loan documents; rather the work is the subject of a completion guaranty by a sponsor of the borrower.

In addition, there are property improvement plans in place at the mortgaged properties identified on Annex A to this free writing prospectus as Hyatt Regency Boston, Hilton Suites Lexington Green, Holiday Inn Express Anchorage and Embassy Suites – Tempe, representing approximately 5.4%, 0.9%, 0.8% and 0.6%, respectively, of the Initial Pool Balance, and $1,715,000, $1,500,000, $1,084,793 and $3,000,000, respectively, have been held back in connection with such improvement plans.  We cannot assure you that operations at the hospitality properties would not be disrupted while such property improvement plans were being completed.

Bankruptcy Issues

Below are descriptions of bankruptcy matters relating to certain Mortgage Loans.  Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Park Place Mall, Ashland Town Center and Champlain Centre, representing approximately 11.4%, 2.4% and 2.0%, respectively, of the Initial Pool Balance, Borders Group Inc., which was a tenant (or whose subsidiary was a tenant) occupying approximately 5.6%, 0.6% and 3.5%, respectively, of the net rentable square area at the related Mortgaged Property, filed for Chapter 11 Bankruptcy on February 16, 2011.  Borders Group Inc. began liquidation sales at all of its stores on July 22, 2011 and is expected to close all of its stores by the end of September 2011.  We cannot assure you that the space subject to any of the Borders Group Inc. leases will be re-let in a timely manner or at all.  See “Structural and Collateral Term Sheet—Park Place Mall” and “—Ashland Town Center” in Annex B to this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Park Place Mall, representing 11.4% of the Initial Pool Balance, General Growth Properties, Inc., which owns a 99% equity interest in the related guarantor of the non-recourse carve-outs, filed for Chapter 11 Bankruptcy on April 16, 2009.  General Growth Properties, Inc. emerged from bankruptcy on November 8, 2010.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Post-Petition Credit” and “—Single Purpose Entity Covenants and Substantive Consolidation” in the prospectus.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Museum Square, representing 3.3% of the Initial Pool Balance, Jerome H. Snyder, one of the guarantors of the non-recourse carve-outs, and Lew Geyser, who is involved at the general partner level of the guarantor, were both involved with a bankruptcy filing of Wilshire Courtyard, an office building in Los Angeles.   The related property was sold as part of the

bankruptcy plan.  The California bankruptcy court characterized the sale transaction in a way that resulted in tax treatment that was favorable to the owners of the bankrupt entity.   However, the California Franchise Tax Board (“CFTB”) pursued the former owners of Wilshire Courtyard, including Mr. Geyser and Mr. Snyder, alleging unpaid tax liability in connection with the sale of the property.  The California bankruptcy court ordered the CFTB to cease pursuing the former owners of Wilshire Courtyard.  The CFTB appealed the ruling, and oral argument was heard by the appellate court on May 13, 2011.  A decision is expected by the end of 2011.

In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Trinity Square Crossed Portfolio, representing 0.9% of the Initial Pool Balance, the guarantor of the non-recourse carve-outs was the president and principal in a real estate company that filed for bankruptcy in 1994, an involuntary bankruptcy petition was filed against the sponsor in 1997 (which the sponsor has indicated was ultimately settled and dismissed) and a paper company in which the sponsor has indicated it is a 47.5% owner filed for bankruptcy in 2010.

Tenant Issues

Tenant Concentrations.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

The Mortgaged Properties have certain single tenant concentrations as set forth below:

•
Thirty-six (36) of the Mortgaged Properties, securing in whole or in part 10 Mortgage Loans, representing in the aggregate approximately 16.1% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

•	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 10.3% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations across the mortgage pool as set forth below:

•
Affiliates of American Eagle Outfitters, Inc. are tenants at 6 of the Mortgaged Properties securing 6 Mortgage Loans, representing in the aggregate approximately 9.1% of the aggregate Underwritten NOI (calculated assuming the tenant’s rent as a percentage of the gross rent of the Mortgaged Property is equal to the tenant’s percent of the Underwritten NOI of the Mortgaged Property).

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

•
In addition, with respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as Arbor Park Shopping Center, Plaza at Cottonwood, Alhambra Renaissance Center, Rivercrest Realty Portfolio 2 – Northpointe Commons, Rivercrest Realty Portfolio 2 – Highlands Square, Winterhaven Square and Cole Portfolio – Ulta, representing collateral for approximately 1.0%, 0.7%, 0.6%, 0.4% , 0.4%, 0.3% and 0.1%, respectively, of the Initial Pool Balance, leases representing approximately 53.7%, 87.4%, 87.5%, 51.2% , 61.4%, 78.0% and 100%, respectively, of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to the maturity of the related Mortgage Loan.

Terminations.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant's use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant's use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights:

•
Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

•	Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.

•	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

•
Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, with respect to the Mortgage Loan identified as Park Place Mall on Annex A to this free writing prospectus, representing approximately 11.4% of the Initial Pool Balance, the second largest tenant, H&M, has termination options based on failure to meet certain sales targets.  See “Structural and Collateral Term Sheet—Park Place Mall” in Annex B to this free writing prospectus.

•
Further, certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark.

•
In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Other.  Tenants under certain leases included in the net underwritten cash flow may not be in occupancy as set forth below:

•
Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy. For example, in the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Park Place Mall, securing a Mortgage Loan representing approximately 11.4% of the Initial Pool Balance, the second largest tenant is in the process of finishing a buildout of the space, which represents approximately 3.9% of the net rentable square footage, is expected to take occupancy and to begin paying rent in October 2011.  In these cases we cannot assure you that these tenants will take occupancy of the related Mortgaged Properties.

•
In addition, the underwritten occupancy and net cash flow for some of the Mortgaged Properties may reflect rents from tenants whose lease terms or renewal leases are under negotiation but not yet signed. For example, with respect to the Mortgage Loan identified as Champlain Centre on Annex A to this free writing prospectus, representing approximately 2.0% of the Initial Pool Balance, the lease renewal for a tenant that represents approximately 3.3% of the net rentable square footage of the related Mortgaged Property has been negotiated and is expected to be executed as part of a larger package of deals within the borrower’s portfolio.  See “Structural and Collateral Term Sheet—Champlain Centre” in Annex B to this free writing prospectus.

If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  For example, with respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Parkdale Mall & Crossing, representing approximately 5.4% of the Initial Pool Balance by allocated loan amount, the former Steve & Barry’s space, representing approximately 4.2% of the net rentable square footage of the related Mortgaged Property, has been vacant since 2008.  We cannot assure you that if such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related Mortgage Loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Further, with respect to the Mortgaged Property identified as Southpark Office Building on Annex A to this free writing prospectus, securing a Mortgage Loan that represents approximately 0.7% of the Initial

Pool Balance, the Mortgaged Property is occupied by a single tenant representing approximately 75.5% of the net rentable square footage of the Mortgaged Property.  We cannot assure you that the remaining vacant space will be leased in a timely manner.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal with respect to Mortgaged Properties securing the top 10 Mortgage Loans by Cut-off Date Balance.

With respect to the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Cole Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related Mortgaged Properties identified on Annex A to this free writing prospectus as Cole Portfolio – Tractor Supply – Nixa and Cole Portfolio – Tractor Supply – Hamilton, representing approximately 0.1% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount, each has a related single tenant with a right of first refusal to purchase the related Mortgaged Property.  These rights are subordinated to the related Mortgage Loan and to a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

Borrower Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates as set forth below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Museum Square, representing 3.3% of the Initial Pool Balance, the non-recourse carve-out guarantor, which is an affiliate of the related borrower, has leased 5 spaces at the Mortgaged Property totaling 10,630 square feet, representing in the aggregate approximately 1.9% of the net rentable area.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Lake Buena Vista Factory Stores Phase II, representing 0.4% of the Initial Pool Balance, an affiliate of the related borrower has leased 255 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 0.5% of the net rentable area.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Trinity Square Crossed Portfolio – Trinity Square Retail Center, representing 0.3% of the Initial Pool Balance by allocated loan amount, an affiliate of the related borrower has master leased 1,775 square feet of net rentable area at the related Mortgaged Property, which represents approximately 6.7% of the net rentable area.

In some cases this affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the Mortgaged Property.  These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants, and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the Mortgage Loan as it can directly interrupt the cash flow from the Mortgaged Property if the borrower’s or its affiliate’s financial condition worsens.

Insurance Considerations

In the case of 47 Mortgage Loans, representing approximately 80.0% of the Initial Pool Balance, the related borrower maintains insurance under blanket policies.

In addition, certain Mortgaged Properties may be insured by a sole tenant.  For example:

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With respect to each Mortgaged Property that secures the Mortgage Loans identified on Annex A to this free writing prospectus as ARC Portfolio III, ATD and Whole Foods Charlottesville, representing approximately 0.8%, 0.8% and 0.5%, respectively, of the Initial Pool Balance, the borrower is not required to maintain the insurance coverage otherwise required by the mortgage loan documents to the extent that, among other conditions, the related tenant (or a subtenant or assignee for which the tenant remains responsible) maintains, either through a program of self insurance or otherwise, the insurance required under the related lease.

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With respect to the Mortgaged Property that secures the Mortgage Loan identified on Annex A to this free writing prospectus as All Saints Retail Condo, representing approximately 0.8% of the Initial Pool Balance, the borrower is not required to maintain the insurance coverage otherwise required by the mortgage loan documents to the extent that, among other conditions, the condominium association and the related tenant maintain insurance required under the mortgage loan documents and the related lease.

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With respect to the Mortgaged Property that secures the Mortgage Loan identified on Annex A to this free writing prospectus as Branhaven Plaza, representing approximately 0.7% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage provided by the Kohl’s tenant to satisfy the portion of its insurance requirements relating to the leased premises occupied by the Kohl’s tenant.

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With respect to each Mortgaged Property that secures the Mortgage Loan identified on Annex A to this free writing prospectus as ARCT Wal-Mart & Sam’s Portfolio, representing approximately 0.7% of the Initial Pool Balance, the borrower is not required to maintain the insurance coverage otherwise required by the mortgage loan documents to the extent that, among other conditions, the related tenant maintains insurance, either through a program of self insurance or otherwise.  However, with respect to the Mortgaged Property identified on Annex A to this free writing prospectus as ARCT Wal-Mart & Sam’s Portfolio – Wal-Mart Supercenter, the borrower may not rely on the insurance maintained by the related tenant after March 2016.

See “Risk Factors— Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Use Restrictions

Certain of the Mortgaged Properties that are subject to restrictions relating to the use of the Mortgaged Properties, such as the Mortgaged Properties set forth below:

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With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Shoppes at Chino Hills, securing a Mortgage Loan representing approximately 3.5% of the Initial Pool Balance, the Mortgaged Property is subject to a development agreement that restricts the use, tenancies, tenant size and tenant mix at the Mortgaged Property in various respects, with the stated intention of causing the mortgaged property to be operated as a first class lifestyle retail center.

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With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Park Point Syracuse University, securing a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the related ground lease under which the related borrower holds the leasehold estate in the Mortgaged Property that constitutes the collateral for the Mortgage Loan restricts the use of the related Mortgaged Property to Syracuse University student housing.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 9 Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Hyatt Regency Boston, Ashland Town Center, Courtyard and Residence Inn – Franklin, Hilton Suites Lexington Green, Holiday Inn Express Anchorage, Courtyard and Residence Inn – Southaven, Southpark Office Building, Embassy Suites – Tempe and Hampton Inn – Colorado Springs South, representing approximately 5.4%, 2.4%, 1.8%, 0.9%, 0.8%, 0.8%, 0.7%, 0.6% and 0.5%, respectively, of the Initial Pool Balance by allocated loan amount, the related loan-to-value ratios at maturity or Anticipated Repayment Date, as applicable, reflected in this free writing prospectus, are calculated using an “as stabilized” appraised value.

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With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Copper Beech Portfolio – CBTC 29 San Marcos, Rivercrest Realty Portfolio 2 – Ridgeview Plaza and Rivercrest Realty Portfolio 2 – East River Plaza, representing collateral for approximately 1.8%, 0.4% and 0.4%, respectively, of the Initial Pool Balance by allocated loan amount, the appraised value presented in this free writing prospectus as of the Cut-off Date reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have been satisfied.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Nonrecourse Carve-out Limitations

While the Mortgage Loans generally contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans that do not contain such carve-outs or contain limitations to such carve-outs, such as the Mortgage Loans set forth below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as AppleTree Business Park, representing approximately 2.2% of the Initial Pool Balance, the related borrower and a guarantor are liable with respect to a breach of environmental covenants in the related Mortgage Loan documents only to the extent not otherwise covered by an environmental insurance policy.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as All Saints Retail Condo, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan is recourse to the related borrower only (and not to a warm body guarantor) for standard non-recourse carve-outs and environmental liability.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Southpark Office Building, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan is nonrecourse to the related borrower and does not contain any nonrecourse carve-outs.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Branhaven Plaza, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan is nonrecourse to the related borrower except with respect to a nonrecourse carve-out relating to certain environmental matters, for which there is an environmental indemnity.

See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in this free writing prospectus.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Loan Pool Balance
6	0	69	96.5%
1	5	5	3.5%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

Seventy-three (73) of the Mortgage Loans, representing approximately 94.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).  One (1) of the Mortgage Loans, representing approximately 5.4% of the Initial Pool Balance, accrues interest assuming 30 days in a month and a 360-day year.

Nine (9) of the Mortgage Loans, representing approximately 18.3% of the Initial Pool Balance, provide for monthly payments of interest-only until its stated maturity date and, in the case of one Mortgage Loan, representing 2.7% of the Initial Pool Balance, its Anticipated Repayment Date (each, an “Interest-Only Mortgage Loan”).  Except as described below, the remaining 64 Mortgage Loans, representing approximately 79.1% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest-Only Mortgage Loans, the “Balloon Mortgage Loans”).  Six (6) of these Balloon Mortgage Loans, representing approximately 3.8% of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 24 months following the related origination date.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

Two (2) Mortgage Loans securing the Mortgaged Properties identified as Cole Portfolio and AppleTree Business Park on Annex A to this free writing prospectus (the “ARD Loans”), representing approximately 2.7% and 2.2%, respectively, of the Initial Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Loan Rate (the “Initial Rate”).  See Annex A to this free writing prospectus for the Anticipated Repayment Date for each of the ARD Loans.  See “Structural and Collateral Term Sheet—Cole Portfolio” and “—AppleTree Business Park” in Annex B to this free writing prospectus for the Revised Rate for each of the ARD Loans.  After its respective Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the related ARD Loan.  Further, in the case of the Mortgage Loan securing the Mortgaged Property identified as AppleTree Business Park on Annex A to this free writing prospectus, the final maturity date will be one year after the Anticipated Repayment Date and the borrower will be required to pay an extension fee in an amount of $50,000 to exercise its Anticipated Repayment Date option, which will be remitted 50% to the Master Servicer and 50% to the Special Servicer as additional servicing compensation.  While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of each ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates.  Additionally, an account was established at the origination of each ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property, although, in the case of each ARD Loan, the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date.  However, we cannot assure you that any of the ARD Loans will be prepaid on its Anticipated Repayment Date.

See “Risk Factors—Risks of Anticipated Repayment Date Loans” in this free writing prospectus.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged

Properties and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 1 to 7 payments) prior to the stated maturity date or Anticipated Repayment Date, as applicable.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant, that the related Mortgage Loans may be prepaid in part prior to the expiration of a defeasance lockout provision. See “—Additional Indebtedness” above.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to

Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

(i)              no event of default has occurred,

(ii)             the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,

(iii)            a Rating Agency Confirmation has been obtained from each Rating Agency,

(iv)            the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

(v)             the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative or the Whole Loan Directing Holder, as applicable, to any waiver of any such clause.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Defeasance; Collateral Substitution

The terms of 71 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 96.6% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  In addition, the Mortgage Loans identified on Annex A to this free writing prospectus as Champlain Centre and All Saints Retail Condo, representing approximately 2.0% and 0.8%, respectively, of the Initial Pool Balance, permit the related borrower to defease or prepay as described under “—Voluntary Prepayments” below).  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or the Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or, if applicable, the related Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment or, in the case of an ARD Loan, the Anticipated Repayment Date payment that would be due assuming that such ARD Loan matured on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Park Place Mall, representing approximately 11.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of one or more unimproved (or improved only by landscaping or utility facilities that are readily relocatable or surface parking areas not required for zoning) outparcels by substitution of another property, subject to the satisfaction of certain conditions, including if, after giving effect to the substitution, the fair market value of the Mortgaged Property is less than 80% of the outstanding principal balance of the Mortgage Loan (the “80% requirement”), the borrower (a) if on or after the first due date following the second anniversary of the Closing Date, defeases the portion of the Mortgage Loan as necessary in order to cause the unreleased portion of the Mortgage Loan to comply with the 80% requirement or (b) if prior to the first due date following the second anniversary of the Closing Date, prepays the Mortgage Loan in an amount equal to the lesser of the fair market value of the released parcel and the amount needed to comply with the 80% requirement.

Voluntary Prepayments

Seventy-one (71) of the Mortgage Loans, representing approximately 96.6% of the Initial Pool Balance, permit the related borrower after a 2-year lockout period and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan (or Whole Loan, if applicable).

One (1) of the Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, permits the related borrower (a) after a 2-year lockout period and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan and (b) to prepay the Mortgage Loan during such 2-year lockout period only if the lender withholds its consent to, or if a rating agency confirmation is not obtained with respect to, an assumption requested by the related borrower of the Mortgage Loan, with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount.

One (1) of the Mortgage Loans, representing approximately 0.8% of the Initial Pool Balance, permits the related borrower (a) after a 2-year lockout period, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan if such substitution of U.S. government securities occurs prior to the related Due Date in August 2016, (b) to prepay the Mortgage Loan at any time on and after the related due date in September 2014 and prior to the related Due Date in September 2015, with the payment of an amount equal to the greater of (i) 2% of the prepaid amount or (ii) a yield maintenance charge plus 1.0% percent of the prepaid amount and (c) to prepay the Mortgage Loan at any time on and after the related Due Date in September 2015 and prior to the related due date in August 2016, with the payment of an amount equal to a yield maintenance charge plus 1.0% of the prepaid amount.  If the total cost to defease the Mortgage Loan would be less than the yield maintenance and prepayment premium costs described in clauses (b) and (c) above, and provided the prepayment occurs after a 2-year lockout period, the borrower is required to defease the Mortgage Loan.

One (1) of the Mortgage Loans, representing approximately 0.6% of the Initial Pool Balance, permits the related borrower to prepay the Mortgage Loan at any time after a lockout period of 30 payments with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs on or prior to the related Due Date in January 2016.

In addition, certain of the Mortgage Loans permit partial prepayment in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties.  See “—Partial Releases” below.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans		% of Initial Pool Balance
1	1		0.8%
3	31		35.0%
4	36	(1)	53.3%
5	2		5.7%
6	3		3.1%
7	1		2.2%

(1)
With respect to the Mortgage Loan identified as Red Lion Hotel – Seattle, WA on Annex A to this free writing prospectus, the borrower is permitted to prepay the related Mortgage Loan during such “open period” only if the borrower simultaneously prepays the related mezzanine loan.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or in certain cases partial prepayment.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this offering circular as Park Place Mall, representing approximately 11.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of one or more unimproved outparcels or parcels acquired after origination, subject to the satisfaction of certain conditions, including (i) if, after giving effect to the release, the fair market value of the Mortgaged Property is less than 80% of the outstanding principal balance of the Mortgage Loan, the borrower (a) if on or after the first due date following the second anniversary of the Closing Date, defeases the portion of the Mortgage Loan as necessary in order to cause the unreleased portion of the Mortgage Loan to comply with the 80% requirement or (b) if prior to the first due date following the second anniversary of the Closing Date, prepays the Mortgage Loan in an amount equal to the lesser of the fair market value of the released parcel and the amount needed to comply with the 80% requirement, and (ii) delivery of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Copper Beech Portfolio, representing approximately 6.8% of the Initial Pool Balance, at any time on or after the first due date following the second anniversary of the Closing Date, the Mortgage Loan documents permit the release of individual Mortgaged Properties, subject to the satisfaction of certain conditions, including (i) delivery of defeasance collateral sufficient to defease an amount equal to the lesser of (a) 125% of the allocated loan amount for each Mortgaged Property being released and (b) the portion of the outstanding principal balance of the Mortgage Loan that has not been defeased as of the release date, (ii) after giving effect to the release, the debt service coverage ratio (as calculated pursuant to the loan documents) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.44x and (b) the debt service coverage ratio (as calculated pursuant to the loan documents) immediately prior to the release and (iii) delivery of Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this offering circular as Parkdale Mall & Crossing, representing approximately 5.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of a parcel of the Mortgaged Property (which parcel was given no value in connection with the underwriting of the Mortgage Loan), subject to the satisfaction of certain conditions, including (i) if, after giving effect to the release, the fair market value of the Mortgaged Property is less than 80% of the adjusted issue price of the Mortgage Loan, the borrower (a) if on or after the first due date following the second anniversary of the Closing Date, defeases the portion of the Mortgage Loan as necessary in order to cause the unreleased portion of the Mortgage Loan to comply with the 80% requirement or (b) if prior to the first due date following the second anniversary of the Closing Date, prepays the Mortgage Loan in an amount equal to the lesser of the fair market value of the released parcel and the amount needed to comply with the 80% requirement, and (ii) delivery of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this offering circular as Museum Square, representing approximately 3.3% of the Initial Pool Balance, the Mortgage Loan documents permit the release of an unimproved outparcel after the four-month anniversary of the origination date, subject to the satisfaction of certain conditions, including (i) after giving effect to the release, the loan-to-value ratio (as calculated pursuant to the loan documents) for the remaining portions of the Mortgaged Property is no greater than 50% and (ii) delivery of Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Cole Portfolio, representing approximately 2.7% of the Initial Pool Balance, at any time on or after the first due date following the second anniversary of the Closing Date, the Mortgage Loan documents permit the release of individual Mortgaged Properties, subject to the satisfaction of certain conditions, including (i) delivery of defeasance collateral sufficient to defease an amount equal to (a) 120% of the allocated loan amount for each Mortgaged Property being released in the case of each CVS property, the Volusia Square property and the Shoppes at Port Arthur property and (b) 115% of the allocated loan amount for each Mortgaged Property being released in the case of each other Mortgaged Property, (ii) after giving effect to the release, the debt service coverage ratio (as calculated pursuant to the loan documents) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.37x and (b) the debt service coverage ratio (as calculated pursuant to the loan documents) immediately prior to the release and (iii) delivery of Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Lehigh Valley Portfolio – Group 4, representing approximately 1.3% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (i) partial defeasance (or after December 6, 2015 partial prepayment) of the Mortgage Loan in the amount of 120% of the then allocated loan amount for the Mortgaged Property to be released, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is equal to or greater than the greater of (x) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (y) 1.60x, (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 68.3% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release, and (iv) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is equal to or greater than the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 10.3%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Lehigh Valley Portfolio – Group 2, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (i) partial defeasance (or after December 6, 2015 partial prepayment) of the Mortgage Loan in the amount of 120% of the then allocated loan amount for the Mortgaged Property to be released, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 1.70x, (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 70.5% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release, and (iv) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 10.9%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Arbor Park Shopping Center, representing approximately 1.0% of the Initial Pool Balance, at any time on or after the first anniversary of the origination date, the Mortgage Loan documents permit the release of the parcel of the Mortgaged Property subject to a lease with the Chili’s tenant, subject to the satisfaction of certain conditions, including (i) prepayment of the Mortgage Loan in an amount equal to 115% of the allocated loan amount for such parcel, (ii) after giving effect to the release, the debt service coverage ratio (as calculated pursuant to the loan documents) for the remaining portions of the Mortgaged Property is at least equal to the greater of (a) 1.35x and (b) the debt service coverage ratio (as calculated pursuant to the loan documents) immediately prior to the release and (iii) after giving effect to the release, the loan-to-value ratio (as calculated pursuant to the loan documents) for the remaining portions of the Mortgaged Property is no greater than 75%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Trinity Square Crossed Portfolio, representing approximately 0.9% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (i) partial defeasance of the related Mortgage Loan in the amount of 120% of the allocated loan amount for the Mortgaged Property to be released, or 125% of the allocated loan amount if the Mortgaged Property identified in the related Mortgage Loan documents as the Trinity Square Property is the Mortgaged Property to be released, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 1.25x, (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 66.99% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release, (iv) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 9.30%, and (v) if required by the lender, delivery of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as ARC Portfolio III, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (i) partial defeasance (or, after April 6, 2016, partial prepayment) of the Mortgage Loan in the amount of 115% of the allocated loan amount for the Mortgaged Property to be released, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan for the full 12 calendar months immediately prior to the release and (b) 2.90x, (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the lesser of (a) 52.2% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release, and (iv) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 12.8%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Midland Apartment Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (i) partial defeasance of the Mortgage Loan in the amount of 125% of the allocated loan amount for the Mortgaged Property to be released, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 1.31x, (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the lesser of (a) 68.9% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release, and (iv) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 11.1%.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as SST - Racetrack & Bonanza Self Storage, representing approximately 0.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged

Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (i) partial defeasance of the Mortgage Loan in the amount of 125% of the allocated loan amount for the Mortgaged Property to be released, (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan for the twelve full calendar months preceding the release and (b) 1.34x and (iii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the lesser of (a) 70.0% and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this free writing prospectus.

Escrows

Sixty-six (66) of the Mortgage Loans, representing approximately 71.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixty-four (64) of the Mortgage Loans, representing approximately 73.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifty-two (52) of the Mortgage Loans, representing approximately 52.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-three (33) of the Mortgage Loans, representing approximately 53.3% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus.  For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

The Whole Loan

General

One (1) of the Mortgage Loans secured by the Mortgaged Properties identified as Copper Beech Portfolio on Annex A to this free writing prospectus, representing approximately 6.8% of the Initial Pool Balance, consists of the senior note in a split loan structure as to which the same mortgage instrument secures all notes evidencing the entire debt comprising such split loan structure.  The note not included in the Issuing Entity relating to this Mortgage Loan is, after a material default, subordinate to the subject Mortgage Loan and is referred to in this free writing prospectus as a “Companion Loan” and such

Companion Loan, together with the related Mortgage Loan is referred to as the “Whole Loan” in this free writing prospectus.

The Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.  In connection with the Whole Loan, the rights between the Trustee on behalf of the Issuing Entity and the Companion Loan holder are generally governed by a co-lender agreement (an “Intercreditor Agreement”).

The table below provides certain information with respect to the Mortgage Loan that has a corresponding Companion Loan.

Mortgage Loan Name	Mortgage Loan Cut-off Date Principal Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Whole Loan LTV	Mortgage Loan DSCR		Whole Loan DSCR
Copper Beech Portfolio	$119,502,551	$9,958,546	$129,461,097	5.45000%	68.3%	74.0%	1.48	x	1.37	x

The Copper Beech Portfolio Co-Lender Agreement

General

One (1) Mortgage Loan, identified as Copper Beech Portfolio on Annex A to this free writing prospectus (the “Copper Beech Portfolio Mortgage Loan”), is evidenced by the senior of two notes, each of which is secured by a single Mortgage and a single assignment of leases and rents.  The Companion Loan, which is evidenced by the subordinate of the two notes, will not be part of the Issuing Entity.  The Copper Beech Portfolio Mortgage Loan, together with the Companion Loan, is referred to as the “Whole Loan” in this free writing prospectus.

The Copper Beech Portfolio Mortgage Loan and the Companion Loan are cross-collateralized and cross-defaulted.  With respect to all numerical and statistical information presented in this free writing prospectus with respect to the Copper Beech Portfolio Mortgage Loan, such information does not take into account the Companion Loan unless otherwise expressly stated.

The Whole Loan and the related Mortgaged Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the related Intercreditor Agreement to the extent set forth in the related Intercreditor Agreement.  In servicing such Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the Companion Loan as a collective whole.  The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the Whole Loan.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the Companion Loan will be distributed to such holder net of certain fees and expenses on the Companion Loan as set forth in the related Intercreditor Agreement.

Servicing Provisions of the Intercreditor Agreement

The Master Servicer and the Special Servicer will service and administer the Copper Beech Portfolio Mortgage Loan and the Companion Loan pursuant to the Pooling and Servicing Agreement and the Intercreditor Agreement for so long as such Mortgage Loan is part of the Issuing Entity. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Copper Beech Portfolio Mortgage Loan or the Companion Loan if the proposed amendment, modification or extension would constitute an Copper Beech Portfolio Major Decision under the related Intercreditor

Agreement without the consent of the holder of the Companion Loan provided that the Companion Loan is not subject to an AB Control Appraisal Period.

Application of Payments

Pursuant to the related Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to payments due under the related Mortgage Loan, or (ii) an event of default which results in the related Mortgage Loan or the Whole Loan becoming accelerated or becoming serviced by the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement, or (iii) any bankruptcy or insolvency event that constitutes an event of default under the related Mortgage Loan documents (each of clauses (i)-(iii), an “AB Material Event of Default”) (or, if such a default has occurred, but the holder of the Companion Loan has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Operating Advisor, Certificate Administrator or Trustee, payments and proceeds received with respect to the Whole Loan will generally be applied in the following order:

First, to the Issuing Entity, in an amount equal to accrued and unpaid interest due on the outstanding principal balance of the related Mortgage Loan at its interest rate;

Second, to the Issuing Entity, in an amount equal to its pro rata portion of all principal payments, if any, on the Whole Loan (based on the respective principal balances of the related Mortgage Loan and the Companion Loan for the related Due Date) until the principal balance has been paid in full;

Third, to the Issuing Entity, in an amount up to the amount of unreimbursed costs and expenses paid by the Issuing Entity (or any Master Servicer on its behalf) not previously reimbursed;

Fourth, to the holder of the Companion Loan, in an amount equal to the accrued and unpaid interest due on the outstanding principal balance of the Companion Loan at its interest rate;

Fifth, to the holder of the Companion Loan, in an amount equal to its pro rata portion of all principal payments, if any, on the Whole Loan (based on the respective principal balances of the related Mortgage Loan and the Companion Loan for the related Due Date) until the principal balance has been paid in full;

Sixth, to the Issuing Entity and the holder of the Companion Loan, in an amount equal to their respective pro rata shares of any yield maintenance charge received in respect of the Whole Loan (based on the product of their respective percentage interests multiplied by their relative spread (as set forth in the related Intercreditor Agreement));

Seventh, to the holder of the Companion Loan, in an amount equal to the aggregate amount of all payments made by it in connection with the exercise of its cure rights under the related Intercreditor Agreement;

Eighth, if the principal balance of the Companion Loan has been reduced in connection with any modification, amendment, waiver, restructuring or workout of the Whole Loan, any proceeds of any foreclosure sale or liquidation of the Whole Loan in excess of the amounts required to be paid in accordance with the foregoing clauses first through seventh, to the holder of the Companion Loan in an amount equal to the amount of such reduction and interest on those reimbursed amounts;

Ninth, to the Issuing Entity and the holder of the Companion Loan, in an amount equal to their respective pro rata shares of the amount of any assumption or transfer fees actually received from the related borrower which are not required to be paid to the Master Servicer or Special Servicer, as applicable, in connection with the Pooling and Servicing Agreement; and

Tenth, to the Issuing Entity and the holder of the Companion Loan, an amount equal to their respective pro rata shares (based on their respective initial principal balances) of any amount available to be distributed in connection with the Whole Loan that is not otherwise distributable in accordance with the foregoing clauses first through ninth.

Following the occurrence and during the continuance of an AB Material Event of Default, after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Operating Advisor, Certificate Administrator or Trustee, payments and proceeds with respect to the Whole Loan will generally be applied in the following order in each case to the extent of available funds.

First, to the Issuing Entity, in an amount equal to accrued and unpaid interest due on the outstanding principal balance of the related Mortgage Loan at its interest rate;

Second, to the Issuing Entity, in an amount equal to the principal balance of the related Mortgage Loan, until such principal balance has been paid in full;

Third, to the Issuing Entity, in an amount equal to the amount of unreimbursed costs and expenses paid by the Issuing Entity (or any Master Servicer on its behalf);

Fourth, to the holder of the Companion Loan, in an amount equal to the accrued and unpaid interest due on the outstanding principal balance of the Companion Loan at its interest rate;

Fifth, to the holder of the Companion Loan in an amount equal to the principal balance of the Companion Loan, until such principal balance has been paid in full;

Sixth, to the holder of the Companion Loan, in an amount equal to the aggregate amount of all payments made by it in connection with the exercise of its cure rights under the related Intercreditor Agreement;

Seventh, to the Issuing Entity and the holder of the Companion Loan, in an amount equal to their respective pro rata shares of any yield maintenance charge received in respect of the Whole Loan (based on the product of their respective percentage interests multiplied by their relative spread (as set forth in the Intercreditor Agreement));

Eighth, if the principal balance of the Companion Loan has been reduced in connection with any modification, amendment, waiver, restructuring or workout of the Whole Loan, any proceeds of any foreclosure sale or liquidation of the Whole Loan in excess of the amounts required to be paid in accordance with the foregoing clauses first through seventh, to the holder of the Companion Loan in an amount equal to the amount of such reduction and interest on those reimbursed amounts;

Ninth, to the Issuing Entity and the holder of the Companion Loan, in an amount equal to their respective pro rata shares of the amount of any assumption or transfer fees actually received from the related borrower which are not required to be paid to the Master Servicer or Special Servicer, as applicable, in connection with the Pooling and Servicing Agreement; and

Tenth, to the Issuing Entity and the holder of the Companion Loan, an amount equal to their respective pro rata shares (based on their respective initial principal balances) of any amount available to be distributed in connection with the Whole Loan that is not otherwise distributable in accordance with the foregoing clauses first through ninth.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Whole Loan that results in a monetary event of default or a non-monetary event of default exists with respect to the Whole Loan, prior to the occurrence of an AB Control Appraisal Period, the holder of the Companion Loan will have the right, but not the obligation, to cure such event of default subject to certain limitations set forth in the related Intercreditor Agreement. The holder of the Companion Loan, will be limited to 6 cure payments over the life of the Whole Loan, no more than 3 of which may be consecutive.  So long as the holder of the Companion Loan is exercising a cure right, neither the Master Servicer nor the Special Servicer will be permitted to treat such event of default as an event of default for purposes of transferring the Whole Loan to special servicing or exercising remedies.

An “AB Control Appraisal Period” will be deemed to have occurred with respect to the Companion Loan, if and for so long as (a)(1) the initial principal balance of the Companion Loan, minus (2) the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Companion Loan, (y) any Appraisal Reduction with respect to the Whole Loan allocated to the Companion Loan, and (z) any realized principal losses with respect to the Whole Loan allocated to the Companion Loan, is less than (b) twenty-five percent (25%) of the initial principal balance of the Companion Loan, less any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Companion Loan.

Whole Loan Directing Holder

The Whole Loan Controlling Holder will be entitled to act (directly or through a representative) as the directing holder for the Whole Loan (the “Whole Loan Directing Holder”).

The “Whole Loan Controlling Holder” will, as of any date of determination, be:

(a)      the Companion Loan holder, unless (i) an AB Control Appraisal Period has occurred and is continuing, or (ii) the Companion Loan holder is a related borrower or one of its affiliates; and

(b)      the holder of the Copper Beech Portfolio Mortgage Loan, if (i) an AB Control Appraisal Period has occurred and is continuing, or (ii) the Companion Loan holder is a related borrower or one of its affiliates.

For purposes of determining whether an AB Control Appraisal Period has occurred, the Companion Loan holder is entitled to post collateral to offset any Appraisal Reduction with respect to the Whole Loan.

Amendments and Consents

Prior to the occurrence and continuance of an AB Control Appraisal Period, the consent of the holder of the Companion Loan is required for any Copper Beech Portfolio Major Decision; provided, that the foregoing does not relieve the Master Servicer or Special Servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC provisions of the Code.

In addition, prior to the occurrence and continuance of an AB Control Appraisal Period, the Master Servicer or Special Servicer, as applicable, will be required to consult with the holder of the Companion Loan, before taking certain other actions with respect to the Whole Loan as provided for in the related Intercreditor Agreement.

“Copper Beech Portfolio Major Decisions” means each of the following:

•
any modification of, or waiver with respect to, the Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Whole Loan or a modification or waiver of any other monetary term of the Whole Loan relating to the amount or timing of any payment of principal or interest or any other sums due and payable under the related Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the Mortgage Loan documents, including but not limited to provisions which restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the related borrower;

•	any modification of, or waiver with respect to, the Whole Loan that would result in a discounted pay-off of the Companion Loan;

•
any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

•	any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

•	any substitution of collateral for the Whole Loan to the extent the consent of the holder of the related Mortgage Loan is required under the related Mortgage Loan documents;

•
any release of the related borrower or guarantor from liability with respect to the Whole Loan including, without limitation, by acceptance of an assumption of the Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the related Mortgage Loan documents;

•
any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•
any transfer of the related Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower, except in each case as expressly permitted by the related Mortgage Loan documents;

•
any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the consent of the holder of the Whole Loan is required under the related Mortgage Loan documents);

•	the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty;

•
the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the related Mortgage Loan pursuant to the related Intercreditor Agreement has expired or been waived;

•
the filing of any bankruptcy petition against the related borrower or any guarantor or seeking the appointment of a receiver, conservator or trustee for the borrower or any guarantor, any adoption or approval of a plan in bankruptcy or reorganization of any borrower or any guarantor or any other party required to be a single purpose entity under the related Mortgage Loan documents;

•
the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material discretion on the part of the holder of the Whole Loan; and

•
to the extent the holder of the Whole Loan has approval rights or discretion under the related Mortgage Loan documents, and subject to the REMIC provisions of the Code, any approval of casualty/condemnation insurance settlements or any determination to apply casualty proceeds toward repayment of the related Mortgage Loan rather than toward restoration.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the Whole Loan Directing Holder that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the Intercreditor Agreement.

Purchase Option

If an event of default with respect to the Whole Loan has occurred and is continuing, the holder of the Companion Loan will have the option to purchase the related Mortgage Loan from the Issuing Entity at a price generally equal to the sum, without duplication, of (a) the principal balance of the related Mortgage Loan, (b) accrued and unpaid non-default interest on the related Mortgage Loan through the end of the related interest accrual period, (c) any other amounts due under the Mortgage Loan, but excluding yield maintenance charges, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed Advances and any expenses incurred by any party in enforcing the Mortgage Loan documents, including among other items, P&I Advances and any accrued and unpaid Special Servicing Fees, (e) any accrued and unpaid interest on Advances, (f) and any Liquidation Fees or Workout Fees payable with respect to such Whole Loan, if (i) the Whole Loan borrower or borrower related party is the purchaser or (ii) if the Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the related Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the related Intercreditor Agreement.

The option to purchase with respect to the Copper Beech Portfolio Mortgage Loan is exercisable by the holder of the Companion Loan at any time after the occurrence and continuation of an event of default under the Whole Loan, and generally terminates upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property.  The Intercreditor Agreement related to the Copper Beech Portfolio Mortgage Loan requires that the Issuing Entity notify the holder of the Companion Loan if title to the applicable Mortgaged Property is transferred to the Issuing Entity (or a designee on its behalf) less than ten (10) days after the acceleration of the Whole Loan, to allow the holder of the Companion Loan to respond and purchase the related Mortgage Loan.

Special Servicer Appointment Rights

For so long as the Companion Loan holder is the Whole Loan Directing Holder, it will be entitled to replace the Special Servicer with respect to the Whole Loan at any time, with or without cause, subject to certain exceptions, upon delivery of a Rating Agency Confirmation.

Shari’ah Compliant Lending Structure

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Southpark Office Building (the “Southpark Mortgage Loan”), representing approximately 0.7% of the  Initial Pool Balance, was structured as a Shari’ah compliant loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

The borrower under the Southpark Mortgage Loan is a Delaware limited liability company owned 100% by GSS Contract Services V, Inc., a third party retained to act as a non-Shari’ah compliant accommodation party.  The borrower leases the entire related Mortgaged Property to a special purpose entity (the “Southpark Master Tenant”).  The Southpark Master Tenant (along with the related property manager) operates the related Mortgaged Property in accordance with the terms of the master lease.

The rent paid under the master lease will, in the aggregate, equal the debt service and other payments required under the loan documents for the Southpark Mortgage Loan.  The master lease, pursuant to its terms, is subordinated to the related Mortgage Loan documents.  A default under the master lease will also be a default under the Southpark Mortgage Loan.  Also, the Southpark Master Tenant has entered into an assignment of leases and rents with respect to the subtenant (i.e., the third party space tenant) at the related Mortgaged Property, which document collaterally assigns to the related borrower the rights to collect such rents upon a default under the master lease.  The related borrower has collaterally assigned such document to the lender as security for the Southpark Mortgage Loan.

The Southpark Master Tenant holds a purchase option with respect to the related Mortgaged Property.  However, the purchase option is subordinated to, and may only be exercised in accordance with, the related Mortgage Loan documents.

The Southpark Master Tenant is structured as a 2% equity interest to MIC GSA Equity Company Ltd. and a 98% non-voting equity interest to MIC GSA NV Equity Company Ltd., each of which are controlled by Muthanna Investment Company (“Muthanna”).  Muthanna is a Kuwaiti closed shareholding company incorporated in March 1999 and regulated by the Central Bank of Kuwait as an investment company.  Muthanna is a wholly owned subsidiary of Kuwait Finance House K.S.C., a Kuwaiti registered Islamic bank, whose shares are listed on the Kuwait Stock Exchange.  Muthanna is engaged in Islamic investment and financing activities, equity trading, private equity investments and real estate investment activities.  According to Muthanna’s consolidated financial statements dated December 31, 2009, as of the year end 2009, Muthanna had total assets of $121,013,070 and total equity of $49,994,877.

Significant Obligors

The Mortgaged Property identified on Annex A to this free writing prospectus as Park Place Mall, securing a Mortgage Loan that represents 11.4% of the Initial Pool Balance, is a “significant obligor” as such term is used in Items  1101 and 1112 of Regulation AB with respect to this offering.  The borrower under the related Mortgage Loan is Park Mall L.L.C.  See “Structural and Collateral Term Sheet—Park Place Mall” in Annex B to this free writing prospectus.

The Mortgaged Property identified on Annex A to this free writing prospectus as 1551 Broadway, securing a Mortgage Loan that represents 10.3% of the Initial Pool Balance, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB) with respect to this offering.  The borrowers under the related Mortgage Loan are 1551 Broadway Owner LLC and 1555 Broadway Owner LLC.  Additionally, American Eagle Outfitters, Inc., which is the guarantor of the lease of the sole tenant at the Mortgaged Property and the parent of such tenant, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB) with respect to this offering.  Selected financial information for American Eagle Outfitters, Inc. is set forth in Annex F to this free writing prospectus.  Affiliates of American Eagle Outfitters, Inc. are also tenants at the Mortgaged Properties identified on Annex A to this free writing prospectus as Park Place Mall, Parkdale Mall & Crossing, Shoppes at Chino Hills, Ashland Town Center and Champlain Centre, representing in the aggregate approximately 0.5% of the aggregate Underwritten NOI (calculated assuming the tenant’s rent as a percentage of the gross rent of the Mortgaged Property is equal to the tenant’s percent of the Underwritten NOI of the Mortgaged Property); however, American Eagle Outfitters, Inc. is not the guarantor of the related leases at those Mortgaged Properties.  See “Structural and Collateral Term Sheet—1551 Broadway” in Annex B to this free writing prospectus and “Selected Financial Information for American Eagle Outfitters, Inc.” in Annex F to this free writing prospectus.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated October 1, 2011 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Sponsor will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to the Trustee or to a document custodian appointed by the Trustee, which in this case will be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the Whole Loan, as applicable), or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan, if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of the Whole Loan, a copy of the related Intercreditor Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee; (xviii) an original or copy of any mezzanine intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan and any related assignment thereof.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution, or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(1)      the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

(2)      all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

(3)      all unreimbursed property protection advances relating to that Mortgage Loan, plus

(4)      all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

(5)      to the extent not otherwise covered by clause 4 of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan, plus

(6) if the affected Mortgage Loan is not repurchased by the Sponsor within 180 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect or defeasance, a Liquidation Fee in connection with such repurchase.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y)

each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee Fee Rate and the Certificate Administrator Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the series 2011-GC5 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

Additional Information

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Goldman Sachs Mortgage Company

General.  Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of the Depositor, an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, Goldman Sachs Lending Partners LLC, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program.  As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P. and Goldman Sachs Lending Partners LLC, and other underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.  As of June 30, 2011, GSMC acted as a sponsor and mortgage loan seller on 57 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $1.064 billion of commercial loans in solely private offerings in calendar year 2010.  To date, GSMC has securitized approximately $1.141 billion of commercial loans in solely private offerings in calendar year 2011.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Citigroup Global Markets Realty Corp.

General.  Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation. CGMRC is an affiliate of the Certificate Administrator and Citigroup Global Markets Inc., one of the underwriters.

CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program.  CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0 and $1.05 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009 and 2010, respectively.  To date, CGMRC has securitized approximately $529,604,175 of commercial loans in solely private offerings in calendar year 2011.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans or, if applicable, the Whole Loan, over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan or Whole Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans or the Whole Loan.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, Goldman Sachs Lending Partners LLC, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) to appoint a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) pay any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) to promptly deliver to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) to provide information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC and grantor trust tax administration, (vi) to indemnify the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) to mail the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Mortgage Company, Goldman Sachs Lending Partners LLC, Citigroup Global Markets Realty Corp. and RAIT Partnership, L.P. are referred to as the “Originators” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

The Goldman Originators

Each of GSCMC, GSLP and GSMC, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and GS Commercial Mortgage Securities Corporation II, the Depositor.  GSCMC, GSLP and GSMC are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GSCMC and GSLP are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2010	$1.6 billion	$1.1 billion
2009	$440.0 million	$400.0 million
2008	$46.6 million	$773.0 million

Floating Rate Commercial Mortgage Loans

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2010	$0	$0
2009	$0	$0
2008	$2.1 billion	$0

Overview.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below.  However, variations from these guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ underwriting standards is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each mortgage loan originated by a Goldman Originator is performed by a deal team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements”, “—Third Party Reports—Property Analysis”, “—Third Party Reports—Appraisal and Loan-to-Value Ratio”, “—Third Party Reports—Environmental Report”, “—Third Party Reports—Physical Condition Report”, “—Third Party Reports—Title Insurance Policy” and “—Third Party Reports—Property Insurance” below).

A member of the applicable Goldman Originator deal team performs or engages a third party to perform an inspection of the property, as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The applicable Goldman Originator deal team also performs a review of the financial status, credit history and background of the borrower and certain key principals.  Among the items generally reviewed are financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more  credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  Each Goldman Originator’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.25x and maximum loan-to-value (LTV) of 75%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan.  Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned parameters.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each of its Mortgage Loans as reported in this free writing prospectus and Annex A to this free writing prospectus.  Property and loan information is typically updated for securitization if at a significantly later time, including a complete re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Amortization Requirements.  While each Goldman Originator’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term.  However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus generally reflects a calculation based on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  Each Goldman Originator may require borrowers to fund escrows for taxes, insurance and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Servicing.  Interim servicing for all loans originated by a Goldman Originator prior to securitization is typically performed by Archon Group, L.P., an affiliate of the Goldman Originators.  However, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, Archon Group, L.P. may retain primary servicing.

Citigroup Global Markets Realty Corp. and RAIT Partnership, L.P.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below.  The RAIT Mortgage Loans, while originated by RAIT, were re-underwritten by CGMRC in accordance with the underwriting criteria described below prior to CGMRC’s purchase of those mortgage loans from RAIT.  However, variations from these guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, underwriter, commercial closer and a third party due diligence provider under the review of CGMRC.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements”,  “—Third Party Reports—Property Analysis”, “—Third Party Reports—Appraisal and Loan-to-Value Ratio”, “—Third Party Reports—Environmental Report”, “—Third Party Reports—Physical Condition Report”, “—Third Party Reports—Title Insurance Policy” and “—Third Party Reports—Property Insurance” below).

A member of the CGMRC deal team or one of its affiliates is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its affiliates also perform a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan.  Certain properties may also be encumbered by subordinate debt secured by the related Mortgaged Property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each Mortgage Loan as reported in this free writing prospectus and Annex A to this free writing prospectus.  Property and loan information is typically updated for securitization, including a complete re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term.  However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflects a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case by case basis and are not required for all CGMRC commercial mortgage loans.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which may be retained post securitization including the applicable fees.  Interim servicing for the RAIT Mortgage Loans was performed by RAIT prior to the transfer of those Mortgage Loans to CGMRC, upon which the Mortgage Loans were serviced by a nationally recognized rated third party interim servicer.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Third Party Reports

General.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating their respective Mortgage Loans, the Originators generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Property Analysis.  Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  Each Originator typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the Mortgaged Properties (including loan to value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties.  Historical operating results of the Mortgaged Properties used in these appraisals may not be comparable to future operating results.  In addition, other factors may impair the Mortgaged Properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Environmental Report.  Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Originator.  Each Originator or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  Each Originator generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by a structural engineering firm approved by such Originator.  Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and each Originator or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Each Originator typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2011-GC5, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and/or servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool —Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement (the “Trustee”).

DBNTC is a national banking association with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – GS11C5, and its telephone number is (714) 247-6000.  DBNTC and its affiliates have provided corporate trust services since 1991.  DBNTC and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011, DBNTC and its affiliates have been appointed to act as trustee or certificate administrator on eight series of commercial mortgage-backed securities with an aggregate principal balance of approximately $7 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBNTC, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

The foregoing information has been provided by DBNTC.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Rating Agencies.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificates may remove the Trustee upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the removal or resignation of such Trustee.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and a Rating Agency Confirmation must be obtained.

Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee (the “Trustee Fee”).  The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00017% per annum (the “Trustee Fee Rate”) which, together with the Servicing Fee Rate, the Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”.  The Trustee Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee.  The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first two paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

If no Event of Default has occurred, and after the curing or waiver of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this free writing prospectus), the Special Servicer, the Certificate Administrator or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator

Citibank, N.A. (“Citibank”) will act as certificate administrator pursuant to the Pooling and Servicing Agreement (in such capacity, the “Certificate Administrator”).  Citibank is an affiliate of Citigroup Global Markets Inc., an underwriter, and Citigroup Global Markets Realty Corp., an Originator and a Sponsor.  The corporate trust office of the Certificate Administrator responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Global Transaction Services—GS Mortgage Securities Trust 2011-GC5, Series 2011-GC5 and the office for certificate transfer services is located at 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window.

Citibank is a national banking association and a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank has primary corporate trust offices located in both New York and London.  Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the end of the second quarter of 2011, Citibank’s Agency and Trust group managed in excess of $4.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.  Citibank Agency and Trust has provided trustee services since 1987 for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.  As of the end of the second quarter of 2011, Citibank acted as trustee and/or paying agent for approximately thirteen transactions backed by commercial mortgages with an aggregate principal balance of approximately $12.0 billion.  The Depositor, the underwriters, the Sponsors, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Citibank and its affiliates.

Citibank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement.  The custodian is responsible to hold and safeguard the Mortgage Note and other contents of the Mortgage File with respect to each Mortgage Loan on behalf of the Trustee and the Certificateholders.  The custodian maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management.  Files are segregated by transaction and/or issuer.  Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than nine years.  Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Citibank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and the filing of annual reports on Form 10-K and other reports on Form 8-K (in accordance with the Pooling and Servicing Agreement) that are required to be filed with the SEC on behalf of the Issuing Entity.  Citibank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 10 years and in connection with commercial mortgage-backed securities since 2006.  Citibank has acted as securities administrator with respect to ten series of commercial mortgage-backed securities and, as of the end of the second quarter of 2011, was acting as securities administrator with respect to more than approximately $8.5 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies and procedures with respect to its securities administration function other than changes required by applicable laws.  In the past three years, Citibank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or securities administrator with respect to commercial mortgage-backed securities.  There are no material pending legal or other proceedings involving the Certificate Administrator that would have a material adverse impact on investors in the Offered Certificates.

The foregoing five paragraphs have been provided by Citibank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator (except for the information under the first 5 paragraphs of this section entitled “—The Certificate Administrator”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

The Certificate Administrator may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Trustee, the Special Servicer, the Operating Advisor and the Rating Agencies.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all the Certificates may remove the Certificate Administrator upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  The Certificate Administrator will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the removal or resignation of such Certificate Administrator.  Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000 and a Rating Agency Confirmation must be obtained.

As compensation for the performance of its routine duties, the Certificate Administrator will be paid a fee (the “Certificate Administrator Fee”).  The Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00063% per annum (the “Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate, the Trustee Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan.  The Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator (in its capacity as Certificate Administrator) be required to perform, or be responsible for the manner of performance of, any of the obligations of the Trustee, the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.

The Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and exclusively dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at One Greenwich Office Park North, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.   Mr. Callahan has historically focused on subordinate debt trading of CMBS and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action.  More than $0.5 trillion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the US Government.  Recent assignments include that of operating advisor or trust advisor for over $9 billion of CMBS securitizations.

Pentalpha Surveillance is not an affiliate of the Depositor, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Sponsors, the Originators or the “significant obligors” (as such term is used in Items 1101 and 1112 of Regulation AB) with respect to this offering.

From time to time Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business.  However, there are currently no legal proceedings pending,

and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

In the normal course of conducting its business, Pentalpha Surveillance and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance. These parties may have included any Sponsor and its respective affiliates, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Controlling Class Representative, and these relationships could continue in the future. Each of these relationships may involve a conflict of interest with respect to Pentalpha Surveillance’s duties as Operating Advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the Operating Advisor performs its duties under the Pooling and Servicing Agreement.

The foregoing information has been provided by Pentalpha Surveillance.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described in under “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under  “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see  “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Whole Loan) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party subservicers.  The Master Servicer will be responsible for paying the servicing fees of any subservicer.  Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and the holder of the Companion Loan for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans and the Companion Loan (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010	As of 6/30/2011
By Approximate Number:	43,720	41,703	39,125	39,613
By Approximate Aggregate Unpaid Principal Balance (in billions):	$491.4	$473.4	$451.09	$442.88

Within this portfolio, as of June 30, 2011, are approximately 27,613 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $360.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2011, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2008	$384,974,195,963	$152,404,687	0.04%
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
YTD Q2 2011	$341,658,872,897	$1,852,032,605	0.54%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, Inc. and Standard & Poor’s Ratings Services as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies is outlined below:
	Fitch	S&P
Primary Servicer:	CPS2+	Above Average
Master Servicer:	CMS2	Above Average

The long-term deposits of Wells Fargo are rated “AA” by Standard & Poor’s Ratings Services, “Aa2” by Moody’s  Investor Services, Inc. and “AA-” by Fitch, Inc.  The short-term deposits of Wells Fargo are rated “A-1+” by Standard & Poor’s Ratings Services, “P-1” by Moody’s Investor Services, Inc. and “F1+” by Fitch, Inc.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	entry of new loan data and document collection;

•	performance of quality control measures for new loans boarded;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wells Fargo for approval; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the underlying Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, and an affiliate of Citigroup Global Markets Inc., one of the underwriters, Wells Fargo acts as primary servicer with respect to mortgage loans owned by CGMRC from time to time, including, prior to their inclusion in the Issuing Entity, some of the Mortgage Loans to be transferred by CGMRC. There are currently no outstanding servicing advances made by Wells Fargo in regards to any Mortgage Loan being transferred by CGMRC that is serviced by Wells Fargo prior to its inclusion in the Issuing Entity.

The foregoing information has been provided by Wells Fargo.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The Special Servicer

Torchlight Loan Services, LLC (“Torchlight”), a Delaware limited liability company, will act as the special servicer (in such capacity, the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement.

Torchlight’s principal servicing office is located at 230 Park Avenue, 12th Floor, New York, New York 10169 and its telephone number is (212) 883-2800. Torchlight is wholly owned by Torchlight Investors, LLC which through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	investing in high-yielding real estate loans;

•	investing in unrated and non-investment grade rated securities issued pursuant to CMBS transactions; and

•	distressed debt workout, through Torchlight, its nationally rated special servicing affiliate.

Torchlight has substantial experience in working out loans and has been engaged in servicing CMBS assets since December 2007.  Torchlight’s then affiliated predecessor had been engaged in servicing CMBS assets since 1998.  In the past three years, Torchlight has resolved over $1.55 billion of U.S. commercial and multifamily loans.

The table below sets forth information about Torchlight’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:
CMBS Pools	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010	As of 6/30/2011
By Approximate Number	19	19	19	20
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(1)	$27,500,000,000	$26,500,000,000	$24,900,000,000	$25,100,000,000
Actively Specially Serviced Portfolio By Approximate Number of Loans(2) (2)	35	160	173	184
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$555,000,000	$2,440,000,000	$2,950,000,000	$3,400,000,000

(1)	Includes all loans in Torchlight’s portfolio for which Torchlight is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of December 31, 2010, Torchlight had 36 personnel involved in the special servicing of commercial real estate assets, of which 15 were dedicated to the special servicing business unit.  As of December 31, 2010, Torchlight specially services a portfolio which included approximately 173 loans throughout the 50 United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $2.95 billion, all of which are commercial or multifamily real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates. Accordingly, the assets that Torchlight services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. Torchlight does not service or manage any assets other than commercial and multifamily real estate assets.

Torchlight has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Torchlight has recognized that technology can greatly improve its performance as a special servicer, and Torchlight’s Intranet based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Torchlight occasionally engages consultants to perform property inspections and to provide asset management and/or loan workout services on certain properties. Torchlight does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Torchlight does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the mortgage pool performance or the performance of the certificates.

Torchlight will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Torchlight may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Torchlight has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.  There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Torchlight or of which any of its property is the subject, which is material to the certificateholders. Torchlight is not an affiliate of the Depositor, the Sponsors, the Issuing Entity, the Master Servicer, the Certificate Administrator, the Trustee, any Originator or the “significant obligors” (as such term is used in Items 1101 and 1112 of Regulation AB) with respect to this offering.

There are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between Torchlight or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the subject securitization transaction – between Torchlight or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Torchlight as master servicer, primary servicer or special servicer, as applicable, including as a result of Torchlight’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Torchlight has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Torchlight in securitization transactions.

From time to time, Torchlight and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Torchlight does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as Special Servicer. Torchlight is an affiliate of the entity (and an affiliate of the manager of such entity) that is anticipated to be acquiring the initial Controlling Class of Certificates and to be, or to appoint, the initial Controlling Class Representative.

The foregoing information has been provided by Torchlight.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated without cause by the Certificateholders, the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event and other than with respect to the Whole Loan, for so long as the Companion Loan holder is the Whole Loan Directing Holder) and the Whole Loan Directing Holder (with respect to the Whole Loan, for so long as the Companion Loan holder is the Whole Loan Directing Holder) as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (or Whole Loans, if applicable) (or any successor REO Mortgage Loan or successor REO Companion Loan).  With respect to each Mortgage Loan or Whole Loan (or any successor REO Mortgage Loan or successor REO Companion Loan), the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a rate (the “Servicing Fee Rate”), which together with the Certificate Administrator Fee Rate, the Trustee Fee Rate and the Operating Advisor Fee Rate is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (or Whole Loan, if applicable); (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan or Whole Loan (which may be zero), (b) 100% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable) and (c) in the case of the Mortgage Loan identified as AppleTree Business Park on Annex A to this free writing prospectus, 50% of any extension fee actually paid by the borrower in connection with the borrower’s option to exercise the related Anticipated Repayment Date option pursuant to the related Mortgage Loan documents.  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan or Whole Loan documents that does not involve a modification (as evidenced by a signed writing), assumption, extension, waiver or amendment of the terms of the Mortgage Loan or Whole Loan documents.

“Excess Assumption Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Assumption Fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees), over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding Special Servicing Fees,

Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such assumption fees (which such additional expenses will be reimbursed from such assumption fees) and (B) expenses previously paid or reimbursed from Assumption Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.

“Excess Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan (or Whole Loan, if applicable), over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Modification Fees (which such additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan or Whole Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees, Consent Fees and defeasance fees).  For each modification, extension, waiver or amendment of a Mortgage Loan in connection with working out that Mortgage Loan, the Modification Fees (other than Modification Fees with respect to property releases and permitted transfers that are contemplated by, and performed in accordance with, the terms of the related loan agreement) collected from the related borrower (taken in the aggregate with any other Modification Fees collected from the related borrower within the prior 12 months) will be subject to a cap of 1.0% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment); provided that no Modification Fee cap will be less than $25,000.

“Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, and excluding any amounts allocable to a Companion Loan pursuant to the related Intercreditor Agreement.

“Ancillary Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, assumption fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to any Mortgage Loan (or the Whole Loan) and reimbursed from such Penalty Charges (which such additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

"Assumption Fees" means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loan on the same basis as interest is calculated on the related Specially Serviced Mortgage Loans and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Mortgage Loan that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Mortgage Loans.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest and principal received on that Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (g) of the definition of “Specially Serviced Mortgage Loan” and no event of default actually occurs, unless the Mortgage Loan or Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.  The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan and received by the Special Servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan (or Whole Loan, if applicable) again becomes a Corrected Mortgage Loan.

The “Workout Fee Rate” will be a rate equal to (a) 1.0% with respect to any Mortgage Loan (or Whole Loan, if applicable), or (b) if such rate in clause (a) would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan through and including the related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Whole Loans that were Corrected Mortgage Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a

Specially Serviced Mortgage Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of the Liquidation Fee Rate to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Modification Fees paid by or on behalf of the related borrower with respect to the Mortgage Loan or REO Property and received by the Special Servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by the next paragraph, no Liquidation Fee will be less than $25,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by the Controlling Class Representative (based on the Controlling Class Purchase Option), or a mezzanine loan holder, or the holder of any Companion Loan, in each case within 90 days of (a) when the related purchase option first becomes exercisable or (b) with respect to the Controlling Class Representative, the later of (1) the date such Mortgage Loan becomes a defaulted Mortgage Loan and (2) the date such Mortgage Loan becomes a Specially Serviced Mortgage Loan, or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

The “Liquidation Fee Rate” will be a rate equal to 1.0%.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan or Whole Loan (which may be zero) and 100% of any assumption application fees with respect to Specially Serviced Mortgage Loans, (b) any interest or other income earned on deposits in the REO Accounts and (c) in the case of the Mortgage Loan identified as AppleTree Business Park on Annex A to this free writing prospectus, 50% of any extension fee actually paid by the borrower in connection with the borrower’s option to exercise the related Anticipated Repayment Date option pursuant to the related Mortgage Loan documents.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.001975% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $15,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount		Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer	accrue on the related Stated Principal Balance at a rate, which together with the Certificate Administrator Fee Rate, the Trustee Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	interest collections

Additional Servicing Compensation / Master Servicer	–	a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan	from time to time	the related fee/ investment income

	–	100% of assumption application fees on non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable)	from time to time

–
in the case of the Mortgage Loan identified as AppleTree Business Park on Annex A to this free writing prospectus, 50% of any extension fee actually paid by the borrower in connection with the borrower’s option to exercise the related Anticipated Repayment Date option pursuant to the related Mortgage Loan documents upon receipt of such extension fee

Type/Recipient	Amount		Frequency	Source of Funds

	–	all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer	accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Mortgage Loan that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Mortgage Loans (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Mortgage Loan and prorated for partial periods)		monthly	general collections

Work-out Fee / Special Servicer	(a) 1.0% of each collection of principal and interest on each Corrected Mortgage Loan with respect to any Mortgage Loan (or Whole Loan, if applicable), or (b) if such rate in clause (a) would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan through and including the related maturity date		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer	with respect to each Specially Serviced Mortgage Loan and REO Property, 1.0% of each recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and/or payments from the borrower		upon receipt of such proceeds and payments	the related liquidation proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	–	a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees	from time to time	the related fee/ investment income

	–	100% of assumption application fees on Specially Serviced Mortgage Loans	from time to time

–
in the case of the Mortgage Loan identified as AppleTree Business Park on Annex A to this free writing prospectus, 50% of any extension fee actually paid by the borrower in connection with the borrower’s option to exercise the related Anticipated Repayment Date option pursuant to the related Mortgage Loan documents upon receipt of such extension fee

Type/Recipient	Amount		Frequency	Source of Funds

	–	all investment income received on funds in any REO Account	from time to time

Certificate Administrator Fee / Certificate Administrator	accrues at a per annum rate equal to 0.00063% which, together with the Servicing Fee Rate, the Trustee Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections

Trustee Fee / Trustee	accrues at a per annum rate equal to 0.00017% which, together with the Servicing Fee Rate, the Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the basis of 30 days in a month assuming a 360-day year and prorated for any partial periods)		monthly	general collections

Operating Advisor Fee / Operating Advisor	accrue at a per annum rate equal to 0.001975% which, together with the Servicing Fee Rate, the Certificate Administrator Fee Rate and the Trustee Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the basis of 30 days in a month assuming a 360-day year and prorated for any partial periods)		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $15,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan		time to time	paid by related borrower

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances		time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate		when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Type/Recipient	Amount	Frequency	Source of Funds

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer	amounts for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification	time to time	general collections

Affiliates and Certain Relationships

The Depositor is an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, Goldman Sachs Commercial Mortgage Capital, L.P. and Goldman Sachs Lending Partners LLC, each an Originator, and Goldman Sachs & Co., one of the underwriters.  In addition, Citibank, N.A., the Certificate Administrator, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are all affiliated with each other.  In addition, Wells Fargo Bank, National Association, the Master Servicer, is an affiliate with Wells Fargo Securities, LLC, one of the underwriters.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 15 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class S Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.  The Class X-A and Class X-B Certificates are referred to as the “Class X Certificates” in this free writing prospectus.  The Certificates other than the Class S and Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class R Certificates and the Class S Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of the Whole Loan, only to the extent of the Issuing Entity’s interest in the REO Property; (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and any account established in connection with REO Properties (an “REO Account”), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amounts shown below (in each case, subject to a variance of plus or minus 5%):
Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$90,398,000
Class A-2	$476,574,000
Class A-3	$86,430,000
Class A-4	$568,249,000
Class X-A	$1,402,717,000
Class X-B	$342,498,806
Class A-S	$181,066,000
Class B	$95,987,000
Class C	$69,808,000
Class D	$74,172,000
Class E	$28,360,000
Class F	$23,996,000
Class G	$50,175,806

The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus.  The Certificate Principal Amount of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, holders of such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have a Certificate Principal Amount.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates.  The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.

The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loans.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any compound interest thereon, to the extent permitted by applicable law.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class R or Class S Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(x)      the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)      all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(2)      all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

(3)      all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(4)      with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(5)      Excess Interest;

(6)      all yield maintenance charges and prepayment premiums;

(7)      all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(8)      any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(y)      all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(z)      for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, (ii) any Mortgage Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) any Mortgage Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in

November 2011, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not a business day, the next business day.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of the Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of a Class of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [        ]%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4

and Class A-S Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class B, Class C, Class D, Class E, Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date). The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the table on the cover page of this free writing prospectus.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, with respect to all Mortgage Loans that accrue on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) (commencing in 2012) will be determined net of the Withheld Amounts, and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March (commencing in 2012) will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan as of any date of determination will be equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee Fee Rate and the Certificate Administrator Fee Rate.  In addition, for the Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee Fee Rate and the Certificate Administrator Fee Rate and for the Companion Loan will equal the Servicing Fee Rate for the Companion Loan, in each case will be calculated on the same basis as interest is calculated on the related Mortgage Loan.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note or Intercreditor Agreement in each case without giving effect to the default rate or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan (or Whole Loan, if applicable) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date.  The Stated Principal Balance of a Mortgage Loan (or Whole Loan, if

applicable) may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan (or Whole Loan, if applicable) or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan (or Whole Loan, if applicable) is paid in full or the Mortgage Loan (or Whole Loan, if applicable, or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan (or Whole Loan, if applicable) will be zero.

The “Principal Distribution Amount” for any Distribution Date will be equal to (a) the sum, without duplication, of:

(i)              the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(ii)             the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(iii)            Unscheduled Payments on deposit in the Collection Account as of the related Determination Date; and

(iv)            the Principal Shortfall, if any, for such Distribution Date, less

(b)      the sum, without duplication, of the amount of any reimbursements of:

(i)             Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(ii)            Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including any REO Mortgage Loans) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of liquidation proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

An “REO Companion Loan” is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)       to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(ii)      to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iii)     to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero; and

(iv)     to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Sixth, to the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Ninth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twelfth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through

Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of their respective Certificate Principal Amounts.

Excess Interest.  On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the ARD Loans during the one month period ending on the related Determination Date to the Class S Certificates.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders as follows: (a) pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-S and Class X-A Certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B Certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (b) as among the Classes of Certificates in each YM Group, in the following manner:  (1) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (2) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.   If there is more than one Class of Sequential Pay Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class R Certificates or the Class S Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

Absent express provisions in the loan documents or the related Intercreditor Agreement, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, liquidation proceeds, condemnation proceeds or insurance proceeds in the absence of such express provisions and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived) will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated or in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan (including the Whole Loan) exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, exclusive of any amounts payable to the holder of any Companion Loan pursuant to the related Intercreditor Agreement) will be deemed allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees).

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the

extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Sequential Pay Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and excluding any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) for which such Servicing Fees are being paid in respect of the related Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero.  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates by the other Sequential Pay Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Whole Loan, if applicable) on the earliest of:

•
the date on which a modification of the Mortgage Loan (or Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Whole Loan), or changes any other material economic term of the Mortgage Loan (or Whole Loan) or impairs the security of the

Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Whole Loan) following the occurrence of a Servicing Transfer Event,

•	that date on which the Mortgage Loan (or Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

•
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur),

•	that date on which the related Mortgaged Property became an REO Property,

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property,

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

•	the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  Subject to the discussion under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus with respect to the Whole Loan, no appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to the Whole Loan, interest on the Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have no been escrowed).  The Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Whole Loan will be allocated to notionally reduce the outstanding principal balance of the Companion Loan prior to any allocation to the related Mortgage Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the related property type and market.

With respect to the Whole Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the Mortgage Loan and the Companion Loan, and all resulting Appraisal Reductions will be allocated first to the Companion Loan and then to the related Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Mortgage Loan or Whole Loan as to which an Appraisal Reduction has occurred (unless the Mortgage Loan or Whole Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan or Whole Loan.

In connection with the Whole Loan, the holder of the Companion Loan will be entitled to require additional appraisals for the purposes of determining the identity of the Whole Loan Directing Holder.  See “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Any Mortgage Loan or Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Mortgage Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing holders of each Class of Control Eligible Certificates of any such Appraisal Reduction.

Any Class of Control Eligible Certificates, the Certificate Principal Amount of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Principal Amount of such class) has been reduced to less than 25% of its initial Certificate Principal Amount, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Principal Amount) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared by an Appraiser. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted is required to recalculate such Appraisal Reduction based upon such second appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Principal Amount notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the holders of the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, during such period.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates and the Class S Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by Non-Reduced Certificates.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal

Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, in which case such Certificate will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is or is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream

Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the “Euroclear Operator”), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that

DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”), any Companion Loan holder or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will transmit a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of a defaulted loan purchase option by the holder of the Companion Loan (in the case of the Whole Loan) or the exercise of purchase options by the holder of a mezzanine loan.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates.  Realized Losses are likely to occur only in connection with a default on a Mortgage Loan, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date.  Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  See Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.  Additionally, certain of the Mortgage Loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related Mortgage Loan documents.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

In addition, if the Master Servicer or the Trustee reimburses itself out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates and will result in a reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the Master Servicer or the Trustee reimburses itself out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates and extending the weighted average life of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates, may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Offered Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under each ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in August 2044.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of the month), (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this free writing prospectus with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in November 2011, (x) the Certificates will be issued on October 13, 2011, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) the ARD Loans prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification and (xiv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates are set forth on page S-12 of this free writing prospectus.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor.  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance and fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2012	80%	80%	80%	80%	80%
October 10, 2013	58%	58%	58%	58%	58%
October 10, 2014	34%	34%	34%	34%	34%
October 10, 2015	8%	8%	8%	8%	8%
October 10, 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.30	2.30	2.30	2.30	2.30
First Principal Payment Date	Nov 2011	Nov 2011	Nov 2011	Nov 2011	Nov 2011
Last Principal Payment Date	Mar 2016	Feb 2016	Jan 2016	Jan 2016	Dec 2015

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance and fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2012	100%	100%	100%	100%	100%
October 10, 2013	100%	100%	100%	100%	100%
October 10, 2014	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.68	4.67	4.66	4.64	4.47
First Principal Payment Date	Mar 2016	Feb 2016	Jan 2016	Jan 2016	Dec 2015
Last Principal Payment Date	Aug 2016	Aug 2016	Aug 2016	Aug 2016	Aug 2016

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance and fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2012	100%	100%	100%	100%	100%
October 10, 2013	100%	100%	100%	100%	100%
October 10, 2014	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	97%	97%	97%	97%	97%
October 10, 2017	76%	76%	76%	76%	76%
October 10, 2018	55%	55%	55%	55%	55%
October 10, 2019	32%	32%	32%	32%	32%
October 10, 2020	8%	8%	8%	8%	8%
October 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.21	7.20	7.20	7.20	7.20
First Principal Payment Date	Aug 2016	Aug 2016	Aug 2016	Aug 2016	Aug 2016
Last Principal Payment Date	Mar 2021	Jan 2021	Dec 2020	Dec 2020	Dec 2020

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance and fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2012	100%	100%	100%	100%	100%
October 10, 2013	100%	100%	100%	100%	100%
October 10, 2014	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019	100%	100%	100%	100%	100%
October 10, 2020	100%	100%	100%	100%	100%
October 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.55	9.53	9.51	9.48	9.29
First Principal Payment Date	Mar 2021	Jan 2021	Dec 2020	Dec 2020	Dec 2020
Last Principal Payment Date	Jun 2021	Jun 2021	Jun 2021	May 2021	Mar 2021

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including October 1, 2011 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance and Fixed Prepayment Premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance and Fixed Prepayment Premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance and Fixed Prepayment Premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance and Fixed Prepayment Premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of October 1, 2011 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans (including the Whole Loans) and any REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.  The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information in this free writing prospectus supplements any information set forth in the prospectus.

Servicing of the Whole Loan

In general, the Whole Loan and the Companion Loan will be serviced and administered under the Pooling and Servicing Agreement and the Intercreditor Agreement, as applicable, as though the Companion Loan was a part of the Mortgage Pool.  If the Companion Loan of the Whole Loan becomes a Specially Serviced Mortgage Loan, then the Whole Loan will become a Specially Serviced Mortgage Loan.  For more detailed information, including any termination rights with respect to the Special Servicer, please see “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator as soon as available. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Certificate Administrator, or any custodian for the Certificate Administrator, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price. This substitution or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Whole Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers.  The Master Servicer will be responsible for paying the servicing fees of any subservicer.  Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the holder of the Companion Loan for the servicing and administering of the Mortgage Loans (or Whole Loans, if applicable) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (including the Whole Loans) and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Whole Loans) and, if applicable, the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with:

•	the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Whole Loans;

•	with a view to—

1.      the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or the Whole Loans), or

2.      in the case of (a) a Specially Serviced Mortgage Loan or (b) a Mortgage Loan or Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if the Whole Loan is involved, with a view to the maximization of recovery on the Whole Loan to the Certificateholders and the holder of the Companion Loan (as if they were one lender)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement,

2.      the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer,

3.      the obligation, if any, of the Master Servicer to make Advances,

4.      the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

5.      the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan—

•	which is not a Specially Serviced Mortgage Loan, or

•	that is a Corrected Mortgage Loan.

A “Specially Serviced Mortgage Loan” means any Mortgage Loan (including the Whole Loan, REO Mortgage Loan and REO Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows, unless the holder of the Companion Loan is exercising cure rights in accordance with the related Intercreditor Agreement:

(a)      the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

•	except in the case of a Mortgage Loan or Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

•
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Master Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)      there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to the Whole Loan, for so long as the Companion Loan holder is the Whole Loan Directing Holder) or the Whole Loan Directing Holder (with respect to the Whole Loan, for so long as the Companion Loan holder is the Whole Loan Directing Holder), as applicable) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affects the interests of Certificateholders (or in the case of the Whole Loan, the Certificateholders or the holder of the Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or in the case of the Whole Loan, the Certificateholders or the holder of the Companion Loan); or

(c)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

(d)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)      the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)      the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)      the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to the Whole Loan, for so long as the  Companion Loan holder is the Whole Loan Directing Holder) or the Whole Loan Directing Holder (with respect to the Whole Loan, for so long as the Companion Loan holder is the Whole Loan Directing Holder), as applicable) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affect the interests of Certificateholders or, in the case of Whole Loans, the interests of the holder of the Companion Loan, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Whole Loan).

It shall be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to the Whole Loan, for so long as the Companion Loan holder is the Whole Loan Directing Holder) or the Whole Loan Directing Holder (with respect to the Whole Loan, for so long as the Companion Loan holder is the Whole Loan Directing Holder), as applicable), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative and the Whole Loan Directing Holder, as applicable, will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or the Whole Loan Directing Holder, as applicable, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (including the Whole Loans) will become a “Corrected Mortgage Loan” when:

•
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one loan in a Whole Loan, it will be considered to exist for the entire Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Whole Loan) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Mortgage Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced Mortgage Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Whole Loan) to the Special Servicer when that Mortgage Loan (or Whole Loan) becomes a Specially Serviced Mortgage Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Whole Loan) to the Master Servicer when it becomes a Corrected Mortgage Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Mortgage Loans and act as disposition manager of REO Properties.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan (but not the Companion Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including the Whole Loan) to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Mortgage Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any a Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, New York edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

None of the Master Servicer or the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its commercially reasonable judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its commercially reasonable judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans.  Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be evidenced by an officers’ certificate delivered to the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee.  Although the Special Servicer may determine whether an outstanding Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.  In the absence of a determination by the Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable; provided, however, that the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to the Whole Loan, the holder of the Companion Loan (as a collective whole as if such Certificateholders and the holder of the Companion Loan constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Advances made with respect to the Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate from (i) Penalty Charges, Modification Fees and Assumption Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated companion collection account (the “Companion Collection Account”) with respect to the Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of the Whole Loan in the Companion Collection Account.  The Issuing Entity will only be entitled to amounts on deposit in the Companion Collection Account to the extent these funds are not otherwise payable to a Companion Loan holder.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account, in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the Available Funds and any prepayment premiums or yield maintenance charges.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account, as applicable, on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of a Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account.  The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by that Master Servicer on or prior to the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Sequential Pay Certificates, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and all Realized Losses on such Certificates after application of the Available Funds for such Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, each Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer on behalf of the Certificate Administrator) on behalf of the holders of Certificates.  Each of the Collection Account, the Companion Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, the Companion Collection Account, each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and the Companion Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will be payable to the Certificate Administrator.

Application of Penalty Charges, Modification Fees and Assumption Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted under any related Intercreditor Agreement) all Penalty Charges, Modification Fees and Assumption Fees received with respect to a Mortgage Loan or Whole Loan during the related one-month period ending on the related Determination Date:

(i)              first, to the extent of all Penalty Charges, Modification Fees and Assumption Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances) and the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees), in each case, with respect to such Mortgage Loan or Whole Loan;

(ii)              second, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances);

(iii)              third, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity);

(iv)              fourth, (a) to the extent of all remaining Penalty Charges, to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances with respect to any Mortgage Loan or Whole Loan that have been determined to be Non-Recoverable Advances and related interest on Non-Recoverable Advances; and (b) to the extent of any remaining Modification Fees and any remaining Assumption Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation;

(v)              fifth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to any Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account, unless such amounts were previously paid or reimbursed by the borrower (and such amounts will be deposited in the Collection Account as recoveries of such Non-Recoverable Advances);

(vi)              sixth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to any Mortgage Loan or Whole Loan previously paid from the Collection Account (and such amounts will be deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity); and

(vii)              seventh, to the extent of all remaining Penalty Charges, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges and (II) the Certificate Administrator Fee and the Trustee Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess liquidation proceeds received in the applicable one-month period ending on the related Determination Date, if any, (C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive its rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•
such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the Mortgaged Property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under

“—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•
such Mortgage Loan (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan and Companion Loan, if any, and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $5,000,000).

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2012; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every 12 months until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be treated as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and the Master Servicer is required to use commercially reasonable efforts to cause any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the holder of the Companion Loan on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Trustee and the Operating Advisor, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each servicing function participant (other than another such party to the Pooling and Servicing Agreement) to furnish), annually, to the Trustee, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event), the Depositor and the holder of the Companion Loan, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, the Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or the Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, the holder of a Companion Loan or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Events of Default

“Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)
(i) any failure by the Master Servicer to make a required deposit to the Collection Account or the Companion Collection Account or remit to the holder of any Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)
any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)
any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 30 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights or, if affected thereby, the holder of the Companion Loan; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(d)
any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or by the holder of a Companion Loan that is affected thereby; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e)
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and

(f)
Fitch, Moody’s or Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Fitch, Moody’s or Morningstar, as applicable, within 60 days of such event).

Rights Upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Event of Default on the part of the Master Servicer affects the Companion Loan holder and the Master Servicer is not otherwise terminated or (2) if an Event of

Default on the part of the Master Servicer affects only the Companion Loan, then the Master Servicer may not be terminated by or at the direction of the holder of the Companion Loan, but the Trustee, at the written direction of the holder(s) of the Companion Loan, will be required to direct the Master Servicer to appoint a sub-servicer that will be responsible for servicing the Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Event of Default” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clause (f) under “—Events of Default” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which Fitch, Moody’s and Morningstar have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Certificate Administrator and the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby shall have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

The Trustee and Certificate Administrator will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee and or the Certificate Administrator, as applicable reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

Waivers of Events of Default

An Event of Default may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except a default in making any required deposits to or payments from the Collection Account, the Companion Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement).  If an Event of Default by the Master Servicer is waived in connection with a Whole Loan, the holder of the Companion Loan may require that the Master Servicer appoint a sub-servicer to service the Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)	if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Controlling Class Representative; and

(b)
if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least

25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote to terminate and replace the Special Servicer, the Trustee will be required to obtain a Rating Agency Confirmation from each Rating Agency, terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the suggested successor Special Servicer.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote will be an additional expense of the Issuing Entity.

Notwithstanding the foregoing, in the case of the Whole Loan, for so long as the holder of the Companion Loan is the Whole Loan Directing Holder, only the holder of the Companion Loan may, without cause, replace the Special Servicer for the Whole Loan.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or, as applicable, the holder of the Companion Loan:

(a)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holder of the Companion Loan;

(b)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or of the holder of the Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)
to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, the holder of the Companion Loan or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus);

(e)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of the Companion Loan, as evidenced by an opinion of counsel;

(f)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of the Companion Loan; and

(g)
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer;

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement will be permitted if the amendment would change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement without the consent of the related Sponsor or change in any manner the obligations or rights of any underwriter without the consent of the related underwriter.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or the Whole Loan, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Companion Loan without the consent of the related holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of the holder of the Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holder of the Companion Loan, as applicable, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect the holder of a Companion Loan without its consent, or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Realization Upon Mortgage Loans

Specially Serviced Mortgage Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be a Property Advance.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative (other than with respect to the Whole Loan prior to an AB Control Appraisal Period) and (prior to an AB Control Appraisal Period) the Whole Loan Directing Holder (with respect to the Whole Loan).

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the holder of the Companion Loan, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or the holder of the Companion Loan, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or

“operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the holder of the Companion Loan (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the holder of the Companion Loan (as a collective whole as if the Issuing Entity and, if applicable, the holder of the Companion Loan constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the holder of the Companion Loan, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the holder of the Companion Loan.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or the Whole Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property shall be sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property.  Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that liquidation proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan becoming a defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the defaulted Mortgage Loan on behalf of the Certificateholders and the Companion Loan holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or bids received regarding the sale of any defaulted Mortgage Loan or any REO Property.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Whole Loan, the occupancy level and physical condition of the defaulted Mortgage Loan and the state of the local economy.

If the highest bidder is an Interested Person (provided that the Trustee may not be a bidder), then the Trustee will be required to determine whether the cash bid constitutes a fair price.  However, no bid from an Interested Person will constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such defaulted Mortgage Loan, the Trustee will be required to obtain, and will be required to rely on, a new appraisal conducted in accordance with the Pooling and Servicing Agreement.  The cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Except following the occurrence and during the continuance of a Consultation Termination Event, any sale of any defaulted Mortgage Loan for less than the Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”) will be subject to the right of the Controlling Class Representative to match the price at which the defaulted Mortgage Loan is to be sold and purchase such defaulted Mortgage Loan instead of the original bidder (the “Controlling Class Purchase Option”).  The Controlling Class Representative will be required to notify the Special Servicer of its intention to exercise such Controlling Class Purchase Option within 5 business days of written notice from the Special Servicer, and will be required to purchase the related Mortgage Loan within 15 business days of the written notice from the Special Servicer.  In the event the Controlling Class Representative does not exercise its Controlling Class Purchase Option and any contemplated sale is not ultimately consummated, the Controlling Class Representative will have the Controlling Class Purchase Option with respect to any subsequent sale of that defaulted Mortgage Loan by the Special Servicer.  If the Controlling Class Representative exercises the Controlling Class Purchase Option, then the Trustee will be required to determine whether the purchase price constitutes a fair price pursuant to the Pooling and Servicing Agreement.  Any costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Purchase Option will be reimbursable by the Controlling Class Representative.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the holder of the Companion Loan and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, but subject to the Controlling Class Purchase Option with respect to a defaulted Mortgage Loan, the Special Servicer will not be required to accept the highest cash offer for a defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to the Whole Loan, the holder of the Companion Loan (as a collective whole as if such Certificateholders and, if applicable, such Companion Loan holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of the Whole Loan, the Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, such Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Sponsor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Mortgage Loan, the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Major Decision), or (b) with respect to any Specially Serviced Mortgage Loan, the Special Servicer, in each case subject to the consulting rights of the Operating Advisor and the consent or consulting rights of the Controlling Class Representative or the Whole Loan Directing Holder (as applicable), to modify, waive or amend any term of any Mortgage Loan or Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions, such calculation shall exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Mortgage Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan or Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to the Whole Loan may be subject to the approval of the holder of the Companion Loan as described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the Companion Loan holder (only in the case of the Whole Loan), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or the Whole Loan and the date of the modification and deliver a copy to the Trustee, the Companion Loan holder (only in the case of the Whole Loan), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the agreement.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Whole Loan, if applicable) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans and (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 30 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 30-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)              any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(ii)             any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(iii)            any sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”);

(iv)            any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)             any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(vi)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)            any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan documents);

(viii)           releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(ix)            any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion;

(x)             the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(xi)            following a default or an event of default with respect to a Mortgage Loan, any acceleration of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(xii)           any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xiii)          any determination of an Acceptable Insurance Default;

(xiv)          any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(xv)           any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Whole Loan, the holder of the Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or a Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as determined by the Certificate Registrar from time to time, with notice of such selection delivered to the Master Servicer, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative.

The initial Controlling Class Representative will be Torchlight Investors, LLC, on behalf of one or more managed funds or accounts.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A "Consultation Termination Event"  will occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer or Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer or the Trustee may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class.  The Master Servicer, Special Servicer and the Trustee may each rely on any such list so provided.

A “Control Termination Event” will occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing

Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related co-lender agreements or the REMIC provisions.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Notwithstanding the foregoing, in the case of the Whole Loan, for so long as the holder of the Companion Loan is the Whole Loan Directing Holder, only the holder of the Companion Loan may exercise the rights of the Controlling Class Representative described in this “—Controlling Class Representative” section.  In addition, for so long as the holder of the Companion Loan is the Whole Loan Directing Holder, it will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event, and it will have such additional rights as are described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing

Agreement or any Intercreditor Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Mortgage Loans to the extent described in this free writing prospectus and the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor's review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an "advisor" for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” and “—Asset Status Reports” in this free writing prospectus.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC servicer watch list and Specially Serviced Mortgage Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. The Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class

Representative or Whole Loan Directing Holder in connection with the Controlling Class Representative’s or the Whole Loan Directing Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative (with respect to any Mortgage Loan other than the Whole Loan) and the Whole Loan Directing Holder (with respect to the Whole Loan) other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a math error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative or the Whole Loan Directing Holder and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative or the Whole Loan Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Controlling Class Representative (with respect to any Mortgage Loan other than the Whole Loan), the Whole Loan Directing Holder (with respect to the Whole Loan), the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor, the Controlling Class Representative or the Whole Loan Directing Holder, in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative or the Whole Loan Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (other than with respect to the Whole Loan prior to an AB Control Appraisal Event) or, prior to an AB Control Appraisal Period, the Whole Loan Directing Holder (with respect to the Whole Loan) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or the Whole Loan Directing Holder, as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver to the Special Servicer, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to the Whole Loan, for so long as the Companion Loan holder or its designee is the Whole Loan Directing Holder) and the Whole Loan Directing Holder (with respect to the Whole Loan, for so long as the Companion Loan holder or its designee is the Whole Loan Directing Holder) any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or the Certificate Administrator or to the Operating Advisor and the Certificate Administrator by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(d)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(e)      the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  The appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator (who will be required to, as soon as possible, give written notice of the termination and appointment to the Certificateholders), the Depositor and the Controlling Class Representative (but only prior to the occurrence and continuance of any Consultation Termination Event).

“Eligible Operating Advisor” means an institution (i) selected from the list of entities that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, DBRS, Inc. or Morningstar but has not been special servicer or operating advisor on a transaction for which Moody’s, Fitch, DBRS, Inc. or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement and (iii) is not the Special Servicer, Controlling Class Representative, the directing holder of the Whole Loan or an affiliate of the Special Servicer, Controlling Class Representative or the directing holder of the Whole Loan.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website and including in the next Distribution Date statement a statement that such request was received, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of the Whole Loan, the holder of the Companion Loan.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the holder of any Companion Loan, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the holder of the Companion Loan, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the Companion Loan, if applicable.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any asset status report.  Following the occurrence and continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.  Notwithstanding the foregoing, with respect to the Whole Loan, the Controlling Class Representative shall be entitled to a comparable asset status report, but the procedure and timing for approval by the Controlling Class Representative of the related asset status report will be governed by the terms of the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, the Whole Loan Directing Holder or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of the Whole Loan, for so long as the holder of the Companion Loan is the Whole Loan Directing Holder, only the holder of the Companion Loan (without regard to whether a Control Termination Event or a Consultation Termination Event has occurred) may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section, and neither the Controlling Class Representative nor the Operating Advisor will have any of the above described consultation rights unless permitted under the Intercreditor Agreement or will exercise them in conjunction with the holder of the Companion Loan as described under “Description of the Mortgage Pool—The Whole Loan” in this free writing prospectus.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being sent to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to (i) confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again, (ii) if there is no response to either such Rating Agency Confirmation request within 5 business days of such confirmation or such second request, as applicable, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain Rating Agency Confirmation will be considered satisfied with respect to such Rating Agency, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if the applicable replacement Master Servicer or Special Servicer (i) is currently acting as a master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”), the Trustee does not have actual knowledge that Morningstar has, and the applicable replacement Master Servicer or Special Servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction, if Morningstar is the non-responding Rating Agency; (ii) is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; and (iii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of the holder of Companion Loan provided for in the related Intercreditor Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class S and Class R Certificates), including the Class X-B Certificates, for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information”, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected mortgage loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC net operating income adjustment worksheet;

(9)	a CREFC real estate owned status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report;

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC loan setup file; and

(15)	a CREFC loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

•	a CREFC property file;

•	a CREFC financial file;

•	a CREFC loan setup file; and

•	a CREFC loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending December 31, 2011, a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of the Companion Loan by electronic means the operating statement analysis upon request.

•	Within 30 days after receipt by the Special Servicer or the Master Servicer of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2011, a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of the Companion Loan by electronic means the CREFC net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who have certified to the Certificate Administrator their beneficial ownership of any Certificate or Companion Loan, as applicable, may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date Statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below will be made available to the general public) via the Certificate Administrator’s internet website:

(A)      the following “deal documents”:

•	the prospectus and the final prospectus supplement; and

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)      the following “SEC EDGAR filings”:

•
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)      the following “periodic reports”:

•	the Distribution Date statements;

•	the CREFC bond level files;

•	the CREFC collateral summary files;

•	the CREFC Reports (provided they are received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(D)      the following “additional documents”:

•	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)      the following “special notices”:

•
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

•
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Events of Default received by the Certificate Administrator;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any Assessment of Compliance delivered to the Certificate Administrator; and

•	any Attestation Reports delivered to the Certificate Administrator;

(F)      the “Investor Q&A Forum”; and

(G)     solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (or Whole Loans) or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that the inquiry is not of a type described above, that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  The Certificate Administrator will not be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at www.sf.citidirect.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s internet website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 800-422-2066.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), the Whole Loan Directing Holder (but only prior to an AB Control Appraisal Event), the Trustee, the Certificate Administrator, the Operating Advisor, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

•	the prospectus and the final prospectus supplement;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

•
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans (or Whole Loans) entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

•
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Certificate Administrator or the Trustee to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible.  The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it.  Neither the Master Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and collectively, the “Trust REMICs”).  The Lower-Tier REMIC will hold the Mortgage Loans and the proceeds of the Mortgage Loans (exclusive of any Excess Interest) and any property that secured the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (together, the “Regular Certificates”) as classes of regular interests in the Upper-Tier REMIC and an uncertificated class of residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and the Intercreditor Agreement and (3) compliance with applicable changes in the Code, including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the “regular interests” in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions.  In addition, the portion of the assets of the Issuing Entity consisting of the Excess Interest and the Excess Interest Distribution Account (the “Grantor Trust”) will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code. The Class S certificates will represent undivided beneficial interests in the Grantor Trust.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Issuing Entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately 13.5% of the Initial Pool Balance by allocated loan amount are secured by multifamily properties.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The IRS has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificate Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificate Holder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

It is anticipated that the Class [  ] Certificates will [not] be issued with original issue discount.

Premium

An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class [  ] Certificates will [not] be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE TAX AND LOCAL CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.  First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services (“S&P”), Fitch, Moody’s, DBRS Limited or DBRS, Inc.  Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.  Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.  Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this free writing prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.  Except that no Class of Offered Certificates will qualify as “mortgage related securities”, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain that Class of Offered Certificates.  The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, regulatory or other restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York, Texas and Arizona, representing approximately 19.0%, 12.7% and 12.2%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

A deed of trust is normally enforced in Arizona by exercise of the trustee’s power of sale through a non-judicial trustee’s sale. A non-judicial foreclosure sale is commenced by the recording of a notice of trustee’s sale setting a sale date not earlier than 90 days after the date the notice is recorded. After recording, the notice must be posted and copies sent to the borrower and other parties having an interest in the encumbered real property, all in the manner required by statute. No redemption rights are available after a non-judicial trustee’s foreclosure sale. If permitted by the loan documents, a deficiency may be recovered after a trustee’s sale by commencement of a judicial action within the time period required by statute. The amount of a deficiency judgment is limited to (1) the total debt owed to the lender as of the date of the trustee’s sale less (2) the greater of (i) the fair market value of the property on the date of sale as determined by the court or (ii) the sale price at the trustee’s sale. A deed of trust may also be foreclosed as a mortgage, but that procedure is not commonly utilized because of the additional time and cost involved and the redemption rights afforded the borrower and junior lienholders.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar” and, together with Fitch and Moody’s, the “Rating Agencies”), respectively:
Class	Ratings Fitch/Moody’s/Morningstar*
Class A-1	AAA(sf) / Aaa(sf) / AAA
Class A-2	AAA(sf) / Aaa(sf) / AAA
Class A-3	AAA(sf) / Aaa(sf) / AAA
Class A-4	AAA(sf) / Aaa(sf) / AAA

*
Fitch and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings and was implemented by those Rating Agencies for ratings of structured finance products as of August 2010.  For additional information about this identifier, prospective investors can go to www.fitchratings.com and www.moodys.com.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity and market value of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and, except in the case of interest-only certificates, the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date.  The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.  The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, the tax attributes of the Offered Certificates or of the Issuing Entity, the allocation of Prepayment Interest Shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, Excess Interest, Assumption Fees, Modification Fees or Penalty Charges.  See “Risk Factors” in this free writing prospectus.  In addition, a securities rating on mortgaged pass-through certificates does not represent an assessment of the yield to maturity that investors may experience.

Other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 under the Exchange Act, including S&P, who may also rely on information they received in connection with the Abandoned Offering.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Fitch, Moody’s or Morningstar.  The issuance of unsolicited ratings by another NRSRO on one or more Classes of the Offered Certificates that are different from the ratings assigned by Fitch, Moody’s or Morningstar may impact the liquidity and market value of those Offered Certificates.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to the Rating Agencies.  Based on preliminary feedback from the Rating Agencies at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates, due in part to their initial subordination levels for the various Classes of the Offered Certificates.

Furthermore, the SEC may determine that one or more of Fitch, Moody’s and Morningstar no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity and market value of the Offered Certificates.

While Morningstar may issue ratings solely on asset backed securities, Morningstar does not (i) issue short-term ratings, or (ii) rate, assess or review corporate entities, credit support providers, seller(s), guarantors, servicers, trustees, certain accounts or investments, insurers, liquidity providers, hedge providers or other similar entities or items. Therefore, Morningstar’s ratings and analysis do not take into consideration such characteristics of the transaction referenced in clauses (i) and (ii) of the preceding sentence. In addition, Morningstar’s ratings and analysis do not take into consideration any potential or actual risk of repudiation, receivership or other ramifications related to FDIC administration and/or enforcement of FDIC rights and remedies with respect to any bank entity involved in the transaction including a subsidiary of a bank. In addition, Morningstar’s ratings do not take into consideration an assessment of the arranger(s), originator(s) and/or prior holder(s) of the loan(s) included in the respective transaction. Additionally, for the avoidance of doubt, Morningstar does not rate obligors, managers or issuers.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgement and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to an agreement between Depositor and Fitch and Moody’s and, with respect to Morningstar, on a subscription basis, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to Fitch, Moody’s and Morningstar to rate the Offered Certificates.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Kaye Scholer LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

80% requirement	S-109	Collection Period	S-156
AB Control Appraisal Period	S-118	Companion Collection Account	S-192
AB Material Event of Default	S-116	Companion Loan	S-114
Abandoned Offering	S-6	Compensating Interest Payment	S-166
Acceptable Insurance Default	S-187	Consent Fees	S-146
Acting General Counsel’s Opinion	S-65	Consultation Termination Event	S-15, S-211
Actual/360 Basis	S-105	Control Eligible Certificates	S-170
Administrative Fee Rate	S-135, S-138, S-158	Control Termination Event	S-14, S-211
ADR	S-79	Controlling Class	S-211
Advance Rate	S-189	Controlling Class Certificateholder	S-211
Advances	S-189	Controlling Class Purchase Option	S-207
Ancillary Fees	S-147	Controlling Class Representative	S-211
Annual Debt Service	S-79	Cooperative	S-174
Anticipated Repayment Date	S-105	Copper Beech Portfolio Major Decisions	S-118
Appraisal Reduction	S-168	Copper Beech Portfolio Mortgage Loan	S-115
Appraisal Reduction Event	S-167	Corrected Mortgage Loan	S-187
Appraised Value	S-79	CPR	S-179
Appraised-Out Class	S-170	CREFC	S-221
Appraiser	S-169	CREFC Reports	S-221
ARD Loans	S-105	Cross Over Date	S-162
Article 122a	S-46	Crossed Group	S-80
Assessment of Compliance	S-197	Cut-off Date	S-78
Assumption Fees	S-148	Cut-off Date Balance	S-78
Attestation Report	S-197	Cut-off Date DSCR	S-80
Available Funds	S-156	Cut-off Date Loan-to-Value Ratio	S-80
Balloon Mortgage Loans	S-105	Cut-off Date LTV Ratio	S-80
Bankruptcy Code	S-44	DBNTC	S-134
Base Interest Fraction	S-163	Debt Service Coverage Ratio	S-80
B-Piece Buyer	S-69	Debt Yield on Underwritten NCF	S-80
CBE	S-181	Debt Yield on Underwritten Net Cash
CDEP	S-95	Flow	S-80
Certificate Administrator	S-136	Debt Yield on Underwritten Net
Certificate Administrator Fee	S-138	Operating Income	S-80
Certificate Administrator Fee Rate	S-138	Debt Yield on Underwritten NOI	S-80
Certificate Owners	S-173	Defeasance Deposit	S-109
Certificate Principal Amount	S-155	Defeasance Loans	S-108
Certificate Registrar	S-172	Defeasance Lock-Out Period	S-108
Certificateholder	S-171, S-172	Defeasance Option	S-108
Certificates	S-154	Definitive Certificate	S-172
Certifying Certificateholder	S-175	Depositaries	S-172
CFTB	S-99	Depositor	S-78, S-127
CGMRC	S-78, S-126	Determination Date	S-157
Citibank	S-136	Distribution Accounts	S-192
Class	S-154	Distribution Date	S-155
Class X Certificates	S-154	DSCR	S-80, S-131
Class X Strip Rate	S-158	DTC	S-172
Clearstream	S-172	DTC Participants	S-172
Clearstream Participants	S-173	Due Date	S-105
Closing Date	S-78	EEA	S-46
CMBS	S-43	Eligible Operating Advisor	S-217
Code	S-39, S-75, S-227	ERISA	S-230
Collection Account	S-192	ERISA Plan	S-230

Euroclear	S-172	Lower-Tier REMIC	S-227
Euroclear Operator	S-174	LTV Ratio at Maturity	S-81
Euroclear Participants	S-174	LTV Ratio at Maturity/ARD	S-81
Events of Default	S-199	MAI	S-168
Excess Assumption Fees	S-146	Major Decision	S-209
Excess Interest	S-155	Master Servicer	S-140
Excess Interest Distribution Account	S-192	Master Servicer Remittance Date	S-188
Excess Liquidation Proceeds Reserve		Material Breach	S-124
Account	S-192	Material Document Defect	S-124
Excess Modification Fees	S-147	Maturity Date Loan-to-Value Ratio	S-81
Excess Penalty Charges	S-147	Maturity Date LTV Ratio	S-81
Excess Prepayment Interest Shortfall	S-166	MDEQ	S-95
Exchange Act	S-139	Modeling Assumptions	S-179
Excluded Plan	S-231	Modification Fees	S-147
Exempt Persons	S-9	Monthly Payment	S-156
Exemption	S-230	Moody’s	S-230, S-234
FDIA	S-65	Morningstar	S-234
FDIC	S-65	Mortgage	S-78
FDIC Safe Harbor	S-65	Mortgage File	S-122
Final Asset Status Report	S-214	Mortgage Loan Purchase Agreement	S-122
Fitch	S-234	Mortgage Loan Rate	S-158
Form 8-K	S-125	Mortgage Loan Schedule	S-183
FSMA	S-9	Mortgage Loans	S-78
Goldman Originators	S-128	Mortgage Note	S-78
Grantor Trust	S-39, S-227	Mortgage Pool	S-78
GS Bank	S-65	Mortgaged Property	S-78
GSCMC	S-78	Most Recent NOI	S-82
GSCMC Mortgage Loans	S-78	Muthanna	S-121
GSLP	S-78	Net Cash Flow	S-83
GSLP Mortgage Loans	S-78	Net Mortgage Loan Rate	S-158
GSMC	S-78, S-125	Non-Recoverable Advance	S-190
Hard Lockbox	S-80	Non-Reduced Certificates	S-170
Indirect Participants	S-172	Notional Amount	S-155
Initial Pool Balance	S-78	NRSRO	S-220
Initial Rate	S-60, S-105	Occupancy	S-82
In-Place Cash Management	S-81	Occupancy Date	S-82
Intercreditor Agreement	S-115	Offered Certificates	S-154
Interest Accrual Amount	S-157	Ohio EPA	S-96
Interest Accrual Period	S-157	OID Regulations	S-228
Interest Distribution Amount	S-157	OLA	S-65
Interest Reserve Account	S-192	Operating Advisor	S-139
Interest Shortfall	S-157	Operating Advisor Consulting Fee	S-150
Interested Person	S-207	Operating Advisor Fee	S-149
Interest-Only Mortgage Loan	S-105	Operating Advisor Fee Rate	S-150
Investor Certification	S-171	Operating Advisor Standard	S-214
Investor Q&A Forum	S-224	Operating Advisor Termination Event	S-216
Investor Registry	S-225	Original Balance	S-82
IRS	S-75	Originators	S-78, S-128
Issuing Entity	S-78	P&I	S-141
Largest Tenant	S-81	P&I Advance	S-188
Largest Tenant Lease Expiration	S-81	PADEP	S-95
Liquidation Fee	S-149	Pads	S-83
Liquidation Fee Rate	S-149	Participants	S-172
Loan Per Unit	S-81	Pass-Through Rate	S-157
Lower-Tier Distribution Account	S-192	PCR	S-133
Lower-Tier Regular Interests	S-227	Penalty Charges	S-147

Pentalpha Surveillance	S-139	Similar Law	S-230
Percentage Interest	S-155	Soft Lockbox	S-82
Plan	S-230	Southpark Master Tenant	S-120
Pooling and Servicing Agreement	S-183	Southpark Mortgage Loan	S-120
PPA	S-141	Special Servicer	S-143
Prepayment Assumption	S-229	Special Servicing Fee	S-148
Prepayment Interest Excess	S-166	Special Servicing Fee Rate	S-148
Prepayment Interest Shortfall	S-166	Specially Serviced Mortgage Loan	S-186
Prepayment Penalty Description	S-82	Sponsors	S-78, S-125
Prepayment Provision	S-82	Springing Cash Management	S-82
Prime Rate	S-189	Springing Lockbox	S-83
Principal Distribution Amount	S-159	Stated Principal Balance	S-158
Principal Shortfall	S-159	Terms and Conditions	S-174
Privileged Information	S-214	Third Party Report	S-79
Privileged Information Exception	S-214	Torchlight	S-143
Privileged Person	S-225	Trailing 12 NOI	S-82
Property Advances	S-189	TRIPRA	S-64
Qualified Substitute Mortgage Loan	S-124	Trust REMIC	S-38
RAIT	S-78	Trust REMICs	S-227
RAIT Mortgage Loans	S-78	Trustee	S-134
Rated Final Distribution Date	S-178	Trustee Fee	S-135
Rating Agencies	S-234	Trustee Fee Rate	S-135
Rating Agency Confirmation	S-220	Underwriter Entities	S-67
Realized Loss	S-165	Underwritten EGI	S-83
Record Date	S-155	Underwritten Expenses	S-83
Regular Certificates	S-154, S-227	Underwritten NCF	S-83
Related Group	S-82	Underwritten NCF DSCR	S-80
Release Date	S-108	Underwritten Net Cash Flow	S-83
Relevant Member State	S-9	Underwritten Net Operating Income	S-83
Relevant Persons	S-9	Underwritten NOI	S-83
REMIC	S-227	Underwritten Revenues	S-83
REMIC Regulations	S-227	Units	S-83
REO Account	S-154	Unscheduled Payments	S-159
REO Companion Loan	S-160	UPB	S-141
REO Mortgage Loan	S-160	Updated Appraisal	S-204
REO Property	S-154	Upper-Tier Distribution Account	S-192
Repurchase Price	S-123	Upper-Tier REMIC	S-227
Requesting Holders	S-170	Voting Rights	S-170
Requesting Party	S-219	WAC Rate	S-158
Restricted Group	S-230	Wachovia	S-140
Restricted Party	S-214	Weighted Average Mortgage Loan Rate	S-84
Revised Rate	S-60, S-105	Wells Fargo	S-140
RevPAR	S-82	Whole Loan	S-115
Rooms	S-83	Whole Loan Controlling Holder	S-118
Rules	S-173	Whole Loan Directing Holder	S-118
S&P	S-230	Withheld Amounts	S-192
SEC	S-125	Workout Fee	S-148
Sequential Pay Certificates	S-154	Workout Fee Rate	S-148
Servicing Fee	S-146	Workout-Delayed Reimbursement
Servicing Fee Rate	S-146	Amount	S-191
Servicing Standard	S-185	YM Group A	S-162
Servicing Transfer Event	S-186	YM Group B	S-162
SFA	S-10	YM Groups	S-162

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
1	Loan	7	GSMC	Park Place Mall	NAP	NAP	5870 East Broadway Boulevard	Tucson	Arizona	85711
2	Loan	8	CGM	1551 Broadway	NAP	NAP	1551-1555 Broadway	New York	New York	10036
3	Loan	9	GSMC	Copper Beech Portfolio	NAP	NAP
3.01	Property			CBTC 28 Harrisonburg			410 Copper Beech Circle	Harrisonburg	Virginia	22801
3.02	Property			CBTC 26 Morgantown			200 Tupelo Drive	Morgantown	West Virginia	26508
3.03	Property	9		CBTC 29 San Marcos			1701 Mill Street	San Marcos	Texas	78666
3.04	Property			CBTC 3 IUP			120-180 South 8th Street, 719 Philadelphia Street and 116-126 South 5th Street	Indiana	Pennsylvania	15701
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	NAP	NAP	1 Avenue de Lafayette	Boston	Massachusetts	02111
5	Loan	13	GSMC	Parkdale Mall & Crossing	NAP	NAP	6155 Eastex Freeway, Eastex Freeway & Dowlen Road	Beaumont	Texas	77706
6	Loan	14	CGM	Shoppes at Chino Hills	NAP	NAP	13920 City Center Drive	Chino Hills	California	91709
7	Loan		GSMC	Museum Square	NAP	NAP	5757 Wilshire Boulevard	Los Angeles	California	90036
8	Loan	15	GSMC	Cole Portfolio	NAP	NAP
8.01	Property			Volusia Square			2455 West International Speedway Boulevard	Daytona Beach	Florida	32114
8.02	Property			Shoppes at Port Arthur			8825 Memorial Boulevard	Port Arthur	Texas	77640
8.03	Property			CVS - Jacksonville			4893 Town Center Parkway	Jacksonville	Florida	32246
8.04	Property			CVS - Lawrence			4841 Bauer Farm Drive	Lawrence	Kansas	66049
8.05	Property			CVS (Ground) - Dover			1030 Forrest Avenue	Dover	Delaware	19904
8.06	Property			On the Border - Mesa			1710 South Power Road	Mesa	Arizona	85206
8.07	Property			On the Border - Peoria			7873 West Bell Road	Peoria	Arizona	85382
8.08	Property			Chili's			53 International Drive South	Flanders	New Jersey	07836
8.09	Property			On the Border - Kansas City			8340 NW Roanridge Road	Kansas City	Missouri	64151
8.10	Property			Ulta			1151 Vann Drive	Jackson	Tennessee	38305
8.11	Property			Tractor Supply - Nixa			525 West Northview Road	Nixa	Missouri	65714
8.12	Property			Tractor Supply - Hamilton			4525 Hamilton Middletown Road	Liberty Township	Ohio	45011
8.13	Property			Macaroni Grill			51 International Drive South	Flanders	New Jersey	07836
8.14	Property			O'Reilly Auto Parts - San Antonio			9811 Potranco Road	San Antonio	Texas	78251
8.15	Property			O'Reilly Auto Parts - Christiansburg			1275 Roanoke Street	Christiansburg	Virginia	24073
8.16	Property			O'Reilly Auto Parts - Houston			12421 Tidwell Road	Houston	Texas	77044
8.17	Property			O'Reilly Auto Parts - Highlands			506 North Main Street	Highlands	Texas	77562
9	Loan	11	GSMC	Ashland Town Center	NAP	NAP	500 Winchester Avenue	Ashland	Kentucky	41101
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	NAP	NAP	2875 Union Road	Cheektowaga	New York	14227
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	NAP	Group A	15553 South Apopka Vineland Road	Orlando	Florida	32821
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	NAP	Group A	15601 South Apopka Vineland Road	Orlando	Florida	32821
13	Loan	22, 23	GSMC	Champlain Centre	NAP	NAP	60 Smithfield Boulevard	Plattsburgh	New York	12901
14	Loan		CGM	Prentiss Creek Apartments	NAP	NAP	2110 Prentiss Drive	Downers Grove	Illinois	60516
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	NAP	NAP	1415 5th Avenue West	Seattle	Washington	98119
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	Group 1	NAP
16.01	Property			Courtyard by Marriott			2001 Meridian Boulevard	Franklin	Tennessee	37067
16.02	Property			Residence Inn			2009 Meridian Boulevard	Franklin	Tennessee	37067
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	NAP	NAP
17.01	Property	29		Northpointe Commons			10060 Two Notch Road	Columbia	South Carolina	29223
17.02	Property	29		Highlands Square			88-210 Highlands Square Drive	Hendersonville	North Carolina	28792
17.03	Property	28		Ridgeview Plaza			4001 College Avenue	Bluefield	Virginia	24605
17.04	Property	28		East River Plaza			201 Greasy Ridge Road	Princeton	West Virginia	24739
18	Loan	30	CGM	250 Mercer Street	NAP	NAP	250 Mercer Street	New York	New York	10012
19	Loan	31	CGM	1117 Perimeter Center West	NAP	NAP	1117 Perimeter Center West	Atlanta	Georgia	30338
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	Group 3	NAP
20.01	Property			57 South Commerce Way			57 South Commerce Way	Bethlehem	Pennsylvania	18017
20.02	Property			754 Roble Road			754 Roble Road	Allentown	Pennsylvania	18109
20.03	Property			2202 Hangar Place			2202 Hangar Place	Allentown	Pennsylvania	18109
20.04	Property			944 Marcon Boulevard			944 Marcon Boulevard	Allentown	Pennsylvania	18109
20.05	Property			2196 Avenue C			2196 Avenue C	Bethlehem	Pennsylvania	18017
20.06	Property			7355 William Avenue			7355 William Avenue	Allentown	Pennsylvania	18106
20.07	Property			974 Marcon Boulevard			974 Marcon Boulevard	Allentown	Pennsylvania	18109
20.08	Property			964 Marcon Boulevard			964 Marcon Boulevard	Allentown	Pennsylvania	18109
20.09	Property			954 Marcon Boulevard			954 Marcon Boulevard	Allentown	Pennsylvania	18109
20.10	Property			2201 Hangar Place			2201 Hangar Place	Allentown	Pennsylvania	18109
20.11	Property	32		7277 William Avenue			7277 William Avenue	Allentown	Pennsylvania	18106
20.12	Property			2041 Avenue C			2041 Avenue C	Bethlehem	Pennsylvania	18017
20.13	Property			7562 Penn Drive			7562 Penn Drive	Allentown	Pennsylvania	18106
20.14	Property			764 Roble Road			764 Roble Road	Allentown	Pennsylvania	18109
21	Loan		CGM	Harrison Executive Park	NAP	NAP	3000, 3010 & 3020 Westchester Avenue	Purchase	New York	10577
22	Loan		GSMC	Oaks Apartments	NAP	NAP	160 Peaceful Lane	Sanford	North Carolina	27330
23	Loan		GSMC	White Marlin Mall	NAP	NAP	12641 Ocean Gateway	Ocean City	Maryland	21842
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	Group 3	NAP
24.01	Property			3701 Corporate Parkway			3701 Corporate Parkway	Center Valley	Pennsylvania	18034
24.02	Property			3773 Corporate Parkway			3773 Corporate Parkway	Center Valley	Pennsylvania	18034
25	Loan	33	GSMC	Arbor Park Shopping Center	NAP	NAP	17700 and 17750 North US Highway 281	San Antonio	Texas	78232
26	Loan		CGM	Trinity Square Crossed Portfolio	NAP	NAP
26.01	Property			Trinity Square Retail Center			755 Howe Avenue	Cuyahoga Falls	Ohio	44221
26.02	Property			MeadWestVaco - Kettering, OH			4751 Hempstead Station Drive	Kettering	Ohio	45429
26.03	Property			Stonegate Corner - Medina, OH			4055 Pearl Road	Medina	Ohio	44256
26.04	Property			Aspen Dental and AT&T - Monroe, MI			2155 North Telegraph Road	Monroe	Michigan	48162
26.05	Property			Advance Auto Parts - Berea, OH			238 North Rocky River Drive	Berea	Ohio	44017
26.06	Property			Advance Auto Parts - Sandusky, MI			435 West Sanilac Road	Sandusky	Michigan	48471
26.07	Property			Advance Auto Parts - Columbus, OH			3201 South High Street	Columbus	Ohio	43207
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH			337 Graff Road	New Philadelphia	Ohio	44663
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	NAP	NAP	245 Lexington Green Circle	Lexington	Kentucky	40503
28	Loan		CGM	The Hills	NAP	NAP	6321 - 6361 Grapevine Highway	North Richland Hills	Texas	76180
29	Loan	35	GSMC	Houston Design Center	NAP	NAP	7026 Old Katy Road	Houston	Texas	77024
30	Loan		CGM	ARC Portfolio III	Group 2	NAP
30.01	Property			FedEx Ground - Saline, MI			6700 State Road	Saline	Michigan	48176
30.02	Property			CVS - Stony Point, NY			20 Filors Lane	Stony Point	New York	10980
30.03	Property			CVS - Charlotte, MI			301 South Cochran Avenue	Charlotte	Michigan	48813
30.04	Property			Provident Bank - Stony Point, NY			153 South Liberty Drive	Stony Point	New York	10980
30.05	Property			Tractor Supply Company - Demopolis, AL			1404 US Highway 80 West	Demopolis	Alabama	36732
30.06	Property			Tractor Supply Company - New Boston, TX			907 North Center Street	New Boston	Texas	75570
31	Loan		CGM	Loyal Plaza	NAP	NAP	1875-1969 East Third Street	Williamsport	Pennsylvania	17701
32	Loan		CGM	ATD	Group 2	NAP	11 Ewall Street	Mount Pleasant	South Carolina	29464
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	NAP	NAP	4411 Spenard Road	Anchorage	Alaska	99517
34	Loan		CGM	Midland Apartment Portfolio	NAP	NAP
34.01	Property			Mulberry Lane Apartments			2630 Abbott Road	Midland	Michigan	48642
34.02	Property			Robin Oaks Apartments			1819 Eastlawn Drive	Midland	Michigan	48642
34.03	Property			Perrine Pointe Apartments			4100 Perrine Pointe	Midland	Michigan	48640
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	Group 1	NAP
35.01	Property			Residence Inn			7165 Sleepy Hollow Drive	Southaven	Mississippi	38671
35.02	Property			Courtyard by Marriott			7225 Sleepy Hollow Drive	Southaven	Mississippi	38671
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	NAP	NAP	411-417 West 13th Street	New York	New York	10014
37	Loan	11, 41, 42	GSMC	Southpark Office Building	NAP	NAP	5015 South Interstate Highway 35	Austin	Texas	73301
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	NAP	NAP	6510 Americas Parkway	Albuquerque	New Mexico	87110
39	Loan		CGM	Park Point Syracuse University	NAP	NAP	417 Comstock Avenue	Syracuse	New York	13210
40	Loan	44	GSMC	Branhaven Plaza	NAP	NAP	1025-91 West Main Street	Branford	Connecticut	06405
41	Loan		GSMC	Plaza at Cottonwood	NAP	NAP	10260 Coors Bypass Northwest	Albuquerque	New Mexico	87114
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	Group 2	NAP
42.01	Property			Wal-Mart Supercenter			3700 East Main Street	Blytheville	Arkansas	72315
42.02	Property			Sam's Club			596 & 598 Bobby Jones Expressway	Augusta	Georgia	30907
43	Loan		CGM	Merritt 8	NAP	NAP	99 Hawley Lane	Stratford	Connecticut	06614
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	NAP	NAP	4400 South Rural Road	Tempe	Arizona	85282
45	Loan		CGM	848 Brickell Plaza	NAP	NAP	848 Brickell Avenue	Miami	Florida	33131
46	Loan	46	GSMC	Alhambra Renaissance Center	NAP	NAP	1-21 East Main Street	Alhambra	California	91801
47	Loan		CGM	Consumer Square West	NAP	NAP	3530-3592 Soldano Boulevard	Columbus	Ohio	43228
48	Loan		CGM	Cornell 55	NAP	NAP	5493 & 5500 South Cornell Avenue	Chicago	Illinois	60615
49	Loan		CGM	Whole Foods Charlottesville	NAP	NAP	1797 Hydraulic Road	Charlottesville	Virginia	22901
50	Loan		CGM	Richmond Office Portfolio	NAP	NAP
50.01	Property			One Holland Place			2235 Staples Mill Road	Richmond	Virginia	23230
50.02	Property			Vistas I & II			5516 - 5540 Falmouth Street	Richmond	Virginia	23230
51	Loan		CGM	One Crescent Place MHC	NAP	NAP	5365 Southcross Ranch Road	San Antonio	Texas	78222
52	Loan		CGM	Pacific Village Center	NAP	NAP	1299-1313 156th Avenue Northeast	Bellevue	Washington	98007
53	Loan		CGM	Pelham Towne Center	NAP	NAP	365 Huntley Parkway	Pelham	Alabama	35124
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	Group 1	NAP	2910 Geyser Drive	Colorado Springs	Colorado	80906
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	NAP	NAP
55.01	Property			Racetrack Self Storage			733 South Racetrack Road	Henderson	Nevada	89015
55.02	Property			Bonanza Self Storage			4851 East Bonanza Road	Las Vegas	Nevada	89110
56	Loan		CGM	Copper Mill Apartments	Group 4	NAP	10000 North Lamar Boulevard	Austin	Texas	78753
57	Loan		CGM	Sierra Forest Apartments	NAP	NAP	6660 Mableton Parkway	Mableton	Georgia	30126
58	Loan		CGM	Sherman Oaks Plaza	NAP	NAP	13949 Ventura Boulevard	Sherman Oaks	California	91423
59	Loan		CGM	Cumberland Apartments	Group 4	NAP	2330 Cobb Parkway	Smyrna	Georgia	30080
60	Loan		CGM	Crestmont Apartments	Group 4	NAP	500 Williams Drive	Marietta	Georgia	30066
61	Loan		CGM	Smith & American MHP Portfolio	NAP	NAP	14115 & 14149 South Western Avenue	Blue Island	Illinois	60406
62	Loan		CGM	Bingham Station	NAP	NAP	1738 Bingham Drive	Fayetteville	North Carolina	28304
63	Loan		CGM	Heritage Trace Apartments	Group 4	NAP	168 Heritage Way	Newport News	Virginia	23602
64	Loan		CGM	Riviera Shopping Center	NAP	NAP	2019 River Road	Eugene	Oregon	97404
65	Loan		CGM	Winterhaven Square	NAP	NAP	6031 Cypress Gardens Boulevard	Winter Haven	Florida	33884
66	Loan		CGM	Shoppes at Stonebrook	NAP	NAP	1667 Ooltewah Ringgold Road	Chattanooga	Tennessee	37363
67	Loan		CGM	Holiday Park	NAP	NAP	979 Essex Street	Bangor	Maine	04401
68	Loan		CGM	Lake Zurich	NAP	NAP	737 South Rand Road	Lake Zurich	Illinois	60047
69	Loan		CGM	Elm Grove Apartments	NAP	NAP	2921 Sycamore Springs Drive	Kingwood	Texas	77339
70	Loan		CGM	The Ridge MHP & Eastwood Hills	NAP	NAP	11316 Cox Road & 11315 Hillridge Drive	Conroe	Texas	77385
71	Loan		CGM	Ivanhoe MHP	NAP	NAP	26 Ivanhoe Drive	Urbana	Illinois	61802
72	Loan		CGM	Foot Locker - Brooklyn, NY	Group 2	NAP	2061 - 2063 86th Street	Brooklyn	New York	11214
73	Loan		CGM	Gateway Plaza II	NAP	NAP	2701 Church Street	Conway	South Carolina	29526
74	Loan		CGM	Oakhurst MHP	NAP	NAP	6675 East Highway 90	Lake Charles	Louisiana	70615

A-1/2

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage		General	Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)
1	Loan	7	GSMC	Park Place Mall	Retail	Regional Mall	1974	2001	478,333	SF	415.85	Fee Simple	200,000,000
2	Loan	8	CGM	1551 Broadway	Retail	Single Tenant Retail	2008	NAP	25,600	SF	7,031.25	Fee Simple	180,000,000
3	Loan	9	GSMC	Copper Beech Portfolio					1,063	Units	112,420.09		120,000,000
3.01	Property			CBTC 28 Harrisonburg	Multifamily	Student Housing	2009	NAP	414	Units		Fee Simple
3.02	Property			CBTC 26 Morgantown	Multifamily	Student Housing	2009	NAP	335	Units		Fee Simple
3.03	Property	9		CBTC 29 San Marcos	Multifamily	Student Housing	2010-2011	NAP	273	Units		Fee Simple
3.04	Property			CBTC 3 IUP	Multifamily	Student Housing	1971-1975	2002, 2009	41	Units		Fee Simple
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	Hospitality	Full Service	1985	2005	498	Rooms	190,127.01	Fee Simple	95,000,000
5	Loan	13	GSMC	Parkdale Mall & Crossing	Retail	Regional Mall	1973, 1986, 2003	2006	743,175	SF	126.49	Fee Simple	95,000,000
6	Loan	14	CGM	Shoppes at Chino Hills	Retail	Lifestyle Center	2008	NAP	379,188	SF	160.36	Fee Simple	61,000,000
7	Loan		GSMC	Museum Square	Office	General Suburban	1948, 1957, 1984	2006	552,999	SF	105.61	Fee Simple	58,400,000
8	Loan	15	GSMC	Cole Portfolio					496,618	SF	93.98		46,670,000
8.01	Property			Volusia Square	Retail	Anchored	1986	2008, 2010	231,996	SF		Fee Simple
8.02	Property			Shoppes at Port Arthur	Retail	Anchored	2008	NAP	95,877	SF		Fee Simple
8.03	Property			CVS - Jacksonville	Retail	Single Tenant Retail	2009	NAP	13,204	SF		Fee Simple
8.04	Property			CVS - Lawrence	Retail	Single Tenant Retail	2009	NAP	12,900	SF		Fee Simple
8.05	Property			CVS (Ground) - Dover	Ground Leased Land	Single Tenant	2010	NAP	13,225	SF		Fee Simple
8.06	Property			On the Border - Mesa	Retail	Single Tenant Retail	1998	NAP	6,586	SF		Fee Simple
8.07	Property			On the Border - Peoria	Retail	Single Tenant Retail	1997	NAP	6,506	SF		Fee Simple
8.08	Property			Chili's	Retail	Single Tenant Retail	2002	NAP	6,046	SF		Fee Simple
8.09	Property			On the Border - Kansas City	Retail	Single Tenant Retail	1997	NAP	6,760	SF		Fee Simple
8.10	Property			Ulta	Retail	Single Tenant Retail	2010	NAP	9,991	SF		Fee Simple
8.11	Property			Tractor Supply - Nixa	Retail	Single Tenant Retail	2010	NAP	19,180	SF		Fee Simple
8.12	Property			Tractor Supply - Hamilton	Retail	Single Tenant Retail	1975	NAP	40,700	SF		Fee Simple
8.13	Property			Macaroni Grill	Retail	Single Tenant Retail	2002	NAP	6,847	SF		Fee Simple
8.14	Property			O'Reilly Auto Parts - San Antonio	Retail	Single Tenant Retail	2010	NAP	6,800	SF		Fee Simple
8.15	Property			O'Reilly Auto Parts - Christiansburg	Retail	Single Tenant Retail	2010	NAP	7,200	SF		Fee Simple
8.16	Property			O'Reilly Auto Parts - Houston	Retail	Single Tenant Retail	2010	NAP	6,800	SF		Fee Simple
8.17	Property			O'Reilly Auto Parts - Highlands	Retail	Single Tenant Retail	2010	NAP	6,000	SF		Fee Simple
9	Loan	11	GSMC	Ashland Town Center	Retail	Regional Mall	1989, 1998	2008	434,131	SF	96.59	Fee Simple	42,075,000
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	Office	General Suburban	1972	1991	426,526	SF	88.84	Fee Simple	38,000,000
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	Retail	Unanchored	1996-1999	2004	179,428	SF	155.72	Fee Simple	28,090,000
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	Retail	Unanchored	2004	NAP	54,209	SF	138.35	Fee Simple	7,540,000
13	Loan	22, 23	GSMC	Champlain Centre	Retail	Regional Mall	1987, 2004, 2006	2010	484,556	SF	71.84	Fee Simple	35,000,000
14	Loan		CGM	Prentiss Creek Apartments	Multifamily	Garden	1972	2008, 2010	700	Units	49,045.53	Fee Simple	34,500,000
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	Hospitality	Full Service	1973	2009	297	Rooms	107,293.25	Fee Simple	32,000,000
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin					250	Rooms	124,883.81		31,275,000
16.01	Property			Courtyard by Marriott	Hospitality	Limited Service	2008	NAP	126	Rooms		Fee Simple
16.02	Property			Residence Inn	Hospitality	Limited Service	2009	NAP	124	Rooms		Fee Simple
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2					326,152	SF	82.31		26,895,000
17.01	Property	29		Northpointe Commons	Retail	Shadow Anchored	2001	NAP	91,844	SF		Fee Simple
17.02	Property	29		Highlands Square	Retail	Anchored	2001	NAP	78,220	SF		Fee Simple
17.03	Property	28		Ridgeview Plaza	Retail	Anchored	2001	NAP	88,123	SF		Fee Simple
17.04	Property	28		East River Plaza	Retail	Anchored	2000	NAP	67,965	SF		Fee Simple
18	Loan	30	CGM	250 Mercer Street	Retail	Unanchored	1908	1986	30,076	SF	861.78	Fee Simple	26,000,000
19	Loan	31	CGM	1117 Perimeter Center West	Office	General Suburban	1985	NAP	391,422	SF	63.99	Fee Simple	25,100,000
20	Loan		CGM	Lehigh Valley Portfolio - Group 4					583,750	SF	39.59		23,110,000
20.01	Property			57 South Commerce Way	Industrial	Flex	1989	NAP	76,400	SF		Fee Simple
20.02	Property			754 Roble Road	Industrial	Flex	1987	NAP	46,800	SF		Fee Simple
20.03	Property			2202 Hangar Place	Industrial	Flex	1982	NAP	66,495	SF		Fee Simple
20.04	Property			944 Marcon Boulevard	Industrial	Flex	1985	NAP	38,400	SF		Fee Simple
20.05	Property			2196 Avenue C	Industrial	Flex	1980	NAP	31,140	SF		Fee Simple
20.06	Property			7355 William Avenue	Industrial	Flex	1988	NAP	43,425	SF		Fee Simple
20.07	Property			974 Marcon Boulevard	Industrial	Flex	1987	NAP	39,200	SF		Fee Simple
20.08	Property			964 Marcon Boulevard	Industrial	Flex	1986	NAP	39,200	SF		Fee Simple
20.09	Property			954 Marcon Boulevard	Industrial	Flex	1982	NAP	30,140	SF		Fee Simple
20.10	Property			2201 Hangar Place	Industrial	Flex	1982	NAP	52,300	SF		Fee Simple
20.11	Property	32		7277 William Avenue	Industrial	Flex	1989	NAP	41,040	SF		Fee Simple
20.12	Property			2041 Avenue C	Industrial	Flex	1987	NAP	30,400	SF		Fee Simple
20.13	Property			7562 Penn Drive	Industrial	Flex	1989	NAP	26,950	SF		Fee Simple
20.14	Property			764 Roble Road	Industrial	Flex	1986	NAP	21,860	SF		Fee Simple
21	Loan		CGM	Harrison Executive Park	Office	General Suburban	1969	1990	160,779	SF	126.95	Fee Simple	20,500,000
22	Loan		GSMC	Oaks Apartments	Multifamily	Garden	1999, 2001	NAP	360	Units	53,197.59	Fee Simple	19,230,000
23	Loan		GSMC	White Marlin Mall	Retail	Anchored	1987, 2005, 2008	2003	196,996	SF	96.05	Leasehold	19,000,000
24	Loan		CGM	Lehigh Valley Portfolio - Group 2					155,588	SF	109.26		17,000,000
24.01	Property			3701 Corporate Parkway	Office	General Suburban	2006	NAP	75,000	SF		Fee Simple
24.02	Property			3773 Corporate Parkway	Office	General Suburban	2001	NAP	80,588	SF		Fee Simple
25	Loan	33	GSMC	Arbor Park Shopping Center	Retail	Anchored	1997, 1998	NAP	139,718	SF	120.08	Fee Simple	16,837,500
26	Loan		CGM	Trinity Square Crossed Portfolio					141,718	SF	113.36		16,135,000
26.01	Property			Trinity Square Retail Center	Retail	Anchored	2009	NAP	26,515	SF		Fee Simple
26.02	Property			MeadWestVaco - Kettering, OH	Office	General Suburban	2003	2006	75,062	SF		Fee Simple
26.03	Property			Stonegate Corner - Medina, OH	Retail	Unanchored	1999-2000	NAP	8,450	SF		Fee Simple
26.04	Property			Aspen Dental and AT&T - Monroe, MI	Retail	Unanchored	2010	NAP	6,701	SF		Fee Simple
26.05	Property			Advance Auto Parts - Berea, OH	Retail	Single Tenant Retail	2009	NAP	6,000	SF		Fee Simple
26.06	Property			Advance Auto Parts - Sandusky, MI	Retail	Single Tenant Retail	2007	NAP	7,000	SF		Fee Simple
26.07	Property			Advance Auto Parts - Columbus, OH	Retail	Single Tenant Retail	2007	NAP	7,000	SF		Fee Simple
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH	Retail	Unanchored	2007	NAP	4,990	SF		Fee Simple
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	Hospitality	Full Service	1987	2006, 2007	174	Rooms	90,117.42	Fee Simple	15,750,000
28	Loan		CGM	The Hills	Office	Flex	1964	1999	296,134	SF	52.00	Fee Simple	15,500,000
29	Loan	35	GSMC	Houston Design Center	Office	General Suburban	1984	NAP	280,690	SF	53.13	Fee Simple	15,000,000
30	Loan		CGM	ARC Portfolio III					173,378	SF	85.25		14,780,000
30.01	Property			FedEx Ground - Saline, MI	Industrial	Warehouse/Distribution	2008	NAP	105,109	SF		Fee Simple
30.02	Property			CVS - Stony Point, NY	Retail	Single Tenant Retail	2008	NAP	12,900	SF		Fee Simple
30.03	Property			CVS - Charlotte, MI	Retail	Single Tenant Retail	2009	NAP	13,225	SF		Fee Simple
30.04	Property			Provident Bank - Stony Point, NY	Retail	Single Tenant Retail	2008	NAP	3,950	SF		Fee Simple
30.05	Property			Tractor Supply Company - Demopolis, AL	Retail	Single Tenant Retail	2011	NAP	19,097	SF		Fee Simple
30.06	Property			Tractor Supply Company - New Boston, TX	Retail	Single Tenant Retail	2011	NAP	19,097	SF		Fee Simple
31	Loan		CGM	Loyal Plaza	Retail	Anchored	1965	1997	293,825	SF	50.20	Both Fee/Leasehold	14,800,000
32	Loan		CGM	ATD	Office	General Suburban	2002	NAP	64,036	SF	215.50	Fee Simple	13,800,000
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	Hospitality	Limited Service	1999, 2002	NAP	129	Rooms	105,782.77	Fee Simple	13,700,000
34	Loan		CGM	Midland Apartment Portfolio					449	Units	30,095.73		13,600,000
34.01	Property			Mulberry Lane Apartments	Multifamily	Garden	1969	NAP	264	Units		Fee Simple
34.02	Property			Robin Oaks Apartments	Multifamily	Garden	1967	NAP	132	Units		Fee Simple
34.03	Property			Perrine Pointe Apartments	Multifamily	Garden	1945	1992	53	Units		Fee Simple
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven					163	Rooms	82,614.07		13,500,000
35.01	Property			Residence Inn	Hospitality	Limited Service	2007	NAP	78	Rooms		Fee Simple
35.02	Property			Courtyard by Marriott	Hospitality	Limited Service	2006	NAP	85	Rooms		Fee Simple
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	Retail	Single Tenant Retail	2002	2010	8,058	SF	1,647.43	Fee Simple	13,275,000
37	Loan	11, 41, 42	GSMC	Southpark Office Building	Office	General Suburban	1988	2008	122,316	SF	106.28	Fee Simple	13,000,000
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	Hospitality	Limited Service	2008	NAP	149	Rooms	84,003.93	Fee Simple	12,600,000
39	Loan		CGM	Park Point Syracuse University	Multifamily	Student Housing	2010	NAP	226	Units	53,927.42	Leasehold	12,250,000
40	Loan	44	GSMC	Branhaven Plaza	Retail	Anchored	1971	1990	190,738	SF	62.64	Fee Simple	12,000,000
41	Loan		GSMC	Plaza at Cottonwood	Retail	Anchored	1999	NAP	84,323	SF	141.66	Fee Simple	12,000,000
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio					320,950	SF	35.83		11,500,000
42.01	Property			Wal-Mart Supercenter	Retail	Single Tenant Retail	1999	NAP	183,211	SF		Fee Simple
42.02	Property			Sam's Club	Ground Leased Land	Single Tenant	1988	2010	137,739	SF		Fee Simple
43	Loan		CGM	Merritt 8	Office	General Suburban	1989	2004	174,813	SF	64.08	Fee Simple	11,250,000
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	Hospitality	Full Service	1986	2007	224	Rooms	48,883.35	Fee Simple	11,000,000
45	Loan		CGM	848 Brickell Plaza	Office	CBD	1981	2009-2010	95,696	SF	111.81	Both Fee/Leasehold	10,700,000
46	Loan	46	GSMC	Alhambra Renaissance Center	Retail	Anchored	2002	NAP	76,920	SF	135.79	Fee Simple	10,500,000
47	Loan		CGM	Consumer Square West	Retail	Anchored	1988-1991	NAP	218,206	SF	45.96	Fee Simple	10,050,000
48	Loan		CGM	Cornell 55	Mixed Use	Multifamily/Retail	1922	2011	53,551	SF	175.77	Fee Simple	9,475,000
49	Loan		CGM	Whole Foods Charlottesville	Retail	Single Tenant Retail	2011	NAP	43,753	SF	213.07	Leasehold	9,350,000
50	Loan		CGM	Richmond Office Portfolio					152,382	SF	60.72		9,300,000
50.01	Property			One Holland Place	Office	General Suburban	1987	2008	81,031	SF		Fee Simple
50.02	Property			Vistas I & II	Office	General Suburban	1987	NAP	71,351	SF		Fee Simple
51	Loan		CGM	One Crescent Place MHC	Manufactured Housing	Manufactured Housing	2002	NAP	319	Pads	28,827.69	Fee Simple	9,250,000
52	Loan		CGM	Pacific Village Center	Retail	Unanchored	1968, 1993	1993	47,522	SF	192.78	Fee Simple	9,200,000
53	Loan		CGM	Pelham Towne Center	Retail	Anchored	2008	NAP	74,008	SF	123.18	Fee Simple	9,150,000
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	Hospitality	Limited Service	2008	NAP	101	Rooms	83,453.24	Fee Simple	8,450,000
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage					124,300	SF	61.68		7,700,000
55.01	Property			Racetrack Self Storage	Self Storage	Self Storage	1997	NAP	60,200	SF		Fee Simple
55.02	Property			Bonanza Self Storage	Self Storage	Self Storage	1996	NAP	64,100	SF		Fee Simple
56	Loan		CGM	Copper Mill Apartments	Multifamily	Garden	1984	2007	320	Units	22,968.75	Fee Simple	7,350,000
57	Loan		CGM	Sierra Forest Apartments	Multifamily	Garden	1971	2009-2010	272	Units	26,307.58	Fee Simple	7,200,000
58	Loan		CGM	Sherman Oaks Plaza	Office	CBD	1990	2009	44,380	SF	157.13	Fee Simple	7,000,000
59	Loan		CGM	Cumberland Apartments	Multifamily	Garden	1985	2007	222	Units	31,081.08	Fee Simple	6,900,000
60	Loan		CGM	Crestmont Apartments	Multifamily	Garden	1986	NAP	228	Units	29,605.26	Fee Simple	6,750,000
61	Loan		CGM	Smith & American MHP Portfolio	Manufactured Housing	Manufactured Housing	1960, 1965, 1972, 1978	NAP	280	Pads	23,124.10	Fee Simple	6,500,000
62	Loan		CGM	Bingham Station	Retail	Anchored	2011	NAP	39,128	SF	144.19	Fee Simple	5,658,000
63	Loan		CGM	Heritage Trace Apartments	Multifamily	Garden	1973	2007-2008	200	Units	27,500.00	Fee Simple	5,500,000
64	Loan		CGM	Riviera Shopping Center	Retail	Anchored	1962	1980	58,383	SF	85.16	Fee Simple	5,000,000
65	Loan		CGM	Winterhaven Square	Retail	Anchored	1993	NAP	65,370	SF	68.62	Fee Simple	4,500,000
66	Loan		CGM	Shoppes at Stonebrook	Retail	Anchored	2008	NAP	57,625	SF	77.76	Fee Simple	4,500,000
67	Loan		CGM	Holiday Park	Manufactured Housing	Manufactured Housing	1974	1983	218	Pads	20,534.98	Fee Simple	4,500,000
68	Loan		CGM	Lake Zurich	Self Storage	Self Storage	2002	NAP	69,425	SF	62.32	Fee Simple	4,350,000
69	Loan		CGM	Elm Grove Apartments	Multifamily	Garden	1979	NAP	136	Units	29,383.19	Fee Simple	4,012,500
70	Loan		CGM	The Ridge MHP & Eastwood Hills	Manufactured Housing	Manufactured Housing	1985-1986	NAP	142	Pads	23,678.26	Fee Simple	3,375,000
71	Loan		CGM	Ivanhoe MHP	Manufactured Housing	Manufactured Housing	1978	NAP	322	Pads	10,220.48	Fee Simple	3,300,000
72	Loan		CGM	Foot Locker - Brooklyn, NY	Retail	Single Tenant Retail	1934	2010	4,000	SF	812.50	Fee Simple	3,250,000
73	Loan		CGM	Gateway Plaza II	Retail	Anchored	2001	NAP	62,428	SF	49.46	Fee Simple	3,100,000
74	Loan		CGM	Oakhurst MHP	Manufactured Housing	Manufactured Housing	1983	NAP	248	Pads	7,337.15	Fee Simple	1,825,000

A-3/4

GSMS 2011-GC5 Annex A
						Allocated Cut-Off						Monthly	Annual
Control	Loan /		Mortgage		Cut-Off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)
1	Loan	7	GSMC	Park Place Mall	198,914,881	198,914,881	11.4	165,434,769	5.18000%	0.07278%	5.10723%	1,095,752.07	13,149,024.84
2	Loan	8	CGM	1551 Broadway	180,000,000	180,000,000	10.3	180,000,000	5.10000%	0.07278%	5.02723%	775,625.00	9,307,500.00
3	Loan	9	GSMC	Copper Beech Portfolio	119,502,551	119,502,551	6.8	111,424,996	5.45000%	0.07278%	5.37723%	677,587.09	8,131,045.08
3.01	Property			CBTC 28 Harrisonburg		51,722,945
3.02	Property			CBTC 26 Morgantown		33,548,172
3.03	Property	9		CBTC 29 San Marcos		31,976,669
3.04	Property			CBTC 3 IUP		2,254,765
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	94,683,253	94,683,253	5.4	87,641,518	5.00850%	0.07278%	4.93573%	510,474.17	6,125,690.04
5	Loan	13	GSMC	Parkdale Mall & Crossing	94,003,560	94,003,560	5.4	72,197,146	5.85000%	0.07278%	5.77723%	603,405.27	7,240,863.24
6	Loan	14	CGM	Shoppes at Chino Hills	60,804,936	60,804,936	3.5	50,489,180	5.20000%	0.08278%	5.11723%	334,957.64	4,019,491.68
7	Loan		GSMC	Museum Square	58,400,000	58,400,000	3.3	58,400,000	4.93000%	0.07278%	4.85723%	243,258.98	2,919,107.76
8	Loan	15	GSMC	Cole Portfolio	46,670,000	46,670,000	2.7	46,670,000	5.92300%	0.07278%	5.85023%	233,554.72	2,802,656.64
8.01	Property			Volusia Square		16,557,300
8.02	Property			Shoppes at Port Arthur		8,076,700
8.03	Property			CVS - Jacksonville		3,715,300
8.04	Property			CVS - Lawrence		2,907,600
8.05	Property			CVS (Ground) - Dover		2,046,100
8.06	Property			On the Border - Mesa		1,803,800
8.07	Property			On the Border - Peoria		1,561,500
8.08	Property			Chili's		1,507,700
8.09	Property			On the Border - Kansas City		1,453,800
8.10	Property			Ulta		1,453,800
8.11	Property			Tractor Supply - Nixa		1,346,100
8.12	Property			Tractor Supply - Hamilton		931,500
8.13	Property			Macaroni Grill		915,400
8.14	Property			O'Reilly Auto Parts - San Antonio		702,700
8.15	Property			O'Reilly Auto Parts - Christiansburg		646,100
8.16	Property			O'Reilly Auto Parts - Houston		560,000
8.17	Property			O'Reilly Auto Parts - Highlands		484,600
9	Loan	11	GSMC	Ashland Town Center	41,931,395	41,931,395	2.4	34,486,443	4.90000%	0.07278%	4.82723%	223,303.27	2,679,639.24
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	37,890,537	37,890,537	2.2	31,914,697	5.66600%	0.07278%	5.59323%	219,734.10	2,636,809.20
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	27,940,467	27,940,467	1.6	23,954,857	6.18150%	0.09278%	6.08873%	171,705.46	2,060,465.52
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	7,499,862	7,499,862	0.4	6,430,033	6.18150%	0.09278%	6.08873%	46,089.68	553,076.16
13	Loan	22, 23	GSMC	Champlain Centre	34,812,036	34,812,036	2.0	28,995,222	5.22750%	0.07278%	5.15473%	192,783.82	2,313,405.84
14	Loan		CGM	Prentiss Creek Apartments	34,331,868	34,331,868	2.0	28,979,289	5.67000%	0.07278%	5.59723%	199,582.74	2,394,992.88
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	31,866,096	31,866,096	1.8	28,912,983	4.93000%	0.07278%	4.85723%	178,843.80	2,146,125.60
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	31,220,954	31,220,954	1.8	26,722,531	6.25000%	0.07278%	6.17723%	192,565.56	2,310,786.72
16.01	Property			Courtyard by Marriott		16,471,486
16.02	Property			Residence Inn		14,749,467
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	26,843,957	26,843,957	1.5	22,700,009	5.83250%	0.07278%	5.75973%	158,364.29	1,900,371.48
17.01	Property	29		Northpointe Commons		7,298,622
17.02	Property	29		Highlands Square		6,849,476
17.03	Property	28		Ridgeview Plaza		6,422,787
17.04	Property	28		East River Plaza		6,273,072
18	Loan	30	CGM	250 Mercer Street	25,918,853	25,918,853	1.5	21,595,619	5.31000%	0.07278%	5.23723%	144,540.71	1,734,488.52
19	Loan	31	CGM	1117 Perimeter Center West	25,046,653	25,046,653	1.4	23,259,114	5.31000%	0.07278%	5.23723%	139,537.38	1,674,448.56
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	23,110,000	23,110,000	1.3	22,118,850	5.16000%	0.07278%	5.08723%	126,329.08	1,515,948.96
20.01	Property			57 South Commerce Way		2,813,250
20.02	Property			754 Roble Road		1,878,250
20.03	Property			2202 Hangar Place		1,844,100
20.04	Property			944 Marcon Boulevard		1,775,800
20.05	Property			2196 Avenue C		1,775,800
20.06	Property			7355 William Avenue		1,705,000
20.07	Property			974 Marcon Boulevard		1,622,125
20.08	Property			964 Marcon Boulevard		1,605,050
20.09	Property			954 Marcon Boulevard		1,570,900
20.10	Property			2201 Hangar Place		1,451,375
20.11	Property	32		7277 William Avenue		1,398,100
20.12	Property			2041 Avenue C		1,280,625
20.13	Property			7562 Penn Drive		1,262,675
20.14	Property			764 Roble Road		1,126,950
21	Loan		CGM	Harrison Executive Park	20,411,519	20,411,519	1.2	16,999,103	5.26000%	0.07278%	5.18723%	113,328.76	1,359,945.12
22	Loan		GSMC	Oaks Apartments	19,151,133	19,151,133	1.1	16,066,869	5.50000%	0.07278%	5.42723%	109,185.83	1,310,229.96
23	Loan		GSMC	White Marlin Mall	18,921,909	18,921,909	1.1	15,869,767	5.49000%	0.09278%	5.39723%	107,760.73	1,293,128.76
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	17,000,000	17,000,000	1.0	16,270,898	5.16000%	0.07278%	5.08723%	92,929.23	1,115,150.76
24.01	Property			3701 Corporate Parkway		9,094,500
24.02	Property			3773 Corporate Parkway		7,905,500
25	Loan	33	GSMC	Arbor Park Shopping Center	16,776,896	16,776,896	1.0	15,447,300	4.65000%	0.07278%	4.57723%	86,820.35	1,041,844.20
26	Loan		CGM	Trinity Square Crossed Portfolio	16,064,681	16,064,681	0.9	13,752,428	6.16000%	0.07278%	6.08723%	98,403.45	1,180,841.40
26.01	Property			Trinity Square Retail Center		5,973,851
26.02	Property			MeadWestVaco - Kettering, OH		3,395,139
26.03	Property			Stonegate Corner - Medina, OH		1,543,245
26.04	Property			Aspen Dental and AT&T - Monroe, MI		1,359,051
26.05	Property			Advance Auto Parts - Berea, OH		1,319,225
26.06	Property			Advance Auto Parts - Sandusky, MI		945,860
26.07	Property			Advance Auto Parts - Columbus, OH		896,078
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH		632,233
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	15,680,431	15,680,431	0.9	14,560,577	5.15000%	0.07278%	5.07723%	85,999.13	1,031,989.56
28	Loan		CGM	The Hills	15,399,929	15,399,929	0.9	14,495,378	5.96000%	0.07278%	5.88723%	92,532.10	1,110,385.20
29	Loan	35	GSMC	Houston Design Center	14,911,998	14,911,998	0.9	11,460,175	5.60000%	0.10278%	5.49723%	93,011.06	1,116,132.72
30	Loan		CGM	ARC Portfolio III	14,780,000	14,780,000	0.8	14,780,000	4.30500%	0.07278%	4.23223%	53,759.68	645,116.16
30.01	Property			FedEx Ground - Saline, MI		4,836,000
30.02	Property			CVS - Stony Point, NY		3,074,000
30.03	Property			CVS - Charlotte, MI		2,888,500
30.04	Property			Provident Bank - Stony Point, NY		1,406,500
30.05	Property			Tractor Supply Company - Demopolis, AL		1,300,000
30.06	Property			Tractor Supply Company - New Boston, TX		1,275,000
31	Loan		CGM	Loyal Plaza	14,750,563	14,750,563	0.8	12,170,690	5.00000%	0.07278%	4.92723%	79,449.60	953,395.20
32	Loan		CGM	ATD	13,800,000	13,800,000	0.8	13,800,000	5.58000%	0.07278%	5.50723%	65,061.25	780,735.00
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	13,645,977	13,645,977	0.8	10,648,550	6.10000%	0.07278%	6.02723%	89,108.64	1,069,303.68
34	Loan		CGM	Midland Apartment Portfolio	13,512,985	13,512,985	0.8	8,833,950	5.75000%	0.10278%	5.64723%	95,483.36	1,145,800.32
34.01	Property			Mulberry Lane Apartments		7,774,934
34.02	Property			Robin Oaks Apartments		3,894,919
34.03	Property			Perrine Pointe Apartments		1,843,131
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	13,466,094	13,466,094	0.8	11,536,240	6.25000%	0.07278%	6.17723%	83,121.82	997,461.84
35.01	Property			Residence Inn		7,196,167
35.02	Property			Courtyard by Marriott		6,269,927
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	13,275,000	13,275,000	0.8	13,275,000	5.16000%	0.07278%	5.08723%	57,875.31	694,503.72
37	Loan	11, 41, 42	GSMC	Southpark Office Building	13,000,000	13,000,000	0.7	13,000,000	5.35300%	0.07278%	5.28023%	58,796.26	705,555.12
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	12,516,586	12,516,586	0.7	11,187,038	4.86850%	0.07278%	4.79573%	72,696.23	872,354.76
39	Loan		CGM	Park Point Syracuse University	12,187,596	12,187,596	0.7	10,226,386	5.47000%	0.07278%	5.39723%	69,323.75	831,885.00
40	Loan	44	GSMC	Branhaven Plaza	11,948,206	11,948,206	0.7	9,950,694	5.26000%	0.07278%	5.18723%	66,338.79	796,065.48
41	Loan		GSMC	Plaza at Cottonwood	11,945,124	11,945,124	0.7	10,165,591	5.95150%	0.07278%	5.87873%	71,572.31	858,867.72
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	11,500,000	11,500,000	0.7	11,500,000	4.18750%	0.07278%	4.11473%	40,687.57	488,250.84
42.01	Property			Wal-Mart Supercenter		5,817,647
42.02	Property			Sam's Club		5,682,353
43	Loan		CGM	Merritt 8	11,202,461	11,202,461	0.6	9,358,391	5.36000%	0.07278%	5.28723%	62,891.60	754,699.20
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	10,949,870	10,949,870	0.6	10,146,406	5.00000%	0.07278%	4.92723%	59,050.38	708,604.56
45	Loan		CGM	848 Brickell Plaza	10,700,000	10,700,000	0.6	10,700,000	5.10000%	0.07278%	5.02723%	46,106.60	553,279.20
46	Loan	46	GSMC	Alhambra Renaissance Center	10,444,644	10,444,644	0.6	8,965,420	6.22450%	0.07278%	6.15173%	64,476.27	773,715.24
47	Loan		CGM	Consumer Square West	10,028,685	10,028,685	0.6	9,314,270	5.32000%	0.07278%	5.24723%	55,933.00	671,196.00
48	Loan		CGM	Cornell 55	9,412,855	9,412,855	0.5	8,012,057	5.89000%	0.07278%	5.81723%	56,139.07	673,668.84
49	Loan		CGM	Whole Foods Charlottesville	9,322,658	9,322,658	0.5	7,836,813	5.60000%	0.07278%	5.52723%	53,676.38	644,116.56
50	Loan		CGM	Richmond Office Portfolio	9,252,563	9,252,563	0.5	7,973,922	6.37000%	0.07278%	6.29723%	57,989.49	695,873.88
50.01	Property			One Holland Place		5,523,918
50.02	Property			Vistas I & II		3,728,645
51	Loan		CGM	One Crescent Place MHC	9,196,032	9,196,032	0.5	7,938,755	6.40000%	0.07278%	6.32723%	57,859.30	694,311.60
52	Loan		CGM	Pacific Village Center	9,161,453	9,161,453	0.5	7,662,723	5.40000%	0.07278%	5.32723%	51,660.83	619,929.96
53	Loan		CGM	Pelham Towne Center	9,116,648	9,116,648	0.5	8,386,528	4.59000%	0.10278%	4.48723%	46,852.29	562,227.48
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	8,428,777	8,428,777	0.5	7,220,832	6.25000%	0.07278%	6.17723%	52,028.10	624,337.20
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	7,666,766	7,666,766	0.4	6,385,029	5.26000%	0.07278%	5.18723%	42,567.39	510,808.68
55.01	Property			Racetrack Self Storage		3,868,232
55.02	Property			Bonanza Self Storage		3,798,534
56	Loan		CGM	Copper Mill Apartments	7,350,000	7,350,000	0.4	6,469,692	5.70000%	0.07278%	5.62723%	42,659.43	511,913.16
57	Loan		CGM	Sierra Forest Apartments	7,155,661	7,155,661	0.4	6,440,207	5.31000%	0.07278%	5.23723%	43,401.08	520,812.96
58	Loan		CGM	Sherman Oaks Plaza	6,973,336	6,973,336	0.4	5,909,614	5.84000%	0.07278%	5.76723%	41,251.19	495,014.28
59	Loan		CGM	Cumberland Apartments	6,900,000	6,900,000	0.4	6,073,588	5.70000%	0.07278%	5.62723%	40,047.63	480,571.56
60	Loan		CGM	Crestmont Apartments	6,750,000	6,750,000	0.4	5,941,554	5.70000%	0.07278%	5.62723%	39,177.03	470,124.36
61	Loan		CGM	Smith & American MHP Portfolio	6,474,747	6,474,747	0.4	5,472,632	5.75000%	0.07278%	5.67723%	37,932.24	455,186.88
62	Loan		CGM	Bingham Station	5,641,955	5,641,955	0.3	4,348,202	5.77000%	0.07278%	5.69723%	35,663.25	427,959.00
63	Loan		CGM	Heritage Trace Apartments	5,500,000	5,500,000	0.3	4,841,267	5.70000%	0.07278%	5.62723%	31,922.02	383,064.24
64	Loan		CGM	Riviera Shopping Center	4,971,692	4,971,692	0.3	3,847,899	5.81000%	0.07278%	5.73723%	31,636.86	379,642.32
65	Loan		CGM	Winterhaven Square	4,485,768	4,485,768	0.3	4,166,434	5.25000%	0.07278%	5.17723%	24,849.17	298,190.04
66	Loan		CGM	Shoppes at Stonebrook	4,480,738	4,480,738	0.3	3,443,157	5.64000%	0.10278%	5.53723%	28,011.43	336,137.16
67	Loan		CGM	Holiday Park	4,476,625	4,476,625	0.3	4,226,490	6.29000%	0.07278%	6.21723%	27,824.45	333,893.40
68	Loan		CGM	Lake Zurich	4,326,902	4,326,902	0.2	4,029,351	5.28000%	0.07278%	5.20723%	24,101.75	289,221.00
69	Loan		CGM	Elm Grove Apartments	3,996,114	3,996,114	0.2	3,729,498	5.52000%	0.15438%	5.36563%	22,832.91	273,994.92
70	Loan		CGM	The Ridge MHP & Eastwood Hills	3,362,313	3,362,313	0.2	2,854,395	5.90000%	0.07278%	5.82723%	20,018.36	240,220.32
71	Loan		CGM	Ivanhoe MHP	3,290,994	3,290,994	0.2	3,083,570	5.90000%	0.07278%	5.82723%	19,573.50	234,882.00
72	Loan		CGM	Foot Locker - Brooklyn, NY	3,250,000	3,250,000	0.2	3,250,000	4.51000%	0.07278%	4.43723%	12,384.23	148,610.76
73	Loan		CGM	Gateway Plaza II	3,087,449	3,087,449	0.2	2,594,902	5.56000%	0.07278%	5.48723%	17,718.34	212,620.08
74	Loan		CGM	Oakhurst MHP	1,819,614	1,819,614	0.1	1,589,929	6.95000%	0.07278%	6.87723%	12,080.55	144,966.60

A-5/6

GSMS 2011-GC5 Annex A
						Interest		Original Interest	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage			Accrual		Only Period	Interest Only	Maturity / ARD	Term To	Amortization Term	Amortization Term	Origination
Number	Property Flag	Footnotes	Loan Seller	Property Name	Amortization Type	Method	Seasoning	(Mos.)	Period (Mos.)	(Mos.)	Maturity / ARD (Mos.)	(Mos.)	(Mos.)	Date
1	Loan	7	GSMC	Park Place Mall	Amortizing	Actual/360	5	0	0	120	115	360	355	4/11/2011
2	Loan	8	CGM	1551 Broadway	Interest Only	Actual/360	3	120	117	120	117	0	0	6/7/2011
3	Loan	9	GSMC	Copper Beech Portfolio	Amortizing	Actual/360	4	0	0	60	56	360	356	5/27/2011
3.01	Property			CBTC 28 Harrisonburg
3.02	Property			CBTC 26 Morgantown
3.03	Property	9		CBTC 29 San Marcos
3.04	Property			CBTC 3 IUP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	Amortizing	Actual/360	3	0	0	60	57	360	357	6/30/2011
5	Loan	13	GSMC	Parkdale Mall & Crossing	Amortizing	30/360	7	0	0	120	113	300	293	3/3/2011
6	Loan	14	CGM	Shoppes at Chino Hills	Amortizing	Actual/360	3	0	0	120	117	360	357	6/8/2011
7	Loan		GSMC	Museum Square	Interest Only	Actual/360	4	120	116	120	116	0	0	6/2/2011
8	Loan	15	GSMC	Cole Portfolio	Interest Only - ARD	Actual/360	5	120	115	120	115	0	0	4/7/2011
8.01	Property			Volusia Square
8.02	Property			Shoppes at Port Arthur
8.03	Property			CVS - Jacksonville
8.04	Property			CVS - Lawrence
8.05	Property			CVS (Ground) - Dover
8.06	Property			On the Border - Mesa
8.07	Property			On the Border - Peoria
8.08	Property			Chili's
8.09	Property			On the Border - Kansas City
8.10	Property			Ulta
8.11	Property			Tractor Supply - Nixa
8.12	Property			Tractor Supply - Hamilton
8.13	Property			Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio
8.15	Property			O'Reilly Auto Parts - Christiansburg
8.16	Property			O'Reilly Auto Parts - Houston
8.17	Property			O'Reilly Auto Parts - Highlands
9	Loan	11	GSMC	Ashland Town Center	Amortizing	Actual/360	3	0	0	120	117	360	357	6/21/2011
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	Amortizing	Actual/360	3	0	0	120	117	360	357	6/29/2011
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	Amortizing	Actual/360	6	0	0	120	114	360	354	3/10/2011
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	Amortizing	Actual/360	6	0	0	120	114	360	354	3/10/2011
13	Loan	22, 23	GSMC	Champlain Centre	Amortizing	Actual/360	5	0	0	120	115	360	355	5/4/2011
14	Loan		CGM	Prentiss Creek Apartments	Amortizing	Actual/360	5	0	0	120	115	360	355	4/13/2011
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	Amortizing	Actual/360	3	0	0	60	57	324	321	6/14/2011
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	Amortizing	Actual/360	2	0	0	120	118	360	358	8/5/2011
16.01	Property			Courtyard by Marriott
16.02	Property			Residence Inn
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	Amortizing	Actual/360	2	0	0	120	118	360	358	7/28/2011
17.01	Property	29		Northpointe Commons
17.02	Property	29		Highlands Square
17.03	Property	28		Ridgeview Plaza
17.04	Property	28		East River Plaza
18	Loan	30	CGM	250 Mercer Street	Amortizing	Actual/360	3	0	0	120	117	360	357	6/22/2011
19	Loan	31	CGM	1117 Perimeter Center West	Amortizing	Actual/360	2	0	0	60	58	360	358	7/28/2011
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	Interest Only, Then Amortizing	Actual/360	4	24	20	60	56	360	360	5/11/2011
20.01	Property			57 South Commerce Way
20.02	Property			754 Roble Road
20.03	Property			2202 Hangar Place
20.04	Property			944 Marcon Boulevard
20.05	Property			2196 Avenue C
20.06	Property			7355 William Avenue
20.07	Property			974 Marcon Boulevard
20.08	Property			964 Marcon Boulevard
20.09	Property			954 Marcon Boulevard
20.10	Property			2201 Hangar Place
20.11	Property	32		7277 William Avenue
20.12	Property			2041 Avenue C
20.13	Property			7562 Penn Drive
20.14	Property			764 Roble Road
21	Loan		CGM	Harrison Executive Park	Amortizing	Actual/360	4	0	0	120	116	360	356	5/11/2011
22	Loan		GSMC	Oaks Apartments	Amortizing	Actual/360	4	0	0	120	116	360	356	5/10/2011
23	Loan		GSMC	White Marlin Mall	Amortizing	Actual/360	4	0	0	120	116	360	356	5/24/2011
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	Interest Only, Then Amortizing	Actual/360	4	24	20	60	56	360	360	5/11/2011
24.01	Property			3701 Corporate Parkway
24.02	Property			3773 Corporate Parkway
25	Loan	33	GSMC	Arbor Park Shopping Center	Amortizing	Actual/360	3	0	0	60	57	360	357	6/7/2011
26	Loan		CGM	Trinity Square Crossed Portfolio	Amortizing	Actual/360	5	0	0	120	115	360	355	4/29/2011
26.01	Property			Trinity Square Retail Center
26.02	Property			MeadWestVaco - Kettering, OH
26.03	Property			Stonegate Corner - Medina, OH
26.04	Property			Aspen Dental and AT&T - Monroe, MI
26.05	Property			Advance Auto Parts - Berea, OH
26.06	Property			Advance Auto Parts - Sandusky, MI
26.07	Property			Advance Auto Parts - Columbus, OH
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	Amortizing	Actual/360	4	0	0	60	56	360	356	5/26/2011
28	Loan		CGM	The Hills	Amortizing	Actual/360	7	0	0	60	53	360	353	3/3/2011
29	Loan	35	GSMC	Houston Design Center	Amortizing	Actual/360	4	0	0	120	116	300	296	5/13/2011
30	Loan		CGM	ARC Portfolio III	Interest Only	Actual/360	3	60	57	60	57	0	0	6/9/2011
30.01	Property			FedEx Ground - Saline, MI
30.02	Property			CVS - Stony Point, NY
30.03	Property			CVS - Charlotte, MI
30.04	Property			Provident Bank - Stony Point, NY
30.05	Property			Tractor Supply Company - Demopolis, AL
30.06	Property			Tractor Supply Company - New Boston, TX
31	Loan		CGM	Loyal Plaza	Amortizing	Actual/360	3	0	0	120	117	360	357	6/13/2011
32	Loan		CGM	ATD	Interest Only	Actual/360	7	120	113	120	113	0	0	2/25/2011
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	Amortizing	Actual/360	3	0	0	120	117	300	297	6/17/2011
34	Loan		CGM	Midland Apartment Portfolio	Amortizing	Actual/360	3	0	0	120	117	240	237	7/6/2011
34.01	Property			Mulberry Lane Apartments
34.02	Property			Robin Oaks Apartments
34.03	Property			Perrine Pointe Apartments
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	Amortizing	Actual/360	3	0	0	120	117	360	357	6/7/2011
35.01	Property			Residence Inn
35.02	Property			Courtyard by Marriott
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	Interest Only	Actual/360	2	60	58	60	58	0	0	7/7/2011
37	Loan	11, 41, 42	GSMC	Southpark Office Building	Interest Only	Actual/360	5	60	55	60	55	0	0	4/15/2011
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	Amortizing	Actual/360	4	0	0	60	56	300	296	5/26/2011
39	Loan		CGM	Park Point Syracuse University	Amortizing	Actual/360	5	0	0	120	115	360	355	4/29/2011
40	Loan	44	GSMC	Branhaven Plaza	Amortizing	Actual/360	4	0	0	120	116	360	356	5/27/2011
41	Loan		GSMC	Plaza at Cottonwood	Amortizing	Actual/360	5	0	0	120	115	360	355	4/19/2011
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	Interest Only	Actual/360	5	60	55	60	55	0	0	5/6/2011
42.01	Property			Wal-Mart Supercenter
42.02	Property			Sam's Club
43	Loan		CGM	Merritt 8	Amortizing	Actual/360	4	0	0	120	116	360	356	5/31/2011
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	Amortizing	Actual/360	4	0	0	60	56	360	356	5/19/2011
45	Loan		CGM	848 Brickell Plaza	Interest Only	Actual/360	6	60	54	60	54	0	0	3/29/2011
46	Loan	46	GSMC	Alhambra Renaissance Center	Amortizing	Actual/360	6	0	0	120	114	360	354	4/1/2011
47	Loan		CGM	Consumer Square West	Amortizing	Actual/360	2	0	0	60	58	360	358	7/29/2011
48	Loan		CGM	Cornell 55	Amortizing	Actual/360	7	0	0	120	113	360	353	2/23/2011
49	Loan		CGM	Whole Foods Charlottesville	Amortizing	Actual/360	3	0	0	120	117	360	357	6/15/2011
50	Loan		CGM	Richmond Office Portfolio	Amortizing	Actual/360	6	0	0	120	114	360	354	3/25/2011
50.01	Property			One Holland Place
50.02	Property			Vistas I & II
51	Loan		CGM	One Crescent Place MHC	Amortizing	Actual/360	7	0	0	120	113	360	353	2/28/2011
52	Loan		CGM	Pacific Village Center	Amortizing	Actual/360	4	0	0	120	116	360	356	6/1/2011
53	Loan		CGM	Pelham Towne Center	Amortizing	Actual/360	3	0	0	60	57	360	357	6/20/2011
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	Amortizing	Actual/360	3	0	0	120	117	360	357	6/7/2011
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	Amortizing	Actual/360	4	0	0	120	116	360	356	5/25/2011
55.01	Property			Racetrack Self Storage
55.02	Property			Bonanza Self Storage
56	Loan		CGM	Copper Mill Apartments	Interest Only, Then Amortizing	Actual/360	5	24	19	120	115	360	360	4/29/2011
57	Loan		CGM	Sierra Forest Apartments	Amortizing	Actual/360	4	0	0	60	56	300	296	5/6/2011
58	Loan		CGM	Sherman Oaks Plaza	Amortizing	Actual/360	4	0	0	120	116	360	356	5/18/2011
59	Loan		CGM	Cumberland Apartments	Interest Only, Then Amortizing	Actual/360	5	24	19	120	115	360	360	4/29/2011
60	Loan		CGM	Crestmont Apartments	Interest Only, Then Amortizing	Actual/360	5	24	19	120	115	360	360	4/29/2011
61	Loan		CGM	Smith & American MHP Portfolio	Amortizing	Actual/360	4	0	0	120	116	360	356	5/25/2011
62	Loan		CGM	Bingham Station	Amortizing	Actual/360	2	0	0	120	118	300	298	7/28/2011
63	Loan		CGM	Heritage Trace Apartments	Interest Only, Then Amortizing	Actual/360	5	24	19	120	115	360	360	4/29/2011
64	Loan		CGM	Riviera Shopping Center	Amortizing	Actual/360	4	0	0	120	116	300	296	5/12/2011
65	Loan		CGM	Winterhaven Square	Amortizing	Actual/360	3	0	0	60	57	360	357	6/10/2011
66	Loan		CGM	Shoppes at Stonebrook	Amortizing	Actual/360	3	0	0	120	117	300	297	6/9/2011
67	Loan		CGM	Holiday Park	Amortizing	Actual/360	6	0	0	60	54	360	354	3/31/2011
68	Loan		CGM	Lake Zurich	Amortizing	Actual/360	5	0	0	60	55	360	355	4/29/2011
69	Loan		CGM	Elm Grove Apartments	Amortizing	Actual/360	4	0	0	60	56	360	356	5/9/2011
70	Loan		CGM	The Ridge MHP & Eastwood Hills	Amortizing	Actual/360	4	0	0	120	116	360	356	6/1/2011
71	Loan		CGM	Ivanhoe MHP	Amortizing	Actual/360	3	0	0	60	57	360	357	6/8/2011
72	Loan		CGM	Foot Locker - Brooklyn, NY	Interest Only	Actual/360	5	60	55	60	55	0	0	4/18/2011
73	Loan		CGM	Gateway Plaza II	Amortizing	Actual/360	4	0	0	120	116	360	356	5/24/2011
74	Loan		CGM	Oakhurst MHP	Amortizing	Actual/360	4	0	0	120	116	360	356	6/2/2011

A-7/8

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage		Due	First	Last IO	First P&I
Number	Property Flag	Footnotes	Loan Seller	Property Name	Date	Due Date	Due Date	Due Date	Maturity Date / ARD
1	Loan	7	GSMC	Park Place Mall	6	6/6/2011		6/6/2011	5/6/2021
2	Loan	8	CGM	1551 Broadway	6	8/6/2011	7/6/2021		7/6/2021
3	Loan	9	GSMC	Copper Beech Portfolio	6	7/6/2011		7/6/2011	6/6/2016
3.01	Property			CBTC 28 Harrisonburg
3.02	Property			CBTC 26 Morgantown
3.03	Property	9		CBTC 29 San Marcos
3.04	Property			CBTC 3 IUP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	6	8/6/2011		8/6/2011	7/6/2016
5	Loan	13	GSMC	Parkdale Mall & Crossing	6	4/6/2011		4/6/2011	3/6/2021
6	Loan	14	CGM	Shoppes at Chino Hills	6	8/6/2011		8/6/2011	7/6/2021
7	Loan		GSMC	Museum Square	6	7/6/2011	6/6/2021		6/6/2021
8	Loan	15	GSMC	Cole Portfolio	6	6/6/2011	5/6/2021		5/6/2021
8.01	Property			Volusia Square
8.02	Property			Shoppes at Port Arthur
8.03	Property			CVS - Jacksonville
8.04	Property			CVS - Lawrence
8.05	Property			CVS (Ground) - Dover
8.06	Property			On the Border - Mesa
8.07	Property			On the Border - Peoria
8.08	Property			Chili's
8.09	Property			On the Border - Kansas City
8.10	Property			Ulta
8.11	Property			Tractor Supply - Nixa
8.12	Property			Tractor Supply - Hamilton
8.13	Property			Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio
8.15	Property			O'Reilly Auto Parts - Christiansburg
8.16	Property			O'Reilly Auto Parts - Houston
8.17	Property			O'Reilly Auto Parts - Highlands
9	Loan	11	GSMC	Ashland Town Center	6	8/6/2011		8/6/2011	7/6/2021
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	6	8/6/2011		8/6/2011	7/6/2021
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	6	5/6/2011		5/6/2011	4/6/2021
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	6	5/6/2011		5/6/2011	4/6/2021
13	Loan	22, 23	GSMC	Champlain Centre	6	6/6/2011		6/6/2011	5/6/2021
14	Loan		CGM	Prentiss Creek Apartments	1	6/1/2011		6/1/2011	5/1/2021
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	6	8/6/2011		8/6/2011	7/6/2016
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	6	9/6/2011		9/6/2011	8/6/2021
16.01	Property			Courtyard by Marriott
16.02	Property			Residence Inn
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	6	9/6/2011		9/6/2011	8/6/2021
17.01	Property	29		Northpointe Commons
17.02	Property	29		Highlands Square
17.03	Property	28		Ridgeview Plaza
17.04	Property	28		East River Plaza
18	Loan	30	CGM	250 Mercer Street	6	8/6/2011		8/6/2011	7/6/2021
19	Loan	31	CGM	1117 Perimeter Center West	6	9/6/2011		9/6/2011	8/6/2016
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	6	7/6/2011	6/6/2013	7/6/2013	6/6/2016
20.01	Property			57 South Commerce Way
20.02	Property			754 Roble Road
20.03	Property			2202 Hangar Place
20.04	Property			944 Marcon Boulevard
20.05	Property			2196 Avenue C
20.06	Property			7355 William Avenue
20.07	Property			974 Marcon Boulevard
20.08	Property			964 Marcon Boulevard
20.09	Property			954 Marcon Boulevard
20.10	Property			2201 Hangar Place
20.11	Property	32		7277 William Avenue
20.12	Property			2041 Avenue C
20.13	Property			7562 Penn Drive
20.14	Property			764 Roble Road
21	Loan		CGM	Harrison Executive Park	6	7/6/2011		7/6/2011	6/6/2021
22	Loan		GSMC	Oaks Apartments	6	7/6/2011		7/6/2011	6/6/2021
23	Loan		GSMC	White Marlin Mall	6	7/6/2011		7/6/2011	6/6/2021
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	6	7/6/2011	6/6/2013	7/6/2013	6/6/2016
24.01	Property			3701 Corporate Parkway
24.02	Property			3773 Corporate Parkway
25	Loan	33	GSMC	Arbor Park Shopping Center	6	8/6/2011		8/6/2011	7/6/2016
26	Loan		CGM	Trinity Square Crossed Portfolio	6	6/6/2011		6/6/2011	5/6/2021
26.01	Property			Trinity Square Retail Center
26.02	Property			MeadWestVaco - Kettering, OH
26.03	Property			Stonegate Corner - Medina, OH
26.04	Property			Aspen Dental and AT&T - Monroe, MI
26.05	Property			Advance Auto Parts - Berea, OH
26.06	Property			Advance Auto Parts - Sandusky, MI
26.07	Property			Advance Auto Parts - Columbus, OH
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	6	7/6/2011		7/6/2011	6/6/2016
28	Loan		CGM	The Hills	6	4/6/2011		4/6/2011	3/6/2016
29	Loan	35	GSMC	Houston Design Center	6	7/6/2011		7/6/2011	6/6/2021
30	Loan		CGM	ARC Portfolio III	6	8/6/2011	7/6/2016		7/6/2016
30.01	Property			FedEx Ground - Saline, MI
30.02	Property			CVS - Stony Point, NY
30.03	Property			CVS - Charlotte, MI
30.04	Property			Provident Bank - Stony Point, NY
30.05	Property			Tractor Supply Company - Demopolis, AL
30.06	Property			Tractor Supply Company - New Boston, TX
31	Loan		CGM	Loyal Plaza	6	8/6/2011		8/6/2011	7/6/2021
32	Loan		CGM	ATD	6	4/6/2011	3/6/2021		3/6/2021
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	6	8/6/2011		8/6/2011	7/6/2021
34	Loan		CGM	Midland Apartment Portfolio	6	8/6/2011		8/6/2011	7/6/2021
34.01	Property			Mulberry Lane Apartments
34.02	Property			Robin Oaks Apartments
34.03	Property			Perrine Pointe Apartments
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	6	8/6/2011		8/6/2011	7/6/2021
35.01	Property			Residence Inn
35.02	Property			Courtyard by Marriott
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	6	9/6/2011	8/6/2016		8/6/2016
37	Loan	11, 41, 42	GSMC	Southpark Office Building	6	6/6/2011	5/6/2016		5/6/2016
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	6	7/6/2011		7/6/2011	6/6/2016
39	Loan		CGM	Park Point Syracuse University	6	6/6/2011		6/6/2011	5/6/2021
40	Loan	44	GSMC	Branhaven Plaza	6	7/6/2011		7/6/2011	6/6/2021
41	Loan		GSMC	Plaza at Cottonwood	6	6/6/2011		6/6/2011	5/6/2021
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	6	6/6/2011	5/6/2016		5/6/2016
42.01	Property			Wal-Mart Supercenter
42.02	Property			Sam's Club
43	Loan		CGM	Merritt 8	6	7/6/2011		7/6/2011	6/6/2021
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	6	7/6/2011		7/6/2011	6/6/2016
45	Loan		CGM	848 Brickell Plaza	6	5/6/2011	4/6/2016		4/6/2016
46	Loan	46	GSMC	Alhambra Renaissance Center	6	5/6/2011		5/6/2011	4/6/2021
47	Loan		CGM	Consumer Square West	6	9/6/2011		9/6/2011	8/6/2016
48	Loan		CGM	Cornell 55	6	4/6/2011		4/6/2011	3/6/2021
49	Loan		CGM	Whole Foods Charlottesville	6	8/6/2011		8/6/2011	7/6/2021
50	Loan		CGM	Richmond Office Portfolio	6	5/6/2011		5/6/2011	4/6/2021
50.01	Property			One Holland Place
50.02	Property			Vistas I & II
51	Loan		CGM	One Crescent Place MHC	6	4/6/2011		4/6/2011	3/6/2021
52	Loan		CGM	Pacific Village Center	6	7/6/2011		7/6/2011	6/6/2021
53	Loan		CGM	Pelham Towne Center	6	8/6/2011		8/6/2011	7/6/2016
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	6	8/6/2011		8/6/2011	7/6/2021
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	6	7/6/2011		7/6/2011	6/6/2021
55.01	Property			Racetrack Self Storage
55.02	Property			Bonanza Self Storage
56	Loan		CGM	Copper Mill Apartments	1	6/1/2011	5/1/2013	6/1/2013	5/1/2021
57	Loan		CGM	Sierra Forest Apartments	6	7/6/2011		7/6/2011	6/6/2016
58	Loan		CGM	Sherman Oaks Plaza	6	7/6/2011		7/6/2011	6/6/2021
59	Loan		CGM	Cumberland Apartments	1	6/1/2011	5/1/2013	6/1/2013	5/1/2021
60	Loan		CGM	Crestmont Apartments	1	6/1/2011	5/1/2013	6/1/2013	5/1/2021
61	Loan		CGM	Smith & American MHP Portfolio	6	7/6/2011		7/6/2011	6/6/2021
62	Loan		CGM	Bingham Station	6	9/6/2011		9/6/2011	8/6/2021
63	Loan		CGM	Heritage Trace Apartments	1	6/1/2011	5/1/2013	6/1/2013	5/1/2021
64	Loan		CGM	Riviera Shopping Center	6	7/6/2011		7/6/2011	6/6/2021
65	Loan		CGM	Winterhaven Square	6	8/6/2011		8/6/2011	7/6/2016
66	Loan		CGM	Shoppes at Stonebrook	6	8/6/2011		8/6/2011	7/6/2021
67	Loan		CGM	Holiday Park	6	5/6/2011		5/6/2011	4/6/2016
68	Loan		CGM	Lake Zurich	6	6/6/2011		6/6/2011	5/6/2016
69	Loan		CGM	Elm Grove Apartments	6	7/6/2011		7/6/2011	6/6/2016
70	Loan		CGM	The Ridge MHP & Eastwood Hills	6	7/6/2011		7/6/2011	6/6/2021
71	Loan		CGM	Ivanhoe MHP	6	8/6/2011		8/6/2011	7/6/2016
72	Loan		CGM	Foot Locker - Brooklyn, NY	6	6/6/2011	5/6/2016		5/6/2016
73	Loan		CGM	Gateway Plaza II	6	7/6/2011		7/6/2011	6/6/2021
74	Loan		CGM	Oakhurst MHP	6	7/6/2011		7/6/2011	6/6/2021

A-9/10

GSMS 2011-GC5 Annex A
								Grace	Grace
Control	Loan /		Mortgage			ARD	Final	Period-	Period-
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maturity Date / ARD	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)
1	Loan	7	GSMC	Park Place Mall	5/6/2021	No		0	0	Lockout/29_Defeasance/87_0%/4
2	Loan	8	CGM	1551 Broadway	7/6/2021	No		0	0	Lockout/27_Defeasance/90_0%/3
3	Loan	9	GSMC	Copper Beech Portfolio	6/6/2016	No		0	0	Lockout/28_Defeasance/29_0%/3
3.01	Property			CBTC 28 Harrisonburg
3.02	Property			CBTC 26 Morgantown
3.03	Property	9		CBTC 29 San Marcos
3.04	Property			CBTC 3 IUP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	7/6/2016	No		0	0	Lockout/27_Defeasance/29_0%/4
5	Loan	13	GSMC	Parkdale Mall & Crossing	3/6/2021	No		0	0	Lockout/31_Defeasance/85_0%/4
6	Loan	14	CGM	Shoppes at Chino Hills	7/6/2021	No		0	0	Lockout/27_Defeasance/90_0%/3
7	Loan		GSMC	Museum Square	6/6/2021	No		0	0	Lockout/28_Defeasance/87_0%/5
8	Loan	15	GSMC	Cole Portfolio	5/6/2021	Yes	5/6/2041	0	0	Lockout/29_Defeasance/87_0%/4
8.01	Property			Volusia Square
8.02	Property			Shoppes at Port Arthur
8.03	Property			CVS - Jacksonville
8.04	Property			CVS - Lawrence
8.05	Property			CVS (Ground) - Dover
8.06	Property			On the Border - Mesa
8.07	Property			On the Border - Peoria
8.08	Property			Chili's
8.09	Property			On the Border - Kansas City
8.10	Property			Ulta
8.11	Property			Tractor Supply - Nixa
8.12	Property			Tractor Supply - Hamilton
8.13	Property			Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio
8.15	Property			O'Reilly Auto Parts - Christiansburg
8.16	Property			O'Reilly Auto Parts - Houston
8.17	Property			O'Reilly Auto Parts - Highlands
9	Loan	11	GSMC	Ashland Town Center	7/6/2021	No		0	0	Lockout/27_Defeasance/88_0%/5
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	7/6/2021	Yes	7/6/2022	0	0	Lockout/27_Defeasance/86_0%/7
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	4/6/2021	No		0	0	Lockout/30_Defeasance/86_0%/4
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	4/6/2021	No		0	0	Lockout/30_Defeasance/86_0%/4
13	Loan	22, 23	GSMC	Champlain Centre	5/6/2021	No		0	0	Lockout/29_Defeasance/87_0%/4
14	Loan		CGM	Prentiss Creek Apartments	5/1/2021	No		5	5	Lockout/29_Defeasance/88_0%/3
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	7/6/2016	No		0	0	Lockout/27_Defeasance/29_0%/4
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	8/6/2021	No		0	0	Lockout/26_Defeasance/90_0%/4
16.01	Property			Courtyard by Marriott
16.02	Property			Residence Inn
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	8/6/2021	No		0	0	Lockout/26_Defeasance/90_0%/4
17.01	Property	29		Northpointe Commons
17.02	Property	29		Highlands Square
17.03	Property	28		Ridgeview Plaza
17.04	Property	28		East River Plaza
18	Loan	30	CGM	250 Mercer Street	7/6/2021	No		0	0	Lockout/27_Defeasance/89_0%/4
19	Loan	31	CGM	1117 Perimeter Center West	8/6/2016	No		0	0	Lockout/26_Defeasance/30_0%/4
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	6/6/2016	No		0	0	Lockout/28_Defeasance/26_0%/6
20.01	Property			57 South Commerce Way
20.02	Property			754 Roble Road
20.03	Property			2202 Hangar Place
20.04	Property			944 Marcon Boulevard
20.05	Property			2196 Avenue C
20.06	Property			7355 William Avenue
20.07	Property			974 Marcon Boulevard
20.08	Property			964 Marcon Boulevard
20.09	Property			954 Marcon Boulevard
20.10	Property			2201 Hangar Place
20.11	Property	32		7277 William Avenue
20.12	Property			2041 Avenue C
20.13	Property			7562 Penn Drive
20.14	Property			764 Roble Road
21	Loan		CGM	Harrison Executive Park	6/6/2021	No		0	0	Lockout/28_Defeasance/88_0%/4
22	Loan		GSMC	Oaks Apartments	6/6/2021	No		15	0	Lockout/28_Defeasance/88_0%/4
23	Loan		GSMC	White Marlin Mall	6/6/2021	No		0	0	Lockout/28_Defeasance/88_0%/4
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	6/6/2016	No		0	0	Lockout/28_Defeasance/26_0%/6
24.01	Property			3701 Corporate Parkway
24.02	Property			3773 Corporate Parkway
25	Loan	33	GSMC	Arbor Park Shopping Center	7/6/2016	No		0	0	Lockout/27_Defeasance/29_0%/4
26	Loan		CGM	Trinity Square Crossed Portfolio	5/6/2021	No		0	0	Lockout/29_Defeasance/88_0%/3
26.01	Property			Trinity Square Retail Center
26.02	Property			MeadWestVaco - Kettering, OH
26.03	Property			Stonegate Corner - Medina, OH
26.04	Property			Aspen Dental and AT&T - Monroe, MI
26.05	Property			Advance Auto Parts - Berea, OH
26.06	Property			Advance Auto Parts - Sandusky, MI
26.07	Property			Advance Auto Parts - Columbus, OH
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	6/6/2016	No		0	0	Lockout/28_Defeasance/29_0%/3
28	Loan		CGM	The Hills	3/6/2016	No		0	0	Lockout/31_Defeasance/25_0%/4
29	Loan	35	GSMC	Houston Design Center	6/6/2021	No		0	0	Lockout/28_Defeasance/88_0%/4
30	Loan		CGM	ARC Portfolio III	7/6/2016	No		0	0	Lockout/27_Defeasance/29_0%/4
30.01	Property			FedEx Ground - Saline, MI
30.02	Property			CVS - Stony Point, NY
30.03	Property			CVS - Charlotte, MI
30.04	Property			Provident Bank - Stony Point, NY
30.05	Property			Tractor Supply Company - Demopolis, AL
30.06	Property			Tractor Supply Company - New Boston, TX
31	Loan		CGM	Loyal Plaza	7/6/2021	No		0	0	Lockout/27_Defeasance/90_0%/3
32	Loan		CGM	ATD	3/6/2021	No		0	0	Lockout/31_Defeasance/85_0%/4
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	7/6/2021	No		5 days, once per calendar year, following written notice from Lender.	0	Lockout/27_Defeasance/89_0%/4
34	Loan		CGM	Midland Apartment Portfolio	7/6/2021	No		0	0	Lockout/27_Defeasance/87_0%/6
34.01	Property			Mulberry Lane Apartments
34.02	Property			Robin Oaks Apartments
34.03	Property			Perrine Pointe Apartments
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	7/6/2021	No		0	0	Lockout/27_Defeasance/89_0%/4
35.01	Property			Residence Inn
35.02	Property			Courtyard by Marriott
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	8/6/2016	No		0	0	Lockout/26_Defeasance/10_(a)Greater of (i) 2% of UPB or (ii) YM plus 1% of UPB or (b)Defeasance/12_(a)YM plus 1% of UPB or (b) Defeasance/11_0%/1
37	Loan	11, 41, 42	GSMC	Southpark Office Building	5/6/2016	No		5 days, once per calendar year, following written notice from Lender.	0	Lockout/29_Defeasance/27_0%/4
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	6/6/2016	No		0	0	Lockout/28_Defeasance/29_0%/3
39	Loan		CGM	Park Point Syracuse University	5/6/2021	No		0	0	Lockout/29_Defeasance/88_0%/3
40	Loan	44	GSMC	Branhaven Plaza	6/6/2021	No		0	0	Lockout/28_Defeasance/88_0%/4
41	Loan		GSMC	Plaza at Cottonwood	5/6/2021	No		5 days, once per calendar year, following written notice from Lender.	0	Lockout/29_Defeasance/87_0%/4
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	5/6/2016	No		0	0	Lockout/29_Defeasance/28_0%/3
42.01	Property			Wal-Mart Supercenter
42.02	Property			Sam's Club
43	Loan		CGM	Merritt 8	6/6/2021	No		0	0	Lockout/28_Defeasance/88_0%/4
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	6/6/2016	No		0	0	Lockout/28_Defeasance/28_0%/4
45	Loan		CGM	848 Brickell Plaza	4/6/2016	No		0	0	Lockout/30_YM1/27_0%/3
46	Loan	46	GSMC	Alhambra Renaissance Center	4/6/2021	No		0	0	Lockout/30_Defeasance/86_0%/4
47	Loan		CGM	Consumer Square West	8/6/2016	No		0	0	Lockout/26_Defeasance/31_0%/3
48	Loan		CGM	Cornell 55	3/6/2021	No		0	0	Lockout/31_Defeasance/85_0%/4
49	Loan		CGM	Whole Foods Charlottesville	7/6/2021	No		0	0	Lockout/27_Defeasance/90_0%/3
50	Loan		CGM	Richmond Office Portfolio	4/6/2021	No		0	0	Lockout/30_Defeasance/86_0%/4
50.01	Property			One Holland Place
50.02	Property			Vistas I & II
51	Loan		CGM	One Crescent Place MHC	3/6/2021	No		0	0	Lockout/31_Defeasance/85_0%/4
52	Loan		CGM	Pacific Village Center	6/6/2021	No		0	0	Lockout/28_Defeasance/89_0%/3
53	Loan		CGM	Pelham Towne Center	7/6/2016	No		0	0	Lockout/27_Defeasance/30_0%/3
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	7/6/2021	No		0	0	Lockout/27_Defeasance/89_0%/4
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	6/6/2021	No		0	0	Lockout/28_Defeasance/89_0%/3
55.01	Property			Racetrack Self Storage
55.02	Property			Bonanza Self Storage
56	Loan		CGM	Copper Mill Apartments	5/1/2021	No		0	5	Lockout/29_Defeasance/88_0%/3
57	Loan		CGM	Sierra Forest Apartments	6/6/2016	No		0	0	Lockout/28_Defeasance/29_0%/3
58	Loan		CGM	Sherman Oaks Plaza	6/6/2021	No		0	0	Lockout/28_Defeasance/89_0%/3
59	Loan		CGM	Cumberland Apartments	5/1/2021	No		0	5	Lockout/29_Defeasance/88_0%/3
60	Loan		CGM	Crestmont Apartments	5/1/2021	No		0	5	Lockout/29_Defeasance/88_0%/3
61	Loan		CGM	Smith & American MHP Portfolio	6/6/2021	No		0	0	Lockout/28_Defeasance/89_0%/3
62	Loan		CGM	Bingham Station	8/6/2021	No		0	0	Lockout/26_Defeasance/91_0%/3
63	Loan		CGM	Heritage Trace Apartments	5/1/2021	No		0	5	Lockout/29_Defeasance/88_0%/3
64	Loan		CGM	Riviera Shopping Center	6/6/2021	No		0	0	Lockout/28_Defeasance/88_0%/4
65	Loan		CGM	Winterhaven Square	7/6/2016	No		0	0	Lockout/27_Defeasance/30_0%/3
66	Loan		CGM	Shoppes at Stonebrook	7/6/2021	No		0	0	Lockout/27_Defeasance/89_0%/4
67	Loan		CGM	Holiday Park	4/6/2016	No		0	0	Lockout/30_Defeasance/27_0%/3
68	Loan		CGM	Lake Zurich	5/6/2016	No		0	0	Lockout/29_Defeasance/27_0%/4
69	Loan		CGM	Elm Grove Apartments	6/6/2016	No		0	0	Lockout/28_Defeasance/29_0%/3
70	Loan		CGM	The Ridge MHP & Eastwood Hills	6/6/2021	No		0	0	Lockout/28_Defeasance/89_0%/3
71	Loan		CGM	Ivanhoe MHP	7/6/2016	No		0	0	Lockout/27_Defeasance/30_0%/3
72	Loan		CGM	Foot Locker - Brooklyn, NY	5/6/2016	No		0	0	Lockout/29_Defeasance/27_0%/4
73	Loan		CGM	Gateway Plaza II	6/6/2021	No		0	0	Lockout/28_Defeasance/89_0%/3
74	Loan		CGM	Oakhurst MHP	6/6/2021	No		0	0	Lockout/28_Defeasance/89_0%/3

A-11/12

GSMS 2011-GC5 Annex A
					Third	Third	Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI ($)	NOI Date	NOI ($)	NOI Date	NOI (if past 2010) ($)	NOI Date (if past 2010)	EGI ($)	Expenses ($)	Operating Income ($)
1	Loan	7	GSMC	Park Place Mall	18,966,167	12/31/2009	19,057,282	12/31/2010	19,092,645	7/31/2011	25,065,397	6,236,736	18,828,662
2	Loan	8	CGM	1551 Broadway	12,802,678	12/31/2009	15,399,914	12/31/2010	N/A	NAV	19,928,318	2,102,965	17,825,353
3	Loan	9	GSMC	Copper Beech Portfolio	N/A	N/A	9,681,838	12/31/2010	10,962,551	6/30/2011	17,562,065	5,076,772	12,485,293
3.01	Property			CBTC 28 Harrisonburg	4,107,196	12/31/2009	5,228,062	12/31/2010	5,564,381	6/30/2011	6,858,179	1,656,345	5,201,834
3.02	Property			CBTC 26 Morgantown	1,537,831	12/31/2009	3,472,420	12/31/2010	3,888,049	6/30/2011	5,053,491	1,530,927	3,522,564
3.03	Property	9		CBTC 29 San Marcos	N/A	N/A	728,931	12/31/2010	1,284,553	6/30/2011	5,171,724	1,656,986	3,514,738
3.04	Property			CBTC 3 IUP	215,091	12/31/2009	252,425	12/31/2010	225,568	6/30/2011	478,671	232,513	246,157
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	9,438,191	12/31/2009	11,219,221	12/31/2010	11,696,130	7/31/2011	37,145,743	24,660,950	12,484,793
5	Loan	13	GSMC	Parkdale Mall & Crossing	11,876,818	12/31/2009	12,107,164	12/31/2010	12,275,446	6/30/2011	17,980,818	6,162,521	11,818,297
6	Loan	14	CGM	Shoppes at Chino Hills	N/A	N/A	7,872,894	12/31/2010	7,671,467	6/30/2011	10,812,971	3,658,321	7,154,649
7	Loan		GSMC	Museum Square	10,094,327	12/31/2009	9,462,891	12/31/2010	9,764,736	6/30/2011	17,365,270	6,235,005	11,130,265
8	Loan	15	GSMC	Cole Portfolio	N/A	N/A	N/A	N/A	N/A	NAV	7,916,524	1,672,919	6,243,605
8.01	Property			Volusia Square	2,015,870	12/31/2009	N/A	N/A	N/A	NAV	3,118,664	833,711	2,284,954
8.02	Property			Shoppes at Port Arthur	569,156	12/31/2009	N/A	N/A	N/A	NAV	1,675,770	476,928	1,198,842
8.03	Property			CVS - Jacksonville	N/A	N/A	N/A	N/A	N/A	NAV	473,912	11,334	462,578
8.04	Property			CVS - Lawrence	N/A	N/A	N/A	N/A	N/A	NAV	382,488	8,155	374,333
8.05	Property			CVS (Ground) - Dover	N/A	N/A	N/A	N/A	N/A	NAV	268,125	6,182	261,944
8.06	Property			On the Border - Mesa	N/A	N/A	N/A	N/A	N/A	NAV	240,095	4,938	235,157
8.07	Property			On the Border - Peoria	N/A	N/A	N/A	N/A	N/A	NAV	210,724	4,355	206,369
8.08	Property			Chili's	N/A	N/A	N/A	N/A	N/A	NAV	267,177	81,982	185,195
8.09	Property			On the Border - Kansas City	N/A	N/A	N/A	N/A	N/A	NAV	207,698	4,286	203,412
8.10	Property			Ulta	N/A	N/A	N/A	N/A	N/A	NAV	222,550	134,211	88,339
8.11	Property			Tractor Supply - Nixa	N/A	N/A	N/A	N/A	N/A	NAV	175,500	3,684	171,816
8.12	Property			Tractor Supply - Hamilton	N/A	N/A	N/A	N/A	N/A	NAV	128,571	2,696	125,875
8.13	Property			Macaroni Grill	N/A	N/A	N/A	N/A	N/A	NAV	198,850	90,020	108,830
8.14	Property			O'Reilly Auto Parts - San Antonio	N/A	N/A	N/A	N/A	N/A	NAV	101,529	2,805	98,724
8.15	Property			O'Reilly Auto Parts - Christiansburg	N/A	N/A	N/A	N/A	N/A	NAV	90,594	2,601	87,993
8.16	Property			O'Reilly Auto Parts - Houston	N/A	N/A	N/A	N/A	N/A	NAV	81,398	2,627	78,771
8.17	Property			O'Reilly Auto Parts - Highlands	N/A	N/A	N/A	N/A	N/A	NAV	72,879	2,406	70,474
9	Loan	11	GSMC	Ashland Town Center	4,512,160	12/31/2009	4,789,478	12/31/2010	5,329,036	6/30/2011	7,732,541	2,687,934	5,044,608
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	4,641,240	12/31/2009	4,878,543	12/31/2010	4,843,117	6/30/2011	7,291,471	2,632,122	4,659,349
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	3,582,356	12/31/2009	3,713,540	12/31/2010	4,084,798	6/30/2011	5,985,654	1,888,716	4,096,938
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	1,016,066	12/31/2009	1,038,075	12/31/2010	1,058,977	6/30/2011	1,530,771	573,908	956,863
13	Loan	22, 23	GSMC	Champlain Centre	5,476,387	12/31/2009	5,488,377	12/31/2010	5,001,869	6/30/2011	8,689,032	3,745,655	4,943,377
14	Loan		CGM	Prentiss Creek Apartments	3,477,178	12/31/2009	3,524,119	12/31/2010	3,593,485	2/28/2011	6,914,501	3,277,833	3,636,668
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	4,945,816	12/31/2009	4,813,870	12/31/2010	5,037,112	4/30/2011	14,582,759	10,505,955	4,076,804
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	1,712,419	12/31/2009	3,636,741	12/31/2010	3,974,011	6/30/2011	9,096,070	5,097,783	3,998,287
16.01	Property			Courtyard by Marriott	1,443,534	12/31/2009	1,908,986	12/31/2010	2,070,733	6/30/2011	4,778,125	2,640,645	2,137,480
16.02	Property			Residence Inn	268,885	12/31/2009	1,727,755	12/31/2010	1,903,278	6/30/2011	4,317,945	2,457,138	1,860,807
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	2,425,948	12/31/2009	2,385,532	12/31/2010	2,538,572	4/30/2011	4,124,709	948,918	3,175,791
17.01	Property	29		Northpointe Commons	514,608	12/31/2009	609,588	12/31/2010	718,839	4/30/2011	1,111,596	339,444	772,152
17.02	Property	29		Highlands Square	822,792	12/31/2009	777,466	12/31/2010	772,683	4/30/2011	1,066,363	214,783	851,581
17.03	Property	28		Ridgeview Plaza	633,516	12/31/2009	609,572	12/31/2010	616,602	4/30/2011	1,048,815	206,145	842,671
17.04	Property	28		East River Plaza	455,032	12/31/2009	388,906	12/31/2010	430,448	4/30/2011	897,935	188,547	709,388
18	Loan	30	CGM	250 Mercer Street	2,179,138	12/31/2009	2,006,249	12/31/2010	N/A	NAV	3,440,658	1,090,342	2,350,316
19	Loan	31	CGM	1117 Perimeter Center West	3,068,727	12/31/2009	2,752,436	12/31/2010	2,533,617	4/30/2011	6,187,396	3,415,957	2,771,439
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	3,209,192	12/31/2009	3,185,604	12/31/2010	N/A	NAV	4,680,740	2,059,552	2,621,188
20.01	Property			57 South Commerce Way	265,713	12/31/2009	327,835	12/31/2010	N/A	NAV	551,228	260,694	290,534
20.02	Property			754 Roble Road	281,380	12/31/2009	284,275	12/31/2010	N/A	NAV	331,452	170,235	161,217
20.03	Property			2202 Hangar Place	294,683	12/31/2009	287,359	12/31/2010	N/A	NAV	455,979	180,025	275,954
20.04	Property			944 Marcon Boulevard	220,012	12/31/2009	205,786	12/31/2010	N/A	NAV	435,788	156,595	279,193
20.05	Property			2196 Avenue C	255,385	12/31/2009	264,795	12/31/2010	N/A	NAV	387,382	130,813	256,568
20.06	Property			7355 William Avenue	289,619	12/31/2009	292,533	12/31/2010	N/A	NAV	396,821	131,849	264,972
20.07	Property			974 Marcon Boulevard	212,177	12/31/2009	228,711	12/31/2010	N/A	NAV	218,907	147,993	70,914
20.08	Property			964 Marcon Boulevard	266,785	12/31/2009	233,781	12/31/2010	N/A	NAV	328,988	156,514	172,474
20.09	Property			954 Marcon Boulevard	187,245	12/31/2009	194,768	12/31/2010	N/A	NAV	356,061	154,779	201,281
20.10	Property			2201 Hangar Place	202,459	12/31/2009	196,088	12/31/2010	N/A	NAV	278,373	167,796	110,576
20.11	Property	32		7277 William Avenue	225,072	12/31/2009	171,205	12/31/2010	N/A	NAV	331,957	122,100	209,857
20.12	Property			2041 Avenue C	159,977	12/31/2009	152,791	12/31/2010	N/A	NAV	185,049	129,065	55,984
20.13	Property			7562 Penn Drive	191,312	12/31/2009	182,796	12/31/2010	N/A	NAV	195,848	92,487	103,361
20.14	Property			764 Roble Road	157,373	12/31/2009	162,881	12/31/2010	N/A	NAV	226,909	58,606	168,303
21	Loan		CGM	Harrison Executive Park	2,581,890	12/31/2009	2,618,687	12/31/2010	N/A	NAV	4,196,644	1,996,050	2,200,593
22	Loan		GSMC	Oaks Apartments	1,769,357	12/31/2009	1,928,624	12/31/2010	2,040,319	6/30/2011	2,609,801	797,159	1,812,642
23	Loan		GSMC	White Marlin Mall	1,935,205	12/31/2009	2,105,179	12/31/2010	2,140,332	6/30/2011	2,836,100	768,857	2,067,244
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	2,009,234	12/31/2009	1,978,627	12/31/2010	N/A	NAV	3,354,552	1,363,667	1,990,885
24.01	Property			3701 Corporate Parkway	755,262	12/31/2009	883,411	12/31/2010	N/A	NAV	1,564,285	630,604	933,681
24.02	Property			3773 Corporate Parkway	1,253,972	12/31/2009	1,095,216	12/31/2010	N/A	NAV	1,790,268	733,064	1,057,204
25	Loan	33	GSMC	Arbor Park Shopping Center	1,643,044	12/31/2009	1,669,855	12/31/2010	1,649,865	5/31/2011	2,413,029	801,913	1,611,116
26	Loan		CGM	Trinity Square Crossed Portfolio	N/A	N/A	N/A	N/A	N/A	NAV	2,542,019	910,422	1,631,597
26.01	Property			Trinity Square Retail Center	N/A	N/A	N/A	N/A	N/A	NAV	724,127	136,370	587,756
26.02	Property			MeadWestVaco - Kettering, OH	N/A	N/A	N/A	N/A	N/A	NAV	810,630	440,779	369,850
26.03	Property			Stonegate Corner - Medina, OH	N/A	N/A	N/A	N/A	N/A	NAV	229,504	64,863	164,641
26.04	Property			Aspen Dental and AT&T - Monroe, MI	N/A	N/A	N/A	N/A	N/A	NAV	203,318	63,942	139,376
26.05	Property			Advance Auto Parts - Berea, OH	N/A	N/A	N/A	N/A	N/A	NAV	195,116	69,608	125,507
26.06	Property			Advance Auto Parts - Sandusky, MI	N/A	N/A	N/A	N/A	N/A	NAV	147,263	56,303	90,960
26.07	Property			Advance Auto Parts - Columbus, OH	N/A	N/A	N/A	N/A	N/A	NAV	144,621	57,633	86,988
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH	N/A	N/A	N/A	N/A	N/A	NAV	87,442	20,923	66,519
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	1,799,900	12/31/2009	2,508,746	12/31/2010	2,377,676	6/30/2011	6,559,633	4,655,989	1,903,643
28	Loan		CGM	The Hills	1,550,373	12/31/2009	1,750,107	12/31/2010	N/A	NAV	2,842,583	739,985	2,102,599
29	Loan	35	GSMC	Houston Design Center	2,134,755	12/31/2009	2,107,661	12/31/2010	2,052,140	6/30/2011	3,669,481	1,542,709	2,126,771
30	Loan		CGM	ARC Portfolio III	N/A	N/A	N/A	N/A	N/A	NAV	2,601,346	637,431	1,963,915
30.01	Property			FedEx Ground - Saline, MI	N/A	N/A	N/A	N/A	N/A	NAV	1,021,165	355,605	665,560
30.02	Property			CVS - Stony Point, NY	N/A	N/A	N/A	N/A	N/A	NAV	461,839	70,991	390,848
30.03	Property			CVS - Charlotte, MI	N/A	N/A	N/A	N/A	N/A	NAV	423,608	67,322	356,285
30.04	Property			Provident Bank - Stony Point, NY	N/A	N/A	N/A	N/A	N/A	NAV	227,903	50,392	177,512
30.05	Property			Tractor Supply Company - Demopolis, AL	N/A	N/A	N/A	N/A	N/A	NAV	228,614	39,393	189,221
30.06	Property			Tractor Supply Company - New Boston, TX	N/A	N/A	N/A	N/A	N/A	NAV	238,217	53,728	184,489
31	Loan		CGM	Loyal Plaza	2,180,693	12/31/2009	2,204,158	12/31/2010	N/A	NAV	2,785,718	718,792	2,066,926
32	Loan		CGM	ATD	1,885,379	12/31/2009	1,865,897	12/31/2010	N/A	NAV	2,355,875	615,641	1,740,234
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	1,663,478	12/31/2009	1,818,927	12/31/2010	1,869,731	6/30/2011	4,739,555	2,910,091	1,829,464
34	Loan		CGM	Midland Apartment Portfolio	1,463,297	12/31/2009	1,688,730	12/31/2010	1,698,897	2/28/2011	3,495,948	1,826,421	1,669,527
34.01	Property			Mulberry Lane Apartments	814,508	12/31/2009	924,723	12/31/2010	907,179	2/28/2011	2,047,285	1,110,459	936,825
34.02	Property			Robin Oaks Apartments	425,950	12/31/2009	524,150	12/31/2010	535,246	2/28/2011	1,009,257	515,537	493,720
34.03	Property			Perrine Pointe Apartments	222,839	12/31/2009	239,857	12/31/2010	256,471	2/28/2011	439,406	200,426	238,981
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	1,389,110	12/31/2009	1,655,392	12/31/2010	1,612,719	6/30/2011	4,880,999	3,163,358	1,717,641
35.01	Property			Residence Inn	907,941	12/31/2009	926,494	12/31/2010	884,538	6/30/2011	2,542,515	1,616,503	926,012
35.02	Property			Courtyard by Marriott	481,169	12/31/2009	728,898	12/31/2010	728,181	6/30/2011	2,338,484	1,546,855	791,629
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	N/A	N/A	N/A	N/A	N/A	NAV	1,913,775	216,185	1,697,590
37	Loan	11, 41, 42	GSMC	Southpark Office Building	1,312,173	12/31/2009	2,006,845	12/31/2010	N/A	NAV	2,826,300	927,415	1,898,885
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	1,256,314	12/31/2009	1,670,965	12/31/2010	1,710,099	6/30/2011	4,424,605	2,731,160	1,693,445
39	Loan		CGM	Park Point Syracuse University	N/A	N/A	N/A	N/A	1,444,568	2/28/2011	2,232,193	1,044,492	1,187,701
40	Loan	44	GSMC	Branhaven Plaza	1,681,394	12/31/2009	1,620,366	12/31/2010	1,657,138	6/30/2011	2,099,846	709,124	1,390,722
41	Loan		GSMC	Plaza at Cottonwood	1,403,756	12/31/2009	1,427,365	12/31/2010	1,423,546	6/30/2011	1,712,535	398,887	1,313,648
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	N/A	N/A	N/A	N/A	N/A	NAV	1,666,156	41,640	1,624,515
42.01	Property			Wal-Mart Supercenter	N/A	N/A	N/A	N/A	N/A	NAV	858,069	22,311	835,757
42.02	Property			Sam's Club	N/A	N/A	N/A	N/A	N/A	NAV	808,087	19,329	788,758
43	Loan		CGM	Merritt 8	1,399,887	12/31/2009	1,080,423	12/31/2010	1,049,195	3/31/2011	3,170,288	1,843,141	1,327,147
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	2,092,128	12/31/2009	1,456,124	12/31/2010	1,519,351	6/30/2011	6,555,474	5,028,618	1,526,856
45	Loan		CGM	848 Brickell Plaza	1,868,816	10/31/2009 (FYE)	1,978,573	10/31/2010 (FYE)	N/A	NAV	2,989,871	1,276,061	1,713,809
46	Loan	46	GSMC	Alhambra Renaissance Center	1,815,531	12/31/2009	1,748,335	12/31/2010	1,842,658	4/30/2011	2,269,313	623,865	1,645,448
47	Loan		CGM	Consumer Square West	1,790,044	12/31/2009	1,770,181	12/31/2010	1,727,298	4/30/2011	2,400,345	1,066,021	1,334,324
48	Loan		CGM	Cornell 55	673,421	12/31/2009	848,757	12/31/2010	N/A	NAV	1,380,338	439,297	941,042
49	Loan		CGM	Whole Foods Charlottesville	N/A	N/A	N/A	N/A	N/A	NAV	1,578,810	723,649	855,161
50	Loan		CGM	Richmond Office Portfolio	1,009,013	12/31/2009	1,059,397	12/31/2010	N/A	NAV	2,141,645	926,591	1,215,054
50.01	Property			One Holland Place	593,195	12/31/2009	659,814	12/31/2010	N/A	NAV	1,231,322	499,414	731,908
50.02	Property			Vistas I & II	415,818	12/31/2009	399,583	12/31/2010	N/A	NAV	910,323	427,177	483,146
51	Loan		CGM	One Crescent Place MHC	467,042	12/31/2009	1,081,495	12/31/2010	N/A	NAV	1,359,447	282,095	1,077,352
52	Loan		CGM	Pacific Village Center	1,016,153	12/31/2009	983,709	12/31/2010	969,286	2/28/2011	1,230,941	242,938	988,003
53	Loan		CGM	Pelham Towne Center	580,032	12/31/2009	755,600	12/31/2010	757,881	3/31/2011	1,169,306	259,862	909,444
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	909,729	12/31/2009	1,024,606	12/31/2010	1,016,391	6/30/2011	2,835,856	1,797,517	1,038,339
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	851,420	12/31/2009	771,574	12/31/2010	771,196	2/28/2011	1,212,409	495,520	716,889
55.01	Property			Racetrack Self Storage	432,197	12/31/2009	412,954	12/31/2010	409,194	2/28/2011	577,378	225,726	351,653
55.02	Property			Bonanza Self Storage	419,222	12/31/2009	358,620	12/31/2010	362,002	2/28/2011	635,030	269,794	365,237
56	Loan		CGM	Copper Mill Apartments	795,471	12/31/2009	867,396	12/31/2010	894,917	2/28/2011	2,301,420	1,395,831	905,590
57	Loan		CGM	Sierra Forest Apartments	N/A	N/A	N/A	N/A	1,083,906	3/31/2011	1,706,642	760,346	946,295
58	Loan		CGM	Sherman Oaks Plaza	N/A	N/A	598,597	12/31/2010	638,916	4/30/2011	1,252,656	542,930	709,725
59	Loan		CGM	Cumberland Apartments	628,441	12/31/2009	737,122	12/31/2010	737,709	2/28/2011	1,699,398	984,835	714,563
60	Loan		CGM	Crestmont Apartments	721,679	12/31/2009	800,039	12/31/2010	840,603	2/28/2011	1,792,793	953,176	839,617
61	Loan		CGM	Smith & American MHP Portfolio	738,981	12/31/2009	765,895	12/31/2010	791,885	3/31/2011	1,613,790	721,083	892,707
62	Loan		CGM	Bingham Station	N/A	N/A	N/A	N/A	624,248	6/30/2011	684,336	89,449	594,886
63	Loan		CGM	Heritage Trace Apartments	543,145	12/31/2009	724,220	12/31/2010	695,117	2/28/2011	1,728,900	988,185	740,715
64	Loan		CGM	Riviera Shopping Center	820,629	12/31/2009	739,950	12/31/2010	N/A	NAV	851,304	192,838	658,466
65	Loan		CGM	Winterhaven Square	527,373	12/31/2009	530,435	12/31/2010	532,909	3/31/2011	724,710	209,670	515,040
66	Loan		CGM	Shoppes at Stonebrook	739,998	12/31/2009	718,087	12/31/2010	731,712	3/31/2011	833,172	182,476	650,696
67	Loan		CGM	Holiday Park	515,695	12/31/2009	538,311	12/31/2010	525,317	7/31/2011	819,696	323,197	496,499
68	Loan		CGM	Lake Zurich	439,331	12/31/2009	430,667	12/31/2010	439,730	3/31/2011	744,900	323,234	421,666
69	Loan		CGM	Elm Grove Apartments	458,521	12/31/2009	380,204	5/31/2010 (annualized 5 mo.)	510,161	3/31/2011	1,140,664	716,535	424,129
70	Loan		CGM	The Ridge MHP & Eastwood Hills	314,859	12/31/2009	326,413	12/31/2010	329,892	3/31/2011	562,725	229,452	333,273
71	Loan		CGM	Ivanhoe MHP	478,384	12/31/2009	469,475	12/31/2010	598,594	3/31/2011	819,020	393,298	425,722
72	Loan		CGM	Foot Locker - Brooklyn, NY	N/A	N/A	N/A	N/A	N/A	NAV	419,999	76,140	343,859
73	Loan		CGM	Gateway Plaza II	N/A	N/A	394,274	12/31/2010	N/A	NAV	638,371	206,177	432,194
74	Loan		CGM	Oakhurst MHP	323,230	3/31/2009 (Trailing-12)	247,702	3/31/2010 (Trailing-12)	234,136	3/31/2011	432,240	195,031	237,209

A-13/14

GSMS 2011-GC5 Annex A
					Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
1	Loan	7	GSMC	Park Place Mall	9.5%	157,850	427,495	18,243,317	1.39	9.2%	313,000,000	3/4/2011
2	Loan	8	CGM	1551 Broadway	9.9%	8,021	0	17,817,332	1.91	9.9%	360,000,000	6/1/2011
3	Loan	9	GSMC	Copper Beech Portfolio	10.4%	457,661	0	12,027,632	1.48	10.1%	175,000,000
3.01	Property			CBTC 28 Harrisonburg		182,700	0	5,019,134			75,700,000	5/4/2011
3.02	Property			CBTC 26 Morgantown		138,000	0	3,384,564			49,100,000	5/2/2011
3.03	Property	9		CBTC 29 San Marcos		125,861	0	3,388,877			46,800,000	8/28/2011
3.04	Property			CBTC 3 IUP		11,100	0	235,057			3,400,000	5/2/2011
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	13.2%	1,857,287	0	10,627,505	1.73	11.2%	151,000,000	6/3/2011
5	Loan	13	GSMC	Parkdale Mall & Crossing	12.6%	358,145	648,598	10,811,554	1.49	11.5%	149,000,000	1/12/2011
6	Loan	14	CGM	Shoppes at Chino Hills	11.8%	56,878	391,379	6,706,392	1.67	11.0%	111,500,000	4/20/2011
7	Loan		GSMC	Museum Square	19.1%	192,278	465,582	10,472,404	3.59	17.9%	144,500,000	4/29/2011
8	Loan	15	GSMC	Cole Portfolio	13.4%	72,509	210,383	5,960,713	2.13	12.8%	86,675,000
8.01	Property			Volusia Square		34,799	111,426	2,138,729			30,750,000	3/11/2011
8.02	Property			Shoppes at Port Arthur		14,382	44,404	1,140,057			15,000,000	3/11/2011
8.03	Property			CVS - Jacksonville		1,981	1,609	458,988			6,900,000	3/11/2011
8.04	Property			CVS - Lawrence		1,935	1,572	370,826			5,400,000	3/12/2011
8.05	Property			CVS (Ground) - Dover		0	1,612	260,332			3,800,000	3/8/2011
8.06	Property			On the Border - Mesa		988	2,964	231,205			3,350,000	3/15/2011
8.07	Property			On the Border - Peoria		976	2,928	202,465			2,900,000	3/14/2011
8.08	Property			Chili's		907	2,721	181,567			2,800,000	3/15/2011
8.09	Property			On the Border - Kansas City		1,014	3,042	199,356			2,700,000	3/11/2011
8.10	Property			Ulta		1,499	4,496	82,345			2,700,000	3/14/2011
8.11	Property			Tractor Supply - Nixa		2,877	8,631	160,308			2,500,000	3/2/2011
8.12	Property			Tractor Supply - Hamilton		6,105	18,315	101,455			1,730,000	3/8/2011
8.13	Property			Macaroni Grill		1,027	3,081	104,721			1,700,000	3/15/2011
8.14	Property			O'Reilly Auto Parts - San Antonio		1,020	909	96,795			1,305,000	3/10/2011
8.15	Property			O'Reilly Auto Parts - Christiansburg		1,080	963	85,951			1,200,000	3/14/2011
8.16	Property			O'Reilly Auto Parts - Houston		1,020	909	76,842			1,040,000	3/13/2011
8.17	Property			O'Reilly Auto Parts - Highlands		900	802	68,771			900,000	3/13/2011
9	Loan	11	GSMC	Ashland Town Center	12.0%	95,509	239,526	4,709,573	1.76	11.2%	66,000,000	4/6/2011
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	12.3%	167,607	529,794	3,961,948	1.50	10.5%	58,300,000	5/3/2011
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	14.3%	88,660	170,457	3,837,822	1.81	13.4%	40,000,000	1/23/2011
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	14.3%	10,842	51,499	894,522	1.81	13.4%	11,500,000	1/23/2011
13	Loan	22, 23	GSMC	Champlain Centre	14.2%	134,634	314,666	4,494,076	1.94	12.9%	61,000,000	4/13/2011
14	Loan		CGM	Prentiss Creek Apartments	10.6%	210,000	0	3,426,668	1.43	10.0%	51,200,000	3/4/2011
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	12.8%	583,310	0	3,493,494	1.63	11.0%	71,200,000	5/24/2011
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	12.8%	363,843	0	3,634,444	1.57	11.6%	41,700,000
16.01	Property			Courtyard by Marriott		191,125	0	1,946,355			22,000,000	4/5/2011
16.02	Property			Residence Inn		172,718	0	1,688,089			19,700,000	4/5/2011
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	11.8%	106,712	193,836	2,875,243	1.51	10.7%	35,860,000
17.01	Property	29		Northpointe Commons		29,390	52,092	690,670			9,750,000	6/2/2011
17.02	Property	29		Highlands Square		25,813	46,820	778,948			9,150,000	6/2/2011
17.03	Property	28		Ridgeview Plaza		29,081	53,229	760,361			8,580,000	8/1/2011
17.04	Property	28		East River Plaza		22,428	41,695	645,264			8,380,000	8/1/2011
18	Loan	30	CGM	250 Mercer Street	9.1%	4,849	39,916	2,305,551	1.33	8.9%	40,000,000	6/1/2011
19	Loan	31	CGM	1117 Perimeter Center West	11.1%	78,284	410,054	2,283,100	1.36	9.1%	33,550,000	5/18/2011
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	11.3%	89,125	167,922	2,364,140	1.56	10.2%	33,850,000
20.01	Property			57 South Commerce Way		21,392	24,339	244,803			4,125,000	3/3/2011
20.02	Property			754 Roble Road		12,636	5,685	142,896			2,750,000	2/22/2011
20.03	Property			2202 Hangar Place		15,294	16,716	243,944			2,700,000	3/1/2011
20.04	Property			944 Marcon Boulevard		3,456	17,691	258,045			2,600,000	2/22/2011
20.05	Property			2196 Avenue C		1,557	30,700	224,311			2,600,000	3/1/2011
20.06	Property			7355 William Avenue		2,171	21,421	241,380			2,500,000	3/3/2011
20.07	Property			974 Marcon Boulevard		3,528	7,641	59,745			2,375,000	2/22/2011
20.08	Property			964 Marcon Boulevard		3,528	10,341	158,605			2,350,000	2/22/2011
20.09	Property			954 Marcon Boulevard		2,713	0	198,569			2,300,000	2/22/2011
20.10	Property			2201 Hangar Place		12,029	5,235	93,313			2,125,000	3/1/2011
20.11	Property	32		7277 William Avenue		2,052	16,906	190,899			2,050,000	3/3/2011
20.12	Property			2041 Avenue C		1,520	4,660	49,804			1,875,000	3/1/2011
20.13	Property			7562 Penn Drive		1,348	1,266	100,747			1,850,000	3/3/2011
20.14	Property			764 Roble Road		5,902	5,322	157,079			1,650,000	2/22/2011
21	Loan		CGM	Harrison Executive Park	10.8%	48,470	200,438	1,951,685	1.44	9.6%	32,500,000	3/28/2011
22	Loan		GSMC	Oaks Apartments	9.5%	103,320	0	1,709,322	1.30	8.9%	25,640,000	3/16/2011
23	Loan		GSMC	White Marlin Mall	10.9%	45,309	142,705	1,879,230	1.45	9.9%	26,200,000	3/27/2011
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	11.7%	18,620	117,465	1,854,800	1.66	10.9%	24,100,000
24.01	Property			3701 Corporate Parkway		3,000	61,912	868,769			12,900,000	2/22/2011
24.02	Property			3773 Corporate Parkway		15,620	55,552	986,032			11,200,000	2/22/2011
25	Loan	33	GSMC	Arbor Park Shopping Center	9.6%	24,419	124,558	1,462,139	1.40	8.7%	22,500,000	4/4/2011
26	Loan		CGM	Trinity Square Crossed Portfolio	10.2%	27,884	104,086	1,499,627	1.27	9.3%	24,035,000
26.01	Property			Trinity Square Retail Center		3,977	24,659	559,120			8,000,000	12/3/2010
26.02	Property			MeadWestVaco - Kettering, OH		15,012	56,973	297,865			6,050,000	3/16/2011
26.03	Property			Stonegate Corner - Medina, OH		2,535	7,073	155,033			2,275,000	3/14/2011
26.04	Property			Aspen Dental and AT&T - Monroe, MI		1,139	6,113	132,124			1,985,000	4/4/2011
26.05	Property			Advance Auto Parts - Berea, OH		919	1,378	123,211			1,900,000	3/15/2011
26.06	Property			Advance Auto Parts - Sandusky, MI		1,652	1,635	87,673			1,375,000	3/15/2011
26.07	Property			Advance Auto Parts - Columbus, OH		1,153	1,610	84,225			1,375,000	3/14/2011
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH		1,497	4,646	60,376			1,075,000	3/14/2011
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	12.1%	262,385	0	1,641,258	1.59	10.5%	21,000,000	4/6/2011
28	Loan		CGM	The Hills	13.7%	103,647	266,687	1,732,265	1.56	11.2%	22,450,000	1/13/2011
29	Loan	35	GSMC	Houston Design Center	14.3%	61,932	241,763	1,823,076	1.63	12.2%	23,600,000	3/21/2011
30	Loan		CGM	ARC Portfolio III	13.3%	34,676	46,520	1,882,719	2.92	12.7%	28,300,000
30.01	Property			FedEx Ground - Saline, MI		21,022	26,277	618,261			9,300,000	3/24/2011
30.02	Property			CVS - Stony Point, NY		2,580	0	388,268			5,800,000	3/9/2011
30.03	Property			CVS - Charlotte, MI		2,645	0	353,640			5,450,000	3/8/2011
30.04	Property			Provident Bank - Stony Point, NY		790	0	176,722			2,600,000	3/9/2011
30.05	Property			Tractor Supply Company - Demopolis, AL		3,819	10,121	175,280			2,600,000	3/1/2011
30.06	Property			Tractor Supply Company - New Boston, TX		3,819	10,121	170,548			2,550,000	3/1/2011
31	Loan		CGM	Loyal Plaza	14.0%	67,580	95,290	1,904,056	2.00	12.9%	27,800,000	4/15/2011
32	Loan		CGM	ATD	12.6%	16,009	0	1,724,225	2.21	12.5%	27,300,000	2/7/2011
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	13.4%	189,582	0	1,639,882	1.53	12.0%	20,000,000	5/27/2011
34	Loan		CGM	Midland Apartment Portfolio	12.4%	163,846	0	1,505,681	1.31	11.1%	19,750,000
34.01	Property			Mulberry Lane Apartments		96,096	0	840,729			11,500,000	3/25/2011
34.02	Property			Robin Oaks Apartments		44,748	0	448,972			5,600,000	3/25/2011
34.03	Property			Perrine Pointe Apartments		23,002	0	215,979			2,650,000	3/25/2011
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	12.8%	195,240	0	1,522,400	1.53	11.3%	18,900,000
35.01	Property			Residence Inn		101,701	0	824,311			10,100,000	3/8/2011
35.02	Property			Courtyard by Marriott		93,539	0	698,089			8,800,000	3/8/2011
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	12.8%	1,209	105,658	1,590,723	2.29	12.0%	34,400,000	7/1/2011
37	Loan	11, 41, 42	GSMC	Southpark Office Building	14.6%	18,347	63,096	1,817,441	2.58	14.0%	24,700,000	3/23/2011
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	13.5%	176,984	0	1,516,461	1.74	12.1%	18,500,000	4/8/2011
39	Loan		CGM	Park Point Syracuse University	9.7%	33,900	0	1,153,800	1.39	9.5%	19,910,000	3/1/2011
40	Loan	44	GSMC	Branhaven Plaza	11.6%	38,148	125,422	1,227,152	1.54	10.3%	19,200,000	4/13/2011
41	Loan		GSMC	Plaza at Cottonwood	11.0%	34,572	74,292	1,204,784	1.40	10.1%	15,820,000	3/1/2011
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	14.1%	27,482	68,483	1,528,551	3.13	13.3%	25,500,000
42.01	Property			Wal-Mart Supercenter		27,482	46,665	761,611			12,900,000	3/11/2011
42.02	Property			Sam's Club		0	21,818	766,940			12,600,000	3/9/2011
43	Loan		CGM	Merritt 8	11.8%	33,823	169,115	1,124,209	1.49	10.0%	17,500,000	5/1/2011
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	13.9%	262,219	0	1,264,637	1.78	11.5%	19,500,000	4/1/2011
45	Loan		CGM	848 Brickell Plaza	16.0%	28,242	147,431	1,538,136	2.78	14.4%	22,000,000	11/10/2010
46	Loan	46	GSMC	Alhambra Renaissance Center	15.8%	11,538	43,844	1,590,066	2.06	15.2%	25,400,000	2/2/2011
47	Loan		CGM	Consumer Square West	13.3%	43,641	119,371	1,171,312	1.75	11.7%	13,600,000	6/28/2011
48	Loan		CGM	Cornell 55	10.0%	27,028	19,527	894,487	1.33	9.5%	14,800,000	12/15/2010
49	Loan		CGM	Whole Foods Charlottesville	9.2%	4,375	0	850,786	1.32	9.1%	12,500,000	4/8/2011
50	Loan		CGM	Richmond Office Portfolio	13.1%	48,180	211,976	954,897	1.37	10.3%	13,400,000
50.01	Property			One Holland Place		21,068	136,235	574,605			8,000,000	1/5/2011
50.02	Property			Vistas I & II		27,112	75,741	380,293			5,400,000	3/15/2011
51	Loan		CGM	One Crescent Place MHC	11.7%	15,950	0	1,061,402	1.53	11.5%	13,690,000	11/22/2010
52	Loan		CGM	Pacific Village Center	10.8%	8,540	57,683	921,779	1.49	10.1%	12,900,000	4/27/2011
53	Loan		CGM	Pelham Towne Center	10.0%	11,101	32,340	866,003	1.54	9.5%	12,200,000	5/19/2011
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	12.3%	113,434	0	924,905	1.48	11.0%	11,900,000	3/15/2011
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	9.4%	27,174	0	689,715	1.35	9.0%	11,180,000
55.01	Property			Racetrack Self Storage		11,134	0	340,519			5,730,000	2/11/2011
55.02	Property			Bonanza Self Storage		16,040	0	349,196			5,450,000	2/11/2011
56	Loan		CGM	Copper Mill Apartments	12.3%	105,920	0	799,670	1.56	10.9%	15,400,000	3/7/2011
57	Loan		CGM	Sierra Forest Apartments	13.2%	68,000	0	878,295	1.69	12.3%	11,700,000	3/21/2011
58	Loan		CGM	Sherman Oaks Plaza	10.2%	11,095	46,630	652,000	1.32	9.3%	10,200,000	4/14/2011
59	Loan		CGM	Cumberland Apartments	10.4%	63,492	0	651,071	1.35	9.4%	13,800,000	3/8/2011
60	Loan		CGM	Crestmont Apartments	12.4%	67,032	0	772,585	1.64	11.4%	13,500,000	3/8/2011
61	Loan		CGM	Smith & American MHP Portfolio	13.8%	14,000	0	878,707	1.93	13.6%	11,590,000	3/23/2011
62	Loan		CGM	Bingham Station	10.5%	5,869	7,016	582,001	1.36	10.3%	7,700,000	6/17/2011
63	Loan		CGM	Heritage Trace Apartments	13.5%	51,400	0	689,315	1.80	12.5%	11,000,000	3/14/2011
64	Loan		CGM	Riviera Shopping Center	13.2%	16,931	17,481	624,053	1.64	12.6%	8,100,000	2/24/2011
65	Loan		CGM	Winterhaven Square	11.5%	26,802	26,294	461,944	1.55	10.3%	6,200,000	4/20/2011
66	Loan		CGM	Shoppes at Stonebrook	14.5%	8,644	32,367	609,685	1.81	13.6%	7,300,000	4/28/2011
67	Loan		CGM	Holiday Park	11.1%	10,900	0	485,599	1.45	10.8%	6,000,000	1/6/2011
68	Loan		CGM	Lake Zurich	9.7%	10,414	0	411,252	1.42	9.5%	5,900,000	4/5/2011
69	Loan		CGM	Elm Grove Apartments	10.6%	34,000	0	390,129	1.42	9.8%	5,510,000	4/8/2011
70	Loan		CGM	The Ridge MHP & Eastwood Hills	9.9%	7,100	0	326,173	1.36	9.7%	4,560,000	4/29/2011
71	Loan		CGM	Ivanhoe MHP	12.9%	16,050	0	409,672	1.74	12.4%	5,130,000	4/19/2011
72	Loan		CGM	Foot Locker - Brooklyn, NY	10.6%	1,224	12,054	330,581	2.22	10.2%	6,000,000	3/28/2011
73	Loan		CGM	Gateway Plaza II	14.0%	12,486	51,689	368,019	1.73	11.9%	4,700,000	4/15/2011
74	Loan		CGM	Oakhurst MHP	13.0%	12,400	0	224,809	1.55	12.4%	2,720,000	5/4/2011

A-15/16

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage		As Stabilized	As Stabilized	Cut-Off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPar ($)	Largest Tenant
1	Loan	7	GSMC	Park Place Mall	NAP	NAP	63.6%	52.9%	93.1%	7/31/2011	NAP	NAP	Century Theatres
2	Loan	8	CGM	1551 Broadway	NAP	NAP	50.0%	50.0%	100.0%	9/1/2011	NAP	NAP	American Eagle
3	Loan	9	GSMC	Copper Beech Portfolio	NAP		68.3%	63.7%	99.9%		NAP	NAP
3.01	Property			CBTC 28 Harrisonburg	NAP	NAP			100.0%	8/4/2011	NAP	NAP	NAP
3.02	Property			CBTC 26 Morgantown	NAP	NAP			99.8%	8/4/2011	NAP	NAP	NAP
3.03	Property	9		CBTC 29 San Marcos	NAP	NAP			100.0%	8/4/2011	NAP	NAP	NAP
3.04	Property			CBTC 3 IUP	NAP	NAP			100.0%	8/4/2011	NAP	NAP	NAP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	177,000,000	6/3/2014	62.7%	49.5%	81.4%	7/31/2011	181.78	148.01	NAP
5	Loan	13	GSMC	Parkdale Mall & Crossing	NAP	NAP	63.1%	48.5%	89.3%	8/1/2011	NAP	NAP	Hollywood Theaters
6	Loan	14	CGM	Shoppes at Chino Hills	117,500,000	4/1/2013	54.5%	45.3%	87.4%	8/1/2011	NAP	NAP	Jacuzzi Brands Corporation
7	Loan		GSMC	Museum Square	NAP	NAP	40.4%	40.4%	89.8%	6/30/2011	NAP	NAP	Screen Actors Guild
8	Loan	15	GSMC	Cole Portfolio	NAP		53.8%	53.8%	98.3%		NAP	NAP
8.01	Property			Volusia Square	NAP	NAP			96.4%	8/18/2011	NAP	NAP	Hobby Lobby
8.02	Property			Shoppes at Port Arthur	NAP	NAP			100.0%	8/18/2011	NAP	NAP	Ross Dress for Less
8.03	Property			CVS - Jacksonville	NAP	NAP			100.0%	8/18/2011	NAP	NAP	CVS
8.04	Property			CVS - Lawrence	NAP	NAP			100.0%	8/18/2011	NAP	NAP	CVS
8.05	Property			CVS (Ground) - Dover	NAP	NAP			100.0%	8/18/2011	NAP	NAP	CVS (Ground)
8.06	Property			On the Border - Mesa	NAP	NAP			100.0%	8/18/2011	NAP	NAP	On the Border
8.07	Property			On the Border - Peoria	NAP	NAP			100.0%	8/18/2011	NAP	NAP	On the Border
8.08	Property			Chili's	NAP	NAP			100.0%	8/18/2011	NAP	NAP	Chili's
8.09	Property			On the Border - Kansas City	NAP	NAP			100.0%	8/18/2011	NAP	NAP	On the Border
8.10	Property			Ulta	NAP	NAP			100.0%	8/18/2011	NAP	NAP	Ulta
8.11	Property			Tractor Supply - Nixa	NAP	NAP			100.0%	8/18/2011	NAP	NAP	Tractor Supply
8.12	Property			Tractor Supply - Hamilton	NAP	NAP			100.0%	8/18/2011	NAP	NAP	Tractor Supply
8.13	Property			Macaroni Grill	NAP	NAP			100.0%	8/18/2011	NAP	NAP	Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio	NAP	NAP			100.0%	8/18/2011	NAP	NAP	O'Reilly Auto Parts
8.15	Property			O'Reilly Auto Parts - Christiansburg	NAP	NAP			100.0%	8/18/2011	NAP	NAP	O'Reilly Auto Parts
8.16	Property			O'Reilly Auto Parts - Houston	NAP	NAP			100.0%	8/18/2011	NAP	NAP	O'Reilly Auto Parts
8.17	Property			O'Reilly Auto Parts - Highlands	NAP	NAP			100.0%	8/18/2011	NAP	NAP	O'Reilly Auto Parts
9	Loan	11	GSMC	Ashland Town Center	70,000,000	5/1/2012	63.5%	49.3%	93.1%	6/30/2011	NAP	NAP	JC Penney
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	NAP	NAP	65.0%	54.7%	97.4%	6/30/2011	NAP	NAP	IRS (GSA)
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	NAP	NAP	68.8%	59.0%	96.7%	8/1/2011	NAP	NAP	VF Factory Outlet
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	NAP	NAP	68.8%	59.0%	100.0%	8/1/2011	NAP	NAP	Nike
13	Loan	22, 23	GSMC	Champlain Centre	NAP	NAP	57.1%	47.5%	91.2%	8/1/2011	NAP	NAP	Sears
14	Loan		CGM	Prentiss Creek Apartments	NAP	NAP	67.1%	56.6%	90.4%	8/24/2011	NAP	NAP	NAP
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	100,000,000	6/1/2017	44.8%	40.6%	75.7%	7/31/2011	132.63	100.46	NAP
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	42,900,000		74.9%	62.3%	81.3%		114.6	93.13
16.01	Property			Courtyard by Marriott	22,800,000	5/1/2014			77.9%	6/30/2011	118.05	92.01	NAP
16.02	Property			Residence Inn	20,100,000	5/1/2014			84.7%	6/30/2011	111.35	94.27	NAP
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	NAP		74.9%	63.3%	97.3%		NAP	NAP
17.01	Property	29		Northpointe Commons	NAP	NAP			100.0%	7/19/2011	NAP	NAP	Jo-Ann Fabrics and Crafts
17.02	Property	29		Highlands Square	NAP	NAP			99.3%	7/19/2011	NAP	NAP	Staples
17.03	Property	28		Ridgeview Plaza	NAP	NAP			94.2%	7/19/2011	NAP	NAP	Burke's Outlet
17.04	Property	28		East River Plaza	NAP	NAP			95.5%	7/19/2011	NAP	NAP	Burke's Outlet
18	Loan	30	CGM	250 Mercer Street	NAP	NAP	64.8%	54.0%	100.0%	6/1/2011	NAP	NAP	Gristedes
19	Loan	31	CGM	1117 Perimeter Center West	NAP	NAP	74.7%	69.3%	81.4%	7/27/2011	NAP	NAP	Sedgwick Claims Management Services, Inc
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	35,325,000		68.3%	65.3%	83.1%		NAP	NAP
20.01	Property			57 South Commerce Way	4,325,000	3/1/2012			86.9%	5/8/2011	NAP	NAP	Kids in Cooperation Development Center, Inc.
20.02	Property			754 Roble Road	NAP	NAP			69.2%	5/8/2011	NAP	NAP	National Museum of Industrial History
20.03	Property			2202 Hangar Place	NAP	NAP			100.0%	9/1/2011	NAP	NAP	The Wasserstrom Company
20.04	Property			944 Marcon Boulevard	NAP	NAP			100.0%	5/8/2011	NAP	NAP	Telerx Marketing, Inc
20.05	Property			2196 Avenue C	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Lehigh University
20.06	Property			7355 William Avenue	NAP	NAP			100.0%	5/8/2011	NAP	NAP	Teco-Westinghouse Motor Company
20.07	Property			974 Marcon Boulevard	2,675,000	2/1/2013			36.0%	5/8/2011	NAP	NAP	XO Communications, LLC
20.08	Property			964 Marcon Boulevard	2,550,000	5/1/2012			67.3%	5/8/2011	NAP	NAP	Penn-Med Consultants, Inc
20.09	Property			954 Marcon Boulevard	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Telerx Marketing, Inc
20.10	Property			2201 Hangar Place	2,400,000	3/1/2013			75.5%	5/8/2011	NAP	NAP	Duggan and Marcon, Inc
20.11	Property	32		7277 William Avenue	2,325,000	3/1/2012			100.0%	5/8/2011	NAP	NAP	Akrion Systems, LLC (Wafer Holdings, Inc)
20.12	Property			2041 Avenue C	2,100,000	3/1/2012			52.6%	5/8/2011	NAP	NAP	Penonni Associates, Inc
20.13	Property			7562 Penn Drive	NAP	NAP			66.6%	5/8/2011	NAP	NAP	Genuine-Motion Industries, Inc
20.14	Property			764 Roble Road	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Trugreen Limited Partnership
21	Loan		CGM	Harrison Executive Park	NAP	NAP	62.8%	52.3%	86.6%	7/31/2011	NAP	NAP	Century Tokyo Leasing (USA) Inc.
22	Loan		GSMC	Oaks Apartments	NAP	NAP	74.7%	62.7%	96.1%	7/31/2011	NAP	NAP	NAP
23	Loan		GSMC	White Marlin Mall	NAP	NAP	72.2%	60.6%	98.1%	6/15/2011	NAP	NAP	Marshalls
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	NAP		70.5%	67.5%	87.8%		NAP	NAP
24.01	Property			3701 Corporate Parkway	NAP	NAP			93.3%	5/8/2011	NAP	NAP	Fisher Clinical Services
24.02	Property			3773 Corporate Parkway	NAP	NAP			82.7%	5/8/2011	NAP	NAP	Aesculap, Inc.
25	Loan	33	GSMC	Arbor Park Shopping Center	NAP	NAP	74.6%	68.7%	97.5%	7/31/2011	NAP	NAP	Ross Dress for Less
26	Loan		CGM	Trinity Square Crossed Portfolio	NAP		66.8%	57.2%	100.0%		NAP	NAP
26.01	Property			Trinity Square Retail Center	NAP	NAP			100.0%	6/30/2011	NAP	NAP	Walgreens
26.02	Property			MeadWestVaco - Kettering, OH	NAP	NAP			100.0%	9/1/2011	NAP	NAP	MeadWestvaco Corporation
26.03	Property			Stonegate Corner - Medina, OH	NAP	NAP			100.0%	6/30/2011	NAP	NAP	Panera
26.04	Property			Aspen Dental and AT&T - Monroe, MI	NAP	NAP			100.0%	6/30/2011	NAP	NAP	Aspen Dental
26.05	Property			Advance Auto Parts - Berea, OH	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Advance Auto Parts
26.06	Property			Advance Auto Parts - Sandusky, MI	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Advance Auto Parts
26.07	Property			Advance Auto Parts - Columbus, OH	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Advance Auto Parts
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH	NAP	NAP			100.0%	6/30/2011	NAP	NAP	Aspen Dental
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	25,600,000	4/1/2014	74.7%	56.9%	73.5%	6/30/2011	127.61	93.76	NAP
28	Loan		CGM	The Hills	NAP	NAP	68.6%	64.6%	87.9%	6/30/2011	NAP	NAP	ATI Enterprises, Inc.
29	Loan	35	GSMC	Houston Design Center	NAP	NAP	63.2%	48.6%	86.1%	6/3/2011	NAP	NAP	Colorescience, Inc.
30	Loan		CGM	ARC Portfolio III	NAP		52.2%	52.2%	100.0%		NAP	NAP
30.01	Property			FedEx Ground - Saline, MI	NAP	NAP			100.0%	9/1/2011	NAP	NAP	FedEx
30.02	Property			CVS - Stony Point, NY	NAP	NAP			100.0%	9/1/2011	NAP	NAP	CVS
30.03	Property			CVS - Charlotte, MI	NAP	NAP			100.0%	9/1/2011	NAP	NAP	CVS
30.04	Property			Provident Bank - Stony Point, NY	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Provident Bank
30.05	Property			Tractor Supply Company - Demopolis, AL	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Tractor Supply
30.06	Property			Tractor Supply Company - New Boston, TX	NAP	NAP			100.0%	9/1/2011	NAP	NAP	Tractor Supply
31	Loan		CGM	Loyal Plaza	NAP	NAP	53.1%	43.8%	98.3%	8/31/2011	NAP	NAP	Kmart
32	Loan		CGM	ATD	NAP	NAP	50.5%	50.5%	100.0%	9/1/2011	NAP	NAP	Automated Trading Desk, LLC
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	22,700,000	5/27/2013	68.2%	46.9%	77.5%	6/30/2011	127.87	99.06	NAP
34	Loan		CGM	Midland Apartment Portfolio	NAP		68.4%	44.7%	97.8%		NAP	NAP
34.01	Property			Mulberry Lane Apartments	NAP	NAP			96.2%	7/31/2011	NAP	NAP	NAP
34.02	Property			Robin Oaks Apartments	NAP	NAP			100.0%	7/31/2011	NAP	NAP	NAP
34.03	Property			Perrine Pointe Apartments	NAP	NAP			100.0%	7/31/2011	NAP	NAP	NAP
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	20,300,000		71.2%	56.8%	76.8%		98.88	75.97
35.01	Property			Residence Inn	10,800,000	3/1/2014			81.4%	6/30/2011	103.84	84.52	NAP
35.02	Property			Courtyard by Marriott	9,500,000	3/1/2013			72.6%	6/30/2011	93.78	68.12	NAP
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	NAP	NAP	38.6%	38.6%	100.0%	9/1/2011	NAP	NAP	All Saints USA LTD
37	Loan	11, 41, 42	GSMC	Southpark Office Building	26,000,000	3/23/2011	52.6%	50.0%	75.5%	8/6/2011	NAP	NAP	General Services Administration
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	NAP	NAP	67.7%	60.5%	71.3%	6/30/2011	98.19	69.98	NAP
39	Loan		CGM	Park Point Syracuse University	NAP	NAP	61.2%	51.4%	98.2%	8/1/2011	NAP	NAP	NAP
40	Loan	44	GSMC	Branhaven Plaza	NAP	NAP	62.2%	51.8%	98.1%	6/30/2011	NAP	NAP	Kohl's
41	Loan		GSMC	Plaza at Cottonwood	NAP	NAP	75.5%	64.3%	95.3%	7/1/2011	NAP	NAP	Staples
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	NAP		45.1%	45.1%	100.0%		NAP	NAP
42.01	Property			Wal-Mart Supercenter	NAP	NAP			100.0%	6/1/2011	NAP	NAP	Wal-Mart Supercenter
42.02	Property			Sam's Club	NAP	NAP			100.0%	6/1/2011	NAP	NAP	Sam's Club
43	Loan		CGM	Merritt 8	NAP	NAP	64.0%	53.5%	97.3%	7/31/2011	NAP	NAP	Cablevision
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	26,500,000	4/1/2015	56.2%	38.3%	69.4%	6/30/2011	108.54	75.28	NAP
45	Loan		CGM	848 Brickell Plaza	NAP	NAP	48.6%	48.6%	99.1%	8/1/2011	NAP	NAP	Apollo Aviation Holdings US, LLC
46	Loan	46	GSMC	Alhambra Renaissance Center	NAP	NAP	41.1%	35.3%	100.0%	8/2/2011	NAP	NAP	Edwards Stadium Cinemas
47	Loan		CGM	Consumer Square West	NAP	NAP	73.7%	68.5%	70.5%	7/26/2011	NAP	NAP	Kroger
48	Loan		CGM	Cornell 55	NAP	NAP	63.6%	54.1%	91.3%	8/30/2011	NAP	NAP	Harris Trust and Savings Bank
49	Loan		CGM	Whole Foods Charlottesville	NAP	NAP	74.6%	62.7%	100.0%	9/1/2011	NAP	NAP	Whole Foods
50	Loan		CGM	Richmond Office Portfolio	14,000,000		69.0%	59.5%	89.0%		NAP	NAP
50.01	Property			One Holland Place	NAP	NAP			93.4%	8/19/2011	NAP	NAP	Retail Data
50.02	Property			Vistas I & II	6,000,000	9/1/2012			84.0%	8/19/2011	NAP	NAP	URS
51	Loan		CGM	One Crescent Place MHC	NAP	NAP	67.2%	58.0%	89.3%	6/14/2011	NAP	NAP	NAP
52	Loan		CGM	Pacific Village Center	NAP	NAP	71.0%	59.4%	90.3%	8/1/2011	NAP	NAP	Kinkos
53	Loan		CGM	Pelham Towne Center	NAP	NAP	74.7%	68.7%	95.1%	5/6/2011	NAP	NAP	Publix
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	12,300,000	4/1/2013	70.8%	58.7%	74.7%	6/30/2011	99.30	74.18	NAP
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	NAP		68.6%	57.1%	80.2%		NAP	NAP
55.01	Property			Racetrack Self Storage	NAP	NAP			80.5%	6/20/2011	NAP	NAP	NAP
55.02	Property			Bonanza Self Storage	NAP	NAP			80.0%	6/20/2011	NAP	NAP	NAP
56	Loan		CGM	Copper Mill Apartments	NAP	NAP	47.7%	42.0%	95.3%	7/25/2011	NAP	NAP	NAP
57	Loan		CGM	Sierra Forest Apartments	NAP	NAP	61.2%	55.0%	96.0%	8/19/2011	NAP	NAP	NAP
58	Loan		CGM	Sherman Oaks Plaza	10,600,000	4/14/2012	68.4%	57.9%	89.4%	8/1/2011	NAP	NAP	JP Morgan Chase Bank
59	Loan		CGM	Cumberland Apartments	NAP	NAP	50.0%	44.0%	91.9%	7/25/2011	NAP	NAP	NAP
60	Loan		CGM	Crestmont Apartments	NAP	NAP	50.0%	44.0%	91.7%	7/26/2011	NAP	NAP	NAP
61	Loan		CGM	Smith & American MHP Portfolio	NAP	NAP	55.9%	47.2%	93.2%	8/30/2011	NAP	NAP	NAP
62	Loan		CGM	Bingham Station	NAP	NAP	73.3%	56.5%	96.4%	6/23/2011	NAP	NAP	Food Lion
63	Loan		CGM	Heritage Trace Apartments	NAP	NAP	50.0%	44.0%	92.0%	7/25/2011	NAP	NAP	NAP
64	Loan		CGM	Riviera Shopping Center	NAP	NAP	61.4%	47.5%	88.4%	8/19/2011	NAP	NAP	Dollar Tree
65	Loan		CGM	Winterhaven Square	NAP	NAP	72.4%	67.2%	100.0%	6/10/2011	NAP	NAP	Publix
66	Loan		CGM	Shoppes at Stonebrook	NAP	NAP	61.4%	47.2%	95.5%	7/31/2011	NAP	NAP	Bi-Lo
67	Loan		CGM	Holiday Park	NAP	NAP	74.6%	70.4%	93.1%	8/2/2011	NAP	NAP	NAP
68	Loan		CGM	Lake Zurich	NAP	NAP	73.3%	68.3%	93.3%	8/22/2011	NAP	NAP	NAP
69	Loan		CGM	Elm Grove Apartments	NAP	NAP	72.5%	67.7%	91.2%	8/22/2011	NAP	NAP	NAP
70	Loan		CGM	The Ridge MHP & Eastwood Hills	NAP	NAP	73.7%	62.6%	98.6%	8/22/2011	NAP	NAP	NAP
71	Loan		CGM	Ivanhoe MHP	NAP	NAP	64.2%	60.1%	75.5%	5/1/2011	NAP	NAP	NAP
72	Loan		CGM	Foot Locker - Brooklyn, NY	NAP	NAP	54.2%	54.2%	100.0%	9/1/2011	NAP	NAP	Foot Locker
73	Loan		CGM	Gateway Plaza II	NAP	NAP	65.7%	55.2%	90.2%	7/31/2011	NAP	NAP	Burke's Outlet
74	Loan		CGM	Oakhurst MHP	2,750,000	5/4/2013	66.9%	58.5%	74.2%	7/31/2011	NAP	NAP	NAP

A-17/18

GSMS 2011-GC5 Annex A
								Second	Second		Third
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
1	Loan	7	GSMC	Park Place Mall	73,280	8/10/2021	H&M	18,561	4/16/2022	XXI Forever	18,449
2	Loan	8	CGM	1551 Broadway	25,600	2/29/2024	NAP			NAP
3	Loan	9	GSMC	Copper Beech Portfolio
3.01	Property			CBTC 28 Harrisonburg			NAP			NAP
3.02	Property			CBTC 26 Morgantown			NAP			NAP
3.03	Property	9		CBTC 29 San Marcos			NAP			NAP
3.04	Property			CBTC 3 IUP			NAP			NAP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston			NAP			NAP
5	Loan	13	GSMC	Parkdale Mall & Crossing	43,936	12/31/2022	Beall's	40,000	7/31/2023	Hadley's Furniture	33,120
6	Loan	14	CGM	Shoppes at Chino Hills	32,458	10/31/2014	Barnes & Noble	27,970	6/30/2018	XXI Forever	21,169
7	Loan		GSMC	Museum Square	105,366	7/31/2020	E! Entertainment Television	36,055	12/31/2011	County of Los Angeles	35,548
8	Loan	15	GSMC	Cole Portfolio
8.01	Property			Volusia Square	55,868	9/30/2020	hhgregg	30,225	3/31/2023	TJ Maxx	28,500
8.02	Property			Shoppes at Port Arthur	30,169	1/31/2019	Best Buy	20,476	1/31/2021	Petco	15,257
8.03	Property			CVS - Jacksonville	13,204	1/31/2035	NAP			NAP
8.04	Property			CVS - Lawrence	12,900	1/31/2035	NAP			NAP
8.05	Property			CVS (Ground) - Dover	13,225	1/31/2035	NAP			NAP
8.06	Property			On the Border - Mesa	6,586	6/30/2030	NAP			NAP
8.07	Property			On the Border - Peoria	6,506	6/30/2030	NAP			NAP
8.08	Property			Chili's	6,046	6/30/2030	NAP			NAP
8.09	Property			On the Border - Kansas City	6,760	6/30/2030	NAP			NAP
8.10	Property			Ulta	9,991	2/28/2021	NAP			NAP
8.11	Property			Tractor Supply - Nixa	19,180	6/30/2025	NAP			NAP
8.12	Property			Tractor Supply - Hamilton	40,700	7/31/2021	NAP			NAP
8.13	Property			Macaroni Grill	6,847	6/30/2030	NAP			NAP
8.14	Property			O'Reilly Auto Parts - San Antonio	6,800	11/30/2030	NAP			NAP
8.15	Property			O'Reilly Auto Parts - Christiansburg	7,200	7/31/2030	NAP			NAP
8.16	Property			O'Reilly Auto Parts - Houston	6,800	8/20/2030	NAP			NAP
8.17	Property			O'Reilly Auto Parts - Highlands	6,000	11/30/2030	NAP			NAP
9	Loan	11	GSMC	Ashland Town Center	103,390	7/31/2028	Belk Women's and Kid's	65,000	1/31/2015	Belk Men's and Home Store	30,350
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	90,088	12/26/2015	Catholic Health Care System	67,446	9/30/2011	Time Warner	55,606
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	26,428	7/2/2016	Reebok	10,000	6/20/2012	Ann Taylor	10,000
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	14,000	9/30/2015	Old Navy Outlet	12,000	4/30/2017	Rack Room Shoes	6,650
13	Loan	22, 23	GSMC	Champlain Centre	85,456	6/21/2017	Dick's Sporting Goods	52,000	8/31/2018	Gander Mountain	51,853
14	Loan		CGM	Prentiss Creek Apartments			NAP			NAP
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA			NAP			NAP
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin
16.01	Property			Courtyard by Marriott			NAP			NAP
16.02	Property			Residence Inn			NAP			NAP
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2
17.01	Property	29		Northpointe Commons	21,500	1/31/2021	Office Depot	21,400	2/28/2016	Citi Trends	13,482
17.02	Property	29		Highlands Square	23,942	10/31/2016	Petco	10,000	7/31/2021	Dollar Tree	10,000
17.03	Property	28		Ridgeview Plaza	30,012	1/31/2022	Dollar Tree	10,000	9/30/2016	Cato	5,120
17.04	Property	28		East River Plaza	21,384	1/31/2022	Shoe Show	7,527	9/8/2016	Dollar Tree	6,000
18	Loan	30	CGM	250 Mercer Street	6,810	2/29/2020	Duane Reade	6,428	2/28/2031	BNY II, Inc.	4,000
19	Loan	31	CGM	1117 Perimeter Center West	26,226	2/28/2017	Troy University	15,409	9/30/2014	The Stonehill Group	11,444
20	Loan		CGM	Lehigh Valley Portfolio - Group 4
20.01	Property			57 South Commerce Way	22,800	5/31/2014	Office Basics, Inc.	10,000	2/28/2015	Cameron International Corp.	7,200
20.02	Property			754 Roble Road	9,600	6/30/2013	Gerhart Scale Corporation	8,400	5/31/2012	Helping Hands Hospice Supply, LLP	4,800
20.03	Property			2202 Hangar Place	66,495	6/30/2014	NAP			NAP
20.04	Property			944 Marcon Boulevard	20,820	8/31/2013	Centimark Corporation	8,880	3/31/2012	Apria Healthcare, Inc.	6,400
20.05	Property			2196 Avenue C	31,140	6/30/2016	NAP			NAP
20.06	Property			7355 William Avenue	24,340	9/30/2013	Centronia Ambulance Corps	4,800	4/30/2012	Praxair Healthcare Services, Inc	4,800
20.07	Property			974 Marcon Boulevard	14,100	12/31/2013	NAP			NAP
20.08	Property			964 Marcon Boulevard	11,200	1/31/2012	Pilot Air Freight Corp.	6,400	5/31/2013	UGI HVAC Enterprises, Inc	4,800
20.09	Property			954 Marcon Boulevard	30,140	8/31/2013	NAP			NAP
20.10	Property			2201 Hangar Place	20,255	6/30/2012	Sterling Stairlifts, Inc. d/b/a Handicare Accessibility	16,025	3/31/2014	NAP
20.11	Property	32		7277 William Avenue	14,640	9/30/2016	Medstar Television, Inc	12,000	8/31/2011	American Courier Company, LLC	9,600
20.12	Property			2041 Avenue C	16,000	6/30/2017	NAP			NAP
20.13	Property			7562 Penn Drive	5,000	10/30/2015	Lithko Consulting, Inc	4,950	6/30/2015	North Star Construction Management, Inc	4,000
20.14	Property			764 Roble Road	21,860	9/30/2018	NAP			NAP
21	Loan		CGM	Harrison Executive Park	14,254	4/30/2014	P. Kaufman (Folia)	13,216	8/31/2013	TD Bank (Commerce) N.A.	10,222
22	Loan		GSMC	Oaks Apartments			NAP			NAP
23	Loan		GSMC	White Marlin Mall	28,248	5/31/2013	Bed Bath & Beyond	23,404	1/31/2019	Staples	20,450
24	Loan		CGM	Lehigh Valley Portfolio - Group 2
24.01	Property			3701 Corporate Parkway	12,028	11/30/2012	Massachusetts Mutual Life Insurance Company	8,733	1/31/2019	Parente Randolph, LLC	8,114
24.02	Property			3773 Corporate Parkway	55,700	8/31/2015	Raymond James & Associates, Inc.	3,714	11/30/2012	The Patriot League	3,649
25	Loan	33	GSMC	Arbor Park Shopping Center	29,880	1/31/2014	Michaels	23,669	2/28/2013	OfficeMax	23,500
26	Loan		CGM	Trinity Square Crossed Portfolio
26.01	Property			Trinity Square Retail Center	14,490	8/31/2084	Buybacks Entertainment	5,000	11/30/2014	Five Guys Burgers & Fries	2,250
26.02	Property			MeadWestVaco - Kettering, OH	75,062	10/31/2020	NAP			NAP
26.03	Property			Stonegate Corner - Medina, OH	4,650	12/31/2015	Bullies BBQ Burgers & Wings	3,800	6/30/2014	NAP
26.04	Property			Aspen Dental and AT&T - Monroe, MI	3,481	12/31/2020	AT&T	3,220	11/30/2020	NAP
26.05	Property			Advance Auto Parts - Berea, OH	6,000	2/29/2024	NAP			NAP
26.06	Property			Advance Auto Parts - Sandusky, MI	7,000	5/31/2022	NAP			NAP
26.07	Property			Advance Auto Parts - Columbus, OH	7,000	6/30/2022	NAP			NAP
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH	3,200	3/31/2013	AT&T	1,790	7/8/2014	NAP
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green			NAP			NAP
28	Loan		CGM	The Hills	130,118	1/31/2020	Lets Talk.com, Inc.	44,667	1/14/2013	Silverleaf Resorts, Inc.	39,637
29	Loan	35	GSMC	Houston Design Center	15,551	11/30/2011	Design House, Inc.	12,988	10/31/2011	Charlotte Nail Antiques	10,000
30	Loan		CGM	ARC Portfolio III
30.01	Property			FedEx Ground - Saline, MI	105,109	10/31/2018	NAP			NAP
30.02	Property			CVS - Stony Point, NY	12,900	1/31/2034	NAP			NAP
30.03	Property			CVS - Charlotte, MI	13,225	1/31/2035	NAP			NAP
30.04	Property			Provident Bank - Stony Point, NY	3,950	1/31/2034	NAP			NAP
30.05	Property			Tractor Supply Company - Demopolis, AL	19,097	3/31/2026	NAP			NAP
30.06	Property			Tractor Supply Company - New Boston, TX	19,097	3/31/2026	NAP			NAP
31	Loan		CGM	Loyal Plaza	102,558	8/31/2016	Giant Food Store, Inc	66,935	10/31/2019	Staples	20,555
32	Loan		CGM	ATD	64,036	9/30/2025	NAP			NAP
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage			NAP			NAP
34	Loan		CGM	Midland Apartment Portfolio
34.01	Property			Mulberry Lane Apartments			NAP			NAP
34.02	Property			Robin Oaks Apartments			NAP			NAP
34.03	Property			Perrine Pointe Apartments			NAP			NAP
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven
35.01	Property			Residence Inn			NAP			NAP
35.02	Property			Courtyard by Marriott			NAP			NAP
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	8,058	4/30/2026	NAP			NAP
37	Loan	11, 41, 42	GSMC	Southpark Office Building	92,335	2/17/2021	NAP			NAP
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn			NAP			NAP
39	Loan		CGM	Park Point Syracuse University			NAP			NAP
40	Loan	44	GSMC	Branhaven Plaza	86,830	1/31/2017	Big Y	46,669	10/31/2016	Cindy's Hallmark	6,115
41	Loan		GSMC	Plaza at Cottonwood	31,755	5/31/2014	PetSmart	23,150	6/30/2014	Party City	11,159
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio
42.01	Property			Wal-Mart Supercenter	183,211	4/20/2019	NAP			NAP
42.02	Property			Sam's Club	137,739	9/1/2025	NAP			NAP
43	Loan		CGM	Merritt 8	52,610	10/31/2018	Yale NHHS	47,567	1/31/2016	New York Life	17,491
44	Loan	11, 45	GSMC	Embassy Suites - Tempe			NAP			NAP
45	Loan		CGM	848 Brickell Plaza	8,135	8/31/2013	BVK Meka Birdsall Voss & Associates, Inc	5,816	5/31/2016	Key International	3,690
46	Loan	46	GSMC	Alhambra Renaissance Center	67,270	11/30/2017	Applebee's	4,400	12/31/2023	Johnny Rockets	1,820
47	Loan		CGM	Consumer Square West	64,587	4/30/2021	Fashion Bug	13,000	1/31/2015	Party City	11,877
48	Loan		CGM	Cornell 55	2,750	7/31/2014	PHLI Inc.	2,302	4/30/2015	The Nile Restaurant	2,200
49	Loan		CGM	Whole Foods Charlottesville	43,753	6/30/2036	NAP			NAP
50	Loan		CGM	Richmond Office Portfolio
50.01	Property			One Holland Place	24,465	2/29/2016	Kroger Limited Partnership I	12,316	11/30/2012	C.H. Robinson Worldwide Inc.	8,757
50.02	Property			Vistas I & II	10,574	12/31/2011	Chicago Title	7,837	9/30/2016	AEC Engineering	6,625
51	Loan		CGM	One Crescent Place MHC			NAP			NAP
52	Loan		CGM	Pacific Village Center	6,001	8/31/2012	Retaining Walls NW Inc.	4,387	4/30/2021	Stop & Shop	2,886
53	Loan		CGM	Pelham Towne Center	45,600	8/31/2028	Johnny Ray's	3,200	7/31/2020	Southeastern School of Cosmetology	3,200
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South			NAP			NAP
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage
55.01	Property			Racetrack Self Storage			NAP			NAP
55.02	Property			Bonanza Self Storage			NAP			NAP
56	Loan		CGM	Copper Mill Apartments			NAP			NAP
57	Loan		CGM	Sierra Forest Apartments			NAP			NAP
58	Loan		CGM	Sherman Oaks Plaza	10,365	12/9/2029	Porky Products, Inc.	8,019	6/14/2012	Escrow of the West	5,024
59	Loan		CGM	Cumberland Apartments			NAP			NAP
60	Loan		CGM	Crestmont Apartments			NAP			NAP
61	Loan		CGM	Smith & American MHP Portfolio			NAP			NAP
62	Loan		CGM	Bingham Station	34,928	3/31/2031	China Garden	1,400	8/31/2016	Fantastic Sams	1,400
63	Loan		CGM	Heritage Trace Apartments			NAP			NAP
64	Loan		CGM	Riviera Shopping Center	15,638	8/31/2017	Jo-Ann Fabrics and Crafts	13,140	12/31/2013	Wells Fargo Bank	5,200
65	Loan		CGM	Winterhaven Square	47,814	6/16/2013	Rainbow USA	6,430	1/31/2014	Winter Haven Hospital	3,200
66	Loan		CGM	Shoppes at Stonebrook	48,525	1/31/2028	Cosgrove Athletics	2,600	5/31/2013	Legacy Nail Salon	1,300
67	Loan		CGM	Holiday Park			NAP			NAP
68	Loan		CGM	Lake Zurich			NAP			NAP
69	Loan		CGM	Elm Grove Apartments			NAP			NAP
70	Loan		CGM	The Ridge MHP & Eastwood Hills			NAP			NAP
71	Loan		CGM	Ivanhoe MHP			NAP			NAP
72	Loan		CGM	Foot Locker - Brooklyn, NY	4,000	1/31/2026	NAP			NAP
73	Loan		CGM	Gateway Plaza II	22,560	1/31/2016	Office Depot	15,729	9/30/2017	Dollar Tree	9,967
74	Loan		CGM	Oakhurst MHP			NAP			NAP

A-19/20

GSMS 2011-GC5 Annex A
					Third		Fourth	Fourth		Fifth	Fifth	Environmental
Control	Loan /		Mortgage		Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date
1	Loan	7	GSMC	Park Place Mall	1/31/2019	Old Navy	17,419	1/31/2021	Abercrombie & Fitch	14,000	1/31/2018	3/23/2011
2	Loan	8	CGM	1551 Broadway		NAP			NAP			5/24/2011
3	Loan	9	GSMC	Copper Beech Portfolio
3.01	Property			CBTC 28 Harrisonburg		NAP			NAP			5/23/2011
3.02	Property			CBTC 26 Morgantown		NAP			NAP			5/24/2011
3.03	Property	9		CBTC 29 San Marcos		NAP			NAP			5/24/2011
3.04	Property			CBTC 3 IUP		NAP			NAP			5/23/2011
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston		NAP			NAP			6/29/2011
5	Loan	13	GSMC	Parkdale Mall & Crossing	9/30/2017	Kaplan Career Institute	30,294	11/30/2019	Marshalls	30,284	11/29/2012	2/10/2011
6	Loan	14	CGM	Shoppes at Chino Hills	12/31/2018	Trader Joe's	12,538	8/31/2018	H&M	10,501	1/31/2019	5/18/2011
7	Loan		GSMC	Museum Square	2/16/2024	AFTRA	34,045	1/31/2017	Nextpoint	31,418	11/30/2017	5/5/2011
8	Loan	15	GSMC	Cole Portfolio
8.01	Property			Volusia Square	1/31/2016	Home Depot (Garden Center GL)	28,087	1/31/2045	Dollar Tree	12,566	1/31/2014	10/21/2010
8.02	Property			Shoppes at Port Arthur	1/31/2019	Dollar Tree	9,000	9/30/2013	Anna's Linens	6,500	2/28/2014	8/17/2010
8.03	Property			CVS - Jacksonville		NAP			NAP			11/4/2010
8.04	Property			CVS - Lawrence		NAP			NAP			11/4/2010
8.05	Property			CVS (Ground) - Dover		NAP			NAP			12/7/2010
8.06	Property			On the Border - Mesa		NAP			NAP			3/15/2010
8.07	Property			On the Border - Peoria		NAP			NAP			3/15/2010
8.08	Property			Chili's		NAP			NAP			4/2/2010
8.09	Property			On the Border - Kansas City		NAP			NAP			3/15/2010
8.10	Property			Ulta		NAP			NAP			9/24/2010
8.11	Property			Tractor Supply - Nixa		NAP			NAP			7/28/2010
8.12	Property			Tractor Supply - Hamilton		NAP			NAP			8/25/2010
8.13	Property			Macaroni Grill		NAP			NAP			4/2/2010
8.14	Property			O'Reilly Auto Parts - San Antonio		NAP			NAP			12/3/2010
8.15	Property			O'Reilly Auto Parts - Christiansburg		NAP			NAP			12/3/2010
8.16	Property			O'Reilly Auto Parts - Houston		NAP			NAP			12/3/2010
8.17	Property			O'Reilly Auto Parts - Highlands		NAP			NAP			12/3/2010
9	Loan	11	GSMC	Ashland Town Center	1/31/2025	Cinemark	28,656	4/30/2015	T.J. Maxx	27,900	5/31/2020	4/12/2011
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	9/30/2013	IRS Pad (GSA)	32,341	9/30/2011	AT&T	21,481	10/31/2015	4/26/2011
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	8/31/2014	Gap	9,000	8/31/2014	Dress Barn	9,000	6/30/2012	1/20/2011
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	5/31/2017	Disney Character Outlet	6,500	1/31/2015	Rawlings	6,100	1/31/2018	1/20/2011
13	Loan	22, 23	GSMC	Champlain Centre	10/31/2014	JC Penney	51,282	6/30/2017	Regal Cinemas	26,250	6/30/2017	4/18/2011
14	Loan		CGM	Prentiss Creek Apartments		NAP			NAP			4/7/2011
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA		NAP			NAP			6/2/2011
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin
16.01	Property			Courtyard by Marriott		NAP			NAP			4/13/2011
16.02	Property			Residence Inn		NAP			NAP			4/13/2011
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2
17.01	Property	29		Northpointe Commons	4/30/2016	Dollar Tree	8,000	3/31/2016	Yafood	6,000	9/30/2011	7/6/2011
17.02	Property	29		Highlands Square	8/31/2016	Pier One	8,513	2/28/2014	Shoe Show	4,800	8/31/2016	7/6/2011
17.03	Property	28		Ridgeview Plaza	1/31/2012	Medexpress	5,000	9/30/2021	Shoe Show	3,500	9/30/2016	7/6/2011
17.04	Property	28		East River Plaza	9/30/2012	Medexpress	5,911	11/30/2020	Cato	4,080	1/31/2016	7/6/2011
18	Loan	30	CGM	250 Mercer Street	6/30/2014	Think Coffee	3,350	10/31/2015	Dojo Restaurant	2,250	4/30/2013	5/17/2011
19	Loan	31	CGM	1117 Perimeter Center West	11/19/2017	TTI Team Telecom International LTD	11,223	10/31/2011	Moore Wallace North America, Inc	10,783	12/31/2016	6/3/2011
20	Loan		CGM	Lehigh Valley Portfolio - Group 4
20.01	Property			57 South Commerce Way	4/30/2015	Allied Building Corporation	6,400	6/30/2014	Bronkhorst USA, Inc	6,000	1/31/2014	3/29/2011
20.02	Property			754 Roble Road	7/31/2012	Banner Industries, Inc	4,800	4/30/2012	Marcus Michael Designs	4,800	11/30/2012	5/4/2011
20.03	Property			2202 Hangar Place		NAP			NAP			5/4/2011
20.04	Property			944 Marcon Boulevard	5/1/2016	Hawkey Realty, Inc	2,300	2/28/2014	NAP			3/5/2011
20.05	Property			2196 Avenue C		NAP			NAP			5/4/2011
20.06	Property			7355 William Avenue	7/31/2012	Otis Elevator Company	4,800	1/31/2014	Segue Xiamen Holding, LLC	4,685	1/31/2012	5/4/2011
20.07	Property			974 Marcon Boulevard		NAP			NAP			3/5/2011
20.08	Property			964 Marcon Boulevard	1/31/2012	Cromland, Inc	4,000	6/30/2014	NAP			3/5/2011
20.09	Property			954 Marcon Boulevard		NAP			NAP			3/5/2011
20.10	Property			2201 Hangar Place		NAP			NAP			5/4/2011
20.11	Property	32		7277 William Avenue	7/31/2015	TBW Industries, Inc	4,800	12/31/2011	NAP			5/4/2011
20.12	Property			2041 Avenue C		NAP			NAP			5/4/2011
20.13	Property			7562 Penn Drive	12/31/2011	Atlantic Crane, Inc	4,000	6/30/2012	NAP			5/4/2011
20.14	Property			764 Roble Road		NAP			NAP			5/4/2011
21	Loan		CGM	Harrison Executive Park	4/30/2016	Westchester Medical Group	8,118	12/31/2014	American Heart Association	5,288	9/30/2015	4/11/2011
22	Loan		GSMC	Oaks Apartments		NAP			NAP			4/28/2011
23	Loan		GSMC	White Marlin Mall	10/31/2018	Michaels	18,742	4/30/2018	Petco	12,500	12/31/2018	5/20/2011
24	Loan		CGM	Lehigh Valley Portfolio - Group 2
24.01	Property			3701 Corporate Parkway	1/31/2017	St. Luke's Physician Group, Inc.	7,756	8/31/2018	Zurich American Insurance Company	7,608	2/29/2012	5/4/2011
24.02	Property			3773 Corporate Parkway	6/30/2015	Molinari & Oswald, LLC	3,570	6/30/2020	NAP			5/4/2011
25	Loan	33	GSMC	Arbor Park Shopping Center	9/30/2013	Sun Harvest Market/Sprout's	22,500	10/31/2013	Dress Barn	7,214	6/30/2014	5/6/2011
26	Loan		CGM	Trinity Square Crossed Portfolio
26.01	Property			Trinity Square Retail Center	11/30/2014	Penn Station	1,500	9/30/2014	Fashion Nails	1,500	7/31/2015	12/6/2010
26.02	Property			MeadWestVaco - Kettering, OH		NAP			NAP			3/24/2011
26.03	Property			Stonegate Corner - Medina, OH		NAP			NAP			3/23/2011
26.04	Property			Aspen Dental and AT&T - Monroe, MI		NAP			NAP			4/14/2011
26.05	Property			Advance Auto Parts - Berea, OH		NAP			NAP			3/24/2011
26.06	Property			Advance Auto Parts - Sandusky, MI		NAP			NAP			3/24/2011
26.07	Property			Advance Auto Parts - Columbus, OH		NAP			NAP			3/25/2011
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH		NAP			NAP			3/24/2011
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green		NAP			NAP			4/19/2011
28	Loan		CGM	The Hills	9/30/2017	Winfree Academy Charter School	21,921	3/31/2013	Texas Rental Ventures	11,367	2/28/2019	1/27/2011
29	Loan	35	GSMC	Houston Design Center	9/30/2013	Bunch & Shoemaker	9,866	8/31/2013	Pride of Persia Rug Co.	8,409	6/30/2014	4/13/2011
30	Loan		CGM	ARC Portfolio III
30.01	Property			FedEx Ground - Saline, MI		NAP			NAP			3/29/2011
30.02	Property			CVS - Stony Point, NY		NAP			NAP			3/23/2011
30.03	Property			CVS - Charlotte, MI		NAP			NAP			3/16/2011
30.04	Property			Provident Bank - Stony Point, NY		NAP			NAP			3/23/2011
30.05	Property			Tractor Supply Company - Demopolis, AL		NAP			NAP			10/25/2010
30.06	Property			Tractor Supply Company - New Boston, TX		NAP			NAP			10/25/2010
31	Loan		CGM	Loyal Plaza	11/30/2014	Eckerd Drugs	10,908	3/31/2019	Western Auto Supply	10,290	6/30/2015	6/6/2011
32	Loan		CGM	ATD		NAP			NAP			2/3/2011
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage		NAP			NAP			5/6/2011
34	Loan		CGM	Midland Apartment Portfolio
34.01	Property			Mulberry Lane Apartments		NAP			NAP			3/31/2011
34.02	Property			Robin Oaks Apartments		NAP			NAP			3/31/2011
34.03	Property			Perrine Pointe Apartments		NAP			NAP			3/31/2011
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven
35.01	Property			Residence Inn		NAP			NAP			3/21/2011
35.02	Property			Courtyard by Marriott		NAP			NAP			3/21/2011
36	Loan	38, 39, 40	CGM	All Saints Retail Condo		NAP			NAP			7/5/2011
37	Loan	11, 41, 42	GSMC	Southpark Office Building		NAP			NAP			4/4/2011
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn		NAP			NAP			4/18/2011
39	Loan		CGM	Park Point Syracuse University		NAP			NAP			5/4/2011
40	Loan	44	GSMC	Branhaven Plaza	4/30/2015	Olympia Sports	4,683	1/31/2012	The Children's Place	4,558	1/31/2013	4/28/2011
41	Loan		GSMC	Plaza at Cottonwood	3/31/2014	Avenue	5,407	1/31/2013	Men's Warehouse	4,979	8/31/2014	3/4/2011
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio
42.01	Property			Wal-Mart Supercenter		NAP			NAP			2/25/2011
42.02	Property			Sam's Club		NAP			NAP			2/24/2011
43	Loan		CGM	Merritt 8	12/31/2017	Nextel of New York	7,745	2/28/2015	Vitas Healthcare	7,423	4/30/2016	6/3/2011
44	Loan	11, 45	GSMC	Embassy Suites - Tempe		NAP			NAP			4/15/2011
45	Loan		CGM	848 Brickell Plaza	12/31/2020	Maritza Torres U.S. Century Bank	3,269	8/14/2012	Interjuris Miami LLC	3,104	7/31/2013	11/29/2010
46	Loan	46	GSMC	Alhambra Renaissance Center	9/30/2011	Panda Express	1,750	11/30/2012	Menchie's Frozen Yogurt	1,100	6/30/2016	2/14/2011
47	Loan		CGM	Consumer Square West	12/31/2012	Beds 'N' Stuff	11,424	9/30/2016	Dollar Tree	10,485	4/30/2016	7/14/2011
48	Loan		CGM	Cornell 55	2/28/2013	Subway Real Estate Corp.	1,850	12/30/2012	Visanu Thai 55, Inc.	1,485	11/30/2014	1/17/2011
49	Loan		CGM	Whole Foods Charlottesville		NAP			NAP			4/25/2011
50	Loan		CGM	Richmond Office Portfolio
50.01	Property			One Holland Place	9/30/2013	Aerotek	8,192	9/30/2013	American Access Care, LLC	6,039	2/28/2017	12/29/2010
50.02	Property			Vistas I & II	12/31/2012	Hyder & Associates	3,637	9/30/2013	The Leukemia & Lymphoma Society	3,457	9/30/2016	12/29/2010
51	Loan		CGM	One Crescent Place MHC		NAP			NAP			12/10/2010
52	Loan		CGM	Pacific Village Center	8/31/2014	Crossbridge Garden Corporation	2,554	4/30/2012	Eugene Povzner	2,547	2/28/2016	3/29/2011
53	Loan		CGM	Pelham Towne Center	2/28/2016	Sips N Strokes	3,200	10/15/2013	Alabama Power Credit Union	2,208	10/19/2013	6/1/2011
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South		NAP			NAP			3/21/2011
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage
55.01	Property			Racetrack Self Storage		NAP			NAP			2/23/2011
55.02	Property			Bonanza Self Storage		NAP			NAP			2/22/2011
56	Loan		CGM	Copper Mill Apartments		NAP			NAP			12/3/2010
57	Loan		CGM	Sierra Forest Apartments		NAP			NAP			5/11/2011
58	Loan		CGM	Sherman Oaks Plaza	11/30/2013	Mwest Holdings LLC	3,420	6/30/2023	Jewish Family Service	3,204	4/30/2016	4/20/2011
59	Loan		CGM	Cumberland Apartments		NAP			NAP			12/17/2010
60	Loan		CGM	Crestmont Apartments		NAP			NAP			12/5/2010
61	Loan		CGM	Smith & American MHP Portfolio		NAP			NAP			5/17/2011
62	Loan		CGM	Bingham Station	7/31/2016	NAP			NAP			7/8/2011
63	Loan		CGM	Heritage Trace Apartments		NAP			NAP			4/1/2011
64	Loan		CGM	Riviera Shopping Center	5/31/2015	Huan Troung/Tn Hynh/NThch	3,430	4/30/2014	El Kiosco, Inc.	3,300	4/30/2013	2/28/2011
65	Loan		CGM	Winterhaven Square	7/31/2013	Jade Nails & Spa	1,600	1/31/2012	UPS Store	1,600	7/31/2015	5/16/2011
66	Loan		CGM	Shoppes at Stonebrook	2/28/2013	Rosselli's Pizza Restaurant	1,300	2/28/2013	Sejong Lee and Song Lee	1,300	10/31/2013	5/2/2011
67	Loan		CGM	Holiday Park		NAP			NAP			1/5/2011
68	Loan		CGM	Lake Zurich		NAP			NAP			5/5/2011
69	Loan		CGM	Elm Grove Apartments		NAP			NAP			4/13/2011
70	Loan		CGM	The Ridge MHP & Eastwood Hills		NAP			NAP			5/4/2011
71	Loan		CGM	Ivanhoe MHP		NAP			NAP			5/24/2011
72	Loan		CGM	Foot Locker - Brooklyn, NY		NAP			NAP			4/6/2011
73	Loan		CGM	Gateway Plaza II	1/31/2013	Gamestop, Inc.	2,500	1/31/2014	Jim Blevins and Bonnie Blevins	2,500	12/31/2011	4/21/2011
74	Loan		CGM	Oakhurst MHP		NAP			NAP			5/23/2011

A-21/22

GSMS 2011-GC5 Annex A
						Environmental				Earthquake
Control	Loan /		Mortgage		Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Phase II	Report Date	Report Date	Report Date	SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)
1	Loan	7	GSMC	Park Place Mall	No	NAP	3/25/2011	NAP	NAP	No	0	0	0	0
2	Loan	8	CGM	1551 Broadway	No	NAP	5/23/2011	NAP	NAP	No	0	0	0	0
3	Loan	9	GSMC	Copper Beech Portfolio						No	50,818	66,985	37,406	19,648
3.01	Property			CBTC 28 Harrisonburg	No	NAP	5/26/2011	NAP	NAP	No
3.02	Property			CBTC 26 Morgantown	No	NAP	5/24/2011	NAP	NAP	No
3.03	Property	9		CBTC 29 San Marcos	No	NAP	5/24/2011	NAP	NAP	No
3.04	Property			CBTC 3 IUP	No	NAP	5/23/2011	NAP	NAP	No
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	No	NAP	6/29/2011	NAP	NAP	No	0	244,687	0	0
5	Loan	13	GSMC	Parkdale Mall & Crossing	No	NAP	2/1/2011	NAP	NAP	No	357,410	119,137	116,363	29,091
6	Loan	14	CGM	Shoppes at Chino Hills	No	NAP	5/17/2011	5/16/2011	10%	No	451,786	112,946	21,642	10,821
7	Loan		GSMC	Museum Square	No	NAP	5/6/2011	5/4/2011	11%	No	238,797	79,599	44,529	14,843
8	Loan	15	GSMC	Cole Portfolio						No	0	0	0	0
8.01	Property			Volusia Square	No	NAP	10/20/2010	NAP	NAP	No
8.02	Property			Shoppes at Port Arthur	No	NAP	8/17/2010	NAP	NAP	No
8.03	Property			CVS - Jacksonville	No	NAP	11/4/2010	NAP	NAP	No
8.04	Property			CVS - Lawrence	No	NAP	11/4/2010	NAP	NAP	No
8.05	Property			CVS (Ground) - Dover	No	NAP	12/7/2010	NAP	NAP	No
8.06	Property			On the Border - Mesa	No	NAP	4/15/2010	NAP	NAP	No
8.07	Property			On the Border - Peoria	No	NAP	4/15/2010	NAP	NAP	No
8.08	Property			Chili's	No	NAP	4/15/2010	NAP	NAP	No
8.09	Property			On the Border - Kansas City	No	NAP	4/15/2010	NAP	NAP	No
8.10	Property			Ulta	No	NAP	9/24/2010	NAP	NAP	No
8.11	Property			Tractor Supply - Nixa	No	NAP	7/28/2010	NAP	NAP	No
8.12	Property			Tractor Supply - Hamilton	No	NAP	8/25/2010	NAP	NAP	No
8.13	Property			Macaroni Grill	No	NAP	4/15/2010	NAP	NAP	No
8.14	Property			O'Reilly Auto Parts - San Antonio	No	NAP	12/3/2010	NAP	NAP	No
8.15	Property			O'Reilly Auto Parts - Christiansburg	No	NAP	12/3/2010	NAP	NAP	No
8.16	Property			O'Reilly Auto Parts - Houston	No	NAP	12/3/2010	NAP	NAP	No
8.17	Property			O'Reilly Auto Parts - Highlands	No	NAP	12/3/2010	NAP	NAP	No
9	Loan	11	GSMC	Ashland Town Center	Yes	6/13/2011	4/15/2011	NAP	NAP	No	324,305	36,929	0	0
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	No	NAP	4/27/2011	NAP	NAP	No	271,554	45,259	0	0
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	No	NAP	1/20/2011	NAP	NAP	No	129,111	25,822	72,481	9,109
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	No	NAP	1/20/2011	NAP	NAP	No	41,665	8,333	18,083	2,775
13	Loan	22, 23	GSMC	Champlain Centre	No	NAP	4/15/2011	NAP	NAP	No	385,364	77,073	100,556	10,056
14	Loan		CGM	Prentiss Creek Apartments	No	NAP	5/25/2011	NAP	NAP	No	982,831	41,689	133,027	13,108
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	No	NAP	6/1/2011	6/1/2011	11%	No	64,639	21,546	0	0
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin						No	123,620	20,603	25,976	6,494
16.01	Property			Courtyard by Marriott	No	NAP	4/14/2011	NAP	NAP	No
16.02	Property			Residence Inn	No	NAP	4/14/2011	NAP	NAP	No
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2						No	220,398	36,733	26,170	2,013
17.01	Property	29		Northpointe Commons	No	NAP	6/30/2011	NAP	NAP	No
17.02	Property	29		Highlands Square	No	NAP	6/30/2011	NAP	NAP	No
17.03	Property	28		Ridgeview Plaza	No	NAP	6/30/2011	NAP	NAP	No
17.04	Property	28		East River Plaza	No	NAP	6/30/2011	NAP	NAP	No
18	Loan	30	CGM	250 Mercer Street	No	NAP	5/17/2011	NAP	NAP	No	389,004	66,443	20,763	2,966
19	Loan	31	CGM	1117 Perimeter Center West	No	NAP	6/2/2011	NAP	NAP	No	621,973	0	0	0
20	Loan		CGM	Lehigh Valley Portfolio - Group 4						No	454,439	66,718	0	0
20.01	Property			57 South Commerce Way	No	NAP	3/3/2011	NAP	NAP	No
20.02	Property			754 Roble Road	No	NAP	3/3/2011	NAP	NAP	No
20.03	Property			2202 Hangar Place	No	NAP	3/3/2011	NAP	NAP	No
20.04	Property			944 Marcon Boulevard	No	NAP	5/4/2011	NAP	NAP	No
20.05	Property			2196 Avenue C	No	NAP	3/3/2011	NAP	NAP	No
20.06	Property			7355 William Avenue	No	NAP	3/3/2011	NAP	NAP	No
20.07	Property			974 Marcon Boulevard	No	NAP	5/4/2011	NAP	NAP	No
20.08	Property			964 Marcon Boulevard	No	NAP	5/4/2011	NAP	NAP	No
20.09	Property			954 Marcon Boulevard	No	NAP	5/4/2011	NAP	NAP	No
20.10	Property			2201 Hangar Place	No	NAP	3/3/2011	NAP	NAP	No
20.11	Property	32		7277 William Avenue	No	NAP	3/3/2011	NAP	NAP	No
20.12	Property			2041 Avenue C	No	NAP	3/3/2011	NAP	NAP	No
20.13	Property			7562 Penn Drive	No	NAP	3/3/2011	NAP	NAP	No
20.14	Property			764 Roble Road	No	NAP	3/3/2011	NAP	NAP	No
21	Loan		CGM	Harrison Executive Park	Yes	7/7/2011	4/7/2011	NAP	NAP	No	57,420	31,402	0	0
22	Loan		GSMC	Oaks Apartments	No	NAP	4/5/2011	NAP	NAP	No	142,398	23,733	8,447	4,223
23	Loan		GSMC	White Marlin Mall	No	NAP	4/18/2011	NAP	NAP	No	143,549	14,179	6,011	1,573
24	Loan		CGM	Lehigh Valley Portfolio - Group 2						No	153,611	26,715	0	0
24.01	Property			3701 Corporate Parkway	No	NAP	3/3/2011	NAP	NAP	No
24.02	Property			3773 Corporate Parkway	No	NAP	3/3/2011	NAP	NAP	No
25	Loan	33	GSMC	Arbor Park Shopping Center	No	NAP	4/22/2011	NAP	NAP	No	180,571	25,796	7,108	1,777
26	Loan		CGM	Trinity Square Crossed Portfolio						No	139,906	34,471	2,472	2,472
26.01	Property			Trinity Square Retail Center	No	NAP	12/6/2010	NAP	NAP	No
26.02	Property			MeadWestVaco - Kettering, OH	No	NAP	3/24/2011	NAP	NAP	No
26.03	Property			Stonegate Corner - Medina, OH	No	NAP	3/23/2011	NAP	NAP	No
26.04	Property			Aspen Dental and AT&T - Monroe, MI	No	NAP	4/14/2011	NAP	NAP	No
26.05	Property			Advance Auto Parts - Berea, OH	No	NAP	3/24/2011	NAP	NAP	No
26.06	Property			Advance Auto Parts - Sandusky, MI	No	NAP	3/24/2011	NAP	NAP	No
26.07	Property			Advance Auto Parts - Columbus, OH	No	NAP	3/25/2011	NAP	NAP	No
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH	No	NAP	3/24/2011	NAP	NAP	No
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	No	NAP	4/20/2011	NAP	NAP	No	121,814	15,227	0	0
28	Loan		CGM	The Hills	No	NAP	1/27/2011	NAP	NAP	No	108,657	21,731	8,239	4,119
29	Loan	35	GSMC	Houston Design Center	No	NAP	4/5/2011	NAP	NAP	No	158,277	26,379	62,255	6,226
30	Loan		CGM	ARC Portfolio III						No	0	0	0	0
30.01	Property			FedEx Ground - Saline, MI	No	NAP	3/29/2011	NAP	NAP	No
30.02	Property			CVS - Stony Point, NY	No	NAP	3/23/2011	NAP	NAP	No
30.03	Property			CVS - Charlotte, MI	No	NAP	3/16/2011	NAP	NAP	No
30.04	Property			Provident Bank - Stony Point, NY	No	NAP	3/23/2011	NAP	NAP	No
30.05	Property			Tractor Supply Company - Demopolis, AL	No	NAP	3/4/2011	NAP	NAP	No
30.06	Property			Tractor Supply Company - New Boston, TX	No	NAP	3/7/2011	NAP	NAP	No
31	Loan		CGM	Loyal Plaza	No	NAP	6/6/2011	NAP	NAP	No	0	0	0	0
32	Loan		CGM	ATD	No	NAP	2/3/2011	NAP	NAP	No	0	0	0	0
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	No	NAP	5/6/2011	5/5/2011	5%	No	0	17,451	42,689	3,557
34	Loan		CGM	Midland Apartment Portfolio						No	34,678	34,678	41,503	8,301
34.01	Property			Mulberry Lane Apartments	No	NAP	3/31/2011	NAP	NAP	No
34.02	Property			Robin Oaks Apartments	No	NAP	3/31/2011	NAP	NAP	No
34.03	Property			Perrine Pointe Apartments	No	NAP	3/31/2011	NAP	NAP	No
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven						No	90,478	15,080	14,734	4,911
35.01	Property			Residence Inn	No	NAP	3/24/2011	6/14/2011	8%	No
35.02	Property			Courtyard by Marriott	No	NAP	3/24/2011	6/14/2011	7%	No
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	No	NAP	7/5/2011	NAP	NAP	No	0	0	0	0
37	Loan	11, 41, 42	GSMC	Southpark Office Building	No	NAP	3/15/2011	NAP	NAP	No	147,363	29,473	3,495	1,165
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	No	NAP	4/19/2011	NAP	NAP	No	16,697	8,349	7,827	1,957
39	Loan		CGM	Park Point Syracuse University	No	NAP	5/10/2011	NAP	NAP	No	5,468	4,946	24,150	4,025
40	Loan	44	GSMC	Branhaven Plaza	Yes	In Process	4/26/2011	NAP	NAP	No	0	0	0	0
41	Loan		GSMC	Plaza at Cottonwood	No	NAP	3/5/2011	NAP	NAP	No	15,380	15,380	3,620	1,207
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio						No	129,039	0	8,619	693
42.01	Property			Wal-Mart Supercenter	No	NAP	2/25/2011	3/17/2011	17%	No
42.02	Property			Sam's Club	No	NAP	2/24/2011	NAP	NAP	No
43	Loan		CGM	Merritt 8	No	NAP	6/1/2011	NAP	NAP	No	0	39,797	17,538	2,923
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	No	NAP	4/19/2011	NAP	NAP	No	46,769	23,384	58,242	6,918
45	Loan		CGM	848 Brickell Plaza	No	NAP	11/29/2010	NAP	NAP	No	164,536	27,423	17,763	4,441
46	Loan	46	GSMC	Alhambra Renaissance Center	No	NAP	2/11/2011	2/7/2011	10%	No	14,504	14,504	9,326	9,326
47	Loan		CGM	Consumer Square West	No	NAP	6/30/2011	NAP	NAP	No	60,377	30,188	2,984	2,984
48	Loan		CGM	Cornell 55	No	NAP	1/17/2011	NAP	NAP	No	59,992	8,570	17,836	1,486
49	Loan		CGM	Whole Foods Charlottesville	No	NAP	4/25/2011	NAP	NAP	No	16,237	8,119	963	321
50	Loan		CGM	Richmond Office Portfolio						No	51,873	10,375	26,390	2,309
50.01	Property			One Holland Place	No	NAP	12/28/2010	NAP	NAP	No
50.02	Property			Vistas I & II	No	NAP	12/28/2010	NAP	NAP	No
51	Loan		CGM	One Crescent Place MHC	No	NAP	12/9/2010	NAP	NAP	No	21,008	5,252	2,138	1,069
52	Loan		CGM	Pacific Village Center	No	NAP	3/29/2011	3/29/2011	14%	No	12,952	6,476	12,839	1,834
53	Loan		CGM	Pelham Towne Center	No	NAP	6/1/2011	NAP	NAP	No	42,737	7,123	0	0
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	No	NAP	3/24/2011	NAP	NAP	No	17,708	8,854	7,337	2,446
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage						No	20,928	6,976	7,939	882
55.01	Property			Racetrack Self Storage	No	NAP	2/22/2011	NAP	NAP	No
55.02	Property			Bonanza Self Storage	No	NAP	2/22/2011	NAP	NAP	No
56	Loan		CGM	Copper Mill Apartments	No	NAP	12/15/2010	NAP	NAP	No	79,184	19,796	56,781	4,732
57	Loan		CGM	Sierra Forest Apartments	No	NAP	3/24/2011	NAP	NAP	No	44,566	4,457	47,301	4,706
58	Loan		CGM	Sherman Oaks Plaza	No	NAP	4/20/2011	4/21/2010	12%	No	49,772	12,443	2,995	998
59	Loan		CGM	Cumberland Apartments	No	NAP	12/15/2010	NAP	NAP	No	117,889	16,841	39,349	3,279
60	Loan		CGM	Crestmont Apartments	No	NAP	12/15/2010	NAP	NAP	No	103,331	14,762	40,455	3,371
61	Loan		CGM	Smith & American MHP Portfolio	No	NAP	3/31/2011	NAP	NAP	No	111,854	27,963	3,014	1,005
62	Loan		CGM	Bingham Station	No	NAP	7/8/2011	NAP	NAP	No	28,882	3,610	0	0
63	Loan		CGM	Heritage Trace Apartments	No	NAP	5/25/2011	NAP	NAP	No	62,187	10,365	91,594	7,633
64	Loan		CGM	Riviera Shopping Center	Yes	3/30/2011	2/25/2011	3/16/2011	14%	No	30,500	4,813	0	0
65	Loan		CGM	Winterhaven Square	No	NAP	5/18/2011	NAP	NAP	No	31,278	7,820	11,444	2,559
66	Loan		CGM	Shoppes at Stonebrook	No	NAP	4/28/2011	NAP	NAP	No	48,840	8,140	2,055	685
67	Loan		CGM	Holiday Park	No	NAP	1/4/2011	NAP	NAP	No	3,677	3,677	3,380	376
68	Loan		CGM	Lake Zurich	No	NAP	5/3/2011	NAP	NAP	No	54,732	7,819	1,204	401
69	Loan		CGM	Elm Grove Apartments	No	NAP	4/13/2011	NAP	NAP	No	82,015	13,669	7,861	3,930
70	Loan		CGM	The Ridge MHP & Eastwood Hills	No	NAP	5/4/2011	NAP	NAP	No	9,628	1,605	900	450
71	Loan		CGM	Ivanhoe MHP	No	NAP	4/20/2011	NAP	NAP	No	32,990	6,998	12,585	1,541
72	Loan		CGM	Foot Locker - Brooklyn, NY	No	NAP	4/6/2011	NAP	NAP	No	20,112	4,470	0	0
73	Loan		CGM	Gateway Plaza II	No	NAP	4/21/2011	NAP	NAP	No	51,361	6,420	0	0
74	Loan		CGM	Oakhurst MHP	No	NAP	5/23/2011	NAP	NAP	No	1,759	251	6,377	2,126

A-23/24

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)
1	Loan	7	GSMC	Park Place Mall	0	0	157,752	0	0	404,748	0	0
2	Loan	8	CGM	1551 Broadway	0	669	0	0	0	0	0	0
3	Loan	9	GSMC	Copper Beech Portfolio	0	38,150	0	0	0	0	0	0
3.01	Property			CBTC 28 Harrisonburg
3.02	Property			CBTC 26 Morgantown
3.03	Property	9		CBTC 29 San Marcos
3.04	Property			CBTC 3 IUP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	0	0	0	0	0	0	0	0
5	Loan	13	GSMC	Parkdale Mall & Crossing	14,518	14,518	0	48,316	48,316	0	0	0
6	Loan	14	CGM	Shoppes at Chino Hills	0	3,159	0	0	38,857	2,000,000	0	0
7	Loan		GSMC	Museum Square	0	0	0	0	0	0	0	0
8	Loan	15	GSMC	Cole Portfolio	0	0	0	0	0	0	0	0
8.01	Property			Volusia Square
8.02	Property			Shoppes at Port Arthur
8.03	Property			CVS - Jacksonville
8.04	Property			CVS - Lawrence
8.05	Property			CVS (Ground) - Dover
8.06	Property			On the Border - Mesa
8.07	Property			On the Border - Peoria
8.08	Property			Chili's
8.09	Property			On the Border - Kansas City
8.10	Property			Ulta
8.11	Property			Tractor Supply - Nixa
8.12	Property			Tractor Supply - Hamilton
8.13	Property			Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio
8.15	Property			O'Reilly Auto Parts - Christiansburg
8.16	Property			O'Reilly Auto Parts - Houston
8.17	Property			O'Reilly Auto Parts - Highlands
9	Loan	11	GSMC	Ashland Town Center	0	7,959	0	0	20,833	750,000	0	0
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	0	13,967	0	1,500,000	0	1,500,000	0	0
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	7,388	7,388	0	946,057	0	946,057	0	0
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	903	903	0	253,943	0	253,943	0	0
13	Loan	22, 23	GSMC	Champlain Centre	11,220	11,220	0	25,000	25,000	400,000	0	0
14	Loan		CGM	Prentiss Creek Apartments	0	17,500	0	0	0	0	0	0
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	0	48,609	0	0	0	0	0	0
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	0	30,195	0	0	0	0	0	0
16.01	Property			Courtyard by Marriott
16.02	Property			Residence Inn
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	0	8,893	0	0	20,833	1,000,000	0	0
17.01	Property	29		Northpointe Commons
17.02	Property	29		Highlands Square
17.03	Property	28		Ridgeview Plaza
17.04	Property	28		East River Plaza
18	Loan	30	CGM	250 Mercer Street	0	401	0	0	2,500	0	0	0
19	Loan	31	CGM	1117 Perimeter Center West	0	6,524	0	350,000	22,917	1,350,000	0	0
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	437,800	0	0	1,723,500	0	0	0	0
20.01	Property			57 South Commerce Way
20.02	Property			754 Roble Road
20.03	Property			2202 Hangar Place
20.04	Property			944 Marcon Boulevard
20.05	Property			2196 Avenue C
20.06	Property			7355 William Avenue
20.07	Property			974 Marcon Boulevard
20.08	Property			964 Marcon Boulevard
20.09	Property			954 Marcon Boulevard
20.10	Property			2201 Hangar Place
20.11	Property	32		7277 William Avenue
20.12	Property			2041 Avenue C
20.13	Property			7562 Penn Drive
20.14	Property			764 Roble Road
21	Loan		CGM	Harrison Executive Park	0	4,039	0	850,000	0	500,000	0	0
22	Loan		GSMC	Oaks Apartments	8,610	8,610	0	0	0	0	0	0
23	Loan		GSMC	White Marlin Mall	0	3,776	0	0	8,373	400,000	0	0
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	109,500	0	0	898,700	0	0	0	0
24.01	Property			3701 Corporate Parkway
24.02	Property			3773 Corporate Parkway
25	Loan	33	GSMC	Arbor Park Shopping Center	150,000	2,035	0	500,000	0	500,000	0	0
26	Loan		CGM	Trinity Square Crossed Portfolio	0	2,313	0	0	8,673	520,000	0	0
26.01	Property			Trinity Square Retail Center
26.02	Property			MeadWestVaco - Kettering, OH
26.03	Property			Stonegate Corner - Medina, OH
26.04	Property			Aspen Dental and AT&T - Monroe, MI
26.05	Property			Advance Auto Parts - Berea, OH
26.06	Property			Advance Auto Parts - Sandusky, MI
26.07	Property			Advance Auto Parts - Columbus, OH
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	0	25,149	0	0	0	0	0	0
28	Loan		CGM	The Hills	0	8,637	0	0	13,573	0	0	0
29	Loan	35	GSMC	Houston Design Center	0	5,161	0	0	17,543	630,000	0	0
30	Loan		CGM	ARC Portfolio III	0	0	0	0	0	0	0	0
30.01	Property			FedEx Ground - Saline, MI
30.02	Property			CVS - Stony Point, NY
30.03	Property			CVS - Charlotte, MI
30.04	Property			Provident Bank - Stony Point, NY
30.05	Property			Tractor Supply Company - Demopolis, AL
30.06	Property			Tractor Supply Company - New Boston, TX
31	Loan		CGM	Loyal Plaza	0	5,632	0	0	12,243	750,000	0	0
32	Loan		CGM	ATD	0	1,334	0	0	0	0	0	0
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	0	3,939	0	0	0	0	0	0
34	Loan		CGM	Midland Apartment Portfolio	0	13,654	0	0	0	0	0	0
34.01	Property			Mulberry Lane Apartments
34.02	Property			Robin Oaks Apartments
34.03	Property			Perrine Pointe Apartments
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	0	16,822	0	0	0	0	0	0
35.01	Property			Residence Inn
35.02	Property			Courtyard by Marriott
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	0	0	0	620,589	0	0	0	0
37	Loan	11, 41, 42	GSMC	Southpark Office Building	0	0	0	0	0	0	0	0
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	0	15,783	700,000	0	0	0	0	0
39	Loan		CGM	Park Point Syracuse University	0	2,825	0	0	0	0	0	0
40	Loan	44	GSMC	Branhaven Plaza	0	0	0	0	0	0	0	0
41	Loan		GSMC	Plaza at Cottonwood	2,881	2,881	0	8,333	8,333	400,000	0	0
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	0	0	0	0	0	0	0	0
42.01	Property			Wal-Mart Supercenter
42.02	Property			Sam's Club
43	Loan		CGM	Merritt 8	0	2,914	0	0	9,167	350,000	0	0
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	0	21,232	0	0	0	0	0	0
45	Loan		CGM	848 Brickell Plaza	0	2,353	0	200,000	0	200,000	0	0
46	Loan	46	GSMC	Alhambra Renaissance Center	962	962	0	0	0	0	0	0
47	Loan		CGM	Consumer Square West	0	3,637	0	100,000	9,948	0	0	0
48	Loan		CGM	Cornell 55	0	2,252	0	0	1,627	58,581	0	0
49	Loan		CGM	Whole Foods Charlottesville	0	182	0	0	0	0	0	0
50	Loan		CGM	Richmond Office Portfolio	0	3,972	0	400,000	12,698	900,000	0	0
50.01	Property			One Holland Place
50.02	Property			Vistas I & II
51	Loan		CGM	One Crescent Place MHC	0	1,329	0	0	0	0	0	0
52	Loan		CGM	Pacific Village Center	0	714	0	50,000	4,891	200,000	0	0
53	Loan		CGM	Pelham Towne Center	0	555	0	70,000	1,233	100,000	0	0
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	0	10,405	0	0	0	0	0	0
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	0	2,265	0	0	0	0	0	0
55.01	Property			Racetrack Self Storage
55.02	Property			Bonanza Self Storage
56	Loan		CGM	Copper Mill Apartments	0	8,827	0	0	0	0	0	0
57	Loan		CGM	Sierra Forest Apartments	0	5,667	0	0	0	0	0	0
58	Loan		CGM	Sherman Oaks Plaza	0	925	0	0	3,750	250,000	0	0
59	Loan		CGM	Cumberland Apartments	0	5,291	0	0	0	0	0	0
60	Loan		CGM	Crestmont Apartments	0	5,586	0	0	0	0	0	0
61	Loan		CGM	Smith & American MHP Portfolio	0	1,167	0	0	0	0	0	0
62	Loan		CGM	Bingham Station	0	489	0	0	0	0	0	0
63	Loan		CGM	Heritage Trace Apartments	0	4,283	0	0	0	0	0	0
64	Loan		CGM	Riviera Shopping Center	0	1,411	0	300,000	0	200,000	0	0
65	Loan		CGM	Winterhaven Square	93,130	2,234	0	0	2,191	0	0	0
66	Loan		CGM	Shoppes at Stonebrook	0	480	0	0	3,552	127,872	0	0
67	Loan		CGM	Holiday Park	0	908	0	0	0	0	0	0
68	Loan		CGM	Lake Zurich	0	868	0	0	0	0	0	0
69	Loan		CGM	Elm Grove Apartments	0	2,622	0	0	0	0	0	0
70	Loan		CGM	The Ridge MHP & Eastwood Hills	0	592	0	0	0	0	0	0
71	Loan		CGM	Ivanhoe MHP	0	1,338	0	0	0	0	0	0
72	Loan		CGM	Foot Locker - Brooklyn, NY	0	0	0	0	0	0	0	0
73	Loan		CGM	Gateway Plaza II	0	1,042	0	0	4,307	200,000	0	0
74	Loan		CGM	Oakhurst MHP	0	1,033	0	0	0	0	0	0

A-25/26

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage		Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1	Loan	7	GSMC	Park Place Mall	0	0	0	0	2,710,345	0
2	Loan	8	CGM	1551 Broadway	0	0	0	0	0	0
3	Loan	9	GSMC	Copper Beech Portfolio	0	0	238,150	0	11,125,000	0
3.01	Property			CBTC 28 Harrisonburg
3.02	Property			CBTC 26 Morgantown
3.03	Property	9		CBTC 29 San Marcos
3.04	Property			CBTC 3 IUP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	0	0	0	0	1,715,000	0
5	Loan	13	GSMC	Parkdale Mall & Crossing	0	0	0	0	323,450	0
6	Loan	14	CGM	Shoppes at Chino Hills	6,875	0	0	0	1,927,951	0
7	Loan		GSMC	Museum Square	0	0	0	0	3,015,506	0
8	Loan	15	GSMC	Cole Portfolio	46,677	0	0	0	27,500	0
8.01	Property			Volusia Square
8.02	Property			Shoppes at Port Arthur
8.03	Property			CVS - Jacksonville
8.04	Property			CVS - Lawrence
8.05	Property			CVS (Ground) - Dover
8.06	Property			On the Border - Mesa
8.07	Property			On the Border - Peoria
8.08	Property			Chili's
8.09	Property			On the Border - Kansas City
8.10	Property			Ulta
8.11	Property			Tractor Supply - Nixa
8.12	Property			Tractor Supply - Hamilton
8.13	Property			Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio
8.15	Property			O'Reilly Auto Parts - Christiansburg
8.16	Property			O'Reilly Auto Parts - Houston
8.17	Property			O'Reilly Auto Parts - Highlands
9	Loan	11	GSMC	Ashland Town Center	0	0	40,000	0	85,895	0
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	92,730	0	0	0	1,250,000	0
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	0	0	0	0	0	0
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	0	0	0	0	0	0
13	Loan	22, 23	GSMC	Champlain Centre	9,500	0	0	0	690,169	0
14	Loan		CGM	Prentiss Creek Apartments	1,248,705	0	0	0	0	0
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	185,938	0	0	0	300,000	0
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	0	0	0	0	0	0
16.01	Property			Courtyard by Marriott
16.02	Property			Residence Inn
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	60,510	0	0	0	1,184,928	0
17.01	Property	29		Northpointe Commons
17.02	Property	29		Highlands Square
17.03	Property	28		Ridgeview Plaza
17.04	Property	28		East River Plaza
18	Loan	30	CGM	250 Mercer Street	0	0	0	0	2,014,009	0
19	Loan	31	CGM	1117 Perimeter Center West	0	0	0	0	1,160,000	0
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	127,078	0	0	0	0	0
20.01	Property			57 South Commerce Way
20.02	Property			754 Roble Road
20.03	Property			2202 Hangar Place
20.04	Property			944 Marcon Boulevard
20.05	Property			2196 Avenue C
20.06	Property			7355 William Avenue
20.07	Property			974 Marcon Boulevard
20.08	Property			964 Marcon Boulevard
20.09	Property			954 Marcon Boulevard
20.10	Property			2201 Hangar Place
20.11	Property	32		7277 William Avenue
20.12	Property			2041 Avenue C
20.13	Property			7562 Penn Drive
20.14	Property			764 Roble Road
21	Loan		CGM	Harrison Executive Park	0	0	100,000	0	168,308	0
22	Loan		GSMC	Oaks Apartments	0	0	0	0	0	0
23	Loan		GSMC	White Marlin Mall	88,428	0	0	0	0	12,714
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	1,563	0	0	0	0	0
24.01	Property			3701 Corporate Parkway
24.02	Property			3773 Corporate Parkway
25	Loan	33	GSMC	Arbor Park Shopping Center	0	0	0	0	0	0
26	Loan		CGM	Trinity Square Crossed Portfolio	0	0	20,000	0	330,000	0
26.01	Property			Trinity Square Retail Center
26.02	Property			MeadWestVaco - Kettering, OH
26.03	Property			Stonegate Corner - Medina, OH
26.04	Property			Aspen Dental and AT&T - Monroe, MI
26.05	Property			Advance Auto Parts - Berea, OH
26.06	Property			Advance Auto Parts - Sandusky, MI
26.07	Property			Advance Auto Parts - Columbus, OH
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	482,843	0	0	0	1,500,000	0
28	Loan		CGM	The Hills	0	0	0	0	0	0
29	Loan	35	GSMC	Houston Design Center	0	0	0	0	100,000	0
30	Loan		CGM	ARC Portfolio III	0	0	0	0	0	0
30.01	Property			FedEx Ground - Saline, MI
30.02	Property			CVS - Stony Point, NY
30.03	Property			CVS - Charlotte, MI
30.04	Property			Provident Bank - Stony Point, NY
30.05	Property			Tractor Supply Company - Demopolis, AL
30.06	Property			Tractor Supply Company - New Boston, TX
31	Loan		CGM	Loyal Plaza	127,000	0	500,000	0	56,000	0
32	Loan		CGM	ATD	0	0	0	0	0	0
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	0	0	0	0	1,201,459	0
34	Loan		CGM	Midland Apartment Portfolio	58,438	0	0	0	0	0
34.01	Property			Mulberry Lane Apartments
34.02	Property			Robin Oaks Apartments
34.03	Property			Perrine Pointe Apartments
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	0	0	0	0	0	0
35.01	Property			Residence Inn
35.02	Property			Courtyard by Marriott
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	0	0	0	0	244,931	0
37	Loan	11, 41, 42	GSMC	Southpark Office Building	0	0	0	0	0	0
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	0	0	0	0	0	0
39	Loan		CGM	Park Point Syracuse University	0	0	0	0	305,248	10,675
40	Loan	44	GSMC	Branhaven Plaza	100,246	0	0	0	0	0
41	Loan		GSMC	Plaza at Cottonwood	0	0	0	0	0	0
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	0	0	0	0	0	0
42.01	Property			Wal-Mart Supercenter
42.02	Property			Sam's Club
43	Loan		CGM	Merritt 8	0	0	0	0	0	0
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	0	0	0	0	3,325,000	36,100
45	Loan		CGM	848 Brickell Plaza	0	0	0	0	0	0
46	Loan	46	GSMC	Alhambra Renaissance Center	0	0	0	0	0	0
47	Loan		CGM	Consumer Square West	410,430	0	0	0	0	0
48	Loan		CGM	Cornell 55	30,625	0	6,250	0	0	0
49	Loan		CGM	Whole Foods Charlottesville	0	0	0	0	0	0
50	Loan		CGM	Richmond Office Portfolio	0	0	0	0	155,246	0
50.01	Property			One Holland Place
50.02	Property			Vistas I & II
51	Loan		CGM	One Crescent Place MHC	0	0	0	0	0	0
52	Loan		CGM	Pacific Village Center	7,500	0	0	0	0	0
53	Loan		CGM	Pelham Towne Center	0	0	0	0	0	0
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	0	0	0	0	0	0
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	5,000	0	0	0	0	0
55.01	Property			Racetrack Self Storage
55.02	Property			Bonanza Self Storage
56	Loan		CGM	Copper Mill Apartments	77,325	0	0	0	0	0
57	Loan		CGM	Sierra Forest Apartments	41,563	0	0	0	0	0
58	Loan		CGM	Sherman Oaks Plaza	26,411	0	0	0	635,000	0
59	Loan		CGM	Cumberland Apartments	2,633	0	0	0	0	0
60	Loan		CGM	Crestmont Apartments	3,125	0	0	0	0	0
61	Loan		CGM	Smith & American MHP Portfolio	32,650	0	0	0	0	0
62	Loan		CGM	Bingham Station	0	0	0	0	3,000	0
63	Loan		CGM	Heritage Trace Apartments	53,121	0	0	0	0	0
64	Loan		CGM	Riviera Shopping Center	45,125	0	0	0	41,635	0
65	Loan		CGM	Winterhaven Square	0	0	0	0	71,600	0
66	Loan		CGM	Shoppes at Stonebrook	0	0	0	0	0	0
67	Loan		CGM	Holiday Park	0	0	0	0	0	0
68	Loan		CGM	Lake Zurich	0	0	0	0	22,346	0
69	Loan		CGM	Elm Grove Apartments	71,000	0	0	0	0	0
70	Loan		CGM	The Ridge MHP & Eastwood Hills	5,000	0	0	0	75,000	0
71	Loan		CGM	Ivanhoe MHP	18,875	0	0	0	0	0
72	Loan		CGM	Foot Locker - Brooklyn, NY	19,110	0	0	0	0	0
73	Loan		CGM	Gateway Plaza II	0	0	0	0	0	0
74	Loan		CGM	Oakhurst MHP	0	0	0	0	0	0

A-27/28

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description
1	Loan	7	GSMC	Park Place Mall	Unfunded Obligation Reserve
2	Loan	8	CGM	1551 Broadway
3	Loan	9	GSMC	Copper Beech Portfolio	San Marcos TCO Holdback ($8,625,000), IUP Survey/Title Holdback ($2,500,000)
3.01	Property			CBTC 28 Harrisonburg
3.02	Property			CBTC 26 Morgantown
3.03	Property	9		CBTC 29 San Marcos
3.04	Property			CBTC 3 IUP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	PIP Reserve
5	Loan	13	GSMC	Parkdale Mall & Crossing	Unfunded Obligation Reserve
6	Loan	14	CGM	Shoppes at Chino Hills	Gap Rent Reserve ($135,981), Free Rent Reserve ($277,063) and TI Holdback Reserve ($1,514,906.87)
7	Loan		GSMC	Museum Square	Unfunded Obligation Reserve (Unpaid TI/LC - SAG $2,866,130, Scripps $149,376)
8	Loan	15	GSMC	Cole Portfolio	Unfunded Obligation Reserve
8.01	Property			Volusia Square
8.02	Property			Shoppes at Port Arthur
8.03	Property			CVS - Jacksonville
8.04	Property			CVS - Lawrence
8.05	Property			CVS (Ground) - Dover
8.06	Property			On the Border - Mesa
8.07	Property			On the Border - Peoria
8.08	Property			Chili's
8.09	Property			On the Border - Kansas City
8.10	Property			Ulta
8.11	Property			Tractor Supply - Nixa
8.12	Property			Tractor Supply - Hamilton
8.13	Property			Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio
8.15	Property			O'Reilly Auto Parts - Christiansburg
8.16	Property			O'Reilly Auto Parts - Houston
8.17	Property			O'Reilly Auto Parts - Highlands
9	Loan	11	GSMC	Ashland Town Center	Unfunded Obligation Reserve
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	IRS Holdover Lease Reserve ($750,000) and Catholic Health Care Lease Renewal Reserve ($500,000)
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II
13	Loan	22, 23	GSMC	Champlain Centre	Unfunded Obligation Reserve
14	Loan		CGM	Prentiss Creek Apartments
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	Bank Space Reserve
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin
16.01	Property			Courtyard by Marriott
16.02	Property			Residence Inn
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	Unfunded Obligation Reserve- TI/LC and Outstanding Rent ($765,345 for Petco at Highlands Square, $179,583 for Burke's at Ridgeview Plaza, $240,000 for Burke's at East River Plaza)
17.01	Property	29		Northpointe Commons
17.02	Property	29		Highlands Square
17.03	Property	28		Ridgeview Plaza
17.04	Property	28		East River Plaza
18	Loan	30	CGM	250 Mercer Street	Empty Store Reserve ($1,550,000) and Duane Reade Abated Rent Holdback ($464,009)
19	Loan	31	CGM	1117 Perimeter Center West	Occupancy Reserve
20	Loan		CGM	Lehigh Valley Portfolio - Group 4
20.01	Property			57 South Commerce Way
20.02	Property			754 Roble Road
20.03	Property			2202 Hangar Place
20.04	Property			944 Marcon Boulevard
20.05	Property			2196 Avenue C
20.06	Property			7355 William Avenue
20.07	Property			974 Marcon Boulevard
20.08	Property			964 Marcon Boulevard
20.09	Property			954 Marcon Boulevard
20.10	Property			2201 Hangar Place
20.11	Property	32		7277 William Avenue
20.12	Property			2041 Avenue C
20.13	Property			7562 Penn Drive
20.14	Property			764 Roble Road
21	Loan		CGM	Harrison Executive Park	TD Bank Reserve
22	Loan		GSMC	Oaks Apartments
23	Loan		GSMC	White Marlin Mall	Ground Rent Reserve
24	Loan		CGM	Lehigh Valley Portfolio - Group 2
24.01	Property			3701 Corporate Parkway
24.02	Property			3773 Corporate Parkway
25	Loan	33	GSMC	Arbor Park Shopping Center
26	Loan		CGM	Trinity Square Crossed Portfolio	Master Lease Leasing Reserve ($50,000), Master Lease Rent Reserve ($280,000)
26.01	Property			Trinity Square Retail Center
26.02	Property			MeadWestVaco - Kettering, OH
26.03	Property			Stonegate Corner - Medina, OH
26.04	Property			Aspen Dental and AT&T - Monroe, MI
26.05	Property			Advance Auto Parts - Berea, OH
26.06	Property			Advance Auto Parts - Sandusky, MI
26.07	Property			Advance Auto Parts - Columbus, OH
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	PIP Reserve
28	Loan		CGM	The Hills
29	Loan	35	GSMC	Houston Design Center	Rollover Reserve
30	Loan		CGM	ARC Portfolio III
30.01	Property			FedEx Ground - Saline, MI
30.02	Property			CVS - Stony Point, NY
30.03	Property			CVS - Charlotte, MI
30.04	Property			Provident Bank - Stony Point, NY
30.05	Property			Tractor Supply Company - Demopolis, AL
30.06	Property			Tractor Supply Company - New Boston, TX
31	Loan		CGM	Loyal Plaza	Rent Reserve
32	Loan		CGM	ATD
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	PIP Reserve ($1,084,793.20) and Seasonal Reserve ($116,666 upfront and monthly in July, August and September, capped at $350,000)
34	Loan		CGM	Midland Apartment Portfolio
34.01	Property			Mulberry Lane Apartments
34.02	Property			Robin Oaks Apartments
34.03	Property			Perrine Pointe Apartments
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven
35.01	Property			Residence Inn
35.02	Property			Courtyard by Marriott
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	Rent Abatement Reserve
37	Loan	11, 41, 42	GSMC	Southpark Office Building
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn
39	Loan		CGM	Park Point Syracuse University
Initial: Prepaid Rent Reserve ($200,588.00) and Seasonality Reserve ($104,660.00); Ongoing Other Reserve: Seasonality Reserve ($10,675.32 commences on August 6, 2011 through May 6, 2012 (2% increases every School Year))

40	Loan	44	GSMC	Branhaven Plaza
41	Loan		GSMC	Plaza at Cottonwood
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio
42.01	Property			Wal-Mart Supercenter
42.02	Property			Sam's Club
43	Loan		CGM	Merritt 8
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	Initial Reserve: PIP Reserve ($3,000,000) and Seasonality Reserve ($325,000); Ongoing Other Reserve: Seasonality Reserve ($36,100.00 due on each Payment Date in October - June)
45	Loan		CGM	848 Brickell Plaza
46	Loan	46	GSMC	Alhambra Renaissance Center
47	Loan		CGM	Consumer Square West
48	Loan		CGM	Cornell 55
49	Loan		CGM	Whole Foods Charlottesville
50	Loan		CGM	Richmond Office Portfolio	Free Rent Reserve
50.01	Property			One Holland Place
50.02	Property			Vistas I & II
51	Loan		CGM	One Crescent Place MHC
52	Loan		CGM	Pacific Village Center
53	Loan		CGM	Pelham Towne Center
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	Seasonality Reserves (Collected in July, August and September)
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage
55.01	Property			Racetrack Self Storage
55.02	Property			Bonanza Self Storage
56	Loan		CGM	Copper Mill Apartments
57	Loan		CGM	Sierra Forest Apartments
58	Loan		CGM	Sherman Oaks Plaza	Porky's Reserve ($614,000), Allen Medical Reserve ($13,500) and Icon Novelty Reserve ($7,500)
59	Loan		CGM	Cumberland Apartments
60	Loan		CGM	Crestmont Apartments
61	Loan		CGM	Smith & American MHP Portfolio
62	Loan		CGM	Bingham Station	Gap Rent Reserve
63	Loan		CGM	Heritage Trace Apartments
64	Loan		CGM	Riviera Shopping Center	Roof Replacement Reserve
65	Loan		CGM	Winterhaven Square	Rainbow USA Reserve
66	Loan		CGM	Shoppes at Stonebrook
67	Loan		CGM	Holiday Park
68	Loan		CGM	Lake Zurich	REA Disputed Payment Reserve
69	Loan		CGM	Elm Grove Apartments
70	Loan		CGM	The Ridge MHP & Eastwood Hills	Upgrade Reserve
71	Loan		CGM	Ivanhoe MHP
72	Loan		CGM	Foot Locker - Brooklyn, NY
73	Loan		CGM	Gateway Plaza II
74	Loan		CGM	Oakhurst MHP

A-29/30

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name
1	Loan	7	GSMC	Park Place Mall	Park Mall L.L.C.
2	Loan	8	CGM	1551 Broadway	1551 Broadway Owner LLC and 1555 Broadway Owner LLC
3	Loan	9	GSMC	Copper Beech Portfolio
Copper Beech Townhome Communities IUP Buy SPE, LLC; Copper Beech Townhome Communities Twenty Six SPE, LLC; Copper Beech Townhome Communities Twenty Eight SPE, LLC and Copper Beech Townhome Communities Twenty Nine SPE, LLC

3.01	Property			CBTC 28 Harrisonburg
3.02	Property			CBTC 26 Morgantown
3.03	Property	9		CBTC 29 San Marcos
3.04	Property			CBTC 3 IUP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	CHSP Boston II LLC
5	Loan	13	GSMC	Parkdale Mall & Crossing	Parkdale Mall CMBS, LLC and Parkdale Crossing CMBS, LLC
6	Loan	14	CGM	Shoppes at Chino Hills	Chino Hills Mall LLC
7	Loan		GSMC	Museum Square	5757 Wilshire LLC
8	Loan	15	GSMC	Cole Portfolio
Cole CH/MG Flanders NJ, LLC, Cole CV Jacksonville FL, LLC, Cole CV Lawrence KS, LLC, Cole CV Dover DE, LLC, Cole MT Daytona Beach FL, LLC, Cole MT Port Arthur TX, LLC, Cole OB Kansas City MO, LLC, Cole OB Mesa AZ, LLC, Cole OB Peoria AZ, LLC, Cole OR Christiansburg VA, LLC, Cole OR Highlands TX, LLC, Cole OR Houston TX, LLC, Cole OR San Antonio TX, LLC, Cole TS Hamilton OH, LLC, Cole TS Nixa MO, LLC and Cole UL Jackson TN, LLC

8.01	Property			Volusia Square
8.02	Property			Shoppes at Port Arthur
8.03	Property			CVS - Jacksonville
8.04	Property			CVS - Lawrence
8.05	Property			CVS (Ground) - Dover
8.06	Property			On the Border - Mesa
8.07	Property			On the Border - Peoria
8.08	Property			Chili's
8.09	Property			On the Border - Kansas City
8.10	Property			Ulta
8.11	Property			Tractor Supply - Nixa
8.12	Property			Tractor Supply - Hamilton
8.13	Property			Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio
8.15	Property			O'Reilly Auto Parts - Christiansburg
8.16	Property			O'Reilly Auto Parts - Houston
8.17	Property			O'Reilly Auto Parts - Highlands
9	Loan	11	GSMC	Ashland Town Center	ATC Glimcher, LLC
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	Appletree Realty Holdings, LLC
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	Lake Buena Vista Joint Venture, LLC
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	Lake Buena Vista Joint Venture Phase II, LLC
13	Loan	22, 23	GSMC	Champlain Centre	Champlain Centre North LLC
14	Loan		CGM	Prentiss Creek Apartments	PBH Prentiss Creek, LLC
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	LEI AG-Seattle, LLC
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	CHMK Cool Springs Hotel Partners, LLC and CHMK Franklin Hotel Partners, LLC
16.01	Property			Courtyard by Marriott
16.02	Property			Residence Inn
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	Bluefield (Ridgeview) WMS, LLC, Columbia (Northpointe) WMS, LLC, Hendersonville (Highlands) WMS, LLC and Princeton (East River) WMS, LLC
17.01	Property	29		Northpointe Commons
17.02	Property	29		Highlands Square
17.03	Property	28		Ridgeview Plaza
17.04	Property	28		East River Plaza
18	Loan	30	CGM	250 Mercer Street	Mercer Square LLC
19	Loan	31	CGM	1117 Perimeter Center West	CRP Holdings 1117 PCW, LLC
20	Loan		CGM	Lehigh Valley Portfolio - Group 4
2041 Ave C, LP, 2196 Ave C, LP, 2201 Hangar Place, LP, 2202 Hangar Place, LP, 754 Roble Road, LP, 764 Roble Road, LP, 944 Marcon Blvd, LP, 954 Marcon Blvd, LP, 964 Marcon Blvd, LP, 974 Marcon Blvd, LP, 7277 William Ave, LP, 7355 William Ave, LP, 7562 Penn Drive, LP, 57 S. Commerce Way, LP

20.01	Property			57 South Commerce Way
20.02	Property			754 Roble Road
20.03	Property			2202 Hangar Place
20.04	Property			944 Marcon Boulevard
20.05	Property			2196 Avenue C
20.06	Property			7355 William Avenue
20.07	Property			974 Marcon Boulevard
20.08	Property			964 Marcon Boulevard
20.09	Property			954 Marcon Boulevard
20.10	Property			2201 Hangar Place
20.11	Property	32		7277 William Avenue
20.12	Property			2041 Avenue C
20.13	Property			7562 Penn Drive
20.14	Property			764 Roble Road
21	Loan		CGM	Harrison Executive Park	Westchester Avenue Associates LLC
22	Loan		GSMC	Oaks Apartments	Postoak Sanford, L.L.C.
23	Loan		GSMC	White Marlin Mall	WM Acceptance LLC
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	3701 Corporate Pky, LP and 3773 Corporate Pky, LP
24.01	Property			3701 Corporate Parkway
24.02	Property			3773 Corporate Parkway
25	Loan	33	GSMC	Arbor Park Shopping Center	Arbor Park Dunhill, LLC
26	Loan		CGM	Trinity Square Crossed Portfolio
Trinity Square Acquisition LLC, Secretariat Kettering Acquisition LLC, Secretariat Medina SGC Acquisition LLC, Secretariat Monroe WC Acquisition LLC, Secretariat Berea AA Acquisition LLC, Secretariat Columbus AA Acquisition LLC, Secretariat Sandusky AA Acquisition LLC, Secretariat N.P. Acquisition LLC

26.01	Property			Trinity Square Retail Center
26.02	Property			MeadWestVaco - Kettering, OH
26.03	Property			Stonegate Corner - Medina, OH
26.04	Property			Aspen Dental and AT&T - Monroe, MI
26.05	Property			Advance Auto Parts - Berea, OH
26.06	Property			Advance Auto Parts - Sandusky, MI
26.07	Property			Advance Auto Parts - Columbus, OH
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	JC-LEX, LLC
28	Loan		CGM	The Hills	Fenton Richlands, LLC
29	Loan	35	GSMC	Houston Design Center	RC Partners, LP
30	Loan		CGM	ARC Portfolio III	ARC TSDEMAL001, LLC, ARC FEAARMI001, LLC, ARC CVCHHMI001, LLC, ARC TSNBSTX001, LLC, ARC CPSTPNY001, LLC
30.01	Property			FedEx Ground - Saline, MI
30.02	Property			CVS - Stony Point, NY
30.03	Property			CVS - Charlotte, MI
30.04	Property			Provident Bank - Stony Point, NY
30.05	Property			Tractor Supply Company - Demopolis, AL
30.06	Property			Tractor Supply Company - New Boston, TX
31	Loan		CGM	Loyal Plaza	Loyal Plaza Associates. L.P.
32	Loan		CGM	ATD	ARC ATMTPSC001, LLC
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	Spenard Innvestments, L.L.C.
34	Loan		CGM	Midland Apartment Portfolio	Midland Mulberry LLC, Midland Perrine, LLC and Midland Robin LLC
34.01	Property			Mulberry Lane Apartments
34.02	Property			Robin Oaks Apartments
34.03	Property			Perrine Pointe Apartments
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	CHMK Court Hotel Partners, LLC and CHMK Residence Hotel Partners, LLC
35.01	Property			Residence Inn
35.02	Property			Courtyard by Marriott
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	BVK New York Retail LLC
37	Loan	11, 41, 42	GSMC	Southpark Office Building	MIC Austin Owner, LLC
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	New Omni Hospitality, LLC
39	Loan		CGM	Park Point Syracuse University	Wilsu, LLC
40	Loan	44	GSMC	Branhaven Plaza	KIOP Branford LLC
41	Loan		GSMC	Plaza at Cottonwood	LF II Cottonwood LP dba LF II Cottonwood Limited Partnership
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	ARC WMBLYAR001, LLC and ARC SCAUGGA001, LLC
42.01	Property			Wal-Mart Supercenter
42.02	Property			Sam's Club
43	Loan		CGM	Merritt 8	Merritt 8 Owner LLC
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	EST 2011 L.P.
45	Loan		CGM	848 Brickell Plaza	848 Brickell LLC
46	Loan	46	GSMC	Alhambra Renaissance Center	Hillcrest Renaissance Associates, L.P.
47	Loan		CGM	Consumer Square West	BAI Consumer Square West LLC
48	Loan		CGM	Cornell 55	5500 S. Cornell, LLC
49	Loan		CGM	Whole Foods Charlottesville	Hydraulic Station, LLC
50	Loan		CGM	Richmond Office Portfolio	Lar Don Realty LC
50.01	Property			One Holland Place
50.02	Property			Vistas I & II
51	Loan		CGM	One Crescent Place MHC	5365 Southcross Ranch, LP
52	Loan		CGM	Pacific Village Center	Pacific Village Properties LLC
53	Loan		CGM	Pelham Towne Center	Encore Retail BPTC, LLC
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	CHMK World Arena Hotel Partners, LLC
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	SSTI 4851 E Bonanza RD, LLC, SSTI 733 S Racetrack RD, LLC
55.01	Property			Racetrack Self Storage
55.02	Property			Bonanza Self Storage
56	Loan		CGM	Copper Mill Apartments	IRT Copper Mill Apartments Texas, LLC
57	Loan		CGM	Sierra Forest Apartments	MSC Investment and Management, LLC
58	Loan		CGM	Sherman Oaks Plaza	13949 LLC
59	Loan		CGM	Cumberland Apartments	IRT Cumberland Glen Apartments Georgia, LLC
60	Loan		CGM	Crestmont Apartments	IRT Crestmont Apartments Georgia, LLC
61	Loan		CGM	Smith & American MHP Portfolio	Smith & American Mobile Home Parks, LLC
62	Loan		CGM	Bingham Station	VP Fayetteville DE, LLC
63	Loan		CGM	Heritage Trace Apartments	IRT Heritage Trace Apartments Virginia, LLC
64	Loan		CGM	Riviera Shopping Center	Riviera Shopping Center, L.L.C.
65	Loan		CGM	Winterhaven Square	PUB-WHS, LLC
66	Loan		CGM	Shoppes at Stonebrook	Stonebrook Shopping Center, LLC
67	Loan		CGM	Holiday Park	Holiday Park, LLC
68	Loan		CGM	Lake Zurich	LVF Lake Zurich LLC
69	Loan		CGM	Elm Grove Apartments	PCL Elm Grove Apartments, LLC
70	Loan		CGM	The Ridge MHP & Eastwood Hills	Eastwood Hills Mobile Home Park Limited Partnership and Eastwood Investors Limited Partnership
71	Loan		CGM	Ivanhoe MHP	Stonetown Ivanhoe Land, LLC
72	Loan		CGM	Foot Locker - Brooklyn, NY	ARC NY86STR001, LLC
73	Loan		CGM	Gateway Plaza II	Litchfield Investments Conway, LLC
74	Loan		CGM	Oakhurst MHP	Ninety East Limited Partnership

A-31/32

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount		Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sponsor Name	Purpose	(sources)	Sponsor Equity	Debt	Other Sources	Total Sources
1	Loan	7	GSMC	Park Place Mall	GGPLP L.L.C.	Refinance	200,000,000	0	0	0	200,000,000
2	Loan	8	CGM	1551 Broadway	Jeff Sutton	Refinance	180,000,000	0	0	1,900,000	181,900,000
3	Loan	9	GSMC	Copper Beech Portfolio	John R. McWhirter and Jeanette D. McWhirter	Refinance	120,000,000	0	10,000,000	0	130,000,000
3.01	Property			CBTC 28 Harrisonburg
3.02	Property			CBTC 26 Morgantown
3.03	Property	9		CBTC 29 San Marcos
3.04	Property			CBTC 3 IUP
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	Chesapeake Lodging, L.P.	Refinance	95,000,000	0	0	0	95,000,000
5	Loan	13	GSMC	Parkdale Mall & Crossing	CBL & Associates Properties, Inc.	Refinance	95,000,000	12,792,829	0	0	107,792,829
6	Loan	14	CGM	Shoppes at Chino Hills	Manouchehr Moshayedi and Mehrdad Moshayedi	Refinance	61,000,000	0	0	660,000	61,660,000
7	Loan		GSMC	Museum Square	Jerome H. Snyder and William Glikbarg	Refinance	58,400,000	65,000	0	0	58,465,000
8	Loan	15	GSMC	Cole Portfolio	Cole Credit Property Trust III, Inc.	Acquisition	46,670,000	39,745,702	0	0	86,415,702
8.01	Property			Volusia Square
8.02	Property			Shoppes at Port Arthur
8.03	Property			CVS - Jacksonville
8.04	Property			CVS - Lawrence
8.05	Property			CVS (Ground) - Dover
8.06	Property			On the Border - Mesa
8.07	Property			On the Border - Peoria
8.08	Property			Chili's
8.09	Property			On the Border - Kansas City
8.10	Property			Ulta
8.11	Property			Tractor Supply - Nixa
8.12	Property			Tractor Supply - Hamilton
8.13	Property			Macaroni Grill
8.14	Property			O'Reilly Auto Parts - San Antonio
8.15	Property			O'Reilly Auto Parts - Christiansburg
8.16	Property			O'Reilly Auto Parts - Houston
8.17	Property			O'Reilly Auto Parts - Highlands
9	Loan	11	GSMC	Ashland Town Center	Glimcher Properties Limited Partnership	Refinance	42,075,000	0	0	0	42,075,000
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	AmCap, Incorporated and Jay A. Kaiser	Refinance	38,000,000	0	0	0	38,000,000
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	Samuel R. Sutton	Refinance	28,090,000	0	0	0	28,090,000
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	Samuel R. Sutton	Refinance	7,540,000	52,549	0	0	7,592,549
13	Loan	22, 23	GSMC	Champlain Centre	Pyramid Champlain Company	Refinance	35,000,000	0	0	0	35,000,000
14	Loan		CGM	Prentiss Creek Apartments	Harry Bookey	Acquisition	34,500,000	11,529,194	5,000,000	1,539,882	52,569,076
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	Lowe Enterprises Investment Management, LLC and LEI AI-GL Hotels, LLC	Acquisition	32,000,000	26,841,523	10,300,000	3,713,155	72,854,678
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	Phillip H. McNeill Sr. and Robert G. Schaedle III	Refinance	31,275,000	187,553	0	0	31,462,553
16.01	Property			Courtyard by Marriott
16.02	Property			Residence Inn
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	Stanley Werb and Jonathan S. Gaines	Refinance	26,895,000	0	0	0	26,895,000
17.01	Property	29		Northpointe Commons
17.02	Property	29		Highlands Square
17.03	Property	28		Ridgeview Plaza
17.04	Property	28		East River Plaza
18	Loan	30	CGM	250 Mercer Street	Anthony P. Leichter and William A. Wiener	Refinance	26,000,000	0	0	50,000	26,050,000
19	Loan	31	CGM	1117 Perimeter Center West	Colony Realty Partners REIT	Refinance	25,100,000	919,465	0	45,000	26,064,465
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	Penncap Properties Portfolio, LP	Acquisition	23,110,000	10,609,587	0	562,200	34,281,787
20.01	Property			57 South Commerce Way
20.02	Property			754 Roble Road
20.03	Property			2202 Hangar Place
20.04	Property			944 Marcon Boulevard
20.05	Property			2196 Avenue C
20.06	Property			7355 William Avenue
20.07	Property			974 Marcon Boulevard
20.08	Property			964 Marcon Boulevard
20.09	Property			954 Marcon Boulevard
20.10	Property			2201 Hangar Place
20.11	Property	32		7277 William Avenue
20.12	Property			2041 Avenue C
20.13	Property			7562 Penn Drive
20.14	Property			764 Roble Road
21	Loan		CGM	Harrison Executive Park	Joseph Simone and John Fareri	Refinance	20,500,000	0	0	265,000	20,765,000
22	Loan		GSMC	Oaks Apartments	O.A. Keller III and W. Carter Keller	Refinance	19,230,000	0	0	0	19,230,000
23	Loan		GSMC	White Marlin Mall	Greenberg Gibbons Commercial Corporation	Refinance	19,000,000	0	0	0	19,000,000
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	Penncap Properties Portfolio, LP	Acquisition	17,000,000	7,307,718	0	440,000	24,747,718
24.01	Property			3701 Corporate Parkway
24.02	Property			3773 Corporate Parkway
25	Loan	33	GSMC	Arbor Park Shopping Center	William L. Hutchinson	Acquisition	16,837,500	6,799,648	0	0	23,637,148
26	Loan		CGM	Trinity Square Crossed Portfolio	Michael Zunenshine	Acquisition	16,135,000	8,596,378	0	0	24,731,378
26.01	Property			Trinity Square Retail Center
26.02	Property			MeadWestVaco - Kettering, OH
26.03	Property			Stonegate Corner - Medina, OH
26.04	Property			Aspen Dental and AT&T - Monroe, MI
26.05	Property			Advance Auto Parts - Berea, OH
26.06	Property			Advance Auto Parts - Sandusky, MI
26.07	Property			Advance Auto Parts - Columbus, OH
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	Magna Hotel Fund III, L.P.	Acquisition	15,750,000	7,077,641	0	0	22,827,641
28	Loan		CGM	The Hills	Thomas E. Roberts, The Thomas E. Roberts Revocable Living Trust, The Melody A. Roberts Lifetime Marital Trust, Michael J. Roberts, The Michael J. Roberts Revocable Living Trust, The Karin L. Roberts Lifetime Marital Trust	Refinance	15,500,000	151,674	0	113,000	15,764,674
29	Loan	35	GSMC	Houston Design Center	G. Grant Roane III	Refinance	15,000,000	0	0	0	15,000,000
30	Loan		CGM	ARC Portfolio III	American Realty Capital Operating Partnership, L.P.	Acquisition	14,780,000	14,955,000	0	0	29,735,000
30.01	Property			FedEx Ground - Saline, MI
30.02	Property			CVS - Stony Point, NY
30.03	Property			CVS - Charlotte, MI
30.04	Property			Provident Bank - Stony Point, NY
30.05	Property			Tractor Supply Company - Demopolis, AL
30.06	Property			Tractor Supply Company - New Boston, TX
31	Loan		CGM	Loyal Plaza	RC Cedar REIT LP	Refinance	14,800,000	0	0	47,500	14,847,500
32	Loan		CGM	ATD	American Realty Capital Operating Partnership, L.P.	Acquisition	13,800,000	13,392,996	0	316,000	27,508,996
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	Bill Lawson	Refinance	13,700,000	0	0	0	13,700,000
34	Loan		CGM	Midland Apartment Portfolio	Roger J. Thornburg	Refinance	13,600,000	0	0	156,500	13,756,500
34.01	Property			Mulberry Lane Apartments
34.02	Property			Robin Oaks Apartments
34.03	Property			Perrine Pointe Apartments
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	Phillip H. McNeill Sr. and Robert G. Schaedle III	Refinance	13,500,000	1,105,653	0	0	14,605,653
35.01	Property			Residence Inn
35.02	Property			Courtyard by Marriott
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	None	Acquisition	13,275,000	14,964,005	7,000,000	43,188	35,282,192
37	Loan	11, 41, 42	GSMC	Southpark Office Building	None	Acquisition	13,000,000	11,695,021	0	0	24,695,021
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	Legacy Development & Management, LLC	Refinance	12,600,000	0	0	0	12,600,000
39	Loan		CGM	Park Point Syracuse University	Thomas C. Wilmot, Sr.	Refinance	12,250,000	193,423	0	47,500	12,490,923
40	Loan	44	GSMC	Branhaven Plaza	None	Refinance	12,000,000	0	0	0	12,000,000
41	Loan		GSMC	Plaza at Cottonwood	Sterling Land and Shopping Center Development Fund II-C, L.P., Sterling Land and Shopping Center Development Fund II-S, L.P., Sterling Land and Shopping Center Development Fund II-CDN, L.P.	Refinance	12,000,000	0	0	0	12,000,000
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	American Realty Capital Operating Partnership, LP	Acquisition	11,500,000	14,164,097	0	0	25,664,097
42.01	Property			Wal-Mart Supercenter
42.02	Property			Sam's Club
43	Loan		CGM	Merritt 8	L. Robert Lieb, Michael Seeve and Square Mile Partners II LP	Acquisition	11,250,000	4,350,000	0	50,000	15,650,000
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	Sunstone (No. 3) Limited Partnership	Acquisition	11,000,000	11,642,713	0	0	22,642,713
45	Loan		CGM	848 Brickell Plaza	Key International, Inc. and Jose Ardid	Refinance	10,700,000	0	0	254,000	10,954,000
46	Loan	46	GSMC	Alhambra Renaissance Center	Theodore J. Slaught and Yvonne Hernandez Slaught	Refinance	10,500,000	0	0	0	10,500,000
47	Loan		CGM	Consumer Square West	Bon Aviv Holdings LLC.	Acquisition	10,050,000	4,331,263	0	50,000	14,431,263
48	Loan		CGM	Cornell 55	David H. Gefsky and Eli Ungar	Refinance	9,475,000	0	0	129,750	9,604,750
49	Loan		CGM	Whole Foods Charlottesville	James A. Morris and Alan R. Taylor	Acquisition	9,350,000	3,298,158	0	50,000	12,698,158
50	Loan		CGM	Richmond Office Portfolio	Donald H. Jaffey	Refinance	9,300,000	356,523	0	7,986,161	17,642,684
50.01	Property			One Holland Place
50.02	Property			Vistas I & II
51	Loan		CGM	One Crescent Place MHC	Jin Hong Yoo, Jin Woo Lee and Hae Rim Lee	Refinance	9,250,000	0	0	39,000	9,289,000
52	Loan		CGM	Pacific Village Center	H. Fredrick Peterson	Refinance	9,200,000	0	0	50,000	9,250,000
53	Loan		CGM	Pelham Towne Center	Encore Enterprises, Inc.	Acquisition	9,150,000	2,634,889	0	512,041	12,296,930
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	Phillip H. McNeill Sr. and Robert G. Schaedle III	Refinance	8,450,000	1,073,623	0	0	9,523,623
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	Strategic Storage Trust Inc.	Acquisition	7,700,000	3,457,073	0	40,000	11,197,073
55.01	Property			Racetrack Self Storage
55.02	Property			Bonanza Self Storage
56	Loan		CGM	Copper Mill Apartments	Independence Realty Operating Partnership, LP	Acquisition	7,350,000	7,696,867	0	0	15,046,867
57	Loan		CGM	Sierra Forest Apartments	Gursharan S. Pannu	Refinance	7,200,000	0	0	77,027	7,277,027
58	Loan		CGM	Sherman Oaks Plaza	Karl Slovin and Bruce Slovin	Refinance	7,000,000	0	0	170,200	7,170,200
59	Loan		CGM	Cumberland Apartments	Independence Realty Operating Partnership, LP	Acquisition	6,900,000	7,187,228	0	0	14,087,228
60	Loan		CGM	Crestmont Apartments	Independence Realty Operating Partnership, LP	Acquisition	6,750,000	7,028,581	0	0	13,778,581
61	Loan		CGM	Smith & American MHP Portfolio	Thomas A. Smith and The Thomas A. Smith 2001 Trust	Refinance	6,500,000	0	0	40,000	6,540,000
62	Loan		CGM	Bingham Station	Martin D. Koon, T. Cameron Finley, James R. Walsh, Jr.	Refinance	5,658,000	0	0	36,500	5,694,500
63	Loan		CGM	Heritage Trace Apartments	Independence Realty Operating Partnership, LP	Acquisition	5,500,000	5,891,301	0	0	11,391,301
64	Loan		CGM	Riviera Shopping Center	Peter L. Dwares	Refinance	5,000,000	0	0	37,500	5,037,500
65	Loan		CGM	Winterhaven Square	Jack Forgash, Bruce G. Hermelee and Natalia Lvova	Refinance	4,500,000	0	0	40,000	4,540,000
66	Loan		CGM	Shoppes at Stonebrook	Karen Tenner Sachse, The Karen T. Sachse Revocable Trust, Lee A. Hurwitz, Richard Broder	Acquisition	4,500,000	2,423,040	0	50,000	6,973,040
67	Loan		CGM	Holiday Park	Robert C. Morgan	Refinance	4,500,000	0	0	35,000	4,535,000
68	Loan		CGM	Lake Zurich	Lion Value Fund Holdings, L.L.C.	Refinance	4,350,000	326,534	0	47,500	4,724,034
69	Loan		CGM	Elm Grove Apartments	Chris Peterson and Brian Burke	Acquisition	4,012,500	1,595,081	0	50,000	5,657,581
70	Loan		CGM	The Ridge MHP & Eastwood Hills	Ronald K. Weiss	Refinance	3,375,000	0	0	35,000	3,410,000
71	Loan		CGM	Ivanhoe MHP	Roy Lapidus	Refinance	3,300,000	138,901	0	47,500	3,486,401
72	Loan		CGM	Foot Locker - Brooklyn, NY	New York Recovery Operating Partnership, L.P.	Acquisition	3,250,000	3,279,022	0	35,000	6,564,022
73	Loan		CGM	Gateway Plaza II	Francis Greenburger	Acquisition	3,100,000	0	0	47,500	3,147,500
74	Loan		CGM	Oakhurst MHP	Mark Coleman	Refinance	1,825,000	0	0	37,500	1,862,500

A-33/34

GSMS 2011-GC5 Annex A

Control	Loan /		Mortgage						Sponsor Equity				Cash	Ground
Number	Property Flag	Footnotes	Loan Seller	Property Name	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management	Lease Y/N
1	Loan	7	GSMC	Park Place Mall	170,676,409	0	992,761	2,710,345	25,620,485	0	200,000,000	Hard	In Place	No
2	Loan	8	CGM	1551 Broadway	126,206,397	0	3,601,516	0	52,092,087	0	181,900,000	Hard	Springing	No
3	Loan	9	GSMC	Copper Beech Portfolio	105,462,532	0	1,021,297	11,451,374	12,064,797	0	130,000,000	Springing	Springing
3.01	Property			CBTC 28 Harrisonburg										No
3.02	Property			CBTC 26 Morgantown										No
3.03	Property	9		CBTC 29 San Marcos										No
3.04	Property			CBTC 3 IUP										No
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston	80,000,000	0	411,583	1,715,000	12,873,417	0	95,000,000	Hard	In Place	No
5	Loan	13	GSMC	Parkdale Mall & Crossing	106,574,672	0	358,101	860,056	0	0	107,792,829	Hard	Springing	No
6	Loan	14	CGM	Shoppes at Chino Hills	41,803,712	0	748,855	2,408,253	16,699,180	0	61,660,000	Hard	Springing	No
7	Loan		GSMC	Museum Square	54,390,250	0	743,061	3,298,832	32,857	0	58,465,000	Hard	In Place	No
8	Loan	15	GSMC	Cole Portfolio	0	84,857,265	1,484,260	74,177	0	0	86,415,702	Hard	In Place
8.01	Property			Volusia Square										No
8.02	Property			Shoppes at Port Arthur										No
8.03	Property			CVS - Jacksonville										No
8.04	Property			CVS - Lawrence										No
8.05	Property			CVS (Ground) - Dover										No
8.06	Property			On the Border - Mesa										No
8.07	Property			On the Border - Peoria										No
8.08	Property			Chili's										No
8.09	Property			On the Border - Kansas City										No
8.10	Property			Ulta										No
8.11	Property			Tractor Supply - Nixa										No
8.12	Property			Tractor Supply - Hamilton										No
8.13	Property			Macaroni Grill										No
8.14	Property			O'Reilly Auto Parts - San Antonio										No
8.15	Property			O'Reilly Auto Parts - Christiansburg										No
8.16	Property			O'Reilly Auto Parts - Houston										No
8.17	Property			O'Reilly Auto Parts - Highlands										No
9	Loan	11	GSMC	Ashland Town Center	22,765,450	0	537,704	450,200	18,321,646	0	42,075,000	Hard	In Place	No
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park	32,048,587	0	692,012	3,114,284	2,145,117	0	38,000,000	Hard	In Place	No
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I	15,937,664	0	1,338,196	1,155,037	9,659,102	0	28,090,000	Hard	In Place	No
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II	6,801,614	0	476,341	314,594	0	0	7,592,549	Hard	In Place	No
13	Loan	22, 23	GSMC	Champlain Centre	28,109,120	0	441,731	1,221,809	5,227,341	0	35,000,000	Hard	In Place	No
14	Loan		CGM	Prentiss Creek Apartments	0	49,300,000	904,514	2,364,562	0	0	52,569,076	Soft	Springing	No
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA	0	71,000,000	1,304,101	550,577	0	0	72,854,678	Hard	In Place	No
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin	30,903,722	0	409,235	149,596	0	0	31,462,553	Hard	In Place
16.01	Property			Courtyard by Marriott										No
16.02	Property			Residence Inn										No
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2	24,083,720	0	440,523	1,492,006	878,751	0	26,895,000	Springing	Springing
17.01	Property	29		Northpointe Commons										No
17.02	Property	29		Highlands Square										No
17.03	Property	28		Ridgeview Plaza										No
17.04	Property	28		East River Plaza										No
18	Loan	30	CGM	250 Mercer Street	22,218,061	0	274,021	2,423,776	1,134,142	0	26,050,000	Springing	Springing	No
19	Loan	31	CGM	1117 Perimeter Center West	23,500,000	0	432,492	2,131,973	0	0	26,064,465	Hard	Springing	No
20	Loan		CGM	Lehigh Valley Portfolio - Group 4	0	29,818,278	1,720,691	2,742,817	0	0	34,281,787	Hard	Springing
20.01	Property			57 South Commerce Way										No
20.02	Property			754 Roble Road										No
20.03	Property			2202 Hangar Place										No
20.04	Property			944 Marcon Boulevard										No
20.05	Property			2196 Avenue C										No
20.06	Property			7355 William Avenue										No
20.07	Property			974 Marcon Boulevard										No
20.08	Property			964 Marcon Boulevard										No
20.09	Property			954 Marcon Boulevard										No
20.10	Property			2201 Hangar Place										No
20.11	Property	32		7277 William Avenue										No
20.12	Property			2041 Avenue C										No
20.13	Property			7562 Penn Drive										No
20.14	Property			764 Roble Road										No
21	Loan		CGM	Harrison Executive Park	14,546,467	0	678,766	1,175,728	4,364,039	0	20,765,000	Hard	Springing	No
22	Loan		GSMC	Oaks Apartments	15,673,629	0	339,822	159,455	3,057,094	0	19,230,000	None	None	No
23	Loan		GSMC	White Marlin Mall	18,040,735	0	300,221	237,988	421,056	0	19,000,000	Hard	In Place	Yes
24	Loan		CGM	Lehigh Valley Portfolio - Group 2	0	22,490,328	1,094,016	1,163,374	0	0	24,747,718	Hard	Springing
24.01	Property			3701 Corporate Parkway										No
24.02	Property			3773 Corporate Parkway										No
25	Loan	33	GSMC	Arbor Park Shopping Center	0	22,450,000	349,468	837,679	0	0	23,637,148	Hard	In Place	No
26	Loan		CGM	Trinity Square Crossed Portfolio	0	24,239,000	0	492,378	0	0	24,731,378	Hard	Springing
26.01	Property			Trinity Square Retail Center										No
26.02	Property			MeadWestVaco - Kettering, OH										No
26.03	Property			Stonegate Corner - Medina, OH										No
26.04	Property			Aspen Dental and AT&T - Monroe, MI										No
26.05	Property			Advance Auto Parts - Berea, OH										No
26.06	Property			Advance Auto Parts - Sandusky, MI										No
26.07	Property			Advance Auto Parts - Columbus, OH										No
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH										No
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green	0	20,500,000	222,984	2,104,657	0	0	22,827,641	Hard	Springing	No
28	Loan		CGM	The Hills	15,334,227	0	313,552	116,895	0	0	15,764,674	Hard	Springing	No
29	Loan	35	GSMC	Houston Design Center	12,870,412	0	327,289	320,532	1,481,767	0	15,000,000	Soft	In Place	No
30	Loan		CGM	ARC Portfolio III	0	29,735,000	0	0	0	0	29,735,000	Hard	Springing
30.01	Property			FedEx Ground - Saline, MI										No
30.02	Property			CVS - Stony Point, NY										No
30.03	Property			CVS - Charlotte, MI										No
30.04	Property			Provident Bank - Stony Point, NY										No
30.05	Property			Tractor Supply Company - Demopolis, AL										No
30.06	Property			Tractor Supply Company - New Boston, TX										No
31	Loan		CGM	Loyal Plaza	12,361,947	0	261,768	683,000	1,540,785	0	14,847,500	Hard	Springing	Yes
32	Loan		CGM	ATD	0	27,275,000	233,996	0	0	0	27,508,996	Hard	Springing	No
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage	9,743,223	0	365,821	1,244,148	2,346,808	0	13,700,000	Hard	Springing	No
34	Loan		CGM	Midland Apartment Portfolio	12,296,352	0	637,032	134,619	688,497	0	13,756,500	Springing	Springing
34.01	Property			Mulberry Lane Apartments										No
34.02	Property			Robin Oaks Apartments										No
34.03	Property			Perrine Pointe Apartments										No
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven	14,103,565	0	396,875	105,213	0	0	14,605,653	Hard	In Place
35.01	Property			Residence Inn										No
35.02	Property			Courtyard by Marriott										No
36	Loan	38, 39, 40	CGM	All Saints Retail Condo	0	34,000,000	416,672	865,520	0	0	35,282,192	Hard	Springing	No
37	Loan	11, 41, 42	GSMC	Southpark Office Building	0	24,390,000	154,163	150,858	0	0	24,695,021	Hard	In Place	No
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn	12,250,241	0	266,378	24,524	58,857	0	12,600,000	Hard	In Place	No
39	Loan		CGM	Park Point Syracuse University	11,932,763	0	223,293	334,866	0	0	12,490,923	Springing	Springing	Yes
40	Loan	44	GSMC	Branhaven Plaza	9,757,772	0	119,633	100,246	2,022,348	0	12,000,000	Springing	Springing	No
41	Loan		GSMC	Plaza at Cottonwood	0	0	327,199	30,214	11,642,587	0	12,000,000	Springing	Springing	No
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio	0	25,234,324	292,115	137,658	0	0	25,664,097	Hard	In Place
42.01	Property			Wal-Mart Supercenter										No
42.02	Property			Sam's Club										No
43	Loan		CGM	Merritt 8	0	14,422,245	1,210,217	17,538	0	0	15,650,000	Hard	Springing	No
44	Loan	11, 45	GSMC	Embassy Suites - Tempe	0	19,000,000	212,702	3,430,011	0	0	22,642,713	Springing	Springing	No
45	Loan		CGM	848 Brickell Plaza	9,339,345	0	228,879	382,298	1,003,478	0	10,954,000	Hard	Springing	Yes
46	Loan	46	GSMC	Alhambra Renaissance Center	9,828,447	0	239,574	24,791	407,188	0	10,500,000	Hard	In Place	No
47	Loan		CGM	Consumer Square West	0	13,300,000	557,472	573,791	0	0	14,431,263	Hard	Springing	No
48	Loan		CGM	Cornell 55	7,426,873	0	255,819	114,703	1,807,355	0	9,604,750	Soft	Springing	No
49	Loan		CGM	Whole Foods Charlottesville	0	12,500,000	180,958	17,200	0	0	12,698,158	Hard	In Place	Yes
50	Loan		CGM	Richmond Office Portfolio	16,744,711	0	264,463	633,510	0	0	17,642,684	Hard	Springing
50.01	Property			One Holland Place										No
50.02	Property			Vistas I & II										No
51	Loan		CGM	One Crescent Place MHC	8,234,049	0	235,118	23,146	796,688	0	9,289,000	Soft	Springing	No
52	Loan		CGM	Pacific Village Center	6,694,164	0	297,128	83,291	2,175,418	0	9,250,000	Hard	Springing	No
53	Loan		CGM	Pelham Towne Center	0	12,000,000	184,193	112,737	0	0	12,296,930	Springing	Springing	No
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South	9,223,568	0	275,009	25,046	0	0	9,523,623	Hard	In Place	No
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage	0	11,000,000	163,207	33,867	0	0	11,197,073	Soft	Springing
55.01	Property			Racetrack Self Storage										No
55.02	Property			Bonanza Self Storage										No
56	Loan		CGM	Copper Mill Apartments	0	14,715,215	118,362	213,290	0	0	15,046,867	Soft	Springing	No
57	Loan		CGM	Sierra Forest Apartments	6,865,666	0	277,931	133,430	0	0	7,277,027	Soft	Springing	No
58	Loan		CGM	Sherman Oaks Plaza	0	0	161,034	714,178	6,294,987	0	7,170,200	Hard	Springing	No
59	Loan		CGM	Cumberland Apartments	0	13,800,000	127,358	159,870	0	0	14,087,228	Soft	Springing	No
60	Loan		CGM	Crestmont Apartments	0	13,500,000	131,669	146,912	0	0	13,778,581	Soft	Springing	No
61	Loan		CGM	Smith & American MHP Portfolio	5,309,188	0	142,335	147,517	940,959	0	6,540,000	Springing	Springing	No
62	Loan		CGM	Bingham Station	5,538,513	0	117,995	31,882	6,110	0	5,694,500	Hard	Springing	No
63	Loan		CGM	Heritage Trace Apartments	0	11,000,000	184,399	206,902	0	0	11,391,301	Soft	Springing	No
64	Loan		CGM	Riviera Shopping Center	3,363,278	0	138,706	417,260	1,118,257	0	5,037,500	Springing	Springing	No
65	Loan		CGM	Winterhaven Square	0	0	187,322	207,452	4,145,225	0	4,540,000	Soft	Springing	No
66	Loan		CGM	Shoppes at Stonebrook	0	6,775,000	147,145	50,895	0	0	6,973,040	Hard	Springing	No
67	Loan		CGM	Holiday Park	2,917,435	0	168,511	7,057	1,441,998	0	4,535,000	Hard	Springing	No
68	Loan		CGM	Lake Zurich	4,523,895	0	121,857	78,282	0	0	4,724,034	Springing	Springing	No
69	Loan		CGM	Elm Grove Apartments	0	5,350,000	146,705	160,876	0	0	5,657,581	Springing	Springing	No
70	Loan		CGM	The Ridge MHP & Eastwood Hills	2,963,966	0	164,390	90,527	191,116	0	3,410,000	Springing	Springing	No
71	Loan		CGM	Ivanhoe MHP	3,301,592	0	120,359	64,449	0	0	3,486,401	Springing	Springing	No
72	Loan		CGM	Foot Locker - Brooklyn, NY	0	6,166,667	358,133	39,222	0	0	6,564,022	Hard	Springing	No
73	Loan		CGM	Gateway Plaza II	0	0	99,640	51,361	0	2,996,499	3,147,500	Hard	Springing	No
74	Loan		CGM	Oakhurst MHP	1,471,679	0	125,499	8,136	257,186	0	1,862,500	Springing	Springing	No

A-35/36

GSMS 2011-GC5 Annex A
									Cut-Off Date
Control	Loan /		Mortgage		Ground Lease	Annual Ground	Cut-Off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	7	GSMC	Park Place Mall							Yes	1
2	Loan	8	CGM	1551 Broadway							Yes	2
3	Loan	9	GSMC	Copper Beech Portfolio			9,958,546	5.45000%			Yes	3
3.01	Property			CBTC 28 Harrisonburg							Yes	3.01
3.02	Property			CBTC 26 Morgantown							Yes	3.02
3.03	Property	9		CBTC 29 San Marcos							Yes	3.03
3.04	Property			CBTC 3 IUP							Yes	3.04
4	Loan	10, 11, 12	GSMC	Hyatt Regency Boston							Yes	4
5	Loan	13	GSMC	Parkdale Mall & Crossing							Yes	5
6	Loan	14	CGM	Shoppes at Chino Hills							Yes	6
7	Loan		GSMC	Museum Square							Yes	7
8	Loan	15	GSMC	Cole Portfolio							Yes	8
8.01	Property			Volusia Square							Yes	8.01
8.02	Property			Shoppes at Port Arthur							Yes	8.02
8.03	Property			CVS - Jacksonville							Yes	8.03
8.04	Property			CVS - Lawrence							Yes	8.04
8.05	Property			CVS (Ground) - Dover							Yes	8.05
8.06	Property			On the Border - Mesa							Yes	8.06
8.07	Property			On the Border - Peoria							Yes	8.07
8.08	Property			Chili's							Yes	8.08
8.09	Property			On the Border - Kansas City							Yes	8.09
8.10	Property			Ulta							Yes	8.10
8.11	Property			Tractor Supply - Nixa							Yes	8.11
8.12	Property			Tractor Supply - Hamilton							Yes	8.12
8.13	Property			Macaroni Grill							Yes	8.13
8.14	Property			O'Reilly Auto Parts - San Antonio							Yes	8.14
8.15	Property			O'Reilly Auto Parts - Christiansburg							Yes	8.15
8.16	Property			O'Reilly Auto Parts - Houston							Yes	8.16
8.17	Property			O'Reilly Auto Parts - Highlands							Yes	8.17
9	Loan	11	GSMC	Ashland Town Center							Yes	9
10	Loan	16, 17, 18, 19, 20	GSMC	AppleTree Business Park							Yes	10
11	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase I							Yes	11
12	Loan	21	GSMC	Lake Buena Vista Factory Stores Phase II							Yes	12
13	Loan	22, 23	GSMC	Champlain Centre							Yes	13
14	Loan		CGM	Prentiss Creek Apartments					4,965,324	4.11000%	Yes	14
15	Loan	24, 25, 26	CGM	Red Lion Hotel - Seattle, WA					10,300,000	11.00000%	Yes	15
16	Loan	11, 27	GSMC	Courtyard and Residence Inn - Franklin							Yes	16
16.01	Property			Courtyard by Marriott							Yes	16.01
16.02	Property			Residence Inn							Yes	16.02
17	Loan	28	GSMC	Rivercrest Realty Portfolio 2							Yes	17
17.01	Property	29		Northpointe Commons							Yes	17.01
17.02	Property	29		Highlands Square							Yes	17.02
17.03	Property	28		Ridgeview Plaza							Yes	17.03
17.04	Property	28		East River Plaza							Yes	17.04
18	Loan	30	CGM	250 Mercer Street							Yes	18
19	Loan	31	CGM	1117 Perimeter Center West							Yes	19
20	Loan		CGM	Lehigh Valley Portfolio - Group 4							Yes	20
20.01	Property			57 South Commerce Way							Yes	20.01
20.02	Property			754 Roble Road							Yes	20.02
20.03	Property			2202 Hangar Place							Yes	20.03
20.04	Property			944 Marcon Boulevard							Yes	20.04
20.05	Property			2196 Avenue C							Yes	20.05
20.06	Property			7355 William Avenue							Yes	20.06
20.07	Property			974 Marcon Boulevard							Yes	20.07
20.08	Property			964 Marcon Boulevard							Yes	20.08
20.09	Property			954 Marcon Boulevard							Yes	20.09
20.10	Property			2201 Hangar Place							Yes	20.10
20.11	Property	32		7277 William Avenue							Yes	20.11
20.12	Property			2041 Avenue C							Yes	20.12
20.13	Property			7562 Penn Drive							Yes	20.13
20.14	Property			764 Roble Road							Yes	20.14
21	Loan		CGM	Harrison Executive Park							Yes	21
22	Loan		GSMC	Oaks Apartments							Yes	22
23	Loan		GSMC	White Marlin Mall	12/30/2083	152,568					Yes	23
24	Loan		CGM	Lehigh Valley Portfolio - Group 2							Yes	24
24.01	Property			3701 Corporate Parkway							Yes	24.01
24.02	Property			3773 Corporate Parkway							Yes	24.02
25	Loan	33	GSMC	Arbor Park Shopping Center							Yes	25
26	Loan		CGM	Trinity Square Crossed Portfolio							Yes	26
26.01	Property			Trinity Square Retail Center							Yes	26.01
26.02	Property			MeadWestVaco - Kettering, OH							Yes	26.02
26.03	Property			Stonegate Corner - Medina, OH							Yes	26.03
26.04	Property			Aspen Dental and AT&T - Monroe, MI							Yes	26.04
26.05	Property			Advance Auto Parts - Berea, OH							Yes	26.05
26.06	Property			Advance Auto Parts - Sandusky, MI							Yes	26.06
26.07	Property			Advance Auto Parts - Columbus, OH							Yes	26.07
26.08	Property			Aspen Dental and AT&T - New Philadelphia, OH							Yes	26.08
27	Loan	11, 34	GSMC	Hilton Suites Lexington Green							Yes	27
28	Loan		CGM	The Hills							Yes	28
29	Loan	35	GSMC	Houston Design Center							Yes	29
30	Loan		CGM	ARC Portfolio III							Yes	30
30.01	Property			FedEx Ground - Saline, MI							Yes	30.01
30.02	Property			CVS - Stony Point, NY							Yes	30.02
30.03	Property			CVS - Charlotte, MI							Yes	30.03
30.04	Property			Provident Bank - Stony Point, NY							Yes	30.04
30.05	Property			Tractor Supply Company - Demopolis, AL							Yes	30.05
30.06	Property			Tractor Supply Company - New Boston, TX							Yes	30.06
31	Loan		CGM	Loyal Plaza	5/31/2028	3,600					Yes	31
32	Loan		CGM	ATD							Yes	32
33	Loan	11, 36	GSMC	Holiday Inn Express Anchorage							Yes	33
34	Loan		CGM	Midland Apartment Portfolio							Yes	34
34.01	Property			Mulberry Lane Apartments							Yes	34.01
34.02	Property			Robin Oaks Apartments							Yes	34.02
34.03	Property			Perrine Pointe Apartments							Yes	34.03
35	Loan	11, 37	GSMC	Courtyard and Residence Inn - Southaven							Yes	35
35.01	Property			Residence Inn							Yes	35.01
35.02	Property			Courtyard by Marriott							Yes	35.02
36	Loan	38, 39, 40	CGM	All Saints Retail Condo							Yes	36
37	Loan	11, 41, 42	GSMC	Southpark Office Building							Yes	37
38	Loan	43	GSMC	Albuquerque Hilton Garden Inn							Yes	38
39	Loan		CGM	Park Point Syracuse University	6/30/2057	Greater of (a) 103,000.00 and (b) 100,000.00 plus the percentage increase in the CPI Index multiplied by 100,000.00					Yes	39
40	Loan	44	GSMC	Branhaven Plaza							Yes	40
41	Loan		GSMC	Plaza at Cottonwood							Yes	41
42	Loan		GSMC	ARCT Wal-Mart & Sam's Portfolio							Yes	42
42.01	Property			Wal-Mart Supercenter							Yes	42.01
42.02	Property			Sam's Club							Yes	42.02
43	Loan		CGM	Merritt 8							Yes	43
44	Loan	11, 45	GSMC	Embassy Suites - Tempe							Yes	44
45	Loan		CGM	848 Brickell Plaza	3/29/2061	500					Yes	45
46	Loan	46	GSMC	Alhambra Renaissance Center							Yes	46
47	Loan		CGM	Consumer Square West							Yes	47
48	Loan		CGM	Cornell 55							Yes	48
49	Loan		CGM	Whole Foods Charlottesville	6/30/2036	580,000					Yes	49
50	Loan		CGM	Richmond Office Portfolio							Yes	50
50.01	Property			One Holland Place							Yes	50.01
50.02	Property			Vistas I & II							Yes	50.02
51	Loan		CGM	One Crescent Place MHC							Yes	51
52	Loan		CGM	Pacific Village Center							Yes	52
53	Loan		CGM	Pelham Towne Center							Yes	53
54	Loan	11, 47	GSMC	Hampton Inn - Colorado Springs South							Yes	54
55	Loan		CGM	SST - Racetrack & Bonanza Self Storage							Yes	55
55.01	Property			Racetrack Self Storage							Yes	55.01
55.02	Property			Bonanza Self Storage							Yes	55.02
56	Loan		CGM	Copper Mill Apartments							Yes	56
57	Loan		CGM	Sierra Forest Apartments							Yes	57
58	Loan		CGM	Sherman Oaks Plaza							Yes	58
59	Loan		CGM	Cumberland Apartments							Yes	59
60	Loan		CGM	Crestmont Apartments							Yes	60
61	Loan		CGM	Smith & American MHP Portfolio							Yes	61
62	Loan		CGM	Bingham Station							Yes	62
63	Loan		CGM	Heritage Trace Apartments							Yes	63
64	Loan		CGM	Riviera Shopping Center							Yes	64
65	Loan		CGM	Winterhaven Square							Yes	65
66	Loan		CGM	Shoppes at Stonebrook							Yes	66
67	Loan		CGM	Holiday Park							Yes	67
68	Loan		CGM	Lake Zurich							Yes	68
69	Loan		CGM	Elm Grove Apartments							Yes	69
70	Loan		CGM	The Ridge MHP & Eastwood Hills							Yes	70
71	Loan		CGM	Ivanhoe MHP							Yes	71
72	Loan		CGM	Foot Locker - Brooklyn, NY							Yes	72
73	Loan		CGM	Gateway Plaza II							Yes	73
74	Loan		CGM	Oakhurst MHP							Yes	74

A-37/38

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Certificate Administrator Fee Rate and the Operating Advisor Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may be paying rent.

(6)
The lease expirations shown are based on full lease terms, however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

(7)
H&M (18,561 SF) has executed a lease, taken possession and is in the process of building out the space. They are expected to open and begin paying rent in October 2011. Just Strings (782 SF) has executed a lease and began paying rent in July 2011 but has not yet opened.  M.A.C. (105 SF) is currently in occupancy and paying rent and has a lease renewal out for signature.

(8)
The 1551 Broadway Property is 100% triple -net leased to American Eagle through 2024 with annual contractual rent increases in the amount equal to 3% of the previous year’s rent. The tenant is responsible for operating expenses including but not limited to taxes, assessments, utilities, insurance, property management fees, and repairs and maintenance. A 2% vacancy adjustment was applied to the total rent. Non-reimbursable expenses representing a 2% management fee of $398,566 are included in Underwritten Expenses.  Contractual rent steps are underwritten at the present value of the lease's rent steps through the ten-year loan term discounted using an 11% discount rate, which amounts to $2,761,241. Excluding the $2,761,241 of contractual rent steps for American Eagle and based on a decreased vacancy of $351,476 and management fee of $344,446, the Underwritten Net Cash Flow is $15,165,436. The Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow excluding the contractual rent steps and using the Cut-off Date Balance of $180,000,000 are 1.63x, 8.4% and 8.4%, respectively.

(9)
The Copper Beech Portfolio Mortgage Loan is part of a split loan structure comprised of two mortgage loans secured by the same mortgages on the Mortgaged Properties.  Following certain material events of default, the Copper Beech Portfolio Mortgage Loan is generally senior in right of payment to the related Companion Loan.  The Loan Per Unit, Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, the Debt Yield on Underwritten Net Cash Flow, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity / ARD are calculated based solely on the Copper Beech Portfolio Mortgage Loan, without regard to the related Companion Interest.  With the inclusion of the related Companion Loan, the Mortgage Loan's Loan Per Unit, Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, the Debt Yield on Underwritten Net Cash Flow, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity / ARD are $121,788, 9.6%, 1.37x, 9.3%, 74.0% and 69.0%, respectively.  The Appraised Value presents the "as stabilized" Appraised Value of the Mortgaged Property since the improvements have been completed at the CBTC 29 San Marcos property and the as stabilized date has been passed.  The Cut-Off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated on the basis of such Appraised Value.

(10)
The borrower’s fee interest in the Hyatt Regency Boston Property was acquired pursuant to a deed in which title to the Hyatt Regency Boston Property automatically reverts to the City of Boston in 2079.

(11)
The Appraised Value presents the "as-is" Appraised Value of the Mortgaged Property.  The Cut-Off Date LTV Ratio is calculated on the basis of such "as-is" Appraised Value.  The LTV Ratio at Maturity / ARD is calculated on the basis of the As Stabilized Appraised Value.

(12)
Ongoing Replacement Reserve will be, for each Due Date prior to December 31, 2011, an amount equal to a fraction, the numerator of which is operating income from the property for the most recently ended test period times 4% and a denominator of 12.  For each payment after December 31, 2011, an amount equal to a fraction, the numerator of which is operating income from the property for the most recently ended test period times 5% and a denominator of 12.  Unless there is a manager FF&E reserve failure, this will be paid by the manager to the approved FF&E reserve account and not through the cash management account.

Footnotes to Annex A

(13)
Parkdale Mall & Crossing Mortgaged Property is comprised of two adjacent properties and is presented as one Mortgaged Property.  One appraisal with an Appraisal Date of January 12, 2011 was performed.  Two separate environmental phase I reports were done and are both dated February 10, 2011.  Two separate engineering reports were done and are both dated February 1, 2011.

(14)	Dillon's Restaurant (9,239 SF) and Dripp Inc. (1,432 SF) have executed leases but have not yet taken occupancy or commenced paying rent.

(15)	See the “Structural and Collateral Term Sheet - Cole Portfolio Loan”, in Annex B in the Free Writing Prospectus for a description of the Adjusted Interest Rate.

(16)	See the “Structural and Collateral Term Sheet - AppleTree Business Park Loan”, in Annex B in the Free Writing Prospectus for a description of the Adjusted Interest Rate.

(17)
Catholic Health Care System, the second largest tenant (15.8% of SF), has 33,959 SF (base rent of $10.86 psf) which expired on 8/31/2011 and 33,487 SF (base rent of $12.73 psf) expiring on 12/31/2013.  The 33,959 SF is currently month-to-month and per borrower, the tenant is in negotiations for renewal.

(18)
Time Warner has 53,206 SF (base rent of $14.90 psf) expiring on 9/30/2013 and 2,400 SF (base rent of $14.16 psf) expiring on 6/30/2015.  AT&T has 21,480 SF expiring on 10/31/2015 (base rent of $12.00 psf) and 1 SF expiring on 12/31/2015 (base rent of $9,900 psf).

(19)	The IRS Pad (GSA), the fourth largest tenant, has 32,341 SF (7.6% of SF) that expired July 25, 2010. The tenant is currently month-to-month and per borrower, the lease is still out for signature.

(20)
Jay A. Kaiser is a guarantor of the following non-recourse carve-outs, the property management fees and asset management fees received by sponsor are less than eighty-five percent (85%) of the total amount currently contracted to be paid to sponsor as of the Closing Date, any petition for bankruptcy, insolvency, dissolution or liquidation under the bankruptcy code or any similar federal or state law is filed by, consented to, or acquiesced in by, any required SPE or any required SPE or any of their respective affiliates (including sponsor) shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to any required SPE.  AmCap, Incorporated is the guarantor for all of the recourse carve-outs, including those mentioned above.

(21)
Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR , Debt Yield on Underwritten Net Cash Flow, Cut-Off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated based on the blended Cross-Collateralized amounts.

(22)
During the Lockout Period, if lender declines an assumption or rating agency confirmation is not granted in connection with an assumption, borrower may obtain a release of the loan with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount.

(23)
Florentino's (3,500 SF) is expected to open and begin paying rent in September 2011.  Got Yogurt (560 SF) is expected to open on October 1, 2011.  Old Navy (15,838 SF) is currently in occupancy and paying rent and has a lease renewal out for signature.

(24)	The borrower is permitted to prepay the mortgage loan during the open period so long as the borrower simultaneously prepays the mezzanine loan.

(25)
Ongoing Replacement Reserve will be $48,609.17 on each Due Date for the balance of the calendar year after the closing date.  Thereafter, the Ongoing Replacement Reserve shall be equal to the greater of (a) the deposit amount required under the franchise agreement and (b) 1/12th of 4% of the actual gross revenue for the property the preceding calendar year.

(26)
Lowe Enterprises Investment Management, LLC will be released from its obligations under the guaranty upon providing evidence establishing that LEI AI-GL Hotels, LLC is maintaining a net worth of not less than $7,000,000 and liquidity of not less than $2,000,000.

(27)
Ongoing Replacement Reserve will be, until the Due Date in December, 2011, $30,194.50, which is one-twelfth of 4% of actual annual gross revenue of the property as of the date of underwriting of the loan, and thereafter adjusting on the Due Date in each June, September, December and March to be an amount equal to one-third of 4% of the gross revenue of the property for the prior three month quarter ended on March 31, June 30, September 30 or December 31, as the case may be.

Footnotes to Annex A

(28)
The Appraised Value presents the "as stabilized" Appraised Value of the Mortgaged Property since Burke's Outlet has taken possession of their spaces at each property and the stabilization date has been passed.  The Cut-Off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated on the basis of such Appraised Value.  Both Burke's Outlet spaces (the largest tenant at both Ridgeview Plaza and East River Plaza) are currently in build out and they are expected to open in October 2011 and begin paying rent in April 2012.

(29)
Yafood, the fifth largest tenant at Northpointe Commons, has 6,000 SF (base rent of $13.50 psf, 6.5% of SF) which expired on 5/31/2011.  The tenant is currently month-to-month and per borrower, the tenant is in negotiations for renewal.  Petco, the second largest tenant at Highlands Square, is currently in build-out and is expected to open and begin paying rent in April 2012.  Petco has a right to terminate the lease if the space is not delivered by May 2012.

(30)	The disbursement conditions for the empty store reserve ($1,550,000) and Duane Reade abated rent holdback ($464,009) have been met, and the funds have been released back to the borrower.

(31)
TransGaming Digital Home Inc. subleases 11,223 SF from TTI Team Telecom International LTD through 10/31/2011.  TransGaming Digital Home Inc  will downsize their space from 11,223 SF to 10,110 SF upon expiration of the sublease and enter into a new lease commencing on 11/1/2011 and ending on 10/31/2014.

(32)
Medstar Television, Inc (12,000 SF) did not renew their lease upon expiration on 8/31/2011.  Medstar Television, Inc is the second largest tenant within the Lehigh Valley Portfolio - Group 4 - 7277 William Avenue property.  Occupancy of the 7277 William Avenue property is 70.8% when Medstar Television Inc is excluded.

(33)
All Seasons Restaurant, 1,517 SF (base rent of $22.00 psf) lease commenced on 9/1/2011. Tenant is currently in build-out and are expecting to open on 12/1/2011.  Wrapped in Wellness, 3,180 SF (base rent of $17.00 psf) and is currently in build-out, expected to open and begin paying rent on 1/1/2012.  Weight Watchers 1,435 SF (base rent of $20.00 psf) and a lease commencement date of 11/1/2011.  Tenant is currently in build-out, expected to open and begin paying rent on 11/1/2011.

(34)
Ongoing Replacement Reserve will be, until the Due Date in December, 2011, $25,149.45, and thereafter adjusting on the Due Date in each June, September, December and March to be an amount equal to one-third of 4% of the gross revenue of the property for the prior three month quarter ended on March 31, June 30, September 30 or December 31, as the case may be.

(35)	Design House Inc., has 9,652 SF (base rent of $11.38 psf) expiring on 10/31/2011 and 3,336 SF (base rent of $10.00 psf) expiring on 4/30/2016.

(36)
Ongoing Replacement Reserve will be, for the first through the twelfth Due Date, an amount equal to $3,939.08, for the thirteenth through the sixtieth Due Date, one-twelfth of 4% of actual annual gross revenue of the property for the previous 12 month period as determined on the anniversary of the origination date, and thereafter one-twelfth of 5% of actual annual gross revenue of the property for the previous 12 month period as determined on the anniversary of the origination date.

(37)
Ongoing Replacement Reserve will be, until the Due Date in December, 2011, $16,821.92, and thereafter adjusting on the Due Date in each June, September, December and March to be an amount equal to one-third of 4% of the gross revenue of the property for the prior three month quarter ended on March 31, June 30, September 30 or December 31, as the case may be.

(38)
The related borrower for the All Saints Retail Condo Mortgage Loan is permitted (a) after a 2-year lockout period from the REMIC start-up date, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan if such substitution of U.S. government securities occurs prior to the related due date in August 2016, (b) to prepay the mortgage loan at any time on and after the related due date in September 2014 and prior to the related due date in September 2015, with the payment of an amount equal to the greater of (i) 2% of the prepaid amount or (ii) a yield maintenance charge plus 1.0% percent of the prepaid amount and (c) to prepay the mortgage loan at any time on and after the related due date in September 2015 and prior to the related due date in August 2016, with the payment of an amount equal to a yield maintenance charge plus 1.0% percent of the prepaid amount.  If the total cost to defease the mortgage loan would be less than the yield maintenance and prepayment premium costs described in (b) and (c) above and provided the prepayment occurs after a 2-year lockout period from the REMIC start-up date, the borrower shall defease the mortgage loan.

(39)
The Underwritten Revenue, Underwritten NOI, and Underwritten NCF include an All Saints Retail Condo contractual rent step of $300,000 that occurs on 5/1/2012. $244,931.36 was deposited into the rent abatement reserve at origination to offset the incremental rent.  Excluding the $300,000 contractual rent step for All Saints Retail Condo, the Underwritten NOI is $1,461,936 and the Underwritten NCF is $1,361,923. The Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, and Debt Yield on Underwritten Net Cash Flow excluding the contractual rent steps and using the Cut-off Date Balance of $13,275,000 are 1.96x, 11.0%, and 10.3%, respectively.

Footnotes to Annex A

(40)
An affiliate of the borrower has made a subordinated loan to the borrower in the amount of $7,000,000, secured by an unrecorded subordinate assignment of leases and rents.  The subordinated loan is subject to a subordination and standstill agreement in favor of the mortgage lender.  Payments under the subordinated loan are permitted only from excess cash flow from the related Mortgaged Property after all then-current obligations of the borrower under the Mortgage Loan documents have been satisfied in full.

(41)
The Appraisal Date is the same as the As Stabilized Appraisal Date.  The As Stabilized Appraised Value is based on the hypothetical condition that the vacant space is finished out and leased-up as of March 23, 2011.

(42)
A third party reserve was set up at closing between the master tenant and seller regarding potential income from overtime HVAC service to the GSA. As such, lender is required to have a secured interest in the escrow arrangement between seller and master tenant to protect the latter from shortfalls in anticipated IRS HVAC overtime use payments. The escrow was initially funded with $1,366,000 from the seller.  The current balance of the reserve is $1,366,000.

(43)
Ongoing Replacement Reserve will be, until the Due Date in December, 2011, $15,782.71, and thereafter adjusting on the Due Date in each June, September, December and March to be an amount equal to one-third of 4% of the gross revenue of the property for the prior three month quarter ended on March 31, June 30, September 30 or December 31, as the case may be; provided that any time commencing with the Due Date in June, 2015 when the balance held in the Replacement Reserve Account is at least $700,000, the Ongoing Replacement Amount is required to be zero unless disbursements from the Replacement Reserve Account cause the balance therein to become less than $700,000, in which event the Ongoing Replacement Amount shall again be the amount determined by the foregoing formula until such $700,000 balance is restored.

(44)	There is not a non-recourse carve-out guarantor for the loan, however, there is an environmental indemnity in place, signed by Kimco Income Operating Partnership, L.P.

(45)
Ongoing Replacement Reserve will be, until the Due Date in December, 2011, $21,231.77, and thereafter adjusting on the Due Date in each June, September, December and March to be an amount equal to one-third of 4% of the gross revenue of the property for the prior three month quarter ended on March 31, June 30, September 30 or December 31, as the case may be.

(46)	Johnny Rockets, the third largest tenant, has 1,820 SF (base rent of $32.97 psf, 2.4% of SF) which expired on 8/31/2011. The tenant is currently month-to-month and in hold over per borrower.

(47)
Ongoing Replacement Reserve will be, until the Due Date in December, 2011, $10,404.58, and thereafter adjusting on the Due Date in each June, September, December and March to be an amount equal to one-third of 4% of the gross revenue of the property for the prior three month quarter ended on March 31, June 30, September 30 or December 31, as the case may be.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

September 16, 2011

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,745,215,807
(Approximate Mortgage Pool Balance)

$1,221,651,000
(Offered Certificates)

GS Mortgage Securities Trust 2011-GC5
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2011-GC5

Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Citigroup

Co-Lead Managers and Joint Bookrunners

RBS	Wells Fargo Securities

Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings Fitch / Moody’s / Morningstar(1)	Initial Certificate Principal or Notional Amount(2)	Approximate Credit Support	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	AAA(sf) / Aaa(sf) / AAA	$90,398,000	30.000%(5)	[ ]%	(6)	2.30	11/11 – 03/16
Class A-2	AAA(sf) / Aaa(sf) / AAA	$476,574,000	30.000%(5)	[ ]%	(6)	4.68	03/16 – 08/16
Class A-3	AAA(sf) / Aaa(sf) / AAA	$86,430,000	30.000%(5)	[ ]%	(6)	7.21	08/16 – 03/21
Class A-4	AAA(sf) / Aaa(sf) / AAA	$568,249,000	30.000%(5)	[ ]%	(6)	9.55	03/21 – 06/21

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings Fitch / Moody’s / Morningstar(1)	Initial Certificate Principal or Notional Amount(2)	Approximate Credit Support	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-A	AAA(sf) / Aaa(sf) / AAA	$1,402,717,000(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / Aaa(sf) / AAA	$342,498,806(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	AAA(sf) / Aaa(sf) / AAA	$181,066,000	19.625%	[ ]%	(6)	9.70	06/21 – 07/21
Class B	AA-(sf) / Aa3(sf) / AA+	$95,987,000	14.125%	[ ]%	(6)	9.74	07/21 – 07/21
Class C	A-(sf) / A3(sf) / A+	$69,808,000	10.125%	[ ]%	(6)	9.74	07/21 – 07/21
Class D	BBB-(sf) / Baa3(sf) / BBB+	$74,172,000	5.875%	[ ]%	(6)	9.74	07/21 – 07/21
Class E	BB(sf) / Ba3(sf) / BBB	$28,360,000	4.250%	[ ]%	(6)	9.74	07/21 – 07/21
Class F	B(sf) / B2(sf) / BB	$23,996,000	2.875%	[ ]%	(6)	9.75	07/21 – 08/21
Class G	NR / NR / NR	$50,175,806	0.000%	[ ]%	(6)	9.83	08/21 – 08/21
Class R(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class S(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Ratings shown arethose of Fitch, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded ” in the Free Writing Prospectus. Fitch, Inc. and Moody’s Investors Service, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings and was implemented by Fitch, Inc. and Moody’s Investors Service, Inc. for ratings of structured finance products as of August 2010. For additional information about this identifier, prospective investors can go to www.fitchratings.com and www.moodys.com.

(2)	Approximate, subject to a variance of plus or minus 5%.
(3)	Approximate as of the closing date.
(4)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.
(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are represented in the aggregate.
(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(7)
The Class X-A and Class X-B certificates will not have principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S certificates from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates from time to time.

(8)
The pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates as described in the Free Writing Prospectus.

(9)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates represent the residual interests in two separate REMICs, as further described in the Free Writing Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(10)
The Class S certificates will not have a principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class S certificates will only be entitled to distributions of excess interest accrued on mortgage loans with anticipated repayment dates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,745,215,807
Number of Mortgage Loans	74
Number of Mortgaged Properties	129
Average Cut-off Date Mortgage Loan Balance	$23,583,997
Weighted Average Mortgage Interest Rate	5.3833%
Weighted Average Remaining Term to Maturity (months)(2)	99
Weighted Average Remaining Amortization Term (months)(3)	347
Weighted Average Cut-off Date LTV Ratio(4)(5)	61.5%
Weighted Average Maturity Date LTV Ratio(2)(5)(6)	53.4%
Weighted Average Underwritten Debt Service Coverage Ratio(5)(7)	1.71x
Weighted Average Debt Yield on Underwritten NOI(5)(8)	11.8%
% of Mortgage Loans with Additional Debt	11.4%
% of Mortgaged Properties with Single Tenants	16.1%

(1)
The Copper Beech Portfolio mortgage loan and a related B-note (the “Companion Loan” and together with the Copper Beech Portfolio mortgage loan, the “Copper Beech Portfolio Whole Loan”) are both secured by the same mortgage instruments on the same mortgaged properties.  All information presented in this Term Sheet with respect to that mortgage loan is calculated without regard to the related Companion Loan, unless otherwise indicated. With the inclusion of the related Companion Loan, the Cut-off Date Principal Balance per Unit, the DSCR based on Underwritten NOI / NCF, the Debt Yield Based on Underwritten     NOI / NCF, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio of the Copper Beech Portfolio Whole Loan are $121,788, 1.42x / 1.37x, 9.6% / 9.3%, 74.0% and 69.0%, respectively.

(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are considered as if they mature on the related anticipated repayment date.
(3)	Excludes mortgage loans that are interest only for the entire term.
(4)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to the mortgaged property identified as Copper Beech Portfolio – CBTC 29 San Marcos, the Cut-off Date LTV Ratio for the Copper Beech Portfolio mortgage loan was calculated using the related “as stabilized” appraised value for the CBTC 29 San Marcos property.  The Cut-off Date LTV Ratio for the Copper Beech Portfolio mortgage loan using the related “as-is” appraised value for the CBTC 29 San Marcos property is 70.1%.  With respect to the mortgaged properties identified as Rivercrest Realty Portfolio 2 – Ridgeview Plaza and Rivercrest Realty Portfolio 2 – East River Plaza, the Cut-off Date LTV Ratio for the Rivercrest Realty Portfolio 2 mortgage loan was calculated using the related “as stabilized” appraised value for the Ridgeview Plaza and East River Plaza properties.  The Cut-off Date LTV Ratio for the Rivercrest Realty Portfolio 2 mortgage loan using the related “as-is” appraised value for the Ridgeview Plaza and East River Plaza properties is 75.0%.

(5)
Unless otherwise indicated, with respect to the Lake Buena Vista Factory Stores Phase I and Lake Buena Vista Factory Stores Phase II mortgage loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the Underwritten Debt Service Coverage Ratio, the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF of the mortgage loans are presented in the aggregate.

(6)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to the Hyatt Regency Boston mortgage loan, the Ashland Town Center mortgage loan, the Courtyard and Residence Inn – Franklin mortgage loan, the Hilton Suites Lexington Green mortgage loan, the Holiday Inn Express Anchorage mortgage loan, the Courtyard and Residence Inn – Southaven mortgage loan, the Southpark Office Building mortgage loan, the Embassy Suites – Tempe mortgage loan and the Hampton Inn – Colorado Springs South mortgage loan, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. The Maturity Date LTV Ratio using the related “as-is” appraised value for each of these mortgage loans is 58.0%, 52.3%, 64.1%, 69.3%, 53.2%, 61.0%, 52.6%, 52.0% and 60.7%.  See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(7)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted by using the first 12 amortizing payments due instead of the actual interest-only payment, in the case of mortgage loans in a partial interest–only period.  With respect to the Trinity Square Crossed Portfolio mortgage loan the Underwritten Debt Service Coverage Ratio of 1.27x reflects a master lease at the Trinity Square Crossed Portfolio - Trinity Square Retail Center mortgaged property between the borrower and the indirect parent of the borrower for approximately 1,775 SF, which represents approximately 6.7% of the total leaseable space. The Underwritten Debt Service Coverage Ratio without taking the master lease into account is 1.22x.  See “Description of the Mortgage Pool – Certain Calculations and Definitions  in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)	Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Citigroup Global Markets Inc.
Co-Managers:	RBS Securities Inc. Wells Fargo Securities, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,745,215,807
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Torchlight Loan Services, LLC
Trustee:	Deutsche Bank National Trust Company
Certificate Administrator:	Citibank, N.A.
Operating Advisor:	Pentalpha Surveillance LLC
Pricing:	September 2011
Closing:	October 13, 2011
Cut-off Date:	For each mortgage loan, the related due date in October 2011
Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in November 2011
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Assumed Final Distribution Date:	August 2021
Rated Final Distribution Date:	August 2044
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates; $1 thereafter
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$1,745,215,806 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 74 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date balance of $1,745,215,807 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date balance of $23,583,997 and are secured by 129 mortgaged properties located throughout 34 states

—	LTV: 61.5% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.71x weighted average underwritten debt service coverage ratio

—
Underwritten NOI Debt Yield:  16.9% to Class A-1 / A-2 / A-3 / A-4, calculated, with respect to each such class of certificates, as (x) Underwritten Net Operating Income of $206,115,567, divided by (y) the aggregate certificate balance of all such classes of certificates

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4

■	Loan Structural Features:

—	Amortization: 79.1% of the mortgage loans by Initial Pool Balance have scheduled amortization:

-	75.2% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

-	3.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at maturity

—	Hard Lockboxes: 76.9% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 81.7% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in net cash flow, all at levels greater than a 1.0x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

-	Real Estate Taxes: 66 mortgage loans representing 71.7% of the Initial Pool Balance

-	Insurance: 52 mortgage loans representing 52.6% of the Initial Pool Balance

-	Replacement Reserves (Including FF&E Reserves): 64 mortgage loans representing 73.3% of Initial Pool Balance

-	Tenant Improvements / Leasing Commissions: 33 mortgage loans representing 53.3% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

—
Predominantly Defeasance: 98.6% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period (included above is one mortgage loan, representing 2.0% of the Initial Pool balance, which permits prepayment, subject to the greater of a yield maintenance charge or 1% of the prepaid amount, in the event lender approval and/or rating agency confirmation cannot be obtained in connection with an assumption of the mortgage loan)

■	Multiple-Asset Types > 5.0% of the Total Pool:

—	Retail: 53.5% of the mortgaged properties by allocated Initial Pool Balance are retail properties (21.2% are regional malls, 10.1% are anchored retail properties, 3.5% are lifestyle centers)

—	Office: 14.7% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Multifamily: 13.5% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Hospitality: 13.3% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

■
Geographic Diversity:  The 129 mortgaged properties are located throughout 34 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: New York (19.0%), Texas (12.7%), Arizona (12.2%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Cut-off Date Principal Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	28	53	$1,023,601,097	58.7%
Citigroup Global Markets Realty Corp.	46	76	721,614,710	41.3
Total	74	129	$1,745,215,807	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units	Mortgage Loan Balance Per SF / Unit	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
Park Place Mall	$198,914,881	11.4%	Retail	478,333	$416	1.39	x	9.5%	63.6%
1551 Broadway	180,000,000	10.3	Retail	25,600	$7,031	1.91	x	9.9%	50.0%
Copper Beech Portfolio	119,502,551	6.8	Multifamily	1,063	$112,420	1.48	x	10.4%	68.3%
Hyatt Regency Boston	94,683,253	5.4	Hospitality	498	$190,127	1.73	x	13.2%	62.7%
Parkdale Mall & Crossing	94,003,560	5.4	Retail	743,175	$126	1.49	x	12.6%	63.1%
Shoppes at Chino Hills	60,804,936	3.5	Retail	379,188	$160	1.67	x	11.8%	54.5%
Museum Square	58,400,000	3.3	Office	552,999	$106	3.59	x	19.1%	40.4%
Cole Portfolio	46,670,000	2.7	Retail	496,618	$94	2.13	x	13.4%	53.8%
Ashland Town Center	41,931,395	2.4	Retail	434,131	$97	1.76	x	12.0%	63.5%
AppleTree Business Park	37,890,537	2.2	Office	426,526	$89	1.50	x	12.3%	65.0%
Top 10 Total / Wtd. Avg.	$932,801,111	53.4%				1.76	x	11.6%	59.0%
Remaining Total / Wtd. Avg.	812,414,696	46.6				1.66	x	12.1%	64.3%
Total / Wtd. Avg.	$1,745,215,807	100.0%				1.71	x	11.8%	61.5%

Mortgage Loans with Existing Secured, Mezzanine and Other Financing
Mortgage Loan Name	Mortgage Loan Cut-off Date Principal Balance	Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut-off Date Balance(1)	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR		Total Debt DSCR
Copper Beech Portfolio	$119,502,551	$9,958,546	NA	NA	$129,461,097	5.4500%	68.3%	74.0%	1.48	x	1.37	x
Prentiss Creek Apartments	$34,331,868	NA	$4,965,324	NA	$39,297,192	5.4725%	67.1%	76.8%	1.43	x	1.28	x
Red Lion Hotel – Seattle, WA	$31,866,096	NA	$10,300,000	NA	$42,166,096	6.4080%	44.8%	59.2%	1.63	x	1.06	x
All Saints Retail Condo(2)	$13,275,000	NA	NA	$7,000,000	NA	NA	38.6%	NA	2.29	x	NA

(1)	Does not include trade payables or other debt incurred in the ordinary course.
(2)
An affiliate of the borrower has made a subordinated loan to the borrower in the amount of $7,000,000, secured by an unrecorded subordinate assignment of leases and rents.  The subordinated loan is subject to a subordination and standstill agreement in favor of the mortgage lender.  Payments under the subordinated loan are permitted only from excess cash flow from the related mortgaged property after all then-current obligations of the borrower under the mortgage loan documents have been satisfied in full.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten DSCR		Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Underwritten NOI Debt Yield
Retail	59	$933,334,425	53.5%	1.68	x	60.2%	11.2%
Regional Mall	4	369,661,871	21.2	1.51	x	62.8%	11.0%
Single Tenant Retail	27	244,760,368	14.0	1.99	x	50.9%	10.6%
Anchored	19	176,753,464	10.1	1.67	x	65.7%	12.1%
Unanchored	7	74,055,164	4.2	1.58	x	67.6%	11.9%
Lifestyle Center	1	60,804,936	3.5	1.67	x	54.5%	11.8%
Shadow Anchored	1	7,298,622	0.4	1.51	x	74.9%	11.8%
Office	16	$257,384,135	14.7%	2.11	x	58.8%	14.0%
General Suburban	13	224,310,870	12.9	2.14	x	58.3%	14.0%
CBD	2	17,673,336	1.0	2.20	x	56.4%	13.7%
Flex	1	15,399,929	0.9	1.56	x	68.6%	13.7%
Multifamily	16	$236,337,908	13.5%	1.46	x	66.0%	10.7%
Student Housing	5	131,690,147	7.5	1.47	x	67.6%	10.3%
Garden	11	104,647,762	6.0	1.44	x	64.0%	11.2%
Hospitality	11	$232,458,037	13.3%	1.66	x	63.8%	13.0%
Full Service	4	153,179,650	8.8	1.70	x	59.7%	13.1%
Limited Service	7	79,278,387	4.5	1.57	x	71.5%	13.0%
Manufactured Housing	6	$28,620,326	1.6%	1.61	x	66.2%	12.1%
Industrial	15	$27,946,000	1.6%	1.80	x	65.5%	11.6%
Flex	14	23,110,000	1.3	1.56	x	68.3%	11.3%
Warehouse / Distribution	1	4,836,000	0.3	2.92	x	52.2%	13.3%
Self Storage	3	$11,993,668	0.7%	1.38	x	70.3%	9.5%
Mixed Use	1	$9,412,855	0.5%	1.33	x	63.6%	10.0%
Multifamily / Retail	1	9,412,855	0.5	1.33	x	63.6%	10.0%
Ground Leased Land	2	$7,728,453	0.4%	2.87	x	47.4%	13.9%
Total / Wtd. Avg.	129	$1,745,215,807	100.0%	1.71	x	61.5%	11.8%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value	% of Total Appraised Value	Underwritten NOI	% of Total Underwritten NOI
New York	10	$332,226,041	19.0%	$620,510,000	21.3%	$35,776,498	17.4%
Texas	15	221,072,512	12.7	349,005,000	12.0	27,444,049	13.3
Arizona	4	213,230,050	12.2	338,750,000	11.6	20,797,043	10.1
California	4	136,622,915	7.8	291,600,000	10.0	20,640,088	10.0
Massachusetts	1	94,683,253	5.4	151,000,000	5.2	12,484,793	6.1
Virginia	7	82,867,054	4.7	122,380,000	4.2	8,943,428	4.3
Florida	6	70,898,697	4.1	117,350,000	4.0	10,030,181	4.9
Illinois	5	57,837,367	3.3	88,620,000	3.0	6,317,806	3.1
Kentucky	2	57,611,826	3.3	87,000,000	3.0	6,948,251	3.4
Pennsylvania	18	57,115,328	3.3	89,150,000	3.1	6,925,157	3.4
Georgia	5	51,534,667	3.0	85,150,000	2.9	6,060,672	2.9
Washington	2	41,027,550	2.4	84,100,000	2.9	5,064,807	2.5
West Virginia	2	39,821,244	2.3	57,480,000	2.0	4,231,951	2.1
Tennessee	4	37,155,491	2.1	51,700,000	1.8	4,737,322	2.3
North Carolina	3	31,642,564	1.8	42,490,000	1.5	3,259,109	1.6
Ohio	8	24,719,955	1.4	36,005,000	1.2	2,861,460	1.4
New Mexico	2	24,461,710	1.4	34,320,000	1.2	3,007,093	1.5
South Carolina	3	24,186,071	1.4	41,750,000	1.4	2,944,580	1.4
Michigan	7	23,542,395	1.3	37,860,000	1.3	2,921,708	1.4
Connecticut	2	23,150,667	1.3	36,700,000	1.3	2,717,869	1.3
Maryland	1	18,921,909	1.1	26,200,000	0.9	2,067,244	1.0
Alaska	1	13,645,977	0.8	20,000,000	0.7	1,829,464	0.9
Mississippi	2	13,466,094	0.8	18,900,000	0.6	1,717,641	0.8
Alabama	2	10,416,648	0.6	14,800,000	0.5	1,098,665	0.5
Colorado	1	8,428,777	0.5	11,900,000	0.4	1,038,339	0.5
Nevada	2	7,666,766	0.4	11,180,000	0.4	716,889	0.3
Arkansas	1	5,817,647	0.3	12,900,000	0.4	835,757	0.4
Oregon	1	4,971,692	0.3	8,100,000	0.3	658,466	0.3
Maine	1	4,476,625	0.3	6,000,000	0.2	496,499	0.2
Kansas	1	2,907,600	0.2	5,400,000	0.2	374,333	0.2
Missouri	2	2,799,900	0.2	5,200,000	0.2	375,228	0.2
New Jersey	2	2,423,100	0.1	4,500,000	0.2	294,025	0.1
Delaware	1	2,046,100	0.1	3,800,000	0.1	261,944	0.1
Louisiana	1	1,819,614	0.1	2,720,000	0.1	237,209	0.1
Total	129	$1,745,215,807	100.0%	$2,914,520,000	100.0%	$206,115,567	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Cut-off Date Principal Balance				Distribution of LTV Ratios at Cut-off Date(1)
			% of				% of
	Number		Total				Total
	of		Cut-off		Number of		Cut-off
Range of Cut-off Date	Mortgage	Cut-off Date	Date	Range of Cut-off	Mortgage		Date
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
1,819,614 - 4,999,999	11	$41,548,209	2.40%	38.6 - 44.9	4	$113,985,740	6.50%
5,000,000 - 9,999,999	17	131,803,315	7.6	45.0 - 49.9	3	29,550,000	1.7
10,000,000 - 14,999,999	19	238,565,789	13.7	50.0 - 54.9	11	366,205,499	21
15,000,000 - 19,999,999	7	118,994,979	6.8	55.0 - 59.9	3	52,236,653	3
20,000,000 - 39,999,999	11	319,392,941	18.3	60.0 - 64.9	15	555,425,662	31.8
40,000,000 - 59,999,999	3	147,001,395	8.4	65.0 - 69.9	17	359,411,203	20.6
60,000,000 - 79,999,999	1	60,804,936	3.5	70.0 - 74.9	20	256,455,926	14.7
80,000,000 - 99,999,999	2	188,686,812	10.8	75.0 - 75.5	1	11,945,124	0.7
100,000,000 - 119,999,999	1	119,502,551	6.8	Total	74	$1,745,215,807	100.00%
120,000,000 - 198,914,881	2	378,914,881	21.7	(1) See footnotes (4) and (5) to the table entitled “Mortgage Pool Characteristics” above.
Total	74	$1,745,215,807	100.00%

Distribution of Underwritten DSCR(1)				Distribution of LTV Ratios at Maturity Date/ARD(1)
			% of				% of
			Total				Total
	Number of		Cut-off		Number of		Cut-off
Range of UW	Mortgage		Date	Range of Maturity	Mortgage		Date
DSCR (x)	Loans	Cut-off Date Balance	Balance	Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
1.27 - 1.29	1	$16,064,681	0.90%	35.3 - 39.9	3	$34,669,514	2.00%
1.30 - 1.39	14	353,264,546	20.2	40.0 - 44.9	8	145,029,644	8.3
1.40 - 1.49	13	357,485,760	20.5	45.0 - 49.9	12	392,920,330	22.5
1.50 - 1.59	14	221,174,147	12.7	50.0 - 54.9	14	599,386,908	34.3
1.60 - 1.69	7	143,460,383	8.2	55.0 - 59.9	16	183,367,011	10.5
1.70 - 1.89	11	221,909,299	12.7	60.0 - 64.9	11	271,478,108	15.6
1.90 - 2.09	5	246,481,990	14.1	65.0 - 70.4	10	118,364,292	6.8
2.10 - 3.59	9	185,375,000	10.6	Total	74	$1,745,215,807	100.00%
Total	74	$1,745,215,807	100.00%	(1)
Maturity Date/ARD LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 9 of the mortgage loans. See footnotes (2), (5) and (6) to the table entitled “Mortgage Pool Characteristics” above.

(1)	See footnotes (5) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Type(1)				Loan Purpose
			% of				% of
			Total				Total
	Number of		Cut-off		Number of		Cut-off
	Mortgage	Cut-off Date	Date		Mortgage		Date
Amortization Type	Loans	Balance	Balance	Loan Purpose	Loans	Cut-off Date Balance	Balance
Amortizing (30 Years)	48	$1,110,523,559	63.60%	Refinance	47	$1,377,759,445	78.90%
Amortizing (25 Years)	8	157,328,167	9	Acquisition	27	367,456,362	21.1
Amortizing (27 Years)	1	31,866,096	1.8	Total	74	$1,745,215,807	100.00%
Amortizing (20 Years)	1	13,512,985	0.8
Interest Only	9	318,705,000	18.3	Distribution of Mortgage Interest Rates
Interest Only, Then							% of Total Cut-off Date Balance
Amortizing (30 Years)(2)	6	66,610,000	3.8
Interest Only - ARD	1	46,670,000	2.7		Number of Mortgage Loans
Total	74	$1,745,215,807	100.00%	Range of Mortgage Interest Rates (%)
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.					Cut-off Date Balance
(2)	Original partial interest only periods are all 24 months.			4.188 - 4.499	2	$26,280,000	1.50%
				4.500 - 4.749	3	29,143,545	1.7
				4.750 - 4.999	4	144,714,077	8.3
Distribution of Lockboxes				5.000 - 5.249	12	674,680,969	38.7
			% of	5.250 - 5.499	15	300,964,984	17.2
			Total	5.500 - 5.749	13	167,472,495	9.6
	Number of		Cut-off	5.750 - 5.999	13	248,503,446	14.2
	Mortgage	Cut-off Date	Date	6.000 - 6.249	5	75,595,631	4.3
Lockbox Type	Loans	Balance	Balance	6.250 - 6.950	7	77,860,660	4.5
Hard	46	$1,342,235,558	76.90%	Total	74	$1,745,215,807	100.00%
Springing	16	270,168,167	15.5
Soft	11	113,660,949	6.5
None	1	19,151,133	1.1
Total	74	$1,745,215,807	100.00%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of			Total				Total
Debt Yields on	Number of		Cut-off	Range of Original	Number of		Cut-off
Underwritten NOI	Mortgage		Date	Amortization	Mortgage		Date
(%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
9.1 - 9.9	10	$477,627,998	27.40%	Interest Only	10	$365,375,000	20.90%
10.0 - 10.9	13	263,684,890	15.1	240 - 300	9	170,841,151	9.8
11.0 - 11.9	11	206,059,762	11.8	301 - 360	55	1,208,999,656	69.3
12.0 - 12.9	14	332,466,822	19.1	Total	74	$1,745,215,807	100.00%
13.0 - 13.9	14	253,848,577	14.5	(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.
14.0 - 14.9	9	131,983,114	7.6
15.0 - 19.1	3	79,544,644	4.6
Total	74	$1,745,215,807	100.00%	Distribution of Remaining Amortization Terms(1)
(1) See footnote (5) and (8) to the table entitled “Mortgage Pool Characteristics" above.							% of
				Range of			Total
				Remaining	Number of		Cut-off
Distribution of Debt Yield on Underwritten NCF(1)				Amortization	Mortgage		Date
			% of	Terms (months)	Loans	Cut-off Date Balance	Balance
Range of			Total	Interest Only	10	$365,375,000	20.90%
Debt Yields on	Number of		Cut-off	237 - 300	9	170,841,151	9.8
Underwritten NCF	Mortgage		Date	301 - 360	55	1,208,999,656	69.3
(%)	Loans	Cut-off Date Balance	Balance	Total	74	$1,745,215,807	100.00%
8.7 - 9.9	19	$594,471,714	34.10%	(1)	All of the mortgage loans will have balloon payments at maturity oranticipated repayment date.
10.0 - 10.9	17	353,073,500	20.2
11.0 - 11.9	15	445,330,014	25.5
12.0 - 12.9	14	201,900,122	11.6	Distribution of Prepayment Provisions
13.0 - 13.9	5	57,895,814	3.3				% of
14.0 - 17.9	4	92,544,644	5.3				Total
Total	74	$1,745,215,807	100.00%		Number of		Cut-off
(1) See footnote (5) to the table entitled “Mortgage Pool Characteristics” above.				Prepayment	Mortgage		Date
				Provision	Loans	Cut-off Date Balance	Balance
				Defeasance(1)	72	$1,721,240,807	98.60%
Mortgage Loans with Original Partial Interest-Only Periods				Defeasance or Yield
Original Partial	Number of		% of Total	Maintenance	1	13,275,000	0.8
Interest Only	Mortgage	Cut-off Date	Cut-off Date	Yield Maintenance	1	10,700,000	0.6
Period (months)	Loans	Balance	Balance	Total	74	$1,745,215,807	100.00%
24	6	$66,610,000	3.80%	(1)	One mortgage loan, representing 2.0% of the Initial Pool balance, permits prepayment, subject to the greater of a yield maintenance charge or 1% of the prepaid amount, in the event lender approval and/or rating agency confirmation cannot be obtained in connection with an assumption of the mortgage loan.

Distribution of Original Terms to Maturity/ARD(1)
			% of
			Total
Original Term to	Number of		Cut-off
Maturity/ARD	Mortgage		Date	Distribution of Escrow Types
(months)	Loans	Cut-off Date Balance	Balance				% of
60	25	$495,914,663	28.40%				Total
120	49	1,249,301,144	71.6		Number of		Cut-off
Total	74	$1,745,215,807	100.00%		Mortgage		Date
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.				Escrow Type	Loans	Cut-off Date Balance	Balance
				Replacement
				Reserves(1)	64	$1,278,794,467	73.30%
Distribution of Remaining Terms to Maturity/ARD(1)				Real Estate Tax	66	$1,251,077,157	71.70%
			% of	Insurance	52	$917,389,529	52.60%
Range of			Total	TI/LC(2)	33	$658,133,524	53.30%
Remaining Terms	Number of		Cut-off	(1)	Includes mortgage loans with FF&E reserves.
to Maturity/ARD	Mortgage		Date	(2)	Percentage of total office, retail, industrial and mixed use properties only.
(months)	Loans	Cut-off Date Balance	Balance
53 - 58	25	$495,914,663	28.40%
61 - 118	49	1,249,301,144	71.6
Total	74	$1,745,215,807	100.00%
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses and excess interest collected on mortgage loans with anticipated repayment dates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.     Class A-1, A-2, A-3, A-4, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates, pro rata, in each case in accordance with their respective interest entitlements.

2.     Class A-1, A-2, A-3 and A-4 certificates: (i) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (i) above, then (iii) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (ii) above, then (iv) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iii) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1,  Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate principal amounts.

3.     Class A-1, A-2, A-3 and A-4 certificates: To reimburse Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.     Class A-S certificates:  (a) first, to interest on Class A-S certificates in the amount of their interest entitlement; (b) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates), to principal on Class A-S certificates until their certificate principal amount is reduced to zero; and (c) next, to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at their respective pass-through rate.

5.     Class B certificates:  (a) first, to interest on Class B certificates in the amount of their interest entitlement; (b) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S certificates), to principal on Class B certificates until their certificate principal amount is reduced to zero; and (c) next, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at their respective pass-through rate.

6.     After Class A-1, Class A-2, Class A-3, Class A-4, Class A-S and Class B certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class C, Class D, Class E, Class F, and Class G certificates sequentially in that order in a manner analogous to the Class B certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F and G certificates (the “Sequential Pay Certificates”) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the applicable such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the Class B, Class C, Class D, Class E, Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the classes of certificates in each YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate portion of such yield maintenance charge allocated to such YM Group, and (B) any portion of such yield maintenance charge allocated to such YM Group, and remaining after such distributions to the applicable Sequential Pay Certificates, will be distributed to the Class X-A or Class X-B certificates, as applicable, in such YM Group.  If there is more than one class of Sequential Pay Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are allocable to such YM Group, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class R or Class S certificates.  Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class X-A, Class B, Class C, and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan, as applicable, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan or whole loan, as applicable.  As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3 and Class A-4 certificates would be affected on a pari passu basis and interest payments on the Class A-S certificates will be affected before interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3 and Class A-4 certificates).  With respect to each mortgage loan that is part of a split loan structure, the appraisal reduction amount will be allocated to the related Companion Loan prior to being allocated to the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reductions (continued)
A mortgage loan or whole loan, as applicable, will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan or whole loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reductions that would result in a change of the controlling class or a control change with respect to the Copper Beech Portfolio Whole Loan, certain subordinate certificateholders or the Whole Loan Directing Holder, as applicable, will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions, market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans
There will be no “Fair Market Value Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property subject to the Controlling Class Representative’s right of first refusal with respect to the sale of defaulted loans.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amount, as applicable, of the Class A-1, A-2, A-3, A-4, A-S, X-A, B, C and D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Whole Loan
Solely with respect to the Copper Beech Portfolio mortgage loan which is part of the Copper Beech Portfolio Whole Loan, a split loan structure, the holder of the related Companion Loan (the “Whole Loan Directing Holder”) will have certain rights pursuant to the related intercreditor agreement until the holder of the Companion Loan is no longer the Whole Loan Directing Holder, including the right to approve or direct material servicing decisions, the right to replace the special servicer for the related whole loan, the right to cure defaults affecting the related mortgage loan and the right to purchase the related mortgage loan following a material default.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Torchlight Investors, LLC, on behalf of one or more managed funds or accounts, will be the initial Controlling Class Representative.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates  (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the servicer and the special servicer plan on taking with respect to a mortgage loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any principal payments and realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which they previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.  Also, the Controlling Class Representative will not have any rights with respect to the Copper Beech Portfolio Whole Loan for so long as the holder of the Companion Loan is the Whole Loan Directing Holder.

Servicing Standard
In all circumstances, the special servicer is obligated to act in the best interests of the certificateholders and, in the case of the Copper Beech Portfolio Whole Loan, the holder of the Companion Loan (as a collective whole as if such certificateholders and, if applicable, such holder of the Companion Loan constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

—    for principal and interest payments on a mortgage loan or from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

—    for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans (other than with respect to the Copper Beech Portfolio Whole Loan for as long as the holder of the Companion Loan is the Whole Loan Directing Holder), after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (other than with respect to the Copper Beech Portfolio Whole Loan for as long as the holder of the Companion Loan is the Whole Loan Directing Holder) resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of Certificates, as reduced by payments of principal), vote affirmatively to so replace.

In the case of the Copper Beech Portfolio Whole Loan, however, only the Whole Loan Directing Holder may terminate the special servicer, without cause, until the holder of the Companion Loan is no longer the Whole Loan Directing Holder.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Fees
Modification and Extension Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (reimburse the trust for certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan that are still outstanding).  Within any given 12 month period, all such fees will be capped at 1.0% for all mortgage loans, subject to a minimum fee cap of $25,000.  All such fees received by the special servicer as compensation on the related mortgage loan will offset all future workout and liquidation fees earned on that mortgage loan for the next 12 months after receipt of the modification and/or extension fee.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on all mortgage loans and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 1.0% for all mortgage loans subject to a minimum liquidation fee of $25,000.  Workout Fees will be calculated at 1.0% after such mortgage loan becomes a corrected mortgage loan (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the related maturity date) for all mortgage loans.

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will have access to any final asset status report and all information available with respect to the transaction on the certificate administrator’s website but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender, but not consult with respect to major decisions with respect to the Whole Loan until the Companion Loan is no longer the Whole Loan Directing Holder.

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
—    all special notices delivered
—    summaries of final asset status reports
—    all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
—    an “Investor Q&A Forum” and
—    a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Cut-off Date LTV Ratio for each mortgage loan, the “as-is” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet except with regard to three mortgaged properties: Copper Beech Portfolio – CBTC 29 San Marcos, Rivercrest Realty Portfolio 2 – Ridgeview Plaza and Rivercrest Realty Portfolio 2 – East River Plaza which use the “as stabilized” values because the assumptions as to the “as stabilized” value have been satisfied at the respective mortgaged properties. Additionally, for purposes of calculating the Maturity Date/ARD LTV Ratio for each mortgage loan, the “as-is” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet except in the case of the following nine mortgage loans which use the “as stabilized” value: the Hyatt Regency Boston mortgage loan, the Ashland Town Center mortgage loan, the Courtyard and Residence Inn – Franklin mortgage loan, the Hilton Suites Lexington Green mortgage loan, the Holiday Inn Express Anchorage mortgage loan, the Courtyard and Residence Inn – Southaven mortgage loan, the Southpark Office Building mortgage loan, the Embassy Suites – Tempe mortgage loan and the Hampton Inn – Colorado Springs South mortgage loan.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means, that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”:  Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property and the occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”:  Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property and the occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”:  Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property and the space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”:  Each class of Sequential Pay Certificates that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of Sequential Pay Certificates as reduced by principal payments.

■	“Occupancy Cost”: Means, with respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”:  Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property and the leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”:  Tenants that occupy space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property and the leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”:  With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms or units that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms or units therein that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur no later than 6 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space and bankrupt tenants that have not yet affirmed their lease.

■
“Owned Outparcel(s)”:  Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property and the space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”:  With respect to any matter, confirmation in writing (which may be in electronic form) by Morningstar Credit Ratings, LLC, Fitch, Inc. or Moody’s Investors Service, Inc. that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”:  Means the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Springing Lockbox”:  Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms or units that are leased or rented (as applicable), for the aggregate leased space, rooms or units therein, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur no later than 6 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space and bankrupt tenants that have not yet affirmed their lease.

■
“Underwritten Expenses”:  With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”:  With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

■
“Underwritten Net Operating Income (NOI)”:  With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.  We cannot assure you that the information provided by any borrower is accurate or that the procedures used by the applicable sponsor in determining the information presented in this Term Sheet were adequate.

■
“Underwritten Revenues”:  With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally six months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

Park Place Mall
5870 East Broadway Boulevard
Tucson, AZ 85711
Tucson
DOWNTOWN
South Tucson
Catalina Foothills
Drexel-Alvernon
DAVIS-MONTHAN AIR FORCE BASE
TUCSON INTERNATIONAL AIRPORT
University Of Arizona
University Medical Center
Tucson Medical Center
St. Joseph's Hospital
El Con Mall
Tucson Convention Center
Reid Park Zoo
Randolph Park Golf Course
Hi Corbett Field
Himmel Park
Mansfield Park
Fort Lowell Park
Tucson Country Club
Dorado Golf Course
Palo Verde Park
Freedom Park
Quincie Douglas Park
Sam Lena Recreation Area
Tucson Electric Park
University Physicians Hospital
Southern Arizona VA Health Care System
Pima Rodeo Grounds
Rodeo Park
Sunnyside Park
Mission Manor Park
General Blanchard Golf Course
Southern Pacific Railroad
E Broadway Blvd
E Speedway Blvd
E Grant Rd
E Fort Lowell Rd
Prince Rd
E 22nd St
E Golf Links Rd
E Valencia Rd
Los Reales Rd
77
10
19
210

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	GSCMC
Location (City/State)	Tucson, Arizona	Cut-off Date Principal Balance	$198,914,881
Property Type	Retail	Cut-off Date Principal Balance per SF	$415.85
Size (SF)	478,333	Percentage of Initial Pool Balance	11.4%
Total Occupancy as of 7/31/2011	96.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2011(1)	93.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1974 / 2001	Mortgage Rate	5.1800%
Appraised Value	$313,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$25,065,397	Escrows(2)
Underwritten Expenses	$6,236,736
Underwritten Net Operating Income (NOI)	$18,828,662	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,243,317	Taxes	$0	$0
Cut-off Date LTV Ratio	63.6%	Insurance	$0	$0
LTV Ratio at Maturity	52.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.43x / 1.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.2%	Other(3)	$2,710,345	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$200,000,000	100.0%	Loan Payoff	$170,676,409	85.3%
Sponsor Equity Distribution	25,620,485	12.8
Reserves	2,710,345	1.4
Closing Costs	992,761	0.5
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)
H&M (18,561 SF) has executed a lease, taken possession and is in the process of building out the space. They are expected to open and begin paying rent in October 2011.  Just Strings (782 SF) has executed a lease and began paying rent in July 2011 but has not yet opened.  Owned Occupancy excluding these tenants is 89.0%.

(2)	See “—Escrows” below.
(3)	Represents an unfunded obligation reserve. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Park Place Mall Loan”) is evidenced by a note in the original principal amount of $200,000,000 and is secured by a first mortgage encumbering a regional mall located in Tucson, Arizona (the “Park Place Mall Property”).  The Park Place Mall Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The Park Place Mall Loan was originated on April 11, 2011 and represents approximately 11.4% of the Initial Pool Balance.  The note evidencing the Park Place Mall Loan had an outstanding principal balance as of the Cut-off Date of $198,914,881 and has an interest rate of 5.1800% per annum.  The borrower utilized the proceeds of the Park Place Mall Loan to refinance the Park Place Mall Property.

The Park Place Mall Loan had an initial term of 120 months and has a remaining term of 115 months.  The Park Place Mall Loan requires monthly payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in May 2021.  Voluntary prepayment of the Park Place Mall Loan is prohibited prior to February 6, 2021.  Defeasance with direct, non-callable AAA-rated obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

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The Mortgaged Property.  The Park Place Mall Property is a 1,059,790 SF regional mall located in Tucson, Arizona.  The Park Place Mall Property was constructed in 1974 and was renovated in 2001. The portion of the Park Place Mall Property’s space that constitutes collateral for the Park Place Mall Loan totals approximately 478,333 SF and includes a Century Theatres, Gap, H&M, Old Navy, Ulta and Abercrombie & Fitch.  The Park Place Mall Property’s in-line space totals 268,721 SF.  As of July 31, 2011, Total Occupancy was 96.9% and Owned Occupancy was 93.1%.  For the trailing twelve month period ending June 30, 2011, comparable sales were approximately $450 per SF for in-line tenants with less than 10,000 SF who have both been in occupancy and reported sales for at least one year.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Park Place Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost
Anchors
Sears	NR / NR / B+	221,457	20.9%	No	$72,557	$0.33	NA	$174	0.2%
Dillard’s	BB / B3 / BB-	200,000	18.9	No	$80,000	$0.40	NA	$224	0.2%
Macy’s	NR / Ba1 / BBB-	160,000	15.1	No	$96,000	$0.60	NA	$110	0.5%
Century Theatres	NR / NR / BB-	73,280	6.9	Yes	$1,643,977	$22.43	8/10/2021	$524,599	15.7%
Total Anchors		654,737	61.8%

Jr. Anchors
H&M(3)(4)	NR / NR / NR	18,561	1.8	Yes	$543,272	$29.27	4/16/2022	NA	NA
XXI Forever	NR / NR / NR	18,449	1.7	Yes	$867,584	$47.03	1/31/2019	$252	18.6%
Old Navy	BBB- / Baa3 / BB+	17,419	1.6	Yes	$426,940	$24.51	1/31/2021	NA	NA
Abercrombie & Fitch	NR / NR / NR	14,000	1.3	Yes	$589,889	$42.13	1/31/2018	$351	12.0%
Gap	BBB- / Baa3 / BB+	11,890	1.1	Yes	$350,461	$29.48	1/31/2020	$272	10.9%
Ulta	NR / NR / NR	10,785	1.0	Yes	$424,273	$39.34	8/31/2015	NA	NA
Total Jr. Anchors		91,104	8.6%

Occupied In-line		262,441	24.8%		$16,376,846	$62.40
Occupied Outparcel		17,201	1.6%		$657,175	$38.21
Occupied Kiosk		1,149	0.1%		$503,551	$438.25
Vacant Spaces(5)		33,158	3.1%		$0	$0.00
Total Owned SF		478,333	45.1%
Total SF		1,059,790	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended June 30, 2011. However, Dillard’s, Sears and Macy’s Tenant Sales per SF represent 2010 estimates.
(3)	H&M has executed a lease, taken possession and is in the process of building out the space. They are expected to open and begin paying rent in October 2011.
(4)	H&M has the right to terminate if net sales fall below $5,985,200 ($322 psf) in the 4th full year of the lease term which commences on October 1, 2011 when H&M is expected to begin paying rent.
(5)
26,878 SF of the total vacant space is attributable to the space occupied by Borders which expects to vacate its space in December 2011 due to its Chapter 11 bankruptcy filing. We cannot assure you that the space subject to any of the Borders Group Inc. leases will be re-let in a timely manner or at all. See “Risk Factors–Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Park Place Mall Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost
Century Theatres	NR / NR / BB-	73,280	15.3%	$1,362,461	8.8%	$18.59	8/10/2021	$524,599	15.7%
H&M(4)(5)	NR / NR / NR	18,561	3.9	543,272	3.5	29.27	4/16/2022	NA	NA
Abercrombie & Fitch	NR / NR / NR	14,000	2.9	476,000	3.1	34.00	1/31/2018	$351	12.0%
Old Navy	BBB- / Baa3 / BB+	17,419	3.6	426,940	2.8	24.51	1/31/2021	NA	NA
Love Culture	NR / NR / NR	9,652	2.0	417,063	2.7	43.21	5/31/2020	$295	14.6%
American Eagle Outfitters	NR / NR / NR	4,784	1.0	359,322	2.3	75.11	1/31/2016	$530	14.2%
XXI Forever	NR / NR / NR	18,449	3.9	325,625	2.1	17.65	1/31/2019	$252	18.6%
Gap	BBB- / Baa3 / BB+	11,890	2.5	325,150	2.1	27.35	1/31/2020	$272	10.9%
Ulta	NR / NR / NR	10,785	2.3	323,550	2.1	30.00	8/31/2015	NA	NA
Banana Republic	BBB- / Baa3 / BB+	8,407	1.8	235,480	1.5	28.01	1/31/2015	$345	8.1%
Ten Largest Owned Tenants		187,227	39.1%	$4,794,863	31.0%	$25.61
Remaining Owned Tenants		257,948	53.9	10,652,668	69.0	41.30
Vacant Spaces (Owned Space)(6)		33,158	6.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		478,333	100.0%	$15,447,531	100.0%	$34.70

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include Non-owned Anchors.
(3)	Tenant sales as of trailing twelve months ended June 30, 2011.
(4)	H&M has executed a lease, taken possession and is in the process of building out the space. They are expected to open and begin paying rent in October 2011.
(5)	H&M has the right to terminate if net sales fall below $5,985,200 ($322 psf) in the 4th full year of the lease term which commences on October 1, 2011 when H&M is expected to begin paying rent.
(6)
26,878 SF of the total vacant space is attributable to the space occupied by Borders which expects to vacate its space in December 2011 due to its Chapter 11 bankruptcy filing. We cannot assure you that the space subject to any of the Borders Group Inc. leases will be re-let in a timely manner or at all. See “Risk Factors–Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

The following table presents general descriptions and renewal options of the major mall shop tenants at the Park Place Mall Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Description	Renewal Options
Century Theatres	Century Theaters is part of Cinemark which is headquartered in Plano, TX, Cinemark Holdings, Inc. (NYSE: CNK) has 436 theatres and 4,983 screens in the U.S. and Latin America as of June 30, 2011.	Four consecutive 5 year options. Rent determined by using the same fixed rate conversion formula under breakpoint.

H&M
H & M Hennes & Mauritz AB (operating as H&M) is a Swedish retail-clothing company, known for its clothing offerings for women, men, teenagers and children.  It has over 2,200 stores in 41 markets and as of 2011 employed around 87,000 people.
One additional 5 year period upon 180 days notice at $730,112.14 with 3% annual increases.

Abercrombie & Fitch
Abercrombie & Fitch (A&F) (NYSE: ANF) is an American retailer that focuses on casual wear for consumers ages 18 through 22 including casual sportswear apparel, including knit and woven shirts, graphic t-shirts, fleece, jeans and woven pants, shorts, sweaters, and outerwear; personal care products; and accessories for men, women and kids. It has over 300 locations in the United States.
None

Old Navy
Old Navy is a brand of The Gap, Inc. (NYSE: GPS) and has their corporate operations in San Francisco and San Bruno, California. They offer products under their own brand name which include men’s, women’s, and children’s apparel and accessories. The Gap Inc. is a global specialty retailer with 5 brands (Gap, Banana Republic, Old Navy, Piperlime and Athleta).
None

Love Culture	Founded in 2007 by Jai Rhee and Bennet Koo, Love Culture has 37 stores in 21 different states. Love Culture stores feature a selection of fashions and accessories for women.	None

American Eagle Outfitters
American Eagle operates as an apparel and accessories retailer in the United States and Canada and offers denim wear, sweaters, graphic T-shirts, fleece, outerwear, and accessories under the American Eagle Outfitters brand name targeting 10 to 25 year old men and women. American Eagle also offers clothing and accessories for kids and babies under the 77kids by American Eagle brand and little77 brand, respectively.
None

XXI Forever
Forever 21 is an American chain of clothing retailers with branches in major cities in the United States and Canada, Europe, Asia and the Middle East offering fashion and accessories for young women and men.
None

Gap
The Gap, Inc. (NYSE: GPS) is an American clothing and accessories retailer based in San Francisco, California, and founded in 1969 by Donald G. Fisher and Doris F. Fisher. The company has five primary brands: the namesake Gap banner, Banana Republic, Old Navy, Piperlime and Athleta. Gap, Inc. has approximately 134,000 employees and about 3,100 company-operated stores and about 200 franchise stores.
None

Ulta
ULTA is a large beauty retailer that provides one-stop shopping for salon products and salon services in the United States. ULTA focuses on servicing customers by combining the product breadth, value and convenience of a beauty superstore with the distinctive environment and experience of a specialty retailer. As of July 30, 2011, ULTA operated 415 stores in 42 states.
Two additional periods of 5 Years upon 120 days prior notice 1st: $355,905 and second $391,495.

Banana Republic
Banana Republic is a brand of The Gap, Inc. (NYSE: GPS). Founded in 1978, Banana Republic is characterized by elevated designs, luxurious fabrications and approachable prices. Collections include apparel, handbags, jewelry, fragrance and eyewear. The Gap Inc. is a global specialty retailer with 5 brands (Gap, Banana Republic, Old Navy, Piperlime and Athleta).
None

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

The following table presents certain information relating to the lease rollover schedule at the Park Place Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2011	2,413	0.5	0.5%	128,400	0.8	53.21	4
2012	26,594	5.6	6.1%	1,393,530	9.0	52.40	20
2013	32,335	6.8	12.8%	1,507,783	9.8	46.63	17
2014	48,507	10.1	23.0%	1,336,853	8.7	27.56	13
2015	58,511	12.2	35.2%	1,948,730	12.6	33.31	16
2016	16,855	3.5	38.7%	814,717	5.3	48.34	7
2017	9,854	2.1	40.8%	497,180	3.2	50.45	6
2018	19,017	4.0	44.8%	706,591	4.6	37.16	4
2019	43,372	9.1	53.8%	1,319,215	8.5	30.42	9
2020	55,199	11.5	65.4%	2,343,335	15.2	42.45	14
2021	107,405	22.5	87.8%	2,607,900	16.9	24.28	11
2022 & Thereafter	25,113	5.3	93.1%	843,297	5.5	33.58	3
Vacant	33,158	6.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	478,333	100.0%		$15,447,531	100.0%	$34.70	124

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Borrower owned collateral space only. Does not include Non-owned Anchors (Sears, Dillard’s and Macy’s).

The following table presents certain information relating to historical leasing at the Park Place Mall Property:

Historical Leased %(1)

	2006	2007	2008	2009	2010
Owned Space	93.4%	95.9%	97.5%	98.1%	99.7%

(1)
As provided by the borrower and represents average occupancy for the year.  Occupancy includes inline, temporary tenants, outparcels, strip centers that are open, and tenants that are closed but still paying rent.

The following table presents certain information relating to the historical average annual rent PSF at the Park Place Mall Property:

Historical Average Base Rent PSF(1)

	2008	2009	2010
Base Rent PSF	$13.82	$13.64	$13.76

(1)	Base Rent PSF calculation is based on borrower provided rental figures and total occupied square footage of 1,031,208 SF (2008), 1,045,115 SF (2009) and 1,057,186 SF (2010).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park Place Mall Property:

Cash Flow Analysis(1)

	2009	2010	TTM 7/31/2011	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$14,258,779	$14,543,081	$14,956,213	$15,447,531	$32.29
Overage Rent	329,857	534,064	482,755	541,730	1.13
Other Rental Revenue(4)	2,768,897	2,254,025	2,238,036	2,238,036	4.68
Gross Up Vacancy	0	0	0	1,405,164	2.94
Total Rent	$17,357,534	$17,331,170	$17,677,003	$19,632,461	$41.04
Total Reimbursables	6,604,796	7,254,084	7,154,344	6,738,954	14.09
Other Income(5)	171,738	121,645	99,145	99,145	0.21
Vacancy & Credit Loss	(127,976)	(68,764)	(145,088)	(1,405,164)	(2.94)
Effective Gross Income	$24,006,091	$24,638,134	$24,785,406	$25,065,397	$52.40

Total Operating Expenses	$5,039,924	$5,580,852	$5,692,760	$6,236,736	$13.04

Net Operating Income	$18,966,167	$19,057,282	$19,092,645	$18,828,662	$39.36
TI/LC	0	0	0	427,495	0.89
Capital Expenditures	0	0	0	157,850	0.33
Net Cash Flow	$18,966,167	$19,057,282	$19,092,645	$18,243,317	$38.14

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 7/31/2011 rent roll with rent steps through 12/31/2011.
(3)
Underwritten base rent includes tenants who pay rent based on a percentage of sales in lieu of base rent. The Underwritten base rent includes one tenant (Z Gallerie) comprising 9,668 SF that paid rent based on a percentage of sales in lieu of base rent totaling $109,570.

(4)	Other rental revenue Includes rental revenue from kiosk, temporary, specialty and other tenants.
(5)	Other income includes vending income, stroller income, construction charge income, gift card service fee income, sprinkler income and telephone income.

■	Appraisal. According to the appraisal, the Park Place Mall Property had an “as-is” appraised value of $313,000,000 as of an effective date of March 4, 2011.

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Environmental Matters.  The Phase I performed on March 23, 2011 identified required registration of two drywells located at the property with the State of Arizona with an estimated remediation cost of $20.

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Market Overview and Competition.  The Park Place Mall Property is a regional mall in Tucson, Arizona. The shopping center that most directly competes with the subject is Tucson Mall, which is also owned by General Growth Properties, Inc.  While the two centers have approximately 65 stores in common, the malls co-exist well.  As of 2010, the population within a 5-mile radius of the Park Place Mall Property was 275,099 with an average household income of $54,270.

The following table presents certain information relating to the primary competition for the Park Place Mall Property:

Competitive Set

	Park Place Mall	Tucson Mall(1)	La Encantada(1)
Distance from Subject	-	11.2 miles Northwest	11.4 miles Northwest
Property Type	Regional Mall	Super-Regional Center / Mall	Lifestyle Center
Year Built / Renovated	1974 / 2001	1982 / 2009	2003
Total GLA	1,059,790	1,290,000	239,494
Total Occupancy	97%	90%	90%
Anchors	Dillard’s, Sears, Macy’s and Century Theatres	Dillard’s, Macy’s, Sears, JC Penney and Forever 21	AJ’s Fine Foods, Crate & Barrel and Pottery Barn

(1)	Source: Appraisal.

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The Borrower.  The borrower is Park Mall L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Park Place Mall Loan.  The borrower of the Park Place Mall Loan is indirectly owned by General Growth Properties, Inc.  The non-

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

recourse carveout guarantor under the Park Place Mall Loan is GGPLP L.L.C. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Post Petition Credit” and “—Single Purpose Entity Covenants and Substantive Consolidation” in the Base Prospectus.

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Escrows. At origination, the borrower deposited $2,710,345 into a reserve account to cover certain unfunded obligations at the Park Place Mall Property.  On each due date during the continuance of an event of default under the loan documents or a Park Place Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless the borrower provides evidence that the required insurance is being provided under any blanket policy from GGPLP L.L.C. that has been paid in full, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $33,729, subject to a maximum total escrowed amount of $404,748 and (iii) a capital expenditure reserve in the monthly amount of $13,146, subject to a maximum total escrowed amount of $157,752.  In addition, the borrower is required to establish a reserve account for the deposit of casualty or condemnation loss proceeds exceeding $10,000,000.  During the continuance of a Park Place Trigger Period or while any permitted mezzanine debt is outstanding, the loan documents require that borrower fund a reserve in the amount of budgeted operating expenses for such month.

Furthermore, during the continuance of a Park Place Trigger Period, the loan documents require that all excess amounts on deposit in the lockbox account, after the payment of debt service and the funding of required monthly escrows for budgeted operating expenses, real estate taxes, insurance, tenant improvements, leasing commissions and capital expenditures, be reserved and held as additional collateral for the Park Place Mall Loan.  However, if no event of default is continuing, the borrower may obtain disbursements from the excess amounts for payment of capital expenditures, tenant improvements, and leasing commissions to the extent funds in the reserve accounts are insufficient.

A “Park Place Trigger Period” means any period commencing as of the end of any fiscal quarter in which the net operating income (as defined in the loan agreement) of the Park Place Mall Property for the twelve-month period immediately preceding such fiscal quarter end is less than $15,197,853 and terminating as of the end of the second fiscal quarter in which the net operating income of the Park Place Mall Property for the twelve-month period immediately preceding such fiscal quarter end is greater than or equal to $15,197,853.

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Lockbox and Cash Management.  The Park Place Mall Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account or a blocked account.  The loan documents also require that all rents and other amounts (other than de minimis amounts collected at the Park Place Mall Property not exceeding $25,000 per year, amounts collected on behalf of charities and certain multi-property, parent-level sponsorship revenue) received by the borrower or the property manager be deposited into the cash lockbox account or a blocked account within three business days after receipt.  All amounts in any blocked account are swept to the lender-controlled cash management account on a daily basis.  On each business day that no event of default under the Park Place Mall Loan is continuing and no Park Place Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account pledged to lender but accessible by borrower.  During the continuance of a monetary event of default or certain other material events of default under the Park Place Mall Loan, the lender may apply any funds in the cash management account to amounts payable under the Park Place Mall Loan and/or toward the payment of expenses of the Park Place Mall Property, in such order of priority as the lender may determine.

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Property Management. The Park Place Mall Property is currently self-managed by the borrower.  Under the loan documents, the Park Place Mall Property must remain (i) self-managed, (ii) managed by General Growth Management, Inc. or any affiliate of General Growth Properties, Inc. or (iii) managed by a management company approved by the lender and with respect to which the lender has received Rating Agency Confirmation.  Upon the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARK PLACE MALL

occurrence of an event of default that is continuing, a material default relating to the Park Place Mall Property by the property manager under the management provisions, the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require borrower to replace the manager, if the property is not self-managed, or require the borrower to engage an approved property manager selected by lender.

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Release of Collateral.  The borrower may obtain the release of certain vacant, non-income producing parcels in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Park Place Mall Loan, (ii) a determination that certain REMIC requirements will be met and (iii) Rating Agency Confirmation.  The borrower may also substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land readily accessible from the Park Place Mall Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Park Place Mall Loan, (ii) a determination that certain REMIC requirements will be met and (iii) Rating Agency Confirmation.  In addition to the foregoing, the borrower may acquire certain parcels of land to be added to the Park Place Mall Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Park Place Mall Loan, (ii) delivery of an endorsement to the title policy, (iii) no material adverse effect on the ability of the borrowers to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use, enjoyment, operation or occupancy of the Park Place Mall Property, and (iv) delivery of substitute loan documentation and environmental reports.

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Mezzanine or Subordinate Indebtedness.  Mezzanine debt is permitted from a Qualified Institutional Lender to a direct or indirect equity owner of borrower that is secured by a pledge of direct or indirect equity interests in borrower, so long as (i) immediately after giving effect to such debt, loan-to-value (as calculated under the loan agreement) does not exceed 70%, (ii) immediately after giving effect to such debt, debt service coverage ratio (as calculated under the loan agreement) is at least 1.54x, (iii) a subordination and intercreditor agreement is received by the lender, (iv) the mezzanine debt is either coterminous with the Park Place Mall Loan or prepayable without premium or penalty from and after a date that occurs prior to the maturity date of the Park Place Mall Loan and (v) if such mezzanine debt bears a floating rate of interest, borrower obtains an interest rate cap agreement.

A “Qualified Institutional Lender” means a “Qualified Transferee” under the standard mortgage/mezzanine intercreditor agreement promulgated by the CRE Finance Counsel or another lender reasonably approved by lender, subject to the delivery of Rating Agency Confirmation.

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Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Park Place Mall Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Park Place Mall Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents (not including the terrorism and seismic components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Park Place Mall Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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1551 BROADWAY

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1551 BROADWAY

1551 Broadway
1551-1555 Broadway
New York, NY 10036
1540 Broadway
1515 Broadway
1501 Broadway
ROCKEFELLER
CENTER
THEATER
DISTRICT
TIMES SQUARE
GARMENT
DISTRICT
MIDTOWN
SOUTH
SIXTH AVENUE (AVENUE OF THE AMERICAS)
SEVENTH AVENUE
BROADWAY
EIGHTH AVENUE
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
W 41ST STREET
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
BRYANT PARK
GRAND CENTRAL TERMINAL
ST. PATRICK'S CATHEDRAL
RADIO CITY MUSIC HALL
Land Use
Office
Retail
Office & Retail
Civic & Institutional
Culture & Entertainment
Hotel & Club
Eductional
Residential High-Rise
Residential
Religious

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1551 BROADWAY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$180,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$7,031.25
Size (SF)(1)	25,600	Percentage of Initial Pool Balance	10.3%
Total Occupancy as of 9/1/2011	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2011	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate	5.1000%
Appraised Value	$360,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	0
Underwritten Revenues(2)	$19,928,318
Underwritten Expenses	$2,102,965	Escrows
Underwritten Net Operating Income (NOI)	$17,825,353	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$17,817,332	Taxes	$0	$0
Cut-off Date LTV Ratio	50.0%	Insurance	$0	$0
LTV Ratio at Maturity	50.0%	Replacement Reserves	$0	$669
DSCR Based on Underwritten NOI / NCF	1.92x / 1.91x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.9% / 9.9%	Other(3)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$180,000,000	99.0%	Loan Payoff	$126,206,397	69.4%
Other	1,900,000	1.0	Sponsor Equity Distribution	52,092,087	28.6
Closing Costs	3,601,516	2.0

Total Sources	$181,900,000	100.0%	Total Uses	$181,900,000	100.0%

(1)	Size (SF) does not include 14,504 SF of light emitting diode (“LED”) signage space. Total SF including LED signage is 40,104 SF.
(2)	Underwritten Revenues include contractual rent steps ($2,761,241). See”—Cash Flow Analysis” below.
(3)	See “– Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “1551 Broadway Loan”) is evidenced by a note in the original principal amount of $180,000,000 and is secured by a first mortgage encumbering a retail building located in New York, New York (the “1551 Broadway Property”).  The 1551 Broadway Loan was originated by Citigroup Global Markets Realty Corp.  The 1551 Broadway Loan was originated on June 7, 2011 and represents approximately 10.3% of the Initial Pool Balance.  The note evidencing the 1551 Broadway Loan has an outstanding principal balance as of the Cut-off Date of $180,000,000 and an interest rate of 5.1000% per annum.  The proceeds of the 1551 Broadway Loan were used, among other things, to refinance existing debt on the 1551 Broadway Property, pay closing costs, and return capital to the borrower.

The 1551 Broadway Loan had an initial term of 120 months and has a remaining term of 117 months.  The 1551 Broadway Loan requires payments of interest only for the entire term of the 1551 Broadway Loan.  The scheduled maturity date is the due date in July 2021.  Voluntary prepayment of the 1551 Broadway Loan is prohibited prior to May 6, 2021.  Defeasance with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

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The Mortgaged Property.  The 1551 Broadway Property is an approximately 25,600 SF, three-story and basement, single-tenant retail building located in New York, New York. The 1551 Broadway Property also contains an LED signage tower with 14,504 rentable SF. The 1551 Broadway Property was constructed in 2008 and is located on the northwest corner of West 46th Street and Broadway in the “Bow Tie” section of Times Square in New York City. The 1551 Broadway Property is 100.0% leased to AE Outfitters Retail Co. (“American Eagle Tenant”), a wholly owned subsidiary of American Eagle Outfitters, Inc. (“American Eagle”).  American Eagle guarantees the obligations of the American Eagle Tenant under the American Eagle Lease. American Eagle is listed on the New York Stock Exchange under the ticker symbol “AEO.”

American Eagle operates as an apparel and accessories retailer in the United States and Canada. American Eagle offers denim wear, sweaters, graphic t-shirts, fleece, outerwear, and accessories under the American Eagle Outfitters brand name targeting 15 to 25 year old men and women. American Eagle also offers clothing and accessories for kids and babies under the 77kids by American Eagle brand and little77 brand, respectively. American Eagle also provides a collection of dormwear, intimates, and personal care products for girls under the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1551 BROADWAY

aerie by American Eagle brand name. As of January 29, 2011, American Eagle operated 929 American Eagle Outfitters stores, 148 aerie stand-alone stores, and nine 77kids stores. Further, American Eagle’s online business, AEO Direct, ships its products to 76 countries worldwide. American Eagle was founded in 1977 and is headquartered in Pittsburgh, Pennsylvania. American Eagle had net sales of $2.97 billion for the fiscal year ending January 29, 2011. As of January 29, 2011, American Eagle had total assets of $1.88 billion (including $668 million cash) and total liabilities of $0.53 billion (with no debt).  See “Description of the Mortgage Pool – Significant Obligors” and Annex F in the Free Writing Prospectus.

The American Eagle Lease (“American Eagle Lease”) commenced on February 16, 2009 and expires on February 29, 2024. Under the American Eagle Lease 64.8% of the rent is allocated to the retail portion of the 1551 Broadway Property and under the American Eagle Lease 35.2% of the rent is allocated to the LED sign portion of the 1551 Broadway Property. The American Eagle Lease provides for annual contractual rent increases in an amount equal to 3% of the previous year’s rent. In addition, the American Eagle Tenant has the right, at its election, to extend the term of the American Eagle Lease for three consecutive five-year renewal options at no less than 103% of the previous year’s rent. The American Eagle Tenant is responsible for payment of operating expenses including but not limited to taxes, assessments, utilities, insurance, property management fees, and repairs and maintenance. The American Eagle Tenant has no express right to terminate the lease, except in connection with certain cases of casualty or condemnation.

The following table represents certain information relating to the tenant at the 1551 Broadway Property:

Tenant Summary

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA(1)	% of Total GLA(1)	Total Rent(2)	Total Rent ($ per SF)(1)(2)
American Eagle	NR / NR / NR	25,600	100.0%	$15,913,500	$621.62

(1)	Tenant GLA does not include 14,504 SF of LED signage space. Total GLA including LED signage is 40,104 SF.
(2)
The 1551 Broadway Property is 100% triple-net Leased to American Eagle through 2024 with annual contractual rent increases in an amount equal to 3% of the previous year’s rent. In addition, American Eagle has at its election three consecutive five-year renewal options at 103% of the previous year’s rent. American Eagle is responsible for operating expenses including but not limited to taxes, assessments, utilities, insurance, property management fees, and repairs and maintenance. Total Rent is comprised of $10,306,643 for the retail space and $5,606,857 for the LED signage space. Total Rent ($ per SF) is based on Total Rent divided by Tenant GLA (retail space) not including 14,504 SF of LED signage space.

The following table presents the lease rollover schedule at the 1551 Broadway Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring GLA(1)	% of GLA(1)	Cumulative % of GLA(1)	Underwritten Base Rent(2)	% of Total Underwritten Base Rent	Underwritten Base Rent $ per SF(1)(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2010	0	0.0	0.0%	0	0.0	0.00	0
2011	0	0.0	0.0%	0	0.0	0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021 & Thereafter	25,600	100.0	100.0%	15,913,500	100.0	621.62	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	25,600	100.0%		$15,913,500	100.0%	$621.62	1

(1)	Calculated based on approximate square footage leased by the tenant. Expiring GLA and % of GLA does not include 14,504 SF of LED signage space. Total GLA including LED signage is 40,104 SF.
(2)
The 1551 Broadway Property is 100% NNN Leased to American Eagle through 2024 with annual contractual rent steps in the amount of 3% of the previous year’s rent. In addition, American Eagle has at its election three consecutive five-year renewal options at 103% of the previous year’s rent. American Eagle is responsible for operating expenses including but not limited to taxes, assessments, utilities, insurance, property management fees, and repairs and maintenance. Underwritten Base Rent is comprised of $10,306,643 for the retail space and $5,606,857 for the LED signage space. Underwritten Base Rent ($ per SF) is based on Underwritten Base Rent divided by Tenant GLA (retail space) not including 14,504 SF of LED signage space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1551 BROADWAY

The following table presents certain information relating to historical leasing at the 1551 Broadway Property:

Historical Leased %(1)(2)

12/31/2006	12/31/2007	12/31/2008	12/31/2009	12/31/2010
NAP	NAP	NAP	100.0%	100.0%

(1)	As provided by the borrower.
(2)	The 1551 Broadway Property was constructed in 2008. American Eagle opened for business on November 19, 2009.

The following table presents certain information relating to the historical average annual rent PSF at the Park 1551 Broadway Property:

Historical Average Base Rent PSF(1)

	2008	2009(2)	2010
Base Rent PSF	NAP	$585.94	$603.52

(1)	Base Rent PSF is based on total rent divided by 25,600 SF (retail space) and does not include the 40,104 SF of LED signage.
(2)	Rent commenced on February 16, 2009.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1551 Broadway Property:

Cash Flow Analysis(1)

	2009	2010	Underwritten(2)	Underwritten $ per SF
Base Rent (Retail)	$8,471,711	$10,006,450	$10,306,643	$402.60
Base Rent (Signage)	4,608,646	5,443,550	5,606,857	219.02
Contractual Rent Steps	0	0	2,761,241	107.86
Gross Up Vacancy	0	0	0	0.00
Total Rent	$13,080,357	$15,450,000	$18,674,741	$729.48
Total Reimbursables	497,659	691,220	1,660,278	64.85
Other Income	2,662	8,037	0	0.00
Less Vacancy & Credit Loss	0	0	(406,700)	(15.89)
Effective Gross Income	$13,580,678	$16,149,257	$19,928,318	$778.45

Total Operating Expenses	778,000	749,343	2,102,965	82.15

Net Operating Income	$12,802,678	$15,399,914	$17,825,353	$696.30
Capital Expenditures	0	0	8,021	0.31
TI/LC	0	0	0	0.00
Net Cash Flow	$12,802,678	$15,399,914	$17,817,332	$695.99

(1)
Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)
The 1551 Broadway Property is 100% triple-net Leased to American Eagle through 2024 with annual contractual rent increases in an amount equal to 3% of the previous year’s rent. The tenant is responsible for operating expenses including but not limited to taxes, assessments, utilities, insurance, property management fees, and repairs and maintenance. A 2% vacancy adjustment was applied to the total rent. Non-reimbursable expenses representing a 2% management fee of $398,566 are included in Total Operating Expenses. Contractual Rent Steps are underwritten at the present value of the lease's rent steps through the ten-year loan term discounted using an 11% discount rate, which amounts to $2,761,241. Excluding the $2,761,241 of Contractual Rent Steps for American Eagle and based on a decreased vacancy of $351,476 and management fee of $344,446, the Underwritten Net Cash Flow is $15,165,436. The DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NCF excluding the Contractual Rent Steps and using the Cut-off Date Principal Balance of $180,000,000 are 1.63x and 8.4%, respectively.

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Appraisal.  According to the appraisal, the 1551 Broadway Property had an “as-is” appraised value of $360,000,000 as of an effective date of June 1, 2011.  The appraiser also provided a “go dark” appraised value of $390,000,000.

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Environmental Matters.  According to the Phase I dated May 24, 2011, there are no recommendations for further action other than that the NYSDEC UST registration for the site should be modified to reflect the current conditions that exist at the site and the removal of the 2,500 gallon No. 4 fuel oil underground storage tank in December 2007.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1551 BROADWAY

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Market Overview and Competition.  1551 Broadway is located at the northwest corner of West 46th Street and Broadway in the Times Square area of Midtown Manhattan. The Times Square neighborhood is generally defined as the area bounded by Sixth Avenue to the east, Ninth Avenue to the west, 40th Street to the south and 54th Street to the north. Per the appraisal, numerous major retail and entertainment companies have relocated to Times Square, including ABC/Disney, XXI Forever, Clear Channel Entertainment, MTV, and Oakley Sunglasses. The total New York City retail market contains approximately 70.07 million SF with a 2.2% vacancy rate. The Times Square retail submarket contains 173 buildings totaling approximately 2.94 million SF with a vacancy rate of 1.3%.

The following table presents certain information relating to some retail lease comparables provided in the appraisal for the 1551 Broadway Property:

Retail Lease Comparables(1)(2)(3)

	1551 Broadway Property (Retail)	1501 Broadway (Retail)	1515 Broadway (Retail)	1540 Broadway (Retail)	1551 Broadway Property (Signage)	1 Times Square (Signage)	2 Times Square (Signage)	1535 Broadway (Signage)
Cross Streets	Broadway between 46th and 47th	Broadway between 43rd and 44th	Broadway between 44th and 45th	Broadway between 45th and 46th	Broadway between 46th and 47th	42nd Street between 7th Ave. and Broadway	Broadway between 47th and 48th	Broadway between 45th and 46th
Tenant	American Eagle	Yankee Clubhouse	Aeropostale	Swarovski	American Eagle	Discover Card, Anheuser-Busch Corp., General Motors, Panasonic	Pontiac, Coca Cola, Samsung, HSBC, Prudential	LG Electronics
Lease Commencement	February 2009	February 2011	December 2009	December 2009	February 2009	NA	NA	NA
Total GLA	25,600	2,000	31,089	1,000	14,504	15,000	15,000	3,750
Term (years)	15	15	15	10	15	NA	NA	NA
Lease Type	Net	Gross	Gross	Gross	Net	Gross	Gross	Gross
Average Rent PSF	$403	$1,300	$354	$1,045	$387	$880	$893	$1,152
Ground Floor Rent PSF	$955	$1,300	$1,075	$1,045	NA	NA	NA	NA
Free Rent (months)	0	0	4	5	NA	NA	NA	NA
Total Adjustment	NA	10%	0%	5%	NA	NA	NA	NA

(1)	Source: Appraisal.
(2)	Certain Lease Comparables shown in the above table may be renewals. Additional information on all rent comparables can be found in the appraisal.
(3)
64.8% of the rent under the American Eagle Lease is allocated to the retail portion of the 1551 Broadway Property and 35.2% of the rent under the American Eagle Lease is allocated to the LED sign portion of the 1551 Broadway Property.

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The Borrower.  The co-borrowers are 1551 Broadway Owner LLC and 1555 Broadway Owner LLC, both of which are New York limited liability companies and single-purpose, single-asset entities.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1551 Broadway Loan. The co-borrowers under the 1551 Broadway Loan are indirectly owned by Times Square & 34th Holding LLC, a Delaware limited liability company, the members of which are JS Times Square & 34th LLC, a New York limited liability company (90%), and Green Broadway/34 Investment LLC, a Delaware limited liability company (10%). JS Times Square & 34th LLC is 100% owned by Jeff Sutton and Green Broadway/34 Investment LLC is an affiliate of SL Green Realty Corp.  Jeff Sutton is the President and Founder of Wharton Properties, a commercial real estate company that owns and manages over 115 properties throughout the greater New York City area. SL Green Realty Corp. is a REIT focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of June 30, 2011, SL Green owned interests in 57 Manhattan properties totaling more than 33.6 million square feet.

■
Escrows.  On each monthly payment date, the borrower is required to fund the following reserves with respect to the 1551 Broadway Property: (i) a capital expenditure reserve in the amount of $669; (ii) at lender’s option, at any time after borrower fails to pay taxes with respect to the 1551 Broadway Property when due, a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; and (iii) at lender’s option, if the liability or casualty insurance policies are not

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1551 BROADWAY

maintained by borrower under approved blanket or umbrella policies, an insurance reserve in an amount equal to one-twelfth of the amount that would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies upon the expiration thereof.

In addition, on each monthly payment date during the continuance of an event of default or other 1551 Broadway Trigger Period, the borrower is required to deposit (i) amounts required by the lender to pay for approved operating expenses and approved extraordinary expenses with respect to the 1551 Broadway Property for the current month into an operating expense reserve account and (ii) all excess cash flow generated by the 1551 Broadway Property on deposit in the cash management account, after payment of debt service and the funding of monthly escrows for budgeted operating expenses, real estate taxes and insurance and capital expenditure reserves for each month into an excess cash flow reserve account, to be held as additional collateral for the 1551 Broadway Loan. The balance in the excess cash flow reserve account will be capped at $5,000,000 provided that the only 1551 Broadway Trigger Period that exists was caused solely as a result of the Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space, failing to be open to the public for business during customary hours and/or “going dark” (a “Specified Tenant Operating Trigger Period”) and no event of default or other 1551 Broadway Trigger Period exists.

A “1551 Broadway Trigger Period” means a period (A) commencing upon the earliest of (i) an event of default (ii) the occurrence of a Specified Tenant Trigger Period, and (iii) if borrower has replaced the Specified Tenant with a replacement tenant, the debt service coverage ratio (calculated as described in the loan agreement) being less than 1.20x; and (B) expiring (w) with regard to any 1551 Broadway Trigger Period commenced in connection with an event of default, the cure (if applicable) of such event of default, (x) with regard to any 1551 Broadway Trigger Period commenced in connection with clause (ii) above, the Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the loan agreement, (y) with regard to any 1551 Broadway Trigger Period commenced in connection with clause (iii) above, the debt service coverage ratio being equal to or greater than 1.20x for two (2) consecutive calendar quarters, and (z) with regard to any 1551 Broadway Trigger Period caused solely by a Specified Tenant Operating Trigger Period, the date on which the balance in the excess cash flow reserve is greater than or equal to $5,000,000. Notwithstanding the foregoing, a 1551 Broadway Trigger Period will not be deemed to expire in the event that any other 1551 Broadway Trigger Period then exists.

“Specified Lease Guarantor” means American Eagle.

“Specified Tenant” means American Eagle Tenant and any successor thereto by merger, acquisition or otherwise.

“Specified Tenant Lease” means the American Eagle Lease (including any guaranty furnished thereunder), as same may be amended, restated, extended, renewed, replaced and/or otherwise modified.

“Specified Tenant Space” means the portion of the 1551 Broadway Property leased to American Eagle Tenant under the American Eagle Lease.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) the existence of a Specified Tenant Operating Trigger Period, (ii) Specified Tenant giving notice that it is terminating the Specified Tenant Lease for all or any portion of the Specified Tenant Space, (iii) any termination or cancellation of the Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Specified Tenant Lease failing to otherwise be in full force and effect, and (iv) any bankruptcy or similar insolvency of Specified Tenant and/or Specified Lease Guarantor; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which evidence must include, without limitation, a duly executed estoppel certificate from Specified Tenant in form and substance required by the Specified Tenant Lease or otherwise reasonably acceptable to lender) of (1) the satisfaction of the Specified Tenant Trigger Period cure conditions set forth in the loan agreement or (2) borrower leasing the entire Specified Tenant Space to a replacement tenant in accordance with the applicable terms and conditions of the loan agreement, such lease being guaranteed by a replacement lease guarantor reasonably acceptable to lender if the net worth of the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1551 BROADWAY

applicable tenant is not sufficient considering the obligations involved, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease. In the event borrower leases the 1551 Broadway Property to a replacement tenant, such tenant will be deemed to be the Specified Tenant and such lease guarantor will be deemed to be the Specified Lease Guarantor for purposes of determining whether a Specified Tenant Trigger Period has commenced.

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Lockbox and Cash Management.  The 1551 Broadway Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account. On each business day, all sums on deposit in the lockbox account will be transferred (i) provided that no event of default or 1551 Broadway Trigger Period exists, to the borrower, or (ii) if an event of default or other 1551 Broadway Trigger Period exists, to the cash management account.  On each monthly payment date, all funds on deposit in the cash management account, after payment of debt service and the funding of monthly escrows for budgeted operating expenses, real estate taxes and insurance and capital expenditure reserves, will be deposited into an excess cash flow reserve account, to be held as additional collateral for the 1551 Broadway Loan.  The balance in the excess cash flow reserve account will be capped at $5,000,000 provided that no event of default is continuing and the only 1551 Broadway Trigger Period that exists is a Specified Tenant Operating Trigger Period.  Provided that no event of default or 1551 Broadway Trigger Period exists other than a Specified Tenant Operating Trigger Period, any excess cash flow available in the cash management account after the balance in the excess cash flow reserve account is at least $5,000,000 will be transferred to the borrower.

■	Property Management. The 1551 Broadway Property is self-managed by the borrower.

■
Mezzanine or Subordinate Indebtedness.  At any time after the closing date of the 1551 Broadway Loan, provided that no event of default exists under the 1551 Broadway Loan, certain direct or indirect equity owners of borrower may incur mezzanine debt from a Qualified Lender secured by a pledge of direct or indirect equity interests in borrower, so long as, among other conditions, (i) the mezzanine lender enters into an intercreditor agreement with lender substantially in the form then customarily required in the CMBS market, (ii) all documents evidencing and/or securing such mezzanine debt are reasonably acceptable to the mortgage lender under the 1551 Broadway Loan, (iii) immediately after the closing of such mezzanine debt, the loan-to-value ratio (as calculated under the loan agreement based on the aggregate principal balance of the 1551 Broadway Loan and such mezzanine debt) does not exceed 65%, (iv) immediately after the closing of such mezzanine debt, the debt service coverage ratio (as calculated under the loan agreement) is at least 1.25x, (v) if such mezzanine debt bears a floating rate of interest, the mezzanine borrower obtains an interest rate cap agreement with a fixed strike price such that the debt service coverage ratio (as calculated under the loan agreement) is at least 1.25x and (vi) borrower delivers rating agency confirmations with respect to such mezzanine debt from each of the rating agencies.

“Qualified Lender” means a lender meeting certain requirements satisfactory to the rating agencies.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1551 BROADWAY

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 1551 Broadway Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses from the 1551 Broadway Property for a period continuing until the restoration of the 1551 Broadway Property has been completed. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000. The required terrorism insurance may be included in a blanket policy, if the borrower provides evidence satisfactory to the lender that the insurance premiums for the 1551 Broadway Property are separately allocated under such blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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COPPER BEECH PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COPPER BEECH PORTFOLIO

CANADA
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
MT
ND
MN
SD
WY
WI
MI
NY
IA
NE
PA
OH
IL
IN
CO
KS
MO
KY
WV
VA
NC
TN
OK
NM
AR
SC
GA
MS
AL
LA
TX
FL
Minneapolis
Milwaukee
Detroit
Chicago
Boston
New York
Philadelphia
Indiana 4
Pittsburgh
Baltimore
Morgantown 3
Washington DC
1 Harrisonburg
Cheyenne
Denver
Omaha
Kansas City
St. Louis
Indianapolis
Nashville
Charlotte
Memphis
Atlanta
Albuquerque
Dallas
San Marcos 2
Houston
San Antonio
New Orleans
Orlando
Tampa
Miami
Atlantic Ocean
Gulf of Mexico
MEXICO
Map © 2011 Cartifact, Inc. Los Angeles, CA · Data © TANA

Copper Beech Portfolio

1	CBTC 28 Harrisonburg	410 Copper Beech Circle	Harrisonburg, VA
2	CBTC 29 San Marcos	1701 Mill Street	San Marcos, TX
3	CBTC 26 Morgantown	200 Tupelo Drive	Morgantown, WV
4	CBTC 3 IUP	120-180 South 8th Street, 719 Philadelphia Street and 116-126 South 5th Street	Indiana, PA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COPPER BEECH PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Originator	GSLP
Location (City/State)	Various	Cut-off Date Principal Balance	$119,502,551
Property Type	Multifamily	Cut-off Date Principal Balance per Unit(2)	$112,420.09
Size (Units)	1,063	Percentage of Initial Pool Balance	6.8%
Total Occupancy as of 8/4/2011	99.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/4/2011	99.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	5.4500%
Appraised Value(1)	$175,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Underwritten Revenues	$17,562,065
Underwritten Expenses	$5,076,772	Escrows
Underwritten Net Operating Income (NOI)	$12,485,293	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,027,632	Taxes	$50,818	$66,985
Cut-off Date LTV Ratio(2)	68.3%	Insurance	$37,406	$19,648
LTV Ratio at Maturity(2)	63.7%	Replacement Reserves	$0	$38,150
DSCR Based on Underwritten NOI / NCF(2)	1.54x / 1.48x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.4% / 10.1%	Other(3)	$11,363,150	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$120,000,000	92.3%	Loan Payoff	$105,462,532	81.1%
B-Note	10,000,000	7.7	Sponsor Equity Distribution	12,064,797	9.3
San Marcos Holdback	8,625,000	6.6
Survey Holdback	2,500,000	1.9
Closing Costs	1,021,297	0.8
Reserves	326,374	0.3
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

(1)
The “as-is” value of the San Marcos Property is $42,300,000 as of April 28, 2011 and reflects 90% completion of the proposed construction. Construction has since been completed and the property received a certificate of occupancy on June 10, 2011.  The aggregate portfolio appraised value of $175,000,000 reflects the “as stabilized” value of the San Marcos Property of $46,800,000 with an “as stabilized” date of August 28, 2011.  See “—Appraisal” below.

(2)
The Copper Beech Portfolio Loan is a senior note in the Copper Beech Portfolio Whole Loan. The Copper Beech Portfolio Loan Cut-off Date Principal Balance per Unit, the DSCR based on Underwritten NOI, the DSCR based on Underwritten NCF, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity, the Debt Yield based on Underwritten NOI and the Debt Yield based on Underwritten NCF are calculated based on the Copper Beech Portfolio Loan, without regard to the related companion loan.

(3)
Includes an $8,625,000 reserve for remaining construction liabilities at the San Marcos Property, a $238,150 reserve to fund the cost of radon testing and remediation at the Harrisonburg Property as well as a $2,500,000 reserve, which was released on June 6, 2011 following the receipt of survey and final zoning reports for the IUP Property.  As of July 14, 2011, $8,434,754 has been released from the initial $8,625,000 San Marcos holdback, leaving $190,246.  See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Copper Beech Portfolio Loan”) is a senior note in a whole loan (the “Copper Beech Portfolio Whole Loan”), which is evidenced by two notes and is secured by first mortgages encumbering four student housing complexes located Virginia, Texas, West Virginia and Pennsylvania (the “Copper Beech Portfolio Properties”).  The Copper Beech Portfolio Whole Loan was originated by Goldman Sachs Lending Partners, LLC and will be purchased by Goldman Sachs Mortgage Company on or prior to the securitization closing date.  The Copper Beech Portfolio Whole Loan was originated on May 27, 2011 and had an original principal balance of $130,000,000, has an outstanding principal balance as of the Cut-off Date of $129,461,097 and accrues interest at an interest rate of 5.4500% per annum.  The proceeds of the Copper Beech Portfolio Whole Loan were primarily used to refinance existing debt on the Copper Beech Portfolio Properties.  The Copper Beech Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $119,502,551 which represents approximately 6.8% of the Initial Pool Balance, and accrues interest at an interest rate of 5.4500% per annum.

The Copper Beech Portfolio Whole Loan had an initial term of 60 months and has a remaining term of 56 months.  The Copper Beech Portfolio Whole Loan requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in June 2016.  Voluntary prepayment of the Copper Beech Portfolio Whole Loan is prohibited prior to April 6, 2016.  Defeasance with direct, non-callable AAA-rated obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COPPER BEECH PORTFOLIO

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The Mortgaged Properties.  The Copper Beech Portfolio Properties consist of four student housing complexes with a total of 1,063 units (3,052 beds) and approximately 1,763,794 SF.  The Copper Beech Portfolio Properties making up the collateral of the Copper Beech Portfolio Loan are below:

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CBTC 28 Harrisonburg (“Harrisonburg Property”):  The Harrisonburg Property is a 414 unit (1,218 bed) student housing complex located in Harrisonburg, Virginia.  The Harrisonburg Property is comprised of 48 buildings with a total of 705,000 SF.  The Harrisonburg Property serves the campus of James Madison University which had a student population of 20,104 for the 2010 – 2011 academic year.  The Harrisonburg Property is located approximately 2.5 miles from the university campus.

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CBTC 26 Morgantown (“Morgantown Property”):  The Morgantown Property is a 335 unit (920 bed) student housing complex located in Morgantown, West Virginia.  The Morgantown Property is comprised of 31 buildings with a total of 540,800 SF.  The Morgantown Property serves the campus of West Virginia University.  For the 2010 – 2011 academic year, West Virginia University had total enrollment of 29,306 students.  The Morgantown Property is located approximately 2.5 miles from the university campus.

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CBTC 29 San Marcos (“San Marcos Property”):  The San Marcos Property is a 273 unit (840 bed) student housing complex located in San Marcos, Texas.  The San Marcos Property is comprised of 33 buildings with a total of 482,400 SF.  The San Marcos Property serves Texas State University which had a student population of 32,580 for the 2010 – 2011 academic year.  The San Marcos Property is located approximately 1 mile from the university campus.

—
CBTC 3 IUP (“IUP Property”):  The IUP Property is a 41 unit (74 bed) property located in Indiana, Pennsylvania.  The IUP Property serves the campus of Indiana University of Pennsylvania, which had a student population of 15,126 for the 2010 – 2011 academic year (August 2010 – July 2011).  The IUP Property is comprised of 3 buildings (120 – 180 South 8th Street, 719 Philadelphia Street and 116 – 126 South 5th Street) with a total of 35,594 SF.

The following table presents certain information relating to the Copper Beech Portfolio Properties:

Unit Type	# of Beds	# of Units	SF	Monthly Market Rent per Bed	Total Yearly Market Rent	Monthly Actual Rent per Bed	Total Yearly Actual Rent
IUP Property
3BR / 2.5BA	18	6	1,067	$358	$77,400	$358	$77,400
1BR / 1BA	1	1	900	710	8,520	710	8,520
2BR / 1BA	14	7	900	454	76,200	454	76,200
2BR / 1BA, Large	28	14	900	477	160,104	477	160,104
1BR / 1BA	11	11	696	684	90,300	684	90,300
1BR / 1BA, Large	2	2	868	673	16,140	673	16,140
Morgantown Property
1BR / 1BA	62	62	650	670	498,420	670	498,420
2BR / 2.5BA, A	128	64	1,300	529	813,024	529	813,024
2BR / 2.5BA, B	2	1	1,300	539	12,936	539	12,936
3BR / 3.5BA	312	104	2,000	464	1,736,676	464	1,736,676
4BR / 4.5BA	416	104	2,000	401	2,003,952	401	2,003,408
Harrisonburg Property
1BR / 1BA, A	57	57	650	698	477,180	698	477,180
1BR / 1BA, B	3	3	650	702	25,260	702	25,260
2BR / 2.5BA	120	60	1,300	509	733,440	509	733,440
3BR / 3.5BA	414	138	2,000	453	2,251,584	453	2,251,584
4BR / 4.5BA	624	156	2,000	442	3,312,672	442	3,312,672
San Marcos Property
1BR / 1BA, A	29	29	650	741	257,940	741	257,940
1BR / 1BA, B	1	1	650	735	8,820	735	8,820
2BR / 2.5BA, A	64	32	1,300	555	426,060	555	426,060
2BR / 2.5BA, B	2	1	1,300	545	13,080	545	13,080
3BR / 3.5BA	288	96	2,000	501	1,730,760	501	1,730,760
4BR / 4.5BA	456	114	2,000	485	2,654,400	485	2,654,400
Total / Wtd. Avg.	3,052	1,063	1,659	$475	$17,384,868	$475	$17,384,324

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COPPER BEECH PORTFOLIO

The following table presents certain information relating to historical leasing at the Copper Beech Portfolio Properties:

Historical and Current Leased %(1)

Property	2008 – 2009 Academic Year		2009 – 2010 Academic Year		2010 – 2011 Academic Year		2011 – 2012 Academic Year
	Units	Occupancy	Units	Occupancy	Units	Occupancy	Units	Occupancy
IUP Property	41	100.0%	41	100.0%	41	100.0%	41	100.0%
Morgantown Property	-	NAP	225	99.0%	335	99.9%	335	99.8%
Harrisonburg Property	232	100.0%	414	92.0%	414	99.8%	414	100.0%
San Marcos Property	-	NAP	-	NAP	77	100.0%	273	100.0%
Total / Wtd. Avg.	273	100.0%	680	94.8%	867	99.9%	1,063	99.9%

(1)	As provided by the borrowers.

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Condominium.  The IUP Property located in Indiana, Pennsylvania is comprised of three noncontiguous properties.  One of those buildings, comprising approximately 37,828 SF, is subject to a condominium regime, pursuant to which it was divided into 24 condominium units.  The borrower owns 20 of the 24 condominium units, together with an 83.0645% interest in the common elements.  The council of the condominium association has three members, all of which have been appointed by the borrower, and based on its present percentage ownership of the common elements, the borrower has the right to appoint all future members of the council of the condominium association.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Copper Beech Portfolio Properties:

Cash Flow Analysis(1)

	2009	2010	TTM 6/30/2011	Underwritten	Underwritten $ per Unit
Base Rent	$6,954,335	$11,558,270	$13,234,590	$17,384,324	$16,354
Vacancy Loss	0	0	0	(869,216)	(818)
Credit Loss	0	0	0	0	0
Concessions	0	0	0	0	0
Total Rent Revenue	$6,954,335	$11,558,270	$13,234,590	$16,515,108	$15,536
Miscellaneous Revenue	574,005	944,106	1,008,833	1,046,957	985
Effective Gross Income	$7,528,340	$12,502,376	$14,243,423	$17,562,065	$16,521

Total Operating Expenses	$1,668,222	$2,820,538	$3,280,872	$5,076,772	$4,776

Net Operating Income	$5,860,118	$9,681,838	$10,962,551	$12,485,293	$11,745
Replacement Reserves	0	0	0	457,661	431
Net Cash Flow	$5,860,118	$9,681,838	$10,962,551	$12,027,632	$11,315

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

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Appraisal.  According to the appraisals, the Copper Beech Portfolio Properties had an “as-is” appraised value of $170,500,000 as of an effective date between April 28, 2011 – May 4, 2011.  The “as-is” value of the San Marcos Property is $42,300,000 as of April 28, 2011 and reflects 90% completion of the proposed construction. Construction has since been completed and the San Marcos Property received a certificate of occupancy on June 10, 2011. The aggregate portfolio appraised value of $175,000,000 reflects the “as stabilized” value of the San Marcos Property of $46,800,000 with an “as stabilized” date of August 28, 2011.

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Environmental Matters.  According to the Phase I reports, dated May 23, 2011 and May 24, 2011, there are no recommendations for further action at the San Marcos Property or the Morgantown Property.  The Phase I related to the Harrisonburg Property identified elevated levels of radon at two of the five units and recommended ongoing short term and long term testing followed by mitigation systems if necessary.  The Phase I related to the IUP Property identified asbestos containing materials in pipe insulation and vinyl floor tiles, and recommended proper

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COPPER BEECH PORTFOLIO

abatement of these materials and also recommended Operations and Maintenance (O&M) Programs for asbestos, mold and lead based paint. The borrower completed the asbestos abatement on June 20, 2011.

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The Borrowers.  The borrowers are 4 Delaware limited liability companies, each a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Copper Beech Portfolio Whole Loan.  The borrowers of the Copper Beech Portfolio Whole Loan are indirectly owned by a group of individual investors, with the largest single investors being John R. McWhirter and Jeanette D. McWhirter.  John and Jeanette McWhirter serve as the sponsor and non-recourse carve-out guarantors for the Copper Beech Portfolio Whole Loan.  John McWhirter is the founder and Senior CEO of Copper Beech Townhome Communities.

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Escrows.  At origination, the borrowers deposited $238,150 into a reserve account to fund the cost of radon testing and remediation at the Harrisonburg Property.  In addition, the borrowers deposited $8,625,000 into another reserve account to fund outstanding construction liabilities at the San Marcos Property. The borrowers also deposited $2,500,000 into a reserve account to be released pending receipt of survey and title for the IUP Property.  The borrowers have provided survey and final zoning reports for the IUP Property and the $2,500,000 reserve was subsequently released on June 6, 2011.  As of July 14, 2011, $8,434,754 has been released from the initial $8,625,000 San Marcos holdback. On each due date, the borrowers are required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period.  Additionally, the borrowers are required to fund a capital expenditure reserve in the monthly amount of $38,150.

Furthermore, during the continuance of a Copper Beech Portfolio Trigger Period, the loan documents require that all revenues from the Copper Beech Portfolio Properties, after the payment of debt service, budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance and capital expenditures, be reserved and held as additional collateral for the Copper Beech Portfolio Loan.

A “Copper Beech Portfolio Trigger Period” means any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) of the Copper Beech Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is less than $11,809,598 (as adjusted to account for property releases) and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the Copper Beech Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is greater than or equal to $11,809,598 (as adjusted to account for property releases).

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Lockbox and Cash Management.  The Copper Beech Portfolio Whole Loan requires a springing lockbox, which is to be established upon the commencement of a Copper Beech Portfolio Trigger Period or the occurrence of an event of default under the Copper Beech Portfolio Whole Loan.  The borrowers’ failure to establish the lockbox in accordance with the loan documents is a recourse event that is guaranteed by John R. McWhirter and Jeanette D. McWhirter.  The loan documents require that, during the continuance of a Copper Beech Portfolio Trigger Period or an event of default under the Copper Beech Portfolio Whole Loan, all rents received by the borrowers or the property manager be deposited into a lender-controlled lockbox account or cash management account within one business day after receipt.  All amounts in the lockbox account are swept to the lender-controlled cash management account on a daily basis.  During the continuance of an event of default under the Copper Beech Portfolio Whole Loan, the lender may apply any funds in the cash management account to amounts payable under the Copper Beech Portfolio Whole Loan and/or toward the payment of expenses of the Copper Beech Portfolio Properties, in such order of priority as the lender may determine.

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Property Management. The Copper Beech Portfolio Properties are currently self-managed by the borrowers.  Under the loan documents, the Copper Beech Portfolio Properties must remain self-managed or be managed by a management company approved by the lender and with respect to which the lender has received Rating Agency Confirmation.  Upon the occurrence of an event of default while the Copper Beech Portfolio Properties are self-managed, the lender has the right to require the borrowers to cease such self-management and to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COPPER BEECH PORTFOLIO

engage a property manager selected by lender and with respect to which the lender has received Rating Agency Confirmation. At any time that the Copper Beech Portfolio Properties are managed by a management company, upon the occurrence of an event of default, a material default under the management agreement by the property manager, the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require borrowers to replace the manager with an approved property manager selected by lender and with respect to which the lender has received Rating Agency Confirmation.

■
Release of Collateral.  Provided no event of default is then continuing under the Copper Beech Portfolio Whole Loan, at any time on or after the first due date following the second anniversary of the securitization closing date, the borrowers may obtain the release of one or more of the Copper Beech Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral sufficient to defease an amount equal to 125% of the allocated loan amount for each Copper Beech Portfolio Property being released, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining Copper Beech Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.44x and (b) the debt service coverage ratio immediately prior to the release and (iii) delivery of Rating Agency Confirmation.

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Mezzanine or Subordinate Indebtedness. Goldman Sachs Lending Partners LLC (“GSLP”), the related mortgage loan seller of the Copper Beech Portfolio Loan, or an affiliate thereof, will initially hold the junior note in the Copper Beech Portfolio Whole Loan (the “Copper Beech Portfolio Companion Loan”), which Copper Beech Portfolio Companion Loan is subordinate in right of payment following a material default under the Copper Beech Portfolio Whole Loan.  The Copper Beech Portfolio Companion Loan has an outstanding principal balance as of the Cut-off Date of $9,958,546 and accrues interest at a rate of 5.4500% per annum on an actual/360 basis.  GSLP may sell or transfer the Copper Beech Portfolio Companion Loan at any time in its sole discretion.  Certain terms and conditions of the co-lender agreement between the holders of the Copper Beech Portfolio Loan and the Copper Beech Portfolio Companion Loan, including the rights of the holder of the Copper Beech Portfolio Companion Loan to approve and direct material servicing actions relating to the Copper Beech Portfolio Whole Loan, replace the special servicer with respect to the Copper Beech Portfolio Whole Loan, cure defaults under the Copper Beech Portfolio Loan and the Copper Beech Portfolio Whole Loan and purchase the Copper Beech Portfolio Loan after a material default under the Copper Beech Portfolio Whole Loan, as well as the allocation of collections on the Copper Beech Portfolio Whole Loan between such holders, are described under “Description of the Mortgage Pool—The Whole Loan—The Copper Beech Portfolio Co-Lender Agreement” in the Free Writing Prospectus.

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Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Copper Beech Portfolio Properties, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance throughout the term of the Copper Beech Portfolio Whole Loan as required by the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents (not including the terrorism, seismic and business interruption components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to have a deductible that is not in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Copper Beech Portfolio Properties are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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HYATT REGENCY BOSTON

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT REGENCY BOSTON

Hyatt Regency Boston
1 Avenue de Lafayette
Boston, MA 02111
Boston
Cambridge
Boston Harbor
Bunker Hill Community College
Massachusetts General Hospital
Commonwealth of Massachusetts Mental Health
Charles River Plaza
TD Garden
NORTH STATION/ GOVERNMENT CENTER DISTRICT
NORTH END
BEACON HILL
City Hall
Copp's Hill Burying Ground
Massachusetts State House
Granary Cementary
Orpheum Theater
FINANCIAL DISTRICT
New England Aquarium
Boston Common
Boston Opera House
Boston Public Garden
BACK BAY
CHINATOWN
Emerson College
Federal Reserve Bank of Boston
SOUTH STATION/ FORT POINT DISTRICT
BAY VILLAGE
SOUTH END DISTRICT
SOUTH BOSTON
Boston Convention and Exhibit Center
Prudential Center
Copley Place
Hynes Convention Center
Massachusetts Institute of Technology
Longfellow Bridge
Matthews Arena
Boston University Medical Campus
Map © 2011 Cartifact, Inc.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT REGENCY BOSTON

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	GSCMC
Location (City/State)	Boston, Massachusetts	Cut-off Date Principal Balance	$94,683,253
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$190,127.01
Size (Rooms)	498	Percentage of Initial Pool Balance	5.4%
Total 12-Month Occupancy as of 7/31/2011	81.4%	Number of Related Mortgage Loans	None
Owned 12-Month Occupancy as of 7/31/2011	81.4%	Type of Security(2)	Fee Simple
Year Built / Latest Renovation	1985 / 2005	Mortgage Rate	5.0085%
Appraised Value	$151,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Underwritten Revenues	$37,145,743
Underwritten Expenses	$24,660,950	Escrows
Underwritten Net Operating Income (NOI)	$12,484,793
Underwritten Net Cash Flow (NCF)	$10,627,505	Upfront	Monthly
Cut-off Date LTV Ratio	62.7%	Taxes	$0	$244,687
LTV Ratio at Maturity(1)	49.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.04x / 1.73x	FF&E	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.2% / 11.2%	Other(3)	$1,715,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$95,000,000	100.0%	Loan Payoff	$80,000,000	84.2%
Sponsor Equity Distribution	12,873,417	13.6
Reserves	1,715,000	1.8
Closing Costs	411,583	0.4
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)
The LTV Ratio at Maturity is calculated utilizing the “as stabilized” appraised value of $177,000,000. The LTV Ratio at Maturity, calculated on the basis of the “as-is” appraised value is 58.0%. See “—Appraisal” below.

(2)	See “—Reversionary Deed Agreement” below.
(3)	Upfront other escrow represents the Hyatt PIP Reserve. See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Hyatt Regency Boston Loan”) is evidenced by a note in the original principal amount of $95,000,000 and is secured by a first mortgage encumbering a 498-room hotel located in Boston, Massachusetts (the “Hyatt Regency Boston Property”).  The Hyatt Regency Boston Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company.  The Hyatt Regency Boston Loan was originated on June 30, 2011 and represents approximately 5.4% of the Initial Pool Balance.  The note evidencing the Hyatt Regency Boston Loan has a principal balance as of the cut-off date of $94,683,253 and an interest rate of 5.0085% per annum.  The borrower utilized a major portion of the proceeds of the Hyatt Regency Boston Loan to refinance existing debt secured in part by a lien on the Hyatt Regency Boston Property.

The Hyatt Regency Boston Loan had an initial term of 60 months and has a remaining term of 57 months.  The Hyatt Regency Boston Loan requires payments of interest and principal during the term of the loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2016.  Voluntary prepayment of the Hyatt Regency Boston Loan is prohibited prior to April 6, 2016.  Defeasance with direct, non-callable AAA-rated obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

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The Mortgaged Property.  The Hyatt Regency Boston Property is a 498-room, full service hotel located in Boston, Massachusetts which was constructed in 1985 and renovated in 2005. A more recent renovation commenced in 2010 and is scheduled to be completed during the term of the Hyatt Regency Boston Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT REGENCY BOSTON

The following table presents certain information relating to the 2010 demand analysis with respect to the Hyatt Regency Boston Property based on market segmentation, as provided in the appraisal for the Hyatt Regency Boston Property:

2010 Accommodated Room Night Demand

Property	Meeting and Group	Leisure	Commercial
Hyatt Regency Boston	30%	25%	45%

Source: Appraisal.

The following table presents certain information relating to the 2010 penetration rates relating to the Hyatt Regency Boston Property and various market segments, as provided in the appraisal for the Hyatt Regency Boston Property:

2010 Penetration Rates

Property	Meeting and Group	Leisure	Commercial
Hyatt Regency Boston	108.0%	102.6%	109.6%

Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPar at the Hyatt Regency Boston Property:

	2008(1)	2009(1)	2010(1)	TTM 7/31/2011(1)
Occupancy	79.6%	82.2%	82.9%	81.4%
ADR	$200.29	$161.41	$173.77	$181.78
RevPar	$159.47	$132.70	$144.07	$148.01

(1)	As provided by the borrower.

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Operating History and Underwritten Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency Boston Property:

Cash Flow Analysis

	2009	2010	TTM 7/31/2011	Underwritten	Underwritten $ per Room
Room Revenue	$24,120,299	$26,188,266	$26,903,180	$27,853,962	$55,932
Food & Beverage Revenue	8,193,046	8,378,214	8,414,367	8,491,406	17,051
Other Revenue	1,043,388	849,168	793,114	800,375	1,607
Total Revenue	$33,356,733	$35,415,648	$36,110,661	$37,145,743	$74,590

Room Expense	$6,152,626	$5,850,358	$5,826,024	$6,031,921	$12,112
Food & Beverage Expense	5,595,850	5,806,958	5,827,575	5,880,930	11,809
Other Expense	637,224	617,499	616,681	616,681	1,238
Total Departmental Expense	$12,385,700	$12,274,815	$12,270,280	$12,529,532	$25,160
Total Undistributed Expense	8,582,234	8,761,593	8,958,632	8,989,685	18,052
Total Fixed Charges	2,950,608	3,160,019	3,185,619	3,141,733	6,309
Total Operating Expenses	$23,918,542	$24,196,427	$24,414,531	$24,660,950	$49,520

Net Operating Income	$9,438,191	$11,219,221	$11,696,130	$12,484,793	$25,070
FF&E	1,308,231	1,095,790	1,283,849	1,857,287	3,729
Net Cash Flow	$8,129,960	$10,123,431	$10,412,281	$10,627,505	$21,340

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT REGENCY BOSTON

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Appraisal.  According to the appraisal, the Hyatt Regency Boston Property had an “as is” appraised value of $151,000,000 as of an effective date of June 3, 2011. The Hyatt Regency Boston Property has an “as stabilized” appraised value of $177,000,000 as of an effective date of June 3, 2014 which assumes a stabilized occupancy of 82.0%.

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Environmental Matters.  The Phase I report dated June 29, 2011, recommended that a mold prevention plan be prepared to prevent future mold issues at the Hyatt Regency Boston Property as areas of water intrusion were observed in the following areas: commercial kitchen ceiling tiles (the area affected by the moisture was approximately two square feet in size, in four areas); the telephone room ceiling tiles (the area affected by the moisture was approximately one square foot in size, in three locations); and the ejector pit sidewalk vault (the concrete ceiling area affected by the moisture resulting from water penetration through City of Boston owned brick pavers was approximately ten square feet in size in five locations). Per the Phase I, the sources of moisture at the kitchen and telephone room have been addressed, and the estimated cost to replace the damaged finishes is $495 and the work can be performed as part of the property management's routine maintenance program. Per the environmental report, the water intrusion within the sewage ejector pit sidewalk vault occurs through the exterior pavement, and the brick paver pavement requires repairs to prevent additional water intrusion. Per the environmental report, the pavement is owned and maintained by the City of Boston. The environmental report recommends that the Hyatt Regency Boston Property management contact city officials to perform an inspection and provide a scope of work for repairs.

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Market Overview and Competition.  The Hyatt Regency Boston Property is located near the Financial District of Boston, Massachusetts. The Hyatt Regency Boston Property is located near various lodging demand generators including employment centers, tourist attractions, hospitals, and colleges.  The convention centers and airport also drive demand to the market.  The area is densely developed and there are high barriers to entry for competition. The immediate neighborhood has been revitalized and additional construction is occurring on the minimal amount of available land.  The Financial District has 33.1 million square feet of office space and provides commercial lodging demand, food and beverage opportunities, and demand for meeting space.

The following table presents certain information relating to the competitive set for the Hyatt Regency Boston Property:

Property	Number of Rooms	Year Built	2010 Occupancy	2010 ADR	2010 RevPAR
Hyatt Regency Boston	498	1985	83%	$173.78	$144.09
InterContinental Boston	424	2006	75%	$222.00	$166.50
W Boston	235	2009	75%	$243.00	$182.25
Renaissance Waterfront	471	2008	72%	$199.00	$143.28
Hilton Boston Financial District	362	1928	78%	$197.00	$153.66
Langham Hotel Boston	318	1981	69%	$219.00	$151.11
Omni Parker House	551	1855	82%	$173.00	$141.86

Source: Appraisal.

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The Borrower.  The borrower is CHSP Boston II LLC, a single-purpose, single-asset entity formed solely for the purpose of acquiring, holding, leasing, subleasing, operating, managing, maintaining, developing and improving the Hyatt Regency Boston Property, entering into the Hyatt Regency Boston Loan and engaging in activities related or incidental thereto.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency Boston Loan.  The borrower of the Hyatt Regency Boston Loan is indirectly owned by Chesapeake Lodging, L.P., the non-recourse carveout guarantor of the Hyatt Regency Boston Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT REGENCY BOSTON

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of $1,715,000 in respect of a property improvement plan relating to the Hyatt Regency Boston Property (as described in “—Property Improvement Plan and Capital Plan” below).  On each due date, the borrower is required to fund: (i) a tax and insurance reserve (but no reserves for insurance premiums are required so long as the Hyatt Regency Boston Property is covered by a blanket policy, and no reserves for taxes are required so long as the property manager is reserving sufficient funds for the payment of taxes and actually paying taxes on or before the date they become due and payable); and (ii) a reserve for furniture, fixtures and equipment in an amount equal to 4% of the borrower’s monthly operating income for the period prior to December 31, 2011 and in an amount equal to 5% of the borrower’s monthly operating income thereafter (but no such reserve is required to the extent that the borrower funds a reserve in the same amount pursuant to the hotel management agreement and such reserve is subject to an account control agreement in favor of lender, pursuant to which lender has the right to control the disbursement of funds from such account upon termination of the hotel management agreement).  In addition, if borrower fails to complete the work under a capital plan applicable to the Hyatt Regency Boston Property before June 30, 2013, a reserve in respect of the capital plan work (as described in “—Property Improvement Plan and Capital Plan” below) is required to be funded from excess cash that would otherwise be distributed to borrower from the cash management account, until such reserve contains the greater of (a) $1,000,000 and (b) an amount equal to $5,000,000 minus the amounts already expended by borrower in respect of the capital plan work.

Furthermore, during the continuance of a Hyatt Regency Boston Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and the funding of required monthly escrows be reserved and held as additional collateral for the Hyatt Regency Boston Loan.

A “Hyatt Regency Boston Trigger Period” means any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) of the Hyatt Regency Boston Property for the twelve-month period immediately preceding such fiscal quarter end is less than $8,036,012.20 and terminating as of the end of any fiscal quarter in which the net operating income of the Hyatt Regency Boston Property for the twelve-month period immediately preceding such fiscal quarter end is greater than or equal to $8,036,012.20. Additionally, a Hyatt Regency Boston Trigger Period will exist as of the date that borrower fails to complete any portion of the work under the property improvement plan applicable to the Hyatt Regency Boston Property by the deadline for such work set forth in the loan agreement until the date that the applicable portion of the work under property improvement plan has been completed.

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Lockbox and Cash Management.  All credit card receivables, all cash revenues and all other money received by borrower, the operating lessee or the property manager with respect to the Hyatt Regency Boston Property are required to be deposited into an operating account established by the property manager pursuant to the hotel management agreement and subject to an account control agreement in favor of lender, pursuant to which lender has the right to control the disbursement of funds from such account upon termination of the hotel management agreement.  Subject to the terms of the hotel management agreement, the property manager is required to pay all costs and expenses incurred in connection with the operation of the Hyatt Regency Boston Property and all other amounts required or permitted to be paid by the property manager in the performance of its duties and obligations with respect to the Hyatt Regency Boston Property (including all management fees payable to the property manager) out of operating account or the FF&E account maintained by the property manager.  All amounts required to be paid by the property manager to borrower or operating lessee under the hotel management agreement must instead be remitted to a cash management account under the control of lender.  On each business day that no event of default under the Hyatt Regency Boston Loan or Hyatt Regency Boston Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an account owned and controlled by borrower.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT REGENCY BOSTON

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Property Management.  The Hyatt Regency Boston Property is currently managed by Hyatt Corporation, a third-party property manager, pursuant to a hotel management agreement.  Under the loan documents, the Hyatt Regency Boston Property may be managed by Hyatt Corporation or any other management company approved by lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of a material default by the property manager under the hotel management agreement (after the expiration of any applicable notice and/or cure periods), or the filing of a bankruptcy petition or a similar event, lender has the right to require borrower to exercise any and all available remedies under the hotel management agreement, and if the exercise of such remedies results in the termination of the property manager, engage replacement property manager reasonably acceptable to lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hyatt Regency Boston Property (plus twelve months of business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Hyatt Regency Boston Loan as required by the preceding sentence, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance shall not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hyatt Regency Boston Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

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Reversionary Deed Agreement.  The borrower’s fee interest in the Hyatt Regency Boston Property was acquired pursuant to a deed in which title to the Hyatt Regency Boston Property automatically reverts to the City of Boston in 2079.  The borrower's fee interest  in the Hyatt Regency Boston Property covers the surface of the parcel and the air rights above it, with the subterranean rights to the parking garage beneath the Hyatt Regency Boston Property owned by the City of Boston, subject to easements to the parking garage granted to borrower.  The City of Boston has no remedy or right under the deed that could accelerate its right of reverter or otherwise cause borrower’s interest in the Hyatt Regency Boston Property to otherwise be materially decreased, encumbered, impaired, modified, transferred or terminated; nonetheless, if for any reason borrower’s interest in the Hyatt Regency Boston Property pursuant to the deed terminates prior to 2079, the City of Boston is required under the deed to take all necessary action to revert title to borrower.  Upon a foreclosure, the lender would succeed to borrower’s fee interest in the Hyatt Regency Boston Property and all of borrower rights and privileges under the deed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HYATT REGENCY BOSTON

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Operating Lease.  An affiliate of the borrower, CHSP TRS Boston II LLC (“Operating Lessee”), leases the Hyatt Regency Boston Property from the borrower pursuant to a lease agreement dated March 18, 2010 (the “Operating Lease”), which Operating Lease is pledged to the lender as additional collateral for the Hyatt Regency Boston Loan under the mortgage. The Operating Lessee is the party to the hotel management agreement; however, amounts payable to the Operating Lessee by the property manager under the hotel management agreement are required to be deposited directly to the cash management account under the control of the lender as described in the Lockbox and Cash Management section above.  The Operating Lessee has joined in the execution of the loan agreement.  The lender may terminate the Operating Lease in its sole discretion upon a foreclosure of the Hyatt Regency Boston Property.  Pursuant to a subordination and nondisturbance agreement, following a foreclosure on the Hyatt Regency Boston Property, the property manager has agreed to recognize any subsequent owner of the Hyatt Regency Boston Property as the “owner” under the hotel management agreement.

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Property Improvement Plan and Capital Plan.  The loan documents require that borrower complete the remaining work under the property improvement plan as follows: (1) prior to January 1, 2012, renovate the presidential suite, (2) prior to April 1, 2012, (i) upgrade public area signage, (ii) renovate arrival and registration lobby, public restrooms, meeting and banquet space, and access corridor to fitness center and (3) modernize three passenger elevators prior to January 1, 2014, an additional three passenger elevators prior to January 1, 2015 and all remaining passenger elevators prior to January 1, 2016.  As described in “—Escrows” above, at origination, the borrower reserved $1,715,000 in respect of the foregoing work, except for the modernization of the elevators.  Additionally, a Hyatt Regency Boston Trigger Period will exist as of the date that the borrower fails to complete any portion of the work under the property improvement plan applicable to the Hyatt Regency Boston Property by the deadline for such work set forth in the loan agreement until the date that the applicable portion of the work under property improvement plan has been completed. In addition, the loan documents require the completion of the following capital improvements prior to July 1, 2013: (i) the replacement of the carpets, lighting and vinyl wall coverings on all guestroom floor corridors at the Hyatt Regency Boston Property and (ii) with respect to each guestroom at the Hyatt Regency Boston Property where such replacements were not made in conjunction with the property improvement plan, replacement of carpet, vinyl wall coverings, seating, beds, bedding, lighting, artwork, window treatments and pillows, in each case in accordance with the terms and conditions of the hotel management agreement (including compliance with any applicable brand-mandated standards and approval processes).  If the borrower fails to complete the work under a capital plan applicable to the Hyatt Regency Boston Property before July 1, 2013, a reserve in respect of the capital plan work will be funded from excess cash that would otherwise be distributed to borrower from the cash management account, until such reserve contains the greater of (a) $1,000,000 and (b) an amount equal to $5,000,000 minus the amounts already expended by borrower in respect of the capital plan work. The borrower and Chesapeake Lodging, L.P. have delivered a completion guaranty for the benefit of lender in respect of the work described above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKDALE MALL & CROSSING

PARKDALE MALL

FOODCOURT

Dillard's

SEARS

PARKDALE CROSSING
BARNES&NOBLE
BOOKSELLERS
Office
DEPOT
PETCO
BARNES&NOBLE
BOOKSELLERS
PARKDALE MALL

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKDALE MALL & CROSSING

Parkdale Mall & Crossing
6155 Eastex Freeway,
Eastex Freeway & Dowlen Road
Beaumont, TX 77706
Map © 2011 Cartifact, Inc. Los Angeles, CA · Data © TANA
Beaumont
DOWNTOWN
North Park Plaza
Dowlen Towne Center
Wuthering Heights Park
Babe Zaharias Memorial Stadium
Christus Hospital
Calder Avenue Center
Phelan West Shopping Center
Beaumont Amtrak Station
Central Park
Beaumont Country Club
Neches River
Eastex Freeway
Delaware St
Calder Ave
College St
Washington Blvd
Phelan Blvd
Gladys Ave
Dowlen Rd
E Lucas Dr
96
69
287
105
10
90

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKDALE MALL & CROSSING

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	GSCMC
Location (City/State)	Beaumont, Texas	Cut-off Date Principal Balance	$94,003,560
Property Type	Retail	Cut-off Date Principal Balance per SF	$126.49
Size (SF)	743,175	Percentage of Initial Pool Balance	5.4%
Total Occupancy as of 8/1/2011(1)	94.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2011(1)	89.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1973, 1986, 2003 / 2006	Mortgage Rate	5.8500%
Appraised Value	$149,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Underwritten Revenues	$17,980,818
Underwritten Expenses	$6,162,521	Escrows
Underwritten Net Operating Income (NOI)	$11,818,297	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,811,554	Taxes	$357,410	$119,137
Cut-off Date LTV Ratio	63.1%	Insurance	$116,363	$29,091
LTV Ratio at Maturity	48.5%	Replacement Reserves	$14,518	$14,518
DSCR Based on Underwritten NOI / NCF	1.63x / 1.49x	TI/LC	$48,316	$48,316
Debt Yield Based on Underwritten NOI / NCF	12.6% / 11.5%	Other(2)	$323,450	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$95,000,000	88.1%	Loan Payoff	$106,574,672	98.9%
Sponsor Equity	12,792,829	11.9	Reserves	860,056	0.8
Closing Costs	358,101	0.3

Total Sources	$107,792,829	100.0%	Total Uses	$107,792,829	100.0%

(1)
There is currently one tenant (Suncoast Motion) with a total of 2,411 SF that is currently paying rent, but has been treated as vacant due to bankruptcy status.  See “Risk Factors–Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

(2)	Represents an unfunded obligation reserve relating to unpaid tenant improvements for Marble Slab Creamery and Children’s Place. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Parkdale Mall & Crossing Loan”) is evidenced by a note in the original principal amount of $95,000,000 and is secured by a first mortgage encumbering Parkdale Mall, a regional mall and Parkdale Crossing, a strip center adjacent to Parkdale Mall located in Beaumont, Texas (the “Parkdale Mall & Crossing Property”).  The Parkdale Mall & Crossing Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The Parkdale Mall & Crossing Loan was originated on March 3, 2011 and represents approximately 5.4% of the Initial Pool Balance.  The note evidencing the Parkdale Mall & Crossing Loan had an outstanding principal balance as of the Cut-off Date of $94,003,560 and has an interest rate of 5.8500% per annum on a 30/360 basis.  The borrower utilized the proceeds of the Parkdale Mall & Crossing Loan to refinance existing debt on the Parkdale Mall & Crossing Property.

The Parkdale Mall & Crossing Loan had an initial term of 120 months and has a remaining term of 113 months.  The Parkdale Mall & Crossing Loan requires payments of principal and interest in an amount sufficient to fully amortize the Parkdale Mall & Crossing Loan over a 25-year amortization schedule.  The scheduled maturity date is the due date in March 2021.  Voluntary prepayment of the Parkdale Mall & Crossing Loan is prohibited prior to December 6, 2020.  Defeasance with direct, non-callable AAA-rated obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■
The Mortgaged Property.  The Parkdale Mall & Crossing Property is an approximately 1,410,274 SF retail center located in Beaumont, Texas. The Parkdale Mall & Crossing Property was constructed between 1973 and 2003 and was renovated in 2006. The portion of the Parkdale Mall & Crossing Property’s space that constitutes collateral for the Parkdale Mall & Crossing Loan totals approximately 743,175 SF and includes nationally recognized tenants including Old Navy, Barnes & Noble, Office Depot, GameStop, American Eagle Outfitters and Victoria’s Secret. The Parkdale Mall & Crossing Property’s in-line space totals approximately 331,502 SF.  As of August 1, 2011, Total Occupancy was 94.3% and Owned Occupancy was 89.3%.  For the trailing twelve month period ending June 30, 2011, comparable sales were $320 per SF for in-line tenants with less than 10,000 SF who have both been in occupancy and reported sales for at least one year at the Parkdale Mall property only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKDALE MALL & CROSSING

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Parkdale Mall & Crossing Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF / Screen(3)	Occupancy Cost
Anchors
Dillard’s(4)	BB / B3 / BB-	203,000	14.4%	No	$9,600	$0.05	NA	$123	0.0%
Macy’s(4)	NR / Ba1 / BBB-	171,267	12.1	No	$60,749	$0.35	NA	$62	0.6%
JC Penney(4)	BBB- / NR / BB+	169,100	12.0	No	$30,807	$0.18	NA	$125	0.1%
Sears(4)	NR / NR / B+	115,732	8.2	No	$6,500	$0.06	NA	$113	0.0%
Hollywood Theaters	NR / NR / NR	43,936	3.1	Yes	$350,315	$7.97	12/31/2022	$293,019	10.0%
Beall's	NR / NR / NR	40,000	2.8	Yes	$549,200	$13.73	7/31/2023	$66	20.9%
Hadley's Furniture	NR / NR / NR	33,120	2.3	Yes	$264,767	$7.99	9/30/2017	NA	NA
Kaplan Career Institute	NR / NR / NR	30,294	2.1	Yes	$401,731	$13.26	11/30/2019	NA	NA
Marshalls(5)	NR / A3 / A	30,284	2.1	Yes	$248,910	$8.22	11/29/2012	$182	4.5%
Total Anchors		836,733	59.3%

Jr. Anchors
Ashley Furniture	NR / NR / NR	26,439	1.9%	Yes	$252,958	$9.57	1/31/2017	$125	7.6%
Barnes & Noble	NR / NR / NR	24,500	1.7	Yes	$455,419	$18.59	10/31/2012	NA	NA
XXI Forever(6)	NR / NR / NR	23,999	1.7	Yes	$611,155	$25.47	1/31/2019	$127	20.1%
Books-A-Million	NR / NR / NR	23,538	1.7	Yes	$237,734	$10.10	1/31/2013	$82	12.3%
Office Depot	NR / Caa1 / B-	18,000	1.3	Yes	$296,576	$16.48	12/31/2017	NA	NA
Petco	NR / NR / B	13,500	1.0	Yes	$268,725	$19.91	6/30/2013	NA	NA
Old Navy	BBB- / Baa3 / BB+	12,412	0.9	Yes	$211,004	$17.00	9/30/2015	$324	5.3%
Ulta	NR / NR / NR	10,310	0.7	Yes	$206,200	$20.00	10/31/2020	NA	NA
Total Jr. Anchors		152,698	10.8%

Occupied In-line		283,701	20.1%	Yes	$9,013,535	$31.77
Other / Storage		46	0.0%	Yes	$91,618	$1,991.70
Owned Outparcels		49,272	3.5%	Yes	$494,608	$10.04
Non-Owned Outparcels		8,000	0.6%	No	$3,000	$0.38
Vacant Spaces(7)		79,824	5.7%	Yes	$0	$0.00
Total Owned SF		743,175	52.7%
Total SF	1,410,274		100.0%

(1)	Certain credit ratings are those of the parent company regardless of whether or not the parent guarantees the lease.
(2)	Calculated based on approximate square footage occupied by each Owned Tenant.
(3)	Sales as of 6/30/2011 unless otherwise noted.
(4)	Non-owned Anchor sales are for the 12 months ended 12/31/2010 and are estimated by the borrower.
(5)	Marshalls’ Sales are as of 12/31/2010.
(6)	XXI Forever has the right to terminate if sales fall below $3,000,000 from the 73rd full calendar month through the 84th full calendar month based on a lease commencement date of 1/1/2009.
(7)	31,260 SF of the total vacant space is attributable to the space previously occupied by Steve and Barry’s which vacated after bankruptcy in December 2008.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKDALE MALL & CROSSING

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Parkdale Mall & Crossing Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost
XXI Forever	NR / NR / NR	23,999	3.2%	$611,155	5.7%	$25.47	1/31/2019	$127	20.1%
Beall's	NR / NR / NR	40,000	5.4	549,200	5.1	13.73	7/31/2023	$66	20.9%
Kaplan Career Institute	NR / NR / NR	30,294	4.1	398,701	3.7	13.16	11/30/2019	NA	NA
Barnes & Noble	NR / NR / NR	24,500	3.3	330,750	3.1	13.50	10/31/2012	NA	NA
Ashley Furniture	NR / NR / NR	26,439	3.6	252,958	2.4	9.57	1/31/2017	$125	7.6%
Books-A-Million	NR / NR / NR	23,538	3.2	237,734	2.2	10.10	1/31/2013	$82	12.3%
Office Depot	NR / Caa1 / B-	18,000	2.4	216,000	2.0	12.00	12/31/2017	NA	NA
Ulta	NR / NR / NR	10,310	1.4	206,200	1.9	20.00	10/31/2020	NA	NA
Petco	NR / NR / B	13,500	1.8	199,149	1.9	14.75	6/30/2013	NA	NA
Old Navy	BBB- / Baa3 / BB+	12,412	1.7	186,180	1.7	15.00	9/30/2015	$324	5.3%
Ten Largest Owned Tenants		222,992	30.0%	$3,188,027	29.7%	$14.30
Remaining Owned Tenants		440,359	59.3	7,549,182	70.3	17.14
Vacant Spaces (Owned Space)(3)		79,824	10.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		743,175	100.0%	$10,737,209	100.0%	$16.19

(1)	Borrower owned collateral space only. Does not include Non-owned Anchors (Dillard’s, JC Penney, Macy’s and Sears) or Non-owned Outparcels (Discount Tire and Applebee’s).
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	31,260 SF of the total vacant space is attributable to the space previously occupied by Steve and Barry’s which vacated after bankruptcy in December 2008.

The following table presents certain information relating to the lease rollover schedule at the Parkdale Mall & Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	36,139	4.9%	4.9%	$64,800	0.6%	$1.79	16
2011	8,300	1.1	6.0%	100,111	0.9	12.06	3
2012	116,497	15.7	21.7%	2,160,970	20.1	18.55	29
2013	85,247	11.5	33.1%	1,423,734	13.3	16.70	20
2014	23,924	3.2	36.3%	669,184	6.2	27.97	12
2015	36,798	5.0	41.3%	999,777	9.3	27.17	12
2016	17,413	2.3	43.6%	501,404	4.7	28.79	7
2017	95,525	12.9	56.5%	1,010,133	9.4	10.57	10
2018	25,678	3.5	59.9%	736,363	6.9	28.68	8
2019	63,918	8.6	68.5%	1,211,536	11.3	18.95	4
2020	17,714	2.4	70.9%	490,985	4.6	27.72	5
2021	27,048	3.6	74.6%	673,612	6.3	24.90	6
2022 & Thereafter	109,150	14.7	89.3%	694,600	6.5	6.36	4
Vacant(3)	79,824	10.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	743,175	100.0%		$10,737,209	100.0%	$16.19	136

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
Borrower-owned collateral space only (including ground leased tenants). Does not include Non-owned Anchors (Dillard’s, JC Penney, Macy’s and Sears) or Non-owned Outparcels (Discount Tire and Applebee’s).

(3)	31,260 SF of the total vacant space is attributable to the space previously occupied by Steve and Barry’s which vacated after bankruptcy in December 2008.

The following table presents certain information relating to historical leasing at the Parkdale Mall & Crossing Property:

Historical Leased %(1)

	12/31/2008	12/31/2009	12/31/2010
Owned Space	89.9%	89.9%	89.3%

(1)	As provided by the borrower which represents occupancy (excluding temporary tenants) as of December 31, for each respective year.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKDALE MALL & CROSSING

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Parkdale Mall & Crossing Property:

Cash Flow Analysis(1)

	2009	2010	TTM 6/30/2011	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$9,910,451	$10,314,308	$10,598,658	$10,737,209	$14.45
Overage Rent(4)	625,909	587,877	527,219	408,126	0.55
Other Rental Revenue(5)	1,832,339	1,735,832	1,664,656	1,744,380	2.35
Gross Up Vacancy	0	0	0	2,021,380	2.72
Total Rent	$12,368,699	$12,638,017	$12,790,533	$14,911,096	$20.06
Total Reimbursables	5,224,948	4,856,566	4,774,383	4,805,877	6.47
Other Income(6)	330,333	344,497	303,450	285,225	0.38
Less Vacancy & Credit Loss	0	0	0	(2,021,380)	(2.72)
Effective Gross Income	$17,923,980	$17,839,080	$17,868,366	$17,980,818	$24.19

Total Operating Expenses	6,047,162	5,731,916	5,592,920	6,162,521	8.29

Net Operating Income	$11,876,818	$12,107,164	$12,275,446	$11,818,297	$15.90
TI/LC	0	0	0	648,598	0.87
Capital Expenditures	0	0	0	358,145	0.48
Net Cash Flow	$11,876,818	$12,107,164	$12,275,446	$10,811,554	$14.55

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 8/1/2011 rent roll with rent steps through 12/31/2011.
(3)	Underwritten base rent includes 8 tenants comprising 39,293 SF that paid rent based on a percentage of sales in lieu of base rent totaling $452,994.
(4)	Overage rent includes 11 tenants who pay rent based on a percentage of sales ($625,909 for 2009, $587,877 for 2010, $527,219 for TTM 6/30/2011 and $408,126 for Underwritten).
(5)	Other rental revenue includes kiosk, temporary, specialty branding, sponsorship and lease termination income.
(6)	Other income includes advertising, promotion, billboard, event, marketing and miscellaneous income.

■	Appraisal. According to the appraisal, the Parkdale Mall & Crossing Property had an “as-is” appraised value of $149,000,000 as of an effective date of January 12, 2011.

■
Environmental Matters.  According to the Phase I reports performed on the Parkdale Mall and Parkdale Crossing properties, dated February 10, 2011, a review of previously conducted asbestos survey reports at the Parkdale Mall property identified asbestos-containing vinyl-floor tile and mastic, transite boards, and joint compound/drywall texture.  The Phase I at the Parkdale Mall property recommended that an asbestos O&M Program be developed and implemented. Such a plan has subsequently been implemented.

■
Market Overview and Competition.  The Parkdale Mall & Crossing Property is a regional mall in the Beaumont, Texas area.  There is one other regional mall within a 50-mile radius.  As of 2010, the population within a 10-mile radius of the Parkdale Mall & Crossing Property was 145,736 with an average household income of $58,066.

The following table presents certain information relating to the primary competition for the Parkdale Mall & Crossing Property:

Competitive Set

	Parkdale Mall & Crossing	Prien Lake Mall(1)	Central Mall(1)	Baybrook Mall(1)
Distance from Subject	-	50 miles	22 miles	70 miles
Property Type	Regional Mall	Regional Center	Power Center	Super-Regional Center / Mall
Year Built / Renovated	1973, 1986, 2003 / 2006	1972 / 1998	1982 / 2001	1978 / 1984 & 1994
Total GLA	1,410,274	672,578	707,000	1,237,922
Total Occupancy	94%	99%	87%	93%
Anchors	Dillard’s JC Penney Macy’s Sears	Dillard's Sears Macy's JC Penney	Dillard's Sears Target JC Penney	Dillard's Macy's JC Penney Sears

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKDALE MALL & CROSSING

■
The Borrower.  The borrowers are Parkdale Mall CMBS, LLC and Parkdale Crossing CMBS, LLC, each a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Parkdale Mall & Crossing Loan.  The borrower of the Parkdale Mall & Crossing Loan is indirectly owned by CBL & Associates Properties, Inc., who is also the non-recourse carveout guarantor under the Parkdale Mall & Crossing Loan.

■
Escrows. At origination, the borrower funded a reserve on the amount of $323,450 in respect of certain unfunded obligations at the Parkdale Mall & Crossing Property.  On each due date, provided no event of default under the loan documents is occurring, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $48,316 and (iii) a capital expenditure reserve in the monthly amount of $14,518.

Furthermore, during the continuance of a Parkdale Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after the payment of debt service and the funding of required monthly escrows for budgeted operating expenses, real estate taxes, insurance, tenant improvements, leasing commissions and capital expenditures, be reserved and held as additional collateral for the Parkdale Mall & Crossing Loan.

A “Parkdale Trigger Period” means any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) of the Parkdale Mall & Crossing Property for the twelve-month period immediately preceding such fiscal quarter end is less than $9,757,345.60 and terminating as of the end of the second fiscal quarter in which the net operating income of the Parkdale Mall & Crossing Property for the twelve-month period immediately preceding such fiscal quarter end is greater than or equal to $9,757,345.60.

■
Lockbox and Cash Management.  The Parkdale Mall & Crossing Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to lender-controlled lockbox accounts.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account or a blocked account within one business day after receipt.  So long as no event of default or Parkdale Trigger Period is then continuing, all amounts in the lockbox accounts are swept on a daily basis to an operating account accessible by borrower but pledged to lender.  During the continuance of an event of default or Parkdale Trigger Period, all amounts in any blocked account are swept to the lender-owned cash management account, rather than to the borrower.  During the continuance of an event of default under the Parkdale Mall & Crossing Loan, the lender may prohibit borrower’s access to the funds contained in the operating account and apply any funds in the cash management account to amounts payable under the Parkdale Mall & Crossing Loan and/or toward the payment of expenses of the Parkdale Mall & Crossing Property, in such order of priority as the lender may determine.

■
Property Management.  The Parkdale Mall & Crossing Property is currently managed by CBL & Associates Management, Inc., an affiliate of the borrower, pursuant to two management agreements.  Under the loan documents, the Parkdale Mall & Crossing Property may not be managed by any other party, other than (i) any direct or indirect wholly-owned affiliate of CBL & Associates Management, Inc. or CBL & Associates Limited Partnership or (ii) another management company approved by the lender and with respect to which the Rating Agency Confirmation has been obtained.  Upon the occurrence of an event of default, a material default by the property manager under the management agreements beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■
Mezzanine or Subordinate Indebtedness.  No mezzanine financing is permitted, however, issuance of preferred equity in borrower is permitted subject to requirements set forth in the loan documents, including qualifications for the holder of any such preferred equity, subordination of such preferred equity to all payments required under the Parkdale Mall & Crossing Loan and Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKDALE MALL & CROSSING

■
Release of Collateral.  The borrower may obtain the release of a certain vacant, non-income producing parcel identified in the loan agreement, in connection with the conveyance (or ground lease) of such parcels to one or more third parties, without the payment of a release price, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Parkdale Mall & Crossing Loan, (ii) a determination that certain REMIC requirements will be met and (iii) delivery of Rating Agency Confirmation.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Parkdale Mall & Crossing Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Parkdale Mall & Crossing Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents, and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Parkdale Mall & Crossing Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPPES AT CHINO HILLS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPPES AT CHINO HILLS

Shoppes at Chino Hills
13920 City Center Drive
Chino Hills, CA 91709
RiversidePlaza
Anaheim Gardenwalk
Plaza El Segundo
Village at Orange Mall
Promenade Shops at Dos Lagos
Bella Terra - Shop Space
The River
Los Angeles
San Diego
Santa Monica
Burbank
Pasadena
Ontario
San Bernardino
Fontana
Riverside
Corona
Anaheim
Santa Ana
Long Beach
Palm Springs
Moreno Valley
Mission Viejo
Oceanside
Escondido
Encinitas
El Cajon
Chula Vista
Temecula
Hemet
Lancaster
Palmdale
Victorville
Hesperia
Barstow
Santa Clarita
PACIFIC OCEAN
MEXICO
MAP ©2011 CARTIFACT, INC. LOS ANGELES, CA - DATA ©TANA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPPES AT CHINO HILLS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	CGMRC
Location (City/State)	Chino Hills, California	Cut-off Date Principal Balance	$60,804,936
Property Type	Retail	Cut-off Date Principal Balance per SF	$160.36
Size (SF)	379,188	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 8/1/2011	87.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2011	87.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate	5.2000%
Appraised Value	$111,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$10,812,971
Underwritten Expenses	$3,658,321	Escrows
Underwritten Net Operating Income (NOI)	$7,154,649	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,706,392	Taxes	$451,786	$112,946
Cut-off Date LTV Ratio	54.5%	Insurance	$21,642	$10,821
LTV Ratio at Maturity	45.3%	Replacement Reserves	$0	$3,159
DSCR Based on Underwritten NOI / NCF	1.78x / 1.67x	TI/LC(1)	$0	$38,857
Debt Yield Based on Underwritten NOI / NCF	11.8% / 11.0%	Other(2)	$1,934,826	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$61,000,000	98.9%	Loan Payoff	$41,803,712	67.8%
Other	660,000	1.1	Sponsor Equity Distribution	16,699,180	27.1
Reserves	2,408,253	3.9
Closing Costs	748,855	1.2
Total Sources	$61,660,000	100.0%	Total Uses	$61,660,000	100.0%

(1)	TI/LC Reserves are capped at $2,000,000.
(2)	Other reserves represent Gap Rent Reserve ($135,981), Free Rent Reserve ($277,063), TI Holdback Reserve ($1,514,907), and deferred maintenance reserve ($6,875). See “– Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Shoppes at Chino Hills Loan”) is evidenced by a note in the original principal amount of $61,000,000 and is secured by a first mortgage encumbering a lifestyle center located in Chino Hills, California (the “Shoppes at Chino Hills Property”).  The Shoppes at Chino Hills Loan was originated on June 8, 2011 by Citigroup Global Markets Realty Corp. and represents approximately 3.5% of the Initial Pool Balance.  The note evidencing the Shoppes at Chino Hills Loan had an outstanding principal balance as of the cut-off date of $60,804,936 and an interest rate of 5.2000% per annum.  The proceeds of the Shoppes at Chino Hills Loan were used to refinance existing debt on the Shoppes at Chino Hills Property.

The Shoppes at Chino Hills Loan had an initial term of 120 months and has a remaining term of 117 months.  The Shoppes at Chino Hills Loan requires payments of interest and principal during the term of the loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2021.  Voluntary prepayment of the Shoppes at Chino Hills Loan is prohibited prior to April 7, 2021.  Defeasance with non-callable U.S. government securities is permitted at any time after the second anniversary of the securitization closing date.

■
The Mortgaged Property.  The Shoppes at Chino Hills Property is a 379,188 SF lifestyle center located in Chino Hills, California.  The Shoppes at Chino Hills Property was constructed in 2008.  The Shoppes at Chino Hills Property offers an open-air shopping environment with big box retail, local boutiques and numerous national retail tenants, as well as a small office component. Anchors at the Shoppes at Chino Hills Property include Barnes & Noble, XXI Forever, and Trader Joe’s.  The Shoppes at Chino Hills Property also has other nationally recognized tenants including Abercrombie & Fitch, Aeropostale, American Eagle Outfitters, Banana Republic, H&M, and Victoria’s Secret. As of August 1, 2011, Total Occupancy and Owned Occupancy were both 87.4%.  For the trailing twelve-month period ending June 30, 2011, comparable sales were approximately $287 per SF for tenants who have both been in occupancy and reported sales for at least one year.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPPES AT CHINO HILLS

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Shoppes at Chino Hills Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Jacuzzi Brands Corporation	NR / NR / NR	32,458	8.6%	$934,790	10.3%	$28.80	10/31/2014	NA	NA
Barnes & Noble	NR / NR / NR	27,970	7.4	440,720	4.8	15.76	6/30/2018	$134	11.8%
XXI Forever	NR / NR / NR	21,169	5.6	420,052(3)	4.6	19.84	12/31/2018	$265	7.5%
Sterling Jewelers Inc.	NR / NR / NR	6,085	1.6	344,795	3.8	56.66	1/31/2029	$495	10.7%
Victoria’s Secret	BB+ / Ba2 / BB+	9,869	2.6	296,070	3.3	30.00	5/31/2018	$374	11.0%
Trader Joe’s	NR / NR / NR	12,538	3.3	275,836	3.0	22.00	8/31/2018	NA	NA
Wood Ranch	NR / NR / NR	7,594	2.0	265,790	2.9	35.00	12/31/2029	$505	9.2%
Dillon’s Restaurant(4)	NR / NR / NR	9,239	2.4	249,453	2.7	27.00	10/31/2021	NA	NA
Banana Republic	BBB- / Baa3 / BB+	8,652	2.3	232,956	2.6	26.93	5/31/2013	$213	17.0%
Yard House USA LLC	NR / NR / NR	6,629	1.7	229,032	2.5	34.55	5/31/2018	$686	6.5%
Ten Largest Owned Tenants		142,203	37.5%	$3,689,495	40.5%	$25.95
Remaining Owned Tenants		189,133	49.9	5,409,625(5)	59.5	28.60
Vacant Spaces (Owned Space)		47,852	12.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		379,188	100.0%	$9,099,120	100.0%	$27.46

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All Tenant Sales $ per SF are based on TTM 6/30/2011 sales except Sterling Jewelers Inc. which is based on 2010 sales.
(3)	XXI Forever pays percentage rent in lieu of base rent. XXI Forever underwritten base rent is based on 7.5% of TTM 6/30/2011 sales.
(4)	Dillon’s Restaurant has executed a lease but has not yet taken occupancy or commenced paying rent.
(5)
H&M, Huereque Candies and The Walking Company pay percentage rent in lieu of base rent. Underwritten base rent includes H&M rent based on 9.0% of TTM 6/30/2011 sales, Huereque Candies rent based on 12.0% of TTM 6/30/2011 sales and The Walking Company rent based on 5.0% of TTM 6/30/2011 sales.

The following table presents the lease rollover schedule at the Shoppes at Chino Hills Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2011	400	0.1	0.1%	37,800	0.4	94.50	4
2012	6,654	1.8	1.9%	151,270	1.7	22.73	7
2013	19,198	5.1	6.9%	486,462	5.3	25.34	8
2014	33,906	8.9	15.9%	957,110	10.5	28.23	2
2015	1,154	0.3	16.2%	27,696	0.3	24.00	1
2016	3,928	1.0	17.2%	119,145	1.3	30.33	3
2017	0	0.0	17.2%	0	0.0	0.00	0
2018	169,583	44.7	61.9%	4,644,960	51.0	27.39	35
2019	59,086	15.6	77.5%	1,461,432	16.1	24.73	11
2020	0	0.0	77.5%	0	0.0	0.00	0
2021	18,490	4.9	82.4%	413,372	4.5	22.36	3
2022 & Thereafter	18,937	5.0	87.4%	799,873	8.8	42.24	3
Vacant	47,852	12.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	379,188	100.0%		$9,099,120	100.0%	$27.46	77

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
Underwritten base rent includes percentage rent in lieu of base rent for XXI Forever, H&M, Huereque Candies, and The Walking Company.  XXI Forever underwritten base rent is $420,052 and based on 7.5% of TTM 6/30/2011 sales.  H&M underwritten base rent is $196,584 and based on 9.0% of TTM 6/30/2011 sales. Huereque Candies underwritten base rent is $26,734 and based on 12.0% of TTM 6/30/2011 sales. The Walking Company underwritten base rent is $18,070 and based on 5.0% of TTM 6/30/2011 sales.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPPES AT CHINO HILLS

The following table presents certain information relating to historical leasing at the Shoppes at Chino Hills Property:

Historical Leased %(1)

	12/31/2008	12/31/2009	12/31/2010
Shoppes at Chino Hills	62.1%	84.0%	81.9%

(1)	As provided by the borrower which reflects occupancy as of December 31, for each respective year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoppes at Chino Hills Property:

Cash Flow Analysis(1)

	2010	TTM 6/30/2011	Underwritten	Underwritten $ per SF
Base Rent(2)	$8,196,988	$8,160,676	$8,404,689	$22.16
Contractual Rent Steps(3)	0	0	32,990	0.09
Gross Up Vacancy	0	0	1,451,718	3.83
Mark to Market Adjustment	0	0	(1,163,917)	(3.07)
Total Rent	$8,196,988	$8,160,676	$8,725,480	$23.01
Total Reimbursables	2,124,742	2,171,477	2,527,272	6.66
Other Income(4)	290,860	284,327	266,834	0.70
Percentage Rent	828,668	808,847	745,102	1.96
Less Vacancy & Credit Loss	(13,848)	(87,158)	(1,451,718)	(3.83)
Effective Gross Income	$11,427,410	$11,338,169	$10,812,971	$28.52

Total Operating Expenses	$3,554,516	$3,666,702	$3,658,321	$9.65

Net Operating Income	$7,872,894	$7,671,467	$7,154,649	$18.87
TI/LC	0	0	391,379	1.03
Capital Expenditures	0	0	56,878	0.15
Net Cash Flow	$7,872,894	$7,671,467	$6,706,392	$17.69

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Base rent includes $249,453 of rent associated with Dillon’s Restaurant. Dillon’s Restaurant has executed a lease but has not yet taken occupancy or commenced paying rent.
(3)	Contractual rent steps include increases in annual rent through March 1, 2012 pursuant to tenant leases.
(4)	Other Income includes the advertising lease with CBS Outdoor, parking, storage rent, marketing income, and other revenue.

■
Appraisal.  According to the appraisal, the Shoppes at Chino Hills Property had an “as-is” appraised value of $111,500,000 as of an effective date of April 20, 2011. In addition, the appraiser concluded an “as stabilized” appraised value of $117,500,000 as of an effective date of April 1, 2013.

■	Environmental Matters. The Phase I, dated May 18, 2011, revealed no evidence of environmental conditions in connection with the Shoppes at Chino Hills Property.

■
Market Overview and Competition.  The Shoppes at Chino Hills Property is located in Chino Hills, California, within San Bernardino County, which is approximately 30 miles east of Los Angeles. The Shoppes at Chino Hills Property is situated within Chino Hills, on the corner of two major streets (Peyton Drive and Grand Avenue) and one block west of the Chino Valley Freeway (State Highway 71), which is the primary access route into and out of Chino Hills. Per the appraisal, the 2010 population within a one, three, and five mile radius of the Shoppes at Chino Hills Property is 9,725, 119,988, and 327,622, respectively. The 2010 median household income for the subject’s one, three, and five mile radius was estimated to be $111,473, $84,809, and $70,301, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPPES AT CHINO HILLS

The following table presents certain information relating to the primary competition for the Shoppes at Chino Hills Property:

Competitive Set

	Shoppes at Chino Hills	Plaza El Segundo(1)	Bella Terra – Shop Space(1)	Anaheim Garden Walk(1)
Distance from Subject	--	49 miles	35 miles	18 miles
Property Type	Lifestyle Center	Lifestyle / Power Center	Regional Shopping Center	Lifestyle Center
Year Built / Renovated	2008 / NAP	2007 / NAP	1965 / 2005	2007 / NAP
Total GLA	379,188	381,242	275,868	445,740
Total Occupancy	87%	99%	90%	75%
Anchors / Significant Tenants	Jacuzzi Brands Corporation, Barnes & Noble, XXI Forever, Trader Joe’s, H&M, Victoria’s Secret, Banana Republic	Border’s Books, Whole Foods, Home Goods, Dick’s Sporting Goods, Cost Plus, PetSmart	Burlington Coat Factory, Century Theatres, REI, Pier One Imports, Bed Bath & Beyond, Cost Plus	McCormick & Schmick’s, P.F. Chang’s, Roy’s Restaurant, California Pizza Kitchen, Cheesecake Factory
	Village At Orange Mall(1)	Promenade Shops At Dos Lagos(1)	Riverside Plaza(1)	The River(1)
Distance from Subject	23 miles	22 miles	27 miles	91 miles
Property Type	Regional Mall	Lifestyle Center	Lifestyle Center	Lifestyle Center
Year Built/Renovated	1971 / NAP	2006 / NAP	1957 / 2004	2002 / NAP
Total GLA	807,597	351,200	463,885	248,967
Total Occupancy	97%	85%	98%	94%
Anchors / Significant Tenants	Sears, JC Penney, and Walmart, Old Navy, Olive Garden, Cost Plus, Trader Joe’s	Krikorian 15 Theaters, Trader Joe’s, Victoria’s Secret, Banana Republic, Anthropologie, Talbots	Forever 21, Regal Cinemas, Vons	Borders, Cheesecake Factory, The Yard House, P.F. Chang’s

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Chino Hills Mall LLC, a Delaware limited liability company and a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shoppes at Chino Hills Loan.  The borrower of the Shoppes at Chino Hills Loan is a Delaware limited liability company, (i) the members of which are two trusts in which the trustees are Manouchehr Moshayedi and Mehrdad Moshayedi, respectively, and (ii) the limited liability company managers of which are Manouchehr Moshayedi and Mehrdad Moshayedi.  Manouchehr and Mehrdad Moshayedi’s other real estate holdings include a 45,000 SF grocery anchored shopping center in Van Nuys, California, a 40 unit medical office building and drugstore in Monton, Canada, a 40 unit multifamily property in Oromocto New Brunswick, Canada and various other residential/condominium developments.  The non-recourse carveout guarantors under the Shoppes at Chino Hills Loan are Manouchehr Moshayedi and Mehrdad Moshayedi.  The guarantors are currently the subject of an SEC investigation concerning their 2009 sale, in a secondary public offering, of stock in a public company they co-founded and in which they were officers.  The guarantors have indicated that they are cooperating with the investigation.  The guarantors are also defendants in two lawsuits related to the secondary public offering and other matters.  See “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $2,408,253 with respect to the Shoppes at Chino Hills Property, comprised of: (i) $451,786 for real estate taxes; (ii) $21,642 for insurance; (iii) $6,875 for deferred maintenance; (iv) $135,981 as a gap rent reserve for three tenants; (v) $277,063 as a reserve for free rent obligations outstanding with respect to two tenants; and (vi) a $1,514,907 holdback for outstanding tenant improvements and leasing commissions.  Provided that no event of default exists, portions of the gap rent reserve will be released to borrower upon lender’s receipt of officer’s certificates from borrower or estoppel certificates from the applicable tenants certifying that such tenants’ leases have commenced and no defaults exist thereunder and such tenants are in possession of their premises, open for business and paying rent.  Portions of the free rent reserve will be disbursed to borrower on each monthly payment date until the payment date in October 2012 according to a schedule attached to the loan agreement; provided, however, that if a Shoppes at Chino Hills Trigger Period (as defined below) exists, such disbursements of the free rent reserve are required to be disbursed to the cash management account and applied as described below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPPES AT CHINO HILLS

On each monthly payment date, the borrower is required to fund the following reserves with respect to the Shoppes at Chino Hills Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) at lender’s option, if the liability or casualty insurance policies are not maintained by the borrower under blanket or umbrella policies, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) a capital expenditure reserve in the amount of $3,159; and (iv) a tenant improvement and leasing commission reserve in the amount of $38,857, which is subject to a cap of $2,000,000.

In addition, on each monthly payment date during the continuance of a Shoppes at Chino Hills Trigger Period, the borrower is required to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for each month into the operating expense account, and an amount equal to the excess cash flow generated by the Shoppes at Chino Hills Property for each month is required to be deposited into an excess cash flow account.

A “Shoppes at Chino Hills Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (calculated on a trailing four calendar quarter basis and based upon quarterly reporting (as and to the extent required under the loan agreement)) being less than 1.20x and (iii) the occupancy percentage of retail tenants falling below 75% of the retail rentable square footage of the Shoppes at Chino Hills Property; and (B) expiring upon (x) with regard to any Shoppes at Chino Hills Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Shoppes at Chino Hills Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio (calculated on a trailing four calendar quarter basis and based upon quarterly reporting (as and to the extent provided)) is equal to or greater than 1.20x for two calendar quarters, or (z) with regard to any Shoppes at Chino Hills Trigger Period commenced in connection with clause (iii) above, the retail occupancy percentage rises above 75% for two consecutive calendar quarters.

■
Lockbox and Cash Management.  The Shoppes at Chino Hills Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account. On each business day, sums on deposit in the lockbox account are required to (i) provided no Shoppes at Chino Hills Trigger Period exists, be transferred to the borrower, or (ii) to the extent a Shoppes at Chino Hills Trigger Period exists, be transferred to the cash management account.  On each monthly payment date, all funds on deposit in the cash management account, after payment of debt service and the funding of monthly escrows for budgeted operating expenses, real estate taxes and insurance and capital expenditures and leasing reserves, will be deposited into an excess cash flow reserve account, to be held as additional collateral for the Shoppes at Chino Hills Loan.

■
Property Management.  The Shoppes at Chino Hills Property is currently managed by PM Realty Group, L.P., a third party manager unaffiliated with the borrower, pursuant to a management agreement.  Under the loan documents, the Shoppes at Chino Hills Property may be managed by (i) PM Realty Group, L.P., or (ii) any management company approved by lender (which approval may be conditioned on receipt of a Rating Agency Confirmation). The lender may require the borrower to replace the property manager if (a) there is a material default by the manager under the management agreement, (b) the property manager files for bankruptcy protection or (c) a Shoppes at Chino Hills Trigger Period exists.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPPES AT CHINO HILLS

■
Terrorism Insurance.  The borrower must maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Shoppes at Chino Hills Property, plus eighteen (18) months of business interruption coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Shoppes at Chino Hills Property are separately allocated under such blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MUSEUM SQUARE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MUSEUM SQUARE

Map © 2011 Cartifact, Inc. Los Angeles, CA · Data © TANA
Burbank
Glendale
HOLLYWOOD HILLS
West Hollywood
Beverly Hills
MID-CITY
Los Angeles
DOWNTOWN LOS ANGELES
SOUTH LOS ANGELES
Culver City
Inglewood
Griffith Park
LACMA
Wilshire Blvd
Museum Square
5757 Wilshire Boulevard
Los Angeles, CA 90036

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MUSEUM SQUARE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	GSMC
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance	$58,400,000
Property Type	Office	Cut-off Date Principal Balance per SF	$105.61
Size (SF)	552,999	Percentage of Initial Pool Balance	3.3%
Total Occupancy as of 6/30/2011	89.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2011	89.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1948, 1957, 1984 / 2006	Mortgage Rate	4.9300%
Appraised Value	$144,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	0
Underwritten Revenues	$17,365,270
Underwritten Expenses	$6,235,005	Escrows
Underwritten Net Operating Income (NOI)	$11,130,265	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,472,404	Taxes	$238,797	$79,599
Cut-off Date LTV Ratio	40.4%	Insurance	$44,529	$14,843
LTV Ratio at Maturity	40.4%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	3.81x / 3.59x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	19.1% / 17.9%	Other(1)	$3,015,506	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$58,400,000	99.9%	Loan Payoff/Defeasance	$54,390,250	93.0%
Sponsor Equity	65,000	0.1	Reserves	3,298,832	5.6
Closing Costs	743,061	1.3
Sponsor Equity Distribution	32,857	0.1
Total Sources	$58,465,000	100.0%	Total Uses	$58,465,000	100.0%

(1)
The other upfront reserve of $3,015,506 represents unpaid tenant improvements and leasing commissions for Scripps Networks, LLC ($149,376) and Screen Actors Guild ($2,866,130).  The reserve for Scripps Networks, LLC ($149,376) was released on June 24, 2011. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Museum Square Loan”) is evidenced by a note in the original principal amount of $58,400,000 and is secured by a first mortgage encumbering an office building located in Los Angeles, California (the “Museum Square Property”).  The Museum Square Loan was originated by Goldman Sachs Mortgage Company.  The Museum Square Loan was originated on June 2, 2011 and represents approximately 3.3% of the Initial Pool Balance.  The note evidencing the Museum Square Loan had an outstanding principal balance as of the Cut-off Date of $58,400,000 and an interest rate of 4.9300% per annum.  The proceeds of the Museum Square Loan were used to refinance existing debt on the Museum Square Property.

The Museum Square Loan had an initial term of 120 months and has a remaining term of 116 months.  The Museum Square Loan requires payments of interest only until maturity.  The scheduled maturity date is the due date in June 2021.  Voluntary prepayment of the Museum Square Loan is prohibited prior to February 6, 2021.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■
The Mortgaged Property. The Museum Square Property is a 552,999 SF office building comprised of 12-stories with a 5-level above-grade parking garage and surface parking providing 1,468 parking spaces. The Museum Square Property is in the “Miracle Mile” submarket, within the City of Los Angeles.  The Museum Square Property was built in 1948, with the addition of the north wing in 1957 and the addition of the parking garage in 1984 and renovated throughout the 1970’s with the most recent renovation occurring in 2006. The Museum Square Property serves as the national headquarters for the Screen Actors Guild and other tenants include County of Los Angeles (rated Aa2/AA- by MIS/S&P), E! Entertainment Television (rated BBB+/Baa1/BBB+ by Fitch/MIS/S&P) and American Federation of Television and Radio Artists (AFTRA).  As of June 30, 2011, the Total Occupancy and Owned Occupancy were both 89.8%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MUSEUM SQUARE

The following table presents certain information relating to the tenants at the Museum Square Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Screen Actors Guild	NR / NR / NR	105,366	19.1%	$3,110,578	21.1%	$29.52	7/31/2020
County of Los Angeles(2)	NR / Aa2 / AA-	35,548	6.4	1,501,548	10.2	42.24	2/16/2024
E! Entertainment Television	BBB+ / Baa1 / BBB+	36,055	6.5	1,043,510	7.1	28.94	12/31/2011
AFTRA	NR / NR / NR	34,045	6.2	988,667	6.7	29.04	1/31/2017
Nextpoint(3)	NR / NR / NR	31,418	5.7	836,976	5.7	26.64	11/30/2017
Scripps Networks, LLC	NR / NR / A-	17,825	3.2	551,862	3.7	30.96	6/30/2020
Museum Center Surgery Group	NR / NR / NR	11,090	2.0	384,711	2.6	34.69	4/30/2012
Actor’s Fund of America	NR / NR / NR	9,219	1.7	335,018	2.3	36.34	8/31/2019
Stun Creative (4)	NR / NR / NR	12,143	2.2	329,318	2.2	27.12	12/31/2017
J.H. Snyder Company(5)	NR / NR / NR	10,630	1.9	262,760	1.8	24.72	(6)
Ten Largest Tenants		303,339	54.9%	$9,344,948	63.5%	$30.81
Remaining Tenants		193,384	35.0	5,376,322	36.5	27.80
Vacant		56,276	10.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		552,999	100.0%	$14,721,270	100.0%	$29.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	One-time early termination option in 2019.
(3)	One-time early termination option in 2014.
(4)	One-time early termination option in 2016.
(5)	J.H. Snyder Company subleases a portion of its space to one tenant occupying 1,384 SF paying $24.72 psf and one tenant occupying 1,568 SF paying $24.72 psf.
(6)	J.H. Snyder Company has 9,246 SF (base rent of $24.00 psf) expiring on 11/30/2014 and 1,384 SF (base rent of $29.52 psf) expiring on 11/1/2014.

The following table presents the lease rollover schedule at the Museum Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	18,664	3.4%	3.4%	$260,165	1.8%	$13.94	8
2011	40,320	7.3	10.7%	1,176,896	8.0	29.19	7
2012	51,537	9.3	20.0%	1,566,585	10.6	30.40	19
2013	9,272	1.7	21.7%	277,303	1.9	29.91	7
2014	59,833	10.8	32.5%	1,573,217	10.7	26.29	17
2015	15,504	2.8	35.3%	442,149	3.0	28.52	7
2016	31,074	5.6	40.9%	892,769	6.1	28.73	14
2017	83,181	15.0	55.9%	2,329,034	15.8	28.00	6
2018	3,638	0.7	56.6%	158,294	1.1	43.51	2
2019	9,219	1.7	58.3%	335,018	2.3	36.34	1
2020	129,334	23.4	81.7%	3,904,803	26.5	30.19	10
2021	9,599	1.7	83.4%	303,490	2.1	31.62	4
2022 & Thereafter	35,548	6.4	89.8%	1,501,548	10.2	42.24	1
Vacant	56,276	10.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	552,999	100.0%		$14,721,270	100.0%	$29.64	103

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MUSEUM SQUARE

The following table presents certain information relating to recent leasing activity at the Museum Square Property:

Recent Leasing Activity(1)

Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ psf)	Tenant Improvements ($ psf)
Vashalo	2,886	July 2011	38	$27.00	$12.00
Real Gravity	1,342	June 2011	12	$25.20	As-Is
The Knot	3,559	April 2011	64	$26.28	$25.00
Cauley Associates	631	April 2011	60	$25.80	$17.00
Rocket Punch Productions	2,088	April 2011	13	$25.80	$3.00
Kenneth Kim, MD	2,074	March 2011	61	$28.80	$1.30
Lucas Design International	6,729	February 2011	60	$27.00	$10.00

(1)	Source: Appraisal

The following table presents certain information relating to historical leasing at the Museum Square Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	86.5%	92.7%	89.7%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Museum Square Property:

Cash Flow Analysis(1)

	2009	2010	TTM 6/30/2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$13,080,551	$12,942,720	$13,371,996	$14,721,270	$26.62
Overage Rent	33,822	0	0	0	0.00
Gross Up Vacancy	0	0	0	1,092,084	1.97
Total Rent	$13,114,373	$12,942,720	$13,371,996	$15,813,354	$28.60
Total Reimbursables	851,709	376,303	271,523	346,597	0.63
Parking Income	2,183,392	2,095,960	2,238,235	2,243,715	4.06
Other Income(3)	80,745	45,572	32,341	53,688	0.10
Less Vacancy & Credit Loss	0	0	0	(1,092,084)	(1.97)
Effective Gross Income	$16,230,219	$15,460,555	$15,914,095	$17,365,270	$31.40

Total Operating Expenses	$6,135,892	$5,997,664	$6,149,359	$6,235,005	$11.27

Net Operating Income	$10,094,327	$9,462,891	$9,764,736	$11,130,265	$20.13
TI/LC	0	0	0	465,582	0.84
Capital Expenditures	0	0	0	192,278	0.35
Net Cash Flow	$10,094,327	$9,462,891	$9,764,736	$10,472,404	$18.94

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of 6/30/2011 and rent steps through 12/31/2011.
(3)	Includes rooftop leases, conference room rental and other non-recurring expenses.

■	Appraisal. According to the appraisal, the Museum Square Property had an “as-is” appraised value of $144,500,000 as of an effective date of April 29, 2011.

■
Environmental Matters.  According to the Phase I, dated May 5, 2011, other than developing an O&M Program plan to address any potential asbestos present at the Museum Square Property, there are no recommendations for further action at the Museum Square Property.

■
Market Overview and Competition.  The Museum Square Property is located in the Miracle Mile District in Los Angeles, a district that caters to a variety of international entertainment, media, communication and service-oriented tenants.  The Museum Square Property fronts on Wilshire Boulevard, which is a main thoroughfare running east and west through Los Angeles.  Freeway access to the Museum Square Property is provided by the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MUSEUM SQUARE

Hollywood Freeway (US Highway 101), the San Diego Freeway (I-405) and the Pasadena/Harbor Freeway (State Highway 110). The Museum Square Property is located next to the historic La Brea Tar Pits, the Los Angeles County Museum of Art (LACMA) and is one mile from the retail development known as “The Grove”.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Museum Square Property:

Office Lease Comparables(1)

	Museum Square	5900 Wilshire(2)	Wilshire Courtyard(2)	5670 Wilshire(2)	The New Wilshire(2)	6300 Wilshire(2)
Year Built	1948, 1957, 1984	1971	1987	1965	1986	1971
Total GLA	552,999	452,000	996,420	445,004	202,704	404,049
Total Occupancy	90%	86%	92%	85%	80%	83%
Quoted Rent Rate PSF	$29.64	$33.00-$35.40	$30.00-$37.80(3)	$33.00	$28.20-$32.40	$30.00-$31.80
Expense Basis	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	This reflects the range of the most recently signed comparable leases at the Museum Square Property.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Museum Square Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price PSF(2)	Occupancy
Museum Square	Los Angeles	NAP	1948, 1957, 1984	552,999	NAP	NAP	90%
6500 Wilshire	Los Angeles	November 2010	1986	434,431	$177,100,000	$407.66	99%
Wilshire Bundy Plaza	Brentwood	October 2010	1984	295,842	$111,000,000	$375.20	80%
Union Bank Plaza	Los Angeles	September 2010	1966	627,334	$208,000,000	$331.56	96%
Grand Avenue Courtyard	El Segundo	September 2010	1987	255,063	$51,000,000	$199.95	88%

(1)	Source: Appraisal
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

■
The Borrower.  The borrower is 5757 Wilshire LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Museum Square Loan.  The borrower of the Museum Square Loan is indirectly owned, in part, by Jerome H. Snyder and William Glikbarg, who are also the non-recourse carveout guarantors under the Museum Square Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $238,797 in respect of certain tax expenses and $44,529 in respect of certain insurance premiums.  On each due date, the borrowers are required to fund a tax, insurance and assessments reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax, insurance premiums and fire safety assessments over the then succeeding twelve month period.  In addition, at origination, the borrower deposited $3,015,506 into a reserve account to cover certain unfunded obligations of the borrower in respect of certain tenant improvements and leasing commissions.  During the continuance of a Museum Square Trigger Period, the borrower is required to establish a tenant improvement and leasing commission reserve and fund that reserve either (a) in a monthly amount of $10,960 or (b) in an annual amount of $789,072 minus any funds on deposit in that reserve attributable to the then-current twelve month period.  During the continuance of a Museum Square Trigger Period, the borrower is required to establish a capital expenditures reserve and fund that reserve either (a) in a monthly amount of $65,756 or (b) in an annual amount of $131,520 minus any funds on deposit in that reserve attributable to the then-current twelve month period.  Upon termination of a Museum Square Trigger Period, provided no event of default is then continuing, amounts on deposit in the tenant improvement and leasing commission reserve and the capital expenditures reserve are required to be remitted to the borrower.  In addition, the borrower is required to establish a reserve account for the deposit of any casualty or condemnation loss proceeds.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MUSEUM SQUARE

A “Museum Square Trigger Period” means (a) any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) of the Museum Square Property for the prior twelve-month period is less than $6,710,053.70 and terminating as of the end of any fiscal quarter in which the net operating income of the Museum Square Property for the prior twelve-month period is equal to or greater than $6,710,053.70 or (b) any period commencing when the borrower fails to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered.

■
Release of Collateral.  Provided no event of default is then continuing under the Museum Square Loan, from and after the four month anniversary of the origination date, the borrower may obtain the release of an unimproved outparcel from the lien of the loan documents, subject to the satisfaction of certain conditions, including among others: (i) after giving effect to the release, the loan-to-value ratio (as calculated pursuant to the loan documents) for the remaining portions of the Museum Square Property is no greater than 50% and (iii) delivery of Rating Agency Confirmation.

■
Lockbox and Cash Management.  The Museum Square Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled cash management account or a blocked account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the cash management account or a blocked account within one business day after receipt.  All amounts in any blocked account are swept to the lender-controlled cash management account on a daily basis.  On each business day that no event of default under the Museum Square Loan is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account designated and accessible by the borrower and pledged to the lender.  During the continuance of an event of default under the Museum Square Loan, the lender may apply any funds in the cash management account to amounts payable under the Museum Square Loan and/or toward the payment of expenses of the Museum Square Property, in such order of priority as the lender may determine.

■
Property Management.  The Museum Square Property is currently managed by Museum Square Management Company, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Museum Square Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager or if an event of default under the Museum Square Loan has occurred and is continuing.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified acts and non-certified acts (as such terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the Museum Square Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Museum Square Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Museum Square Property are separately allocated under such blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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COLE PORTFOLIO

ON THE BORDER

ON THE BORDER

ROSS
DRESS FOR LESS

DICK'S
ULTA

TRACTOR SUPPLY Co

hhgregg

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLE PORTFOLIO

CANADA
Seattle
Portland
Boise
San Francisco
Reno
Salt Lake City
Las Vegas
Los Angeles
San Diego
Phoenix
Peoria
Mesa
Cheyenne
Denver
Albuquerque
Minneapolis
Omaha
Lawrence
Kansas City
Nixa
St. Louis
Dallas
Highlands
Houston
Port Arthur
San Antonio
Milwaukee
Chicago
Detroit
Liberty Township
Pittsburgh
Nashville
Jackson
Memphis
New Orleans
Atlanta
Charlotte
Christiansburg
Washington DC
Baltimore
Philadelphia
Dover
Flanders
New York
Boston
Jacksonville
Daytona Beach
Tampa
Miami
ATLANTIC OCEAN
PACIFIC OCEAN
Gulf of Mexico
MEXICO
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Lake Ontario
Map © 2011 Cartifact, Inc. Los Angeles, CA · Data © JANA

Cole Portfolio

1	Volusia Square	2455 West International Speedway Boulevard	Daytona Beach, FL
2	Shoppes at Port Arthur	8825 Memorial Boulevard	Port Arthur, TX
3	CVS - Jacksonville	4893 Town Center Parkway	Jacksonville, FL
4	CVS - Lawrence	4841 Bauer Farm Drive	Lawrence, KS
5	CVS (Ground) - Dover	1030 Forrest Avenue	Dover, DE
6	On the Border - Mesa	1710 South Power Road	Mesa, AZ
7	On the Border - Peoria	7873 West Bell Road	Peoria, AZ
8	Chili's	53 International Drive South	Flanders, NJ
9	On the Border - Kansas City	8340 NW Roanridge Road	Kansas City, MO
10	Ulta	1151 Vann Drive	Jackson, TN
11	Tractor Supply - Nixa	525 West Northview Road	Nixa, MO
12	Tractor Supply - Hamilton	4525 Hamilton Middletown Road	Liberty Township, OH
13	Macaroni Grill	51 International Drive South	Flanders, NJ
14	O'Reilly Auto Parts - San Antonio	9811 Potranco Road	San Antonio, TX
15	O'Reilly Auto Parts - Christiansburg	1275 Roanoke Street	Christiansburg, VA
16	O'Reilly Auto Parts - Houston	12421 Tidwell Road	Houston, TX
17	O'Reilly Auto Parts - Highlands	506 North Main Street	Highlands, TX

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLE PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	17	Originator	GSCMC
Location (City/State)	Various	Cut-off Date Principal Balance	$46,670,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$93.98
Size (SF)	496,618	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 8/18/2011	98.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/18/2011	98.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	5.9230%
Appraised Value	$86,675,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	0
Underwritten Revenues	$7,916,524
Underwritten Expenses	$1,672,919	Escrows
Underwritten Net Operating Income (NOI)	$6,243,605	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,960,713	Taxes	$0	$0
Cut-off Date LTV Ratio	53.8%	Insurance	$0	$0
LTV Ratio at Maturity/ARD	53.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.23x / 2.13x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.4% / 12.8%	Other(1)	$74,177	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$46,670,000	54.0%	Purchase Price	$84,857,265	98.2%
Sponsor Equity	39,745,702	46.0	Closing Costs	1,484,260	1.7
Reserves	74,177	0.1

Total Sources	$86,415,702	100.0%	Total Uses	$86,415,702	100.0%

(1)	Other upfront escrows include an unfunded obligation related to leasing commissions ($27,500) and a deferred maintenance escrow ($46,677). See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Cole Portfolio Loan”) is evidenced by a note in the original principal amount of $46,670,000 and is secured by first mortgages encumbering 17 retail properties located in 10 states (the “Cole Portfolio Properties”).  The Cole Portfolio Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The Cole Portfolio Loan was originated on April 7, 2011 and represents approximately 2.7% of the Initial Pool Balance.  The note evidencing the Cole Portfolio Loan had an outstanding principal balance as of the Cut-off Date of $46,670,000 and has an interest rate of 5.9230% per annum.  The proceeds of the Cole Portfolio Loan were used to acquire the Cole Portfolio Properties.

The Cole Portfolio Loan had an initial term of 120 months and has a remaining term of 115 months.  The Cole Portfolio Loan requires payments of interest only until the anticipated repayment date which is the due date in May 2021. The final maturity date is the due date in May 2041.  See “—Hyperamortization Summary” below.

Voluntary prepayment of the Cole Portfolio Loan is prohibited prior to February 6, 2021.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■
The Mortgaged Properties.  The Cole Portfolio Properties consist of 2 multi-tenant retail assets and 15 single-tenant retail assets located across 10 states with 36 distinct tenant exposures.  The collateral securing the Cole Portfolio Loan totals 496,618 SF and includes major tenants such as CVS, On the Border, Hobby Lobby, hhgregg, Ross Dress for Less, O’Reilly Auto Parts, Best Buy, and Tractor Supply. As of August 18, 2011 Total Occupancy and Owned Occupancy were both 98.3%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLE PORTFOLIO

The following table presents certain information relating to the Cole Portfolio Properties:

Property Name	Property Type	City	State	Total GLA	Occupancy	Year Built / Renovated	UW NCF	UW NCF per SF	Lease Expiration
Volusia Square	Multi-tenant	Daytona Beach	FL	231,996	96.4%	1986 / 2008,2010	$2,138,729	$9.22	Various
Shoppes at Port Arthur	Multi-tenant	Port Arthur	TX	95,877	100.0%	2008 / NAP	1,140,057	11.89	Various
CVS – Jacksonville	Single-tenant	Jacksonville	FL	13,204	100.0%	2009 / NAP	458,988	34.76	1/31/2035
CVS – Lawrence	Single-tenant	Lawrence	KS	12,900	100.0%	2009 / NAP	370,826	28.75	1/31/2035
CVS (Ground) – Dover(1)	Single-tenant	Dover	DE	13,225	100.0%	2010 / NAP	260,332	19.68	1/31/2035
On the Border – Mesa	Single-tenant	Mesa	AZ	6,586	100.0%	1998 / NAP	231,205	35.11	6/30/2030
On the Border – Peoria	Single-tenant	Peoria	AZ	6,506	100.0%	1997 / NAP	202,465	31.12	6/30/2030
Chili's	Single-tenant	Flanders	NJ	6,046	100.0%	2002 / NAP	181,567	30.03	6/30/2030
On the Border – Kansas City	Single-tenant	Kansas City	MO	6,760	100.0%	1997 / NAP	199,356	29.49	6/30/2030
Ulta	Single-tenant	Jackson	TN	9,991	100.0%	2010 / NAP	82,345	8.24	2/28/2021
Tractor Supply - Nixa	Single-tenant	Nixa	MO	19,180	100.0%	2010 / NAP	160,308	8.36	6/30/2025
Tractor Supply - Hamilton	Single-tenant	Liberty Township	OH	40,700	100.0%	1975 / NAP	101,455	2.49	7/31/2021
Macaroni Grill	Single-tenant	Flanders	NJ	6,847	100.0%	2002 / NAP	104,721	15.29	6/30/2030
O'Reilly Auto Parts - San Antonio	Single-tenant	San Antonio	TX	6,800	100.0%	2010 / NAP	96,795	14.23	11/30/2030
O'Reilly Auto Parts – Christiansburg	Single-tenant	Christiansburg	VA	7,200	100.0%	2010 / NAP	85,951	11.94	7/31/2030
O'Reilly Auto Parts - Houston	Single-tenant	Houston	TX	6,800	100.0%	2010 / NAP	76,842	11.30	8/20/2030
O'Reilly Auto Parts - Highlands	Single-tenant	Highlands	TX	6,000	100.0%	2010 / NAP	68,771	11.46	11/30/2030
Total / Wtd. Avg.				496,618	98.3%		$5,960,713	$12.00

(1)	CVS (Ground) – Dover (13,225 SF) is subject to a ground lease whereby the fee interest in the land is owned by the borrower and serves as collateral for the loan.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Cole Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
CVS(3)	BBB+ / Baa2 / BBB+	39,329	7.9%	$1,153,359	16.3%	$29.33	1/31/2035
On the Border	NR / NR / NR	19,852	4.0	731,685	10.3	36.86	6/30/2030
hhgregg	NR / NR / NR	30,225	6.1	483,600	6.8	16.00	3/31/2023
Hobby Lobby	NR / NR / NR	55,868	11.2	466,497	6.6	8.35	9/30/2020
O'Reilly Auto Parts	NR / NR / BBB-	26,800	5.4	356,196	5.0	13.29	Various
Tractor Supply	NR / NR / NR	59,880	12.1	337,857	4.8	5.64	Various
Ross Dress for Less	NR / NR / BBB+	30,169	6.1	289,622	4.1	9.60	1/31/2019
Buffalo Wild Wings	NR / NR / NR	15,321	3.1	274,000	3.9	17.88	(4)
Pier 1 Imports	NR / NR / NR	10,262	2.1	266,812	3.8	26.00	3/1/2013
Best Buy	BBB- / Baa2 / BBB-	20,476	4.1	266,188	3.8	13.00	1/31/2021
Ten Largest Tenants		308,182	62.1%	$4,625,816	65.2%	$15.01
Remaining Owned Tenants		180,148	36.3	2,470,488	34.8	13.71
Vacant		8,288	1.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		496,618	100.0%	$7,096,303	100.0%	$14.53

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	CVS (Ground) – Dover (13,225 SF) is subject to a ground lease whereby the fee interest in the land is owned by the borrower and serves as collateral for the loan.
(4)
Buffalo Wild Wings has 6,000 SF (base rent of $24.00 psf) expiring on 8/31/2018 at the Shoppes at Port Arthur property and 9,321 SF (base rent of $13.95 psf) expiring on 6/30/2026 at the Volusia Square property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Cole Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2011	0	0.0	0.0%	0	0.0	0.00	0
2012	9,137	1.8	1.8%	195,034	2.7	21.35	3
2013	43,473	8.8	10.6%	683,670	9.6	15.73	8
2014	27,652	5.6	16.2%	438,807	6.2	15.87	5
2015	7,420	1.5	17.7%	155,350	2.2	20.94	3
2016	28,500	5.7	23.4%	220,875	3.1	7.75	1
2017	0	0.0	23.4%	0	0.0	0.00	0
2018	12,400	2.5	25.9%	293,760	4.1	23.69	2
2019	47,026	9.5	35.4%	578,530	8.2	12.30	3
2020	55,868	11.2	46.6%	466,497	6.6	8.35	1
2021	71,167	14.3	60.9%	606,367	8.5	8.52	3
2022 & Thereafter	185,687	37.4	98.3%	3,457,413	48.7	18.62	16
Vacant	8,288	1.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	496,618	100.0%		$7,096,303	100.0%	$14.53	45

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	CVS (Ground) – Dover (13,225 SF) is subject to a ground lease whereby the fee interest in the land is owned by the borrower and serves as collateral for the loan.

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Cole Portfolio Properties.

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$7,096,303	$14.29
Other Rental Revenue	6,000	0.01
Market Revenue from Vacant Units	116,032	0.23
Total Rent	$7,218,335	$14.53
Total Reimbursement Revenue	1,158,569	2.33
Other Revenue	14,050	0.03
Less Vacancy & Credit Loss	(474,431)	(0.96)
Effective Gross Revenue	$7,916,524	$15.94

Total Operating Expenses	$1,672,919	$3.37

Net Operating Income	$6,243,605	$12.57
TI/LC	210,383	0.42
Capital Expenditures	72,509	0.15
Net Cash Flow	$5,960,713	$12.00

(1)	As the Cole Portfolio Properties were recently acquired, no historical information is available.
(2)	Underwritten cash flow based on the 8/18/2011 rent roll with rent steps through 9/1/2011.

■	Appraisal. According to the appraisals, the Cole Portfolio had an “as-is” appraised value of $86,675,000 as of an effective date ranging from March 2, 2011 to March 15, 2011.

■
Environmental Matters.  According to the Phase I reports, dated from March 15, 2010 to December 7, 2010, other than developing an operations and maintenance plan to address any potential asbestos present at the Volusia Square Property and Tractor Supply – Hamilton Property, there are no recommendations for further action at the Cole Portfolio Properties.

■
The Borrowers. The borrowers are 16 Delaware limited liability companies, each a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cole Portfolio Loan.  The borrowers of the Cole Portfolio Loan are indirectly owned by Cole Credit Property Trust III, Inc., who is the non-recourse carveout guarantor of the Cole Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLE PORTFOLIO

■
Escrows. At origination, the borrowers deposited $46,677 into a reserve account to cover certain deferred maintenance conditions at the Cole Portfolio Properties.  In addition, at origination, the borrower deposited $27,500 into a reserve account to cover certain unfunded obligations of the borrower in respect of certain leasing commissions.  On each due date, the borrowers are required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless the borrowers provide evidence of payment of the related taxes and/or premiums.  In addition, the borrower is required to establish a reserve account for the deposit of casualty or condemnation loss proceeds exceeding the lesser of $200,000 or 10% of the applicable allocated loan amount.

Furthermore, during the continuance of an event of default or a Cole Portfolio Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after the payment of debt service and the funding of required monthly escrows for real estate taxes and insurance be reserved and held as additional collateral for the Cole Portfolio Loan.

A “Cole Portfolio Trigger Period” means, on or prior to the anticipated repayment date, any 12-month period as of the end of any fiscal quarter in which the net operating income (as defined in the loan agreement) of the Cole Portfolio Properties for the prior twelve-month period is less than or equal to $5,652,500 and terminating as of the end of any fiscal quarter in which the net operating income of the Cole Portfolio Properties for the prior twelve-month period is greater than $5,652,500.

■
Lockbox and Cash Management.  The Cole Portfolio Loan requires a hard lockbox, which is already in place.  The loan documents require the borrowers to direct the tenants to pay their rents directly to a lender controlled cash management account or a blocked account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lender controlled cash management account or a blocked account within two business days after receipt.  All amounts in any blocked account are swept to the lender-controlled cash management account on a daily basis.  On each business day that no event of default under the Cole Portfolio Loan is continuing, no Cole Portfolio Trigger Period is continuing and the anticipated repayment date has not occurred, all funds in the lender-controlled cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an account designated by the borrowers.  During the continuance of an event of default under the Cole Portfolio Loan, the lender may apply any funds in the lender controlled lockbox account to the obligations of the borrowers under the Cole Portfolio Loan and/or toward the payment of expenses of the Cole Portfolio Properties, in such order of priority as the lender may determine.

■
Property Management.  The Cole Portfolio Properties are currently managed by Cole Realty Advisors, Inc., an affiliate of the borrowers, pursuant to a management agreement.  Under the loan documents, the Cole Portfolio Properties may not be managed by any other party, except for a management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  Upon the occurrence of an event of default that is continuing, a material default relating to any of the Cole Portfolio Properties by the property manager or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrowers to replace the property manager with respect to the applicable Cole Portfolio Properties or the lender may request that the existing property manager enter into a new management agreement that relates to the applicable Cole Portfolio Properties.

■
Hyperamortization Summary.  The Cole Portfolio loan is structured with an anticipated repayment date of May 6, 2021 and a final maturity date of May 6, 2041.  In the event that the Cole Portfolio Loan is not paid off on or before the anticipated repayment date, the interest rate will automatically increase to the greater of (i) the initial interest rate plus 300 basis points and (ii) the swap rate as of the anticipated repayment date plus 300 basis points (the “Adjusted Interest Rate”); but in no event may the Adjusted Interest Rate exceed the initial interest rate plus 500 basis points.  After the anticipated repayment date, interest will be due and payable at the initial interest rate and additional interest attributable to the Adjusted Interest Rate will be deferred and added to the outstanding principal balance as of each due date.  Additionally, after the Anticipated Repayment Date, all excess

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLE PORTFOLIO

cash will be used to hyperamortize the Cole Portfolio Loan. If the borrowers do not repay the Cole Portfolio Loan in full on the anticipated repayment date, the estimated balance of the Cole Portfolio Loan upon the final maturity date would be approximately $18,398,243 with an interest rate of 5.9230%, 20-year loan term and 20-year amortization term, assuming the Adjusted Interest Rate is the initial interest rate plus 300 basis points (8.9230%) and no excess cash flow is used to paydown the outstanding principal balance. The final maturity loan-to-value ratio based on the estimated final maturity balance of $18,398,243 and the appraised value of $86,675,000 is 21.2%.

■
Release of Collateral.  Provided no event of default is then continuing under the Cole Portfolio Loan, at any time on or after the first due date following the second anniversary of the securitization closing date, the borrowers may obtain the release of one or more of the Cole Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions, including among others: (i) delivery of defeasance collateral sufficient to defease an amount equal to (a) 120% of the allocated loan amount for each Cole Portfolio Property being released in the case of each CVS property, the Volusia Square property, and the Shoppes at Port Arthur property and (b) 115% of the allocated loan amount for each Cole Portfolio Property being released in the case of each other Cole Portfolio Property, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining Cole Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is equal to or greater than the greater of (a) 2.37x and (b) the debt service coverage ratio immediately prior to the release and (iii) delivery of Rating Agency Confirmation.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the Cole Portfolio Properties, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance throughout the term of the Cole Portfolio Loan as required by the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents (not including the terrorism components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Cole Portfolio Properties are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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ASHLAND TOWN CENTER

VICTORIA'S SECRET

T·J·maxx

JCPenney

LANE BRYANT

Belk
MEN'S & HOME STORE

Finish Line

Vanity

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHLAND TOWN CENTER

Ironton
Russell
OHIO
23
52
693
Coal Grove
Bellefonte
Ashland Town Center
500 Winchester Avenue
Ashland, KY 41101
243
5
Bellefonte Country Club
Westwood
Chesapeake and Ohio Railroad
Central Park
Kings Daughters Medical Center
Ohio River
Norfolk and Western Railroad
Ashland
60
KENTUCKY
0 MILES 0.5 1
0 FEET 2500 5000
Map © 2011 Cartifact, Inc. Los Angeles, CA · Data © TANA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHLAND TOWN CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	GSCMC
Location (City/State)	Ashland, Kentucky	Cut-off Date Principal Balance	$41,931,395
Property Type	Retail	Cut-off Date Principal Balance per SF	$96.59
Size (SF)	434,131	Percentage of Initial Pool Balance	2.4%
Total Occupancy as of 6/30/2011	93.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2011	93.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1989, 1998 / 2008	Mortgage Rate	4.9000%
Appraised Value	$66,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$7,732,541
Underwritten Expenses	$2,687,934	Escrows
Underwritten Net Operating Income (NOI)	$5,044,608	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,709,573	Taxes	$324,305	$36,929
Cut-off Date LTV Ratio	63.5%	Insurance	$0	$0
LTV Ratio at Maturity(1)	49.3%	Replacement Reserves	$0	$7,959
DSCR Based on Underwritten NOI / NCF	1.88x / 1.76x	TI/LC(2)	$0	$20,833
Debt Yield Based on Underwritten NOI / NCF	12.0% / 11.2%	Other(3)	$125,895	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,075,000	100.0%	Loan Payoff	$22,765,450	54.1%
Sponsor Equity Distribution	18,321,646	43.5
Closing Costs	537,704	1.3
Reserves	450,200	1.1
Total Sources	$42,075,000	100.0%	Total Uses	$42,075,000	100.0%

(1)
The LTV Ratio at Maturity is calculated utilizing the “as stabilized” appraised value of $70,000,000.  The LTV Ratio at Maturity, calculated on the basis of the “as-is” appraised value is 52.3%.  See “—Appraisal” below.

(2)	TI/LC reserves are capped at $750,000.
(3)	Other upfront reserves represent an unfunded obligation reserve ($85,895) and an environmental reserve ($40,000). See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Ashland Town Center Loan”) is evidenced by a note in the original principal amount of $42,075,000 and is secured by a first mortgage encumbering a regional mall located in Ashland, Kentucky (the “Ashland Town Center Property”).  The Ashland Town Center Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company.  The Ashland Town Center Loan was originated on June 21, 2011 and represents approximately 2.4% of the Initial Pool Balance.  The note evidencing the Ashland Town Center Loan had an outstanding principal balance as of the Cut-off Date of $41,931,395 and has an interest rate of 4.9000% per annum.  The proceeds of the Ashland Town Center Loan were used to refinance existing debt on the Ashland Town Center Property and provide a partial return of equity to borrower.

The Ashland Town Center Loan had an initial term of 120 months and has a remaining term of 117 months.  The Ashland Town Center Loan requires payments of interest and principal during the term of the Ashland Town Center Loan based on a 30-year schedule.  The scheduled maturity date is the due date in July 2021.  Voluntary prepayment of the Ashland Town Center Loan is prohibited prior to March 6, 2021.  Defeasance with direct, non-callable  obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

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The Mortgaged Property.  The Ashland Town Center Property is a regional mall consisting of approximately 434,131 SF, on 40.97 acres of land located in Ashland, Kentucky.  The mall is anchored by JC Penney, Belk Women’s and Kid’s, Belk Men’s and Home Store and T.J. Maxx. As of June 30, 2011 Total Occupancy and Owned Occupancy were both 93.1%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHLAND TOWN CENTER

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Ashland Town Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost
Anchors
JC Penney(3)	BBB- / NR / BB+	103,390	23.8%	Yes	$310,500	$3.00	7/31/2028	$221	1.4%
Belk Women’s and Kid’s	NR / NR / NR	65,000	15.0	Yes	$286,812	$4.41	1/31/2015	$163	2.7%
Belk Men’s and Home Store	NR / NR / NR	30,350	7.0	Yes	$253,222	$8.34	1/31/2025	$98	8.5%
Total Anchors		198,740	45.8%

Jr. Anchors
Cinemark(4)	NR / NR / BB-	28,656	6.6%	Yes	$408,424	$14.25	4/30/2015	$238,401	17.1%
T.J. Maxx(5)	NR / A3 / A	27,900	6.4	Yes	$284,370	$10.19	5/31/2020	NA	NA
Hibbett Sports	NR / NR / NR	10,147	2.3	Yes	$191,031	$18.83	1/31/2017	$179	10.5%
Total Jr. Anchors		66,703	15.4%

Mall Shop/In-line(6)		137,613	31.7%	Yes	$5,099,865	$37.06
Kiosk/Other		1,281	0.3%	Yes	$408,712	$319.06
Vacant(7)		29,794	6.9%	Yes	$0	$0.00
Total Owned SF		434,131	100.0%
Total SF		434,131	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees lease.
(2)	Tenant sales psf/screen are based on sales information provided by borrower as of the following dates: Anchors as of year-end 12/31/2010 and all other tenants as of 6/30/2011.
(3)	JC Penney (103,390 SF) is subject to a ground lease where only the fee interest in the land is owned by the borrower and serves as collateral for the loan.
(4)	Cinemark has the right to terminate if, after 5/1/2012, gross sales are less than $1,500,000 for any lease year.
(5)
T.J. Maxx has the right to terminate if, after the 5th anniversary of the lease commencement date (5/23/2010), gross sales are less than $5,000,000 for the 12 month period preceding the 5th anniversary of the lease commencement date.

(6)
Sbarro (770 SF; representing 1.1% of total underwritten rent and 0.2% of total GLA) filed for bankruptcy on April 4, 2011. As of the Cut-off Date, Sbarro continues to operate and pay rent and has not indicated that the store will close.  See “Risk Factors–Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

(7)
2,809 SF of the total vacant space is attributable to the space occupied by Waldenbooks (a subsidiary of Borders Group Inc.) which expects to vacate its space in December 2011 due to Borders Group Inc.’s Chapter 11 bankruptcy filing. We cannot assure you that the space subject to any of the Borders Group Inc. leases will be re-let in a timely manner or at all. See “Risk Factors–Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHLAND TOWN CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Ashland Town Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost(3)
Cinemark(4)	NR / NR / BB-	28,656	6.6%	$351,000	7.0%	$12.25	4/30/2015	$238,401	17.1%
Belk Women’s and Kid’s	NR / NR / NR	65,000	15.0	227,500	4.5	3.50	1/31/2015	$163	2.7%
JC Penney(5)	BBB- / NR / BB+	103,390	23.8	210,000	4.2	2.03	7/31/2028	$221	1.4%
T.J. Maxx(6)	NR / A3 / A	27,900	6.4	195,300	3.9	7.00	5/31/2020	NA	NA
Belk Men’s and Home Store	NR / NR / NR	30,350	7.0	182,100	3.6	6.00	1/31/2025	$98	8.5%
American Eagle Outfitters(7)	NR / NR / NR	6,186	1.4	179,394	3.6	29.00	1/31/2019	$497	9.0%
Kay Jewelers	NR / NR / NR	1,003	0.2	169,998	3.4	169.49	1/31/2014	$2,966	6.5%
Finish Line	NR / NR / NR	5,484	1.3	145,052	2.9	26.45	2/28/2014	$468	8.8%
Hibbett Sports	NR / NR / NR	10,147	2.3	131,911	2.6	13.00	1/31/2017	$179	10.5%
Vision Works	NR / NR / NR	5,108	1.2	121,009	2.4	23.69	6/30/2020	$314	12.5%
Ten Largest Owned Tenants		283,224	65.2%	$1,913,264	38.1%	$6.76
Remaining Owned Tenants		121,113	27.9	3,110,687	61.9	25.68
Vacant(8)		29,794	6.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		434,131	100.0%	$5,023,951	100.0%	$12.43

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant sales psf/screen are based on sales information provided by borrower as of the following dates: Anchors as of year-end 12/31/2010 and all other tenants as of 6/30/2011.
(4)	Cinemark has the right to terminate if, after 5/1/2012, gross sales are less than $1,500,000 for any lease year.
(5)	JC Penney (103,390 SF) is subject to a ground lease where only the fee interest in the land is owned by the borrower and serves as collateral for the loan.
(6)
T.J. Maxx has the right to terminate if, after the 5th anniversary of the lease commencement date (5/23/2010), gross sales are less than $5,000,000 for the 12 month period preceding the 5th anniversary of the lease commencement date.

(7)	American Eagle Outfitters has the right to terminate if gross sales do not exceed $2,000,000 in the 5th lease year. Lease commencement date was 10/10/2008.
(8)
2,809 SF of the total vacant space is attributable to the space occupied by Waldenbooks (a subsidiary of Borders Group Inc.) which expects to vacate its space in December 2011 due to Borders Group Inc.’s Chapter 11 bankruptcy filing. We cannot assure you that the space subject to any of the Borders Group Inc. leases will be re-let in a timely manner or at all. See “Risk Factors–Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

The following table presents the lease rollover schedule at the Ashland Town Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA(3)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	18,518	4.3%	4.3%	$462,670	9.2%	$24.98	6
2011	1,012	0.2	4.5%	125,840	2.5	124.35	3
2012	32,399	7.5	12.0%	673,261	13.4	20.78	17
2013	7,689	1.8	13.7%	237,763	4.7	30.92	5
2014	7,729	1.8	15.5%	518,051	10.3	67.03	5
2015	108,486	25.0	40.5%	874,556	17.4	8.06	6
2016	5,564	1.3	41.8%	192,700	3.8	34.63	3
2017	19,439	4.5	46.3%	350,831	7.0	18.05	4
2018	2,757	0.6	46.9%	180,398	3.6	65.43	3
2019	9,434	2.2	49.1%	279,869	5.6	29.67	3
2020	46,948	10.8	59.9%	515,311	10.3	10.98	6
2021	7,268	1.7	61.6%	126,688	2.5	17.43	2
2022 & Thereafter	137,094	31.6	93.1%	486,012	9.7	3.55	3
Vacant	29,794	6.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	434,131	100.0%		$5,023,951	100.0%	$12.43	66

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Borrower owned collateral space only.
(3)	JC Penney (103,390 SF) is subject to a ground lease where only the fee interest in the land is owned by the borrower and serves as collateral for the Ashland Town Center Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHLAND TOWN CENTER

The following table presents certain information relating to historical leasing at the Ashland Town Center Property:

Historical Leased %(1)(2)

	2008	2009	2010
Owned Space	95.5%	88.2%	94.4%

(1)	As provided by the borrower which reflects average occupancy for the year.
(2)	Occupancy includes anchor, inline, theater, specialty tenants that are open, and tenants that are closed but still paying rent.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical performance and the Underwritten Net Cash Flow at the Ashland Town Center Property:

Cash Flow Analysis(1)

	2009	2010	TTM (6/30/2011)	Underwritten(2)(3)	Underwritten $ per SF
Base Rent(4)	$4,103,160	$4,487,123	$4,720,139	$5,023,951	$11.57
Overage Rent	217,086	169,590	258,973	269,052	0.62
Kiosk/Temporary/Specialty(5)	344,730	438,093	485,596	282,825	0.65
Gross Up Vacancy	0	0	0	630,100	1.45
Total Rent	$4,664,976	$5,094,806	$5,464,708	$6,205,928	$14.30
Total Reimbursables	1,986,828	1,870,637	1,997,811	1,965,931	4.53
Other Rental Revenue(6)	59,142	61,872	66,145	57,090	0.13
Other Income(7)	135,041	116,210	131,777	133,693	0.31
Less Vacancy & Credit Loss	(107,305)	(36,112)	(5,915)	(630,100)	(1.45)
Effective Gross Income	$6,738,681	$7,107,413	$7,654,525	$7,732,541	$17.81

Total Operating Expenses	$2,226,522	$2,317,935	$2,325,489	$2,687,934	$6.19

Net Operating Income	$4,512,160	$4,789,478	$5,329,036	$5,044,608	$11.62
TI/LC	0	0	0	239,526	0.55
Capital Expenditures	0	0	0	95,509	0.22
Net Cash Flow	$4,512,160	$4,789,478	$5,329,036	$4,709,573	$10.85

(1)
Certain items such as termination income, interest expense, interest income, depreciation, amortization, debt service payments, any above market management fees and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Includes one tenant, Sbarro (770 SF; representing 1.1% of total underwritten rent and 0.2% of total GLA) that filed for bankruptcy on April 4, 2011. As of the Cut-off Date, Sbarro continues to operate and pay rent and has not indicated that the store will close.  See “Risk Factors– Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease”” in the Free Writing Prospectus.

(3)	Underwritten cash flow based on the 6/30/2011 rent roll with rent steps through 12/31/2011.
(4)	Underwritten base rent includes one tenant, Payless ShoeSource comprising 2,721 SF that paid rent based on a percentage of sales in lieu of base rent totaling $52,957.
(5)
Historical Kiosk/Temporary/Specialty income includes long-term specialty leasing tenants through 2010 and TTM 6/30/2011. For Underwritten purposes long-term specialty leasing tenants are included in base rent.

(6)	Other Rental Revenue includes other monthly tenant income.
(7)
Other Income includes marketing income from events, holiday events (i.e. Santa/Easter bunny photos, train), sponsorship income, gift card income, pay phone, stroller income, compactor pad rental fees, and other miscellaneous fees.

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Appraisal.  According to the appraisal, the Ashland Town Center Property had an “as-is” appraised value of $66,000,000 as of an effective date of April 6, 2011. The appraiser also indicated an “as stabilized” appraised value of $70,000,000 as of an effective date of May 1, 2012 which assumes the lease up of vacant junior anchor space.

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Environmental Matters.  The Phase I report dated April 12, 2011 recommended a Phase II Environmental Assessment to evaluate areas of the site for diesel range contamination. The Phase II concluded that soil and groundwater in one boring were impacted above Kentucky cleanup standards for storage tanks and surface releases. Based on discussion with the Kentucky Superfund program, since this contamination is related to historic use, it is not specifically required to be reported. However, it is recommended that regulatory closure for the contamination be obtained through a managed closure, which would entail applying an environmental covenant to the property to restrict potential exposure to the contamination. The environmental consultant estimates costs associated with the required delineation of the contamination and pursuit of the managed site closure including deed restriction would be in the range of $30,000-$40,000 and could be completed within one year. At origination, the borrower deposited $40,000 into a reserve account to cover additional testing to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHLAND TOWN CENTER

determine the size of the contaminated area, and then apply a deed restriction to the land allowing the current continued use. In the event of future construction or excavation, then the deed restriction will require remediation of the contamination. The borrower will have up to 1 year to complete the additional testing and apply the deed restriction. If the borrower is diligently pursuing resolution upon the completion of 1 year, then the borrower will be granted additional time so long as it provides notice, prior to the expiration of the 1 year period, and reasonably satisfactory evidence of its continued diligent efforts every 6 months until completed.

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Market Overview and Competition.  The Ashland Town Center Property is located along the west side of Winchester Avenue (US Route 23), the main connection between Ashland and Pikeville, Kentucky. Interstate 64, the main arterial through the region running west to Lexington and Louisville, intersects with US Route 23 approximately 8 miles south of the Ashland Town Center Property. As of 2010, the population within a 20-mile radius of the Ashland Town Center Property was 253,998 with an average household income of $48,745.

The Ashland Town Center Property is a regional mall with a national and regional tenant mix. The closest regional malls with a comparable tenant mix include Huntington Mall (21.5 miles east), Charleston Town Center in Charleston, West Virginia (approximately 65 miles east) and Grand Central Mall in Vienna, West Virginia (approximately 113 miles northeast) which is also owned and operated by Glimcher Properties Limited Partnership, which is an affiliate of the borrower.

The following table presents certain information relating to the primary competition for the Ashland Town Center Property:

Competitive Set

	Ashland Town Center	Kyova Mall(1)	Huntington Mall(1)	Pullman Square(1)
Distance from Subject	NAP	6.5 miles South	21.5 miles East	12 miles East
Property Type	Regional Mall	Regional Center	Super-Regional Center/Mall	Lifestyle Retail
Year Built / Renovated	1989, 1998 / 2008	1989 / 2005	1981 / 2001	2004
Total GLA	434,131	448,515	1,228,962	170,300
Total Occupancy	93.1%	30.0%	99.0%	94.0%
Anchors	JC Penney Belk Women’s and Kid’s Belk Men’s and Home Store T.J. Maxx	Elder-Beerman, Sears, Phoenix Theaters	Elder-Beerman, Sears, Macy’s, JC Penney, Dick’s Sporting Goods, Borders, Old Navy, Cinemark	Marquee Cinema

(1)	Source: Appraisal.

■
The Borrower.  The borrower is ATC Glimcher, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ashland Town Center Loan.  The borrower is owned by Glimcher Properties Limited Partnership who is the non-recourse carveout guarantor under the Ashland Town Center Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $324,305 in respect of certain tax expenses.  On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless, in the case of the insurance premiums, the borrower provides evidence that the required insurance is being provided under a blanket policy and premiums for the policy year have been paid in full in advance.  In addition, at origination, the borrower deposited $85,895 into a reserve account to cover certain unfunded obligations of the borrower in respect of certain tenant improvements.  Further, at origination, the borrower deposited $40,000 into a reserve account to cover certain environmental remediation costs discussed under “—Environmental Matters” above.

In addition, on each due date, the borrower is required to fund (i) a tenant improvements and leasing commissions reserve in the monthly amount of $20,833, subject to a maximum total escrowed amount of $750,000 and (ii) a capital expenditure reserve in the monthly amount of $7,959.  Further, the borrower is

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHLAND TOWN CENTER

required to deposit any termination fee it receives in connection with the termination of a lease covering at least 2,500 gross leasable area into the tenant improvement and leasing commissions reserve.  In addition, on each due date during the continuance of a Belks Trigger Period, the borrower will be required to fund a reserve in the monthly amount of $62,500, subject to a maximum total escrowed amount of $750,000.

Furthermore, during the continuance of an Ashland Town Center Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvements and leasing commissions, be reserved and held as additional collateral for the Ashland Town Center Loan.

An “Ashland Town Center Trigger Period” means (i) any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) of the Ashland Town Center Property for the prior twelve-month period is less than $4,267,456.45 and terminating as of the end of any two consecutive fiscal quarters in which the net operating income of the Ashland Town Center Property for the prior twelve-month period is equal to or greater than $4,267,456.45 or (ii) any period commencing when the borrower fails to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered.

A “Belks Trigger Period” means any period from the date the Belk Women’s and Kid’s tenant gives notice of its intent to vacate its leased premises or otherwise goes dark and borrower fails to deposit $750,000 in cash or letter of credit into a reserve account and terminating as of the date that the entirety of the leased premises that was vacated is subject to one or more bona fide leases on substantially similar terms as the Belk Women’s and Kid’s lease (unless otherwise approved by the lender) and the replacement tenant has paid monthly rental payments for a minimum of two consecutive calendar months.

■
Lockbox and Cash Management.  The Ashland Town Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled cash management account or a blocked account.  The loan documents also require that the borrower cause all cash revenues relating to the Ashland Town Center Property and all other money received by the borrower or the property manager with respect to the Ashland Town Center Property to be deposited into the cash management account or blocked account by the end of the first business day following receipt.  All amounts in any blocked account are swept to the lender-controlled cash management account on each business day.  On each business day that no event of default under the Ashland Town Center Loan is continuing and no Ashland Town Center Trigger Period is continuing, all funds in the cash management accounts in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an account designated by the borrower.  During the continuance of an event of default under the Ashland Town Center Loan, the lender may apply any funds in the cash management account to amounts payable under the Ashland Town Center Loan and/or toward the payment of expenses of Ashland Town Center Property, in such order of priority as the lender may determine.

■
Property Management.  The Ashland Town Center Property is currently managed by Glimcher Properties Limited Partnership, as manager, and Glimcher Development Corporation, as services provider, each of which are affiliates of the borrower, pursuant to a management agreement.  Under the loan documents, the Ashland Town Center Property may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement after the expiration of any applicable cure period, if an event of default under the Ashland Town Center Loan has occurred and is continuing or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ASHLAND TOWN CENTER

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Ashland Town Center Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Ashland Town Center Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Ashland Town Center Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

APPLETREE BUSINESS PARK

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

APPLETREE BUSINESS PARK

AppleTree Business Park
2875 Union Road
Cheektowaga, NY 14227
Map © 2011 Cartifact, Inc.
Buffalo
Tonawanda
Kenmore
Williamsville
Cheektowaga
Sloan
Depew
West Seneca
Lackawanna
DOWNTOWN
BUFFALO NIAGARA INTERNATIONAL AIRPORT
Lake Erie

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

APPLETREE BUSINESS PARK

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	GSCMC
Location (City/State)	Cheektowaga, New York	Cut-off Date Principal Balance	$37,890,537
Property Type	Office	Cut-off Date Principal Balance per SF	$88.84
Size (SF)	426,526	Percentage of Initial Pool Balance	2.2%
Total Occupancy as of 6/30/2011	97.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2011	97.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 1991	Mortgage Rate	5.6660%
Appraised Value	$58,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$7,291,471
Underwritten Expenses	$2,632,122	Escrows
Underwritten Net Operating Income (NOI)	$4,659,349	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,961,948	Taxes	$271,554	$45,259
Cut-off Date LTV Ratio	65.0%	Insurance	$0	$0
LTV Ratio at Maturity	54.7%	Replacement Reserves	$0	$13,967
DSCR Based on Underwritten NOI / NCF	1.77x / 1.50x	TI/LC(1)	$1,500,000	$0
Debt Yield Based on Underwritten NOI / NCF	12.3% / 10.5%	Other(2)	$1,342,730	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$38,000,000	100.0%	Loan Payoff	$32,048,587	84.3%
Reserves	3,114,284	8.2
Sponsor Equity Distribution	2,145,117	5.6
Closing Costs	692,012	1.8
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%

(1)	TI/LC account has a cap of $1,500,000.
(2)
The other upfront reserve represents the IRS holdover lease reserve ($750,000), a lease renewal reserve for a portion of the Catholic Health Care System space ($500,000) and a deferred maintenance reserve ($92,730).  The deferred maintenance reserve was released on July 25, 2011 once the borrower completed all required repairs.  See “-Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “AppleTree Business Park Loan”) is evidenced by a note in the original principal amount of $38,000,000 and is secured by a first mortgage encumbering an office building located in Cheektowaga, New York (the “AppleTree Business Park Property”).  The AppleTree Business Park Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company.  The AppleTree Business Park Loan was originated on June 29, 2011 and represents approximately 2.2% of the Initial Pool Balance.  The note evidencing the AppleTree Business Park Loan had an outstanding principal balance as of the Cut-off Date of $37,890,537 and an interest rate of 5.6660% per annum.  The proceeds of the AppleTree Business Park Loan were used to refinance existing debt on the AppleTree Business Park Property.

The AppleTree Business Park Loan had an initial term of 120 months and has a remaining term of 117 months.  The AppleTree Business Park Loan requires payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2021.  The borrower has the option to extend the scheduled maturity date for one year subject to certain conditions described under “—Hyperamortization Summary” below.

Voluntary prepayment of the AppleTree Business Park Loan is prohibited prior to January 6, 2021.  Defeasance with direct, non-callable AAA-rated obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■
The Mortgaged Property. The AppleTree Business Park Property is a 426,526 SF office building comprised of 1 and 2-story sections with surface parking providing 3,500 parking spaces. The AppleTree Business Park Property is located 5 miles east of the Buffalo central business district. The AppleTree Business Park Property was built in 1972 as a regional shopping mall and was converted to office use in 1991. The AppleTree Business Park Property is occupied by IRS (GSA), Time Warner, Catholic Health Care System, Empire State College, AT&T, Hospice and Veteran’s Hospital (GSA). As of June 30, 2011, the Total Occupancy and Owned Occupancy were both 97.4%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

APPLETREE BUSINESS PARK

The following table presents certain information relating to the tenants at the AppleTree Business Park Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
IRS (GSA)	AAA / Aaa / AA+	90,088	21.1%	$2,313,460	33.1%	$25.68	12/26/2015
Time Warner	BBB / Baa2 / BBB	55,606	13.0	826,753	11.8	14.87	(2)
Catholic Health Care System(3)	NR / NR / NR	67,446	15.8	795,163	11.4	11.79	(4)
IRS Pad (GSA)	AAA / Aaa / AA+	32,341	7.6	751,605	10.7	23.24	(5)
Empire State College	NR / NR / NR	21,384	5.0	358,182	5.1	16.75	10/31/2016
AT&T(6)	A / A2 / A-	21,481	5.0	267,660	3.8	12.46	10/31/2015
Hospice(7)	NR / NR / NR	15,921	3.7	237,223	3.4	14.90	7/31/2021
Veteran’s Hospital (GSA)	AAA / Aaa / AA+	8,835	2.1	207,623	3.0	23.50	8/31/2013
YRC Enterprise(8)	NR / Ca / CCC	17,727	4.2	194,997	2.8	11.00	1/31/2016
Special Funds Conservation Committee	NR / NR / NR	12,600	3.0	192,150	2.7	15.25	12/31/2019
Ten Largest Tenants		343,429	80.5%	$6,144,815	87.9%	$17.89
Remaining Tenants		71,851	16.8	847,416	12.1	11.79
Vacant		11,246	2.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		426,526	100.0%	$6,992,231	100.0%	$16.84

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Time Warner has 53,206 SF (base rent of $14.90 psf) expiring on 9/30/2013 and 2,400 SF (base rent of $14.16 psf) expiring on 6/30/2015.
(3)	One-time early termination clause in 2012.
(4)	Catholic Health Care System has 33,959 SF (base rent of $10.86 psf) which is MTM and 33,487 SF (base rent of $12.73 psf) expiring on 12/31/2013.
(5)	IRS Pad (GSA) is paying rent on a month-to-month basis. A new lease is currently out for signature. We cannot assure you that the lease renewal will be executed.
(6)	AT&T SF includes 1 SF attributable to an antenna which accounts for $9,900 in base rent with an expiration on 12/31/2015.
(7)	Hospice may terminate with 180 days notice anytime during the 60th through 72nd month of the lease term which commenced on 6/1/2011.
(8)	YRC Enterprise may terminate lease with 4 months prior written notice.

The following table presents the lease rollover schedule at the AppleTree Business Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	67,235	15.8%	15.8%	$1,135,251	16.2%	$16.88	5
2011	0	0.0	15.8%	0	0.0	0.00	0
2012	13,241	3.1	18.9%	189,718	2.7	14.33	4
2013	104,215	24.4	43.3%	1,500,746	21.5	14.40	5
2014	0	0.0	43.3%	0	0.0	0.00	0
2015	127,055	29.8	73.1%	2,756,051	39.4	21.69	7
2016	57,729	13.5	86.6%	811,767	11.6	14.06	5
2017	0	0.0	86.6%	0	0.0	0.00	0
2018	7,510	1.8	88.4%	75,000	1.1	9.99	1
2019	12,600	3.0	91.3%	192,150	2.7	15.25	1
2020	0	0.0	91.3%	0	0.0	0.00	0
2021	24,496	5.7	97.1%	331,548	4.7	13.53	2
2022 & Thereafter	1,199	0.3	97.4%	0	0.0	0.00	1
Vacant	11,246	2.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	426,526	100.0%		$6,992,231	100.0%	$16.84	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the AppleTree Business Park Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	87.7%	97.5%	92.2%

(1)	As provided by the borrower which reflects average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

APPLETREE BUSINESS PARK

The following table presents certain information relating to recent leasing activity at the AppleTree Business Park Property:

Recent Leasing Activity(1)

Tenant	SF	Lease Begin	Lease Term (yrs.)	Actual Rent ($ psf)	Tenant Improvements ($ psf)
Hospice	15,921	June 2011	10	$14.90	$25.00
Renal Care	8,575	June 2011	10	$11.00	$0.00
Consumer Contact	6,600	December 2010	6	$18.65	$0.00
Time Warner (Pad Site)	2,400	May 2010	5	$13.96	$83.23

(1)	Source: Appraisal.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AppleTree Business Park Property:

Cash Flow Analysis(1)

	2009	2010	TTM 6/30/2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,190,833	$6,577,037	$6,570,898	$6,992,231	$16.39
Overage Rent	0	0	0	3,534	0.01
Gross Up Vacancy	0	0	0	208,051	0.49
Total Rent	$6,190,833	$6,577,037	$6,570,898	$7,203,816	$16.89
Total Reimbursables	808,578	812,618	871,641	823,053	1.93
Parking Income	0	0	0	0	0.00
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(735,398)	(1.72)
Effective Gross Income	$6,999,411	$7,389,655	$7,442,539	$7,291,471	$17.10

Total Operating Expenses	$2,358,171	$2,511,112	$2,599,422	$2,632,122	$6.17

Net Operating Income	$4,641,240	$4,878,543	$4,843,117	$4,659,349	$10.92
TI/LC	0	0	0	529,794	1.24
Capital Expenditures	0	0	0	167,607	0.39
Net Cash Flow	$4,641,240	$4,878,543	$4,843,117	$3,961,948	$9.29

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 6/30/2011 rent roll with rent steps through 12/31/2011.

■	Appraisal. According to the appraisal, the AppleTree Business Park Property had an “as-is” appraised value of $58,300,000 as of an effective date of May 3, 2011.

■
Environmental Matters.  The Phase I report, dated April 26, 2011, recommended the development of an asbestos O&M Program to address any potential asbestos and lead-based paint present at the AppleTree Business Park Property and recommended New York State Electric & Gas (“NYSEG”) to conduct the appropriate response actions to remove the impacted concrete pad and any underlying impacted soils due to the identified release of dielectric fluid reported to NYSEG.

■
Market Overview and Competition.  The AppleTree Business Park Property is located in the East Buffalo submarket within the overall Buffalo, New York area. The AppleTree Business Park Property fronts Union Road, which is a main thoroughfare running north and south through Cheektowaga.  Freeway access to the AppleTree Business Park Property is provided by the Governor Thomas E. Dewey Thruway (I-90), I-190 and I-290.  The AppleTree Business Park Property is located approximately three miles from the Buffalo Niagara International Airport.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

APPLETREE BUSINESS PARK

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the AppleTree Business Park Property:

Office Lease Comparables(1)

	AppleTree Business Park	Avant(2)	2410 North Forest Road(2)	6400 Sheridan Drive(2)	6467 Main Street(2)	Windsong Medical Center(2)
Year Built	1972	1975	2008	2002	1999	1998
Total GLA	426,526	100,945	106,819	154,262	52,382	76,921
Total Occupancy	97%	N/A	N/A	N/A	N/A	N/A
Quoted Rent Rate PSF	$16.84	$19.11-$25.88	$21.00-$22.20	$19.43-23.00	$17.00-$20.00	$22.04-$24.90
Expense Basis	Modified Gross	Modified Gross	NNN	Gross	NNN	Modified Gross

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the AppleTree Business Park Property:

Office Sales Comparables(1)

Property Name	City/State	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price PSF(2)	Occupancy
AppleTree Business Park	Cheektowaga, NY	NAP	1972	426,526	NAP	NAP	97%
HealthNow Headquarters	Buffalo, NY	December 2010	2007	430,458	$84,500,000	$196.30	100%
Hartford Corporate Plaza	Clinton, NY	December 2010	2008	122,760	$17,600,000	$143.37	100%
King of Prussia Business Center	King of Prussia, PA	December 2010	1974	175,990	$17,375,000	$98.73	73%
Time Warner Cable Division	East Syracuse, NY	October 2010	2000	108,602	$18,050,000	$166.20	100%
90 Air Park Drive	Rochester, NY	October 2010	2002	41,600	$3,775,000	$90.75	100%
Cranberry Woods Office Park	Cranberry, PA	August 2009	2007	452,913	$89,500,000	$197.61	100%

(1)	Source: Appraisal.
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

■
The Borrower.  The borrower is Appletree Realty Holdings, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AppleTree Business Park Loan.  AmCap, Incorporated is the non-recourse carveout guarantor under the AppleTree Business Park Loan.  Additionally, Jay A. Kaiser is also a guarantor with respect to certain of the non-recourse carveouts.

■
Escrows.  On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, other than taxes paid by certain tenants and unless, in the case of the insurance premiums, the borrower provides evidence that the required insurance is being provided under a blanket policy and premiums for the policy year have been paid in full in advance.  In addition, at origination, the borrower deposited (i) $1,500,000 into a reserve account in respect of certain tenant improvements and leasing commissions, (ii) $750,000 into a lease renewal reserve account in respect of the smaller lease space occupied by the IRS (GSA), (iii) $500,000 into a lease renewal reserve account in respect of the lease space occupied by Catholic Health Care System and (iv) $92,730 into a reserve account for certain deferred maintenance conditions.

In addition, on each due date, the borrower is required to fund (i) a capital expenditure reserve in the monthly amount of $13,967 and (ii) a tenant improvements and leasing commissions reserve in the monthly amount of (x) $1,500,000 minus the then-existing balance of the reserve, divided by (y) the number of months for which the existing IRS (GSA) lease is renewed or for the term of any new lease entered for the larger lease space occupied by the IRS (GSA), subject to a maximum total escrowed amount of $1,500,000.  Further, the borrower is required to deposit any termination fee it receives in connection with the termination of a lease into the tenant improvements and leasing commissions account up to an amount equal to $25.00 psf times the rentable SF subject to the termination.  In addition, the borrower is required to establish a reserve account for the deposit of casualty or condemnation loss proceeds.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

APPLETREE BUSINESS PARK

Furthermore, during the continuance of a AppleTree Business Park Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvements and leasing commissions, be reserved and held as additional collateral for the AppleTree Business Park Loan.

An “AppleTree Business Park Trigger Period” means (i) any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan agreement) of the AppleTree Business Park Property for the prior twelve-month period is less than 1.20x and terminating as of the end of any two consecutive fiscal quarters in which the debt service coverage ratio (as calculated under the loan agreement) of the AppleTree Business Park Property for the prior twelve-month period is greater than 1.20x or (ii) any period commencing when the borrower fails to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered.

■
Lockbox and Cash Management.  The AppleTree Business Park Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled cash management account or a blocked account.  The loan documents also require that the borrower cause all cash revenues relating to the AppleTree Business Park Property and all other money received by the borrower or the property manager with respect to the AppleTree Business Park Property to be deposited into the cash management account or blocked account by the end of the first business day following receipt.  All amounts in any blocked account are swept to the lender-controlled cash management account on each business day.  On each business day that no event of default under the AppleTree Business Park Loan is continuing and no AppleTree Business Park Trigger Period is continuing, all funds in the cash management accounts in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an account maintained by the borrower in respect of operating expenses for the AppleTree Business Park Property.  During the continuance of an event of default under the AppleTree Business Park Loan, the lender may apply any funds in the cash management account to amounts payable under the AppleTree Business Park Loan and/or toward the payment of expenses of AppleTree Business Park Property, in such order of priority as the lender may determine.

■
Property Management.  The AppleTree Business Park Property is currently managed by AmCap, Incorporated, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the AppleTree Business Park Property may not be managed by any other party, other than a management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement after the expiration of any applicable cure period, if an event of default under the AppleTree Business Park Loan has occurred and is continuing or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager.

■
Hyperamortization Summary. The AppleTree Business Park Loan has an initial scheduled maturity date of July 6, 2021.  The borrower is permitted to extend the initial scheduled maturity date for one year upon the satisfaction of certain conditions, including the payment of an extension fee equal to $50,000.  In the event that the borrower exercises its option to extend the initial scheduled maturity date, the interest rate will automatically increase to the greater of (i) the initial interest rate plus 200 basis points and (ii) the swap rate as of the initial scheduled maturity date plus 410 basis points (the “Adjusted Interest Rate”).  After the initial scheduled maturity date, interest will be due and payable at the initial interest rate and additional interest attributable to the Adjusted Interest Rate will be deferred and added to the outstanding principal balance (although the deferred interest may not bear interest) as of each due date.  Additionally, after the initial scheduled maturity date, all excess cash will be used to hyperamortize the AppleTree Business Park Loan. Provided that the borrowers do not repay the AppleTree Business Park Loan in full on the scheduled initial maturity date, the estimated balance of the AppleTree Business Park Loan upon the extended maturity date would be approximately $31,694,886 with an interest rate of 5.6660%, 1-year loan term and 20-year amortization term, assuming the Adjusted Interest Rate is the initial interest rate plus 200 basis points (7.6660%) and no excess cash flow is used to paydown the outstanding

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

APPLETREE BUSINESS PARK

principal balance. The final maturity loan-to-value ratio based on the estimated final maturity balance of $31,694,886 and the appraised value of $58,300,000 is 54.4%.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the AppleTree Business Park Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the AppleTree Business Park Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the AppleTree Business Park Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LAKE BUENA VISTA FACTORY STORES PHASES I & II

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Originator	GSCMC
Location (City/State)	Orlando, Florida	Cut-off Date Principal Balance	$35,440,329
Property Type	Retail	Cut-off Date Principal Balance per SF(1)	$151.69
Size (SF)	233,637	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 8/1/2011	97.4%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 8/1/2011	97.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1996-1999, 2004 / 2004	Mortgage Rate	6.1815%
Appraised Value	$ 51,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$7,516,425
Underwritten Expenses	$2,462,624	Escrows
Underwritten Net Operating Income (NOI)	$5,053,801	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,732,345	Taxes	$170,776	$34,155
Cut-off Date LTV Ratio(1)	68.8%	Insurance	$90,564	$11,884
LTV Ratio at Maturity(1)	59.0%	Replacement Reserves	$8,292	$8,292
DSCR Based on Underwritten NOI / NCF(1)	1.93x / 1.81x	TI/LC	$1,200,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	14.3% / 13.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,630,000	100.0%	Loan Payoff	$22,739,279	63.8%
Sponsor Equity Distribution	9,606,553	27.0
Closing Costs	1,814,537	5.1
Reserves	1,469,631	4.1
Total Sources	$35,630,000	100.0%	Total Uses	$35,630,000	100.0%

(1)
With respect to the Lake Buena Vista Factory Stores Phase I and Lake Buena Vista Factory Stores Phase II mortgage loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity, the DSCR Based on Underwritten NOI / NCF, the Debt Yield Based on Underwritten NOI / NCF and the Cut-off Date Principal Balance per SF of the mortgage loans are presented in the aggregate.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Lake Buena Vista Factory Stores Phases I & II Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
VF Factory Outlet	NR / A3 / A-	26,428	11.3%	$436,062	6.9%	$16.50	7/2/2016	$190	11.9%
Reebok(3)	NR / NR / NR	10,000	4.3	340,000	5.4	34.00	6/20/2012	$287	14.6%
Nike	NR / A1 / A+	14,000	6.0	322,000	5.1	23.00	9/30/2015	$491	4.7%
Gap(4)	BBB- / Baa3 / BB+	9,000	3.9	303,555	4.8	33.73	8/31/2014	$732	4.6%
Reese Food Court	NR / NR / NR	6,047	2.6	264,600	4.2	43.76	2/15/2014	$139	31.4%
Dress Barn	NR / NR / NR	9,000	3.9	225,000	3.6	25.00	6/30/2012	$128	26.5%
Oshkosh B’Gosh(5)	NR / NR / BB+	6,000	2.6	216,000	3.4	36.00	11/30/2011	$289	15.2%
Old Navy Outlet	BBB- / Baa3 / BB+	12,000	5.1	216,000	3.4	18.00	4/30/2017	$396	4.5%
Tommy Hilfiger	NR / B2 / BB+	7,050	3.0	215,025	3.4	30.50	8/31/2012	$726	5.4%
Disney Character Outlet	A / A2 / A	6,500	2.8	208,000	3.3	32.00	1/31/2015	$142	28.3%
Ten Largest Owned Tenants		106,025	45.4%	$2,746,242	43.7%	$25.90
Remaining Owned Tenants		121,612	52.1	3,545,090	56.3	29.15
Vacant		6,000	2.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		233,637	100.0%	$6,291,331	100.0%	$27.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of June 30, 2011.
(3)	Reebok has a one-time right to terminate if occupancy falls below 70% for a period of 12 months.
(4)	Gap has a one-time right to terminate if occupancy falls below 70% for a period of 12 months.
(5)	Oshkosh B’Gosh has a one-time right to terminate if occupancy falls below 80% for a period of 6 months.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LAKE BUENA VISTA FACTORY STORES PHASES I & II

The following table presents certain information relating to the lease rollover schedule at the Lake Buena Vista Factory Stores Phases I & II Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	5,205	2.2%	2.2%	$169,800	2.7%	$32.62	3
2011	6,000	2.6	4.8%	216,000	3.4	36.00	1
2012	45,275	19.4	24.2%	1,434,305	22.8	31.68	12
2013	9,025	3.9	28.0%	354,850	5.6	39.32	5
2014	36,711	15.7	43.7%	1,001,521	15.9	27.28	8
2015	23,850	10.2	54.0%	664,000	10.6	27.84	4
2016	63,076	27.0	81.0%	1,517,440	24.1	24.06	12
2017	26,150	11.2	92.1%	492,250	7.8	18.82	3
2018	9,345	4.0	96.1%	309,165	4.9	33.08	2
2019	3,000	1.3	97.4%	132,000	2.1	44.00	1
2020	0	0.0	97.4%	0	0.0	0.00	0
2021	0	0.0	97.4%	0	0.0	0.00	0
2022 & Thereafter	0	0.0	97.4%	0	0.0	0.00	0
Vacant	6,000	2.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	233,637	100.0%		$6,291,331	100.0%	$27.64	51

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Lake Buena Vista Factory Stores Phases I & II Properties:

Historical Leased %(1)

	2007	2008	2009	2010
Owned Space	98.4%	100.0%	100.0%	94.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lake Buena Vista Factory Stores Phases I & II Properties:

Cash Flow Analysis(1)

	2009	2010	TTM 6/30/2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$5,155,230	$5,234,759	$5,471,697	$6,291,331	$26.93
Overage Rent(3)	660,524	671,260	770,762	219,860	0.94
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	216,000	0.92
Total Rent	$5,815,754	$5,906,019	$6,242,458	$6,727,192	$28.79
Total Reimbursables	1,352,927	1,362,973	1,409,863	1,184,835	5.07
Other Income	3,858	2,992	4,721	0	0.00
Vacancy & Credit Loss	0	0	0	(395,601)	(1.69)
Effective Gross Income	$7,172,539	$7,271,984	$7,657,042	$7,516,425	$32.17

Total Operating Expenses	$2,574,117	$2,520,369	$2,513,267	$2,462,624	$10.54

Net Operating Income	$4,598,422	$4,751,615	$5,143,775	$5,053,801	$21.63
TI/LC	22,919	50,185	37,392	221,955	0.95
Capital Expenditures	0	0	0	99,501	0.43
Net Cash Flow	$4,575,503	$4,701,430	$5,106,383	$4,732,345	$20.26

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow based on the 8/1/2011 rent roll with rent steps through 12/31/2011.
(3)
Easy Spirit and Gap pay only percentage rent, although a minimum base rent is specified in their leases, and Nine West and Timberland pay percentage rent with no minimum rent (Timberland switches to fixed rent in October 2011 - $31.00 psf).  For underwriting purposes, the current rent for these four tenants ($525,573) is included in base rent and the above $219,860 reflects only the overage rent being paid by tenants that have exceeded the sales break points specified in their leases.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHAMPLAIN CENTRE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	GSCMC
Location (City/State)	Plattsburgh, New York	Cut-off Date Principal Balance	$34,812,036
Property Type	Retail	Cut-off Date Principal Balance per SF	$71.84
Size (SF)	484,556	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 8/1/2011	93.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2011	91.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1987, 2004, 2006 / 2010	Mortgage Rate	5.2275%
Appraised Value	$61,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$8,689,032
Underwritten Expenses	$3,745,655	Escrows
Underwritten Net Operating Income (NOI)	$4,943,377	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,494,076	Taxes	$385,364	$77,073
Cut-off Date LTV Ratio	57.1%	Insurance	$100,556	$10,056
LTV Ratio at Maturity	47.5%	Replacement Reserves	$11,220	$11,220
DSCR Based on Underwritten NOI / NCF	2.14x / 1.94x	TI/LC(1)	$25,000	$25,000
Debt Yield Based on Underwritten NOI / NCF	14.2% / 12.9%	Other(2)	$699,669	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,000,000	100.0%	Loan Payoff	$28,109,120	80.3%
Sponsor Equity Distribution	5,227,341	14.9
Reserves	1,221,809	3.5
Closing Costs	441,731	1.3
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	TI/LC reserve has a cap of $400,000.
(2)	The other upfront reserve represents an unfunded obligation reserve ($690,169), and a deferred maintenance reserve ($9,500).

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Champlain Centre Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost
Anchors
Target	A- / A2 / A+	126,000	20.6%	No	$189,000	$1.50	NA	$238	0.6%
Sears	NR / NR / B+	85,456	14.0	Yes	$286,278	$3.35	6/21/2017	$133	2.5%
Dick’s Sporting Goods	NR / NR / NR	52,000	8.5	Yes	$606,696	$11.67	8/31/2018	$151	7.7%
Gander Mountain	NR / NR / NR	51,853	8.5	Yes	$647,648	$12.49	10/31/2014	$133	9.4%
JC Penney	BBB- / NR / BB+	51,282	8.4	Yes	$253,967	$4.95	6/30/2017	$220	2.2%
Total Anchors		366,591	60.0%

Jr. Anchors
Regal Cinemas	BB / B2 / B+	26,250	4.3%	Yes	$192,000	$7.31	6/30/2017	$132,523	18.1%
Best Buy	BBB- / Baa2 / BBB-	20,000	3.3	Yes	$322,024	$16.10	1/31/2017	$785	2.1%
Old Navy(3)	BBB- / Baa3 / BB+	15,838	2.6	Yes	$234,402	$14.80	8/31/2014	$215	6.9%
FYE/Record Town		11,981	2.0	Yes	$150,000	$12.52	1/31/2012	$140	8.9%
Total Jr. Anchors		74,069	12.1%

Occupied In-line		127,423	20.9%		$4,766,923	$37.41
Occupied Outparcel		0	0.0%		$0	$0.00
Occupied Kiosk		0	0.0%		$0	$0.00
Vacant Spaces(4)		42,473	7.0%		$0	$0.00
Total Owned SF		484,556	79.4%
Total SF		610,556	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales for the above Anchor and Jr. Anchor tenants are as of December 31, 2010.
(3)	Old Navy’s lease is out for signature (3-year term at a maximum of 7% of sales or $14.80 base rent psf). We cannot assure you that the lease renewal will be executed.
(4)
17,000 SF of the total vacant space is attributable to the space occupied by Borders which expects to vacate its space in December 2011 due to its Chapter 11 bankruptcy filing. We cannot assure you that the space subject to any of the Borders Group Inc. leases will be re-let in a timely manner or at all. See “Risk Factors–Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHAMPLAIN CENTRE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Champlain Centre Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost
Gander Mountain	NR / NR / NR	51,853	10.7%	$440,088	8.2%	$8.49	10/31/2014	$133	9.4%
Dick’s Sporting Goods	NR / NR / NR	52,000	10.7	351,000	6.5	6.75	8/31/2018	$151	7.7%
Best Buy	BBB- / Baa2 / BBB-	20,000	4.1	269,400	5.0	13.47	1/31/2017	$785	2.1%
American Eagle	NR / NR / NR	6,148	1.3	239,435	4.4	38.95	1/31/2012	$394	11.3%
Sears	NR / NR / B+	85,456	17.6	235,004	4.4	2.75	6/21/2017	$133	2.5%
Old Navy(4)	BBB- / Baa3 / BB+	15,838	3.3	234,402	4.3	14.80	8/31/2014	$215	6.9%
Regal Cinemas	BB / B2 / B+	26,250	5.4	192,000	3.6	7.31	6/30/2017	$132,523	18.1%
Dress Barn	NR / NR / NR	7,633	1.6	172,170	3.2	22.56	6/30/2019	$139	17.4%
Hollister	NR / NR / NR	6,342	1.3	158,550	2.9	25.00	1/31/2019	$281	8.9%
Burger King	NR / NR / NR	1,368	0.3	155,209	2.9	113.46	6/30/2014	$647	18.3%
Ten Largest Owned Tenants		272,888	56.3%	$2,447,258	45.4%	$8.97
Remaining Owned Tenants		169,195	34.9	2,943,064	54.6	17.39
Vacant Spaces (Owned Space)(5)		42,473	8.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		484,556	100.0%	$5,390,322	100.0%	$12.19

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned anchors or outparcels.
(3)	Tenant sales for Gander Mountain, Dick’s Sporting Goods, Best Buy, Sears, Old Navy and Regal Cinemas are as of December 31, 2010. All other tenant sales are as of June 30, 2011.
(4)	Old Navy’s lease is out for signature (3-year term at a maximum of 7% of sales or $14.80 base rent psf). We cannot assure you that the lease renewal will be executed.
(5)
17,000 SF of the total vacant space is attributable to the space occupied by Borders which expects to vacate its space in December 2011 due to its Chapter 11 bankruptcy filing. We cannot assure you that the space subject to any of the Borders Group Inc. leases will be re-let in a timely manner or at all. See “Risk Factors–Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

The following table presents the lease rollover schedule at the Champlain Centre Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,237	0.3%	0.3%	$35,000	0.6%	$28.29	1
2011	16,066	3.3	3.6%	111,333	2.1	6.93	6
2012	33,719	7.0	10.5%	806,208	15.0	23.91	12
2013	12,248	2.5	13.1%	301,309	5.6	24.60	6
2014	72,439	14.9	28.0%	1,089,545	20.2	15.04	9
2015	2,437	0.5	28.5%	121,668	2.3	49.93	3
2016	7,235	1.5	30.0%	205,301	3.8	28.38	5
2017	197,663	40.8	70.8%	1,388,612	25.8	7.03	9
2018	60,434	12.5	83.3%	527,691	9.8	8.73	3
2019	19,954	4.1	87.4%	438,363	8.1	21.97	3
2020	1,858	0.4	87.8%	123,355	2.3	66.39	2
2021	8,494	1.8	89.5%	161,604	3.0	19.03	4
2022 & Thereafter	8,299	1.7	91.2%	80,334	1.5	9.68	1
Vacant	42,473	8.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	484,556	100.0%		$5,390,322	100.0%	$12.19	64

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Borrower owned collateral space only. Does not include Non-owned Anchors (Target).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHAMPLAIN CENTRE

The following table presents certain information relating to historical leasing at the Champlain Centre Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	95.1%	96.9%	97.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Champlain Centre Property:

Cash Flow Analysis(1)

	2009	2010	TTM 6/30/2011	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$6,178,921	$6,026,024	$5,687,904	$5,390,322	$11.12
Overage Rent	299,348	164,380	213,904	228,144	0.47
Other Rental Revenue(4)	399,640	432,843	439,137	439,137	0.91
Gross Up Vacancy	0	0	0	988,117	2.04
Total Rent	$6,877,909	$6,623,247	$6,340,945	$7,045,721	$14.54
Total Reimbursables	2,864,295	2,718,262	2,693,917	2,614,768	5.40
Other Income(5)	15,748	14,437	16,660	16,660	0.03
Vacancy & Credit Loss	(420,774)	(280,151)	(276,200)	(988,117)	(2.04)
Effective Gross Income	$9,337,178	$9,075,795	$8,775,322	$8,689,032	$17.93

Total Operating Expenses	$3,860,791	$3,587,418	$3,773,453	$3,745,655	$7.73

Net Operating Income	$5,476,387	$5,488,377	$5,001,869	$4,943,377	$10.20
TI/LC	0	0	0	314,666	0.65
Capital Expenditures	0	0	0	134,634	0.28
Net Cash Flow	$5,476,387	$5,488,377	$5,001,869	$4,494,076	$9.27

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 8/1/2011 rent roll with rent steps through 12/31/2011.
(3)	Underwritten base rent includes tenants who pay rent based on a percentage of sales in lieu of base rent.
(4)	Other rental revenue includes rental revenue from kiosk, temporary, specialty and other tenants.
(5)	Other income includes sprinkler income, stroller income and other miscellaneous income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PRENTISS CREEK APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	RAIT
Location (City/State)	Downers Grove, Illinois	Cut-off Date Principal Balance	$34,331,868
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$49,045.53
Size (Units)	700	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 8/24/2011	90.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/24/2011	90.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2008, 2010	Mortgage Rate	5.6700%
Appraised Value	$51,200,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$6,914,501
Underwritten Expenses	$3,277,833	Escrows
Underwritten Net Operating Income (NOI)	$3,636,668	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,426,668	Taxes	$982,831	$41,689
Cut-off Date LTV Ratio	67.1%	Insurance	$133,027	$13,108
LTV Ratio at Maturity	56.6%	Replacement Reserves	$0	$17,500
DSCR Based on Underwritten NOI / NCF	1.52x / 1.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.6% / 10.0%	Other(1)	$1,248,705	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,500,000	65.6%	Purchase Price	$49,300,000	93.8%
Sponsor Equity	11,529,194	21.9	Reserves	2,364,562	4.5
Subordinate Debt	5,000,000	9.5	Closing Costs	904,514	1.7
Other	1,539,882	2.9
Total Sources	$52,569,076	100.0%	Total Uses	$52,569,076	100.0%

(1)	The other upfront reserve represents a deferred maintenance reserve for various purposes at the property including parking lot repair and resurface.

The following table presents certain information relating to historical leasing at the Prentiss Creek Apartments Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	86.0%	93.3%	93.8%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Prentiss Creek Apartments Property:

Cash Flow Analysis(1)

	2009	2010	TTM 2/28/2011	Underwritten(2)	Underwritten $ per unit
Base Rent	$6,653,212	$6,539,384	$6,523,349	$6,012,936	$8,589.91
Gross Up Vacancy	0	0	0	532,865	761.24
Total Rent	$6,653,212	$6,539,384	$6,523,349	$6,545,801	$9,351.14
Other Income	470,241	882,128	901,565	901,565	1,287.95
Less Vacancy & Credit Loss	(404,580)	(614,289)	(571,980)	(532,865)	(761.24)
Effective Gross Income	$6,718,873	$6,807,223	$6,852,934	$6,914,501	$9,877.86

Total Operating Expenses	$3,241,695	$3,283,104	$3,259,449	$3,277,833	$4,682.62

Net Operating Income	$3,477,178	$3,524,119	$3,593,485	$3,636,668	$5,195.24
Capital Expenditures	0	0	0	210,000	300.00
Net Cash Flow	$3,477,178	$3,524,119	$3,593,485	$3,426,668	$4,895.24

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 2/28/2011 rent roll.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RED LION HOTEL – SEATTLE, WA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	CGMRC
Location (City/State)	Seattle, Washington	Cut-off Date Principal Balance	$31,866,096
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$107,293.25
Size (Rooms)	297	Percentage of Initial Pool Balance	1.8%
Total 12-Month Occupancy as of 7/31/2011	75.7%	Number of Related Mortgage Loans	None
Owned 12-Month Occupancy as of 7/31/2011	75.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1973 / 2009	Mortgage Rate	4.9300%
Appraised Value	$71,200,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	324
Underwritten Revenues	$14,582,759
Underwritten Expenses	$10,505,955	Escrows
Underwritten Net Operating Income (NOI)	$4,076,804	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,493,494	Taxes	$64,639	$21,546
Cut-off Date LTV Ratio	44.8%	Insurance	$0	$0
LTV Ratio at Maturity	40.6%	Replacement Reserves	$0	$48,609
DSCR Based on Underwritten NOI / NCF	1.90x / 1.63x	Other(1)	$485,938	$0
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.0%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	43.9%	Purchase Price	$71,000,000	97.5%
Sponsor Equity	26,841,523	36.8	Closing Costs	1,304,101	1.8
Subordinate Debt	10,300,000	14.1	Reserves	550,577	0.8
Other Sources	3,713,155	5.1
Total Sources	$72,854,678	100.0%	Total Uses	$72,854,678	100.0%

(1)	Other escrows represent Deferred Maintenance Reserve ($185,938) and Bank Space Reserve ($300,000).

The following table presents certain information relating to the 2010 demand analysis with respect to the Red Lion Hotel - Seattle, WA Property based on market segmentation, as provided in the appraisal for the Red Lion Hotel - Seattle, WA Property:

2010 Accommodated Room Night Demand

Property	Meeting and Group	Leisure	Commercial
Red Lion Hotel – Seattle, WA	33%	17%	50%

Source: Appraisal.

The following table presents certain information relating to the year-to-date through April 2011 penetration rates relating to the Red Lion Hotel - Seattle, WA Property and various market segments, as provided in the appraisal for the Red Lion Hotel - Seattle, WA Property:

Year-to-Date Through 4/30/11 Penetration Rates

Property	Occupancy	ADR	RevPAR
Red Lion Hotel – Seattle, WA	101.3%	88.6%	89.8%

Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPar at the Red Lion Hotel - Seattle, WA Property:

Historical Leased %(1)

	2009	2010	TTM 4/30/2011
Occupancy	68.3%	73.7%	74.7%
ADR	$134.21	$127.55	$128.45
RevPar	$91.61	$93.98	$95.92

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RED LION HOTEL – SEATTLE, WA

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Red Lion Hotel - Seattle, WA Property:

Cash Flow Analysis

	2009	2010	TTM 4/30/2011	Underwritten	Underwritten $ per Room
Room Revenue	$9,931,287	$10,187,818	$10,398,377	$10,847,970	$36,525
Food & Beverage Revenue	2,512,319	2,593,667	2,593,866	2,593,866	8,734
Other Revenue	1,544,538	1,497,725	1,504,085	1,140,923	3,841
Total Revenue	$13,988,144	$14,279,210	$14,496,328	$14,582,759	$49,100

Room Expense	$2,593,162	$2,898,560	$2,906,109	$3,031,760	$10,208
Food & Beverage Expense	1,938,074	1,919,792	1,869,195	1,869,195	6,294
Other Expense	440,789	406,919	417,674	336,488	1,133
Total Departmental Expense	$4,972,025	$5,225,271	$5,192,978	$5,237,443	$17,634
Total Undistributed Expense	3,615,444	3,799,609	3,834,628	4,812,210	16,203
Total Fixed Charges	454,859	440,460	431,610	456,302	1,536
Total Operating Expenses	$9,042,328	$9,465,340	$9,459,216	$10,505,955	$35,374

Net Operating Income	$4,945,816	$4,813,870	$5,037,112	$4,076,804	$13,727
FF&E	0	0	0	583,310	1,964
Net Cash Flow	$4,945,816	$4,813,870	$5,037,112	$3,493,494	$11,763

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COURTYARD AND RESIDENCE INN - FRANKLIN

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Originator	GSCMC
Location (City/State)	Franklin, Tennessee	Cut-off Date Principal Balance	$31,220,954
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$124,883.81
Size (Rooms)	250	Percentage of Initial Pool Balance	1.8%
Total 12-Month Occupancy as of 6/30/2011	81.3%	Number of Related Mortgage Loans	3
Owned 12-Month Occupancy as of 6/30/2011	81.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	6.2500%
Appraised Value	$41,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$9,096,070
Underwritten Expenses	$5,097,783	Escrows
Underwritten Net Operating Income (NOI)	$3,998,287	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,634,444	Taxes	$123,620	$20,603
Cut-off Date LTV Ratio	74.9%	Insurance	$25,976	$6,494
LTV Ratio at Maturity(1)	62.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.73x / 1.57x	FF&E	$0	$30,195
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,275,000	99.4%	Loan Payoff	$30,903,722	98.2%
Sponsor Equity	187,553	0.6	Closing Costs	409,235	1.3
Reserves	149,596	0.5

Total Sources	$31,462,553	100.0%	Total Uses	$31,462,553	100.0%

(1)	The LTV Ratio at Maturity is calculated utilizing the “as stabilized” appraised value of $42,900,000. The LTV Ratio at Maturity, calculated on the basis of the “as-is” appraised value is 64.1%.

The following table presents certain information relating to the 2010 demand analysis with respect to the Courtyard and Residence Inn – Franklin Properties based on market segmentation, as provided in the appraisals for the Courtyard and Residence Inn – Franklin Properties:

2010 Accommodated Room Night Demand

Property	Meeting and Group	Leisure	Commercial
Courtyard by Marriott	10%	20%	70%
Residence Inn	15%	25%	60%

Source: Appraisal.

The following table presents certain information relating to the year-to-date through April 2011 penetration rates relating to the Courtyard and Residence Inn – Franklin Properties and various market segments, as provided in the appraisal for the Courtyard and Residence Inn – Franklin Properties:

Year-to-Date Through 4/30/11 Penetration Rates

Property	Occupancy	ADR	RevPAR
Courtyard by Marriott	107.4%	103.4%	111.0%
Residence Inn	116.7%	99.2%	115.8%

Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COURTYARD AND RESIDENCE INN - FRANKLIN

The following table presents certain information relating to historical occupancy, ADR and RevPar at the Courtyard and Residence Inn – Franklin Properties:

Courtyard by Marriott

	2009(1)	2010(1)	TTM 6/30/2011(1)
Occupancy	66.3%	79.7%	77.9%
ADR	$114.35	$109.61	$118.05
RevPar	$75.84	$87.35	$92.01

(1)	As provided by the borrower.

Residence Inn

	2009(1)	2010(1)	TTM 6/30/2011(1)
Occupancy	50.7%	80.5%	84.7%
ADR	$107.01	$108.85	$111.35
RevPar	$54.26	$87.67	$94.27

(1)	As provided by the borrower.

■
Operating History and Underwritten Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Courtyard and Residence Inn – Franklin Properties:

Cash Flow Analysis

	2009	2010	TTM 6/30/2011	Underwritten	Underwritten $ per Room
Room Revenue	$4,611,725	$7,985,221	$8,498,138	$8,528,910	$34,116
Food & Beverage Revenue	297,575	359,631	384,157	392,828	1,571
Other Revenue	91,254	169,870	176,055	174,332	697
Total Revenue	$5,000,554	$8,514,722	$9,058,350	$9,096,070	$36,384

Room Expense	$932,388	$1,555,817	$1,619,123	$1,621,024	$6,484
Food & Beverage Expense	245,299	264,127	270,556	276,663	1,107
Other Expense	58,699	86,281	90,061	89,974	360
Total Departmental Expense	$1,236,386	$1,906,225	$1,979,740	$1,987,660	$7,951
Total Undistributed Expense	1,782,045	2,613,339	2,766,181	2,771,704	11,087
Total Fixed Charges	269,704	358,417	338,418	338,418	1,354
Total Operating Expenses	$3,288,135	$4,877,981	$5,084,339	$5,097,783	$20,391

Net Operating Income	$1,712,419	$3,636,741	$3,974,011	$3,998,287	$15,993
FF&E	200,022	340,589	362,334	363,843	1,455
Net Cash Flow	$1,512,397	$3,296,152	$3,611,677	$3,634,444	$14,538

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVERCREST REALTY PORTFOLIO 2

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Originator	GSCMC
Location (City/State)	Various	Cut-off Date Principal Balance	$26,843,957
Property Type	Retail	Cut-off Date Principal Balance per SF	$82.31
Size (SF)	326,152	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 7/19/2011	97.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/19/2011	97.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	5.8325%
Appraised Value	$35,860,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$4,124,709
Underwritten Expenses	$948,918	Escrows
Underwritten Net Operating Income (NOI)	$3,175,791	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,875,243	Taxes	$220,398	$36,733
Cut-off Date LTV Ratio	74.9%	Insurance	$26,170	$2,013
LTV Ratio at Maturity	63.3%	Replacement Reserves	$0	$8,893
DSCR Based on Underwritten NOI / NCF	1.67x / 1.51x	TI/LC(1)	$0	$20,833
Debt Yield Based on Underwritten NOI / NCF	11.8% / 10.7%	Other(2)	$1,245,438	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,895,000	100.0%	Loan Payoff	$24,083,720	89.5%
Reserves	1,492,006	5.5
Sponsor Equity Distribution	878,751	3.3
Closing Costs	440,523	1.6
Total Sources	$26,895,000	100.0%	Total Uses	$26,895,000	100.0%

(1)	TI/LC reserve has a cap of $1,000,000.
(2)
The other upfront reserve represents a deferred maintenance reserve of $60,510 and an unfunded obligation reserve of TI/LC and Rent ($765,345 for Petco at Highlands Square, $179,583 for Burke's Outlet at Ridgeview Plaza, $240,000 for Burke's Outlet at East River Plaza).

The following table presents certain information relating to the Rivercrest Realty Portfolio 2 Properties:

Property Name	City	State	Total GLA	Occupancy	Year Built / Renovated	UW NCF	UW NCF $ per SF
Northpointe Commons	Columbia	SC	91,844	100.0%	2001 / NAP	$690,670	$7.52
Ridgeview Plaza	Bluefield	VA	88,123	94.2	2001 / NAP	760,361	8.63
Highlands Square	Hendersonville	NC	78,220	99.3	2001 / NAP	778,948	9.96
East River Plaza	Princeton	WV	67,965	95.5	2000 / NAP	645,264	9.49
Total / Wtd. Avg.			326,152	97.3%		$2,875,243	$8.82

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVERCREST REALTY PORTFOLIO 2

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Rivercrest Realty Portfolio 2 Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost
Burke’s Outlet(3)(4)	NR / NR / NR	51,396	15.8%	$380,000	10.0%	$7.39	1/31/2022	NA	NA
Dollar Tree	NR / NR / NR	34,000	10.4	362,000	9.5	10.65	(5)	$174	7.8%
Office Depot	NR / Caa1 / B-	21,400	6.6	267,500	7.0	12.50	2/28/2016	NA	NA
Staples	BBB / Baa2 / BBB	23,942	7.3	257,376	6.8	10.75	10/31/2016	NA	NA
Shoe Show	NR / NR / NR	20,327	6.2	245,509	6.4	12.08	(6)	$167	8.0%
Medexpress	NR / NR / NR	10,911	3.3	238,686	6.3	21.88	(7)	NA	NA
Cato	NR / NR / NR	18,000	5.5	228,880	6.0	12.72	(8)	$132	11.2%
Petco(3)	NR / NR / B	10,000	3.1	170,000	4.5	17.00	7/31/2021	NA	NA
Rent-A-Center	NR / Ba3 / BB	10,700	3.3	139,450	3.7	13.03	(9)	NA	NA
GameStop	NR / Ba1 / BB+	6,477	2.0	130,057	3.4	20.08	(10)	$511	4.5%
Ten Largest Tenants		207,153	63.5%	$2,419,458	63.5%	$11.68
Remaining Tenants		110,326	33.8	1,389,184	36.5	12.59
Vacant		8,673	2.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		326,152	100.0%	$3,808,642	100.0%	$12.00

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Tenant sales are as of December 31, 2010, except in the case of Cato whose sales are as of December 31, 2009.  Dollar Tree sales psf are based on sales information provided by borrower for Northpointe Commons and East River Plaza as of December 31, 2010.  Shoe Show sales psf are based on sales information provided by borrower for Ridgeview Plaza, Highlands Square and East River Plaza as of December 31, 2010.  Cato sales psf are based on sales information provided by borrower for Northpointe Commons, Ridgeview Plaza, Highlands Square and East River Plaza as of December 31, 2009.  GameStop sales psf are based on sales information provided by borrower for Northpointe Commons and East River Plaza as of December 31, 2010.

(3)
Burke's Outlet spaces are currently in build out and they are expected to open in October 2011 and begin paying rent in April 2012. Petco is currently in build out and is expected to open and begin paying rent in April 2012.  Petco has a right to terminate the lease if the space is not delivered by May 2012.

(4)
One-time right to terminate with 180 days notice and applicable fee if, after 60 months, sales do not exceed $1,500,000. This termination applies to Burke’s Outlet at both the East River Plaza ($85,000 fee) and Ridgeview Plaza ($89,000 fee) properties.

(5)
Dollar Tree has four leases with Ridgeview Plaza expiring on 9/30/2016 (10,000 SF, base rent of $10.50 psf), Highlands Square expiring on 8/31/2016 (10,000 SF, base rent of $10.50 psf), Northpointe Commons expiring on 3/31/2016 (8,000 SF, base rent of $11.50 psf), East River Plaza expiring on 9/30/2012 (6,000 SF, base rent of $10.00 psf).

(6)
Shoe Show has four leases with Ridgeview Plaza expiring on 9/30/2016 (3,500 SF, base rent of $13.00 psf), Highlands Square expiring on 8/31/2016 (4,800 SF, base rent of $13.00 psf), Northpointe Commons expiring on 2/28/2015 (4,500 SF, base rent of $13.00 psf), East River Plaza expiring on 9/8/2016 (7,527 SF, base rent of $10.51 psf).

(7)
Medexpress has two leases with East River Plaza expiring on 11/30/2020 (5,911 SF, base rent of $26.00 psf) and Ridgeview Plaza expiring on 9/30/2021 (5,000 SF, base rent of $17.00 psf). Medexpress, at the East River Plaza property, has a one time termination option after 66 months with 90 days notice and a $332,238 termination payment.  Medexpress, at the Ridgeview Plaza property, has a one time termination option after 61 months with 90 days notice and a $122,848 termination payment.

(8)
Cato has four leases with Ridgeview Plaza and Highlands Square expiring on 1/31/2012 (9,760 SF, wtd. avg. base rent of $12.26 psf), Northpointe Commons and East River Plaza expiring on 1/31/2016 (8,240 SF, wtd. avg. base rent of $13.25 psf).

(9)
Rent-A-Center has three leases with East River Plaza expiring on 1/31/2013 (4,000 SF, base rent of $13.25 psf), Highlands Square expiring on 8/31/2016 (3,500 SF, base rent of $13.50 psf), Ridgeview Plaza expiring on 10/31/2012 (3,200 SF, base rent of $12.25 psf).

(10)
GameStop has three leases with East River Plaza expiring on 1/31/2014 (2,000 SF, base rent of $21.00 psf), Northpointe Commons expiring on 1/31/2014 (2,500 SF, base rent of $20.00 psf), Ridgeview Plaza expiring on 1/31/2015 (1,977 SF, base rent of $19.25 psf).

The following table presents the lease rollover schedule at the Rivercrest Realty Portfolio 2 Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	6,001	1.8%	1.8%	$81,000	2.1%	$13.50	2
2011	1,200	0.4	2.2%	19,500	0.5	16.25	1
2012	28,460	8.7	10.9%	368,740	9.7	12.96	8
2013	17,295	5.3	16.2%	275,107	7.2	15.91	7
2014	21,346	6.5	22.8%	330,583	8.7	15.49	7
2015	14,679	4.5	27.3%	234,055	6.1	15.94	7
2016	127,291	39.0	66.3%	1,472,471	38.7	11.57	18
2017	7,400	2.3	68.6%	109,500	2.9	14.80	3
2018	0	0.0	68.6%	0	0.0	0.00	0
2019	0	0.0	68.6%	0	0.0	0.00	0
2020	5,911	1.8	70.4%	153,686	4.0	26.00	1
2021	36,500	11.2	81.6%	384,000	10.1	10.52	3
2022 & Thereafter	51,396	15.8	97.3%	380,000	10.0	7.39	2
Vacant	8,673	2.7	100.0%	0	0.0	0.00	0
Total	326,152	100.0%		$3,808,642	100.0%	$12.00	59

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVERCREST REALTY PORTFOLIO 2

The following table presents certain information relating to historical leasing at the Rivercrest Realty Portfolio 2 Properties:

Historical Leased %(1)

	2008	2009	2010
Northpointe Commons	80.0%	60.0%	80.0%
Highlands Square	94.3%	90.4%	86.6%
Ridgeview Plaza	98.0%	70.0%	64.0%
East River Plaza	99.0%	63.0%	56.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rivercrest Realty Portfolio 2 Properties:

Cash Flow Analysis(1)

	2009	2010	TTM 4/30/2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,840,813	$2,801,427	$2,932,965	$3,808,642	$11.68
Overage Rent	0	0	592	0	0.00
Market Revenue from Vacant Units	0	0	0	157,216	0.48
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,840,813	$2,801,427	$2,933,557	$3,965,858	$12.16
Total Reimbursables	470,964	495,035	519,991	523,616	1.61
Other Income	35,129	4,858	7,423	4,100	0.01
Vacancy & Credit Loss	0	0	0	(368,865)	(1.13)
Effective Gross Income	$3,346,906	$3,301,320	$3,460,971	$4,124,709	$12.65

Total Operating Expenses	$920,958	$915,788	$922,399	$948,918	$2.91

Net Operating Income	$2,425,948	$2,385,532	$2,538,572	$3,175,791	$9.74
TI/LC	0	0	0	193,836	0.59
Capital Expenditures	0	0	0	106,712	0.33
Net Cash Flow	$2,425,948	$2,385,532	$2,538,572	$2,875,243	$8.82

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 7/19/2011 rent roll with rent steps through 12/31/2011.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 MERCER STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$25,918,853
Property Type	Retail	Cut-off Date Principal Balance per SF	$861.78
Size (SF)	30,076	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 6/1/2011	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2011	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1908 / 1986	Mortgage Rate	5.3100%
Appraised Value	$40,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$3,440,658
Underwritten Expenses	$1,090,342	Escrows
Underwritten Net Operating Income (NOI)	$2,350,316	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,305,551	Taxes	$389,004	$66,443
Cut-off Date LTV Ratio	64.8%	Insurance	$20,763	$2,966
LTV Ratio at Maturity	54.0%	Replacement Reserves	$0	$401
DSCR Based on Underwritten NOI / NCF	1.36x / 1.33x	TI/LC	$0	$2,500
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.9%	Other(1)	$2,014,009	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,000,000	99.8%	Loan Payoff	$22,218,061	85.3%
Other	50,000	0.2	Reserves	2,423,776	9.3
Sponsor Equity Distribution	1,134,142	4.4
Closing Costs	274,021	1.1
Total Sources	$26,050,000	100.0%	Total Uses	$26,050,000	100.0%

(1)
The other upfront reserve represents the empty store reserve ($1,550,000) and the Duane Reade abated rent holdback ($464,009).  The empty store reserve and Duane Reade abated rent holdback have subsequently been released.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 250 Mercer Street Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost
Duane Reade	NR / A2 / A	6,428	21.4%	$1,091,242	33.5%	$169.76	2/28/2031	NAP	NAP
Gristedes	NR / NR / NR	6,810	22.6	329,604	10.1	48.40	2/29/2020	NAP	NAP
Le Basket	NR / NR / NR	1,000	3.3	278,085	8.5	278.08	10/31/2019	NAP	NAP
Spencer Gifts LLC(2)	NR / NR / NR	1,840	6.1	264,000	8.1	143.48	8/31/2021	NAP	NAP
Infinity Shoes	NR / NR / NR	1,000	3.3	224,603	6.9	224.60	12/31/2013	NAP	NAP
Think Coffee	NR / NR / NR	3,350	11.1	223,528	6.9	66.72	10/31/2015	NAP	NAP
Dojo Restaurant	NR / NR / NR	2,250	7.5	207,642	6.4	92.29	4/30/2013	NAP	NAP
GameStop	NR / Ba1 / BB+	1,050	3.5	201,699	6.2	192.09	2/28/2013	NAP	NAP
West 3rd Common	NR / NR / NR	1,720	5.7	184,597	5.7	107.32	5/31/2020	NAP	NAP
BNY II, Inc.	NR / NR / NR	4,000	13.3	173,398	5.3	43.35	6/30/2014	NAP	NAP
Ten Largest Tenants		29,448	97.9%	$3,178,398	97.4%	$107.93
Remaining Owned Tenants		628	2.1	83,555	2.6	133.05
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		30,076	100.0%	$3,261,953	100.0%	$108.46

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	One-time early termination option on 8/31/2016.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 MERCER STREET

The following table presents the lease rollover schedule at the 250 Mercer Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2011	0	0.0	0.0%	0	0.0	0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	4,300	14.3	14.3%	633,944	19.4	147.43	3
2014	4,000	13.3	27.6%	173,398	5.3	43.35	1
2015	3,350	11.1	38.7%	223,528	6.9	66.72	1
2016	0	0.0	38.7%	0	0.0	0.00	0
2017	0	0.0	38.7%	0	0.0	0.00	0
2018	490	1.6	40.4%	76,054	2.3	155.21	1
2019	1,138	3.8	44.1%	285,586	8.8	250.95	2
2020	8,530	28.4	72.5%	514,201	15.8	60.28	2
2021	1,840	6.1	78.6%	264,000	8.1	143.48	1
2022 & Thereafter	6,428	21.4	100.0%	1,091,242	33.5	169.76	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	30,076	100.0%		$3,261,953	100.0%	$108.46	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 250 Mercer Street Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	100.0%	100.0%	100.0%

(1)	Reflects approximate, average economic occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 250 Mercer Street Property:

Cash Flow Analysis(1)

	2009	2010	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,769,555	$2,747,378	$2,759,307	$91.74
Contractual Rent Steps	0	0	502,646	16.71
Gross Up Vacancy	0	0	0	0.00
Total Rent	$2,769,555	$2,747,378	$3,261,953	$108.46
Total Reimbursables	375,595	330,523	302,359	10.05
Other Income	12,634	7,599	0	0.00
Less Vacancy & Credit Loss	0	0	(123,653)	(4.11)
Effective Gross Income	$3,157,784	$3,085,500	$3,440,658	$114.40

Total Operating Expenses	$978,646	$1,079,251	$1,090,342	$36.25

Net Operating Income	$2,179,138	$2,006,249	$2,350,316	$78.15
TI/LC	0	0	39,916	1.33
Capital Expenditures	0	0	4,849	0.16
Net Cash Flow	$2,179,138	$2,006,249	$2,305,551	$76.66

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 9/1/2011 rent roll with rent steps through 3/1/2012.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1117 PERIMETER CENTER WEST

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	CGMRC
Location (City/State)	Atlanta, Georgia	Cut-off Date Principal Balance	$25,046,653
Property Type	Office	Cut-off Date Principal Balance per SF	$63.99
Size (SF)	391,422	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 7/27/2011	81.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/27/2011	81.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1985 / NAP	Mortgage Rate	5.3100%
Appraised Value	$33,550,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Underwritten Revenues	$6,187,396
Underwritten Expenses	$3,415,957	Escrows
Underwritten Net Operating Income (NOI)	$2,771,439	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,283,100	Taxes	$621,973	$0
Cut-off Date LTV Ratio	74.7%	Insurance	$0	$0
LTV Ratio at Maturity	69.3%	Replacement Reserves	$0	$6,524
DSCR Based on Underwritten NOI / NCF	1.66x / 1.36x	TI/LC(1)	$350,000	$22,917
Debt Yield Based on Underwritten NOI / NCF	11.1% / 9.1%	Other(2)	$1,160,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,100,000	96.3%	Loan Payoff	$23,500,000	90.2%
Sponsor Equity	919,465	3.5	Reserves	2,131,973	8.2
Other Sources	45,000	0.2	Closing Costs	432,492	1.7

Total Sources	$26,064,465	100.0%	Total Uses	$26,064,465	100.0%

(1)	TI/LC reserves are capped at $1,350,000.
(2)	Other upfront reserve represents an occupancy reserve to address near term rollover.

The following table presents certain information relating to the tenants at the 1117 Perimeter Center West Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Sedgwick Claims Management Services, Inc	NR / NR / NR	26,226	6.7%	$497,245	8.4%	$18.96	2/28/2017
Troy University	NR / NR / NR	15,409	3.9	384,042	6.5	24.92	9/30/2014
Arthur J. Gallagher & Co (2)	NR / NR / NR	9,999	2.6	224,799	3.8	22.48	5/31/2012
Moore Wallace North America, Inc	BB+ / Ba1 / BB+	10,783	2.8	194,094	3.3	18.00	12/31/2016
TransGaming Digital Home Inc (3)	NR / NR / NR	10,110	2.6	176,928	3.0	17.50	10/31/2014
John Snellings Insurance Agency, Inc.	NR / NR / NR	9,629	2.5	171,972	2.9	17.86	10/31/2016
The Stonehill Group	NR / NR / NR	11,444	2.9	160,216	2.7	14.00	11/19/2017
Accretive Solutions – Atlanta, Inc.	NR / NR / NR	5,981	1.5	151,463	2.6	25.32	4/30/2012
Kumar, Prabhu, Patel & Banerjee, LLC	NR / NR / NR	6,340	1.6	149,856	2.5	23.64	6/30/2015
Jabian, LLC	NR / NR / NR	8,599	2.2	149,107	2.5	17.34	5/31/2016
Ten Largest Tenants		114,520	29.3%	$2,259,721	38.1%	$19.73
Remaining Tenants		197,019	50.3	3,677,194	61.9	18.66
Vacant (4)		79,883	20.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		391,422	100.0%	$5,936,915	100.0%	$19.06

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Arthur J. Gallagher& Co has 236 SF (base rent of $10.17 psf) of storage space expiring on 1/31/2012 and 9,763 SF (base rent of $22.78 psf) expiring on 5/31/2012.
(3)
TransGaming Digital Home Inc. subleases 11,223 SF from TTI Team Telecom International LTD through 10/31/2011.  TransGaming Digital Home Inc  will downsize their space from 11,223 SF to 10,110 SF upon expiration of the sublease and enter into a new lease commencing on 11/1/2011 and ending on 10/31/2014.

(4)	Vacant space is based on underwritten rent roll. Actual occupancy was 81.4% as of 7/27/2011.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1117 PERIMETER CENTER WEST

The following table presents the lease rollover schedule at the 1117 Perimeter Center West Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	8,852	2.3%	2.3%	$144,138	2.4%	$16.28	5
2011	14,841	3.8	6.1%	315,394	5.3	21.25	6
2012	52,874	13.5	19.6%	1,074,612	18.1	20.32	20
2013	16,210	4.1	23.7%	317,599	5.3	19.59	7
2014	84,096	21.5	45.2%	1,755,124	29.6	20.87	21
2015	37,021	9.5	54.6%	593,259	10.0	16.02	11
2016	51,863	13.2	67.9%	938,368	15.8	18.09	10
2017	41,143	10.5	78.4%	719,975	12.1	17.50	3
2018	0	0.0	78.4%	0	0.0	0.00	0
2019	0	0.0	78.4%	0	0.0	0.00	0
2020	0	0.0	78.4%	0	0.0	0.00	0
2021	4,639	1.2	79.6%	78,445	1.3	16.91	1
2022 & Thereafter	0	0.0	79.6%	0	0.0	0.00	0
Vacant	79,883	20.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	391,422	100.0%		$5,936,915	100.0%	$19.06	84

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Lease Expiration Schedule based on underwritten rent roll. Occupancy is 81.4% based on 7/27/2011 rent roll.

The following table presents certain information relating to historical leasing at the 1117 Perimeter Center West Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	93.0%	88.0%	86.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1117 Perimeter Center West Property:

Cash Flow Analysis(1)

	2009	2010	TTM 4/30/2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,492,074	$6,230,252	$5,984,560	$5,712,167	$14.59
Contractual Rent Steps	0	0	0	224,748	0.57
Gross Up Vacancy	0	0	0	1,598,756	4.08
Total Rent	$6,492,074	$6,230,252	$5,984,560	$7,535,671	$19.25
Total Reimbursables	361,728	302,508	254,539	171,888	0.44
Parking Income	0	0	0	0	0.00
Other Income	113,398	111,492	101,016	78,593	0.20
Less Vacancy & Credit Loss	(448,820)	(410,958)	(333,354)	(1,598,756)	(4.08)
Effective Gross Income	$6,518,379	$6,233,293	$6,006,760	$6,187,396	$15.81

Total Operating Expenses	$3,449,653	$3,480,857	$3,473,144	$3,415,957	$8.73

Net Operating Income	$3,068,727	$2,752,436	$2,533,617	$2,771,439	$7.08
TI/LC	0	0	0	410,054	1.05
Capital Expenditures	0	0	0	78,284	0.20
Net Cash Flow	$3,068,727	$2,752,436	$2,533,617	$2,283,100	$5.83

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 6/1/2011 rent roll with rent steps through 3/31/2012.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LEHIGH VALLEY PORTFOLIO GROUP 4

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	14	Originator	CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance	$23,110,000
Property Type	Industrial	Cut-off Date Principal Balance per SF	$39.59
Size (SF)	583,750	Percentage of Initial Pool Balance	1.3%
Total Occupancy(1)	83.1%	Number of Related Mortgage Loans	2
Owned Occupancy(1)	83.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	5.1600%
Appraised Value	$33,850,000	Original Term to Maturity (Months)(2)	60
Original Amortization Term (Months)(2)	360
Underwritten Revenues	$4,680,740
Underwritten Expenses	$2,059,552	Escrows
Underwritten Net Operating Income (NOI)	$2,621,188	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,364,140	Taxes	$454,439	$66,718
Cut-off Date LTV Ratio	68.3%	Insurance	$0	$0
LTV Ratio at Maturity	65.3%	Replacement Reserves(3)	$437,800	$0
DSCR Based on Underwritten NOI / NCF	1.73x / 1.56x	TI/LC(4)	$1,723,500	$0
Debt Yield Based on Underwritten NOI / NCF	11.3% / 10.2%	Deferred Maintenance	$127,078	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,110,000	67.4%	Purchase Price	$29,818,278	87.0%
Sponsor Equity	10,609,587	30.9	Reserves	2,742,817	8.0
Other Sources	562,000	1.6	Closing Costs	1,720,691	5.0

Total Sources	$34,281,787	100.0%	Total Uses	$34,281,787	100.0%

(1)	Occupancy dates range from 5/8/2011 – 9/1/2011.
(2)	Interest-only for first 24 months.
(3)	Monthly deposits in an amount equal to $9,729.16 will be required if the balance of the replacement reserve falls below $116,750.
(4)	Monthly deposits in an amount equal to $17,512.50 will be required if the balance of the TI/LC reserve falls below $210,000.

The following table presents certain information relating to the Lehigh Valley Portfolio - Group 4 Properties:

Property Name	Property Type	City	State	Total GLA	Occupancy	Year Built / Renovated	UW NCF	UW NCF $ per SF	Lease Expiration
57 South Commerce Way	Multi-Tenant	Bethlehem	PA	76,400	86.9%	1989 / NAP	$244,803	$3.20	Various
754 Roble Road	Multi-Tenant	Allentown	PA	46,800	69.2%	1987 / NAP	142,896	$3.05	Various
2202 Hangar Place	Single-Tenant	Allentown	PA	66,495	100.0%	1982 / NAP	243,944	$3.67	6/30/2014
944 Marcon Boulevard	Multi-Tenant	Allentown	PA	38,400	100.0%	1985 / NAP	258,045	$6.72	Various
2196 Avenue C	Single-Tenant	Bethlehem	PA	31,140	100.0%	1980 / NAP	224,311	$7.20	6/30/2016
7355 William Avenue	Multi-Tenant	Allentown	PA	43,425	100.0%	1988 / NAP	241,380	$5.56	Various
974 Marcon Boulevard	Multi-Tenant	Allentown	PA	39,200	36.0%	1987 / NAP	59,745	$1.52	Various
964 Marcon Boulevard	Multi-Tenant	Allentown	PA	39,200	67.3%	1986 / NAP	158,605	$4.05	Various
954 Marcon Boulevard	Single-Tenant	Allentown	PA	30,140	100.0%	1982 / NAP	198,569	$6.59	8/31/2013
2201 Hangar Place	Multi-Tenant	Allentown	PA	52,300	75.5%	1982 / NAP	93,313	$1.78	Various
7277 William Avenue(1)	Multi-Tenant	Allentown	PA	41,040	100.0%	1989 / NAP	190,899	$4.65	Various
2041 Avenue C	Multi-Tenant	Bethlehem	PA	30,400	52.6%	1987 / NAP	49,804	$1.64	Various
7562 Penn Drive	Multi-Tenant	Allentown	PA	26,950	66.6%	1989 / NAP	100,747	$3.74	Various
764 Roble Road	Single-Tenant	Allentown	PA	21,860	100.0%	1986 / NAP	157,079	$7.19	9/30/2018
Total / Wtd. Avg.				583,750	83.1%		$2,364,140	$4.05

(1)
Medstar Television, Inc (12,000 SF) did not renew their lease upon expiration on 8/31/2011. Medstar Television Inc is the second largest tenant at the 7277 William Avenue property, within the Lehigh Valley Portfolio - Group 4. Occupancy at the 7277 William Avenue property is 70.8% when Medstar Television Inc is excluded.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LEHIGH VALLEY PORTFOLIO GROUP 4

The following table presents certain information relating to the tenants at the Lehigh Valley Portfolio - Group 4 Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Telerx Marketing, Inc.(2)	A+/Aa3/AA	50,960	8.7%	$363,155	11.8%	$7.13	8/31/2013
The Wasserstrom Company(3)	NR / NR / NR	66,495	11.4	282,604	9.2	4.25	6/30/2014
Lehigh University(4)	NR / NR / NR	31,140	5.3	264,379	8.6	8.49	6/30/2016
Trugreen Limited Partnership	NR / B3 / B	21,860	3.7	167,229	5.4	7.65	9/30/2018
XO Communications, LLC	NR / NR / NR	14,100	2.4	165,675	5.4	11.75	12/31/2013
Kids in Cooperation Development Center, Inc.	NR / NR / NR	22,800	3.9	137,940	4.5	6.05	5/31/2014
Penn-Med Consultants, Inc	NR / NR / NR	11,200	1.9	126,896	4.1	11.33	1/31/2012
Penonni Associates, Inc	NR / NR / NR	16,000	2.7	117,120	3.8	7.32	6/30/2017
Teco-Westinghouse Motor Company	NR / NR / NR	24,340	4.2	113,181	3.7	4.65	9/30/2013
Duggan and Marcon, Inc.	NR / NR / NR	20,255	3.5	87,096	2.8	4.30	6/30/2012
Ten Largest Tenants		279,150	47.8%	$1,825,275	59.2%	$6.54
Remaining Tenants		206,080	35.3	1,260,174	40.8	6.11
Vacant		98,520	16.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		583,750	100.0%	$3,085,449	100.0%	$6.36

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Telerx Marketing, Inc. lease is guaranteed by Merck.
(3)
The Wasserstrom Company may terminate its lease on 6/30/2013 provided (i) landlord has not given notice of default more than twice, (ii) no event of default exists under The Wasserstrom Company lease, (iii) The Wasserstrom Company gives 12 months written notice, and (iv) The Wasserstrom Company pays an early termination fee of $25,181.

(4)
Each year, Lehigh University has the option to terminate its lease in the event the Commonwealth of Pennsylvania Department of Education funding falls below $2,800,000 for the next fiscal year. The Commonwealth of Pennsylvania Department of Education’s funding is generally determined on or around June 30 of each year.  Lehigh University must give notice to landlord on or before January 1 of the calendar year during which the termination is to be effective and the termination shall be effective as of the close of business on August 31 of the year in which the notice is given.

The following table presents the lease rollover schedule at the Lehigh Valley Portfolio - Group 4 Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2011	30,400	5.2	5.2%	170,024	5.5	5.59	5
2012	97,020	16.6	21.8%	665,730	21.6	6.86	14
2013	105,400	18.1	39.9%	747,972	24.2	7.10	7
2014	122,420	21.0	60.9%	620,251	20.1	5.07	7
2015	39,950	6.8	67.7%	209,072	6.8	5.23	6
2016	52,180	8.9	76.6%	388,051	12.6	7.44	3
2017	16,000	2.7	79.4%	117,120	3.8	7.32	1
2018	21,860	3.7	83.1%	167,229	5.4	7.65	1
2019	0	0.0	83.1%	0	0.0	0.00	0
2020	0	0.0	83.1%	0	0.0	0.00	0
2021	0	0.0	83.1%	0	0.0	0.00	0
2022 & Thereafter	0	0.0	83.1%	0	0.0	0.00	0
Vacant	98,520	16.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	583,750	100.0%		$3,085,449	100.0%	$6.36	44

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LEHIGH VALLEY PORTFOLIO GROUP 4

The following table presents certain information relating to historical leasing at the Lehigh Valley Portfolio - Group 4 Properties:

Historical Leased %(1)

	2008	2009	2010
Owned Space	97.3%	94.8%	NAV

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lehigh Valley Portfolio - Group 4 Properties:

Cash Flow Analysis(1)

	2009	2010	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,345,863	$3,349,244	$3,054,829	$5.23
Contractual Rent Steps	0	0	30,620	0.05
Gross Up Vacancy	0	0	952,341	1.63
Total Rent	$3,345,863	$3,349,244	$4,037,790	$6.92
Total Reimbursables	1,679,115	1,674,521	1,577,291	2.70
Parking Income	0	0	0	0.00
Other Income	10,543	15,389	18,000	0.03
Less Vacancy & Credit Loss	0	0	(952,341)	(1.63)
Effective Gross Income	$5,035,521	$5,039,154	$4,680,740	$8.02

Total Operating Expenses	$1,826,329	$1,853,550	$2,059,552	$3.53

Net Operating Income	$3,209,192	$3,185,604	$2,621,188	$4.49
TI/LC	0	0	167,922	0.29
Capital Expenditures	0	0	89,125	0.15
Net Cash Flow	$3,209,192	$3,185,604	$2,364,140	$4.05

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on rent rolls from 5/8/2011 – 9/1/2011 and includes rent steps through 10/1/2011.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HARRISON EXECUTIVE PARK

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Originator	CGMRC
Location (City/State)	Purchase, New York	Cut-off Date Principal Balance	$20,411,519
Property Type	Office	Cut-off Date Principal Balance per SF	$126.95
Size (SF)	160,779	Percentage of Initial Pool Balance	1.2%
Total Occupancy as of 7/31/2011	86.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2011	86.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1969 / 1990	Mortgage Rate	5.2600%
Appraised Value	$32,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$4,196,644
Underwritten Expenses	$1,996,050	Escrows
Underwritten Net Operating Income (NOI)	$2,200,593	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,951,685	Taxes	$57,420	$31,402
Cut-off Date LTV Ratio	62.8%	Insurance	$0	$0
LTV Ratio at Maturity	52.3%	Replacement Reserves	$0	$4,039
DSCR Based on Underwritten NOI / NCF	1.62x / 1.44x	TI/LC(1)	$850,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.8% / 9.6%	Other(2)	$268,308	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,500,000	98.7%	Loan Payoff	$14,546,467	70.1%
Other	265,000	1.3	Sponsor Equity Distribution	4,364,039	21.0
Reserves	1,175,728	5.7
Closing Costs	678,766	3.3
Total Sources	$20,765,000	100.0%	Total Uses	$20,765,000	100.0%

(1)	Monthly deposits in the amount of $13,398 will be required if the balance of the TI/LC reserve falls below $250,000. TI/LC reserves are capped at $500,000.
(2)	The other upfront reserve represents an environmental reserve (100,000) and the TD Bank reserve ($168,308).

The following table presents certain information relating to the tenants at the Harrison Executive Park Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Century Tokyo Leasing (USA) Inc.	NR / NR / NR	14,254	8.9%	$384,265	10.2%	$26.96	4/30/2014
P. Kaufman (Folia)	NR / NR / NR	13,216	8.2	346,920	9.2	26.25	8/31/2013
Westchester Medical Group	NR / NR / NR	8,118	5.0	277,717	7.4	34.21	12/31/2014
TD Bank (Commerce) N.A.	AA- / A1 / AA-	10,222	6.4	250,440	6.7	24.50	4/30/2016
ENT & Allergy	NR / NR / NR	4,130	2.6	158,386	4.2	38.35	9/30/2012
Schultze Asset Mgmt.	NR / NR / NR	5,131	3.2	128,275	3.4	25.00	10/31/2011
American Heart Association	NR / NR / NR	5,288	3.3	118,980	3.2	22.50	9/30/2015
Lederman & Lederman	NR / NR / NR	5,171	3.2	118,933	3.2	23.00	2/28/2020
Mittelman, Abraham MD	NR / NR / NR	3,429	2.1	104,310	2.8	30.42	3/31/2019
Plastic & Reconstructive Surgery	NR / NR / NR	4,568	2.8	103,728	2.8	22.71	4/30/2018
Ten Largest Tenants		73,527	45.7%	$1,991,954	53.1%	$27.09
Remaining Tenants		65,687	40.9	1,761,848	46.9	26.82
Vacant		21,565	13.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		160,779	100.0%	$3,753,802	100.0%	$26.96

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

HARRISON EXECUTIVE PARK

The following table presents the lease rollover schedule at the Harrison Executive Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,216	1.4%	1.4%	$0	0.0%	$0.00	2
2011	15,035	9.4	10.7%	417,303	11.1	27.76	6
2012	16,180	10.1	20.8%	483,614	12.9	29.89	7
2013	21,211	13.2	34.0%	570,386	15.2	26.89	8
2014	27,952	17.4	51.4%	805,371	21.5	28.81	8
2015	9,528	5.9	57.3%	234,583	6.2	24.62	4
2016	19,155	11.9	69.2%	491,739	13.1	25.67	6
2017	3,206	2.0	71.2%	83,974	2.2	26.19	2
2018	7,418	4.6	75.8%	197,151	5.3	26.58	3
2019	8,419	5.2	81.1%	241,173	6.4	28.65	3
2020	5,171	3.2	84.3%	118,933	3.2	23.00	1
2021	0	0.0	84.3%	0	0.0	0.00	1
2022 & Thereafter	3,723	2.3	86.6%	109,575	2.9	29.43	2
Vacant	21,565	13.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	160,779	100.0%		$3,753,802	100.0%	$26.96	53

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Harrison Executive Park Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	92.6%	95.4%	94.1%

(1)	As provided by the borrower which reflects average economic occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harrison Executive Park Property:

Cash Flow Analysis(1)

	2009	2010	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,868,727	$3,883,187	$3,682,234	$22.90
Contractual Rent Steps	0	0	71,569	0.45
Gross Up Vacancy	0	0	659,095	4.10
Total Rent	$3,868,727	$3,883,187	$4,412,897	$27.45
Total Reimbursables	659,397	676,746	573,958	3.57
Other Income	20,200	18,100	12,100	0.08
Less Vacancy & Mark-to-Market Adjustment	0	0	(802,312)	(4.99)
Effective Gross Income	$4,548,324	$4,578,033	$4,196,644	$26.10

Total Operating Expenses	$1,966,434	$1,959,346	$1,996,050	$12.41

Net Operating Income	$2,581,890	$2,618,687	$2,200,593	$13.69
TI/LC	0	0	200,438	1.25
Capital Expenditures	0	0	48,470	0.30
Net Cash Flow	$2,581,890	$2,618,687	$1,951,685	$12.14

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 3/31/2011 rent roll with rent steps through 1/1/2012.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

■	The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
Except as regards their status under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Economic Area (“EEA”) are in the process of implementing new Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after December 31, 2010 and in certain circumstances, to securitizations issued prior to that date. Among other provisions, Article 122a restricts investments by an EEA regulated credit institution (and in some cases, consolidated group entities) in securitizations that fail to comply with certain requirements concerning retention by the originator, sponsor or original lender of the securitized assets of a portion of the securitization’s credit risk.  Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA regulated credit institution if that securitization fails to meet the requirements of Article 122a.  None of the originators, the sponsors, the depositor or the issuing entity have taken, or intend to take, any steps to comply with the requirements of Article 122a.  The fact that the offered certificates have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution to purchase offered certificates, which in turn may adversely affect the liquidity of the offered certificates in the secondary market.  This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  When such regulations are adopted, investments in CMBS by such institutions may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the treatment of CMBS for regulatory capital purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

—
Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a companion loan holder or mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the Depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan  by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the "as stabilized" values prospective investors should consider that those assumptions may not be accurate and that the "as stabilized" values may not be the values of the related mortgaged properties at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Availability of Earthquake, Flood and Other Insurance

—
Although the mortgaged properties are required to be insured, or self-insured by a sole tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the Depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the "FDIC") has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the "FDIC Safe Harbor") from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by Goldman Sachs Lending Partners LLC (“GSLP”), as an originator, to Goldman Sachs Mortgage Company (“GSMC”), as a sponsor, and by GSMC to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSLP to GSMC, and by GSMC to the Depositor, would each generally be respected as a sale in the event of a bankruptcy or insolvency of GSLP or GSMC, as applicable, and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■
Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative and the Whole Loan Directing Holder

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the Whole Loan Directing Holder or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the Whole Loan Directing Holder or any of their respective affiliates holds certificates or companion loans, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. Actions of the B-Piece Buyer may be adverse to those of purchasers of classes of offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

—
The originators are the mezzanine lenders under their respective mezzanine loans.  On the closing date GSLP will be the lender on the companion loan.  The originators may retain the mezzanine loans or the companion loan, as applicable. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans or the companion loan, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the certificates (if any), including adversely affecting the value of the certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans or the companion loan, as applicable, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If the Underwriter Entities becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that they take in their capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor and will have no authority to advise the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Fitch, Inc., Moody’s Investors Service, Inc., or Morningstar Credit Ratings, LLC.  The issuance of unsolicited ratings by another nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from the ratings assigned by Fitch, Inc., Moody’s Investors Service, Inc., or Morningstar Credit Ratings, LLC may adversely impact the liquidity and market value of those offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Tax Considerations

—	The offered certificates, other than the class R certificates, will be treated as regular interests in a real estate mortgage investment conduit (a "REMIC") for U.S. federal income tax purposes.

—
The class R certificates will be treated as "noneconomic residual interests" in two REMICs for U.S. federal income tax purposes. Investors in class R certificates will be required to include the taxable income or loss of each REMIC in determining their federal taxable income.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Loan Purpose	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
Refinance	47	$1,377,759,445	78.9%	$29,314,031	1.69	x	5.402%	102.8	61.9%	53.2%
Acquisition	27	367,456,362	21.1	$13,609,495	1.81	x	5.314%	84.1	59.7%	54.0%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Distribution of Amortization Type (1)

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Amortization Type	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
Amortizing (30 Years)	48	$1,110,523,559	63.6%	$23,135,907	1.54	x	5.422%	97.7	65.7%	55.8%
Amortizing (25 Years)	8	157,328,167	9.0	$19,666,021	1.54	x	5.735%	106.9	64.1%	49.8%
Amortizing (27 Years)	1	31,866,096	1.8	$31,866,096	1.63	x	4.930%	57.0	44.8%	40.6%
Amortizing (20 Years)	1	13,512,985	0.8	$13,512,985	1.31	x	5.750%	117.0	68.4%	44.7%
Interest Only	9	318,705,000	18.3	$35,411,667	2.40	x	5.027%	103.9	47.8%	47.7%
Interest Only, Then Amortizing (30 Years)(2)	6	66,610,000	3.8	$11,101,667	1.59	x	5.375%	79.5	61.3%	57.2%
Interest Only - ARD	1	46,670,000	2.7	$46,670,000	2.13	x	5.923%	115.0	53.8%	53.8%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.
(2) Original partial interest only periods are all 24 months.

Distribution of Cut-Off Date Balances

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Cut-Off Date	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Balances ($)	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
1,819,614 - 4,999,999	11	$41,548,209	2.4%	$3,777,110	1.62	x	5.644%	81.5	67.5%	60.0%
5,000,000 - 9,999,999	17	131,803,315	7.6	$7,753,136	1.51	x	5.733%	108.0	64.6%	55.4%
10,000,000 - 14,999,999	19	238,565,789	13.7	$12,556,094	1.95	x	5.359%	91.6	58.6%	49.9%
15,000,000 - 19,999,999	7	118,994,979	6.8	$16,999,283	1.46	x	5.433%	82.9	71.8%	62.6%
20,000,000 - 39,999,999	11	319,392,941	18.3	$29,035,722	1.56	x	5.542%	101.4	65.3%	56.3%
40,000,000 - 59,999,999	3	147,001,395	8.4	$49,000,465	2.60	x	5.237%	116.0	51.2%	47.2%
60,000,000 - 79,999,999	1	60,804,936	3.5	$60,804,936	1.67	x	5.200%	117.0	54.5%	45.3%
80,000,000 - 99,999,999	2	188,686,812	10.8	$94,343,406	1.61	x	5.428%	84.9	62.9%	49.0%
100,000,000 - 119,999,999	1	119,502,551	6.8	$119,502,551	1.48	x	5.450%	56.0	68.3%	63.7%
120,000,000 - 198,914,881	2	378,914,881	21.7	$189,457,440	1.64	x	5.142%	116.0	57.1%	51.5%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	$1,819,614
Max	$198,914,881
Average	$23,583,997

Distribution of Debt Service Coverage Ratios

						Weighted			Weighted
				Percentage of		Average Debt			Average	Weighted	Weighted
	Number of			Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Debt Service	Mortgage		Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Coverage Ratios (x)	Loans		Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
1.27 - 1.29	1		$16,064,681	0.9%	$16,064,681	1.27	x	6.160%	115.0	66.8%	57.2%
1.30 - 1.39	14		353,264,546	20.2	$25,233,182	1.37	x	5.350%	111.3	65.8%	54.9%
1.40 - 1.49	13		357,485,760	20.5	$27,498,905	1.47	x	5.571%	90.1	67.4%	58.1%
1.50 - 1.59	14		221,174,147	12.7	$15,798,153	1.54	x	5.729%	98.1	69.4%	58.8%
1.60 - 1.69	7		143,460,383	8.2	$20,494,340	1.65	x	5.227%	93.2	55.5%	47.7%
1.70 - 1.89	11		221,909,299	12.7	$20,173,573	1.76	x	5.232%	80.9	64.0%	52.0%
1.90 - 2.09	5		246,481,990	14.1	$49,296,398	1.93	x	5.177%	116.6	51.0%	48.6%
2.10 - 3.59	9		185,375,000	10.6	$20,597,222	2.80	x	5.181%	94.0	47.2%	47.0%
Total/Avg./Wtd.Avg.	74		$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	1.27	x
Max	3.59	x
Weighted Average	1.71	x

Distribution of Mortgage Loan Rates

						Weighted			Weighted
				Percentage of		Average Debt			Average	Weighted	Weighted
	Number of			Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Mortgage	Mortgage		Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-off Date	Maturity Date
Loan Rates (%)	Loans		Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
4.188 - 4.499	2		$26,280,000	1.5%	$13,140,000	3.01	x	4.254%	56.1	49.1%	49.1%
4.500 - 4.749	3		29,143,545	1.7	$9,714,515	1.54	x	4.616%	56.8	72.4%	67.1%
4.750 - 4.999	4		144,714,077	8.3	$36,178,519	2.47	x	4.916%	98.1	50.4%	44.8%
5.000 - 5.249	12		674,680,969	38.7	$56,223,414	1.71	x	5.128%	99.7	58.2%	50.8%
5.250 - 5.499	15		300,964,984	17.2	$20,064,332	1.51	x	5.382%	79.6	67.3%	60.2%
5.500 - 5.749	13		167,472,495	9.6	$12,882,500	1.55	x	5.630%	114.3	63.3%	53.9%
5.750 - 5.999	13		248,503,446	14.2	$19,115,650	1.60	x	5.865%	110.1	64.2%	53.6%
6.000 - 6.249	5		75,595,631	4.3	$15,119,126	1.68	x	6.168%	114.8	64.4%	53.2%
6.250 - 6.950	7		77,860,660	4.5	$11,122,951	1.52	x	6.301%	112.9	72.0%	60.5%
Total/Avg./Wtd.Avg.	74		$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	4.188%
Max	6.950%
Weighted Average	5.383%

Distribution of Cut-Off Date Loan-to-Value Ratios

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Cut-Off Date	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
38.6 - 44.9	4	$113,985,740	6.5%	$28,496,435	2.75	x	5.075%	92.6	41.5%	39.8%
45.0 - 49.9	3	29,550,000	1.7	$9,850,000	2.61	x	4.894%	69.6	47.0%	45.6%
50.0 - 54.9	11	366,205,499	21.0	$33,291,409	1.96	x	5.239%	111.3	51.6%	49.3%
55.0 - 59.9	3	52,236,653	3.0	$17,412,218	1.91	x	5.245%	102.8	56.8%	45.5%
60.0 - 64.9	15	555,425,662	31.8	$37,028,377	1.51	x	5.302%	104.0	63.2%	51.2%
65.0 - 69.9	17	359,411,203	20.6	$21,141,835	1.51	x	5.677%	87.1	67.8%	59.4%
70.0 - 74.9	20	256,455,926	14.7	$12,822,796	1.48	x	5.549%	91.0	73.6%	63.7%
75.0 - 75.5	1	11,945,124	0.7	$11,945,124	1.40	x	5.952%	115.0	75.5%	64.3%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	38.6%
Max	75.5%
Weighted Average	61.5%

Distribution of Maturity Date Loan-to-Value Ratios(1)

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Maturity Date	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
35.3 - 39.9	3	$34,669,514	2.0%	$11,556,505	2.06	x	5.430%	74.2	44.9%	37.5%
40.0 - 44.9	8	145,029,644	8.3	$18,128,706	2.42	x	5.154%	103.0	46.9%	41.7%
45.0 - 49.9	12	392,920,330	22.5	$32,743,361	1.75	x	5.316%	97.8	60.3%	48.0%
50.0 - 54.9	14	599,386,908	34.3	$42,813,351	1.70	x	5.263%	112.8	57.9%	52.1%
55.0 - 59.9	16	183,367,011	10.5	$11,460,438	1.52	x	5.884%	107.8	68.9%	57.6%
60.0 - 64.9	11	271,478,108	15.6	$24,679,828	1.49	x	5.627%	83.0	71.0%	63.1%
65.0 - 70.4	10	118,364,292	6.8	$11,836,429	1.51	x	5.152%	56.7	72.5%	67.9%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	35.3%
Max	70.4%
Weighted Average	53.4%

(1) Maturity Date Loan-to-Value ratio is calculated on the basis of the "as-stabilized" appraised value for 9 of the mortgage loans.

Distribution of Original Terms to Maturity

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Original	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
60	25	$495,914,663	28.4%	$19,836,587	1.73	x	5.156%	56.3	63.8%	57.3%
120	49	1,249,301,144	71.6	$25,495,942	1.71	x	5.473%	115.7	60.5%	51.8%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	60 months
Max	120 months
Weighted Average	103 months

Distribution of Remaining Terms to Maturity

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
53 - 58	25	$495,914,663	28.4%	$19,836,587	1.73	x	5.156%	56.3	63.8%	57.3%
113 - 118	49	1,249,301,144	71.6	$25,495,942	1.71	x	5.473%	115.7	60.5%	51.8%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	53 months
Max	118 months
Weighted Average	99 months

Distribution of Original Amortization Terms(1)

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Original	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Amortization Terms	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
Interest Only	10	$365,375,000	20.9%	$36,537,500	2.36	x	5.141%	105.3	48.6%	48.5%
240 - 300	9	170,841,151	9.8	$18,982,350	1.53	x	5.736%	107.7	64.4%	49.4%
301 - 360	55	1,208,999,656	69.3	$21,981,812	1.54	x	5.407%	95.7	64.9%	55.4%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	240 months
Max	360 months
Weighted Average	351 months

(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Remaining Amortization Terms(1)

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-off Date	Maturity Date
Amortization Terms	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
Interest Only	10	$365,375,000	20.9%	$36,537,500	2.36	x	5.141%	105.3	48.6%	48.5%
237 - 300	9	170,841,151	9.8	$18,982,350	1.53	x	5.736%	107.7	64.4%	49.4%
301 - 360	55	1,208,999,656	69.3	$21,981,812	1.54	x	5.407%	95.7	64.9%	55.4%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	237 months
Max	360 months
Weighted Average	347 months

(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Original Partial Interest Only Periods

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Original Partial Interest-Only	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Periods (mos)	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
24	6	$66,610,000	3.8%	$11,101,667	1.59	x	5.375%	79.5	61.3%	57.2%

Distribution of Prepayment Provisions

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Prepayment Provisions	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
Defeasance(1)	72	$1,721,240,807	98.6%	$23,906,122	1.70	x	5.387%	99.5	61.7%	53.5%
Defeasance or Yield Maintenance	1	13,275,000	0.8	$13,275,000	2.29	x	5.160%	58.0	38.6%	38.6%
Yield Maintenance	1	10,700,000	0.6	$10,700,000	2.78	x	5.100%	54.0	48.6%	48.6%
Total/Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

(1) One mortgage loan, representing 2.0% of the Cut-Off Date Balance, which permits prepayment, subject to the greater of a yield maintenance charge or 1% of the prepaid amount, in the event lender approval and/or rating agency confirmation cannot be obtained in connection with an assumption of the mortgage loan.

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Underwritten Net Operating Income (%)	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
9.1 - 9.9	10	$477,627,998	27.4%	$47,762,800	1.58	x	5.174%	113.4	59.8%	53.2%
10.0 - 10.9	13	263,684,890	15.1	$20,283,453	1.45	x	5.507%	84.8	67.6%	60.1%
11.0 - 11.9	11	206,059,762	11.8	$18,732,706	1.55	x	5.422%	95.0	66.1%	58.1%
12.0 - 12.9	14	332,466,822	19.1	$23,747,630	1.61	x	5.603%	104.1	61.9%	50.3%
13.0 - 13.9	14	253,848,577	14.5	$18,132,041	1.84	x	5.379%	77.0	61.3%	52.4%
14.0 - 14.9	9	131,983,114	7.6	$14,664,790	2.03	x	5.444%	104.0	59.3%	50.5%
15.0 - 19.1	3	79,544,644	4.6	$26,514,881	3.28	x	5.123%	107.4	41.6%	40.8%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	9.1%
Max	19.1%
Weighted Average	11.8%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Underwritten Net Cash Flow (%)	Loans	Balance ($)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
8.7 - 9.9	19	$594,471,714	34.1%	$31,287,985	1.54	x	5.238%	110.1	61.4%	54.5%
10.0 - 10.9	17	353,073,500	20.2	$20,769,029	1.50	x	5.518%	84.2	68.4%	60.5%
11.0 - 11.9	15	445,330,014	25.5	$29,688,668	1.62	x	5.450%	94.0	62.1%	50.0%
12.0 - 12.9	14	201,900,122	11.6	$14,421,437	2.01	x	5.445%	100.6	56.1%	50.0%
13.0 - 13.9	5	57,895,814	3.3	$11,579,163	2.09	x	5.695%	102.7	62.1%	54.0%
14.0 - 17.9	4	92,544,644	5.3	$23,136,161	3.18	x	5.155%	100.0	43.1%	42.1%
Total/Avg./Wtd.Avg.	74	$1,745,215,807	100.0%	$23,583,997	1.71	x	5.383%	98.9	61.5%	53.4%

Min	8.7%
Max	17.9%
Weighted Average	11.0%

Distribution of Lockbox Type

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-Off Date	Cut-Off Date
Lockbox Type	Loans	Balance ($)	Balance
Hard	46	$1,342,235,558	76.9%
Springing	16	270,168,167	15.5
Soft	11	113,660,949	6.5
None	1	19,151,133	1.1
Total/Avg.	74	$1,745,215,807	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-Off Date	Cut-Off Date
Escrow Type	Loans	Balance ($)	Balance
Replacement Reserves(1)	64	$1,278,794,467	73.3%
Real Estate Tax	66	$1,251,077,157	71.7%
Insurance	52	$917,389,529	52.6%
TI/LC(2)	33	$658,133,524	53.3%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, mixed use and industrial properties only.

Distribution of Property Types

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
	Mortgaged	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Property Types	Properties	Balance ($)(1)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
Retail	59	$933,334,425	53.5%	$15,819,228	1.68	x	5.343%	111.1	60.2%	52.2%
Retail Regional Mall	4	369,661,871	21.2	$92,415,468	1.51	x	5.323%	114.7	62.8%	50.9%
Retail Single Tenant Retail	27	244,760,368	14.0	$9,065,199	1.99	x	5.141%	108.9	50.9%	50.3%
Retail Anchored	19	176,753,464	10.1	$9,302,814	1.67	x	5.510%	102.6	65.7%	57.5%
Retail Unanchored	7	74,055,164	4.2	$10,579,309	1.58	x	5.779%	115.3	67.6%	57.2%
Retail Lifestyle Center	1	60,804,936	3.5	$60,804,936	1.67	x	5.200%	117.0	54.5%	45.3%
Retail Shadow Anchored	1	7,298,622	0.4	$7,298,622	1.51	x	5.833%	118.0	74.9%	63.3%
Office	16	$257,384,135	14.7%	$16,086,508	2.11	x	5.392%	96.9	58.8%	53.3%
Office General Suburban	13	224,310,870	12.9	$17,254,682	2.14	x	5.353%	101.3	58.3%	52.6%
Office CBD	2	17,673,336	1.0	$8,836,668	2.20	x	5.392%	78.5	56.4%	52.3%
Office Flex	1	15,399,929	0.9	$15,399,929	1.56	x	5.960%	53.0	68.6%	64.6%
Multifamily	16	$236,337,908	13.5%	$14,771,119	1.46	x	5.529%	82.6	66.0%	58.4%
Multifamily Student Housing	5	131,690,147	7.5	$26,338,029	1.47	x	5.452%	61.5	67.6%	62.6%
Multifamily Garden	11	104,647,762	6.0	$9,513,433	1.44	x	5.626%	109.2	64.0%	53.2%
Hospitality	11	$232,458,037	13.3%	$21,132,549	1.66	x	5.347%	74.2	63.8%	51.2%
Hospitality Full Service	4	153,179,650	8.8	$38,294,912	1.70	x	5.006%	56.8	59.7%	47.6%
Hospitality Limited Service	7	79,278,387	4.5	$11,325,484	1.57	x	6.006%	107.8	71.5%	58.0%
Manufactured Housing	6	$28,620,326	1.6%	$4,770,054	1.61	x	6.154%	98.6	66.2%	58.3%
Industrial	15	$27,946,000	1.6%	$1,863,067	1.80	x	5.012%	56.2	65.5%	63.0%
Industrial Flex	14	23,110,000	1.3	$1,650,714	1.56	x	5.160%	56.0	68.3%	65.3%
Industrial Warehouse/Distribution	1	4,836,000	0.3	$4,836,000	2.92	x	4.305%	57.0	52.2%	52.2%
Self Storage	3	$11,993,668	0.7%	$3,997,889	1.38	x	5.267%	94.0	70.3%	61.1%
Mixed Use	1	$9,412,855	0.5%	$9,412,855	1.33	x	5.890%	113.0	63.6%	54.1%
Ground Leased Land	2	$7,728,453	0.4%	$3,864,226	2.87	x	4.647%	70.9	47.4%	47.4%
Total/Avg./Wtd. Avg.	129	$1,745,215,807	100.0%	$13,528,805	1.71	x	5.383%	98.9	61.5%	53.4%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted			Weighted
			Percentage of		Average Debt			Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Weighted	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-Off Date	Cut-Off Date	Cut-Off Date	Coverage		Average	Terms to	Cut-Off Date	Maturity Date
Property State	Properties	Balance ($)(1)	Balance	Balance ($)	Ratio		Mortgage Rate	Maturity (mos)	LTV	LTV
New York	10	$332,226,041	19.0%	$33,222,604	1.81	x	5.204%	112.9	54.4%	50.4%
Texas	15	221,072,512	12.7	$14,738,167	1.60	x	5.670%	92.0	64.0%	54.4%
Arizona	4	213,230,050	12.2	$53,307,513	1.42	x	5.182%	112.0	63.1%	52.2%
California	4	136,622,915	7.8	$34,155,729	2.50	x	5.196%	116.3	48.2%	43.1%
Massachusetts	1	94,683,253	5.4	$94,683,253	1.73	x	5.009%	57.0	62.7%	49.5%
Virginia	7	82,867,054	4.7	$11,838,151	1.48	x	5.620%	78.5	68.3%	61.7%
Florida	6	70,898,697	4.1	$11,816,449	2.03	x	5.885%	101.6	61.7%	56.5%
Illinois	5	57,837,367	3.3	$11,567,473	1.49	x	5.699%	107.0	65.6%	56.2%
Kentucky	2	57,611,826	3.3	$28,805,913	1.71	x	4.968%	100.4	66.5%	51.4%
Pennsylvania	18	57,115,328	3.3	$3,173,074	1.70	x	5.130%	71.8	65.0%	60.3%
Georgia	5	51,534,667	3.0	$10,306,933	1.64	x	5.290%	72.5	63.0%	57.9%
Washington	2	41,027,550	2.4	$20,513,775	1.60	x	5.035%	70.2	50.7%	44.8%
West Virginia	2	39,821,244	2.3	$19,910,622	1.48	x	5.510%	65.8	69.3%	63.6%
Tennessee	4	37,155,491	2.1	$9,288,873	1.62	x	6.164%	117.8	72.4%	60.1%
North Carolina	3	31,642,564	1.8	$10,547,521	1.36	x	5.620%	116.8	74.5%	61.7%
Ohio	8	24,719,955	1.4	$3,089,994	1.50	x	5.810%	91.9	69.1%	61.7%
New Mexico	2	24,461,710	1.4	$12,230,855	1.57	x	5.397%	84.8	71.5%	62.4%
South Carolina	3	24,186,071	1.4	$8,062,024	1.94	x	5.654%	114.9	59.8%	55.0%
Michigan	7	23,542,395	1.3	$3,363,199	1.83	x	5.316%	97.1	62.9%	48.4%
Connecticut	2	23,150,667	1.3	$11,575,334	1.52	x	5.308%	116.0	63.1%	52.6%
Maryland	1	18,921,909	1.1	$18,921,909	1.45	x	5.490%	116.0	72.2%	60.6%
Alaska	1	13,645,977	0.8	$13,645,977	1.53	x	6.100%	117.0	68.2%	46.9%
Mississippi	2	13,466,094	0.8	$6,733,047	1.53	x	6.250%	117.0	71.2%	56.8%
Alabama	2	10,416,648	0.6	$5,208,324	1.71	x	4.554%	57.0	71.9%	66.6%
Colorado	1	8,428,777	0.5	$8,428,777	1.48	x	6.250%	117.0	70.8%	58.7%
Nevada	2	7,666,766	0.4	$3,833,383	1.35	x	5.260%	116.0	68.6%	57.1%
Arkansas	1	5,817,647	0.3	$5,817,647	3.13	x	4.188%	55.0	45.1%	45.1%
Oregon	1	4,971,692	0.3	$4,971,692	1.64	x	5.810%	116.0	61.4%	47.5%
Maine	1	4,476,625	0.3	$4,476,625	1.45	x	6.290%	54.0	74.6%	70.4%
Kansas	1	2,907,600	0.2	$2,907,600	2.13	x	5.923%	115.0	53.8%	53.8%
Missouri	2	2,799,900	0.2	$1,399,950	2.13	x	5.923%	115.0	53.8%	53.8%
New Jersey	2	2,423,100	0.1	$1,211,550	2.13	x	5.923%	115.0	53.8%	53.8%
Delaware	1	2,046,100	0.1	$2,046,100	2.13	x	5.923%	115.0	53.8%	53.8%
Louisiana	1	1,819,614	0.1	$1,819,614	1.55	x	6.950%	116.0	66.9%	58.5%
Total/Wtd.Avg	129	$1,745,215,807	100.0%	$13,528,805	1.71	x	5.383%	98.9	61.5%	53.4%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

citi

CONTACT INFORMATION

Depositor	GS Mortgage Securities Corporation II 200 West Street New York, NY 10282
Master Servicer	Wells Fargo Bank, N.A. 1901 Harrison Street Oakland, CA 94612
Special Servicer	Torchlight Loan Services, LLC 230 Park Avenue 12th Floor New York, NY 10169

CONTENTS

Distribution Summary	2
Distribution Summary (Factors)	2
Interest Distribution Detail	3
Principal Distribution Detail	3
Class Rating Detail	4
Reconciliation Detail	5
Stratification Detail	6
Mortgage Loan Detail	10
NOI Detail	11
Delinquency Loan Detail	12
Appraisal Reduction Detail	14
Loan Modification Detail	16
Specially Serviced Loan Detail	18
Unscheduled Principal Detail	20
Liquidated Loan Detail	22

Deal Contact:

Cirino Emanuele
cirino.emanuele@citi.com
Tel: (212)-816-5614
Fax: (212)-816-5527

Citibank, N.A.
Agency and Trust
388 Greenwich Street, 14th Floor
New York, NY 10013

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Page 1 of 23

© Copyright 2011 Citigroup

D-1

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Distribution Summary

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Pass-Through Rate (4)	Accrual Day Count Fraction (5)	Accrual Dates (6)	Interest Distributed (7)	Principal Distributed (8)	PPP and YM Distributed (9)	Total Distributed (10)=(7+8+9)	Deferred Interest (11)	Realized Loss (12)	Current Principal Balance (13)=(3-8+11-12)

Class	CUSIP	Record Date	Prior Principal Balance (3/(2) x 1000)	Interest Distributed (7/(2) x 1000)	Principal Distributed (8/(2) x 1000)	PPP and YM Distributed (9/(2) x 1000)	Total Distributed (10/(2) x 1000)	Deferred Interest (11/(2) x 1000)	Realized Loss (12/(2) x 1000)	Current Principal Balance (13/(2) x 1000)

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D-2

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Prior Principal Balance (2)	Pass-Through Rate (3)	Next Pass-Through Rate (4)	Accrual Day Count Fraction (5)	Optimal Accrued Interest (6)	Prior Unpaid Interest (7)	Interest on Prior Unpaid Interest (8)	Non-Recov. Interest Shortfall (9)	Interest Due (10)=(6)+(7)+(8)-(9)	Deferred Interest (11)	Interest Distributed (12)	Current Unpaid Interest (13)=(10)-(11)-(12)

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Scheduled Principal Distribution (4)	Unscheduled Principal Distribution (5)	Accreted Principal (6)	Current Realized Loss (7)	Current Principal Recoveries (8)	Current Principal Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)	Cumulative Realized Loss (10)	Original Class (%) (11)	Current Class (%) (12)	Original Credit Support (13)	Current Credit Support (14)

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© Copyright 2011 Citigroup

D-3

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Class Rating Detail

		Fitch					*Moody's*					*Morningstar*				
Class	CUSIP	Original	Previous	Current	Status	Date	Original	Previous	Current	Status	Date	Original	Previous	Current	Status	Date

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Page 4 of 23
© Copyright 2011 Citigroup
D-4

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Reconciliation Detail

SOURCE OF FUNDS

Interest Funds Available		
Scheduled Interest	0.00	
Prepayment Interest Excess	0.00	
Prepayment Interest Shortfall	0.00	
Interest Adjustments	0.00	
Realized Loss in Excess of Principal Balance	0.00	
Total Interest Funds Available:		0.00
Principal Funds Available		
Scheduled Principal	0.00	
Curtailments	0.00	
Principal Prepayments	0.00	
Net Liquidation Proceeds	0.00	
Repurchased Principal	0.00	
Nonrecoverable Principal Advance	0.00	
Substitution Principal	0.00	
Other Principal	0.00	
Total Principal Funds Available:		0.00
Other Funds Available		
Prepayment Penalties	0.00	
Yield Maintenance Charges	0.00	
Other Charges	0.00	
Total Other Funds Available:		0.00
Total Funds Available		0.00

ALLOCATION OF FUNDS

Scheduled Fees		
Servicing Fee	0.00	
Trustee Fee	0.00	
Total Scheduled Fees:		0.00
Additional Fees, Expenses, etc.		
Special Servicing Fee	0.00	
Workout Fee	0.00	
Liquidation Fee	0.00	
Extraordinary Trust Fund Expenses	0.00	
ASER Amount	0.00	
Reimbursement for Interest on Advances	0.00	
Other Expenses	0.00	
Total Additional Fees, Expenses, etc.:		0.00
Distribution to Certificateholders		
Interest Distribution	0.00	
Principal Distribution	0.00	
Yield Maintenance Distribution	0.00	
Prepayment Penalties Distribution	0.00	
Total Distribution to Certificateholders:		0.00
Total Funds Allocated		0.00

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D-5

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Stratification Detail

Ending Scheduled Balance

Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR
Totals						

State

State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR
Totals						

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© Copyright 2011 Citigroup
D-6

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Seasoning

Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR
Totals						

Property Type

Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR
Totals						

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D-7

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Stratification Detail

Debt Service Coverage Ratio

Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR
Totals						

Loan Rate

Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR
Totals						

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D-8

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Stratification Detail

Anticipated Remaining Term

Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR
Totals						

Remaining Amortization Term

Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR
Totals						

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D-9

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Mortgage Loan Detail

Loan	ODCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Appraisal Reduction Date	Appraisal Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)
Totals																	

Payment Status of Loan (1)

0. In Grace Period
A. Late, but less than 30 Days
B. Current
1. 30-59 Days Delinquent
2. 60-89 Days Delinquent
3. 90+ Days Delinquent
4. Performing Matured Balloon
5. Non Performing Matured Balloon
7. Foreclosure
9. REO

Workout Strategy (2)

1. Modification
2. Foreclosure
3. Bankruptcy
4. Extension
5. Note Sale
6. DPO
7. REO
8. Resolved
9. Pending Return to Master Servicer
10. Deed In Lieu of Foreclosure
11. Full Payoff
12. Reps and Warranties
13. Other or TBD
98. Not Provided By Servicer

Mod. Code (3)

1. Maturity Date Extension
2. Amortization Change
3. Principal Write-Off
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest
7. Capitalization of Taxes
8. Other
9. Combination

Page 10 of 23
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D-10

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date
Totals									

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Page 11 of 23
© Copyright 2011 Citigroup
D-11

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Delinquency Loan Detail

Loan Number	ODCR	# of Months Delinq	Actual Principal Balance	Paid Through Date	Current P & I Advances (Net of ASER)	Total P & I Advances Outstanding	Cumulative Accrued Unpaid Advance Interest	Other Expense Advance Outstanding	Payment Status of Loan (1)	Workout Strategy (2)	Most Recent Special Serv Transfer Date	Foreclosure Date	Bankruptcy Date	REO Date
There is no Delinquency Loan Detail for the current distribution period.														
Totals														

Payment Status of Loan (1)

A. In Grace Period
B. Late, but less than 30 Days
0. Current
1. 30-59 Days Delinquent
2. 60-89 Days Delinquent
3. 90+ Days Delinquent
4. Performing Matured Balloon
5. Non Performing Matured Balloon
7. Foreclosure
9. REO

Workout Strategy (2)

1. Modification
2. Foreclosure
3. Bankruptcy
4. Extension
5. Note Sale
6. DPO
7. REO
8. Resolved
9. Pending Return to Master Servicer
10. Deed In Lieu of Foreclosure
11. Full Payoff
12. Reps and Warranties
13. Other or TBD
98. Not Provided By Servicer

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Page 12 of 23
© Copyright 2011 Citigroup
D-12

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Historical Delinquency Information

Distribution Date	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO	
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
11/14/2011	0.00 0.0000%	0 0.0%	0.00 0.0000%	0 0.0%	0.00 0.0000%	0 0.0%	0.00 0.0000%	0 0.0%	0.00 0.0000%	0 0.0%	0.00 0.0000%	0 0.0%	0.00 0.0000%	0 0.0%

Page 13 of 23

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D-13

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount
There is no Appraisal Reduction activity for the current distribution period.						
Totals						

Page 14 of 23

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© Copyright 2011 Citigroup

D-14

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Historical Appraisal Reduction Detail

Distribution Date	Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount
There is no historical Appraisal Reduction activity.							
Totals							

Page 15 of 23

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D-15

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Loan Modification Detail

Loan Number	OMCR	Property Name	Modification Date	Modification Code (1)	Modification Description
There is no Loan Modification activity for the current distribution period.					
Totals					

Modification Code (1)

1. Maturity Date Extension
2. Amortization Change
3. Principal Write-Off
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest
7. Capitalization of Taxes
8. Other
9. Combination

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© Copyright 2011 Citigroup

D-16

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Historical Loan Modification Detail

Distribution Date	Loan Number	OMCR	Property Name	Modification Date	Modification Code (1)	Modification Description
There is no historical Loan Modification activity.						
Totals						

Modification Code (1)

1. Maturity Date Extension
2. Amortization Change
3. Principal Write-Off
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest
7. Capitalization of Taxes
8. Other
9. Combination

Page 17 of 23

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D-17

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Specially Serviced Property Detail

Loan	ODCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer
There is no Specially Serviced Loan activity for the current distribution period.								
Totals								

Workout Strategy (1)

1. Modification
2. Foreclosure
3. Bankruptcy
4. Extension
5. Note Sale
6. DPO
7. REO
8. Resolved
9. Pending Return to Master Servicer
10. Deed In Lieu of Foreclosure
11. Full Payoff
12. Reps and Warranties
13. Other or TBD
98. Not Provided By Servicer

Page 18 of 23

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D-18

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Historical Specially Serviced Property Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART
There is no historical Specially Serviced Loan activity.																	
Totals																	

Workout Strategy (1)

1. Modification
2. Foreclosure
3. Bankruptcy
4. Extension
5. Note Sale
6. DPO
7. REO
8. Resolved
9. Pending Return to Master Servicer
10. Deed In Lieu of Foreclosure
11. Full Payoff
12. Reps and Warranties
13. Other or TBD
98. Not Provided By Servicer

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Page 19 of 23
© Copyright 2011 Citigroup
D-19

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code (1)	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges
There is no Unscheduled Principal activity for the current distribution period.									
Totals									

Liquidation / Prepayment Code(s)

1. Partial Liquidation (Curtailment)
2. Payoff Prior To Maturity
3. Disposition / Liquidation
4. Repurchase / Substitution
5. Full Payoff At Maturity
6. DPO
7. Not Used
8. Payoff With Penalty
9. Payoff With Yield Maintenance
10. Curtailment With Penalty
11. Curtailment With Yield Maintenance

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© Copyright 2011 Citigroup

D-20

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

Historical Unscheduled Principal Detail

Distribution Date	Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code (1)	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalty	Yield Maintenance Premium
There is no historical Unscheduled Principal activity.										
Totals										

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)
2. Payoff Prior To Maturity
3. Disposition / Liquidation
4. Repurchase / Substitution
5. Full Payoff At Maturity
6. DPO
7. Not Used
8. Payoff With Penalty
9. Payoff With Yield Maintenance
10. Curtailment With Penalty
11. Curtailment With Yield Maintenance

Reports Available at www.sf.citidirect.com

Page 21 of 23

© Copyright 2011 Citigroup

D-21

Distribution Date : 11/14/2011
Determination Date : 11/07/2011

Liquidated Loan Detail

Loan Number	ODCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)
There is no Liquidated Loan activity for the current distribution period.												
Totals												

Page 22 of 23

Reports Available at www.sf.citidirect.com

© Copyright 2011 Citigroup

D-22

Distribution Date: 11/14/2011
Determination Date: 11/07/2011

citi

Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)
There is no historical Liquidated Loan activity.													
Totals													

Reports Available at www.sf.citidirect.com

Page 23 of 23

© Copyright 2011 Citigroup

D-23

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(2)
Legal Compliance – Origination.  The origination practices of the Seller (or the related originator if the Seller was not the originator) have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(3)
Good Title; Conveyance.  Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, other than the rights of the holder of a related Companion Loan pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement.  Upon consummation of the transactions contemplated by this Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest, other than the rights of a holder of a Companion Loan pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement.

(4)
Future Advances.  The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged Property), and there is no requirement for future advances thereunder by the mortgagee.

(5)
Legal, Valid and Binding Obligation.  Each related Mortgage Note, Mortgage, Assignment of Leases (if contained in a document separate from the Mortgage) and other agreement that evidences or secures such Mortgage Loan (or the related Whole Loan, as applicable) and was executed in connection with such Mortgage Loan by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state

E-1-1

or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Assignment of Leases (as set forth in the Mortgage or in a document separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan) establishes and creates a valid and enforceable first priority assignment of, or a valid first priority security interest in, the related Mortgagor’s right to receive payments due under all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property, subject to any license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, and subject to the limitations set forth above, the Title Exceptions and the exceptions to paragraph (8) set forth in the related Mortgage Loan Purchase Agreement. The related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

(6)
No Offset or Defense.  Subject to the limitations set forth in paragraph (5), as of the date of its origination there was, and as of the Closing Date there is, no valid right of offset and no valid defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, excess interest in the case of the ARD Loans, late fees, additional interest, prepayment premiums or yield maintenance charges.

(7)
Assignment of Mortgage and Assignment of Assignment of Leases.  Subject to the limitations and exceptions set forth in paragraph (5), each assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes the legal, valid and binding assignment from the Seller.  Each related Mortgage and Assignment of Leases is freely assignable upon notice to but without the consent of the related Mortgagor.

(8)
Mortgage Lien.  The Mortgagor has good indefeasible fee simple title (or with respect to Mortgage Loans described in paragraph (48), leasehold title) to the related Mortgaged Property and each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (and/or Ground Lease, if applicable), subject to the limitations and exceptions set forth in paragraph (5) and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”):  (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in the applicable Title Policy (described in paragraph (11) below) or appearing of record, (d) other matters to which like properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) pertaining to the related Mortgaged Property and condominium declarations, (f) if such Mortgage Loan is cross-collateralized and cross-defaulted with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan and (g) if such Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement, none of which exceptions described in clauses (a) – (g) above, individually or in the aggregate, materially and adversely interferes with (1) the current use of the Mortgaged Property, (2) the security intended to be provided by such Mortgage, (3) the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or (4) the value of the Mortgaged Property.  The Mortgaged Property is free and clear of any mechanics’ or other similar liens or claims which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy.  To the

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Seller’s actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage, unless such lien is bonded over, escrowed for or covered by insurance.

(9)
Taxes and Assessments.  All real estate taxes and governmental assessments, or installments thereof, which could be a lien on the related Mortgaged Property and that prior to the Closing Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(10)
Condition of Mortgaged Property; No Condemnation.  To the Seller’s actual knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, (a) each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and (b) there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

(11)
Title Insurance.  The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (or related Whole Loan, as applicable, or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties an allocable portion thereof) is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction (the “Title Policy”), insuring the originator of the Mortgage Loan or Whole Loan, its successors and assigns, subject only to the Title Exceptions; such originator or its successors or assigns is the named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee as mortgagee of record; such policy, if issued, is in full force and effect and all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and to the Seller’s actual knowledge there is no matter, which would impair or diminish the coverage of such policy.  The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required.  The Title Policy contains no material exclusion for, or alternatively it insures (unless such coverage is unavailable in the relevant jurisdiction) (a) access to a public road or (b) against any loss due to encroachment of any material portion of the improvements thereon.

(12)
Insurance.  As of the origination date of each Mortgage Loan (or related Whole Loan, as applicable), and to the Seller’s actual knowledge, as of the Closing Date, all insurance coverage required under the related Mortgage Loan documents was in full force and effect.  Each Mortgage Loan requires insurance in such amounts and covering such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, including requirements for (a) a fire and extended perils insurance policy, in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the outstanding principal balance of the Mortgage Loan (or in the case of a Whole Loan, the outstanding principal balance of the Whole Loan), and in any event, the amount necessary to prevent operation of any co-insurance provisions (except with respect to a Mortgage Loan secured by mobile home parks or manufactured housing communities, in which case such coverage is required only with respect to buildings owned by the related Mortgagor that are permanently located on the related Mortgaged Property), (b) except if such Mortgaged Property is operated as a mobile home park, business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property, (c) commercial general liability insurance against

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claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders and (d) if such Mortgage Loan is secured by a Mortgaged Property (other than a manufactured housing property) located in “seismic zones” 3 or 4, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, earthquake insurance. If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property. To the Seller’s actual knowledge, as of the Cut-off Date, all premiums due and payable through the Closing Date have been paid and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, the related Mortgage Loan documents require that any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The hazard insurance policies each contain a standard mortgagee clause naming the Seller and its successors and assigns as loss payee or additional insured, as applicable, and each insurance policy provides that they are not terminable without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each Mortgage Loan (a) require that the Mortgagor maintain insurance as described above or permit the mortgagee to require that the Mortgagor maintain insurance as described above, and (b) permit the mortgagee to purchase such insurance at the Mortgagor’s expense if the Mortgagor fails to do so. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.

(13)
No Material Default.  Other than payments due but not yet 30 days or more delinquent, there is no monetary event of default existing under the related Mortgage or the related Mortgage Note and, to the Seller’s actual knowledge, (i) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and (ii) there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered in this Annex E-1 (including any schedule or exhibit to the related Mortgage Loan Purchase Agreement).  The Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, unless a written waiver to that effect is contained in the related Mortgage File being delivered pursuant to the Pooling and Servicing Agreement and there have been no such waivers since the date specified in the related Mortgage Loan Purchase Agreement, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File, no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

(14)
Payment Record.  As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan (or related Whole Loan, as applicable) has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

E-1-4

(15)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(16)
Qualified Mortgage.  Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to Treasury Regulations Sections 1.860G-2(f)(2) or 1.860G-2(a)(3) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision), and, accordingly, each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property that secures such Mortgage Loan was at least equal to (a) 80% of the principal balance of the Mortgage Loan as of the Testing Date or (b) 80% of the unpaid principal balance of the Mortgage Loan as of the Closing Date.  For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable.  However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.  Each yield maintenance payment and prepayment premium payable under the Mortgage Loans is a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  As of the Closing Date, the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(17)
Environmental Conditions and Compliance.  One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the Seller or the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan (or related Whole Loan, as applicable), and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).  If any such environmental report identified any Recognized Environmental Condition (“REC”), as that term is defined in the Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process Designation:  E 1527-05, as recommended by the American Society for Testing and Materials (“ASTM”), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either one or a combination of (i) an escrow greater than or equal to 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) a responsible party, other than the Mortgagor, having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the Mortgagor has provided an environmental insurance policy as set forth on a schedule to the

E-1-5

related Mortgage Loan Purchase Agreement, (iv) an operations and maintenance plan was the only action recommended and such plan has been or will be implemented or (v) such conditions or circumstances were investigated further and a qualified environmental consulting firm recommended no further investigation or remediation. Each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”) is identified on a schedule to the related Mortgage Loan Purchase Agreement, and each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan and has a term ending no sooner than the date which is five years after the maturity date (or, in the case of the ARD Loans, the final maturity date) of the related Mortgage Loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full. All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property identified on a schedule to the related Mortgage Loan Purchase Agreement as being insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(18)
Customary Mortgage Provisions.  Each related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain customary and, subject to the limitations and exceptions set forth in paragraph (5) and applicable state law, enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(19)	Bankruptcy. No Mortgagor is a debtor in, and no Mortgaged Property (other than any tenants of such Mortgaged Property) is the subject of, any state or federal bankruptcy or insolvency proceeding.

(20)
Whole Loan; No Equity Participation, Contingent Interest or Negative Amortization.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan.  None of the Mortgage Loans contain any equity participation, preferred equity component or shared appreciation feature by the mortgagee nor does any Mortgage Loan provide the mortgagee with any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property (other than with respect to the deferment of payment with respect to the ARD Loans).

(21)
Transfers and Subordinate Debt.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which may provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property such as transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers of leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraph (24) below or the exceptions to paragraph (24) set forth in the related Mortgage Loan Purchase Agreement, or, (vii) as set forth on an exhibit to the related Mortgage Loan Purchase Agreement by reason of any mezzanine

E-1-6

debt that existed at the origination of the related Mortgage Loan or that was permitted after origination of the related Mortgage Loan or may be permitted in the future under the related Mortgage Loan documents, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) trade debt and equipment or other personal property financing in the ordinary course of business or (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement. Except as related to (a)(i), (ii), (iii), (iv), (v), (vi) or (vii) above or (b)(i), (ii) or (iii) above, no Mortgage Loan may be assigned to another entity without the mortgagee’s consent. The Mortgage or other Mortgage Loan document provides that the Mortgagor is required to pay all reasonable out-of-pocket expenses of the lender incurred with respect to any transfer or encumbrance, including Rating Agency Fees that are incurred in connection with the review and consent to any transfer or encumbrance.

(22)
Waivers and Modification.  Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage, and no such alterations, impairments, modifications, or waivers have been completed or consented to since the date specified in the related Mortgage Loan Purchase Agreement.

(23)	Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate of the originator during the 12 month period prior to the related origination date.

(24)
Releases of Mortgaged Property.  (A) Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage; and (B) the terms of the related Mortgage Loan documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases, the allocated loan amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in a defeasance (or a partial defeasance, in the case of a release of a portion of the Mortgaged Property) meeting the requirements of paragraph (42) below, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of (or partial defeasance in the amount of) a release price in an amount equal to not less than 125% of the allocated loan amount for such Mortgaged Property or the portion thereof to be released, or (v) as set forth on an exhibit to the related Mortgage Loan Purchase Agreement, in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that in the case of clauses (i), (iii) and (iv), for all Mortgage Loans originated after December 6, 2010, a payment of principal is required to be made in an amount required by the REMIC Provisions if the fair market value of the real property constituting the remaining Mortgaged Property after the release is not equal to at least (x) 80% of the principal balance of the Mortgage Loan (or Whole Loan, if applicable) outstanding after the release or (y) the fair market value of the Mortgaged Property immediately before the release.  The Mortgage Loan documents require the Mortgagor to pay all related reasonable out-of-pocket expenses of the lender incurred in connection with any such property release.

(25)
Compliance with Applicable Law.  To the Seller’s actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or other due diligence considered reasonable by prudent commercial mortgage lenders taking into account the

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location of the Mortgaged Property, as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Mortgage Loan documents evidencing such Mortgage Loan require the Mortgagor to comply in all material respects with all applicable local, state and federal laws and regulations.

(26)
Improvements.  To the Seller’s actual knowledge based on the Title Policy or surveys obtained in connection with the origination of each Mortgage Loan (or related Whole Loan, as applicable), none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan (or related Whole Loan, as applicable) lies outside of the boundaries and building restriction lines of such property nor encroaches upon any easements (except Mortgaged Properties, in each case, which are legal non-conforming improvements or uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by the related Title Policy) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by the related Title Policy).

(27)
Single Purpose Entity.  With respect to each Mortgage Loan with a Cut-off Date Balance (A) in excess of $5,000,000 the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person; and (B) in excess of $20,000,000, the representation and warranty in (A) above is true and the related Mortgagor (or if the Mortgagor is a limited partnership or a multi-member limited liability company, the special purpose general partner or special purpose managing member, as applicable, of the related Mortgagor), has at least one independent director, and the related Mortgagor has delivered a non-consolidation opinion of counsel.  For each Mortgage Loan for which the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, at the time of origination of the Mortgage Loan (or related Whole Loan, as applicable), to the Seller’s actual knowledge, the Mortgagor was in compliance with such requirements.

(28)
Advance of Funds.  (A) After origination, the Seller has not, directly or indirectly, advanced any funds to the Mortgagor, other than pursuant to the related Mortgage Loan documents; and (B) to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note (other than amounts paid by the tenant into a lender-controlled lockbox as specifically required under the related lease).

(29)
Litigation or Other Proceedings.  As of the date of origination and, to the Seller’s actual knowledge, as of the Closing Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (i) such Mortgagor’s ability to pay its obligations under the Mortgage Loan, (ii) the security intended to be provided by the Mortgage Loan documents or (iii) the current use of the Mortgaged Property.

(30)
Trustee Under Deed of Trust.  As of the date of origination, and, to the Seller’s actual knowledge, as of the Closing Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

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(31)
Usury.  Except with respect to the ARD Loans, which provide that the rate at which interest accrues thereon increases after the related Anticipated Repayment Date, the Mortgage Loan accrues interest (exclusive of any default interest, late charges, Yield Maintenance Charge or prepayment premiums) at a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(32)
Other Collateral.  Except with respect to the Companion Loan of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, to the Seller’s actual knowledge, the related Mortgage Note is not secured by any collateral that secures a loan that is not a Mortgage Loan, except for loans permitted pursuant to paragraph (21)(b)(ii).

(33)
Flood Insurance.  If the improvements on the Mortgaged Property are located in a federally designated special flood hazard area, the Mortgagor is required to maintain flood insurance with respect to such improvements and such policy is in full force and effect.

(34)
Escrow Deposits.  All escrow deposits and payments required to be deposited with the Seller or its agent in accordance with the Mortgage Loan documents have been (or by the Closing Date will be) so deposited, are in the possession of or under the control of the Seller or its agent, and there are no deficiencies in connection therewith, other than amounts released from such escrows in accordance with the terms of the related Mortgage Loan.

(35)
Licenses and Permits.  To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial lending institutions considering the related geographic area and properties comparable to the related Mortgaged Property, (i) as of the date of origination of the Mortgage Loan (or related Whole Loan, as applicable), the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, (ii) as of the Cut-off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.  The Mortgage Loan documents require the Mortgagor to maintain all such material licenses, permits and authorizations.

(36)
Organization of Mortgagors.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(37)
Fee Simple Interest.  Except with respect to the Mortgage Loans listed on an exhibit to the related Mortgage Loan Purchase Agreement, the Mortgage Loan is secured in whole or in material part by the fee simple interest in the related Mortgaged Property.

(38)
Recourse.  Each Mortgage Loan is non-recourse to the related Mortgagor except that the Mortgagor and a natural person (or an entity with assets other than an interest in the Mortgagor) as guarantor have agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, (iii) misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or (iv) breach of the environmental covenants in the related Mortgage Loan documents.

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(39)
Access; Tax Parcels.  Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities, water and sewer (or septic facilities) and (c) constitutes one or more separate tax parcels.

(40)
Financial Statements.  Each Mortgage or loan agreement requires the Mortgagor to provide the mortgagee with (i) quarterly (other than for single-tenant properties) and annual operating statements, (ii) quarterly (other than for single-tenant properties) rent rolls listing each lease contributing more than 5% of the in-place base rent and (iii) annual financial statements, which annual financial statements (a) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combined balance sheet and statement of income for the Mortgaged Properties on a combined basis and (b) for each Mortgage Loan with an original principal balance greater than $75 million are required to be audited by an independent certified public accountant upon the request of the mortgagee.

(41)
Rent Rolls; Operating Histories.  Except with respect to Mortgage Loans secured by one or more hospitality properties, the Seller has obtained a rent roll certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  With respect to each Mortgaged Property, the Seller has obtained operating histories (the “Certified Operating Histories”) certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  The Certified Operating Histories collectively report on operations for (a) a continuous period of at least three years or (b) in the event the Mortgaged Property was owned or operated in its current form by the Mortgagor or an affiliate for less than three years prior to origination, then for a continuous period from the date that such Mortgaged Property was first owned or operated in its current form by the Mortgagor or an affiliate through the end of the calendar month most recently ended prior to origination, it being understood however that for Mortgaged Properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(42)
Defeasance.  If the Mortgage Loan is a Defeasance Loan, the Mortgage Loan documents (A) permit defeasance or partial defeasance (1) no earlier than two years after the Closing Date, and (2) only with substitute collateral constituting “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in an amount sufficient to make all scheduled payments under the Mortgage Note through the related maturity date (or in the case of the ARD Loans, the related Anticipated Repayment Date) or first day of the open period and the balloon payment that would be due on such date, (B) require the delivery of (or otherwise contain provisions pursuant to which the mortgagee can require delivery of) (i) an opinion to the effect that such mortgagee has a first priority security interest in the defeasance collateral, (ii) an accountant’s certification as to the adequacy of the defeasance collateral to make all payments required under the related Mortgage Loan through the related maturity date (or in the case of the ARD Loans, the related Anticipated Repayment Date) or first day of the open period and the balloon payment that would be due on such date, (iii) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (iv) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates and (C) contain provisions pursuant to which the mortgagee can require the Mortgagor to pay expenses associated with a defeasance (including reasonable rating agencies’ fees, accountant’s fees and attorneys’ fees, subject in certain cases to a cap on such fees and expenses).  Such Mortgage Loan (or related Whole Loan, as applicable) was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages.

(43)	Authorization in Jurisdiction. To the extent required under applicable law and necessary for the enforcement of the Mortgage Loan, as of the date of origination and at all times it held the

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Mortgage Loan, the originator of such Mortgage Loan (or related Whole Loan, as applicable) was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

(44)	Capital Contributions. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan documents.

(45)
Subordinate Debt.  Except with respect to the Companion Loan of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-off Date) and debt permitted pursuant to paragraph (21)(b)(ii).  As of the date of origination of the related Mortgage Loan and, to the Seller’s knowledge, as of the Closing Date, except with respect to the Companion Loan of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money junior to the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-off Date) and debt permitted pursuant to paragraph (21)(b)(ii).

(46)
Condemnation.  In the case of any Mortgage Loan (or Whole Loan, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or Whole Loan, if applicable) in an amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least (x) 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, if applicable) or (y) the fair market value of the Mortgaged Property immediately before the release.

(47)
Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Whole Loan, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Whole Loan, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Whole Loan, if applicable) permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(48)
Ground Lease Representations and Warranties.  With respect to each Mortgage Loan secured by a leasehold interest (except with respect to any Mortgage Loan also secured by the corresponding fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

(a)
Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

(b)
Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the mortgagee and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

(c)	Subject to the limitations on and exceptions to enforceability set forth in paragraph (5), such Ground Lease may not be amended, modified, canceled or terminated without the

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prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except that termination or cancellation without such consent may be binding on the mortgagee if (i) an event of default occurs under the Ground Lease, (ii) notice is provided to the mortgagee and (iii) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(d)
Such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (i) there is no material default, and (ii) to the actual knowledge of the Seller, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Annex E-1 or in any of the exceptions to the representations and warranties.

(e)
The Ground Lease or ancillary agreement between the lessor and the lessee (i) requires the lessor to give notice of any default by the lessee to the mortgagee and (ii) provides that no notice given is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in the ground lease or ancillary agreement.

(f)
The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, other than the ground lessor’s fee interest and Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

(g)
The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any curable default under such Ground Lease after receipt of notice of such default before the lessor thereunder may terminate such Ground Lease.

(h)
Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the Stated Maturity Date or if such Mortgage Loan is fully amortizing, extends not less than 10 years after the amortization term for the Mortgage Loan.

(i)
Under the terms of the Ground Lease and the related Mortgage Loan documents (including, without limitation, any estoppel or consent letter received by the mortgagee from the lessor), taken together, any related insurance proceeds or condemnation award (other than de minimis amounts for minor casualties or in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

(j)
The Ground Lease does not restrict the use of the related Mortgaged Property by the lessee or its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.

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(k)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

(l)	The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Other.  For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale or servicing of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.  The “actual knowledge” of any such Seller shall be deemed to include the actual knowledge of any servicer servicing a Mortgage Loan on behalf of the Seller.  The “actual knowledge of any servicer” shall mean that an officer or employee of the servicer responsible for the servicing of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5)	Legal, Valid and Binding Obligation	White Marlin Mall (No. 23)
Due to the indemnity deed of trust structure, the Mortgage secures a guaranty by the Mortgaged Property owner of the Mortgagor’s payments under the Mortgage Note.  The Mortgagor under the Mortgage Note does not own the Mortgaged Property, the guarantor under the indemnity deed of trust owns a leasehold interest in the Mortgaged Property.

(8)	Mortgage Lien	Cole Portfolio (No. 8)
With respect to each of the Tractor Supply – Nixa Mortgaged Property and the Tractor Supply – Hamilton Mortgaged Property, the related sole tenant has a right of first refusal to purchase all or a portion of the related Mortgaged Property (which right of first refusal is subordinated to the Mortgage Loan).

(8)	Mortgage Lien	Southpark Office Building (No. 37)	The sole tenant has an option to purchase the related Mortgaged Property (which purchase option is subordinated to the Mortgage Loan and is a feature of the Shari’ah structure).

(12)	Insurance	Branhaven Plaza (No. 40)
The Mortgagor is required to maintain insurance coverage under the Mortgage Loan documents, but the Mortgagor is permitted to rely on the property coverage provided as of the Closing Date by the Kohl’s tenant to satisfy the portion of its insurance requirements relating to the leased premises occupied by such tenant for so long as, among other things, the Kohl’s tenant maintains an investment grade rating from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

(12)	Insurance	ARCT Wal-Mart & Sam’s Portfolio (No. 42)
The Mortgagor is required to maintain insurance coverage under the Mortgage Loan documents, but the Mortgagor is permitted to use insurance coverage provided by either sole tenant (Wal-Mart Supercenter or Sam’s Club) to satisfy all or a portion of its insurance requirements and each such sole tenant is entitled to provide their own property insurance, including self-insurance.  However, with respect to the Wal-Mart Supercenter Mortgaged Property, the Mortgagor may not use insurance coverage provided by either sole tenant to satisfy its insurance requirements after March 2016.

(13)	No Material Default	AppleTree Business Park (No. 10)
The Mortgage Loan documents permit the release of an outparcel on or after December 29, 2011.  The lender has waived this timing restriction, and the Mortgagor exercised its release option in August 2011.

(13)	No Material Default	White Marlin Mall (No. 23)
Despite being required by the Mortgage Loan documents, (i) a $59,828 tenant improvement and leasing commission reserve was not funded because the requirements set forth in the related lease were expected to be satisfied shortly after origination (and have since been satisfied); and (ii) reserve amounts equal to one month of ground lease rent required to be collected was not collected on the origination date, but was subsequently collected by the lender.

E-2-1

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13)	No Material Default	Holiday Inn Express Anchorage (No. 33)
The Mortgage Loan documents require the Mortgagor to deliver to the lender within 30 days of origination (i.e., by July 17, 2011), either (i) a replacement franchise agreement with Holiday Hospitality Franchising, Inc. for an initial term of no less than ten (10) years and a tri-party agreement or comfort letter from the franchisor related to the replacement franchise agreement (collectively, the “New License Conditions”), or (ii) provided the Mortgagor is diligently pursuing the New License Conditions, a request for an extension of the deadline to satisfy the New License Conditions. The Mortgagor failed to timely satisfy the New License Conditions and requested an extension of the deadline under cover of letter dated September 8, 2011. The lender agreed to waive the timing requirement of the extension request and the Mortgagor satisfied the New License Conditions by obtaining a replacement franchise agreement in September 2011.

(17)	Environmental Conditions and Compliance	Ashland Town Center (No. 9)
The Phase I assessment for the related Mortgaged Property recommended (i) the repair of a hydraulic oil leak from a solid waste compactor located on the north side of the main building and (ii) a Phase II subsurface investigation be performed in connection with the historical use of the Mortgaged Property as part of a rail yard with at least four above ground oil tanks, two main rail lines and seven large rail buildings.  The Phase II subsurface investigation identified (i) petroleum impacts to soil and groundwater on the eastern part of the Mortgaged Property, to the east of the JC Penney location and (ii) concentrations of total petroleum hydrocarbons in soil and groundwater that were above the Kentucky Department of Environmental Protection Cleanup Standards for AST’s, Surface Releases and Exempt USTs.  The Phase II subsurface investigation recommended pursuing managed site closure through the Kentucky Department of Environmental Protection, which would include further investigation into the nature and extent of the identified petroleum contamination.  The Phase II subsurface investigation estimated costs associated with the managed site closure to be approximately $30,000 to $40,000 and the Mortgagor has escrowed $40,000 in an environmental reserve to cover the costs of the additional investigation and site closure.

(17)	Environmental Conditions and Compliance	AppleTree Business Park (No. 10)
The Phase I assessment for the related Mortgaged Property recommended the development of an asbestos Operations and Maintenance Program to address any potential asbestos and lead-based paint present at the Mortgaged Property and recommended New York State Electric & Gas conduct the appropriate response actions to remove the impacted concrete pad and any underlying impacted soils due to the identified release of dielectric fluid reported to New York State Electric & Gas.  The Mortgaged Property has an environmental insurance policy as set forth on Schedule I.

(17)	Environmental Conditions and Compliance	Branhaven Plaza (No. 40)
The Phase I assessment for the related Mortgaged Property recommended (a) research be conducted to determine the status of remediation and monitoring activities at an adjacent property that was identified as causing historical groundwater contamination (in the form of elevated concentrations of chlorinated volatile organic compounds largely consisting of trichloroethylene) at the mortgaged property, (b) a comprehensive vapor encroachment investigation, estimated to cost approximately $24,200 plus, if a vapor encroachment condition exists, additional mitigation costs of approximately $80,000 to $120,000 and (c) investigation of the condition of groundwater monitoring wells at the mortgaged property and the performance of any necessary repairs, estimated to cost approximately $7,000 to $9,000.  A recent air impact study was conducted at the Mortgaged Property.  Although the technical consultants that prepared this indoor air impact study concluded that there is no significant risk and therefore mitigation is not warranted based on the concentrations identified compared to certain federal risk guidelines, the lender believes that mitigation may be warranted based on certain state guidelines.  The lender therefore has requested clarification and possibly revision of the indoor air conclusions and are in the process of pursuing this with the borrower.  Should indoor air mitigation be warranted, the estimated cost of mitigation measures is approximately $80,000 to $120,000.  The borrower has indemnified the lender for environmental damages related to any breach of

E-2-2

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

environmental representations or covenants, and the indemnification is guaranteed by a sponsor.

(21)	Transfers and Subordinate Debt	Parkdale Mall & Crossing (No. 5)
Permitted Preferred Equity is permitted to be issued. “Permitted Preferred Equity” means the issuance of a preferred equity interest in Borrower, subject to and conditioned upon the following: (a) receipt of a Rating Agency Confirmation with respect to such preferred equity interest, (b) the holder of such preferred equity interest shall be an equityholder permitted by the loan agreement, (c) any and all preferred equity contributions shall be subject and subordinate to all amounts payable to the lender with respect to the loan, all reserves required by the loan documents and all amounts required for the borrower to operate the property, (d) any such preferred equity interest shall not be transferable or subject to a pledge or other encumbrance, (e) the holder of any such preferred equity interest shall not have actual or effective control over the normal operation of the borrower or the property and (f) any and all remedies of the holder of such preferred equity with respect to such preferred equity interest shall be subordinate to the liens of the loan documents in all respects and shall not be exercisable until the loan is repaid in full.

(21)	Transfers and Subordinate Debt	Cole Portfolio (No. 8)	The Mortgage Loan documents do not provide that the Mortgagor is required to pay all reasonable out of pocket expenses of the lender incurred with respect to any transfer or encumbrance.

(21)	Transfers and Subordinate Debt	Rivercrest Realty Portfolio 2 (No. 17)
Transfers are permitted so long as there is no change in Control in the Mortgagor. “Control” will be deemed to be held by the related sponsor so long as each sponsor or any permitted family members of the sponsor collectively owns, directly or indirectly, at least 20% of the indirect equity interests in the Mortgagor and one or both of the persons comprising the sponsor (i.e. Stanley Werb or Jonathan Gaines) shall have the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise.

(21)	Transfers and Subordinate Debt	Southpark Office Building (No. 37)	Transfers of interest in the master tenant are permitted so long as the key principal retain control of, and at least a 5% direct or indirect interest in the master tenant.

(21)	Transfers and Subordinate Debt	Albuquerque Hilton Garden Inn (No. 38)
The Mortgage Loan documents permit the issuance of preferred equity in the related Mortgagor, subject to the satisfaction of certain conditions, including, among other things, (a) the combined loan-to-value ratio of the Stated Principal Balance of the related Mortgage Loan and the preferred equity is equal to or less than 70%, (b) the combined debt service coverage ratio of the Stated Principal Balance of the related Mortgage Loan and the preferred equity is equal to or greater than 1.60x and (c) the written approval of the Rating Agencies and the lender.

(21)	Transfers and Subordinate Debt	Branhaven Plaza (No. 40)
Transfers of interests in the sponsor (Kimco Income Operating Partnership, L.P.) and the Mortgagor are permitted subject to certain conditions, including (i) transfer of interests in the sponsor is permitted for so long as Kimco Realty Corporation owns at least 15% of the interest in the sponsor and (ii) direct or indirect transfer of interests in the Mortgagor is permitted for so long as Kimco Realty Corporation owns at least 10% of the direct or indirect interests in the Mortgagor.

(22)	Waivers and Modification	AppleTree Business Park (No. 10)
The Mortgage Loan documents permit the release of an outparcel on or after December 29, 2011. The lender has waived this timing restriction, and the Mortgagor exercised its release option in August 2011.

(22)	Waivers and Modification	White Marlin Mall (No. 23)
Despite being required by the Mortgage Loan documents, (i) a $59,828 tenant improvement and leasing commission reserve was not funded because the requirements set forth in the related lease were expected to be satisfied shortly after origination (and have since been satisfied); and (ii) reserve amounts equal to one month of ground lease rent required to be collected was not collected on the origination date, but was subsequently collected by the lender.

(22)	Waivers and Modification	Holiday Inn Express Anchorage (No. 33)	The Mortgage Loan documents require the Mortgagor to deliver to the lender within 30 days of origination (i.e., by July 17, 2011), either (i) a

E-2-3

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

replacement franchise agreement with Holiday Hospitality Franchising, Inc. for an initial term of no less than ten (10) years and a tri-party agreement or comfort letter from the franchisor related to the replacement franchise agreement (collectively, the “New License Conditions”), or (ii) provided the Mortgagor is diligently pursuing the New License Conditions, a request for an extension of the deadline to satisfy the New License Conditions. The Mortgagor failed to timely satisfy the New License Conditions and requested an extension of the deadline under cover of letter dated September 8, 2011. The lender agreed to waive the timing requirement of the extension request and the Mortgagor satisfied the New License Conditions by obtaining a replacement franchise agreement in September 2011.

(24)	Releases of Mortgaged Property	Cole Portfolio (No. 8)
The Mortgage Loan documents require the Mortgagor to pay servicer fees up to (i) $30,000 for full defeasance, (ii) $10,000 for each partial defeasance or (iii) in the case of full defeasance after one or more previous partial defeasances, the greater of (x) $30,000 in the aggregate for all full and partial defeasances, or (y) the sum of $10,000 multiplied by the total number of partial and full defeasances.

(25)	Compliance with Applicable Law	Houston Design Center (No. 29)
The Mortgaged Property is located in Houston, which does not have zoning regulations in place. In order to undertake work on a property, the owner and tenant are required to obtain a permit. When the work is complete, the owner or tenant is required to release the permit prior to its expiration. An expired permit constitutes a building code violation. There are 29 inactive permits and 15 active permits, each of which need to be closed. The Mortgagor is required under the loan documents to provide written evidence to the lender within 6 months of the origination date (subject to certain additional cure periods) that each of the permits has been released and that the Mortgaged Property and the use thereof comply in all material respects with all applicable legal requirements, including building and zoning ordinances and codes.

(25)	Compliance with Applicable Law	Branhaven Plaza (No. 40)
There are possible violation of indoor air quality standards at the Mortgaged Property as determined from the results of Phase II scope of work required to be completed by the Mortgagor. The Mortgagor is required to timely remediate any air quality levels which exceed thresholds required by the applicable governmental authority and provide any results to the lender.

(34)	Escrow Deposits	White Marlin Mall (No. 23)
Despite being required by the Mortgage Loan documents, (i) a $59,828 tenant improvement and leasing commission reserve was not funded because the requirements set forth in the related lease were expected to be satisfied shortly after origination (and have since been satisfied); and (ii) reserve amounts equal to one month of ground lease rent required to be collected was not collected on the origination date, but was subsequently collected by the lender.

(36)	Organization of Mortgagors	ARC Portfolio III (No. 30), ATD (No. 32), ARCT Wal-Mart & Sam’s Portfolio (No. 42) and Foot Locker – Brooklyn, NY (No. 72)	The Mortgagors under these Mortgage Loans are affiliated.

(36)	Organization of Mortgagors	Courtyard and Residence Inn – Franklin (No. 16), Courtyard and Residence Inn – Southaven (No. 35) and Hampton Inn – Colorado Springs South (No. 54)	The Mortgagors under these Mortgage Loans are affiliated.

(37)	Fee Simple Interest	Copper Beech Portfolio (No. 3)	A portion of the Copper Beech Portfolio – CBTC 3 IUP Mortgaged Property is subject to a condominium regime. A condominium endorsement has been obtained.

(37)	Fee Simple Interest	White Marlin Mall (No. 23)	The sole member of the Mortgagor owns a leasehold interest in the Mortgaged Property.

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Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(38)	Recourse	AppleTree Business Park (No. 10)
The related Mortgagor and guarantor are liable with respect to a breach of environmental covenants in the related Mortgage Loan documents only to the extent not otherwise covered by an environmental insurance policy.

(38)	Recourse	Southpark Office Building (No. 37)	The Mortgage Loan is non-recourse to the related Mortgagor and does not contain any non-recourse carve-outs.

(38)	Recourse	Branhaven Plaza (No. 40)
The Mortgage Loan is non-recourse to the related Mortgagor and does not contain any non-recourse carve-outs except with respect to certain environmental matters, for which there is an environmental indemnity.

(39)	Access; Tax Parcels	Ashland Town Center (No. 9)
The Mortgaged Property does not constitute one or more separate tax parcels for the 2011 tax year. There is an escrow in place for the entire tax parcel. A separate tax parcel has been established for the Mortgaged Property for 2012 and beyond.

(39)	Access; Tax Parcels	AppleTree Business Park (No. 10)
The Mortgaged Property does not constitute one or more separate tax parcels. There is an escrow in place for the entire tax parcel. The Mortgagor is required to establish a separate tax parcel for the Mortgaged Property prior to the end of 2011.

(39)	Access; Tax Parcels	Albuquerque Hilton Garden Inn (No. 38)
The Mortgaged Property is part of a larger tax parcel that is owned by an affiliate of the related Mortgagor. Application has been made to the tax assessor’s office for assignment of a separate tax parcel. Until the Mortgaged Property constitutes a separate tax parcel, the Mortgagor will be required to fund a reserve to cover taxes for the entire tax parcel.

(39)	Access; Tax Parcels	ARCT Wal-Mart & Sam’s Portfolio (No. 42)
The Sam’s Club Mortgaged Property does not constitute one or more separate tax parcels. An upfront escrow of an amount equal to one year of taxes was collected at origination and is required to be used to pay taxes if evidence of payment is not timely provided by the Mortgagor. In the event the Mortgaged Property has not been separated into its own tax lot prior to October 2011, or there is a shortfall in the tax escrow, then the Mortgagor will be required to commence making monthly escrow deposits for the Mortgaged Property together with any other property located within such shared tax parcel.

(40)	Financial Statements	Park Place Mall (No. 1)	The annual financial statements of the Mortgagor are not required to be audited. In lieu of an operating statement, the Mortgagor is required to deliver an income statement quarterly and annually.

(40)	Financial Statements	Copper Beech Portfolio (No. 3)	The annual financial statements of the Mortgagor are not required to be audited.

(40)	Financial Statements	Parkdale Mall & Crossing (No. 5)	The annual financial statements of the Mortgagor are not required to be audited.

(40)	Financial Statements	Cole Portfolio (No. 8)	The Mortgagor is not required to provide annual operating statements.

(41)	Rent Rolls; Operating Histories	Cole Portfolio (No. 8)	The Mortgagor was not required to deliver Certified Operating Histories.

(42)	Defeasance	Cole Portfolio (No. 8)
The Mortgage Loan documents require the Mortgagor to pay lender fees up to (i) $30,000 for full defeasance, (ii) $10,000 for each partial defeasance or (iii) in the case of full defeasance after one or more previous partial defeasances, the greater of (x) $30,000 in the aggregate for all full and partial defeasances, or (y) the sum of $10,000 multiplied by the total number of partial and full defeasances.

(42)	Defeasance	Champlain Centre (No. 13)	The Mortgage Loan documents require the Mortgagor to pay reasonable out of pocket costs and expenses up to $40,000.

(42)	Defeasance	Albuquerque Hilton Garden Inn (No. 38)	The Mortgage Loan documents provide that the Mortgagor’s reimbursement obligation associated with a defeasance is limited to reasonable out of pocket costs and expenses.

(42)	Defeasance	Branhaven Plaza (No. 40)	The Mortgagors reimbursement obligation associated with a defeasance is limited to any reasonable and customary costs and expenses actually

E-2-5

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

incurred.

(42)	Defeasance	Plaza at Cottonwood (No. 41)	The Mortgage Loan documents provide that the Mortgagor’s reimbursement obligation associated with a defeasance is limited to reasonable out of pocket costs and expenses.

(42)	Defeasance	ARCT Wal-Mart & Sam’s Portfolio (No. 42)	The Mortgage Loan documents provide that the Mortgagor’s reimbursement obligation associated with a defeasance is limited to reasonable out of pocket costs and expenses.

(48)	Ground Lease Representations and Warranties	White Marlin Mall (No. 23)
(f) The ground lease has not been subordinated to the Mortgage.
(l) The ground lease provides that the lender is required to make any accrued payments under the ground lease owing to the ground lessor prior to the ground lessor being obligated to enter new lease.

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Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(8)	Mortgage Lien	Shoppes at Chino Hills (No. 6)
The Mortgaged Property is subject to a Development Agreement with the City of Chino Hills that among other things places limitations on the types of uses and square footage of various uses and store sizes.

(8)	Mortgage Lien	250 Mercer Street (No. 18), Harrison Executive Park (No. 21), All Saints Retail Condo (No. 36) and Merritt 8 (No. 43)	In the case of each of these Mortgage Loans, the Mortgaged Property is comprised of one or more condominium units subject to a condominium declaration and the related condominium documents.

(8)	Mortgage Lien	Trinity Square Crossed Portfolio (No. 26)	Walgreens, as tenant at Trinity Square, has a right of first refusal to purchase the Trinity Square property.

(8)	Mortgage Lien	ARC Portfolio III (No. 30)
In the case of the individual properties known as Tractor Supply-New Boston, Tractor Supply-Demopolis, Provident Bank and CVS-Stony Point, the tenant has a right of first refusal to purchase the Mortgaged Property.

(8)	Mortgage Lien	ATD (No. 32)	The tenant has a right of first refusal to purchase the Mortgaged Property.

(8)	Mortgage Lien	Park Point Syracuse University (No. 39)	The ground lessor has a right of first refusal to purchase the Mortgaged Property. Additionally, the ground lease limits the use of the Mortgaged Property to Syracuse University student housing.

(8)	Mortgage Lien	Whole Foods Charlottesville (No. 49)	As described in further detail with respect to representation (48), the Mortgagor’s interest is a leasehold interest under a sub-ground lease.

(8)	Mortgage Lien	SST - Racetrack & Bonanza Self Storage (No. 55)	An antenna lease tenant for the Bonanza Self Storage property has a right of first refusal to purchase the Mortgaged Property.

(9)	Taxes and Assessments	848 Brickell Plaza (No. 45)
A notice of lis pendens was recorded in the real property records with respect to the related Mortgage Property challenging the reduction of the 2008 assessed valuation of the Mortgaged Property and recovery of back taxes of approximately $30,000 and penalties of approximately $15,000. The claim for back taxes is ongoing and a deposit of $45,000 was made by the related borrower with the title insurer to avoid an exception for the notice of lis pendens appearing on the lender’s title insurance policy.

(10)	Condition of Mortgaged Property; No Condemnation	ATD (No. 32)
At the time of the loan closing, a road widening project was scheduled to be performed on Route 17, which abuts one of two access points to the property, Frontage Road. The construction schedule listed the construction affecting the Frontage Road access point as being completed by November, 2011. Since closing, we have learned that the relevant governmental authority intends to effect a temporary taking of a portion of the access point on Frontage Road during the road widening project. The Mortgagor will receive an $11,000 award for such taking and during the taking access will be limited to an alternative access point through Route 56 to W. Lowcounty Boulevard.

(12)	Insurance	All Saints Retail Condo (No. 36)
The distribution and application of insurance proceeds are subject to the terms and conditions of (a) the recorded condominium documents governing the condominium building in which the Mortgaged Property is located and (b) the sole lease in effect at the Mortgaged Property. So long as All Saints USA Ltd. or a replacement tenant acceptable to Lender is the sole tenant in occupancy of the Mortgaged Property and the subject lease does not permit abatement of rent, whether full or partial, as a result of casualty, the obligation of Mortgagor to maintain rental loss and/or business income interruption insurance is waived.

(17)	Environmental Conditions and Compliance	Red Lion Hotel - Seattle, WA (No. 15)	The Mortgagor is in the process of decommissioning a vaulted tank on the Mortgaged Property. The Mortgagor estimated that the cost involved would be approximately $10,000 to $15,000.

(17)	Environmental Conditions and	Trinity Square Crossed Portfolio (No. 26)	The Phase I assessment for the related mortgaged property noted that historical on-site disposal of fill materials (wood, slag, cinders, brick, glass

E-2-7

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Compliance
and other materials) was identified at the time the site was slated for redevelopment for its current use. The developer of the related mortgaged property elected to voluntarily enroll the site in the Ohio Voluntary Cleanup Program in connection with the redevelopment of the related mortgaged property. In November 2010, the Ohio EPA issued a letter indicating that site restoration activities had been completed to its satisfaction. Based on the accompanying covenant not to sue and site use restriction covenant which have been issued by Ohio EPA and the assumption that the borrower would continue to abide by any use restrictions so imposed, the Phase I consultant recommended no further action. The mortgaged property is covered by an environmental insurance policy in an amount of $5,000,000 (such policy is not an In Lieu of Policy and does not satisfy the provisions of the representation respecting an In Lieu of Policy).

(17)	Environmental Conditions and Compliance	Loyal Plaza (No. 31)
The Phase I assessment for the related mortgaged property identified certain historical use issues as recognized environmental concerns or historical recognized environmental concerns, including: (a) impacts to soil and groundwater at the property from a former dry cleaning business that operated at the site from 1965 to the 1970’s; (b) an oil water separator and four hydraulic lifts used by a former automotive repair business for which no information on decommissioning is available; and (c) soil and groundwater impacts from a former gas station operating from 1965 to the mid 1980’s. The impacts associated with the former gas station and certain unrelated underground tanks were previously addressed under the supervision of the Pennsylvania Department of Environmental Protection (“PADEP”) and the consultant recommended no further action regarding that issue. There is ongoing remediation of the impacts associated with the former dry cleaning operation being undertaken by a prior owner of the site under PADEP supervision. The loan documents obligate the borrower, among other things, to undertake or continue to cause the former owner to continue the ongoing remediation and to diligently pursue a release letter from PADEP. Environmental reserves were established at the loan closing, and the mortgaged property is covered by an environmental insurance policy in an amount of $2,000,000. (such policy is not an In Lieu of Policy and does not satisfy the provisions of the representation respecting an In Lieu of Policy).

(17)	Environmental Conditions and Compliance	Midland Apartment Portfolio (No. 34)
The Phase I assessments for two of the three apartment complexes contained in the portfolio (Mulberry Lane and Robin Oaks) identified as a recognized environmental condition the presence of dioxin-containing soils in the vicinity of the subject properties potentially at levels above the immediate action level established by the Michigan Department of Environmental Quality (“MDEQ”). The dioxin stems from an off-site source and affects several areas within the city of Midland, Michigan (but, according to the relevant Phase I report, not the area where the third apartment complex, Perrine Pointe, is located). MDEQ has provided guidance to property owners in the affected areas of Midland regarding appropriate “due care” steps to preserve applicable liability exemptions. Both affected properties have “Due Care” plans in place. The Phase I consultant recommended no further investigation but indicated that landscaped areas and paved surfaces should continue to be managed in accordance with such plans. The borrower and the borrower’s principal have provided an environmental indemnity to the originating lender and the loan documents obligate the borrower to continue to implement and abide by the requirements of the individual site due care plans and the due care guidance issued by MDEQ.

(21)	Transfers and Subordinate Debt	Red Lion Hotel – Seattle, WA (No. 15)
An assumption of the Mortgage Loan is permitted in accordance with the requirements of the Mortgage Loan documents. Additionally, the Mortgage Loan documents permit a change in the ownership or control of Lowe Enterprises Investment Management, LLC (“LEIM”) so long as either (x) Lowe Enterprises Inc. ("Lowe") continues to hold at least a 25% equity interest therein or (y) Lowe, Bleecker P. Seaman III and Brad Howe, or some combination thereof, have the power to appoint at least one-half of the board of directors (or equivalent governing body) of LEIM.

(21)	Transfers and	ARC Portfolio III (No. 30),	With respect to each of these Mortgage Loans, the related Mortgage Loan

E-2-8

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

	Subordinate Debt	ATD (No. 32) and Foot Locker – Brooklyn, NY (No. 72)
documents allow, subject to satisfaction of conditions set forth therein, the related borrower to convert its ownership structure into a tenancy in common or a Delaware statutory trust, with related transfers to third parties of tenant in common interests or beneficial interests in the Delaware statutory trust, such that legal and/or beneficial title to the related mortgaged property may be owned by such tenants in common or Delaware statutory trust.

(21)	Transfers and Subordinate Debt	All Saints Retail Condo (No. 36)
The Mortgagor is directly owned and managed by RREEF Spezial Invest GmbH (“RREEF”), a German investment fund management company. Provided no event of default exists under the Mortgage Loan documents, the following transfers are permitted: (a) the transfer of direct or indirect interests in Mortgagor held by RREEF in accordance with legal requirements under the German Investment Act and (b) transfers of direct or indirect beneficial interests in Mortgagor by investors in the German investment fund that is the beneficial owner of Mortgagor, provided, in each case, that RREEF and/or a replacement Kapitalanlagesellschaft under the German Investment Act remains both the sole member and manager of Mortgagor.

The Mortgagor is the borrower under a subordinated parent loan from RREEF that is secured by a second-priority, unrecorded assignment of rents. Such parent loan and assignment are unconditionally subordinated to the Mortgage Loan pursuant to a subordination and standstill agreement in favor of Lender.

(24)	Releases of Mortgaged Property	Lehigh Valley Portfolio – Group 4 (No. 20)
A partial release of a Mortgaged Property is conditioned on payment of a release price, or partial defeasance of the Mortgage Loan, in each case in an amount equal to 120% of the allocated loan amount for the applicable property to be released.

(24)	Releases of Mortgaged Property	Harrison Executive Park (No. 21)
Upon satisfaction of certain conditions set forth in the Loan Documents, the Property was converted to a condominium form of ownership consisting of 5 condominium units and Lender released the 3030 condominium unit from the mortgage. The condominium conversion and release both occurred prior to the Closing Date.

(24)	Releases of Mortgaged Property	Lehigh Valley Portfolio – Group 2 (No. 24)
A partial release of a Mortgaged Property is conditioned on payment of a release price, or partial defeasance of the Mortgage Loan, in each case in an amount equal to 120% of the allocated loan amount for the applicable property to be released.

(24)	Releases of Mortgaged Property	Trinity Square Crossed Portfolio (No. 26)
A partial release of a Mortgaged Property is conditioned on payment of a release price, or partial defeasance of the Mortgage Loan, in each case in an amount equal to 120% of the allocated loan amount for the applicable property to be released (except with respect to the Trinity Square property, in which case the release price or partial defeasance amount, as applicable, is 125% of the applicable allocated loan amount).

(24)	Releases of Mortgaged Property	ARC Portfolio III (No. 30)	A partial release of a Mortgaged Property is conditioned on payment of a release price in an amount equal to 115% of the allocated loan amount for the applicable property to be released.

(25)	Compliance with Applicable Law	Cornell 55 (No. 48)
The City of Chicago filed a lawsuit against the related borrower for various alleged violations of the municipal code, including with respect to porch structures and masonry requirements. The borrower has undertaken to complete the work and obtain a dismissal of the lawsuit by no later than February 1, 2012, and has deposited $205,000 with title insurer for the lender’s title insurance policy with respect to the Mortgage Loan for the related work, to be disbursed as the work is completed.

(27)	Single Purpose Entity	The Ridge MHP & Eastwood Hills (No. 70)
The Mortgage Loan documents provide that the Borrower has not and will not own any assets other than its applicable Mortgaged Property and incidental personal property necessary for the operation thereof. At the time of origination of the Mortgage Loan, the Borrower owned certain mobile homes located at the Mortgaged Property. The Borrower has covenanted to transfer title to the mobile homes to another entity within thirty (30) days of closing (provided, that such 30 day period has been or is in the process of being extended to August 20, 2011, that Borrower shall

E-2-9

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

have an additional fifteen (15) days to complete such transfer of title if it is diligently pursuing transfer at the expiration of such thirty (30) day period (as extended to August 20, 2011). Failure to transfer title within such time frame results in the Mortgage Loan being full recourse to Borrower and Guarantor.

(29)	Litigation or Other Proceedings	Lehigh Valley Portfolio – Group 4 (No. 20) and Lehigh Valley Portfolio – Group 2 (No. 24)
A plaintiff claiming to be a prospective investor in a portfolio of properties that includes the related mortgaged properties named the related borrower, the direct and indirect owners of the related borrower, and others, including a holder of a profit participation in the owner of the related borrower, as defendants in a complaint filed on June 2, 2011. In the complaint, the plaintiff asserts various claims against the named defendants, including direct and vicarious liability claims for fraud, breach of fiduciary duty, breach of contract, tortious interference, and unjust enrichment. The claims are based upon allegations that (i) the plaintiff had a joint venture relationship with the holder of the profit participation in the current owner of the related borrower (which owner holds ownership interests in the portfolio of properties that includes the Mortgaged Properties) and was a prospective investor to acquire the property portfolio on behalf of the joint venture, (ii) the plaintiff incurred due diligence costs of approximately $573,000 and provided strategies and assistance in connection with the initial contract to purchase the property portfolio (which contract was terminated), and (iii) the named defendants, acting together, acquired the property portfolio (including the Mortgaged Properties) that were the subject of the terminated purchase contract, used the plaintiff’s due diligence, induced the plaintiff to terminate the prior contract to acquire the property portfolio, and concealed such conduct from the plaintiff. The plaintiff alleges that it was harmed by the named defendants’ conduct in an amount of not less than $100,000,000, and seeks damages in that amount and recovery of its due diligence costs. The originator of the related Mortgage Loans was subpoenaed on or about June 15, 2011 to provide information concerning the related Mortgage Loans and other financing to the named defendants. The owners of the Mortgaged Properties claim that the lawsuit by the plaintiff is without merit and they will defend against, and seek dismissal of, the complaint.

(29)	Litigation or Other Proceedings	848 Brickell Plaza (No. 45)
A notice of lis pendens was recorded in the real property records with respect to the related Mortgage Property challenging the reduction of the 2008 assessed valuation of the Mortgaged Property and recovery of back taxes of approximately $30,000 and penalties of approximately $15,000. The claim for back taxes is ongoing and a deposit of $45,000 was made by the related borrower with the title insurer to avoid an exception for the notice of lis pendens appearing on the lender’s title insurance policy.

(29)	Litigation or Other Proceedings	Cornell 55 (No. 48)
The City of Chicago filed a lawsuit against the related borrower for various alleged violations of the municipal code, including with respect to porch structures and masonry requirements. The borrower has undertaken to complete the work and obtain a dismissal of the lawsuit by no later than February 1, 2012, and has deposited $205,000 with title insurer for the lender’s title insurance policy with respect to the Mortgage Loan for the related work, to be disbursed as the work is completed.

(35)	Licenses and Permits	Park Point Syracuse University (No. 39)
As of the origination of the loan, the borrower was in the process of passing an elevator inspection and obtaining the valid elevator permit. borrower has a post-closing obligation to deliver the elevator permit within 30 days of closing (such period to be extended for another 30 days if reasonably necessary).

(36)	Organization of Mortgagors	Lehigh Valley Portfolio – Group 4 (No. 20) and Lehigh Valley Portfolio – Group 2 (No. 24)
With respect to (i) Lehigh Valley Portfolio-Group 4 and (ii) Lehigh Valley Portfolio-Group 2, the Borrowers are affiliated entities, but each of the Mortgage Loans is a stand-alone loan that is not cross-collateralized or cross defaulted with the others.

(36)	Organization of Mortgagors	ARC Portfolio III (No. 30), ATD (No. 32), ARCT Wal-Mart & Sam’s Portfolio (No. 42) and Foot Locker – Brooklyn, NY (No. 72)
With respect to (i) ARC Portfolio III, (ii) ATD, (iii) Foot Locker and (iv) ARCT Wal-Mart & Sam’s Portfolio (a mortgage loan not originated by the Seller), the Borrowers are affiliated entities, but each of the Mortgage Loans is a stand-alone loan that is not cross-collateralized or cross defaulted with the others.

E-2-10

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(36)	Organization of Mortgagors	Copper Mill Apartments (No. 56), Cumberland Apartments (No. 59), Crestmont Apartments (No. 60) and Heritage Trace Apartments (No. 63)
With respect to (i) Copper Mill Apartments, (ii) Cumberland Apartments, (iii) Crestmont Apartments and (iv) Heritage Trace Apartments, the Borrowers are affiliated entities, but each of the Mortgage Loans is a stand-alone loan that is not cross-collateralized or cross defaulted with the others.

(37)	Fee Simple Interest	Loyal Plaza (No. 31)
The mortgaged property is held in fee by the related borrower except that the borrower holds a leasehold interest under a ground lease of an approximately 0.483 acre portion of the related mortgaged property, under a ground lease that expires May 31, 2028, which is less than 20 years beyond the maturity date of the related mortgage loan.

(37)	Fee Simple Interest	Park Point Syracuse University (No. 39)
The Mortgage Loan is secured by both a leasehold, sub-leasehold and sub-sub-leasehold interests in the Mortgaged Property.

The Mortgaged Property is subject to a certain PILOT Agreement between the Mortgagor, City of Syracuse and City of Syracuse Industrial Development Agency (“IDA”). In order to obtain tax benefits under the PILOT Agreement, the Mortgagor’s leasehold interest was structured as follows: 1. the Mortgagor leased the property from the Syracuse University pursuant to the Ground Lease; 2. the Mortgagor subleased its leasehold interest to IDA pursuant to the Company Lease; 3. IDA leased back the premises to the Mortgagor pursuant to the Agency Lease. The Mortgage Loan is secured by Mortgagor’s leasehold estates under the Ground Lease and the Agency Lease and IDA’s estate under the Company Lease. However, The Company Lease and the Agency Lease do not contain some of the mortgagee protection provisions (see exceptions to the Rep #48 below). As a result, there is a possibility that after a foreclosure of the Mortgage Loan, the tax benefits under the PILOT Agreement may discontinue. If tax benefits are terminated as a result of the foreclosure of the Mortgage Loan, the Mortgage Loan shall be recourse to Guarantor up to a maximum amount equal to the lesser of (i) the amount which would be sufficient if applied to the payment of Debt immediately prior to the applicable foreclosure or deed in lieu of foreclosure, to result in (a) a Debt Yield to be equal to or greater than 9%, (b) a DSCR to be equal to or greater than 1.25 to 1.00 and (c) an LTV Ratio to be less than 75%; (ii) $2,950,000.00 and (iii) the Debt immediately prior to the applicable foreclosure or deed in lieu of foreclosure.

(37)	Fee Simple Interest	848 Brickell Plaza (No. 45)	The Mortgagor’s interest is a leasehold interest under a ground lease (although the fee owner joined in the mortgage to subordinate its fee interest).

(37)	Fee Simple Interest	Whole Foods Charlottesville (No. 49)	The Mortgagor’s interest is a leasehold interest under a sub-ground lease.

(38)	Recourse	1551 Broadway (No. 2)
There is recourse liability for misappropriation or conversion of insurance proceeds, condemnation proceeds or any rents collected following an event of default or collected more than one (1) month in advance.

(38)	Recourse	Red Lion Hotel - Seattle, WA (No. 15)
There is recourse liability for breaches of the environmental covenants to the extent that there is a material breach or failure to perform any environmental covenant under the Mortgage Loan documents.

(38)	Recourse	All Saints Retail Condo (No. 36)	The Mortgagor is the sole guarantor with respect to recourse events and environmental covenants.

(38)	Recourse	All Mortgage Loans
In many or all cases, the loan documents for the Mortgage Loans provide for recourse the related Mortgagor and/or other guarantors or indemnitors for matters and/or under circumstances that are in addition to those items specified in representation (38).

(39)	Access; Tax Parcels	Trinity Square Crossed Portfolio (No. 26)	The Trinity Square and Columbus properties were properly subdivided, however, new tax identification numbers have not yet been issued.

(39)	Access; Tax Parcels	Merritt 8 (No. 43)	The Mortgaged Property is a condominium unit with appurtenant rights to condominium general common elements. As of the closing date, the

E-2-11

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

condominium consists of one unit and developments rights to the other two “unit sites,” which development rights are owned by third parties. The portion of the land on which the Mortgagor’s unit sits is a separate tax lot (the title policy is issued with a separate tax lot endorsement), which separate tax lot includes some, but not all, general common elements. Under the condominium declaration, the Mortgagor, as the sole unit owner, is responsible for 100% of the real estate taxes on the general common elements of the condominium, some of which are located adjacent to the other “unit sites.” Accordingly, the Mortgagor may be responsible for its pro-rata share (currently 100%) of the taxes for the other portions of the general common elements not included in the Mortgagor’s tax lot. Real estate taxes applicable to a portion of the general common elements, which may be a responsibility of the Mortgagor, were, as of the closing date, being assessed under a separate tax lot to and paid by holders of the rights to two other “unit sites” in the condominium. The title policy issued for this transaction insures, among other things, that there are no real estate taxes or any condominium common charges currently due and payable, that the condominium is a validly existing condominium under applicable statutes and that the insured condo unit is a valid unit under the declaration. The Mortgagor has represented that there has been no demand for payment of any condominium common expenses or unpaid real estate taxes. The Loan also has a recourse for losses for any failure by the Mortgagor or any predecessor owner of the Mortgaged Property to pay any real estate taxes or insurance premiums relating to the Common Elements as required under the Condominium Documents.

(39)	Access; Tax Parcels	The Ridge MHP & Eastwood Hills (No. 70)
The related Mortgage Property is served by public utilities, except for a privately operated sewage treatment facility and a private well both of which are maintained by the related Mortgagor. Pursuant to a recorded easement, an adjoining property owner has access to use the water and sewer facilities. The related Mortgage Loan documents require the related Mortgagor to maintain the well and the sewage facility in accordance with all applicable laws and to maintain all required licenses and permits to operate such facility. The failure of the related Mortgagor to comply with such covenants shall result in a recourse event to the related Mortgagor and guarantors of the related Mortgage Loan.

(39)	Access; Tax Parcels	Oakhurst MHP (No. 74)
The related Mortgaged Property is served by public utilities, except for a privately operated sewage treatment facility maintained by the related Mortgagor. This sewage treatment facility only services the related Mortgaged Property. The related Mortgage Loan documents require the related Mortgagor to maintain such facility in accordance with all applicable laws and to maintain all required permits to operate such facility. The failure of the related Mortgagor to comply with such covenants shall result in a recourse event to the related Mortgagor and guarantors of the related Mortgage Loan.

(40)	Financial Statements	Red Lion Hotel - Seattle, WA (No. 15)	The Mortgagor is not obligated to provide quarterly rent rolls since the Mortgaged Property is a hospitality property.

(40)	Financial Statements	250 Mercer Street (No. 18)
The Borrower is only obligated to deliver quarterly “updates” to the rent roll for the Property, the operating statements and income statements for the Property delivered to Lender in connection with the closing of the Loan, which updates have to be in the same form as the rent rolls and financial statement delivered in connection with the closing. In lieu of providing annual financial statements, Borrower is required to deliver to Lender, upon Lender’s request, a copy of each annual financial statement of the condominium association of which the Mortgaged Property is a part thereof.

(40)	Financial Statements	Lehigh Valley Portfolio – Group 4 (No. 20), Lehigh Valley Portfolio – Group 2 (No. 24), Trinity Square Crossed Portfolio (No. 26), ARC Portfolio III (No. 30), SST –	Annual financial statements are required to be delivered by the Borrower, but combined financial statements are not expressly required.

E-2-12

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Racetrack & Bonanza Self Storage (No. 55) and The Ridge MHP & Eastwood Hills (No. 70)

(40)	Financial Statements	ARC Portfolio III (No. 30)
Annual balance sheets required to be delivered by the Borrower shall be prepared on a consolidated basis with the Borrower’s Sponsor (provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and Sponsor and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of Sponsor or any other Person and (ii) any Borrower’s assets included in such consolidated financial statements shall be listed on Borrower’s own separate balance sheet).

(40)	Financial Statements	Lake Zurich (No. 68)	Borrower is obligated to provide quarterly unit mix reports, or if requested by Lender, certified rent rolls.

(41)	Rent Rolls; Operating Histories	All Saints Retail Condo (No. 36)
The entire Mortgaged Property is leased by a single commercial tenant. A certificate of Mortgagor delivered at closing attaches a true, correct and complete copy of the lease as the sole lease in effect at the Mortgaged Property. The Mortgage Loan was an acquisition loan and no operating history was available at closing.

(41)	Rent Rolls; Operating Histories	Cornell 55 (No. 48)	Borrower provided Operating Histories for the years of 2009 and 2010.

(41)	Rent Rolls; Operating Histories	SST – Racetrack & Bonanza Self Storage (No. 55)	Borrower provided Operating Histories for the past two (2) years.

(42)	Defeasance	Cornell 55 (No. 48)
The Mortgagor is only required to deliver an opinion that the Mortgagee has a perfected security interest in the defeasance collateral; the opinion requirement does not need to cover the priority of the security interest.

(45)	Subordinate Debt	Prentiss Creek Apartments (No. 14)	There is a subordinate mezzanine loan in the amount of $5,000,000.

(45)	Subordinate Debt	Red Lion Hotel - Seattle, WA (No. 15)	There is a subordinate mezzanine loan in the amount of $10,300,000.

(45)	Subordinate Debt	All Saints Retail Condo (No. 36)
The Mortgagor is the borrower under a subordinated parent loan that is secured by a second-priority, unrecorded assignment of rents. Such parent loan and assignment are unconditionally subordinated to the Mortgage Loan pursuant to a subordination and standstill agreement in favor of Lender.

(46)	Subordinate Debt	All Saints Retail Condo (No. 36)
Application of proceeds to pay down the Mortgage Loan is required if, immediately following the release, the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining Mortgaged Property is greater than 125% (such value to be determined, in Lender’s sole discretion, by a commercially reasonable valuation method).

(48)	Ground Lease Representations and Warranties	Loyal Plaza (No. 31)
A 0.483 acre portion of the Property is owned by Borrower by virtue of a Ground Lease. The balance of the Property is owned by Borrower in fee. The Ground Lease term expires May 31, 2028. In connection with the closing of the Loan, Citi confirmed that the Ground Lease premises (and the income attributable thereto) were excluded from value, cash flow and underwriting. The Ground Lease premises (i) are on a separate tax lot and (ii) are not required for the balance of the Property to comply with zoning. Borrower and the carveout guarantor under the Loan are personally obligated for losses attributable to a termination of the Ground Lease. This ground lease is thus excepted from the representations in paragraph (48).

(48)	Ground Lease Representations and Warranties	Park Point Syracuse University (No. 39)
With respect to the Ground Lease:

(j)     Permitted use under the Ground Lease is limited to the Syracuse University student housing only.

(k)    Ground lessor’s (Syracuse University’s) prior written consent, which consent shall not be unreasonably withheld, is required for any

E-2-13

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

sublease other than subleases to (i) a nationally or regionally recognized operator of student housing; (ii) a parent, subsidiary or affiliate or a surviving entity after a merger or a consolidation of the Mortgagor or (iii) apartment leases to Syracuse University students or (iv) to IDA as a part of lease/leaseback transaction.

With respect to the Company Lease and the Agency Lease:

Please note the following exceptions only affect the Company Lease and the Agency Lease and do not affect the Ground Lease. As a result, these exception affect the tax benefits under the PILOT Agreement (the Loan Documents provide for a recourse (described above) for a loss of such tax benefits), but the Ground Lease’s leasehold interest shall not be disturbed. Therefore, the representations of paragraph (48) are not made with respect to the sub-leasehold and sub-subleasehold interests in the Mortgaged Property or the related sublease and sub-sublease, and without limiting the foregoing, we call your attention to the following specific items:

(b)
IDA, as a lessor under the Agency Lease did not give its present consent to the Mortgagee’s succeeding to the Mortgagor’s interests under the Agency Lease upon a foreclosure (IDA’s future consent shall not be unreasonably withheld).

		(e)	IDA, as a lessor under the Agency Lease or a tenant under the Company Lease, has no obligation to give notice of default under the Agency Lease or Company Lease to the Mortgagee.
(g)
Under the Agency Lease, the Mortgagee has the same cure period as the Mortgagor (there is no extension for sufficient time to gain possession of the leasehold interest under the Agency Lease, if such possession is necessary for cure).

		(h)	The terms of the Agency Lease and the Company Lease will not extend more than 10 years after the term of the Mortgaged Loan.
		(i)	IDA, as a lessor under the Agency Lease, is not required to enter into a new lease with the Mortgagee upon a termination of the Agency Lease.

(48)	Ground Lease Representations and Warranties	Whole Foods Charlottesville (No. 49)
The Mortgagor has mortgaged its interest as tenant under a sub-ground lease. The master ground lease between the fee owner and the Mortgagor’s landlord is also mortgaged by the Mortgagor’s landlord, as tenant under the master ground lease, to a different lender. The fee interest is not mortgaged. There is an Attornment and Nondisturbance Agreement already on record among the fee owner, the Mortgagor’s landlord and the Mortgagor agreeing that in the event the master ground lease is terminated, the fee owner will accept the premises subject to the Mortgagor’s lease and the Mortgagor’s lease will continue in full force and effect between the fee owner and the Mortgagor (or its lender, if applicable). A Subordination, Non-Disturbance and Attornment Agreement was also put to record at closing by and among the Mortgagor’s landlord’s lender, the Mortgagor’s landlord, and the Mortgagor in which the Mortgagor’s landlord’s lender agrees (i) not to disturb Mortgagor if it is not in default under its lease and (ii) not to disturb Mortgagor’s lender while Mortgagor’s lender remains entitled to exercise any rights or remedies under its Mortgage.

E-2-14

ANNEX F

SELECTED FINANCIAL INFORMATION FOR AMERICAN EAGLE OUTFITTERS, INC.

	For the Years Ended(1)
	January 29, 2011	January 30, 2010	January 31, 2009	February 2, 2008	February 3, 2007
	(In thousands, except per share amounts, ratios and other financial information)
Summary of Operations(2)
Net sales	$2,967,559	$2,940,269	$2,948,679	$3,041,158	$2,790,976
Comparable store sales (decrease)increase (3)	(1)%	(4)%	(10)%	1%	12%
Gross profit	$1,170,959	$1,173,430	$1,197,186	$1,438,236	$1,353,703
Gross profit as a percentage of net sales	39.50%	39.90%	40.60%	47.30%	48.50%
Operating income (4)	$317,261	$310,392	$382,797	$652,201	$629,240
Operating income as a percentage of Net sales	10.7%	10.6%	13.0%	21.4%	22.5%
Income from continuing operations	$181,934	$213,398	$229,984	$433,507	$413,583
Income from continuing operations as a percentage of net sales	6.1%	7.3%	7.8%	14.3%	14.8%
Per Share Results(5)
Income from continuing operations per common share-basic	$0.91	$1.04	$1.12	$2.01	$1.86
Income from continuing operations per common share-diluted	$0.90	$1.02	$1.11	$1.97	$1.81
Weighted average common shares outstanding —basic	199,979	206,171	205,169	216,119	222,662
Weighted average common shares outstanding —diluted	201,818	209,512	207,582	220,280	228,384
Cash dividends per common share	$0.93	$0.40	$0.40	$0.38	$0.28
Balance Sheet Information
Total cash and short-term investments	$734,695	$698,635	$483,853	$619,939	$813,813
Long-term investments	$5,915	$197,773	$251,007	$165,810	$264,944
Total assets	$1,879,998	$2,138,148	$1,963,676	$1,867,680	$1,979,558
Short-term debt.	—	$30,000	$75,000	—	—
Long-term debt	—	—	—	—	—
Stockholders’ equity	$1,351,071	$1,578,517	$1,409,031	$1,340,464	$1,417,312
Working capital	$786,573	$758,075	$523,596	$644,656	$724,490
Current ratio.	3.03	2.85	2.30	2.71	2.56
Average return on stockholders’ equity	9.6%	11.3%	13.0%	29.0%	30.1%
Other Financial Information(2)
Total stores at year-end	1,086	1,075	1,070	968	906
Capital expenditures	$84,259	$127,080	$243,564	$249,640	$210,082
Net sales per average selling square foot(6)	$524	$526	$563	$644	$644
Total selling square feet at end of period	5,067,489	4,981,595	4,920,285	4,492,198	4,191,973
Net sales per average gross square foot(6)	$420	$422	$452	$522	$525
Total gross square feet at end of period	6,339,469	6,215,355	6,139,663	5,581,769	5,136,962
Number of employees at end of period	39,900	38,800	36,900	38,400	27,400

(1)	Except for the fiscal year ended February 3, 2007, which includes 53 weeks, all fiscal years presented include 52 weeks.

(2)	All amounts presented are from continuing operations and exclude MARTIN+OSA’s results of operations for all periods.

(3)
The comparable store sales increase for the period ended February 2, 2008 is compared to the corresponding  52 week period in Fiscal 2006. The comparable store sales increase for the period ended February 3, 2007 is  compared to the corresponding 53 week period in the preceding fiscal year.

(4)	All amounts presented exclude gift card service fee income, which was reclassified to other income, net during Fiscal 2006.

(5)	Per share results for all periods presented reflect the three-for-two stock split distributed on December 18, 2006.

(6)	Net sales per average square foot is calculated using retail store sales for the year divided by the straight average of the beginning and ending square footage for the year.

F-1

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PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of  mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 105 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

September 16, 2011

Important Notice About Information Presented in this
Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 109 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 107 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	22
THE DEPOSITOR	24
THE SPONSOR	24
USE OF PROCEEDS	27
DESCRIPTION OF THE CERTIFICATES	27
THE MORTGAGE POOLS	34
SERVICING OF THE MORTGAGE LOANS	39
CREDIT ENHANCEMENT	46
SWAP AGREEMENT	48
YIELD CONSIDERATIONS	49
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	51
FEDERAL INCOME TAX CONSEQUENCES	72
STATE AND LOCAL TAX CONSIDERATIONS	101
ERISA CONSIDERATIONS	102
LEGAL INVESTMENT	104
THE APPRAISAL REGULATIONS	104
PLAN OF DISTRIBUTION	105
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	107
LEGAL MATTERS	107
RATINGS	108
INDEX OF DEFINED TERMS	109

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates; Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes.  The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund.  Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement.  Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates; and

●	whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the applicable prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower's only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest;

however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default.  As a result, as delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by a servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the Agreement or servicing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of the Agreement or servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the Agreement or servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund's claim to collections in that servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable Agreement, by the servicer or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such Agreement or indenture, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes;

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

●
In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See

“CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

Environmental Law Considerations

Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●	any significant obligors in accordance with Regulation AB;

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets other than the trust funds.

Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor, if specifically set forth in the Agreement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSOR

Overview

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series.  The related prospectus supplement may identify a sponsor to be Goldman Sachs Mortgage Company (“GSMC”).

GSMC is a New York limited partnership.  GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of Goldman Sachs & Co. GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.

GSMC’s Commercial Mortgage Securitization Program.  As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P. and Goldman Sachs Lending Partners LLC, and other underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.  As of June 30, 2011, GSMC has acted as a sponsor and mortgage loan seller on 57 fixed and floating-rate commercial mortgage backed securitization transactions.

Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller.  GSMC acquires both fixed rate and floating rate commercial mortgage loans which are included in both public and private securitizations.  GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 30, 2010, GSMC acquired approximately 1,965 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $60.8 billion. Approximately 1,939 fixed and floating rate commercial mortgage loans with an aggregate original principal balance of approximately $59.8 billion were included in 57 securitization transactions.

GSMC acquires many of the mortgage loans from Goldman Sachs Commercial Mortgage Capital, L.P. (“GSCMC”) (formerly known as Archon Financial, L.P.), a Delaware limited partnership, and Goldman Sachs Lending Partners LLC, a Delaware limited liability company, both of which are affiliates of GSMC. GSCMC’s primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.

Underwriting Standards

Each of GSCMC, Goldman Sachs Lending Partners LLC (“GSLP”) and GSMC, each of which may be an originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and GS Mortgage Securities Corporation II, the Depositor.  GSCMC, GSLP and GSMC are referred to as the “Goldman Originators” in this prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by the Goldman Originators are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Overview.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below.  However, variations from these guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originator’s underwriting standards is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each mortgage loan originated by a Goldman Originator is performed by a deal team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.   This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  (see “Transaction Parties—The Originators—The Goldman Originators—Escrow Requirements”, “—Third Party Reports—Property Analysis”, “—Third Party Reports—Appraisal and Loan-to-Value Ratio”, “—Third Party Reports—Environmental Report”, “—Third Party Reports—Physical Condition Report”, “—Third Party Reports—Title Insurance Policy” and “—Third Party Reports—Property Insurance” in the prospectus supplement).

A member of the applicable Goldman Originator deal team performs or engages a third party to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The applicable Goldman Originator deal team also performs a review of the financial status, credit history and background of the borrower and certain key principals.  Among the items generally reviewed are financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  Each Goldman Originator’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.25x and maximum loan-to-value (LTV) of 75%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan.  Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned parameters.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in the related prospectus supplement.  Property and loan information is typically updated for securitization if at a significantly later time, including a complete re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Amortization Requirements.  While each Goldman Originator’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term.  However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in the related prospectus supplement reflects a calculation based on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in the prospectus supplement.

Escrow Requirements.  Each Goldman Originator may require borrowers to fund escrows for taxes, insurance and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Servicing.  Interim servicing for all loans originated by a Goldman Originator prior to securitization is typically performed by Archon Group, L.P., an affiliate of the Goldman Originators.  However, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, Archon Group, L.P. may retain primary servicing.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade,” typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity and market value of those offered certificates.

*      Whenever used in this Prospectus the terms “certificates,” “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)              a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)             all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)            all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)              mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)             the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)            the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)              remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)             to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)            pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)            reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)              make remittances to the Collection Account as required by the Agreement;

(ii)             pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)            provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)              to cure any ambiguity;

(ii)             to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)            to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)            for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

●	reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates then outstanding;

●	alter the servicing standard set forth in the related Agreement.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)              the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)             the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)            the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)            mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)             information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)            updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)           financial information relating to the underlying Mortgaged Properties;

(iv)           information with respect to delinquent mortgage loans;

(v)            information on mortgage loans which have been modified; and

(vi)           information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan or lease is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.           mortgage loans with fixed interest rates;

2.           mortgage loans with adjustable interest rates;

3.           mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

4.           mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

5.           mortgage loans that provide for recourse against only the Mortgaged Properties; and

6.           mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)              the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)             the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)            the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)            the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)             the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)            the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

(vii)           the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)          the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)           the debt service coverage ratios relating to the mortgage loans;

(x)            information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)           information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)          payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

(i)              the mortgage note, endorsed to the order of the Trustee without recourse;

(ii)             the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)            any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)            a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)             if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)            a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)           any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)              have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)             have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)            have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)            comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account.

The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer (or any other party as may be identified in the related prospectus supplement) or us, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)               with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

(ii)              with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)              with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)              with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)               with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)              with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special

Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap:  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration.” The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is "necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to the effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of them (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the "ordinary course" exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this offering circular with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in trust or trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), for example, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as the Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, we cannot assure you that the defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day,” which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat

All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC

Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the

Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any non-U.S. Person or its agent other than (i) a non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)      the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)      the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

In addition, under temporary and final Treasury Regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property,” taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury Regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced to zero for taxable years beginning in 2010-2012. Under current law, the limitation will be fully reinstated for the taxable year beginning in 2013 and thereafter.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury Regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury Regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other non-U.S. Persons (i.e., any person that is not a U.S. Person) will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person.  In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% (increasing to 31% after 2013) on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced by two-thirds for the taxable year beginning in 2009 and is reduced to zero for the taxable years beginning in 2010-2012.  Under current law, the limitation will be fully reinstated for taxable year beginning in 2013.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard

Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code

Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “— Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets,” it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity.  The Pension Protection Act of 2006 adds a provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

Certain exceptions are provided in the Regulations, through which an investing Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which are defined as ERISA Plans, Code Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s or a Code Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s or a Code Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates.”

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  Accordingly, depending on the standards established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to July 21, 2012, and specified to be “mortgaged related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of offered certificates may not qualify, either.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase those certificates, may be subject to significant interpretive uncertainties.  Except as to the status of certain classes of certificates as “mortgage related securities,” no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.  Further, any ratings downgrade of a class of certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain that class of certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		FIRREA Appraisal	104
1		Form 8-K	36

1986 Act	75	G

A		Garn-St Germain Act	66
		Goldman Originators	25
ADA	71	GSCMC	25
Advances	42	GSMC	24
Agreement	27
Appraisal Regulations	104	H
Assessment of Compliance	44
Attestation Report	44	Holders	30

B		I

Balloon Payments	50	Insurance Proceeds	31
Bankruptcy Code	54	IRS	74
beneficial owner	29
		L

C		Lender Liability Act	63
CERCLA	63	Letter of Credit Bank	47
Certificateholders	30	Letter of Credit Percentage	47
Closing Date	36
Code	72	M
Collection Account	30
Cut-Off Date	30	Master Servicer	39
		Master Servicer Remittance Date	32
D		Mortgage Loan File	37
		Mortgage Loan Schedule	36
Defective Mortgage Loans	38	Mortgaged Property	34
Department	103	Mortgages	34
Depositor	24
Depository	29	N
Disqualified Non-U.S. Person	87
Disqualified Organization	103	NRSRO	27
Distribution Account	30
Distribution Date	30	O

		OID Regulations	75
E		Operating Advisor	39
EDGAR	34
Environmental Condition	63	P
ERISA	102
ERISA Plans	102	Pass-Through Entity	86, 87
Event of Default	45	Permitted Investments	32
Exchange Act	27	Plans	102
		Prepayment Assumption	77
		Prepayment Premium	31
F		Property Protection Expenses	31
FDIA	20
Financial Intermediary	29
FIRREA	104

R		SMMEA	104
		Special Servicer	39
Random Lot Certificates	76	Specially Serviced Mortgage Loans	39
Rating Agency	27	Standard Certificateholder	94
REA	6	Standard Certificates	94
Regular Certificateholder	75	Startup Day	73
Regular Certificates	72	Stripped Certificateholder	99
Regulations	103	Stripped Certificates	94, 97
Relief Act	67	Subordinate Certificates	46
REMIC	33	Substitute Mortgage Loans	38
REMIC Certificates	72
REMIC Pool	72	T
REMIC Regulations	72
REO Account	32	Title V	68
REO Property	31	Title VIII	69
Repurchase Price	37	Treasury	71
Residual Certificateholder	82	TRIPRA	71
Residual Certificates	72	Trust Fund	28
Responsible Party	37	Trustee	34

S		U

Secured-Creditor Exemption	63	U.S. Person	89
Securities Act	24	Underwriter’s Exemption	103
Senior Certificates	46
Servicing Fee	42	V
Similar Law	102
Simple Interest Loans	35	Voting Rights	46

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus. You must not rely on any unauthorized information or representations. This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and free writing prospectus is current only as of its date.

			$1,221,651,000

			(Approximate)

	Free Writing Prospectus

	Certificate Summary	S-12	GS Mortgage Securities Trust 2011-GC5
	Summary of Free Writing Prospectus	S-13
	Risk Factors	S-43
	Description of the Mortgage Pool	S-78	(as Issuing Entity)
	Transaction Parties	S-125
	Description of the Offered Certificates	S-154	GS Mortgage
	Yield, Prepayment and Maturity Considerations	S-176
	The Pooling and Servicing Agreement	S-183	Securities Corporation II
	Federal Income Tax Consequences	S-227
	State Tax and Local Considerations	S-230	(as Depositor)
	ERISA Considerations	S-230
	Legal Investment	S-232
	Certain Legal Aspects of the Mortgage Loans	S-232
	Ratings	S-234
	Legal Matters	S-235	Commercial Mortgage
	Index of Significant Definitions	S-236	Pass-Through Certificates,
Annex A –	Statistical Characteristics of the		Series 2011-GC5
	Mortgage Loans	A-1
Annex B –	Structural and Collateral Term Sheet	B-1	Class A-1	$90,398,000
Annex C –	Mortgage Pool Information	C-1	Class A-2	$476,574,000
Annex D –	Form of Distribution Date Statement	D-1	Class A-3	$86,430,000
Annex E-1 –	Sponsor Representations and		Class A-4	$568,249,000
	Warranties	E-1-1
Annex E-2 –	Exceptions to Sponsor
	Representations and Warranties	E-2-1
Annex F –	Selected Financial Information for
	American Eagle Outfitters, Inc	F-1	FREE WRITING PROSPECTUS

	Prospectus
	Table of Contents	2
	Summary of Prospectus	3
	Risk Factors	4
	The Prospectus Supplement	22	Co-Lead Managers and Joint Bookrunners
	The Depositor	24
	The Sponsor	24
	Use of Proceeds	27	Goldman, Sachs & Co.
	Description of the Certificates	27
	The Mortgage Pools	34	Citigroup
	Servicing of the Mortgage Loans	39
	Credit Enhancement	46
	Swap Agreement	48	Co-Managers
	Yield Considerations	49	RBS
	Certain Legal Aspects of the Mortgage Loans	51
	Federal Income Tax Consequences	72	Wells Fargo Securities
	State and Local Tax Considerations	101
	ERISA Considerations	102
	Legal Investment	104
	The Appraisal Regulations	104	September , 2011
	Plan of Distribution	105
	Incorporation of Certain Information by Reference	107
	Legal Matters	107
	Ratings	108
	Index of Defined Terms	109